FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226123-03

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated May 16, 2019, may be amended or completed prior to time of sale.

PROSPECTUS

$939,691,000 (Approximate)

Benchmark 2019-B11 Mortgage Trust

(Central Index Key Number 0001775756)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

German American Capital Corporation
(Central Index Key Number 0001541294)
Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)
as Sponsors and Mortgage Loan Sellers

Benchmark 2019-B11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B11

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Benchmark 2019-B11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B11 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates and the VRR Interest) represent the ownership interests in the issuing entity, which will be a New York common law trust named Benchmark 2019-B11 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal to the extent described in this prospectus on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2019. The rated final distribution date for the certificates is the distribution date in May 2052.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$14,700,000%		(5)	May 2024
Class A-2	$81,700,000%		(5)	July 2024
Class A-3	$20,600,000%		(5)	May 2026
Class A-4	(6)%		(5)	(6)
Class A-5	(6)%		(5)	(6)
Class A-SB	$18,615,000%		(5)	November 2028
Class X-A	$856,162,000	(7)%	Variable(8)	May 2029
Class X-B	$83,529,000	(7)%	Variable(8)	May 2029
Class A-S	$125,292,000%		(5)	May 2029
Class B	$43,070,000%		(5)	May 2029
Class C	$40,459,000%		(5)	May 2029

(Footnotes to table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 57 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Drexel Hamilton, LLC and Academy Securities, Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 29.5% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 32.1% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 38.4% of each class of offered certificates. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 17, 2019. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately% of the aggregate certificate balances of the offered certificates plus accrued interest from June 1, 2019, before deducting expenses payable by the depositor.

J.P. Morgan	Citigroup	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Academy Securities
Co-Manager		Co-Manager
May , 2019

Benchmark 2019-B11 Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2019-B11

Missouri
11 properties
$42,419,583
3.9% of total
South Dakota
2 properties
$1,005,302
0.1% of total
Iowa
3 properties
$2,334,344
0.2% of total
Minnesota
5 properties
$18,394,103
1.7% of total
Illinois
25 properties
$51,252,910
4.7% of total
Wisconsin
4 properties
$3,348,948
0.3% of total
Indiana
12 properties
$1,308,196
0.1% of total
Michigan
9 properties
$30,140,158
2.7% of total
Manitoba
1 property
$1,175,692
0.1% of total
Ontario
2 properties
$3,271,490
0.3% of total
Pennsylvania
3 properties
$61,967,589
5.6% of total
New York
5 properties
$198,561,153
18.1% of total
Washington
2 properties
$58,900,000
5.4% of total
New Hampshire
1 property
$37,733
0.0% of total
Nebraska
3 properties
$1,085,469
0.1% of total
Massachusetts
1 property
$7,950,000
0.7% of total
Utah
1 property
$11,200,000
1.0% of total
New Jersey
1 property
$26,500,000
2.4% of total
California
8 properties
$201,545,000
18.3% of total
Maryland
2 properties
$321,386
0.0% of total
Colorado
1 property
$167,309
0.0% of total
Virginia
3 properties
$14,226,617
1.3% of total
Ohio
5 properties
$29,164,057
2.7% of total
South Carolina
17 properties
$1,508,056
0.1% of total
North Carolina
4 properties
$66,764,852
6.1% of total
Hawaii
186 properties
$78,000,000
7.1% of total
Arizona
4 properties
$9,283,679
0.8% of total
New Mexico
1 property
$37,482
0.0% of total
Georgia
17 properties
$49,723,957
4.5% of total
Kansas
1 property
$89,580
0.0% of total
Arkansas
2 properties
$235,263
0.0% of total
Alabama
5 properties
$8,877,419
0.8% of total
Kentucky
4 properties
$395,793
0.0% of total
Florida
41 properties
$38,333,450
3.5% of total
Oklahoma
5 properties
$495,791
0.0% of total
Texas
15 properties
$51,274,007
4.7% of total
Louisiana
1 property
$26,575,000
2.4% of total
Tennessee
11 properties
$1,182,508
0.1% of total
Percentage of Allocated Mortgage Loan Amount
0.0% – 5.0%
5.1% – 10.0%
10.1% – 18.3%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$14,700,000		30.000%	%	(5)	May 2024	2.91	7/19 - 5/24
A-2	$81,700,000		30.000%	%	(5)	July 2024	4.94	5/24 - 7/24
A-3	$20,600,000		30.000%	%	(5)	May 2026	6.91	5/26 - 5/26
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$18,615,000		30.000%	%	(5)	November 2028	7.27	7/24 - 11/28
X-A	$856,162,000	(7)	NAP	%	Variable(8)	May 2029	NAP	NAP
X-B	$83,529,000	(7)	NAP	%	Variable(8)	May 2029	NAP	NAP
A-S	$125,292,000		18.000%	%	(5)	May 2029	9.91	5/29 - 5/29
B	$43,070,000		13.875%	%	(5)	May 2029	9.91	5/29 - 5/29
C	$40,459,000		10.000%	%	(5)	May 2029	9.91	5/29 - 5/29
Non-Offered Certificates
X-D	$41,764,000(7)	(8)	NAP	%	Variable(8)	May 2029	NAP	NAP
X-F	$18,271,000(7)	(8)	NAP	%	Variable(8)	May 2029	NAP	NAP
X-G	$10,441,000(7)	(8)	NAP	%	Variable(8)	May 2029	NAP	NAP
X-H	$33,934,181(7)	(8)	NAP	%	Variable(8)	June 2029	NAP	NAP
D	$23,492,000	(8)	7.750%	%	(5)	May 2029	9.91	5/29 - 5/29
E	$18,272,000	(8)	6.000%	%	(5)	May 2029	9.91	5/29 - 5/29
F	$18,271,000		4.250%	%	(5)	May 2029	9.91	5/29 - 5/29
G	$10,441,000		3.250%	%	(5)	May 2029	9.91	5/29 - 5/29
H	$33,934,181		0.000%	%	(5)	June 2029	9.94	5/29 - 6/29
S(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
VRR Interest	$54,952,694.03		NAP	NAP	(11)	June 2029	9.24	7/19 - 6/29

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above, and the VRR Interest is not offered by this prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the principal balance certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “U.S. Credit Risk Retention” and “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $595,255,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Windows

Class A-4	$75,000,000 - $280,000,000	February 2029 – March 2029	9.56 – 9.68	11/28-2/29 – 11/28-3/29

Class A-5	$315,255,000 - $520,255,000	May 2029 – May 2029	9.85 – 9.80	3/29-5/29 – 2/29-5/29

(7)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(9)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest and will represent beneficial ownership of the grantor trust, as further described in this prospectus.

(10)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	21
Risk Factors	57
The Certificates May Not Be a Suitable Investment for You	57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	57
Risks Related to Market Conditions and Other External Factors	57
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	57
Other Events May Affect the Value and Liquidity of Your Investment	57
Risks Relating to the Mortgage Loans	58
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	58
Risks of Commercial and Multifamily Lending Generally	58
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	60
Office Properties Have Special Risks	64
Hotel Properties Have Special Risks	65
Risks Relating to Affiliation with a Franchise or Hotel Management Company	66
Multifamily Properties Have Special Risks	67
Industrial Properties Have Special Risks	69
Leased Fee Properties Have Special Risks	70
Retail Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	72
Self-Storage Properties Have Special Risks	72
Sale-Leaseback Transactions Have Special Risks	73
Condominium Ownership May Limit Use and Improvements	75
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	76
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	76
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	77
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	79
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	80
Risks Related to Zoning Non-Compliance and Use Restrictions	81
Risks Relating to Inspections of Properties	82
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	82
Insurance May Not Be Available or Adequate	83
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	84
Terrorism Insurance May Not Be Available for All Mortgaged Properties	84
Risks Associated with Blanket Insurance Policies or Self-Insurance	85
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	85
Limited Information Causes Uncertainty	86
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	86

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	87
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	88
Static Pool Data Would Not Be Indicative of the Performance of this Pool	88
Appraisals May Not Reflect Current or Future Market Value of Each Property	89
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	90
The Borrower’s Form of Entity May Cause Special Risks	90
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	92
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	93
Other Financings or Ability to Incur Other Indebtedness Entails Risk	94
Tenancies-in-Common May Hinder Recovery	95
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	95
Risks Associated with One Action Rules	96
State Law Limitations on Assignments of Leases and Rents May Entail Risks	96
Risks of Anticipated Repayment Date Loans	96
Various Other Laws Could Affect the Exercise of Lender’s Rights	96
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	97
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	97
Risks Related to Ground Leases and Other Leasehold Interests	98
Increases in Real Estate Taxes May Reduce Available Funds	100
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	100
Risks Related to Conflicts of Interest	100
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	100
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	103
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	104
Potential Conflicts of Interest of the Operating Advisor	106
Potential Conflicts of Interest of the Asset Representations Reviewer	107
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	107
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	109
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	110
Other Potential Conflicts of Interest May Affect Your Investment	111
Other Risks Relating to the Certificates	111
The Certificates Are Limited Obligations	111
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	111

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	112
EU Securitization Regulation and Investor Due Diligence Requirements	113
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	116
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	118
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	122
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	122
Risks Relating to Modifications of the Mortgage Loans	126
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	127
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Loan Event Default	128
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	128
Risks Relating to Interest on Advances and Special Servicing Compensation	128
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	129
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	129
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	130
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	130
Description of the Mortgage Pool	132
General	132
Co-Originated or Third-Party Originated Mortgage Loans	133
Certain Calculations and Definitions	134
Definitions	135
Mortgage Pool Characteristics	141
Overview	141
Property Types	143
Mortgage Loan Concentrations	147
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	147
Geographic Concentrations	148
Mortgaged Properties With Limited Prior Operating History	149
Tenancies-in-Common or Diversified Ownership	149
Condominium and Other Shared Interests	149
Fee and Leasehold Estates; Ground Leases	150
Environmental Considerations	151
Redevelopment, Renovation and Expansion	153
Assessments of Property Value and Condition	155
Appraisals	155
Engineering Reports	155
Zoning and Building Code Compliance and Condemnation	155
Litigation and Other Considerations	156
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	158

Tenant Issues	159
Tenant Concentrations	159
Lease Expirations and Terminations	160
Purchase Options and Rights of First Refusal	164
Affiliated Leases	165
Insurance Considerations	165
Use Restrictions	167
Appraised Value	169
Non-Recourse Carveout Limitations	170
Real Estate and Other Tax Considerations	170
Delinquency Information	172
Certain Terms of the Mortgage Loans	172
Amortization of Principal	172
Due Dates; Mortgage Rates; Calculations of Interest	172
ARD Loan(s)	173
Prepayment Protections and Certain Involuntary Prepayments	174
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	175
Defeasance; Collateral Substitution	176
Partial Releases	177
Escrows	181
Mortgaged Property Accounts	181
Exceptions to Underwriting Guidelines	182
Additional Indebtedness	182
General	182
Whole Loans	183
Mezzanine Indebtedness	183
Preferred Equity	185
Other Indebtedness	186
The Whole Loans	187
General	187
The Serviced Pari Passu Whole Loans	194
The Non-Serviced Pari Passu Whole Loans	196
The Non-Serviced AB Whole Loans	198
Additional Information	232
Transaction Parties	232
The Sponsors and Mortgage Loan Sellers	232
JPMorgan Chase Bank, National Association	232
General.	232
JPMCB Securitization Program	233
Review of JPMCB Mortgage Loans	234
JPMCB’s Underwriting Guidelines and Processes	235
Exceptions to JPMCB’s Disclosed Underwriting Guidelines	240
Compliance with Rule 15Ga-1 under the Exchange Act.	240
Retained Interests in This Securitization.	240
German American Capital Corporation	240
General.	240
GACC’s Securitization Program.	241
Review of GACC Mortgage Loans.	242
DBNY’s Underwriting Guidelines and Processes.	244
Exceptions.	248
Compliance with Rule 15Ga-1 under the Exchange Act.	249
Retained Interests in This Securitization.	249
Citi Real Estate Funding Inc.	249
CREFI’s Commercial Mortgage Origination and Securitization Program.	249
Review of CREFI Mortgage Loans.	250
CREFI’s Underwriting Guidelines and Processes.	254
Compliance with Rule 15Ga-1 under the Exchange Act.	257
Retained Interests in This Securitization.	257
Compensation of the Sponsors.	258
The Depositor	258
The Issuing Entity	258
The Trustee and Certificate Administrator	259
The Master Servicer	261
The Special Servicer	264
The Additional Servicer	267
The Operating Advisor and Asset Representations Reviewer	270
U.S. Credit Risk Retention	271
Qualifying CRE Loans	271
The VRR Interest	272
Material Terms of the VRR Interest	272
EU Securitization Regulation Requirements	274
Description of the Certificates	277
General	277
Distributions	279
Method, Timing and Amount	279
Available Funds	280
Priority of Distributions	281
Pass-Through Rates	285

Interest Distribution Amount	287
Principal Distribution Amount	287
Certain Calculations with Respect to Individual Mortgage Loans	289
Excess Interest	290
Application Priority of Mortgage Loan Collections or Whole Loan Collections	290
Allocation of Yield Maintenance Charges and Prepayment Premiums	293
Assumed Final Distribution Date; Rated Final Distribution Date	294
Prepayment Interest Shortfalls	295
Subordination; Allocation of Realized Losses	296
Reports to Certificateholders; Certain Available Information	298
Certificate Administrator Reports	298
Information Available Electronically	304
Voting Rights	308
Delivery, Form, Transfer and Denomination	309
Book-Entry Registration	309
Definitive Certificates	312
Certificateholder Communication	312
Access to Certificateholders’ Names and Addresses	312
Requests to Communicate	312
List of Certificateholders	313
Description of the Mortgage Loan Purchase Agreements	313
General	313
Dispute Resolution Provisions	322
Asset Review Obligations	322
Pooling and Servicing Agreement	322
General	322
Assignment of the Mortgage Loans	323
Servicing Standard	323
Subservicing	325
Advances	325
P&I Advances	325
Servicing Advances	326
Nonrecoverable Advances	327
Recovery of Advances	328
Accounts	329
Withdrawals from the Collection Account	331
Servicing and Other Compensation and Payment of Expenses	334
General	334
Master Servicing Compensation	339
Special Servicing Compensation	341
Disclosable Special Servicer Fees	346
Certificate Administrator and Trustee Compensation	347
Operating Advisor Compensation	347
Asset Representations Reviewer Compensation	348
EU Reporting Administrator Fee	348
CREFC® Intellectual Property Royalty License Fee	349
Appraisal Reduction Amounts	349
Maintenance of Insurance	355
Modifications, Waivers and Amendments	357
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	362
Inspections	363
Collection of Operating Information	364
Special Servicing Transfer Event	364
Asset Status Report	366
Realization Upon Mortgage Loans	369
Sale of Defaulted Loans and REO Properties	371
The Directing Certificateholder	373
General	373
Major Decisions	375
Asset Status Report	378
Replacement of Special Servicer	378
Control Termination Event and Consultation Termination Event	378
Servicing Override	380
Rights of Holders of Companion Loans	380
Limitation on Liability of Directing Certificateholder	381
The Operating Advisor	381
General	381
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	382
Duties of Operating Advisor While a Control Termination Event Has Occurred and is Continuing	383
Recommendation of the Replacement of the Special Servicer	385
Eligibility of Operating Advisor	385
Other Obligations of Operating Advisor	386
Delegation of Operating Advisor’s Duties	387
Termination of the Operating Advisor With Cause	387
Rights Upon Operating Advisor Termination Event	388

Waiver of Operating Advisor Termination Event	388
Termination of the Operating Advisor Without Cause	388
Resignation of the Operating Advisor	389
Operating Advisor Compensation	389
The Asset Representations Reviewer	389
Asset Review	389
Eligibility of Asset Representations Reviewer	394
Other Obligations of Asset Representations Reviewer	394
Delegation of Asset Representations Reviewer’s Duties	395
Assignment of Asset Representations Reviewer’s Rights and Obligations	395
Asset Representations Reviewer Termination Events	395
Rights Upon Asset Representations Reviewer Termination Event	396
Termination of the Asset Representations Reviewer Without Cause	396
Resignation of Asset Representations Reviewer	397
Asset Representations Reviewer Compensation	397
Limitation on Liability of the Risk Retention Consultation Party	397
Replacement of Special Servicer Without Cause	398
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	400
Termination of Master Servicer and Special Servicer for Cause	401
Servicer Termination Events	401
Rights Upon Servicer Termination Event	402
Waiver of Servicer Termination Event	403
Resignation of the Master Servicer and the Special Servicer	403
Limitation on Liability; Indemnification	404
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	406
Dispute Resolution Provisions	407
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	407
Repurchase Request Delivered by a Party to the PSA	407
Resolution of a Repurchase Request	408
Mediation and Arbitration Provisions	410
Servicing of the Non-Serviced Mortgage Loans	411
General	412
Servicing of the 101 California Mortgage Loan	414
Servicing of the ILPT Hawaii Portfolio Mortgage Loan	415
Rating Agency Confirmations	416
Evidence as to Compliance	418
Limitation on Rights of Certificateholders to Institute a Proceeding	419
Termination; Retirement of Certificates	419
Amendment	420
Resignation and Removal of the Trustee and the Certificate Administrator	422
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	423
Certain Legal Aspects of Mortgage Loans	424
General	425
Types of Mortgage Instruments	425
Leases and Rents	425
Personalty	426
Foreclosure	426
General	426
Foreclosure Procedures Vary from State to State	426
Judicial Foreclosure	426
Equitable and Other Limitations on Enforceability of Certain Provisions	426
Nonjudicial Foreclosure/Power of Sale	427
Public Sale	427
Rights of Redemption	428
Anti-Deficiency Legislation	429
Leasehold Considerations	429
Cooperative Shares	429
Bankruptcy Laws	430
Environmental Considerations	435
General	435
Superlien Laws	435
CERCLA	435
Certain Other Federal and State Laws	436
Additional Considerations	436
Due-on-Sale and Due-on-Encumbrance Provisions	436
Subordinate Financing	437

Default Interest and Limitations on Prepayments	437
Applicability of Usury Laws	437
Americans with Disabilities Act	437
Servicemembers Civil Relief Act	438
Anti-Money Laundering, Economic Sanctions and Bribery	438
Potential Forfeiture of Assets	439
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	439
Pending Legal Proceedings Involving Transaction Parties	441
Use of Proceeds	442
Yield and Maturity Considerations	442
Yield Considerations	442
General	442
Rate and Timing of Principal Payments	442
Losses and Shortfalls	443
Certain Relevant Factors Affecting Loan Payments and Defaults	444
Delay in Payment of Distributions	445
Yield on the Certificates with Notional Amounts	445
Weighted Average Life	445
Pre-Tax Yield to Maturity Tables	452
Material Federal Income Tax Considerations	456
General	456
Qualification as a REMIC	457
Status of Offered Certificates	458
Taxation of Regular Interests	459
General	459
Original Issue Discount	459
Acquisition Premium	461
Market Discount	461
Premium	462
Election To Treat All Interest Under the Constant Yield Method	462
Treatment of Losses	463
Yield Maintenance Charges and Prepayment Premiums	463
Sale or Exchange of Regular Interests	464
Taxes That May Be Imposed on a REMIC	464
Prohibited Transactions	464
Contributions to a REMIC After the Startup Day	465
Net Income from Foreclosure Property	465
Bipartisan Budget Act of 2015	465
Taxation of Certain Foreign Investors	466
FATCA	466
Backup Withholding	467
Information Reporting	467
3.8% Medicare Tax on “Net Investment Income”	467
Reporting Requirements	467
Certain State and Local Tax Considerations	468
Method of Distribution (Underwriter)	468
Incorporation of Certain Information by Reference	470
Where You Can Find More Information	471
Financial Information	471
Certain ERISA Considerations	471
General	471
Plan Asset Regulations	472
Administrative Exemptions	473
Insurance Company General Accounts	475
Legal Investment	475
Legal Matters	476
Ratings	476
Index of Defined Terms	480

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR JPMCB
ANNEX E-1	GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR GACC
ANNEX F-1	CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR CREFI
ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

Certain obligations of the parties to the transactions referred to in this prospectus are set forth in and will be governed by certain documents described in this prospectus, and all of the statements and information contained in this prospectus are qualified in their entirety by reference to such documents. This prospectus contains summaries of certain of these documents which the Depositor believes to be accurate. For a complete description of the rights and obligations summarized in this prospectus, reference is hereby made to the pooling and servicing agreement, any pooling and servicing agreement or trust and servicing agreement related to a non-serviced mortgage loan and the mortgage loan purchase agreements, copies of which are available from J.P. Morgan Securities LLC upon request made by mail to J.P. Morgan Securities LLC., 383 Madison Avenue, 8th Floor, New York, New York 10179 or by electronic mail to abs_syndicate@jpmorgan.com.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES

ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS

WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS“) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA“). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR“), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR“).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Preliminary Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this Preliminary prospectus would otherwise comply with the JRR Rule.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 8th Floor, New York, New York 10179, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.

Issuing Entity	Benchmark 2019-B11 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

●	German American Capital Corporation, a Maryland corporation; and

●	Citi Real Estate Funding Inc., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank AG, acting through its New York Branch, an originator, and Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of the non-offered certificates. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	5	$173,350,000	15.8%
German American Capital Corporation(2)	22	552,248,251	50.2
Citi Real Estate Funding Inc.	12	295,455,624	26.9
Citi Real Estate Funding Inc./JPMorgan Chase Bank, National Association(3)	1	78,000,000	7.1
Total	40	$1,099,053,875	100.0%

(1)	All of the mortgage loans were originated by their respective sellers or affiliates thereof, except that certain mortgage loans are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders or were acquired from unaffiliated third-party originators. See “Description of the Mortgage Pool—General—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)	Eighteen (18) of the mortgage loans (28.0%) being sold by German American Capital Corporation were originated or co-originated by an affiliate thereof, Deutsche Bank AG, acting through its New York Branch, and will be transferred to German American Capital Corporation on or prior to the closing date. Two of the mortgage loans (13.6%) (the “JPMCB Transferred Loans”) were each originated by JPMorgan Chase Bank, National Association, and will be acquired by Deutsche Bank AG, New York Branch prior to the closing date. One of the mortgage loans (6.8%) (the “CREFI Transferred Loan”) was originated by Citi Real Estate Funding Inc., and will be acquired by Deutsche Bank AG, New York Branch prior to the closing date. One of the mortgage loans (1.8%) (together with the JPMCB Transferred Loans and the CREFI Transferred Loan, the “Transferred Loans”) was originated by UBS AG, by and through Its Branch Office at 1285 Avenue of the Americas, New York, New York, and subsequently acquired by Deutsche Bank AG, New York Branch pursuant to a mortgage loan purchase agreement dated as of March 25, 2019. For the period of time between the purchase by Deutsche Bank AG, New York Branch and its sale to the Depositor (through GACC, its affiliate), it will have been exposed to the credit risk of the Transferred Loans.

(3)	The ILPT Hawaii Portfolio mortgage loan is evidenced by three promissory notes: (i) Note A-8-2, with a principal balance of $26,000,000 as of the cut-off date, as to which JPMCB is acting as mortgage loan seller, and (ii) Note A-6-2, with a principal balance of $22,000,000 as of the cut-off date, and Note A-6-3, with a principal balance of $30,000,000 as of the cut-off date, as to each of which CREFI is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin

Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC is expected to act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool —Whole Loans” below. Rialto Capital Advisors, LLC, in its capacity as special servicer, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to all major decisions and performing certain enforcement actions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Rialto Capital Advisors, LLC is expected to be appointed to be the special servicer by RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Rialto Capital Advisors, LLC assisted RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the controlling class certificateholders or the directing certificateholder on their behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additional Servicer	KeyBank National Association, a national banking association, is expected to act as the master servicer and special servicer with respect to certain of the mortgage loans and any related companion loans as set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. The primary servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Additional Servicer”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool —Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota

55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, any borrower party affiliate or (with respect to the Central Tower Office Whole Loan) a party prohibited from serving as the directing certificateholder or the holder of the majority of the controlling class under the related

Mortgage Loan documents. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances, there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will purchase the Class G, Class H and Class S certificates (and may purchase certain other classes of certificates, including the Class X-F, Class X-G, Class X-H and Class F certificates). On the closing date, it is expected that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan and (ii) any excluded loan). RREF III Debt AIV, LP and Rialto Capital Advisors, LLC are also affiliates of Situs Holdings, LLC, the expected special servicer of the Newport Corporate Center Whole Loan.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holder of a Controlling

   Subordinate

Companion Loan	The 3 Columbus Circle mortgage loan (9.1%) is part of a whole loan comprised of the 3 Columbus Circle mortgage loan (included in the issuing entity) and one or more subordinate notes (not included in the issuing entity). Pursuant to the related intercreditor agreement, certain holder(s) of the related subordinate companion loan(s) will have the right to cure certain defaults with respect to the related mortgage loan and the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related 3 Columbus Circle mortgage loan under certain limited default circumstances. In addition, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan designated as Note B-1 (the “3 Columbus Circle controlling subordinate companion loan holder”) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related 3 Columbus Circle mortgage loan under certain circumstances. The controlling subordinate companion loan holder will also have the right under the related intercreditor agreement to replace the special servicer with respect to the 3 Columbus Circle mortgage loan, at any time prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, subject to the requirements provided for in the related intercreditor agreement.

With respect to the Moffett Towers II – Building V mortgage loan (3.9%) and the Newport Corporate Center mortgage loan (3.7%), prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the related subordinate companion loan(s) will have the right (i) to cure certain defaults with respect to the related mortgage loan, and (ii) to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. The holder of the subordinate companion loan(s) will also have the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan under certain limited default circumstances. In addition, the holder of the related subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer with respect to the Moffett Towers II – Building V mortgage loan or the Newport Corporate Center mortgage loan (as applicable) at any time prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, subject to the requirements provided for in the related intercreditor agreement. As of the closing date, Hanwha Debt Strategy Private Real Estate Fund 21-1 and Hanwha Debt Strategy Private Real Estate Fund 21-2 are the holders of the Moffett Towers II – Building V subordinate companion loans. As of the closing date, DBNY and Wells Fargo Bank, National Association are the holders of the Newport Corporate Center subordinate companion loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers II – Building V Whole Loan” and “—The Newport Corporate Center Whole Loan”.

As of the date of this prospectus, the 3 Columbus Circle controlling subordinate companion loan holder is the directing certificateholder for the Benchmark 2019-B10 trust.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—3 Columbus Circle Whole Loan”.

Risk Retention

Consultation Party	The “risk retention consultation party” will be a party selected by DBNY as the holder of the VRR Interest. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion, as further described in this prospectus. For the avoidance of doubt, the risk retention consultation party will not have any consultation rights with respect to any applicable excluded loan. DBNY (or an affiliate thereof) is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the person entitled to appoint the risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in June 2019, or with respect to any mortgage loan that has its first due date after June 2019, the date that would otherwise have been the related due date in June 2019.

Closing Date	On or about June 17, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in July 2019.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, North Carolina, Kansas, Pennsylvania, California or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2024
Class A-2	July 2024
Class A-3	May 2026
Class A-4	(1)
Class A-5	(1)
Class A-SB	November 2028
Class X-A	May 2029
Class X-B	May 2029
Class A-S	May 2029
Class B	May 2029
Class C	May 2029

(1) The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. With respect to the Class A-4 Certificates, the assumed final distribution date ranges from February 2029 to March 2029. With respect to the Class A-5 Certificates, the assumed final distribution date is expected to be in May 2029.

The rated final distribution date will be the distribution date in May 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-B11:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R and the VRR Interest. The certificates (other than the Class R and Class S certificates and the VRR Interest) are collectively referred to as the “non-VRR certificates”.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be forty (40) fixed rate commercial mortgage loans secured by first mortgage liens on 424 mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The mortgage loans are comprised of (i) twenty-five (25) mortgage loans (which have no related pari passu or subordinate notes secured by the related mortgaged property or properties), (ii) eleven (11) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu notes that are not assets of the issuing entity (but no subordinate notes) secured by the related mortgaged property or properties), and (iii) four (4) mortgage loans, each represented by one or more senior pari passu portions of a whole loan (included in issuing entity) (each of which has one or more senior pari passu notes that are not assets of the issuing entity and one or more subordinate notes that are not assets of the issuing entity secured by the related mortgaged property or properties).

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$14,700,000	1.338%	30.000%
Class A-2	$81,700,000	7.434%	30.000%
Class A-3	$20,600,000	1.874%	30.000%
Class A-4	(2)	(2)	30.000%
Class A-5	(2)	(2)	30.000%
Class A-SB	$18,615,000	1.694%	30.000%
Class X-A	$856,162,000	NAP	NAP
Class X-B	$83,529,000	NAP	NAP
Class A-S	$125,292,000	11.400%	18.000%
Class B	$43,070,000	3.919%	13.875%
Class C	$40,459,000	3.681%	10.000%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $595,255,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Range of Approx. % of Cut-off Date Balance
Class A-4	$75,000,000 - $280,000,000	6.824% - 25.476%

Class A-5	$315,255,000 - $520,255,000	28.684% - 47.337%

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average pass-through rates on the Class B and Class C certificates for the related distribution date weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.03125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan

(other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00730%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any companion loan) at a per annum rate equal to 0.00305%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan and excluding each companion loan) at a per annum rate equal to 0.00030%. Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

DBNY will be entitled to a fee in connection with its agreement to perform the reporting requirement necessary to satisfy the relevant EU Transparency Requirements applicable to the securitization described in this prospectus calculated on the stated principal amount of each serviced mortgage loan and REO loan at a per annum rate equal to 0.00250%. It is expected that DBNY will use this fee to pay each EU reporting administrator in connection with its performance of certain administrative services related to the EU Transparency Requirements applicable to the securitization described in this prospectus.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(1)	Special Servicer Fee Rate(2)
3 Columbus Circle	0.0025%	0.2500%
ILPT Hawaii Portfolio	0.00125%	0.2500%
59 Maiden Lane	0.0025%	0.2500%
101 California	0.00125%	0.2500%
SWVP Portfolio	0.00125%	0.2500%
Arbor Hotel Portfolio	0.0200%	0.2500%
Moffett Towers II - Building V	0.0025%	0.2500%
Newport Corporate Center	0.00125%	0.2500%
Lakeside Apartments	0.0300%	0.2500%
Central Tower Office	0.0025%	0.2500%
57 East 11th Street	0.0025%	0.2500%(3)
Heartland Dental Medical Office Portfolio	0.0025%	0.2500%

(1)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

(2)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

(3)	Such fee rate may change after the securitization of the related controlling companion loan.

Distributions

A. Allocation Between VRR

Interest and Non-VRR Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, DBNY and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the initial certificate balance of the VRR Interest; and (b) the non-VRR certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-VRR certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as its “percentage allocation entitlement”.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the non-VRR certificates (other than the Class S certificates) (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex G, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, first (i) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such classes until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates and the VRR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) and the VRR Interest can be found in “Description of the

Certificates—Distributions—Interest Distribution Amount” and “U.S. Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the VRR Interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates and the Class X-D, Class X-F, Class X-G and Class X-H certificates are not offered by this prospectus.

***	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates and the VRR Interest.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior non-VRR certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class R or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the certificate balance of the VRR Interest.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-H certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class H certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “U.S. Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:

●	shortfalls from delinquencies and defaults by borrowers;

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the VRR Interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty (40) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in four hundred twenty-four (424) commercial and multifamily properties (if any). See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,099,053,875.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty (40) commercial and multifamily mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each comprised of the related mortgage loan and (i) in the case of fifteen (15) mortgage loans (64.5%), one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”), and (ii) in the case of four (4) mortgage loans (21.2%), one or more loans that are subordinate in right of payment to the mortgage loan and the related pari passu companion loans and evidenced by separate promissory notes (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)	Whole Loan Underwritten NCF DSCR(1)
3 Columbus Circle	$100,000,000	9.1%	$390,000,000	$105,000,000	55.1%	2.40x
ILPT Hawaii Portfolio	$ 78,000,000	7.1%	$572,000,000	N/A	45.2%	2.40x
59 Maiden Lane	$ 75,000,000	6.8%	$125,000,000	N/A	41.7%	2.69x
101 California	$ 50,000,000	4.5%	$477,000,000	$228,000,000	51.5%	2.07x
SWVP Portfolio	$ 50,000,000	4.5%	$150,000,000	N/A	59.6%	2.04x
Arbor Hotel Portfolio	$ 50,000,000	4.5%	$50,000,000	N/A	60.7%	2.08x
Green Hills Corporate Center	$ 50,000,000	4.5%	$11,500,000	N/A	63.4%	2.28x
Moffett Towers II - Building V	$ 42,500,000	3.9%	$127,500,000	$125,000,000	73.8%	1.60x
Newport Corporate Center	$ 40,200,000	3.7%	$123,800,000	$148,000,000	65.5%	2.34x
Western Digital R&D Campus	$ 38,000,000	3.5%	$37,895,000	N/A	64.8%	1.79x
Lakeside Apartments	$ 35,000,000	3.2%	$35,000,000	N/A	69.0%	1.63x
Central Tower Office	$ 34,300,000	3.1%	$63,700,000	N/A	52.6%	2.32x
Greenleaf at Howell	$ 26,500,000	2.4%	$20,000,000	N/A	69.5%	1.20x
57 East 11th Street	$ 20,000,000	1.8%	$35,000,000	N/A	59.8%	1.55x
Heartland Dental Medical Office Portfolio	$ 19,856,705	1.8%	$159,350,054	N/A	55.1%	1.59x

(1)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any mezzanine loan or any other subordinate indebtedness not secured directly by the related mortgaged property. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related control note and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
3 Columbus Circle	Benchmark 2019-B10	9.1%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
ILPT Hawaii Portfolio	ILPT 2019-SURF	7.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
59 Maiden Lane	GSMS 2019-GC39(3)	6.8%	Midland Loan Services, a Division of PNC Bank, National Association(3)	KeyBank National Association(3)	Wells Fargo Bank, National Association(3)
101 California	CALI 2019-101C	4.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
SWVP Portfolio	BBCMS 2019-C3(5)	4.5%	Midland Loan Services, a Division of PNC Bank, National Association(5)	Midland Loan Services, a Division of PNC Bank, National Association(5)	Wells Fargo Bank, National Association(4)
Arbor Hotel Portfolio	GSMS 2019-GC39(3)	4.5%	Midland Loan Services, a Division of PNC Bank, National Association(3)	KeyBank National Association(3)	Wells Fargo Bank, National Association(3)
Moffett Towers II - Building V	GSMS 2019-GC39(3)	3.9%	Midland Loan Services, a Division of PNC Bank, National Association(3)	KeyBank National Association(3)	Wells Fargo Bank, National Association(3)
Newport Corporate Center	BANK 2019-BNK18(4)	3.7%	Wells Fargo Bank, National Association(4)	Situs Holdings, LLC(4)	Wilmington Trust, National Association(4)
Lakeside Apartments	GSMS 2019-GC39(3)	3.2%	Midland Loan Services, a Division of PNC Bank, National Association(3)	KeyBank National Association(3)	Wells Fargo Bank, National Association(3)
Central Tower Office	BANK 2019-BNK18(4)	3.1%	Wells Fargo Bank, National Association(4)	Rialto Capital Advisors, LLC(4)	Wilmington Trust, National Association(4)
57 East 11th Street	GSMS 2019-GC39(7)	1.8%	Midland Loan Services, a Division of PNC Bank, National Association(7)	KeyBank National Association(7)	Wells Fargo Bank, National Association(7)
Heartland Dental Medical Office Portfolio	WFCM 2019-C50	1.8%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(1)
3 Columbus Circle	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Prima Capital Advisors LLC(2)
ILPT Hawaii Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	N/A	Prima Capital Advisors LLC
59 Maiden Lane	Wells Fargo Bank, National Association(3)	Wells Fargo Bank, National Association(3)	Park Bridge Lender Services LLC(3)	Park Bridge Lender Services LLC(3)	LD II Holdco VII, LLC(3)
101 California	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	N/A	CPPIB Credit Structured North America III, Inc.
SWVP Portfolio	Wells Fargo Bank, National Association(5)	Wells Fargo Bank, National Association(5)	Pentalpha Surveillance LLC(5)	Pentalpha Surveillance LLC(5)	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.(5)
Arbor Hotel Portfolio	Wells Fargo Bank, National Association(3)	Wells Fargo Bank, National Association(3)	Park Bridge Lender Services LLC(3)	Park Bridge Lender Services LLC(3)	LD II Holdco VII, LLC(3)
Moffett Towers II - Building V	Wells Fargo Bank, National Association(3)	Wells Fargo Bank, National Association(3)	Park Bridge Lender Services LLC(3)	Park Bridge Lender Services LLC(3)	Hanwha Debt Strategy Private Real Estate Fund 21-2(3)
Newport Corporate Center	Wells Fargo Bank, National Association(6)	Wells Fargo Bank, National Association(6)	Pentalpha Surveillance LLC(6)	Pentalpha Surveillance LLC(6)	(6)
Lakeside Apartments	Wells Fargo Bank, National Association(3)	Wells Fargo Bank, National Association(3)	Park Bridge Lender Services LLC(3)	Park Bridge Lender Services LLC(3)	LD II Holdco VII, LLC(3)

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Central Tower Office	Wells Fargo Bank, National Association(4)	Wells Fargo Bank, National Association(4)	Pentalpha Surveillance LLC(4)	Pentalpha Surveillance LLC(4)	RREF III Debt AIV, LP(4)
57 East 11th Street	Wells Fargo Bank, National Association(7)	Wells Fargo Bank, National Association(7)	Park Bridge Lender Services LLC(7)	Park Bridge Lender Services LLC(7)	(7)
Heartland Dental Medical Office Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF III-D WFCM 2019-C50, LLC

(1)	The entity with the heading “Initial Directing Party” above reflects the initial party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The initial directing holder and initial directing party for the 3 Columbus Circle whole loan is Prima Capital Advisors LLC, as the loan-specific directing holder for the 3 Columbus Circle loan-specific certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in this prospectus.

(3)	With respect to each of the 59 Maiden Lane whole loan, Arbor Hotel Portfolio, Moffett Towers II – Building V whole loan and Lakeside Apartments whole loan, the related lead note is expected to be contributed to the GSMS 2019-GC39 trust, which is expected to settle on May 23, 2019.

(4)	With respect to each of the Newport Corporate Center whole loan and the Central Tower Office whole loan, the related lead note is expected to be contributed to the BANK 2019-BNK18 trust, which is expected to settle on May 31, 2019.

(5)	With respect to each of the SWVP Portfolio whole loan, the related lead note is expected to be contributed to the BBCMS 2019-C3 trust, which is expected to settle on June 11, 2019.

(6)	With respect to the Newport Corporate Center whole loan, the related control note is currently held by DBNY and Wells Fargo Bank, National Association, but is expected to be transferred to an unaffiliated third party on or before the Closing Date.

(7)	The servicing of the 57 East 11th Street whole loan will be governed by the GSMS 2019-GC39 pooling and servicing agreement until such time that the related control note, currently held by CREFI, is deposited into a securitization. CREFI, as holder of the control note, is currently the directing holder for the 57 East 11th Street whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or any preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,099,053,875
Number of Mortgage Loans	40
Number of Mortgaged Properties	424
Range of Cut-off Date Balances	$4,239,852 to $100,000,000
Average Cut-off Date Balance	$27,476,347
Range of Mortgage Rates	3.54323% to 5.74230%
Weighted average Mortgage Rate	4.54167%
Range of original terms to maturity(2)(3)	60 months to 120 months
Weighted average original term to maturity(2)(3)	114 months
Range of remaining terms to maturity(2)(3)	59 months to 120 months
Weighted average remaining term to maturity(2)(3)	113 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	352 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	351 months
Range of LTV Ratios as of the Cut-off Date(4)(5)(6)	34.5% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)(6)	56.0%
Range of LTV Ratios as of the maturity date(3)(5)(6)(7)	34.5% to 69.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)(6)	53.7%
Range of UW NCF DSCR(5)(6)(7)	1.20x to 5.63x
Weighted average UW NCF DSCR(5)(6)(7)	2.30x
Range of UW NOI Debt Yield(5)(6)	7.5% to 20.2%
Weighted average UW NOI Debt Yield(5)(6)	11.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.2%
Interest Only-Balloon	12.7%
Balloon	10.5%
ARD-Interest Only	7.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) mortgage loans with an anticipated repayment date, identified as the Moffett Towers II - Building V mortgage loan (3.9%) and Newport Corporate Center mortgage loan (3.7%), calculated as of the anticipated repayment date.

(3)	Excludes twenty-three (23) mortgage loans (76.8%), that are interest-only for the entire term or until the related anticipated repayment date.

(4)	With respect to the SWVP Portfolio mortgage loan (4.5%), the Arbor Hotel Portfolio mortgage loan (4.5%), the Weston I & II mortgage loan (4.4%), the Moffett Towers II – Building V mortgage loan (3.9%), the Greenleaf at Howell mortgage loan (2.4%), the Arctic Glacier Portfolio mortgage loan (2.2%), the Hilton Melbourne mortgage loan (2.2%), the 57 East 11th Street mortgage loan (1.8%), the Hawk View Industrial Park mortgage loan (1.6%) and the 364 Bush mortgage loan (0.7%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property, as described in “Description of the Mortgage Pool—Appraised Value”. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(5)	With respect to four (4) mortgage loans (21.2%) with one or more pari passu companion loans and/or subordinate companion loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related pari passu companion loans, but excluding any related subordinate companion loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the 3 Columbus Circle mortgage loan (9.1%), 2.40x, 55.1% and 10.2%, respectively, (b) with respect to the 101 California mortgage loan (4.5%), 2.07x, 51.5% and 8.9%, respectively, (c) with respect to the Moffett Towers II – Building V mortgage loan (3.9%), 1.60x, 73.8% and 7.8%, respectively, and (d) with respect to the Newport Corporate Center mortgage loan (3.7%), 2.34x, 65.5% and 10.6%, respectively.

(6)	With respect to the Residence Inn – Lynchburg mortgage loan (1.3%), the loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield are calculated based on the such mortgage loan’s principal balance as of the cut-off date net of a $200,000 economic reserve. The loan-to-value ratio as of the cut-off date and underwritten net operating income debt yield calculated using the full cut-off date balance of $13,984,269 are 66.6% and 11.8%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

In addition, none of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs or used to finance the purchase of an REO property at a loss in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to the Western Digital R&D Campus mortgage loan (3.5%), the Greenleaf at Howell mortgage loan (2.4%), the Arctic Glacier Portfolio mortgage loan (2.2%), the 57 East 11th Street mortgage loan (1.8%), the Stonebrook Apartments Phase II mortgage loan (1.7%), the Hawk View Industrial Park mortgage loan (1.6%), the Residence Inn - Lynchburg mortgage loan (1.3%), the 364 Bush mortgage loan (0.7%) and the 1731 15th Street mortgage loan (0.7%) some or all of the mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower or were vacant within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property, (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) were leased to a single tenant under a triple net lease.

See “Description of the Mortgage Pool—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans were originated with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Moffett Towers II – Building V mortgage loan (3.9%) and the Newport Corporate Center mortgage loan (3.7%) are each structured with maturity dates in excess of the maximum 10 year term generally required by GACC’s underwriting guidelines.

The Heartland Dental Medical Office Portfolio mortgage loan (1.8%) includes four mortgaged properties located in seismic zone 3 for which no seismic report was required, as generally required by GACC’s underwriting guidelines.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

U.S. Credit Risk Retention	For a discussion of the manner by which GACC, as retaining sponsor, intends to satisfy the credit risk retention requirements of the U.S. credit risk retention rules, see “U.S. Credit Risk Retention”.

EU Securitization Risk Retention

Requirements	For a discussion of the manner in which DBNY will covenant and represent to the issuing entity, the depositor, the certificate administrator and the trustee to retain a material net economic interest in the securitization for the purpose of the EU risk retention requirements, see “EU Securitization Regulation Requirements”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

   Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the ILPT Hawaii Portfolio mortgage loan, which is comprised of promissory notes contributed to this securitization by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. each such mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with any related pari passu companion loan and, in the case of the 3 Columbus Circle whole loan, the 101 California whole loan, the Moffett Towers II – Building V whole loan and the Newport Corporate Center whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper Tier REMIC“ and each, a “Trust REMIC“) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date will be treated as a grantor trust (the “Grantor Trust”) and the holders of the Class S certificates and the VRR Interest will be treated as the beneficial owners of such entitlements under section 671 of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 8 in Annex D-1, representation and warranty number 7 in Annex E-1 and representation and warranty number 7 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including a portion of the 3 Columbus Circle mortgaged property (9.1%), the Western Digital R&D Campus mortgaged property (3.5%) and the Arctic Glacier Portfolio mortgaged properties (2.2%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, hotel, multifamily, industrial, leased fee and retail properties. See “Description of the Mortgage

Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States or Canada, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Hawaii, North Carolina, Pennsylvania and Washington. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

One of the mortgaged properties is located in Flint, Michigan. The City of Flint began using the Flint River as a water source in May of 2014. After 16 months of treating water from the Flint River, the City of Flint became aware that the level of corrosiveness found in Flint River water could result in more lead leaching from service lines and household plumbing. Reports of elevated blood lead levels in children and expert analysis resulted in the City of Flint’s Technical Advisory Committee making a recommendation to return to the previous source of water. The United States Environmental Protection Agency (the “U.S. EPA”) conducted sequential sampling from January through November 2016 for metals, pH, phosphorus, chlorine and Coliform bacteria where low/no chlorine was detected. Lead levels have decreased significantly overall. The incidence of high lead levels has also decreased across the system (89 percent and 65 percent decrease in lead levels above 15 ppb from January 2016 to September 2016 and January 2016 to November 2016, respectively), indicative of improved stability in the system due to the reformation of the orthophosphate-containing scale on the pipes. The capacity to adjust pH was also added to the system to account for seasonal pH fluctuations which can affect the effectiveness of the corrosion control treatment. While the corrosion control treatment has significantly reduced lead levels on a system-wide basis, there are factors which can cause high lead release on a site-by-site basis despite effective treatment and a stable water quality. There are also site-specific conditions which can negate or partially negate the effectiveness of the treatment. The primary contributing factors to high lead levels at individual residences are the lead service lines and associated galvanized iron pipe. These situations are more likely to be subject to random disturbances that can result in scale particulate release which has a high concentration of lead. Consequently, high lead levels are still possible at homes that still have lead service lines.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1 and representation and warranty number 41 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s

Underwriting Guidelines”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties. See also representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and representation and warranty number 25 in Annex F-1.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 43 in Annex E-1 and representation and warranty number 41 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on May 31, 2019. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 18 in Annex D-1, representation and warranty number 17 in Annex E-1 and representation and warranty number 17 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% (in 2019) or 80% (in 2020) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million (in 2019) or $200 million (in 2020). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain

“sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 31 in Annex D-1, representation and warranty number 30 in Annex E-1 and representation and warranty number 30 in Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”, “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—German American Capital Corporation—Review of GACC Mortgage Loans” and “—Citi Real Estate Funding Inc. —Review of CREFI Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain other than “as-is” values) as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at any indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To

Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, and, in the case of certain ARD loans with mezzanine debt, mezzanine debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest, which are not offered by this prospectus. The payment of mezzanine debt service from excess cash flow, if applicable, will reduce the excess cash flow available to pay the ARD mortgage loan beyond scheduled principal payments (if any). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 36 in Annex D-1, representation and warranty number 35 in Annex E-1 and representation and warranty number 35 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and one of the originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, acting through its New York Branch, is expected to hold the VRR Interest as described in “U.S. Credit Risk Retention”, and is (or is affiliated with the entity) expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the VRR Interest entitled to appoint the risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “U.S. Credit Risk Retention”.

In addition, for so long as Deutsche Bank AG, acting through its New York Branch, (or its majority-owned affiliate) (in each case as a holder of the VRR Interest or the risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that Deutsche Bank AG, acting through its New York Branch as a holder of the VRR Interest or the risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Deutsche Bank Securities, Inc., an underwriter and an affiliate of Deutsche Bank AG, New York Branch, an originator, and German American Capital Corporation, a mortgage loan seller and sponsor, is the fourth largest tenant with respect to the 101 California mortgage loan (4.5%). We cannot assure you that the related mortgage loan contains terms as favorable to the lender (and consequently, to the investors) as loans that were made to a borrower who is not a landlord of an affiliate of the originator.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential

Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected holder of the VRR Interest and the party expected to be designated to consult with the special servicer on its behalf as the risk retention consultation party are each an Underwriter Entity. There can be no assurance that any actions that either such party takes in either such capacity will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a sponsor and an originator. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, a sponsor, and Deutsche Bank AG, acting through its New York Branch, an originator, an affiliate of the expected initial risk retention consultation party and the expected holder of the VRR Interest. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor and an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans also provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard, which is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the controlling class certificateholders or the directing certificateholder on their behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Benchmark 2019-B11 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and Rialto Capital Advisors, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), the entity that is expected to purchase the Class G, Class H and Class S certificates (and may purchase certain other classes of certificates, including the Class X-F, Class X-G, Class X-H and Class F certificates) on the closing date and is expected to be the initial directing certificateholder, is an affiliate of Rialto Capital Advisors, LLC, the special servicer, and Situs Holdings, LLC, the expected special servicer of the Newport Corporate Center whole loan, and Rialto Capital Advisors, LLC (or its affiliate) assisted RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) with due diligence relating to the mortgage loans to be included in the mortgage pool.

In addition, Rialto Capital Advisors, LLC was appointed (or is expected to be appointed) as the initial special servicer for the (i) Central Tower Office whole loan, which is expected to be serviced under the pooling and servicing agreement governing the BANK 2019-BNK18 transaction, and is an affiliate of the entity that is expected to be the controlling class certificateholder and initial directing certificateholder under the BANK 2019-BNK18 PSA (provided that the control note for the Newport Corporate Center Whole Loan is not currently held in the BANK 2019-BNK18 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the holder of such control note), (ii) ILPT Hawaii Portfolio whole loan, which is serviced under the trust and servicing agreement governing the ILPT 2019-SURF transaction, and (iii) the Heartland Dental Medical Office Portfolio whole loan, which is serviced under the pooling and servicing agreement governing the WFCM 2019-C50 transaction, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 PSA.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation party or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, and compete with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, and compete with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

Whole Loan	Servicing Agreement	Controlling Noteholder	Initial Directing Party(1)
3 Columbus Circle	Benchmark 2019-B10	Benchmark 2019-B10	Prima Capital Advisors LLC(2)
ILPT Hawaii Portfolio	ILPT 2019-SURF	ILPT 2019-SURF	Prima Capital Advisors LLC
59 Maiden Lane	GSMS 2019-GC39	GSMS 2019-GC39	LD II Holdco VII, LLC
101 California	CALI 2019-101C	CALI Mortgage Trust 2019-101C	CPPIB Credit Structured North America III, Inc.
SWVP Portfolio	BBCMS 2019-C3	BBCMS 2019-C3	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Arbor Hotel Portfolio	GSMS 2019-GC39	GSMS 2019-GC39	LD II Holdco VII, LLC
Green Hills Corporate Center	Benchmark 2019-B11	Benchmark 2019-B11	RREF III Debt AIV, LP
Moffett Towers II - Building V	GSMS 2019-GC39	Hanwha Debt Strategy Private Real Estate Fund 21-2	Hanwha Debt Strategy Private Real Estate Fund 21-2(3)
Newport Corporate Center	BANK 2019-BNK18	(4)	(4)
Lakeside Apartments	GSMS 2019-GC39	GSMS 2019-GC39	LD II Holdco VII, LLC
Central Tower Office	BANK 2019-BNK18	BANK 2019-BNK18	RREF III Debt AIV, LP
Greenleaf at Howell	Benchmark 2019-B11	Benchmark 2019-B11	RREF III Debt AIV, LP
57 East 11th Street(5)	GSMS 2019-GC39	CREFI	CREFI
Heartland Dental Medical Office Portfolio	WFCM 2019-C50	WFCM 2019-C50	RREF III-D WFCM 2019-C50, LLC

(1)	The entity with the heading “Initial Directing Party” above reflects the initial party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The initial directing holder and initial directing party for the 3 Columbus Circle whole loan is Prima Capital Advisors LLC, as the loan-specific directing holder for the 3 Columbus Circle loan-specific certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in this prospectus.

(3)	The initial controlling noteholder and initial directing party for the Moffett Towers II – Building V whole loan is Hanwha Debt Strategy Private Real Estate Fund 21-2, as holder of the Moffett Towers II – Building V subordinate companion loans designated as Note C-1 and Note C-2. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers II – Building V Whole Loan” in this prospectus.

(4)	With respect to the Newport Corporate Center whole loan, the related control note is currently held by DBNY and Wells Fargo Bank, National Association, but is expected to be transferred to an unaffiliated third party on or before the Closing Date.

(5)	The servicing of the 57 East 11th Street whole loan will be governed by the GSMS 2019-GC39 pooling and servicing agreement until such time that the related controlling companion loan, currently held by CREFI, is deposited into a securitization. CREFI, as holder of the control note, is currently the directing holder for the 57 East 11th Street whole loan.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, with respect to each non-serviced mortgage loan, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The controlling noteholder, the directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling noteholder, directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party or (with respect to the Central Tower Office whole loan) any party prohibited from serving as the directing certificateholder or the holder of the majority of the controlling class certificates under the related mortgage loan documents is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G and Class H certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. In addition, the B-piece buyer was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging arrangements and certain other transactions or otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer is expected to appoint RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC, as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Rialto Capital Advisors, LLC, which is expected to act as the special servicer, or its affiliate, assisted the B-piece buyer with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed (or expects to be appointed) as the initial special servicer for (i) the Central Tower Office whole loan, which is expected to be serviced under the pooling and servicing agreement governing the BANK 2019-BNK18 PSA transaction, and is an affiliate of the entity that is expected to be the controlling class certificateholder and the initial directing certificateholder under the BANK 2019-BNK18 PSA (provided that the control note for the Newport Corporate Center Whole Loan is not currently held in the BANK 2019-BNK18 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the holder of such control note), (ii) the ILPT Hawaii Portfolio whole loan, which is serviced under the pooling and servicing agreement governing the ILPT 2019-SURF transaction, and (iii) the Heartland Dental Medical Office Portfolio whole loan, which is serviced under the pooling and servicing agreement governing the WFCM 2019-C50 transaction and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 PSA.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

●	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Securitization Regulation and Investor Due Diligence Requirements

European Union (“EU”) legislation comprising EU Regulation (EU) 2017/2402 (the “EU Securitization Regulation“) and related regulatory technical standards imposes certain requirements (the “EU Securitization Requirements“) with respect to an original lender, originator, sponsor and securitization special purpose entity (“SSPE“), as each such term is defined in the EU Securitization Regulation, of a securitization that is: (a) supervised in the EU pursuant to specified EU financial services legislation; or (b) established in the EU (each such entity, an “Obliged Entity”). The EU Securitization Regulation is applicable in the EU as of January 1, 2019 (and is expected to be implemented in the non-EU member states of the European Economic Area) in respect of securitizations the securities of which are issued (or the securitization positions of which are created) on or after such date.

The EU Securitization Requirements include:

●	a requirement under Article 6 of the EU Securitization Regulation that the originator, the original lender or the sponsor of a securitization, commit to retain, on an ongoing basis, a material net economic interest in the relevant securitization of not less than 5% in respect of certain specified credit risk tranches or asset exposures (the “EU Risk Retention Requirement”);

●	a requirement under Article 7 of the EU Securitization Regulation that the originator, sponsor and SSPE of a securitization make available to holders of a securitization position, EU competent authorities and (upon request) to potential investors certain prescribed information (the “EU Transparency Requirements”); and

●	a requirement under Article 9 of the EU Securitization Regulation that originators, sponsors and original lenders of a securitization apply to exposures to be securitized the same sound and well- defined criteria for credit-granting which they apply to non-securitized exposures and have effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness taking appropriate account of factors relevant to verifying the prospect of the obligor meeting its obligations under the credit agreement (the “EU Credit-Granting Requirements”).

Failure by an Obliged Entity to comply with the EU Securitization Requirements applicable to such Obliged Entity may result in a regulatory sanction and remedial measures being imposed on such Obliged Entity.

Investors should be aware and in some cases are required to be aware of the due diligence requirements (the “EU Due Diligence Requirements”), which under Article 5 of the EU Securitization Regulation apply to an institutional investor as such term is defined in Article 2(12) of the EU Securitization Regulation (an “EU Institutional Investor”), which includes the following types of institutional investors that are supervised in the EU in respect of the relevant activities: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (“CRR“) (and certain consolidated affiliates thereof).

The EU Due Diligence Requirements provide that an EU Institutional Investor is permitted to invest in a securitization only if it has carried out due diligence in respect of the securitization, including verifying that:

●	the originator or original lender of the underlying exposures of the relevant securitization is in compliance with the EU Credit-Granting Requirements, or where the originator or original lender is not established in the EU, requirements similar to the EU Credit-Granting Requirements;

●	the originator, original lender or sponsor in respect of the relevant securitization is in compliance with the EU Risk Retention Requirement, or where the originator, original lender or sponsor is not established in the EU, satisfies certain conditions similar to the EU Risk Retention Requirement; and

●	the originator, sponsor or SSPE has, where applicable, made available information in accordance with the EU Transparency Requirements.

In addition to the EU Due Diligence Requirements, each EU Institutional Investor is required to establish procedures for the on-going monitoring of: (a) compliance with the applicable EU Securitization Requirements; and (b) the performance of its securitization position and the underlying exposures. If any EU Institutional Investor fails to comply with the EU Due Diligence Requirements, it may be subject (where applicable) to an additional regulatory capital charge with respect to any securitization positions acquired by it or on its behalf, and it may be subject to other regulatory sanctions.

EU Risk Retention. Under the EU Credit Risk Retention Agreement, the Retaining Party will, for as long as any certificates are outstanding, as an originator (within the meaning of the EU Securitization Regulation), commit to retain on an on-going basis a material net economic interest (the “Retained Interest”) in the securitization transaction described in this prospectus of not less than 5%, as provided in Article 6(3)(a) of the EU Securitization Regulation, by acquiring and retaining the amount of the VRR Interest specified as to be acquired and retained by the Retaining Party under “U.S. Credit Risk Retention—General”, as further described in “EU Securitization Regulation Requirements.”

EU Transparency Requirements. Under the EU Credit Risk Retention Agreement, Deutsche Bank AG, New York Branch (as an Obliged Entity) will agree with the issuing entity, the depositor and the trustee to fulfill the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation.

However, there is significant uncertainty as to certain aspects of the EU Transparency Requirements and what is and will be required to demonstrate compliance to national regulators. The regulatory technical standards relating to Article 7 of the Securitization Regulation (the “Article 7 RTS“) detailing disclosure templates that are required to be used for the purpose of providing information on the underlying exposures and investor reporting are still in the process of being drafted by the European Securities and Markets Authority (“ESMA“). In a joint statement with the European Banking Authority and the European Insurance and Occupational Pensions Authority published on November 30, 2018 (the “Joint Statement”), ESMA:

●	confirmed that, in accordance with certain transitional provisions under the EU Securitization Regulation, until the Article 7 RTS are adopted, the provision of information on the underlying exposures and investor reporting shall be satisfied through the provision of the information referred to in Annexes I to VIII of Delegated Regulation (EU) 2015/3 (the “CRA3 RTS“); and

●	stated that in circumstances where the adoption of the CRA3 RTS reporting templates may give rise to substantial and costly adjustments to reporting systems, an EU competent authority may take into account the type and extent of information already being disclosed by reporting entities.

In this regard, having regard to the Joint Statement, until such time that the Article 7 RTS are adopted and become effective Deutsche Bank AG, New York Branch intends to satisfy the EU Transparency Requirements relating to the provision of quarterly information on the underlying exposures and investor reporting by reporting (or causing to be reported) on the mortgage loans and the certificates using the U.S. CREFC® Investor Reporting Package as described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Information Available Electronically”. It is intended that once Article 7 RTS are adopted and take effect, Deutsche Bank AG, New York Branch will report (or cause to be reported) on the mortgage loans using the Article 7 RTS. If an EU competent authority were to determine that the U.S. CREFC® Investor Reporting Package is not sufficient to comply with the EU Transparency Requirements, it may impact compliance with the EU Securitization Regulation.

Each prospective investor in the offered certificates is required to independently assess and determine whether the information provided herein and in any reports provided to investors in relation to this transaction is sufficient to comply with the EU Due Diligence Requirements, including, without limitation, whether the commitment of the Retaining Party to retain a material net economic interest in the securitization under the EU Credit Risk Retention Agreement as set out under “EU Securitization Regulation Requirements” is sufficient to satisfy the EU Risk Retention Requirement and whether the information set out in this prospectus generally, together with the information in the U.S. CREFC® Investor Reporting Package is sufficient for such EU Institutional Investor to satisfy the EU Due Diligence Requirements.

Notwithstanding anything in this prospectus to the contrary, neither the Retaining Party nor any other party to the securitization transaction (including, without limitation, the master servicer or special servicer) described in this prospectus:

●	makes any representation or warranty that (i) the VRR Interest specified to be acquired and retained by the Retaining Party, or (ii) the provision of any information in this prospectus, or any reports that may be made available to any certificateholder for purposes of the EU Transparency Requirements or otherwise, at any time suffices, or will suffice, for the purposes of any EU Institutional Investor’s compliance with any EU Due Diligence Requirements;

●	has any obligation to provide any further information, or to take any other steps, that may be required by any EU Institutional Investor to enable its compliance with the requirements of any EU Due Diligence Requirements or any other applicable legal, regulatory or other requirements; or

●	has any liability to any prospective investor or certificateholder or any other person for any non-compliance by any such person with the EU Due Diligence Requirements or any other applicable legal, regulatory or other requirements.

A failure to comply with the EU Retention Due Diligence Requirements may negatively impact the regulatory position of an EU Institutional Investor in the offered certificates and, in addition, may have a negative impact on the value and liquidity of the offered certificates in the secondary market. Prospective investors and certificateholders are responsible for analyzing their own regulatory position; and are encouraged (where relevant) to consult their own investment and legal advisors regarding: (a) the scope and applicability of the EU Due Diligence Requirements, the information as to such matters included in this prospectus and their compliance with any applicable EU Due Diligence Requirements; and (b) the suitability of the offered certificates for investment.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by them, their ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the principal balance certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your principal balance certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your principal balance certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A and Class X-B certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates. Investors in the Class X-A and then the Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved, and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class S and Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-VRR Certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric Class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (other than with respect to any excluded loan), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan. See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the Special Servicer if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in its interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)       may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause at any time so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 50% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or equivalent entity) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Special Servicer Appointment Rights”, “—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan—Special Servicer Appointment Rights” and “—The Non-Serviced AB Whole Loans—The 101 California Whole Loan—Special Servicer Appointment Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to a serviced mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Any such consultation by the holder of a pari passu companion loan is non-binding. We cannot assure you that the exercise of consultation or consent rights of a companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and, under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or equivalent entity) of such securitization trust (or the holder of the related controlling companion loan) may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan(s), the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to the ILPT Hawaii Portfolio mortgage loan (7.1%), which is comprised of promissory notes contributed to this securitization by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc., each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, only one of JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty of or any document defect.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Loan Event Default

With respect to the 3 Columbus Circle mortgage loan (9.1%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and other unscheduled principal payments (other than in connection with payments made following a casualty or condemnation) with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata basis. Such pro rata allocations of principal and the resulting distributions of principal to the holders of the related subordinate companion loans will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “U.S. Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty (40) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,099,053,875 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in June 2019, or with respect to any Mortgage Loan that has its first Due Date after June 2019, the date that would otherwise have been the related Due Date in June 2019.

Fifteen (15) Mortgage Loans (64.5%), are each part of a larger whole loan comprised of (i) the related Mortgage Loan, (ii) in the case of eleven (11) Mortgage Loans (43.4%), one or more loans that are secured by the related Mortgaged Property and pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”), and (iii) in the case of four (4) Mortgage Loans (21.2%), one or more Pari Passu Companion Loans and one or more loans that are secured by the related Mortgaged Property and subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (such subordinate loans are referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association (“JPMCB“)	5	$ 173,350,000	15.8%
German American Capital Corporation (“GACC“)(2)	22	552,248,2251	50.2
Citi Real Estate Funding Inc. (“CREFI“)	12	295,455,624	26.9
JPMCB/CREFI(3)	1	78,000,000	7.1
Total	40	$ 1,099,053,875	100.0%

(1)	All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except those certain Mortgage Loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders or that were acquired from unaffiliated third-party originators. See “Description of the Mortgage Pool—General—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)	Eighteen (18) of the Mortgage Loans (28.0%) being sold by German American Capital Corporation were originated or co-originated by an affiliate thereof, Deutsche Bank AG, acting through its New York Branch, and will be transferred to German American Capital Corporation on or prior to the closing date. Two of the Mortgage Loans (13.6%) (the “JPMCB Transferred Loans”) were each originated by JPMorgan Chase Bank, National Association, and will be acquired by Deutsche Bank AG, New York Branch prior to the Closing Date. One of the Mortgage Loans (6.8%) (the “CREFI Transferred Loan”) was originated by Citi Real Estate Funding Inc., and will be acquired by Deutsche Bank AG, New York Branch prior to the Closing Date. One of the Mortgage Loans (1.8%) (together with the JPMCB Transferred Loans and the CREFI Transferred Loan, the “Transferred Loans”) was originated by UBS AG, by and through Its Branch Office at 1285 Avenue of the Americas, New York, New York, and subsequently acquired by Deutsche Bank AG, New York Branch pursuant to a mortgage loan purchase agreement dated as of March 25, 2019. For the period of time between the purchase by Deutsche Bank AG, New York Branch and its sale to the Depositor (through GACC, its affiliate), it will have been exposed to the credit risk of the Transferred Loans.

(3)	The ILPT Hawaii Portfolio Mortgage Loan is evidenced by three promissory notes: (i) Note A-8-2, with a principal balance of $26,000,000 as of the Cut-off Date, as to which JPMCB is acting as mortgage loan seller, and (ii) Note A-6-2, with a principal balance of $22,000,000 as of the Cut-off Date, and Note A-6-3, with a principal balance of $30,000,000 as of the Cut-off Date, as to each of which CREFI is acting as mortgage loan seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple or leasehold interest in a commercial or multifamily real property (each, a “Mortgaged Property”). See “—Real Estate and Other Tax Considerations”.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●	The 3 Columbus Circle Mortgage Loan (9.1%), for which GACC is the mortgage loan seller, is part of a whole loan that was originated by JPMCB, and several notes, including those comprising the 3 Columbus Circle Mortgage Loan, were subsequently sold to GACC prior to the Closing Date.

●	The ILPT Hawaii Portfolio Mortgage Loan (7.1%), for which JPMCB and CREFI are the mortgage loan sellers, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., UBS AG, by and through Its Branch Office at 1285 Avenue of the Americas, New York, New York, CREFI and JPMCB.

●	The 59 Maiden Lane Mortgage Loan (6.8%), for which GACC is the mortgage loan seller, is part of a whole loan that was originated by CREFI. The note comprising the 59 Maiden Lane Mortgage Loan will be sold to GACC prior to the Closing Date.

●	The 101 California Mortgage Loan (4.5%), for which GACC is the mortgage loan seller, is part of a whole loan that was co-originated by JPMCB and Goldman Sachs Mortgage Company. The note comprising the 101 California Mortgage Loan will be sold to GACC by JPMCB prior to the Closing Date.

●	The SWVP Portfolio Mortgage Loan (4.5%), for which JPMCB is the mortgage loan seller, is part of a whole loan that was co-originated by JPMCB and Societe Generale Financial Corporation.

●	The Moffett Towers II – Building V Mortgage Loan (3.9%), for which GACC is the mortgage loan seller, is part of a whole loan that was co-originated by DBNY (an affiliate of GACC) and Goldman Sachs Bank USA.

●	The Newport Corporate Center Mortgage Loan (3.7%), for which GACC is the mortgage loan seller, is part of a whole loan that was co-originated by DBNY (an affiliate of GACC) and Wells Fargo Bank, National Association.

●	The Central Tower Office Mortgage Loan (3.1%), for which GACC is the mortgage loan seller, is part of a whole loan that was co-originated by DBNY (an affiliate of GACC) and Morgan Stanley Bank, N.A.

●	The Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%), for which GACC is the mortgage loan seller, is part of a whole loan that was originated by UBS AG, New York Branch.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 17, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that :

●	in the case of a Mortgage Loan that provides for interest only payments through maturity or Anticipated Repayment Date, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the underwritten debt service coverage ratios are also calculated using the average of the principal and interest payments scheduled to be due on the first Due Date following the Cut-off Date and the 11 Due Dates thereafter for each Mortgage Loan, subject to the proviso to the prior sentence.

In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan; provided, however, that solely with respect to Annex A-1, Annual Debt Service is calculated with respect to the Mortgage Loan excluding the related Pari Passu Companion Loan and any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state values other than “as-is” for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties the Appraised Value represents the “as-is” value or values other than “as-is” for such portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” appraised values or appraised values other than “as-is” of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than “as-is” Appraised Values of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. However, the Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “LTV Ratio at Maturity/ARD” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related Mortgage Loans, respectively. An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified under “—Appraised Value”, as described under such section) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan’s LTV Ratio includes the principal balance of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

With respect to the Residence Inn-Lynchburg Mortgaged Property (1.3%), the Cut-off Date LTV Ratio calculation is net of a $200,000 holdback from the Cut-off Date Balance. Based on the total Cut-off Date Balance of the Mortgage Loan, without regard to reduction for the $200,000 holdback, the Cut-off Date LTV Ratio is 66.6%.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value” below, the respective LTV Ratio at maturity or Anticipated Repayment Date was calculated using values other than “as-is” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants to pay rent or other income directly to the lockbox account. For hotel properties, the Mortgage Loan will be considered to have a Hard Lockbox if credit card companies or credit card clearing banks are required to deposit credit card receivables directly to the lockbox account, even if cash, checks or certain other payments are paid to the borrower or property manager prior to being deposited into the lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage

Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means, with respect to each Mortgage Loan, the principal balance of the Mortgage Loan per Unit as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loans and the related Mortgage Loan included in the issuing entity, but not any Subordinate Companion Loans, unless otherwise indicated.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units, rooms or beds, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Springing Cash Management” means that, for funds directed into a Hard Lockbox or Soft Lockbox, such funds are generally paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received; provided, however, in some cases, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the cash management account converts to In-Place Cash Management. Notwithstanding the foregoing, in the event that such triggering events are cured as provided in the Mortgage Loan documents, in some cases, the cash management account will revert to Springing Cash Management.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox or Soft Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to Annual Debt Service except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related Mortgage Loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans.

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan(s). With respect to the Residence Inn – Lynchburg Mortgage Loan (1.3%), the UW NCF Debt Yield was calculated by dividing (x) the Underwritten Net Cash Flow for the Mortgaged Property by (y) the related Cut-off Date Balance for the Mortgage Loan less a $200,000 holdback reserve; the UW NCF Debt Yield calculated using the full Cut-off Date Balance would be 10.8%.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate

(or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the 5 largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space. With respect to the 15 largest Mortgage Loans or Mortgage Loans secured by single tenant Mortgaged Properties, including the 3 Columbus Circle Mortgage Loan (9.1%), the ILPT Hawaii Portfolio Mortgage Loan (7.1%), the 101 California Mortgage Loan (4.5%) and the Weston I & II Mortgage Loan (4.4%), UW NOI and UW NCF were based on the average rent (or reflected the present value of the remaining rent steps) of the sole or certain top five or other tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors. See “Description of Top Fifteen Mortgage Loans” in Annex A-3.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loans. With respect to the Residence Inn – Lynchburg Mortgage Loan (1.3%), the UW NOI DY was calculated by dividing (x) the UW NOI for the Mortgage Loan by (y) the related Cut-off Date Balance for the Mortgage Loan less a $200,000 holdback reserve; the UW NOI DY calculated using the full Cut-off Date Balance would be 11.8%.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms (c) in the case of a Mortgaged Property operating as student housing or senior housing, the number of units, and (d) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,099,053,875
Number of Mortgage Loans	40
Number of Mortgaged Properties	424
Range of Cut-off Date Balances	$4,239,852 to $100,000,000
Average Cut-off Date Balance	$27,476,347
Range of Mortgage Rates	3.54323% to 5.74230%
Weighted average Mortgage Rate	4.54167%
Range of original terms to maturity(2)(3)	60 months to 120 months
Weighted average original term to maturity(2)(3)	114 months
Range of remaining terms to maturity(2)(3)	59 months to 120 months
Weighted average remaining term to maturity(2)(3)	113 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	352 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	351 months
Range of LTV Ratios as of the Cut-off Date(4)(5)(6)	34.5% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)(6)	56.0%
Range of LTV Ratios as of the maturity date(3)(5)(6)(7)	34.5% to 69.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)(6)	53.7%
Range of UW NCF DSCR(5)(6)(7)	1.20x to 5.63x
Weighted average UW NCF DSCR(5)(6)(7)	2.30x
Range of UW NOI Debt Yield(5)(6)	7.5% to 20.2%
Weighted average UW NOI Debt Yield(5)(6)	11.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.2%
Interest Only-Balloon	12.7%
Balloon	10.5%
ARD-Interest Only	7.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) mortgage loans with an anticipated repayment date, identified as the Moffett Towers II - Building V Mortgage Loan (3.9%) and Newport Corporate Center Mortgage Loan (3.7%), calculated as of the anticipated repayment date.

(3)	Excludes twenty-three (23) Mortgage Loans (76.8%) that are interest-only for the entire term or until the related Anticipated Repayment Date.

(4)	With respect to the SWVP Portfolio Mortgage Loan (4.5%), the Arbor Hotel Portfolio Mortgage Loan (4.5%), the Weston I & II Mortgage Loan (4.4%), the Moffett Towers II – Building V Mortgage Loan (3.9%), the Greenleaf at Howell Mortgage Loan (2.4%), the Arctic Glacier Portfolio Mortgage Loan (2.2%), the Hilton Melbourne Mortgage Loan (2.2%), the 57 East 11th Street Mortgage Loan (1.8%), the Hawk View Industrial Park Mortgage Loan (1.6%) and the 364 Bush Mortgage Loan (0.7%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property, as described in “Description of the Mortgage Pool—Appraised Value”. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(5)	With respect to four (4) Mortgage Loans (21.2%) with one or more Pari Passu Companion Loans and/or Subordinate Companion Loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related Pari Passu Companion Loans, but excluding any related Subordinate Companion Loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten net operating income debt yield including the related Subordinate Companion Loans are (a) with respect to the 3 Columbus Circle Mortgage Loan (9.1%), 2.40x, 55.1% and 10.2%, respectively, (b) with respect to the 101 California Mortgage Loan (4.5%), 2.07x, 51.5% and 8.9%, respectively, (c) with respect to the Moffett Towers II – Building V Mortgage Loan (3.9%), 1.60x, 73.8% and 7.8%, respectively, and (d) with respect to the Newport Corporate Center Mortgage Loan (3.7%), 2.34x, 65.5% and 10.6%, respectively.

(6)	With respect to the Residence Inn – Lynchburg Mortgage Loan (1.3%), the LTV Ratio as of the Cut-off Date, UW NCF DSCR and UW NOI Debt Yield are calculated based on the Cut-off Date Balance net of a $200,000 economic reserve. The LTV Ratio as of the Cut-off Date and the UW NOI Debt Yield calculated using the full Cut-off Date Balance of $13,984,269 are 66.6% and 11.8%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include twelve (12) Mortgage Loans (41.6%), that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan, subject to the nonrecourse carve-out provisions in the Mortgage Loan documents.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
CBD	5	$301,800,000	27.5%
Suburban	5	175,203,384	15.9
Medical	146	16,316,438	1.5
Hotel
Full Service	6	90,981,503	8.3
Limited Service	7	51,950,000	4.7
Extended Stay	1	13,984,269	1.3
Select Service	1	6,650,000	0.6
Multifamily
Garden	8	142,968,491	13.0
Mid-rise	1	15,262,500	1.4
Industrial
Warehouse/Distribution	28	44,921,415	4.1
Flex	3	39,105,678	3.6
Warehouse	1	13,627,171	1.2
Leased Fee
Leased Fee	177	73,632,680	6.7
Retail
Anchored	3	39,739,852	3.6
Freestanding	2	15,400,000	1.4
Shadow Anchored	1	10,500,000	1.0
Mixed Use
Office/Retail	2	27,845,000	2.5
Medical/Retail	23	3,540,267	0.3
Self Storage
Self Storage	3	15,350,000	1.4
Other
Parking	1	275,227	0.0
Total	424	$1,099,053,875	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties.

With respect to the office properties set forth in the above chart and retail and flex properties that include office tenants, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

●	With respect to the 3 Columbus Circle Mortgaged Property (9.1%), the 101 California Mortgaged Property (4.5%), the Moffett Towers II – Building V Mortgaged Property (3.9%) and the Greenleaf at Howell Mortgaged Property (2.4%), in each case, the related borrower sponsor owns one or more properties that directly compete with the Mortgaged Property within a five mile radius of the Mortgaged Property. With respect to the Greenleaf at Howell Mortgaged Property, the Mortgage Loan documents include anti-poaching restrictions on the borrower (i) leasing (or offering to lease) any space at any property owned by any affiliate of borrower or any guarantor located within the retail shopping center which contains the Mortgaged Property to any tenants leasing space at the Mortgaged Property, or (ii) in bad faith steering or directing any prospective tenant seeking to lease space at the Mortgaged Property to any space at any property owned by any affiliate of borrower or any guarantor within the retail shopping center which contains the Mortgaged Property.

Hotel Properties.

With respect to the hotel properties set forth in the above chart, the following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
SWVP Portfolio – Intercontinental	$26,575,000	2.4%	1/23/2033	5/1/2029
Hilton Melbourne	$24,500,000	2.2%	1/31/2033	6/1/2024
Magnolia Hotel St Louis	$16,481,503	1.5%	12/31/2036	5/6/2029
Residence Inn – Lynchburg	$13,984,269	1.3%	3/8/2038	5/6/2029
Arbor Hotel Portfolio – Residence Inn Salt Lake City	$11,200,000	1.0%	4/17/2034	5/6/2024
Arbor Hotel Portfolio – Hampton Inn Santa Barbara	$10,600,000	1.0%	4/17/2034(1)	5/6/2024
SWVP Portfolio – DoubleTree by Hilton Sunrise	$9,250,000	0.8%	5/31/2029	5/1/2029
Arbor Hotel Portfolio – Hampton Inn Bloomington	$8,350,000	0.8%	4/17/2034(1)	5/6/2024
Arbor Hotel Portfolio – Hampton Inn Norwood	$7,950,000	0.7%	4/19/2034(1)	5/6/2024
SWVP Portfolio – DoubleTree Suites Charlotte	$7,500,000	0.7%	10/31/2029	5/1/2029
SWVP Portfolio – DoubleTree RTP	$6,675,000	0.6%	5/31/2030	5/1/2029
Arbor Hotel Portfolio – Springhill Suites Bloomington	$6,650,000	0.6%	4/17/2034	5/6/2024
Arbor Hotel Portfolio – Hyatt Place Arlington	$5,250,000	0.5%	4/17/2039	5/6/2024
Pell City Portfolio – Holiday Inn - Pell City	$4,472,000	0.4%	5/7/2024	4/6/2029
Pell City Portfolio – Hampton Inn - Pell City	$4,128,000	0.4%	5/31/2024	4/6/2029

(1) With respect to the Mortgaged Properties operating under the Hilton Franchise Holding LLC flag, the Mortgaged Properties are currently operating under temporary franchise agreements. The borrower sponsors are required under the Arbor Hotel Portfolio Whole Loan documents to deliver replacement franchise agreements to the lender by May 17, 2019, each with an expected term of 15 years. The franchise agreement expiration date in the table above is currently shown as approximately 15 years from the origination date of the Arbor Hotel Portfolio Whole Loan for all Hilton flagged Mortgaged Properties. We cannot assure you that such replacement franchise agreements will be entered into or will have the expected terms.

●	With respect to the InterContinental Mortgaged Property (2.4%) and the DoubleTree RTP Mortgaged Property (0.6%), partially securing the SWVP Portfolio Mortgage Loan, approximately 21.2% and 20.9% of the underwritten revenue, respectively, is derived from food and beverage sales. With respect to the Hilton Melbourne Mortgaged Property (2.2%), approximately 22.6% of the underwritten revenue is derived from food and beverage sales.

●	With respect to the Magnolia Hotel St. Louis Mortgaged Property (1.5%), approximately 19.9% of underwritten revenue is derived from food and beverage sales.

●	With respect to the Arbor Hotel Portfolio Mortgaged Properties (4.5%), the related borrower is required to undergo a PIP at the (i) Residence Inn Salt Lake City Mortgaged Property (1.0%) in the amount of approximately $6,600,000, (ii) Hampton Inn Santa Barbara Mortgaged Property (1.0%) in the amount of approximately $730,000, (iii) Hampton Inn Norwood Mortgaged Property (0.7%) in the amount of approximately $1,400,000, (iv) Hampton Inn Bloomington Mortgaged Property (0.8%) in the amount of approximately $3,000,000, (v) Springhill Suites Bloomington Mortgaged Property (0.6%) in the amount of approximately $2,300,000, and (vi) Hyatt Place Arlington Mortgaged Property (0.5%) in the amount of approximately $4,100,000. At origination of the Mortgage Loan, the related borrower deposited a letter of credit in the amount of $18,086,700 in lieu of a cash reserve with respect to such renovations.

●	With respect to the Arbor Hotel Portfolio – Hampton Inn Bloomington Mortgaged Property (0.8%) and the Arbor Hotel Portfolio – Springhill Suites Bloomington Mortgaged Property (0.6%), the Mortgaged Properties are adjacent to one another and directly compete with each other.

●	With respect to the SWVP Portfolio – InterContinental Mortgaged Property (2.4%), the Hilton Melbourne Mortgaged Property (2.2%) and the SWVP Portfolio – DoubleTree Charlotte Mortgaged Property (0.7%), the related appraisals identified one or more hotels under construction that are expected to directly compete directly with the related Mortgaged Property.

●	With respect to the Arbor Hotel Portfolio – Residence Inn Salt Lake City Mortgaged Property (1.0%), Arbor Hotel Portfolio – Hampton Inn Bloomington (0.8%), Arbor Hotel Portfolio – Springhill Suites Bloomington Mortgaged Property (0.6%) and Arbor Hotel Portfolio – Hyatt Place Arlington Mortgaged Property (0.5%), the related appraisals identified one or more hotels under construction that are expected to compete directly with the related Mortgaged Property.

●	With respect to the Magnolia Hotel St. Louis Mortgaged Property (1.5%), the related appraisal identified one or more hotels under construction that are expected to compete directly with the Mortgaged Property.

●	With respect to the Residence Inn – Lynchburg Mortgaged Property (1.3%), the related appraisal identified one or more hotels under construction that are expected to compete directly with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart:

●	With respect to the Stonebrook Apartments Phase II Mortgaged Property (1.7%), the related borrower sponsor currently holds an equity interest in another multifamily property located within a 5-mile radius, and which directly competes with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Retail Properties.

With respect to the retail properties set forth in the above chart:

●	The Greenleaf at Howell Mortgaged Property (2.4%) includes one or more tenants that operate an on-site gas station.

●	The Greenleaf at Howell Mortgaged Property (2.4%) is considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties.

With respect to the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more office and/or retail components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

●	With respect to the Arctic Glacier Portfolio Mortgage Loan (2.2%), the sole tenant, Arctic Glacier, declared bankruptcy in March 2012, due in part to a U.S. antitrust lawsuit in which it was a defendant. H.I.G. Capital acquired substantially all of Arctic Glacier’s business and assets out of bankruptcy in July 2012 and subsequently sold the company to its current owner, Carlyle Group, in March 2017.

●	With respect to the Arctic Glacier Portfolio Mortgage Loan (2.2%), the lease with Arctic Glacier prohibits the borrower from transferring any Mortgaged Property to a competitor of Arctic Glacier. The right of first refusal does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, but does apply to any subsequent transfer.

●	With respect to the Arctic Glacier Portfolio Mortgage Loan (2.2%), one of the borrowers is organized in Canada. Additionally, the Arctic Glacier - Mississauga, Arctic Glacier - Winnipeg and Arctic Glacier - Chatham Mortgaged Properties are located in Canada.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self-Storage Properties.

With respect to the self-storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	170	5.3%
Restaurant	14	4.5
Theater	2	2.9
Gym, fitness center or a health club	1	2.4
Bank branch	4	2.4
Gas/Servicing Station	1	2.4
Total	192	19.9%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
3 Columbus Circle	$100,000,000	9.1%	650	2.91x	45.4%	Office
ILPT Hawaii Portfolio	$ 78,000,000	7.1%	68	2.40x	45.2%	Various
59 Maiden Lane	$75,000,000	6.8%	196	2.69x	41.7%	Office
101 California	$50,000,000	4.5%	421	3.22x	35.9%	Office
SWVP Portfolio	$50,000,000	4.5%	167,785	2.04x	59.6%	Hotel
Arbor Hotel Portfolio	$50,000,000	4.5%	122,699	2.08x	60.7%	Hotel
Green Hills Corporate Center	$50,000,000	4.5%	105	2.28x	63.4%	Office
Weston I & II	$48,350,000	4.4%	167	1.53x	63.4%	Office
Moffett Towers II – Building V	$42,500,000	3.9%	485	3.32x	42.5%	Office
Newport Corporate Center	$40,200,000	3.7%	164	5.63x	34.5%	Office
Top 3 Total/Weighted Average	$253,000,000	23.0%		2.69x	44.2%
Top 5 Total/Weighted Average	$353,000,000	32.1%		2.67x	45.2%
Top 10 Total/Weighted Average	$584,050,000	53.1%		2.74x	48.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan are calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate but excludes any related Subordinate Companion Loans. The UW NCF DSCR and the Cut-off Date LTV Ratio including the related Subordinate Companion Loan(s) are (a) with respect to the Mortgage Loan identified as “3 Columbus Circle” on Annex A-1, 2.40x and 55.1%, respectively, (b) with respect to the Mortgage Loan identified as “101 California” on Annex A-1, 2.07x and 51.5%, respectively, (c) with respect to the Mortgage Loan identified as “Moffett Towers II – Building V” on Annex A-1, 1.60x and 73.8%, respectively, and (d) with respect to the Mortgage Loan identified as “Newport Corporate Center” on Annex A-1, 2.34x and 65.5%, respectively. See “—Assessments of Property Value and Condition” for additional information.

(2)	In the case of the Arbor Hotel Portfolio Mortgaged Properties (4.5%), the Weston I & II Mortgaged Property (4.4%) and the Moffett Towers II – Building V Property (3.9%), the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. In addition, with respect to the SWVP Portfolio Mortgage Loan (4.5%) the Cut-off Date LTV was calculated based on the bulk sale value for the portfolio of Mortgaged Properties as a collective whole to a single purchaser and assumes the escrowing of funds for the capital deduction from the appraisal, which is higher than the aggregate of the “as-is” appraised values of the individual Mortgaged Properties. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include seven (7) Mortgage Loans (22.4%), set forth in the table below entitled “Multi-Property Mortgage Loans”, which are each secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular Mortgaged Property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 200%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property.

This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Multi-Property	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ILPT Hawaii Portfolio	Multi-Property	$78,000,000	7.1%
SWVP Portfolio	Multi-Property	50,000,000	4.5
Arbor Hotel Portfolio	Multi-Property	50,000,000	4.5
Arctic Glacier Portfolio	Multi-Property	24,635,000	2.2
Heartland Dental Medical Office Portfolio	Multi-Property	19,856,705	1.8
Augusta Self Storage Portfolio	Multi-Property	15,350,000	1.4
Pell City Portfolio	Multi-Property	8,600,000	0.8
Total		$246,441,705	22.4%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

With respect to the Central Tower Office Mortgage Loan (3.1%), the related Mortgaged Property is comprised of two separate parcels, each of which is owned by a separate borrower.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	8	$201,545,000	18.3%
New York	5	$198,561,153	18.1%
Hawaii	186	$78,000,000	7.1%
North Carolina	4	$66,764,852	6.1%
Pennsylvania	3	$61,967,589	5.6%
Washington	2	$58,900,000	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirty (30) other states and two provinces in Canada, with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Two hundred thirty-six (236) Mortgaged Properties (19.6)% are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Fifteen (15) Mortgaged Properties (24.8%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties (with the exception of the Heartland Dental Medical Office Portfolio – 1200 Network Centre Drive, Heartland

Dental Medical Office Portfolio – 2202 Althoff Drive, Heartland Dental Medical Office Portfolio – 242 Southwoods Center and Heartland Dental Medical Office Portfolio – 1490 North Green Mount Road Mortgaged Properties (collectively, (0.1%)), and based on these reports, no Mortgaged Property has a seismic expected loss greater than 22%.

Forty (40) Mortgaged Properties (27.5%) are located in California, Georgia and Texas and are more susceptible to wildfires.

Mortgaged Properties With Limited Prior Operating History

Eight (8) Mortgaged Properties securing the Greenleaf at Howell Mortgage Loan (2.4%), the Arctic Glacier Mortgage Loan (2.2%), the 57 East 11th Street Mortgage Loan (1.8%), the Stonebrook Apartments Phase II Mortgage Loan (1.7%), the Hawk View Industrial Park (1.6%), the Residence Inn-Lynchburg Mortgage Loan (1.3%), the 364 Bush Mortgage Loan (0.7%) and the 1731 15th Street Mortgage Loan (0.7%) were each constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

The Mortgaged Property securing the Western Digital R&D Campus Mortgage Loan (3.5%) was acquired within the 12-month period preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Four (4) Mortgaged Properties securing the 3 Columbus Circle Mortgage Loan (9.1%), the Greenleaf at Howell Mortgage Loan (2.4%), the IRG Moraine Industrial Mortgage Loan (1.2%) and the 1731 15th Street Mortgage Loan (0.7%) have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Pine Terrace Apartments Mortgage Loan (1.1%), the borrower is directly or indirectly owned by 20 or more entities. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium and Other Shared Interests

Five (5) of the Mortgage Loans securing or partially securing the 3 Columbus Circle Mortgage Loan (9.1%), the ILPT Hawaii Portfolio Mortgage Loan (7.1%), the Arbor Hotel Portfolio Mortgage Loan (4.5%), the Greenleaf at Howell Mortgage Loan (2.4%) and the Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%), are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Arbor Hotel Portfolio – Hampton Inn Bloomington Mortgaged Property (0.8%) and the Arbor Hotel Portfolio – Springhill Suites Bloomington Mortgaged Property (0.6%), each of the two borrowers owns one of the two condominium units. Although they currently control the appointment and voting of the condominium board, in the event that one of the two Mortgaged Properties is sold and released from the lien of the related mortgage, the remaining borrower would not control the condominium.

With respect to the Heartland Dental Medical Office Portfolio – 1381 Citrus Tower Boulevard, – 3415 Livernois Road, – 22329 Greenview Parkway, – 24940 South Tamiami Trail, – 6190 LBJ Freeway, – 1010

West U.S. Route 6, – 935 West Exchange Parkway, – 12260 Tamiami Trail East, – 3106 Professional Plaza, – 2116 Vista Oeste North West, Unit 202, and – 50 South Kyrene Road, Suite 5 Mortgaged Properties (collectively, 0.1%), each such Mortgaged Property is subject to a commercial condominium regime. None of the related borrowers hold a controlling voting interest in any of the related condominium associations, nor do any of the related borrowers exercise control over any of the related condominium boards. However, in certain instances a related borrower may veto certain actions of the related condominium board and/or other unit owners, including, among other things, (i) electing not to restore any portion of the related condominium, for which such condominium maintains insurance, following a casualty thereto, (ii) terminating such condominium, and (iii) amending the related condominium declaration. With respect to each such Mortgaged Property, in most cases, the consent of the borrower (and/or the lender) is required for certain amendments to the condominium documents that regulate, among other things, (i) voting rights, (ii) hazard or fidelity insurance requirements, and (iii) reallocating interests in the common elements. In addition, the Mortgage Loan documents provide recourse to the guarantor and the borrowers for losses to the lender upon the occurrence of any condominium association or unit owner taking any action which results in (i) an event of default under the Mortgage Loan documents or (ii) a material tenant terminating its lease with respect to such Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee and Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)(3)	422	$ 1,069,918,988	97.3%
Fee/Leasehold(4)	1	16,481,503	1.5
Leasehold	1	12,653,384	1.2
Total	424	$ 1,099,053,875	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	In the case of the SWVP Portfolio Mortgage Loan, a portion of the InterContinental Mortgaged Property consists of a leasehold interest in a commercial space located in a third-party owned building that is adjacent to the Mortgaged Property, which space is currently used by the borrower for 120 parking spaces. The related lease is a space lease that expires in June 2056 and does not contain typical provisions required for a financeable ground lease. The lease is not needed for compliance with zoning requirements.

(4)	In the case of the Magnolia Hotel St. Louis Mortgage Loan (1.5%), the leasehold interest consists of a portion of the related Mortgaged Property that is a commercial space leased by the related borrower that is located in a third-party owned building that is adjacent to the related Mortgaged Property, which space is currently used by the borrower as a ballroom. The space lease, which expires May 31, 2034, does not contain typical provisions required for a financeable ground lease.

In general, unless the related fee interest is also encumbered by the related Mortgage (and subject to any exceptions to the representations and warranties identified below), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

In regards to ground leases, see representation and warranty number 36 in Annex D-1, representation and warranty number 35 in Annex E-1 and representation and warranty number 35 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and F-2, respectively.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” ESAs have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II ESA generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), the related Phase I Environmental Site Assessments identified 14 recognized environmental conditions (“RECs”) and five controlled RECs at the mortgaged properties related to current or past uses and operations which utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and such cost was estimated to be between $1,565,000 and $2,365,000. At loan origination, the borrowers obtained an environmental insurance policy issued by Beazley (Lloyd’s of London Syndicates 623-2623) (rated A+ by S&P and AXV by A.M. Best Company) in the name of the borrowers, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%), the related Phase I ESAs identified RECs at each of (i) the 2222 Highway 540A East Mortgaged Property, related to the prior use of the Mortgaged Property as a scrap yard and dumping site for which there is a lack of regulatory records, (ii) the 1980 U.S. Highway 1 South Mortgaged Property, related to vapor migration and intrusion risks from an offsite dry cleaning facility currently enrolled in the state Dry Cleaners Solvent Cleanup Program with a reported release of chlorinated solvents, and (iii) the 1012 Mill Pond Lane Mortgaged Property, related to soil and groundwater impacts from the prior use of the Mortgaged Property as a lumber mill for which there is a lack of regulatory records. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Company with a combined aggregate policy limit of $4,000,000, a deductible of $50,000 and a term expiring on November 27, 2028.

●	With respect to the IRG Moraine Industrial Mortgage Loan (1.2%), the related ESA identified two RECs at the Mortgaged Property. First, the Mortgaged Property is classified as an area of interest for the EPA Region 5 District, Remediation and Reuse Branch, and is grouped with adjacent facilities associated with former General Motors operations, totaling approximately 465 acres (the “GM Facilities”). The Mortgaged Property was constructed in 1951 and operated as a Frigidaire plant until it was redeveloped as an assembly facility in 1980-81. The GM Facilities were decommissioned in 2009. Numerous Resource Conservation and Recovery Act (“RCRA”) violations associated with volatile organic compounds (“VOCs”) use, storage and disposal practices were identified throughout the GM Facilities’ operational history (which began in the 1920s). The RCRA violations led to extensive state and federal investigations, which ultimately resulted in environmental management of the GM Facilities under the Ohio EPA Division of Environmental Response and Revitalization program and the U.S. EPA Superfund Enterprise Management System. Contaminants of concern in soil and groundwater beneath the GM Facilities include chlorinated VOCs, which are primarily originating from the Process Sump Area located in the southwest portion of the Mortgaged Property. Remediation commenced in January 1996, and has included the operation of shallow and deep groundwater pump and treat/capture zones, as well as in-situ measures to enhance dechlorination of the chlorinated VOC plume. In June 2011, an Environmental Access, Easement and Use Restriction Agreement (the “Environmental Use Agreement”) was implemented at the Mortgaged Property, which states that Racer Properties LLC (“Racer”), its successors and assigns are obligated to conduct environmental actions and remedial activities to comply with the environmental laws, which obligation will remain in force until the occurrence of a “Termination Event” (defined as regulatory closure or Racer, its affiliates, successors and assigns being dissolved). The Environmental Use Agreement also restricts the use of the Mortgaged Property; see “—Use Restrictions”. A trust has been established to provide funding for the cleanup, with initial allotted funding of $25,759,964 and $17,731,231 remaining (according to representatives of the trust prior to the date of the ESA (February 15, 2019)). Second, the ESA identified a large stockpile of unknown material along the west portion of the Mortgaged Property as a REC due to the industrial use of the Mortgaged Property. At origination, the borrower reserved $78,000 in an immediate repair reserve and reserved $60,000 in environmental reserve, which represents 100% of the environmental consultant’s estimate of the cost of such clean-up.

●	With respect to the Sunridge Apartments Mortgage Loan (0.5%), the related Mortgaged Property is connected to the municipal potable water supply provided by City of Flint. According to the 2017 Drinking Water Quality Report/Consumer Confidence Report prepared by the City of Flint, the drinking water supplied to the Mortgaged Property was, as of 2018, compliant with state and federal standards, including those for lead and copper. The environmental consultant sampled water sources at the Mortgaged Property for lead content due to the regional water quality issue in the City of Flint. One of the test results exceeded relevant standards for lead. The source of the lead is unknown but could be from City of Flint sourcing. Based on test results and uncertainty regarding potential for lead leaching from supply lines the environmental consultant recommended installation of point-of-use filters which are certified to remove lead, and that property management should verify each tenant kitchen tap has a certified lead removal filter installed and replaced as required by the manufacturer (and that a schedule of filter installations and replacement for each unit should be maintained). Further, the environmental consultant recommended that units with children should consider placing lead removal filters on all sink taps (bathroom and kitchen taps) and that each existing tenant and future prospective tenants should be notified that water should not be consumed or used for any kitchen purposes unless it has been properly filtered.

●	With respect to the Piney Green Food Lion Mortgage Loan (0.4%), the related ESA for the Mortgaged Property identified a REC in connection with the historical operation of a dry-cleaning facility at the Mortgaged Property and associated vapor releases. The former dry-cleaning facility is in the North Carolina Dry-cleaning Solvent Cleanup Program (the “DSCA”). The ESA identifies the facility as a candidate for closure pending completion of risk assessment, including vapor sampling. Continued participation in the DSCA program is required for regulatory closure.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties with respect to the largest 15 Mortgage Loans and Mortgage Loans with PIPs exceeding 10% of the principal balance of the Mortgage Loan.

●	With respect to the 101 California Mortgage Loan (4.5%), the Mortgage Loan documents permit the related borrower to commence and complete certain renovations to the common areas and the plaza at the Mortgaged Property. The renovations are estimated to cost approximately $65.3 million in the aggregate, and may be completed in up to six phases. The borrower has signed a pre-construction services contract with a construction company, which is terminable with 30 days’ notice by the borrower. The Mortgage Loan documents provide that the borrower may proceed with the following phases: (i) renovation of the Pine Street lobby; (ii) renovation of the California Street lobby; (iii) construction of a tenant lounge or clubhouse at the Mortgaged Property; (iv) the renovations to the plaza; (v) the relocation of access to the subterranean parking garage; and (vi) construction of a conference facility or gym. The Mortgage Loan documents do not require the Borrower to commence construction on any of the phases nor require completion of the other phases following the commencement of one phase. There was no requirement for a reserve at origination related to such renovations.

●	With respect to the SWVP Portfolio Mortgage Loan (4.5%), the borrowers were required at origination to reserve $5,000,000 with respect to a PIP for the DoubleTree Charlotte Mortgaged Property. The PIP was not required or mandated by the related franchise agreement, but the Mortgage Loan documents require the borrowers to complete the PIP in a timely manner in accordance with the Mortgage Loan documents. The PIP includes proposed renovations and upgrades to the guestrooms, guest bathrooms, lobby and dining area, with a total budgeted cost of $4,989,110. The Mortgage Loan documents include a nonrecourse carve-out for any losses from the failure to complete the PIP (or any other property improvement plan in the future) in a timely, lien free and worker like manner and otherwise in accordance with the Mortgage Loan documents or any related franchise agreement.

●	With respect to the Green Hills Corporate Center Mortgage Loan (4.5%), the borrower is required to complete certain HVAC work in connection with the Penske Truck Leasing Co., L.P. (“Penske”) lease amendment. The HVAC work is estimated to cost approximately $9.61 million. At origination of the Mortgage Loan, the borrower reserved $1,109,161 with respect to the HVAC work. Excess cash flow (after all other reserves, including the reserve for a tenant allowance payable to Penske) is swept beginning on the first monthly payment date until the funds necessary to pay for the HVAC work (as the estimated cost may be adjusted based on the actual contract signed by the borrower to perform the HVAC work) have been accrued; in the event the borrower has not deposited the full amount on or before March 31, 2022, the borrower is required to deposit an amount necessary to fully fund the HVAC work on such date. The borrower is also required to provide Penske with tenant allowances of approximately $5.23 million as described under “Annex A-3—Description of Top Fifteen Mortgage Loans”.

●	With respect to the Arbor Hotel Portfolio Mortgaged Properties (4.5%), the related borrower is required to undergo a PIP at the (i) Residence Inn Salt Lake City Mortgaged Property (1.0% by allocated loan amount) in the amount of approximately $6,600,000, (ii) Hampton Inn Santa Barbara Mortgaged Property (1.0% by allocated loan amount) in the amount of approximately $730,000, (iii) Hampton Inn Norwood Mortgaged Property (0.7% by allocated loan amount) in the amount of approximately $1,400,000, (iv) Hampton Inn Bloomington Mortgaged Property (0.8% by allocated loan amount) in the amount of approximately $3,000,000, (v) Springhill Suites Bloomington Mortgaged Property (0.6% by allocated loan amount) in the amount of approximately $2,300,000 and (vi) Hyatt Place Arlington Mortgaged Property (0.5% by allocated loan amount) in the amount of approximately $4,100,000. At origination of the Mortgage Loan, the related borrower deposited a letter of credit in the amount of $18,086,700 in lieu of a cash reserve with respect to such renovations.

●	With respect to the Newport Corporate Center Mortgage Loan (3.7%), the largest tenant, T-Mobile, is currently renovating its space under a phased, building-by-building construction plan with a year timeline. The renovations by T-Mobile are projected to cost approximately $80.0 million and are expected to be completed in mid-2021. Additionally, the landlord is currently performing tenant inducement work required by the T-Mobile lease, which is projected to cost approximately $85.8 million (of which, approximately $60.1 million was outstanding at closing) and is expected to be completed by the end of 2019. Inclusive of the $60.1 million tenant inducement work is a bridge/connectivity project, which is projected to cost approximately $8.2 million and is expected to be completed by the end of 2020. At origination, the borrower reserved approximately $88.9 million, including (i) approximately $60.1 million of which will be used to fund tenant improvements/leasing expenses outstanding as of the origination date with respect to the T-Mobile lease, (ii) approximately $21.8 million of which will be used to fund a rent replication reserve to replicate rent for the period from origination to the rent commencement under the T-Mobile lease, (iii) approximately $5.4 million of which will be used to fund unpaid costs of capital work for the T-Mobile lease, and (iv) $1.675 million of which will be used to fund miscellaneous capital expenditures and tenant improvements and leasing commissions. See “—Tenant Issues—Lease Expirations and Terminations—Other”.

●	With respect to the Lakeside Apartments Mortgaged Property (3.2%), the related borrower plans to perform renovations in the amount of approximately $5,338,000, consisting of upgrades to kitchens and bathrooms as well as renovations to the pool, clubhouse, and landscape. The borrower did not deposit funds into a reserve at origination of the Mortgage Loan with respect to such renovations.

●	With respect to the Greenleaf at Howell Mortgage Loan (2.4%), the borrowers were required at origination to reserve $1,776,826 for various landlord’s and tenant’s work for premises occupied by four tenants, including Climbzone, a new tenant who is expected to finish its work on the premises and open its operation shortly. The borrowers were additionally required at origination to reserve $632,500 to complete certain improvements to be made to the premises leased to Starbucks. The borrowers are required under the Mortgage Loan documents to complete the improvements in connection with the Starbucks premises on or prior to December 31, 2019, and the non-recourse carveout guarantor has delivered a completion guaranty in connection with the construction of the Starbucks premises.

●	With respect to the Hilton Melbourne Mortgage Loan (2.2%), the borrower was required at origination to reserve $2,018,964 with respect to a PIP required by the related franchise agreement and to fund certain elective capital improvements. The PIP originally included renovations to the public areas, meeting spaces, recreational and circulation areas and guest rooms, and the remaining renovations as of the origination date included the replacement of televisions and fitness equipment, signage, railings and locks, with a remaining aggregate cost of $440,700. The Mortgage Loan documents require the borrower to complete the remaining renovations required by the PIP in accordance with the franchise agreement.

●	With respect to the 57 East 11th Street Mortgaged Property (1.8%), the sole tenant at the Mortgaged Property, WeWork, is in the process of completing its buildout of its space. We cannot assure you that they will complete this buildout and take occupancy as expected or at all. At origination of the Mortgage Loan, the lender reserved $9,057,308 with respect to the related tenant improvement allowance, free rent and leasing commissions.

There can be no assurance that this will not adversely affect the performance at the property, that such renovation will be completed on time, or that there will be sufficient reserves available to cover the planned renovations. Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current full narrative appraisal, which was generally obtained within seven (7) months of the origination of the Mortgage Loan, conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers —JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within ten (10) months of the Cut-off Date.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes —Physical Assessment Report” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance” and “—Citi Real Estate Funding Inc.— CREFI’s Underwriting Guidelines and Processes”.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

With respect to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), to the extent that any of the condemnation provisions under the Mortgage Loan documents conflict with the terms of any of the leases in place at the Mortgaged Properties (except for the leases at the each of the following individual Mortgaged Properties: 1926 Auiki Street, 142 Mokauea Street, 2144 Auiki Street, 106 Puuhale, Road, 120 Mokauea Street, 120B Mokauea Street, 214 Sand Island Access Road and 120 Sand Island Access Road) such provisions do not apply with respect to any condemnation.

With respect to the 59 Maiden Lane Mortgage Loan (6.8%), the Mortgaged Property is not in compliance with certain fire sprinkler laws and has several building and fire department violations. The Mortgage Loan documents require the borrower to complete and pay for certain (i) façade restoration work by October 1, 2020 and (ii) sprinkler work by April 1, 2020. In addition, the borrower is required to use commercially reasonable efforts to cure all existing building and fire department violations throughout the term of the Mortgage Loan. The borrower was not required to reserve any funds at origination of the Mortgage Loan for such repair work; provided, however, that the borrower is required to post a cash reserve or a letter of credit with respect to such repair work upon an event of default. It is an event of default under the Mortgage Loan documents if the borrower does not complete such required repairs at the Mortgaged Property by the related deadlines set forth above. The engineering report estimated the cost of the sprinkler work to be $363,625 and the cost of the façade restoration to be $10,000,000.

With respect to the SWVP Portfolio Mortgage Loan (4.5%), the zoning report obtained at origination for the DoubleTree Charlotte Mortgaged Property provides that the Mortgaged Property is legal non-conforming as to the use of the Mortgaged Property as a hotel. The zoning ordinance provides that the Mortgaged Property may be rebuilt to its current non-conformity following a casualty, provided that a building permit is issued for the Mortgaged Property within 12 months of the date of damage. Laws and ordinances coverage was obtained, and the Mortgage Loan documents include a nonrecourse carve-out for losses from any breach of the related representation in the Mortgage Loan documents or the result of any cure of non-compliance with any zoning regulation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and representation and warranty number 25 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and F-2, respectively.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings).

With respect to the Birch Landing Apartments Mortgage Loan (3.0%), Birch Landing Atlanta Apartments, LP (formerly, Birch Landing Atlanta Apartments LLLP), the borrower under the Birch Landing Mortgage Loan, together with the related property manager, are co-defendants in a pending tort lawsuit. The lawsuit involves a wrongful death action, related estate-based claims, and a negligent infliction of emotional distress claim against the defendants. The claims arose from the shooting, and subsequent death, of a man on the premises of the apartment complex that constitutes the related Mortgaged Property. The alleged perpetrator is currently facing criminal prosecution. The plaintiffs are the family members of the deceased victim. The plaintiffs’ civil claim asserts that the borrower and the property manager were negligent in maintaining adequate security measures for the complex and for not removing the alleged perpetrator from the premises after allegedly receiving (i) notice that he was living at the apartment complex despite not being named as an authorized occupant of any apartment, and (ii) complaints about previous criminal and threatening activity at the complex. The plaintiffs are seeking damages for current and reasonably foreseeable medical expenses relating to the emotional distress claim, as well as punitive damages for willful misconduct in connection with the alleged failure to maintain necessary security measures. Based on information received from counsel to the borrower’s insurer, the range of potential damages is estimated to be between $2.0 million and $6.0 million, although there can be no assurance that such estimate will not be exceeded. On the origination date of the Birch Landing Apartments Mortgage Loan, the borrower deposited $6.0 million upfront into a litigation reserve. While the Mortgaged Property is covered by general liability insurance in the amount of $1.0 million and umbrella liability insurance in the amount of $25.0 million, there can be no assurance that the insurers will determine that any liability resulting from the litigation would be covered by such policies. The Mortgage Loan is recourse to the borrower and the related non-recourse carveout guarantor to the extent of losses incurred by the related lender as a result of the above-referenced litigation. There can be no assurance, however, that either the borrower or the non-recourse carveout guarantor would be willing or able to fulfil its obligations under the related loan documents with respect to any such losses.

With respect to the Stonebrook Apartments Phase II Mortgage Loan (1.7%), one of the related sponsors, Ron Newman, as a principal of Milestone Life Settlement Fund and Milestone Multifamily Fund (collectively, the “Funds”), the Funds, Milestone Investments USA (together with Milestone Life Settlement Fund and Milestone Multifamily Fund, the “Milestone Entities”) and Jeff Hollingsworth, an employee of Milestone Investments USA (collectively, the “Milestone Respondents”), were issued a cease and desist order from the State of Washington Securities Division (“WSEC”) in November 2013. The cease and desist order was entered for (1) the failure of the Funds to be registered to sell securities in the State of Washington, (2) the failure to disclose the risks associated with a non-fully subscribed offer in the Milestone Life Settlement Fund and (3) not being registered as securities sales persons or broker dealers in the State of Washington. Ron Newman’s WSEC’s investigation resulted from a complaint filed by the financial advisor of one of Funds’ members in 2012 related to Jeff Hollingsworth’s suspension from FINRA for his alleged failure to meet the terms of an agreement made with FINRA prior his employment with Milestone Investments USA. The Milestone Respondents entered into a consent agreement with WSEC in 2014 upon completion of the WSEC investigation. The Milestone Entities were combined into one company, Milefund LLC, in August, 2012 and two projects invested in by the Milestone Entities were sold and the Milefund investors received a return on their investment. Ultimately, the Milestone Respondents, on a joint and several basis, paid a fine of $8,000 to recoup a portion of the costs of the WSEC investigation as well as a $9,000 fine for the violations.

With respect to the Stonebrook Apartments Phase II Mortgage Loan (1.7%), Ron Newman, one of the borrower sponsors, filed for Chapter 7 Bankruptcy in October 2010 following the foreclosure of a construction loan, and the related lender, Washington Federal Savings, suing for payment from Mr. Newman pursuant to his personal guaranty of such loan. Mr. Newman was able to discharge two judgments in favor of Washington Federal Savings totaling $497,848. Mr. Newman was also able to discharge personal liability to Wilmington Savings Fund Society of $202,000 related to a separate foreclosure and personal guaranty of a mortgage loan related to a rental property.

With respect to the Pell City Portfolio Mortgage Loan (0.8%), the borrower sponsor owned a property that defaulted on October 6, 2010 and was subsequently foreclosed and sold for approximately 20% of the outstanding loan balance. The borrower sponsor was sued by the holder of loan, the BACM 2007-1 trust, alleging that between the event of default on October 6, 2010 and the foreclosure sale on October 27, 2011, the borrower failed to remit any rents it received in connection with the property, and further, that the event of default had triggered the borrower sponsor’s liability under the guaranty. The borrower sponsor settled with the BACM 2007-1 trust for $600,000. The borrower sponsor owned another property that went into default in June 2011. The borrower sponsor was sued by U.S. Bank, as trustee for the Merrill Lynch Mortgage Trust 2007-1, alleging that the borrower had continued to collect rents from tenants following the event of default, in violation of the assignment of leases and rents, and did not remit such rents to the plaintiff, as required. The borrower sponsor settled with U.S. Bank for $130,000.

With respect to the Hawk View Industrial Park Mortgage Loan (1.6%), one of the borrower sponsors, Thomas Reiter, is an officer at and 1.3% owner of Sentinel Capital Holdings, LLC (“Sentinel”), which entered into an agreement (the “Bay View Operating Agreement”) with Ron Thauer and another individual for the formation of Bay View Senior Living, LLC (“Bay View”), for the purpose of acquiring and operating a senior living facility. On February 9, 2018, Sentinel delivered a written notice to Mr. Thauer requesting an additional capital contribution of $1,000,000, as allegedly required under the Bay View Operating Agreement. Mr. Thauer only paid $399,143 of that amount, and Sentinel subsequently sued Mr. Thauer for the deficit. In response, Mr. Thauer filed a cross-complaint naming Mr. Reiter as a defendant (among others), alleging that the defendants excluded Mr. Thauer from certain major decisions involving Bay View in violation of the Bay View Operating Agreement. Mr. Thauer seeks monetary damages in excess of $15,000,000 for, among other causes of action, fraud, intentional misrepresentation, breach of fiduciary duty and conversion by the defendants in connection with his investment in Bay View.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to the Hilton Melbourne Mortgage Loan (2.2%), the prior loan secured by the related Mortgaged Property was a CMBS loan that was originated in November 2005 and was transferred to special servicing in June 2009. The prior loan was subsequently restructured in June 2012 and split into an A note in the amount of approximately $12.6 million and a hope note of approximately $4.3 million and the prior loan was sold to a third party investor in September 2015 for approximately $12.0 million. The prior loan was sold again in January 2018 to another investor for approximately $32.0 million. The related securitization trust ultimately realized a loss of approximately $4.3 million to the related securitization trust.

With respect to the 3 Columbus Circle Mortgage Loan (9.1%), the Green Hills Corporate Center Mortgage Loan (4.5%), the Lakeside Apartments Mortgage Loan (3.2%), the Birch Landing Apartments Mortgage Loan (3.0%), the Hilton Melbourne Mortgage Loan (2.2%), the Stonebrook Apartments Phase II Mortgage Loan (1.7%), the Pine Terrace Apartments Mortgage Loan (1.1%), the Orchard Park Apartments Mortgage Loan (1.0%) and the Pell City Portfolio Mortgage Loan (0.8%), (a) within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings or (b) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the 3 Columbus Circle Mortgage Loan (9.1%), the borrower sponsor purchased the Mortgaged Property in 2004 and refinanced the related loan in 2006 with a $250 million loan from Wachovia. The borrower sponsor defaulted on the $250 million loan in 2009, and Related Companies, a private real estate firm based in New York City, subsequently bought the note and moved to foreclose. However, in 2011, SL Green became involved to recapitalize the Mortgaged

Property, preventing Related Companies from foreclosing on the Mortgaged Property. Subsequently, SL Green and the borrower sponsor refinanced the Mortgaged Property with a $350 million loan from Deutsche Bank, and in 2018 the borrower sponsor repurchased SL Green’s interest in the Mortgaged Property. The borrower sponsor did not default on the loan from Deutsche Bank throughout the loan term before refinancing it with the Mortgage Loan. The borrower sponsor has also been subject to other default and foreclosure proceedings.

●	With respect to the Green Hills Corporate Center Mortgage Loan (4.5%), an affiliate of the borrower sponsor and non-recourse carveout guarantor was involved in (i) a sale of an unrelated mortgaged property resulting from a default of a mortgage loan and mezzanine loan in 2014 and (ii) a foreclosure of an unrelated mortgaged property in 2014.

●	With respect to the Lakeside Apartments Mortgage Loan (3.2%), affiliates of the related borrower sponsors have sponsored three other real estate projects that have been the subject of mortgage loan defaults.

●	With respect to the Birch Landing Apartments Mortgage Loan (3.0%), the borrower sponsor and non-recourse carveout guarantor were involved in foreclosures on 8 unrelated mortgaged properties in the Atlanta area from 2009 to 2012, which resulted in deeds-in-lieu of foreclosure with respect to the related mortgaged properties in each instance.

Twenty-eight (28) Mortgage Loans (65.4%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Ten (10) Mortgage Loans (26.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

Two (2) Mortgage Loans (8.2%) were originated in connection with the borrower’s recapitalization.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), 179 of the 186 individual Mortgaged Properties that secure the Mortgage Loan are each occupied by a single tenant.

●	Sixty-three (63) Mortgaged Properties (22.8%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

●	The Mortgaged Properties securing the Western Digital R&D Campus Mortgage Loan (3.5%), the Arctic Glacier Portfolio (2.2%), the 57 East 11th Street Mortgage Loan (1.8%) and the Giant Hershey PA Mortgage Loan (0.9%) are each leased to a single tenant.

●	Two (2) Mortgaged Properties identified as Moffett Towers II – Building V and Alamo Drafthouse Cinema – Lubbock on Annex A-1, securing in whole or in part two (2) Mortgage Loans, (4.3%) are leased to a single tenant. With respect to certain of these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable. See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed-use, industrial and flex Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or the Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
ILPT Hawaii Portfolio	7.1%	Various(1)	2/7/2029
Moffett Towers II – Building V	3.9%	5/31/2034	6/6/2034(2)
Heartland Dental Medical Office Portfolio	1.8%	Various(3)	11/6/2028

(1)	One hundred (100) of the ILPT Hawaii Portfolio Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or in the same year of, the related maturity date. See Annex A-1 for the related lease expiration dates.

(2)	The Mortgage Loan has an ARD on April 6, 2029.

(3)	Ninety-eight (98) of the Heartland Dental Medical Office Portfolio Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or within the same year of, the related maturity date. See Annex A-1 for the related lease expiration dates.

●	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Net Rentable Area of Leases Expiring	Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
ILPT Hawaii Portfolio	7.1%	Various(1)	Various	2/27/2029
59 Maiden Lane	6.8%	69.0%	2021	5/6/2029
Central Tower Office	3.1%	52.0%	2025	5/6/2029
Park Central Plaza I & II	2.2%	52.2%	2026	5/1/2026
Heartland Dental Medical Office Portfolio	1.8%	Various(1)	Various(1)	11/6/2028
364 Bush	0.7%	55.3%	2027	3/6/2029

(1)	Four (4) of the ILPT Hawaii Portfolio Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant) have one or more leases in excess of 50% of the net rentable area at the related Mortgaged Property expiring prior to (or in the same year as) the maturity date of the Mortgage Loan. See Annex A-1 for the related Lease Expiration Dates.

(2)	Fifty-six (56) of the Heartland Dental Medical Office Portfolio Mortgaged Properties have one or more leases in excess of 50% of the net rentable area at the related Mortgaged Property expiring prior to (or in the same year as) the maturity date of the Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed-use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property):

●	With respect to the 101 California Mortgage Loan (4.5%), the Central Tower Office Mortgage Loan (3.1%) and the Greenleaf at Howell Mortgage Loan (2.4%), each related Mortgaged Property is subject to leases where one or more of the top 5 tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. Also, see Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans or Groups.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the underwritten base rent at the related Mortgaged Property that may have these types of risks. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
59 Maiden Lane	6.8%	NYDCAS	69.0%	71.8%
59 Maiden Lane	6.8%	People of the State of NY	8.3%	7.5%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods or sublease a material portion of their property, as set forth below with respect to the largest 15 Mortgage Loans and the five largest tenants listed on Annex A-1:

●	With respect to the 3 Columbus Circle Mortgage Loan (9.1%), Josephson, the 5th largest tenant by the net rentable area at the Mortgaged Property, and an affiliate of the related borrower, has a free rent period through July 2019 in the aggregate amount of $1,259,369. The borrower was required at origination to reserve approximately $847,794 for the free rent period.

●	With respect to the 101 California Street Mortgaged Property (4.5%), the second largest tenant, Cooley LLP, representing approximately 9.0% of the net rentable area at the Mortgaged Property, is anticipated to vacate its leased space at the Mortgaged Property after the expiration of its lease in December 2020. This tenant is underwritten as in-place due to the notice period prior to lease expiration. The borrower was required to reserve $10,000,000 at origination in connection with costs associated with re-tenanting the space upon expiration of the lease. We cannot assure you that the vacated space will be leased in a timely manner at favorable rents or on favorable terms. See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”.

●	With respect to the 101 California Mortgage Loan (4.5%), the fourth largest tenant, Deutsche Bank Securities, Inc., subleases 8,989 square feet of its space to Raymond James.

●	With respect to the Moffett Towers II – Building V Mortgage Loan (3.9%), the sole tenant, Facebook, has signed a lease but is not expected to take occupancy until August 2019 and is not required to commence paying rent until September, 2019. A free rent reserve of $8,959,638 was funded at origination.

●	With respect to the Newport Corporate Center Mortgage Loan (3.7%), the largest tenant, T-Mobile, representing approximately 92.1% of the net rentable area at the Mortgaged Property, (i) is currently in free rent periods with respect to 11.4% of its space, (ii) will have various free rent periods with respect to 92.7% of its space until December 2020, and (iii) is entitled to free rent totaling $21,807,139 in that time. At origination, the borrower reserved $21,807,139 with respect to T-Mobile free rent.

●	With respect to the Central Tower Office Mortgage Loan (3.1%), Maru Group, the second largest tenant at the Mortgaged Property, representing approximately 3.2% of the net rentable area at the Mortgaged Property, subleases its entire space to Vision Critical Communications through March 15, 2021 at rent of $83.50 per square foot compared to $82.16 per square foot in the prime lease. The sublease is coterminous with the prime lease. Seven Cities PTE, Ltd., the third largest tenant at the Mortgaged Property, leasing approximately 3.2% of the net rentable area at the Mortgaged

Property, had its lease expire in January 2019 and is occupying its space on a month-to-month basis. Google, the fifth largest tenant at the Mortgaged Property, representing approximately 3.2% of the net rentable area at the Mortgaged Property, subleases its entire space to Seven Cities PTE, Ltd. through September 15, 2021 at rent of $75.19 per square foot compared to $78.68 per square foot in the prime lease. The sublease is coterminous with the primary lease. The Mortgage Loan was underwritten based on the rent for the prime leases.

●	With respect to the Park Central Plaza I & II Mortgaged Property (2.2%), the fourth largest tenant, Designer Group, USA, Inc., currently occupies 14,482 square feet and has a lease with an expiration date of August 31, 2019. At origination, the borrower executed a lease with DNT Automotive Group, LLC, an affiliate of borrower, for the space currently leased by Designer Group, USA, Inc. with the requirement that DNT Automotive Group, LLC must take physical occupancy within three months of lease commencement, unless the DNT Automotive Group, LLC is terminated. The borrower is permitted to terminate the DNT Automotive Group, LLC lease if such lease is being simultaneously replaced with a Designer Group, USA Inc. lease renewal satisfying all of the conditions in the loan documents (including, among other things, a lease amendment with Designer Group, USA, Inc. that satisfies certain conditions in the loan documents). Designer Group, USA Inc. is currently negotiating a renewal lease and has been underwritten for 12,514 square feet with a lease expiration of August 31, 2024.

●	With respect to the 57 East 11th Street Mortgage Loan (1.8%), the sole tenant, WeWork, is not yet in occupancy of its space and is anticipated to complete its build out and take occupancy in or around the fall of 2019. WeWork currently has approximately five months of unexpired free rent in the amount of approximately $2,319,700.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. In addition, as indicated on “Annex A-3—Description of Top Fifteen Mortgage Loans”, certain tenants at a Mortgaged Property may not be paying rent with respect to a portion of their rented space.

Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

With respect to the Central Tower Office Mortgage Loan (3.1%), the largest tenant, Unity Technologies, representing approximately 52.0% of the net rentable area at the Mortgaged Property, has the right to “go dark” with respect to its space.

With respect to the Arctic Glacier Portfolio Mortgage Loan (2.2%), the sole tenant, Arctic Glacier, has the right to “go dark” with respect to or vacate up to 10% of the aggregate net rentable area at the Mortgaged Properties.

We cannot assure you that any tenants discussed above will take occupancy of the related premises or commence paying rent as expected or at all. Any failure to do so may have a material adverse effect on the related Mortgaged Property and the related borrower’s ability to satisfy its obligations under the related loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), the Arbor Hotel Portfolio Mortgage Loan (4.5%) the SWVP Portfolio Mortgage Loan (4.5%), the Green Hills Corporate Center Mortgage Loan (4.5%), the Moffett Towers II – Building V Mortgage Loan (3.9%), the Arctic Glacier Portfolio Mortgage Loan (2.2%), the Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%) and the Residence Inn-Lynchburg Mortgage Loan (1.3%), certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

In particular, with respect to the 5 largest tenants (based on net rentable area) and certain entities other than tenants with respect to the 15 largest Mortgage Loans:

●	With respect to the 3 Columbus Circle Mortgage Loan (9.1%), JPMCB occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), tenants at the following individual Mortgaged Properties have rights of first refusal to purchase the applicable Mortgaged Properties if the landlord proposes to market the respective premises for sales: 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street. In each case, the right of first refusal does not apply to any bona fide financing or sale-leaseback transaction or portfolio sale.

●	With respect to the Green Hills Corporate Center Mortgage Loan (4.5%), the largest tenant, Penske Truck Leasing Co., L.P., has a right of first offer which applies to any landlord election to sell the property to an unrelated third party provided the lease is not in default. The right of first offer does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, but does apply to any subsequent transfer.

●	With respect to the SWVP Portfolio Mortgage Loan (4.5%), the franchisor with respect to the InterContinental Mortgaged Property has a right of first offer under the related franchise agreement in the event that the franchisee sells or otherwise transfers its interest in the Mortgaged Property, which right the franchisor has waived under a comfort letter in connection with a foreclosure or deed-in-lieu.

●	With respect to the Arbor Hotel Portfolio Mortgage Loan (4.5%), the related franchisor at each of the Arbor Hotel Portfolio – Residence Inn Salt Lake City Mortgaged Property (1.0% by allocated loan amount) and the Arbor Hotel Portfolio – Springhill Suites Bloomington Mortgaged Property (0.6% by allocated loan amount), Marriott International, Inc. has a right of first refusal to purchase each such Mortgaged Property (or, at its option, terminate the respective franchise agreement) in the event of a proposed transfer of (i) the respective Mortgaged Property, or (ii) an ownership interest in the related borrower or in an affiliate of the borrower that controls the borrower, in each case, to a “competitor” of the franchisor as defined in the respective franchise agreement.

●	With respect to the Moffett Towers II – Building V Mortgage Loan (3.9%), the sole tenant, Facebook, has the right to purchase the Mortgaged Property if a prospective purchaser that the borrower or an affiliate intends to sell the Mortgaged Property to is a “Facebook Competitor”, which is currently defined as Alphabet, Amazon, Apple or Microsoft (subject to tenant updates). The right will not apply if Facebook (i) is in material monetary default under its lease or (ii) has assigned the lease to a non-affiliate. The right of first refusal does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, but does apply to any subsequent transfer.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the 3 Columbus Circle Mortgage Loan (9.1%), the fifth largest tenant at the Mortgaged Property, Josephson, representing approximately 3.2% of the net rentable area, is an affiliate of the borrower.

●	With respect to the 59 Maiden Lane Mortgage Loan (6.8%), the fourth largest tenant at the Mortgaged Property, AmTrust Financial Services, representing approximately 3.9% of the net rentable area, is an affiliate of the borrower.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%), the largest tenant in the portfolio, Heartland Dental (together with its affiliates), leasing approximately 82.7% of the net rentable area in the portfolio to operate dental offices, is an affiliate of the borrower sponsor.

●	With respect to the Park Central Plaza I & II Mortgaged Property (2.2%), the fourth largest tenant, Designer Group, USA, Inc., currently occupies 14,482 square feet and has a lease with an expiration date of August 31, 2019. At origination, the borrower executed a lease with DNT Automotive Group, LLC, an affiliate of borrower, for the space currently leased by Designer Group, USA, Inc. with the requirement that DNT Automotive Group, LLC must take physical occupancy within three months of lease commencement, unless the DNT Automotive Group, LLC is terminated. The borrower is permitted to terminate the DNT Automotive Group, LLC lease if such lease is being simultaneously replaced with a Designer Group, USA Inc. lease renewal satisfying all of the conditions in the loan documents (including, among other things, a lease amendment with Designer Group, USA, Inc. that satisfies certain conditions in the loan documents). Designer Group, USA Inc. is currently negotiating a renewal lease and has been underwritten for 12,514 square feet with a lease expiration of August 31, 2024.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, fifteen (15) Mortgaged Properties related to the 101 California Mortgage Loan (4.5%), the Moffett Towers II – Building V Mortgage Loan (3.9%), the Newport Corporate Center Mortgage Loan (3.7%), the Western Digital R&D Campus Mortgage Loan (3.5%), the Central Tower Office Mortgage Loan (3.1%), the Stonebrook Apartments Phase II Mortgage Loan (1.7%), the Orchard Park Apartments Mortgage Loan (1.0%), the Residence Inn Salt Lake City Mortgaged Property (1.0%), the Hampton Inn Santa Barbara Mortgaged Property (1.0%), the 364 Bush Mortgage Loan (0.7%), the 1731 15th Street Mortgage Loan (0.7%), the Heartland Dental Medical Office Portfolio – 1200 Network Centre Drive Mortgaged Property (0.1%), the Heartland Dental Medical Office Portfolio – 2202 Althoff Drive Mortgaged Property (0.0%), the Heartland Dental Medical Office Portfolio – 242 Southwoods Drive Mortgaged Property (0.0%), the Heartland Dental Medical Office Portfolio – 1490 North Green Mount Road Mortgaged Property (0.0%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties (except with respect to the applicable Heartland Dental Medical Office Portfolio Mortgaged Properties), and based on those reports, no Mortgaged Property has a seismic expected loss greater than 22%.

In the case of twenty-nine (29) Mortgage Loans (78.4%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Greenleaf at Howell Mortgage Loan (2.4%), the related borrower may rely on the insurance of its tenant, BJ’s Wholesale Club, with respect to its leased premises, and such tenant provides third party insurance acceptable to the lender; and that there is no default beyond any applicable notice or cure period under the lease, among other conditions.

●	With respect to the Alamo Drafthouse Cinema – Lubbock Mortgage Loan (0.5%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant at the Mortgaged Property, Alamo Drafthouse, provided that the sole tenant is required to maintain insurance policies that meet the requirements of the Mortgage Loan documents, the borrower provides evidence that the tenant does maintain such policies and paid all insurance premiums and the tenant’s lease is in full force and effect.

See representation and warranty number 18 in Annex D-1, representation and warranty number 17 in Annex E-1, representation and warranty number 17 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 31 in Annex D-1, representation and warranty number 30 in Annex E-1, and representation and warranty number 30 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Central Tower Office Mortgage Loan (3.1%), the Mortgaged Property is designated as a Category III Article 11 Historic Preservation Site, which designation requires that the borrower obtain the approval of the San Francisco Planning Department prior to commencing reconstructions, major alterations and demolitions.

●	With respect to the Infinity Park Apartments Mortgage Loan (1.9%), in connection with the Home Funds Development Loan from the City of Detroit, 38 of the 483 units at the Mortgaged Property have been designated as “HOME Assisted Units”. The HOME Assisted Units are required to be designated for families whose annual incomes are less than 60% of the median income for the Detroit Metropolitan Statistical Area (“MSA”) (as determined by the U.S. Department of Housing and Urban Development (“HUD”)). Rent may not exceed the lesser of (i) the fair market rent for existing housing for comparable units in the area (as established by HUD), less the monthly allowance for utilities and services (excluding telephone) to be paid by the tenant as established by the City of Detroit (the “Monthly Utilities Allowance”); or (ii) 30% of the adjusted income of a family whose gross income equals 65% of the median income for the Detroit MSA (as determined by HUD), with adjustments for the number of bedrooms in the unit less the Monthly Utilities Allowance. 20% of the Home Assisted Units are required to be occupied by families whose annual incomes do not exceed 50% of the median income for the Detroit MSA (as determined by HUD) (“Very-Low Income Families”). With respect to Very-Low Income Families, the rent is required to be no higher than (a) 30% of the annual income of a family whose income equals 50% of the median income for the Detroit MSA (as determined by HUD), adjusted for the size of the family less the Monthly Utilities Allowance (not to exceed the rent owed under clause (i), above); or (b) 30% of the family’s adjusted income, less the Monthly Utilities Allowance. See “—Real Estate and Other Tax Considerations”.

●	With respect to the 57 East 11th Street Mortgaged Property (1.8%), the related borrower has a permanent certificate of occupancy; however, WeWork, the sole tenant, intends to use two floors of the Mortgaged Property for commercial uses which are inconsistent with the permitted residential uses set forth in the permanent certificate of occupancy. The related borrower is required to use commercially reasonable efforts to obtain a new temporary certificate of occupancy, to thereafter timely renew such temporary certificate of occupancy and to obtain a permanent certificate of occupancy for the Mortgaged Property that remedies the non-conformity. The related borrower has represented that all work required to obtain a new temporary certificate of occupancy which reflects the use has been completed and paid for and only administrative obligations remain (i.e. the filing of paperwork and completion of standard and customary inspections) in order to obtain a new temporary certificate of occupancy. The related borrower is entitled to receive the new temporary certificate of occupancy reflecting the use change “as of right” upon completion of the remaining administrative obligations.

●	With respect to the IRG Moraine Industrial Mortgage Loan (1.2%), pursuant to the Environmental Use Agreement, (i) the Mortgaged Property is required to be utilized for its “Intended Use”, which includes industrial, light industrial, high-tech, and any other non-residential and non-retail shopping uses; (ii) use of the groundwater beneath the Mortgaged Property is prohibited; and (iii) any future redevelopment of the Mortgaged Property will require the construction and installation of vapor intrusion barriers for any building that will be occupied by persons for any purpose. See “—Environmental Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and representation and warranty number 25 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
SWVP Portfolio(1)	4.5%	59.6%	59.6%	$335,600,000	62.3%	62.3%	$321,200,000
Arbor Hotel Portfolio(2)	4.5%	60.7%	60.7%	$164,700,000	70.9%	70.9%	$141,000,000
Weston I & II(3)	4.4%	63.4%	63.4%	$76,275,000	65.5%	65.5%	$73,800,000
Moffett Towers II – Building V(4)	3.9%	42.5%	42.5%	$400,000,000	46.6%	46.6%	$365,000,000
Greenleaf at Howell(5)	2.4%	69.5%	60.3%	$66,900,000	73.1%	63.4%	$63,600,000
Arctic Glacier Portfolio(6)	2.2%	64.8%	64.8%	$38,000,0000	68.2%	68.2%	$36,145,000
Hilton Melbourne(7)	2.2%	64.8%	64.8%	$37,800,000	68.4%	68.4%	$35,800,000
57 East 11th Street(8)	1.8%	59.8%	59.8%	$92,000,000	72.4%	72.4%	$76,000,000
Hawk View Industrial Park(9)	1.6%	60.0%	49.2%	$28,850,000	59.4%	48.7%	$29,145,000
364 Bush(10)	0.7%	58.5%	58.5%	$13,400,000	66.5%	66.5%	$11,800,000

(1)	The Appraised Value (Other Than “As-Is”) assumes the bulk sale value of the Mortgaged Properties in one transaction to one purchaser and the escrowing of funds required for the capital deduction from the appraisal. The Appraised Value (“As-Is”) reflects the sum of the “as-is” appraised values for the Mortgaged Properties on an individual basis.

(2)	The Appraised Value (Other Than “As-Is”) reflects the aggregate “as-complete” Appraised Value of $164,700,000, which assumes completion of the borrower sponsors’ planned PIP at each respective Mortgaged Property as of April 1, 2020. On the origination date of the Arbor Hotel Portfolio Whole Loan, the borrower sponsors posted a letter of credit equal to $18,086,700 (110% of the estimated costs associated with such PIP).

(3)	The Appraised Value reflects the “Hypothetical As-Is” appraised value, which assumes all commissions, tenant inducements and tenant improvements allowances are funded. At origination of the mortgage loan, the borrower deposited $873,389 for all remaining free rent obligations and $1,187,486 for outstanding tenant improvements.

(4)	The Appraised Value (Other Than “As-Is”) reflects the “As-Stabilized” appraised value, which assumes that tenant improvement construction is completed to specifications by September 1, 2019. See “—Redevelopment, Renovation and Expansion”.

(5)	The Appraised Value (Other Than “As-Is”) reflects the “Hypothetical As-Stabilized” appraised value, which assumes build-out costs, tenant improvements, leasing commissions and rent abatements for Climbzone and Starbucks are funded. At origination of the mortgage loan, the borrower deposited $1,776,826 to cover these costs for these and other tenants and $632,500 for the build-out of Starbucks’ space. See “—Redevelopment, Renovation and Expansion”.

(6)	The Appraised Value (Other Than “As-Is”) assumes the bulk sale of the Mortgaged Properties in one transaction to one purchaser. The Appraised Value (“As-Is”) reflects the sum of the “as-is” appraised values of the Mortgaged Properties on an individual basis.

(7)	The Appraised Value (Other Than “As-Is”) assumes that $2,000,000 is reserved to pay for the costs in connection with a PIP required by the related franchise agreement. At origination of the Mortgage Loan, the borrower deposited $2,018,964 into a reserve for completion of the PIP.

(8)	The Appraised Value (Other Than “As-Is”) reflects the “as stabilized” Appraised Value of $92,000,000, which assumes the completion of the sole tenant’s buildout at the Mortgaged Property as of February 1, 2020. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,737,608 for unfunded obligations and $2,319,700 for WeWork free rent related to the sole tenant.

(9)	The Appraised Value (Other Than “As-Is”) assumes the bulk sale of the Mortgaged Properties in one transaction to one purchaser. The Appraised Value (“As-Is”) reflects the sum of the “as-is” appraised values of the Mortgaged Properties on an individual basis.

(10)	The Appraised Value (Other Than “As-Is”) is based on the “As-Stabilized” appraised value, which assumes that the Mortgaged Property is 100% leased and occupied as of November 1, 2018. As of March 1, 2019, the Mortgaged Property was 100% occupied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 28 in Annex D-1, representation and warranty number 27 in Annex E-1 and representation and warranty number 27 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively, for additional information.

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), full recourse carveouts are capped at 15% of the outstanding principal balance of the Mortgage Loan for the related guarantor under the guaranty agreement.

●	With respect to the 101 California Mortgage Loan (4.5%), there is no separate non-recourse carveout guarantor, and the related borrower is the sole party liable for breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents and the environmental indemnity.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property only to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a specified period of time (generally between one and three years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1 and representation and warranty number 41 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively, for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor. For example, with respect to the Hawk View Industrial Park Mortgage Loan (1.6%), two of the four related non-recourse carveout guarantors are residents of India, and with respect to the 364 Bush Mortgage Loan (0.7%), one of the six related non-recourse carveout guarantors is a resident of China.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 3 Columbus Circle Mortgaged Property (9.1%), as a result of renovation work undertaken from 2010 to 2013, the Mortgaged Property has been granted a property tax exemption pursuant to an Industrial & Commercial Incentive Program (“ICIP”), which is scheduled to end in 2022. The ICIP provides real property tax benefits, a partial exemption from or abatement for varying periods up to 25 years to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. Based on the appraisal obtained by the lender, the tax benefits began to phase out in fiscal year 2017/18, when the applicable exemption was 80% of the full exemption amount, resulting in the tax liability of $6,704,066 for an abatement of $479,428, and will expire in 2020/21, when the applicable exemption will be 20% of the full exemption amount, resulting in an estimated tax liability of $8,177,042 for an abatement of $138,749. The lender underwrote the real estate taxes based on the full real estate taxes without accounting for the exemption.

●	With respect to the Infinity Park Apartments Mortgage Loan (1.9%), the City of Detroit made a Development Loan to the prior owner of the Mortgaged Property on or about August 22, 2012 under Detroit’s Home Investor Rehabilitation/New Construction Program (the “Home Funds Development Loan”), which is secured by a mortgage in favor of the City of Detroit. Pursuant to the Home Funds Development Loan documents, the Mortgaged Property is subject to certain affordable housing restrictions. So long as there is no default under the Home Funds Development Loan documents (including the affordable housing restrictions) (a “Home Funds Development Loan Default”), the Home Funds Development Loan accrues interest at 0%, annually self-amortizes on a 15-year term (expiring in 2031), and (except in the event of a Home Funds Development Loan Default) no payments are required. In the event of a Home Funds Development Loan Default, the full, unamortized principal balance of the Home Funds Development Loan accrues interest at a default rate of 6% and becomes due and payable. The borrower assumed the obligations of the Home Funds Development Loan upon its acquisition of the Mortgaged Property (provided that subject to the Subordination Agreement the City of Detroit cannot enforce such obligations until the Senior Debt is paid in full). As of February 1, 2019, the outstanding principal balance of the Home Funds Development Financing was $1,974,942. See “—Use Restrictions”.

●	With respect to the 57 East 11th Street Mortgage Loan (1.8%), the borrower filed a preliminary application for a 10-year Industrial and Commercial Abatement Program (the “ICAP Abatement”) and will file the final application once the sole tenant, WeWork, completes its build-out. WeWork will be credited for its share of the ICAP Abatement tax savings for each year of the abatement program. The abatement amount is calculated by taking the difference between (i) the gross real estate taxes for the projected fiscal year when the ICAP Abatement begins, and (ii) 115% of the gross real estate taxes for 2016/2017, and such result is the benefit base (“Benefit Base”). The tax abatement amount is equal to 100% of the Benefit Base for the first 5 years of the abatement period, and is reduced to 80% of the Benefit Base in year 6, 60% of the Benefit Base in year 7, 40% of the Benefit Base in year 8, and 20% of the Benefit Base in each of years 9 and 10.

●	With respect to the Magnolia Hotel St. Louis Mortgage Loan (1.5%), the related Mortgaged Property benefits from a 10-year property tax valuation abatement with the City of St. Louis. Under the tax valuation abatement program, the valuation of the Mortgaged Property for the purpose of calculating property taxes for the Mortgaged Property is fixed through December 31, 2024. In addition, the related borrower formed a separate political subdivision of the State of Missouri (the “Magnolia TDD”) which levies a 1% sales tax on parking lot revenue for parking spaces in an adjacent parking garage that the borrower licenses from a parking management company. Magnolia TDD issued a promissory note (the “TDD Note”) in the original principal amount of $680,000 to the borrower pursuant to which Magnolia TDD is to reimburse the borrower’s costs associated with licensing the parking lot spaces. The borrower formed a second separate political subdivision of the State of Missouri (the “Magnolia CID”) which levies a 1% sales tax on sales at the Mortgaged Property. The Magnolia CID issued a promissory note (the “CID Note”) in the original principal amount of $660,000 payable to the borrower in order to reimburse the borrower for redevelopment costs associated with the Mortgaged Property. Principal and interest under the TDD Note and the CID Note are payable from the respective sales tax proceeds. At origination of the Magnolia Hotel Portfolio Mortgage Loan, the borrower pledged its rights to receive the reimbursement payments under the TDD Note and the CID Note to the lender. Because the rights to receive reimbursement payments under the TDD Note and the CID Note may not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations may restrict the issuing entity from take title to such pledged rights. Therefore, upon the occurrence of an event of default under the Magnolia Hotel Portfolio Mortgage Loan and an ensuing foreclosure with respect to the Magnolia Hotel Portfolio Mortgage Loan, the pooling and servicing agreement may not permit the issuing entity to take title to such pledged interests (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell the pledged interests and apply the proceeds toward the repayment of the Magnolia Hotel Portfolio Mortgage Loan. Depending on market conditions, the proceeds from the sale of the pledged interests could be less than the proceeds that would be received if the special servicer had foreclosed on the pledged interests and sold them at a later date.

●	With respect to the Clinton West Mortgage Loan (1.4%), the Mortgaged Property benefits from a 15-year tax abatement, pursuant to which the property taxes on the improvements are 100% abated. The tax abatement has 12 years remaining and expires subsequent to the maturity date of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-one (21) Mortgage Loans (69.2%), are interest-only for the entire term of the Mortgage Loans until the maturity date.

Eight (8) Mortgage Loans (12.7%) provide for payments of interest only for the first 12 to 60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Nine (9) Mortgage Loans (10.5%) provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Two (2) Mortgage Loans (7.5%) is interest-only for the entire term of the Mortgage Loan; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately ten (10) years following the related origination date, interest will accrue at the related Revised Rate.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	5	$173,350,000	15.8%
6	33	747,703,875	68.0
7	1	78,000,000	7.1
11	1	100,000,000	9.1
Total:	40	$1,099,053,875	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	% of Initial Pool Balance
0	39	97.8%
5	1	2.2
Total	40	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations” above. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

The Moffett Towers II – Building V Mortgage Loan (3.9%) and the Newport Corporate Center Mortgage Loan (3.7%) (each, an “ARD Loan”) provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan. In addition, with respect to each ARD Loan, such loan is interest-only until the Anticipated Repayment Date.

After the Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that, in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Purchase Options and Rights of First Refusal” and “—Partial Releases” in this prospectus.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to three (3) Mortgage Loans (12.4%), the related borrower is permitted, after a lockout period of 25 to 28 payments following the origination date, to (i) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount, or (ii) defease the Mortgage Loan, if such prepayment or defeasance occurs prior to the related open prepayment period.

With respect to five (5) Mortgage Loans (11.6%), the related borrower is permitted, after a lockout period of 12 to 37 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to two (2) Mortgage Loans (6.1%), the related borrower is permitted, after a lockout period of 23 to 24 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount for a period of 2 to 3 payments, and then (i) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount, or (ii) defease the Mortgage Loan, if such prepayment or defeasance occurs prior to the related open prepayment period, for a period of 87 to 89 payments.

With respect to one (1) Mortgage Loan (4.5%), the related borrower is permitted, after a lockout period of 27 payments following the origination date, to prepay the Mortgage Loan with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period.

With respect to one (1) Mortgage Loan (1.0%), the related borrower is permitted, after a lockout period of 36 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 2.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to the Central Tower Office Mortgage Loan (3.1%), in order to avoid a cash sweep event period commencing upon the debt service coverage ratio falling below 1.70x, the borrowers may prepay a portion of the outstanding principal balance of the related Whole Loan in accordance with the Whole Loan documents in an amount sufficient to end such cash sweep event. Such prepayment does not require yield maintenance.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	3	$67,400,000	6.1%
4	17	364,220,491	33.1
5	11	328,933,384	29.9
6	3	82,500,000	7.5
7	6	256,000,000	23.3
Total:	40	$1,099,053,875	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-eight (28) Mortgage Loans (the “Defeasance Loans”) (64.3%), permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or Anticipated Repayment Date, the principal balance outstanding, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the SWVP Portfolio Mortgage Loan (4.5%), on or after the earlier of June 1, 2022 or the date that is two years from the closing date of the securitization of the final note comprising the loan, the borrowers may obtain the release of any Mortgaged Property (other than the InterContinental Mortgaged Property) from the lien of the security instruments in connection with a bona fide third party sale of such Mortgaged Property, provided that the borrowers satisfy certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: the borrowers defease a portion of the loan equal to the greatest of (i) 120% of the related allocated loan amount for the Mortgaged Property; (ii) an amount such that, after giving effect to such release and defeasance, the “as-is” loan to value ratio of all the remaining Mortgaged Properties does not exceed the lesser of (A) the loan to value ratio immediately preceding the release and (B) 59.6%; and (iii) an amount such that, after giving effect to such release and defeasance, the debt service coverage ratio for all of the remaining Mortgaged Properties is not less than the greater of (A) the debt service coverage ratio immediately preceding the release and (B) 2.03x. If the loan to value ratio exceeds 125% after taking into account the partial defeasance of the loan in connection with any release, the borrowers are also required to make a payment in an amount such that the loan to value ratio does not exceed 125%.

●	With respect to the Arbor Hotel Portfolio Mortgage Loan (4.5%), (A) at any time after the earlier to occur of (I) October 17, 2022 and (II) the second anniversary of the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Mortgage Loan, the related borrower has the right to defease a portion of the Mortgage Loan and obtain a release of any one or more individual Mortgaged Properties, and (B) at any time after the earlier to occur of (I) July 17, 2019 and (II) the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Mortgage Loan, the related borrower has the right to prepay a portion of the Mortgage Loan and obtain a release of any one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the related borrower delivers defeasance collateral or partially prepays the Mortgage Loan, in each case in an amount equal to the greater of (a)(x) with respect to the first and second Mortgaged Properties released, 110% of the allocated loan amount for each individual Mortgaged Property and (y) with respect to any subsequent Mortgaged Properties released, 115% of the allocated loan amount for each individual Mortgaged Property and (b) the net sales proceeds attributed to the subject individual Mortgaged Property, (ii) with respect to any partial prepayment only, to the extent such partial prepayment is made prior to January 6, 2024, a yield maintenance premium is paid by the related borrower, (iii) the related borrower delivers a REMIC opinion, (iv) the related borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (v) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is (x) for the first three Mortgaged Properties released, greater than 10.75% and (y) for any subsequent Mortgaged Property released, equal to or greater than the greater of (a) 10.75% and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release (whether by partial prepayment or partial defeasance) or the consummation of the partial release, as applicable, and (vi) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is (x) for the first three Mortgaged Properties released, no greater than 64.5% and (y) for any subsequent Mortgaged Property released, equal to or less than the lesser of (a) 64.5% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release (whether by partial prepayment or partial defeasance) or the consummation of the partial release, as applicable.

●	With respect to the Weston I & II Mortgage Loan (4.4%), on or after the first business day after February 1, 2021, solely in connection with an arm’s length sale of the individual Mortgaged Property (the “Individual Property”) owned by BRI 1879 Weston II, LLC, one of the two related borrowers (“Weston II”), to a third-party that is not an affiliate of either of the borrowers, the borrowers may obtain the release of the Individual Property owned by Weston II from the lien of the Mortgage Loan (and the related Mortgage Loan documents) and the release of Weston II’s obligations under the Mortgage Loan documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) the borrowers pays to the lender approximately $20,863,356 (125% of the release amount of the Individual Property as set forth in the Mortgage Loan documents) (the “Adjusted Release Amount”) together with the Yield Maintenance Charge, which takes into account the Adjusted Release Amount; (ii) the resulting loan to value ratio does not exceed 60.0%; (iii) the borrowers deliver a REMIC opinion; (iv) the resulting debt service coverage ratio for the Mortgaged Property then remaining is equal to or greater than the greater of (A) the 1.75x, and (B) the debt service coverage ratio immediately preceding the release of the applicable Individual Property; provided, however, if the borrowers are unable to satisfy the requirements of this clause (A), the borrowers will have the right to prepay the Mortgage Loan in accordance with the Mortgage Loan documents in an amount which will cause the requirements of this clause (A) to be satisfied; (v) if required by the lender, the lender has received a Rating Agency Confirmation; and (vi) if reasonably required by the lender, the borrowers enters into and records a reciprocal easement agreement with the transferee of the Individual Property being released, in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, if the loan to value ratio exceeds 125% immediately after the release of the applicable Individual Property, no release will be permitted unless the principal balance of the Mortgage Loan is paid down by the greater of (i) the Adjusted Release Amount or (ii) the least of one of the following amounts: (A) only if the released Individual Property is sold, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated person, (B) the fair market value of the released Individual Property at the time of the release, or (C) an amount such that the loan to value ratio after the release of the applicable Individual Property is not greater than the loan to value ratio of the Mortgaged Properties immediately prior to such release, unless the lender receives an opinion of counsel that, if the clause (ii) above is not followed, the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable Individual Property.

●	With respect to the Arctic Glacier Portfolio Mortgage Loan (2.2%), if the Defaulted Individual Property Conditions are satisfied, the related borrower is permitted to obtain the release a Defaulted Individual Property (up to five times) by prepaying or defeasing the greater of (x) 110% of the allocated loan amount of the applicable Defaulted Individual Property or (y) 90% of the net sales proceeds of the applicable Defaulted Individual Property (which in no event may be less than 89% of the gross sales price of the applicable Defaulted Individual Property); provided that, among other conditions, (i) the debt service coverage ratio after giving effect to the release is at least the greater of (x) 1.53x and (y) the debt service coverage ratio immediately prior to the release (including the released Defaulted Individual Property); (ii) the loan-to-value ratio after giving effect to the release is no more than the lesser of (x) 64.83% and (y) the loan-to-value ratio immediately prior to the release (including the released Defaulted Individual Property); (iii) no event of default is ongoing (other than an event of default for which the Defaulted Individual Property Conditions are satisfied; and (iv) certain REMIC conditions are satisfied. The “Defaulted Individual Property Conditions” will be deemed to exist with respect to a Mortgaged Property (a “Defaulted Individual Property”) if, among other conditions, (i) an event of default has occurred and is continuing that relates solely to such Defaulted Individual Property and would not exist but for such Defaulted Individual Property being a Mortgaged Property under the Mortgage Loan documents; (ii) the borrower has promptly and diligently pursued a cure of such event of default in accordance with the Mortgage Loan documents and has been unable to effect a cure; (iii) after giving effect to a partial defeasance or prepayment of such Defaulted Individual Property, no event of default would be continuing; and (iv) the borrower would not be subject to any material contingent liabilities relating to the Defaulted Individual Property after giving effect to the release (other than surviving obligations to the lender under the environmental indemnity).

●	With respect to the Augusta Self-Storage Portfolio Mortgage Loan (1.4%), at any time after the second anniversary of the Closing Date, the borrower may obtain the release of one or more individual Mortgaged Properties, provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (b) 100% of the net sales proceeds attributable to the individual Mortgaged Property to be released, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation from each applicable rating agency, (iv) as of the date of receipt by the lender of notice of the partial defeasance (the “Partial Defeasance Notice Date”) and as of the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (a) the debt service coverage ratio of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, and (b) 1.43x, (v) as of the Partial Defeasance Notice Date and as of the date of the partial defeasance, after giving effect to the partial defeasance, the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (a) the debt yield of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, and (b) 8.89%, and (vi) as of the Partial Defeasance Notice Date and as of the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) the loan-to-value ratio of all the individual Mortgaged Properties immediately prior to the Partial Defeasance Notice Date or the date of the partial defeasance, as applicable, or (b) 69.14% (such values in clauses (a) and (b) to be determined based on updated appraisals of each Mortgaged Property).

●	With respect to the Heartland Dental Medical Office Portfolio Mortgaged Properties (1.8%), the related borrowers are permitted to obtain the release on or after December 6, 2019 of any individual Mortgaged Property; provided that, among other conditions: (i) such Mortgaged Property is being sold pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the related borrower provides at least 30 days’ prior written notice (or a shorter period of time if permitted by the lender in its sole discretion); (iii) the related borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (iv) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) the debt service coverage ratio of all of the Mortgaged Properties (including the individual Mortgaged Property to be released) as of the date of origination; (v) either (x) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than 125% or (y) the related borrower pays down the Mortgage Loan by no less than an amount equal to the least of (1) the net proceeds of the sale of such Mortgaged Property, (2) the fair market value of such Mortgaged Property at the time of release or (3) an amount such that the loan-to-value ratio does not increase after such release; and (vi) satisfaction of customary REMIC requirements.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgaged Properties (1.8%), the borrower is permitted to obtain the release on or after December 6, 2019 of specific individual Mortgaged Properties in connection with a transfer of any such Mortgaged Property to the guarantor or an affiliate of the borrower or the guarantor solely upon the occurrence of specified events of default or other specified recourse events under the Mortgage Loan documents solely related to specific Mortgaged Properties; provided that, among other conditions: (i) the related borrower prepays the Mortgage Loan in an amount equal to 130% of the allocated loan amount with respect to such Mortgaged Property, along with any applicable yield maintenance premium; (ii) the related borrower provides notice within five business days of the lender’s notice of default that such borrower intends to release such Mortgaged Property and such Mortgaged Property is released within 30 days of such default notice; (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is not less than the debt service coverage ratio for the Mortgaged Properties (including the released Mortgaged Property) preceding the release; (iv) the release of such Mortgaged Property will not have a material adverse effect on (a) the use, operation or value of the remaining Mortgaged Properties or (b) the borrowers’ or the guarantor’s ability to perform its obligations under the Mortgage Loan documents; (v) either (x) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property is not greater than 125% or (y) the related borrower pays down the Mortgage Loan by no less than an amount equal to the least of (1) the net proceeds of the sale of such Mortgaged Property, (2) the fair market value of such Mortgaged Property at the time of release or (3) an amount such that the loan-to-value ratio does not increase after such release; and (vi) satisfaction of customary REMIC requirements.

●	With respect to the Pell City Portfolio Mortgage Loan (0.8%), in connection with an arm’s length sale of a Mortgaged Property to an unrelated third party, provided that no event of default is ongoing, the related borrower is permitted to obtain the release of such Mortgaged Property on or after May 6, 2021; provided that, among other conditions: (i) the borrowers prepay the Mortgage Loan in an amount equal to 120% of the allocated loan amount of the applicable Mortgaged Property plus any applicable yield maintenance premium; (ii) after giving effect to the release (a) the debt service coverage is no less than the greater of (x) the debt service coverage immediately prior to the release (including the released Mortgaged Property) and (y) 2.13x; and (b) the loan-to-value ratio is no more than the lesser of (x) the loan-to-value ratio immediately prior to the release (including the released Mortgaged Property) and (y) 57.3%; (iii) the Holiday Inn Express Release Requirements have been satisfied; and (iv) certain REMIC conditions are satisfied. The “Holiday Inn Express Release Requirements” will be satisfied when: (i) the Holiday Inn Express franchise agreement has been renewed for at least a 10-year term and (ii) the lender has received reasonably satisfactory evidence (including confirmation from the applicable franchisor) that any PIP required in connection with the renewal of the Holiday Inn Express franchise agreement has been completed.

●	Furthermore, some of the Mortgage Loans, including, without limitation, three (3) Mortgage Loans identified as “Weston I & II”, “Hilton Melbourne” and “IRG Moraine Industrial” on Annex A-1, (collectively 7.9%), permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-one (31) of the Mortgage Loans (58.8%) provide for monthly or upfront escrows to cover capital expenditures and replacements.

Thirty-one (31) of the Mortgage Loans (65.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fourteen (14) of the Mortgage Loans (37.0%) of the balance of these property types) are secured or partially secured by office, retail, mixed use and industrial properties and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Fifteen (15) of the Mortgage Loans (30.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A-1 and the related footnotes for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox(1)	24	$862,703,762	78.5%
Springing Lockbox	13	208,081,622	18.9
Soft Lockbox	3	28,268,491	2.6
Total:	40	$1,099,053,875	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox or cash management account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox and cash management accounts provide that the borrower has no withdrawal or transfer rights with respect to the related account. The lockbox and cash management accounts will not be assets of the issuing entity.

Exceptions to Underwriting Guidelines

With respect to the Moffett Towers II – Building V Mortgage Loan (3.9%), the Mortgage Loan is structured with a 10-year ARD and an approximately 15-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan is 42.5% in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for office properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan is 3.32x, in comparison to a net cash flow debt service coverage ratio of 1.20x that is provided for in GACC’s underwriting guidelines for office properties and (iii) the financial strength of the loan sponsor. The loan sponsor for the Moffett Towers II – Building V Mortgage Loan is Joseph K. Paul, founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California.

With respect to the Newport Corporate Center Mortgage Loan (3.7%), the Mortgage Loan is structured with a 10-year ARD and an approximately 11.4-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan is 34.5% in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for office properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan is 5.63x, in comparison to a net cash flow debt service coverage ratio of 1.20x that is provided for in GACC’s underwriting guidelines for office properties and (iii) the financial strength of the loan sponsor. The loan sponsors for the Newport Corporate Center Mortgage Loan are Farshid Steve Shokouhi and Brett Michael Lipman, both managing partners at Preylock Real Estate Holdings, LLC, who oversee all aspects of the business.

With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%), the Heartland Dental Medical Office Portfolio – 1200 Network Centre Drive Mortgaged Property, the Heartland Dental Medical Office Portfolio – 2202 Althoff Drive Mortgaged Property, the Heartland Dental Medical Office Portfolio – 242 Southwoods Center Mortgaged Property and the Heartland Dental Medical Office Portfolio – 1490 North Green Mount Road Mortgaged Property are each located in seismic zone 3, but no seismic report was completed with respect to such Mortgaged Properties. The aggregate allocated loan amount for such Mortgaged Properties is equal to approximately 0.1% of the Initial Pool Balance.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio(1)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR
Hilton Melbourne	$24,500,000	2.2%	$5,740,000	N/A	$30,240,000	5.470%	64.8%	80.0%	2.80x	2.00x

 _______________________

(1)	With respect to the Hilton Melbourne Mortgage Loan, the Appraised Value (Other Than “As-Is”) assumes that $2,000,000 is reserved to pay for the costs in connection with a PIP required by the related franchise agreement. At origination of the Mortgage Loan, the borrower deposited $2,018,964 into a reserve for completion of the PIP.

The mezzanine loan related to the Hilton Melbourne Mortgage Loan (2.2%), identified in the table above, is subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender(s)) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right, and, even if mortgage lender owns a corresponding claim or right, the mezzanine lender is permitted to seek payments under its mezzanine loan guaranty if the mortgage lender fails to commence litigation within a specified period (generally ranging from 30 to 60 days) following receipt of mezzanine lender’s claim), (b) so long as there is no event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, any event of default) occurs and continues under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
101 California	$50,000,000	51.5%	N/A	8.35%	Yes
Weston I & II	$48,350,000	60.0%	1.75x	N/A	Yes
Western Digital R&D Campus	$38,000,000	64.75%	1.37x	8.22%	Yes
Lakeside Apartments	$35,000,000	75.0%	N/A	8.50%	Yes
Central Tower Office(1)	$34,300,000	57.0%	2.15x	9.25%	Yes

(1)	A floating rate mezzanine loan is permitted so long as the mezzanine borrower purchases an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price such that the debt service coverage ratio as of the date the mezzanine loan is advanced is not less than 2.15x.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and purchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Newport Corporate Center Mortgage Loan (3.7%), Square Mile Bellevue Preferred LLC (“Square Mile Bellevue”) has made a $96,000,000 preferred equity investment in the borrower’s sole member, which equates to an indirect 56.74% preferred equity interest in the borrower. The initial interest rate of the preferred equity is 10.25% per annum. The rights of Square Mile Bellevue are governed by a certain Recognition Agreement, dated as of April 10, 2019 by and among DBNY, Wells Fargo Bank, National Association, Square Mile Bellevue, Square Mile PE Partners LP and Square Mile PE Partners A LP, which includes, among other things, (i) notice and cure rights; (ii) the ability to provide a replacement guaranty upon a change of control of the borrower from an entity with (x) not less than $100 million in net worth ($80 million in the case of Square Mile or its affiliates) and (y) not less than $10 million in liquidity; (iii) the option to purchase the Whole Loan in the event of an acceleration of the Whole Loan following an event of default and (iv) transferability rights to a qualified transferee.

The preferred equity return is required to be paid currently on a monthly basis, and it is a default and trigger event under the operating agreement of the Newport Corporate Center Joint Venture (the “Holdco Organizational Agreement”) if payments are not made currently. However, in the event that property revenue less property expenses (including debt service) is insufficient to make a monthly payment on the preferred return, any such unpaid monthly payment on the preferred return will accrue and will be deemed added to the preferred equity investment. It will be a default and trigger event under the Holdco Organizational Agreement if the aggregate accrued and unpaid monthly payments on the preferred return exceed $10,000,000. Prior to a trigger period under the Holdco Organizational Agreement (which includes, in addition to certain delineated material defaults, the occurrence of the ARD), Square Mile Bellevue will be entitled to distributions from Available Cash equal to (i) an amount equal to the monthly payment due on the preferred return (plus any previously accrued and unpaid payments) plus (ii) if the Amortization Conditions are satisfied, all Available Cash remaining following the payment to the borrower sponsor equating to a 10.25% per annum return on the borrower sponsor’s investment (plus any previously accrued and unpaid payments) until the balance of the preferred equity investment and all other amounts due to Square Mile Bellevue (collectively, the “Redemption Amount”) are paid. Following a trigger period under the Holdco Organizational Agreement, Square Mile Bellevue will be entitled to distributions from Available Cash until the Redemption Amount is paid. Following a casualty or condemnation, Square Mile Bellevue will be entitled to monthly payments from liquidation proceeds net of the amount required to be paid or deposited under the Whole Loan documents until the Redemption Amount is paid.

“Amortization Conditions” means (i) the T-Mobile leases remain in full force and effect and (ii) no trigger period under the Whole Loan documents is continuing.

“Available Cash” means, on each preferred equity payment date, with respect to the applicable cash flow period, the amount, if any, by which (a) revenue for such cash flow period from whatever source, exceeds (b) (i) all cash expenditures made by the Newport Corporate Center Joint Venture for property expenses (including debt service) in accordance with the approved annual budget or as otherwise permitted under the Holdco Organizational Agreement, (ii) any additions to reserves permitted under the Holdco Organizational Agreement and any reserves required under the Whole Loan documents, and (iii) any other amounts (x) required to be paid under the Whole Loan documents, (y) held in any Whole Loan account and not disbursed to the borrower during any cash sweep period under the Whole Loan and/or (z) determined in borrower sponsor’s reasonable discretion and approved by Square Mile Bellevue in its sole discretion.

The “Newport Corporate Center Joint Venture” means Preylock SM Bellevue JV LLC, a joint venture between the borrower sponsor and Square Mile Bellevue, which is the 100% direct owner of the borrower.

Other Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other indebtedness, as described below:

●	With respect to the 3 Columbus Circle Mortgage Loan (9.1%), Moinian Limited, an 8% indirect equity owner of the borrowers, has issued unsecured Series A bonds and Series B bonds that are traded on the Tel Aviv Stock Exchange. The current outstanding principal balance of the Series A bonds is ILS (Israeli New Shekel) 1,119,586,061, and is scheduled to fully amortize by no later than June 30, 2022. The current outstanding principal balance of the Series B bonds is ILS 698,305,115, and is scheduled to fully amortize by no later than December 30, 2024. There can be no assurances that Moinian Limited will be able to meet the debt service payments under the related bond documents or that there will be no impact of a default under the related bond documents on the borrower sponsor.

●	With respect to the 3 Columbus Circle Mortgage Loan (9.1%), the Mortgage Loan documents permit subordinate loans made by two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B (each, a “Series Borrower”), to each other pursuant to the terms of the related tenants in common agreement, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) such subordinate loan will be unsecured and shall not create a lien on the Mortgaged Property, (ii) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Mortgaged Property, (iii) the subordinate loan is non-recourse to the Series Borrower making such loan, and its assets, other than excess cash flow from the Mortgaged Property, (iv) the holder of such subordinate loan will waive all rights to declare a default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (v) the Series Borrower holding such subordinate loan will not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against the other Series Borrower or the other borrower, 3 Columbus Circle LLC, and (vi) prior to making any such subordinate loan, the Series Borrower making such loan will be required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the lender.

●	With respect to the Central Tower Office Mortgage Loan (3.1%), any owner of the guarantor may pledge to an “institutional lender” (as defined in the Mortgage Loan documents) the right to receive distributions, and grant a security interest in and to such distributions, subject to the conditions set forth in the Mortgage Loan documents, including: (i) such cash flow pledge is made in connection with a line of credit or other similar financing arrangement secured by other material assets of such pledgor, (ii) the cash flow of the Mortgaged Property is not the sole source of repayment of such loan or line of credit, (iii) such pledge does not include any rights to participate in management or control of any borrower or the guarantor or to succeed to the equity interest of the pledgor or become a member of the issuer of the applicable pledged interests and (iv) such pledge may not result in a change of control of any borrower or the guarantor

●	With respect to the Arctic Glacier Portfolio Mortgage Loan (2.2%), one of the borrowers, NM Glacier II Canada Corp., is also the borrower of certain intercompany debt from an affiliated lender (NM Canada Lender II LP) in the amount of $1,210,800, which debt is subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement. The intercompany debt accrues interest at a per annum rate of 10% and matures on September 15, 2029. The related borrower is required to make interest-only payments on the intercompany debt on the first day of each January, April, July and October. No payments of principal are permitted during the term of the Mortgage Loan, and no payments of interest may be made during a trigger period or event of default under the Mortgage Loan.

●	With respect to the Hilton Melbourne Mortgage Loan (2.2%), the related borrower may enter into one or more property assessed clean energy (PACE) loans that is repaid through multi-year assessments against the related Mortgaged Property, subject to the terms and conditions set forth in the Mortgage Loan documents including, without limitation, (i) the total amount of the PACE loan(s) (including principal and interest accrued thereon) does not exceed $1,500,000 and each PACE loan amortizes over a period of at least 30 years, (ii) assuming the full amount of the PACE loan(s) is advanced, the lender has determined that (A) the combined debt service coverage ratio (based on the trailing 12 month period), will not be less than 2.0x, (B) the combined debt yield (based on the trailing 12 month period) will not be less than 10.9% and (C) the combined loan-to-value ratio will not be greater than 80.0%, and (iii) if requested by the lender, delivery of a Rating Agency Confirmation.

●	With respect to the Magnolia Hotel St. Louis Mortgage Loan (1.5%), the franchise agreement entered into between the borrower, as franchisee, and S Collection, Inc. (“Starwood”), as franchisor, provides that Starwood is to provide a $1,300,000 loan (the “Key Money Debt”) to the borrower in connection with the conversion of the hotel to a Starwood branded property. Pursuant to the terms of the franchise agreement, if the franchise agreement is terminated or expires after December 2036 without the borrower then being in default of the franchise agreement, the Key Money Debt will have been fully amortized and none of the Key Money Debt will be due. If, however, the franchise agreement is terminated at any time on or before December 2036, the borrower will be required to repay the franchisor concurrently with such termination an amount equal to the outstanding Key Money Debt multiplied by a fraction, where (i) the numerator is the number of full and partial months from the earlier of (x) the date of termination or (y) the last month the borrower was not in an uncured default of the franchise agreement to December 2036, and (ii) the denominator is the number of months from the commencement date of the franchise agreement through December 2036.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the 3 Columbus Circle Mortgaged Property, the ILPT Hawaii Portfolio Mortgaged Properties, the 59 Maiden Lane Mortgaged Property, the 101 California Mortgaged Property, the SWVP Portfolio Mortgaged Properties, the Arbor Hotel Portfolio Mortgaged Properties, the Green Hills Corporate Center Mortgaged Property, the Moffett Towers II – Building V Mortgaged Property,

the Newport Corporate Center Mortgaged Property, the Western Digital R&D Campus Mortgaged Property, the Lakeside Apartments Mortgaged Property, the Central Tower Office Mortgaged Property, the Greenleaf at Howell Mortgaged Property, the 57 East 11th Street Mortgaged Property and the Heartland Dental Medical Office Portfolio Mortgaged Property is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s), if any, and, in the case of the Mortgage Loans securing the 3 Columbus Circle Mortgaged Property, the 101 California Mortgaged Property, the Moffett Towers II – Building V Mortgaged Property and the Newport Corporate Center Mortgaged Property, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“CALI 2019-101C TSA” means the trust and servicing agreement governing the servicing of the 101 California Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement.

“Non-Serviced AB Whole Loan” means for any Whole Loan identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below with a Subordinate Note under the “Note Type” column in such chart.

“Non-Serviced Certificate Administrator” means for any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Intercreditor Agreement” means with respect to any Non-Serviced Whole Loan, the related intercreditor agreement.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Operating Advisor” means for any Non-Serviced Whole Loan, the operating advisor relating to the related Non-Serviced PSA.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and no Subordinate Companion Loans.

“Non-Serviced PSA” means each of the PSAs identified under the column entitled “Non-Serviced PSA” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means for any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means for any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and no Subordinate Companion Loans.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Mortgage Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Under- written NCF DSCR(1)	Whole Loan Under- written NCF DSCR(2)
3 Columbus Circle	$100,000,000	9.1%	$390,000,000	$105,000,000	45.4%	55.1%	2.91x	2.40x
ILPT Hawaii Portfolio	$ 78,000,000	7.1%	$572,000,000	N/A	45.2%	45.2%	2.40x	2.40x
59 Maiden Lane	$ 75,000,000	6.8%	$125,000,000	N/A	41.7%	41.7%	2.69x	2.69x
101 California	$ 50,000,000	4.5%	$477,000,000	$228,000,000	35.9%	51.5%	3.22x	2.07x
SWVP Portfolio	$ 50,000,000	4.5%	$150,000,000	N/A	59.6%	59.6%	2.04x	2.04x
Arbor Hotel Portfolio	$ 50,000,000	4.5%	$50,000,000	N/A	60.7%	60.7%	2.08x	2.08x
Green Hills Corporate Center	$ 50,000,000	4.5%	$11,500,000	N/A	63.4%	63.4%	2.28x	2.28x
Moffett Towers II – Building V	$ 42,500,000	3.9%	$127,500,000	$125,000,000	42.5%	73.8%	3.32x	1.60x
Newport Corporate Center	$ 40,200,000	3.7%	$123,800,000	$148,000,000	34.5%	65.5%	5.63x	2.34x
Western Digital R&D Campus	$ 38,000,000	3.5%	$37,895,000	N/A	64.8%	64.8%	1.79x	1.79x
Lakeside Apartments	$ 35,000,000	3.2%	$35,000,000	N/A	69.0%	69.0%	1.63x	1.63x
Central Tower Office	$ 34,300,000	3.1%	$63,700,000	N/A	52.6%	52.6%	2.32x	2.32x
Greenleaf at Howell	$ 26,500,000	2.4%	$20,000,000	N/A	69.5%	69.5%	1.20x	1.20x
57 East 11th Street	$ 20,000,000	1.8%	$35,000,000	N/A	59.8%	59.8%	1.55x	1.55x
Heartland Dental Medical Office Portfolio	$ 19,856,705	1.8%	$159,350,054	N/A	55.1%	55.1%	1.59x	1.59x

(1)	Calculated based on the balance of the Mortgage Loan and any related Pari Passu Companion Loan(s) but excluding any Subordinate Companion Loan or mezzanine loan. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan LTV Ratio for certain Whole Loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information. With respect to each of the SWVP Portfolio Mortgage Loan, the Arbor Hotel Portfolio Mortgage Loan, the Moffett Towers II – Building V Mortgage Loan, the 57 East 11th Street Mortgage Loan and the Greenleaf at Howell Mortgage Loan, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is”. See “—Appraised Value”.

(2)	Calculated based on the balance of the related Whole Loan including any Subordinate Companion Loans but excluding any mezzanine loan or any other subordinate indebtedness not secured directly by the related Mortgaged Property. With respect to each of the SWVP Portfolio Mortgage Loan, the Arbor Hotel Portfolio Mortgage Loan, the Moffett Towers II – Building V Mortgage Loan, the 57 East 11th Street Mortgage Loan and the Greenleaf at Howell Mortgage Loan, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is”. See “—Appraised Value”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
3 Columbus Circle	Non-Serviced	Benchmark 2019-B10	Note A-1-1	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B10(2)
			Note A-1-2	Non-Control Note	Pari Passu	$75,000,000	JPMCB
			Note A-1-3	Non-Control Note	Pari Passu	$75,000,000	Benchmark 2019-B11
			Note A-1-4	Non-Control Note	Pari Passu	$40,000,000	JPMCB
			Note A-1-5	Non-Control Note	Pari Passu	$50,000,000	Credit Suisse
			Note A-1-6	Non-Control Note	Pari Passu	$35,000,000	JPMCB
			Note A-1-7	Non-Control Note	Pari Passu	$25,000,000	JPMCB
			Note A-1-8	Non-Control Note	Pari Passu	$17,500,000	JPMCB
			Note A-2-1	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B10
			Note A-2-2	Non-Control Note	Pari Passu	$25,000,000	CF 2019-CF1
			Note A-2-3	Non-Control Note	Pari Passu	$25,000,000	CF 2019-CF1
			Note A-2-4	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			Note A-2-5-A	Non-Control Note	Pari Passu	$12,500,000	DBNY

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
			Note A-2-5-B	Non-Control Note	Pari Passu	$10,000,000	Cantor Commercial Real Estate Lending, L.P.
			Note B-1	Control Note	Subordinate	$51,450,000	Benchmark 2019-B10
			Note B-2	Control Note	Subordinate	$53,550,000	Benchmark 2019-B10
ILPT Hawaii Portfolio	Non-Serviced	ILPT 2019-SURF	Note A-1	Control Note	Pari Passu	$162,500,000	ILPT 2019-SURF
			Note A-2	Non-Control Note	Pari Passu	$65,000,000	ILPT 2019-SURF
			Note A-3	Non-Control Note	Pari Passu	$35,000,000	ILPT 2019-SURF
			Note A-4	Non-Control Note	Pari Passu	$32,500,000	ILPT 2019-SURF
			Note A-5-1	Non-Control Note	Pari Passu	$32,500,000	ILPT 2019-SURF
			Note A-5-2	Non-Control Note	Pari Passu	$50,000,000	BANK 2019-BNK17
			Note A-5-3	Non-Control Note	Pari Passu	$40,000,000	MSBNA
			Note A-5-4	Non-Control Note	Pari Passu	$40,000,000	BANK 2019-BNK18(3)
			Note A-6-1	Non-Control Note	Pari Passu	$13,000,000	ILPT 2019-SURF
			Note A-6-2	Non-Control Note	Pari Passu	$22,000,000	Benchmark 2019-B11
			Note A-6-3	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2019-B11
			Note A-7-1	Non-Control Note	Pari Passu	$13,000,000	ILPT 2019-SURF
			Note A-7-2	Non-Control Note	Pari Passu	$23,000,000	UBS 2019-C16
			Note A-8-1	Non-Control Note	Pari Passu	$6,500,000	ILPT 2019-SURF
			Note A-8-2	Non-Control Note	Pari Passu	$26,000,000	Benchmark 2019-B11
			Note A-9	Non-Control Note	Pari Passu	$30,000,000	ILPT 2019-SURF
			Note A-10	Non-Control Note	Pari Passu	$10,000,000	UBS AG, New York Branch
			Note A-11	Non-Control Note	Pari Passu	$19,000,000	UBS AG, New York Branch
59 Maiden Lane	Non-Serviced	GSMS 2019-GC39	Note A-1	Control Note	Pari Passu	$75,000,000	GSMS 2019-GC39
			Note A-2	Non-Control Note	Pari Passu	$75,000,000	Benchmark 2019-B11
			Note A-3	Non-Control Note	Pari Passu	$50,000,000	CREFI
101 California	Non-Serviced	CALI 2019-101C	Notes A-1, A-2	Control Note	Pari Passu	$287,000,000	CALI 2019-101C
			Note A-3	Non-Control Note	Pari Passu	$77,500,000	GSMS 2019-GC39
			Notes A-4, A-5	Non-Control Note	Pari Passu	$72,500,000	GSMC
			Note A-6	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			Note A-7	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			Notes A-8, A-9	Non-Control Note	Pari Passu	$40,000,000	Benchmark 2019-B10
			Notes B-1, B-2	Non-Control Note	Subordinate	$228,000,000	CALI 2019-101C
SWVP Portfolio	Non-Serviced	BBCMS 2019-C3	Note A-1	Control Note	Pari Passu	$35,000,000	BBCMS 2019-C3
			Note A-2	Non-Control Note	Pari Passu	$30,000,000	Societe Generale Financial Corporation
			Note A-3	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2019-C3
			Note A-4	Non-Control Note	Pari Passu	$10,000,000	Societe Generale Financial Corporation
			Note A-5	Non-Control Note	Pari Passu	$10,000,000	Societe Generale Financial Corporation

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
			Note A-6	Non-Control Note	Pari Passu	$5,000,000	Societe Generale Financial Corporation
			Note A-7	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			Note A-8	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			Note A-9	Non-Control Note	Pari Passu	$35,000,000	JPMCB
			Note A-10	Non-Control Note	Pari Passu	$15,000,000	JPMCB
Green Hills Corporate Center	Serviced	N/A	Note A-1	Control Note	Pari Passu	$50,000,000	Benchmark 2019-B11
			Note A-2	Non-Control Note	Pari Passu	$11,500,000	CREFI
Arbor Hotel Portfolio	Non-Serviced	GSMS 2019-GC39	Note A-1	Control Note	Pari Passu	$50,000,000	GSMS 2019-GC39
			Note A-2	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B11
Moffett Towers II - Building V	Non-Serviced	GSMS 2019-GC39	Note A-1	Non-Control Note	Pari Passu	$42,500,000	Benchmark 2019-B11
			Note A-2	Non-Control Note	Pari Passu	$65,000,000	GSMS 2019-GC39
			Note A-3	Non-Control Note	Pari Passu	$50,000,000	GSBI
			Note A-4	Non-Control Note	Pari Passu	$12,500,000	GSBI
			Note B-1	Non-Control Note	Pari Passu	$63,750,000	Hanwha Debt Strategy Private Real Estate Fund 21-1
			Note B-2	Non-Control Note	Pari Passu	$21,250,000	Hanwha Debt Strategy Private Real Estate Fund 21-1
			Note C-1	Control Note	Subordinate	$30,000,000	Hanwha Debt Strategy Private Real Estate Fund 21-2(2)
			Note C-2	Control Note	Subordinate	$10,000,000	Hanwha Debt Strategy Private Real Estate Fund 21-2(2)
Newport Corporate Center	Non-Serviced	BANK 2019-BNK18(4)	Note A-1-A	Non-Control Note	Pari Passu	$50,000,000	DBNY
			Note A-1-B	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2019-B11
			Note A-1-C	Non-Control Note	Pari Passu	$10,200,000	Benchmark 2019-B11
			Note A-2-A	Non-Control Note	Pari Passu	$33,800,000	BANK 2019-BNK18(3)
			Note A-2-B	Non-Control Note	Pari Passu	$20,000,000	BANK 2019-BNK18(3)
			Note A-2-C	Non-Control Note	Pari Passu	$20,000,000	BANK 2019-BNK18(3)
			Note B-1-A(5)	Non-Control Note	Subordinate	$7,150,000	DBNY
			Note B-1-B(5)	Non-Control Note	Subordinate	$2,750,000	DBNY
			Note B-2-A(5)	Non-Control Note	Subordinate	$5,850,000	Wells Fargo Bank, National Association
			Note B-2-B(5)	Non-Control Note	Subordinate	$2,250,000	Wells Fargo Bank, National Association
			Note C-1-A(5)	Non-Control Note	Subordinate	$22,000,000	DBNY
			Note C-1-B(5)	Non-Control Note	Subordinate	$18,700,000	DBNY
			Note C-2-A(5)	Non-Control Note	Subordinate	$18,000,000	Wells Fargo Bank, National Association
			Note C-2-B(5)	Non-Control Note	Subordinate	$15,300,000	Wells Fargo Bank, National Association
			Note D-1(5)	Control Note	Subordinate	$30,800,000	DBNY

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
			Note D-2(5)	Control Note	Subordinate	$25,200,000	Wells Fargo Bank, National Association
Western Digital R&D Campus	Serviced	N/A	Note A-1	Control Note	Pari Passu	$38,000,000	Benchmark 2019-B11
			Note A-2	Non-Control Note	Pari Passu	$37,895,000	CREFI
Lakeside Apartments	Non-Serviced	GSMS 2019-GC39	Note A-1	Control Note	Pari Passu	$35,000,000	GSMS 2019-GC39
			Note A-2	Non-Control Note	Pari Passu	$35,000,000	Benchmark 2019-B11
Central Tower Office	Non-Serviced	BANK 2019-BNK18(4)	Note A-1	Control Note	Pari Passu	$63,700,000	BANK 2019-BNK18(3)
			Note A-2	Non-Control Note	Pari Passu	$34,300,000	Benchmark 2019-B11
Greenleaf at Howell	Serviced	N/A	Note A-1	Non-Control Note	Pari Passu	$20,000,000	JPMCB
			Note A-2	Control Note	Pari Passu	$26,500,000	Benchmark 2019-B11
57 East 11th Street	Non-Serviced	GSMS 2019-GC39(5)	Note A-1	Non-Control Note	Pari Passu	$15,000,000	GSMS 2019-GC39
			Note A-2	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B11
			Note A-3	Control Note	Pari Passu	$20,000,000	CREFI
Heartland Dental Medical Office Portfolio	Non-Serviced	WFCM 2019-C50	Note A-1	Non-Control	Pari Passu	$40,000,000	UBS 2018-C14
			Note A-2-1	Control	Pari Passu	$22,000,000	WFCM 2019-C50
			Note A-2-2	Non-Control	Pari Passu	$8,000,000	BBCMS 2019-C3
			Note A-3	Non-Control	Pari Passu	$20,000,000	Benchmark 2019-B11
			Note A-4	Non-Control	Pari Passu	$20,000,000	UBS 2018-C15
			Note A-5	Non-Control	Pari Passu	$20,000,000	UBS 2018-C15
			Note A-6	Non-Control	Pari Passu	$15,000,000	UBS 2018-C15
			Note A-7	Non-Control	Pari Passu	$15,000,000	UBS 2019-C16
			Note A-8	Non-Control	Pari Passu	$10,000,000	UBS 2019-C16
			Note A-9	Non-Control	Pari Passu	$6,500,000	BBCMS 2019-C3
			Note A-10	Non-Control	Pari Passu	$4,000,000	UBS 2018-C14

(1)	With respect to the 3 Columbus Circle Whole Loan, the initial Control Note is the Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred. If and for so long as a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan”.

(2)	The initial controlling noteholder and initial directing party for the Moffett Towers II – Building V whole loan are Hanwha Debt Strategy Private Real Estate Fund 21-2, as holder of the Moffett Towers II – Building V subordinate companion loans designated as Note C-1 and Note C-2. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers II – Building V Whole Loan” in this prospectus.

(3)	With respect to the ILPT Hawaii Portfolio Note A-5-4, the Newport Corporate Center Note A-2-A, Note A-2-B and Note A-2-C, and the Central Tower Office Note A-1, such notes are expected to be contributed to the BANK 2019-BNK18 trust, which is expected to settle on May 31, 2019.

(4)	With respect to each of the Newport Corporate Center Whole Loan and the Central Tower Office Whole Loan, the related lead note is expected to be contributed to the BANK 2019-BNK18 trust, which is expected to settle on May 31, 2019.

(5)	The 57 East 11th Street Whole Loan will be serviced under the GSMS 2019-GC39 pooling and servicing agreement until such time the controlling note has been securitized, at which point such Whole Loan will be serviced under the pooling and servicing agreement related to such securitization. CREFI holds the related controlling pari passu companion loan and is entitled to exercise control rights until the securitization of such controlling pari passu companion loan.

(6)	With respect to the Newport Corporate Center Note B-1-A, Note B-1-B, Note B-2-A, Note B-2-B, Note C-1-A, Note C-1-B, Note C-2-A, Note C-2-B, Note-D-1 and Note D-2, such notes are expected to be transferred to an unaffiliated third party on or before the Closing Date.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement.

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans.

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder.

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Non-Serviced Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer or master servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan.

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement.

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights.

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder.

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically or in person) with the related Non-Serviced Master

Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File.

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan.

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and any Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The 3 Columbus Circle Whole Loan

General

The 3 Columbus Circle Mortgage Loan (9.1%) is part of a whole loan structure (the “3 Columbus Circle Whole Loan“) comprised of sixteen (16) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 3 Columbus Circle Mortgage Loan is evidenced by two (2) promissory notes, Note A-1-3 with a Cut-off Date Balance of $75,000,000 and Note A-2-4 with a Cut-off Date Balance of $25,000,000.

The 3 Columbus Circle Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan (as defined below), is evidenced by two (2) promissory notes, Note B-1 with a principal balance as of the Cut-off Date of $51,450,000 and Note B-2 with a principal balance as of the Cut-off Date of $53,550,000.

The related Pari Passu Companion Loan (the “3 Columbus Circle Pari Passu Companion Loan”) is evidenced by (i) Note A-1-1 with a Cut-off Date Balance of $50,000,000, (ii) Note A-1-2 with a Cut-off Date

Balance of $75,000,000, (iii) Note A-1-4 with a Cut-off Date Balance of $40,000,000, (iv) Note A-1-5 with a Cut-off Date Balance of $50,000,000, (v) Note A-1-6 with a Cut-off Date Balance of $35,000,000, (vi) Note A-1-7 with a Cut-off Date Balance of $25,000,000, (vii) Note A-1-8 with a Cut-off Date Balance of $17,500,000, (viii) Note A-2-1 with a Cut-off Date Balance of $25,000,000, (ix) Note A-2-2 with a Cut-off Date Balance of $25,000,000, (x) Note A-2-3 with a Cut-off Date Balance of $25,000,000, (xi) Note A-2-5-A with a Cut-off Date Balance of $12,500,000 and (xii) Note A-2-5-B with a Cut-off Date Balance of $10,000,000. Only the 3 Columbus Circle Mortgage Loan is included in the issuing entity. The 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan are pari passu with each other in terms of priority. The 3 Columbus Circle Subordinate Companion Loan is subordinate to the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in terms of priority. The 3 Columbus Circle Mortgage Loan, the 3 Columbus Circle Subordinate Companion Loan and the 3 Columbus Circle Pari Passu Companion Loans are collectively referred to in this prospectus as the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Whole Loan”). It is anticipated that the related 3 Columbus Circle Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the 3 Columbus Circle Mortgage Loan and the rights of the holders of the 3 Columbus Circle Companion Loans are subject to an Intercreditor Agreement (the “3 Columbus Circle Intercreditor Agreement”). The following summaries describe certain provisions of the 3 Columbus Circle Intercreditor Agreement.

Prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period, the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the 3 Columbus Circle Whole Loan, each as more fully described below.

A “3 Columbus Circle Control Appraisal Period” will exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as (a)(1) the initial principal balance of the 3 Columbus Circle Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 3 Columbus Circle Subordinate Companion Loan, (y) any appraisal reductions for the 3 Columbus Circle Whole Loan that are allocated to such 3 Columbus Circle Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the 3 Columbus Circle Whole Loan that are allocated to the 3 Columbus Circle Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the 3 Columbus Circle Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the 3 Columbus Circle Subordinate Companion Loan. The holder of the 3 Columbus Circle Subordinate Companion Loan also has the right to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

The holder of the 3 Columbus Circle Subordinate Companion Loan is entitled to avoid a 3 Columbus Circle Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 3 Columbus Circle Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Servicing

The 3 Columbus Circle Whole Loan (including the 3 Columbus Circle Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the pooling and servicing agreement (the “Benchmark 2019-B10 PSA”) dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer (the “Benchmark 2019-B10 Servicer”), LNR Partners, LLC, as special servicer (the “Benchmark 2019-B10 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Benchmark 2019-B10 Certificate Administrator”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Benchmark 2019-B10 Trustee”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Benchmark 2019-B10 Operating Advisor”) and as asset representations reviewer (in such capacity, the “Benchmark 2019-B10 Asset Representations Reviewer”), by the Benchmark 2019-B10 Servicer and the Benchmark 2019-B10 Special Servicer, subject to the terms of the 3 Columbus Circle Intercreditor Agreement.

Application of Payments

The 3 Columbus Circle Intercreditor Agreement sets forth the respective rights of the holder of the 3 Columbus Circle Mortgage Loan, the holder of the 3 Columbus Circle Subordinate Companion Loan, and the holder of the 3 Columbus Circle Pari Passu Companion Loan with respect to distributions of funds received in respect of the 3 Columbus Circle Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the 3 Columbus Circle Whole Loan, (ii) any other event of default for which the 3 Columbus Circle Whole Loan is actually accelerated, (iii) any other event of default which causes the 3 Columbus Circle Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan or the default cure period has not yet expired and the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan is exercising its cure rights under the 3 Columbus Circle Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the Benchmark 2019-B10 PSA to the Benchmark 2019-B10 Servicer, Benchmark 2019-B10 Special Servicer, Benchmark 2019-B10 Operating Advisor, Benchmark 2019-B10 Certificate Administrator, Benchmark 2019-B10 Asset Representations Reviewer and Benchmark 2019-B10 Trustee, payments and proceeds received with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis any penalty charges;

●	sixth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each note of the 3 Columbus Circle Subordinate Companion Loan at its net interest rate;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to its percentage interest of principal payments received, if any, until its balance has been reduced to zero;

●	ninth, to each holder of the 3 Columbus Circle Subordinate Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the 3 Columbus Circle Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2010-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the Benchmark 2019-B10 PSA to the Benchmark 2019-B10 Servicer, Benchmark 2019-B10 Special Servicer, Benchmark 2019-B10 Operating Advisor, Benchmark 2019-B10 Certificate Administrator, Benchmark 2019-B10 Asset Representations Reviewer and Benchmark 2019-B10 Trustee, payments and proceeds with respect to the 3 Columbus Circle Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	third, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the 3 Columbus Circle Mortgage Loan and each holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the extent each holder of the 3 Columbus Circle Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the 3 Columbus Circle Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	sixth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	seventh, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the 3 Columbus Circle Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the 3 Columbus Circle Subordinate Companion Loan has been reduced, such excess amount is required to be paid to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount up to the reduction, if any, of the 3 Columbus Circle Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B10 Servicer or Benchmark 2019-B10 Special Servicer (in each case provided that such reimbursements or payments relate to the 3 Columbus Circle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to each holder of the 3 Columbus Circle Mortgage Loan and the holder of the 3 Columbus Circle Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to each holder of the 3 Columbus Circle Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 3 Columbus Circle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to each holder of the 3 Columbus Circle Mortgage Loan, each holder of the 3 Columbus Circle Pari Passu Companion Loan and each holder of the 3 Columbus Circle Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 3 Columbus Circle Mortgage Loan pursuant to the terms of the Benchmark 2019-B10 PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan, but not out of payments or other collections on the 3 Columbus Circle Pari Passu Companion Loans or any loans included in any future securitization trust related to the 3 Columbus Circle Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or servicing advance) allocable to the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the 3 Columbus Circle Pari Passu Companion Loan and the 3 Columbus Circle Subordinate Companion Loan or from general collections with respect to the securitization of the 3 Columbus Circle Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 3 Columbus Circle Intercreditor Agreement, the controlling holder with respect to the 3 Columbus Circle Whole Loan (the “3 Columbus Circle Controlling Noteholder”), as of any date of determination, will be (i) the holder of Note B-1, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing or (ii) if a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1; provided that at any time Note A-1-1 is the 3 Columbus Circle Controlling Noteholder and is included in the Benchmark 2019-B10 securitization, references to the “3 Columbus Circle Controlling Noteholder” will mean the controlling class certificateholders, as and to the extent provided in the Benchmark 2019-B10 PSA; provided, further, that, if the holder of the Note B-1 would be the 3 Columbus Circle Controlling Noteholder pursuant to the 3 Columbus Circle Intercreditor Agreement, but any interest in such Note B-1 is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the 3 Columbus Circle Controlling Noteholder, a 3 Columbus Circle Control Appraisal Period will be deemed to have occurred. The 3 Columbus Circle Subordinate Companion Loan holder is the 3 Columbus Circle Controlling Noteholder as of the Closing Date.

Pursuant to the 3 Columbus Circle Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 3 Columbus Circle Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 3 Columbus Circle Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such 3 Columbus Circle Major Decision (or making a determination not to take action with respect to such 3 Columbus Circle Major Decision), the Benchmark 2019-B10 Servicer must receive the written consent of the 3 Columbus Circle Controlling Noteholder (or its representative) before implementing a decision with respect to such 3 Columbus Circle Major Decision. If the Benchmark 2019-B10 Servicer has not received a response from the 3 Columbus Circle Controlling Noteholder (or its representative) with respect to such 3 Columbus Circle Major Decision within five (5) business days after delivery of the notice of a 3 Columbus Circle Major Decision, the Benchmark 2019-B10 Servicer will be required to deliver an additional copy of the notice of a 3 Columbus Circle Major Decision, and, if the 3 Columbus Circle Controlling Noteholder (or its representative) fails to respond to the Benchmark 2019-B10 Servicer with respect to any such proposed action within five (5) business days after receipt of such second notice, the 3 Columbus Circle Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to such action. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any mortgaged property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Benchmark 2019-B10 Servicer may take actions with respect to such mortgaged property before obtaining the consent of the 3 Columbus Circle Controlling Noteholder (or its representative) if the Benchmark 2019-B10 Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the 3 Columbus Circle Whole Loan, and the Benchmark 2019-B10 Servicer has made a reasonable effort to contact the 3 Columbus Circle Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Note A-1-1 (or Benchmark 2019-B10 Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Benchmark 2019-B10 Servicer may not follow any advice or consultation provided by the 3 Columbus Circle Controlling Noteholder (or its representative) that would require or cause the Benchmark 2019-B10 Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Benchmark 2019-B10 Servicer to violate provisions of the 3 Columbus Circle Intercreditor Agreement or the Benchmark 2019-B10 PSA, require or cause the Benchmark 2019-B10 Servicer to violate the terms of the 3 Columbus Circle Whole Loan, or materially expand the scope of any Benchmark 2019-B10 Servicer’s responsibilities under the 3 Columbus Circle Intercreditor Agreement.

During the continuance of a 3 Columbus Circle Control Appraisal Period, the Note A-1-1 holder (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the 3 Columbus Circle Controlling Class Representative pursuant to the Benchmark 2019-B10 PSA with respect to any 3 Columbus Circle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 3 Columbus Circle Whole Loan, to each holder of the notes of the 3 Columbus Circle Whole Loan other than the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the 3 Columbus Circle Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the 3 Columbus Circle Controlling Class Representative under the Benchmark 2019-B10 PSA due to the occurrence of a Benchmark 2019-B10 Control Termination Event or a Benchmark 2019-B10 Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a 3 Columbus Circle Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the Benchmark 2019-B10 Servicer) with the Note A-1-1 holder (or the servicer acting on its behalf) at the offices of the Benchmark 2019-B10 Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Benchmark 2019-B10 Servicer, as applicable, in which servicing issues related to the 3 Columbus Circle Whole Loan are discussed.

“3 Columbus Circle Major Decision” means a Major Decision under the Benchmark 2019-B10 PSA or, at any time that Note A-1-1 is not included in a securitization:

(i)	any workout or other change to any 3 Columbus Circle Whole Loan that would result in any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 3 Columbus Circle Whole Loan or a modification or waiver of any other monetary term of the 3 Columbus Circle Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the 3 Columbus Circle Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)	any modification of, or waiver with respect to, the 3 Columbus Circle Whole Loan that would result in a discounted pay-off of the 3 Columbus Circle Subordinate Companion Loan;

(iii)	any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(iv)	any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(v)	any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(vi)	any substitution, release or addition of collateral for the 3 Columbus Circle Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)	any release of the borrower or guarantor from liability with respect to the 3 Columbus Circle Whole Loan including, without limitation, by acceptance of an assumption of the 3 Columbus Circle Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(viii)	any determination (1) not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate a 3 Columbus Circle Whole Loan (other than automatic accelerations pursuant to the Mortgage Loan documents);

(ix)	any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(x)	any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(xi)	the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(xii)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan pursuant to the 3 Columbus Circle Intercreditor Agreement has expired or been waived under the applicable section of the 3 Columbus Circle Intercreditor Agreement;

(xiii)	any determination of an Acceptable Insurance Default (as defined in the Benchmark 2019-B10 PSA) with respect to the Mortgaged Property;

(xiv)	the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(xv)	the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender shall have such approval under the Loan Agreement; and

(xvi)	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

“Benchmark 2019-B10 Control Termination Event“ will occur when (a) the Class F certificates under the Benchmark 2019-B10 PSA have a certificate balance (taking into account the application of any Cumulative

Appraisal Reduction Amounts (as defined in the Benchmark 2019-B10 PSA) to notionally reduce the certificate balance of such class) of less than 25% of the initial certificate balance of that class; provided, that a Benchmark 2019-B10 Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates under the other than the Class F, Class G or Class H certificates under the Benchmark 2019-B10 PSA have been reduced to zero; and (b) the 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

“Benchmark 2019-B10 Consultation Termination Event“ will occur when (a) none of the Class F, Class G or Class H certificates under the Benchmark 2019-B10 PSA that has a then-outstanding certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts (as defined in the Benchmark 2019-B10 PSA)) equal to at least 25% of the initial certificate balance of that class; provided that a Benchmark 2019-B10 Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the Class F, Class G or Class H certificates under the Benchmark 2019-B10 PSA have been reduced to zero; and (b) the related 3 Columbus Circle Control Appraisal Period has occurred and is continuing.

Cure Rights

In the event that the 3 Columbus Circle borrower fails to make any payment of principal or interest on The 3 Columbus Circle Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a 3 Columbus Circle Control Appraisal Period has occurred and is continuing, the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the 3 Columbus Circle Intercreditor Agreement. The holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to 3 Columbus Circle Whole Loan has occurred and is continuing, the holder of the 3 Columbus Circle Subordinate Companion Loan will have the option to purchase the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan, (b) accrued and unpaid interest on the 3 Columbus Circle Mortgage Loan and the 3 Columbus Circle Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the 3 Columbus Circle Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 3 Columbus Circle Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the 3 Columbus Circle Whole Loan to the Benchmark 2019-B10 Asset Representations Reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the 3 Columbus Circle Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the 3 Columbus Circle Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the 3 Columbus Circle Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the 3 Columbus Circle Intercreditor Agreement and the Benchmark 2019-B10 PSA, the holder of Note B-1 of the 3 Columbus Circle Subordinate Companion Loan (prior to the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The related Non-Serviced Directing

Certificateholder (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and prior to the occurrence and continuance of a Benchmark 2019-B10 Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a 3 Columbus Circle Control Appraisal Period and the occurrence and continuance of a Benchmark 2019-B10 Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the 3 Columbus Circle Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

The Benchmark 2019-B10 PSA may contain provisions such that any Benchmark 2019-B10 Special Servicer could be terminated under the Benchmark 2019-B10 PSA based on a recommendation by the Benchmark 2019-B10 Operating Advisor if (A) the Benchmark 2019-B10 Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Benchmark 2019-B10 Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Benchmark 2019-B10 Special Servicer would be in the best interest of the holders of securities issued under the Benchmark 2019-B10 PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 3 Columbus Circle Controlling Noteholder will retain its right to remove and replace the Benchmark 2019-B10 Special Servicer, but the 3 Columbus Circle Controlling Noteholder may not restore a Benchmark 2019-B10 Special Servicer that has been removed in accordance with the preceding sentence.

The Moffett Towers II – Building V Whole Loan

General

The Moffett Towers II – Building V Mortgage Loan (3.9%) is part of a split loan structure comprised of eight (8) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Moffett Towers II – Building V Whole Loan was co-originated by Goldman Sachs Bank USA (“GSUSA”) and DBNY.

The Moffett Towers II – Building V Mortgage Loan is evidenced by one (1) promissory note A-1 with a Cut-off Date Balance of $42,500,000. The related Pari Passu Companion Loans (the “Moffett Towers II – Building V Pari Passu Companion Loans”, and together with the Moffett Towers II – Building V Mortgage Loan, the “Moffett Towers II – Building V Senior Loans”) have an original principal balance of $170,000,000 and are evidenced by 4 senior pari passu promissory notes. The Moffett Towers II – Building V Mortgage Loan and the Moffett Towers II – Building V Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also four Subordinate Companion Loans (collectively, the “Moffett Towers II – Building V Subordinate Companion Loans”), evidenced by the senior subordinate promissory note B-1 with an original principal balance of $63,750,000 and the senior subordinate promissory note B-2 with an original principal balance of $21,250,000 (collectively, the “Moffett Towers II – Building V Senior Subordinate Companion Loans”) and the junior subordinate promissory note C-1 with an original principal balance of $30,000,000 and the junior subordinate promissory note C-2 with an original principal balance of $10,000,000 (collectively, the “Moffett Towers II – Building V Junior Subordinate Companion Loans”). Neither the Moffett Towers II – Building V Subordinate Companion Loans nor the Moffett Towers II – Building V Pari Passu Companion Loans will be included in the issuing entity. The Moffett Towers II – Building V Subordinate Companion Loans, together with the Moffett Towers II – Building V Pari Passu Companion Loans, are referred to as the “Moffett Towers II – Building V Companion Loans” and the Moffett Towers II – Building V Mortgage Loan, together with the Moffett Towers II – Building V Companion Loans, are referred to as the “Moffett Towers II – Building V Whole Loan”. The Moffett Towers II – Building V Pari Passu Companion Loans evidenced by promissory notes A-2, A-3 and A-4 are currently held by GSUSA and are expected to be contributed to one or more future securitization trusts. The Moffett Towers II – Building V Senior Subordinate Companion Loans are currently held by Hanwha Debt Strategy Private Real Estate Fund 21-1 and the Moffett Towers II – Building V Junior Subordinate Companion Loans are currently held by Hanwha Debt Strategy Private Real Estate Fund 21-2.

The rights of the issuing entity, as the holder of the Moffett Towers II – Building V Mortgage Loan, and the rights of the holders of the Moffett Towers II – Building V Companion Loans are subject to the terms of an Intercreditor Agreement (the “Moffett Towers II – Building V Intercreditor Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the Moffett Towers II – Building V

Intercreditor Agreement will be exercised by the directing holder under the GSMS 2019-GC39 PSA (the “GSMC 2019-GC39 Directing Holder” so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the GSMS 2019-GC39 Operating Advisor (as defined below).

Servicing

The Moffett Towers II – Building V Whole Loan and any related REO Property will be serviced and administered pursuant to the pooling and servicing agreement (the “GSMS 2019-GC39 PSA”) dated May 1, 2019, between GS Mortgage Securities Corporation II, as depositor (the “GSMS 2019-GC39 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2019-GC39 Servicer”), KeyBank National Association, as special servicer (the “GSMS 2019-GC39 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “GSMS 2019-GC39 Certificate Administrator”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “GSMS 2019-GC39 Trustee”) and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “GSMS 2019-GC39 Operating Advisor”) and as asset representations reviewer, by the GSMS 2019-GC39 Servicer and the GSMS 2019-GC39 Special Servicer, subject to the terms of the Moffett Towers II – Building V Intercreditor Agreement. See “Description of the Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”.

Amounts payable to the issuing entity as holder of the Moffett Towers II – Building V Mortgage Loan pursuant to the Moffett Towers II – Building V Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Moffett Towers II – Building V Intercreditor Agreement sets forth the respective rights of the holders of the Moffett Towers II – Building V Mortgage Loan and the Moffett Towers II – Building V Companion Loans with respect to distributions of funds received in respect of the Moffett Towers II – Building V Whole Loan, and provides, in general, that:

●	the Moffett Towers II – Building V Mortgage Loan and the Moffett Towers II – Building V Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Moffett Towers II – Building V Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Moffett Towers II – Building V Mortgage Loan and the Moffett Towers II – Building V Pari Passu Companion Loans, and the rights of the holders of the Moffett Towers II – Building V Subordinate Companion Loans to receive payments with respect to the Moffett Towers II – Building V Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers II – Building V Mortgage Loan and Moffett Towers II – Building V Pari Passu Companion Loans to receive payments with respect to the Moffett Towers II – Building V Whole Loan;

●	the Moffett Towers II – Building V Junior Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Moffett Towers II – Building V Senior Subordinate Companion Loans, and the rights of the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans to receive payments with respect to the Moffett Towers II – Building V Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans to receive payments with respect to the Moffett Towers II – Building V Whole Loan;

●	all expenses and losses relating to the Moffett Towers II – Building V Whole Loan will, to the extent not paid by the related borrower, be allocated first to the Moffett Towers II – Building V Junior Subordinate Companion Loan Holder, second to the holder of Moffett Towers II – Building V Senior Subordinate Companion Loan and third to the issuing entity, as holder of the Moffett Towers II –

Building V Mortgage Loan, and the holders of the Moffett Towers II – Building V Pari Passu Companion Loans on a pro rata and pari passu basis,

●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

●	If no Moffett Towers II – Building V Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Moffett Towers II – Building V Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Moffett Towers II – Building V Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, on a pro rata basis, to pay accrued and unpaid interest on the Moffett Towers II – Building V Senior Loans to the holders of the Moffett Towers II – Building V Senior Loans, according to their respective entitlements to interest, in each case in an amount equal to the accrued and unpaid interest on the Moffett Towers II – Building V Senior Loans at the applicable note interest rate;

(b)       second, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to the all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II – Building V Whole Loan, until the respective balances of the Moffett Towers II – Building V Senior Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of each respective Moffett Towers II – Building V Senior Loan over an amortization schedule of 30 years using the Moffett Towers II – Building V Senior Loan interest rate, then (2) to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to all principal payments received with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II – Building V Whole Loan and payable to the holders of the Moffett Towers II – Building V Companion Loans and the Moffett Towers II – Building V Mortgage Loan, until their respective principal balances have been reduced to zero, and then (3) to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II – Building V Senior Loan;

(c)       third, to each holder of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective entitlements to interest, up to the amount of any out-of-pocket costs and expenses paid by such holder of a Moffett Towers II – Building V Senior Loan, including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by any servicer or special servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Moffett Towers II – Building V Whole Loan pursuant to the Moffett Towers II – Building V Intercreditor Agreement or the GSMS 2019-GC39 PSA;

(d)       fourth, to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the Moffett Towers II – Building V Mortgage Loan Percentage Interest or the Moffett Towers II – Building V Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the Moffett Towers II – Building V Senior Loan interest rate to the interest rate of the Moffett Towers II – Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II – Building V Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), and as a result of a workout the principal balances of the Moffett Towers II – Building V Senior Loans have been reduced, such excess amount is required to be paid pro rata, according to their respective outstanding principal balances, to each holder of a Moffett Towers II – Building V Senior Loan in an aggregate amount up to the reduction, if any, of the principal balance of each Moffett Towers II – Building V Senior Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)       sixth, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II – Building V Senior Subordinate Companion Loan at the related interest rate;

(g)       seventh, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to the all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II – Building V Whole Loan and payable to the holders of the Moffett Towers II – Building V Companion Loans and the Moffett Towers II – Building V Mortgage Loan remaining after giving effect to the allocation in clause (b) above, until the balance of the Moffett Towers II – Building V Senior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to all principal payments received with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II – Building V Whole Loan and payable to the holders of the Moffett Towers II – Building V Companion Loans and the Moffett Towers II – Building V Mortgage Loan, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II – Building V Senior Subordinate Companion Loan;

(h)       eighth, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II – Building V Senior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II – Building V Senior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II – Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)       ninth, to the extent a holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II – Building V Intercreditor Agreement, to each holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan for all such cure payments;

(j)       tenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II – Building V Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i), and as a result of a workout the principal balance of the Moffett Towers II – Building V Senior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II – Building V Senior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate of such Moffett Towers II – Building V Senior Subordinate Companion Loan;

(k)       eleventh, to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II – Building V Junior Subordinate Companion Loan at the related interest rate;

(l)       twelth, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to the all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II – Building V Whole Loan and payable to the holders of the Moffett Towers II – Building V Companion Loans and the Moffett Towers II – Building V Mortgage Loan remaining after giving effect to the allocation in clauses (b) and (g) above, until the balance of the Moffett Towers II – Building V Junior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to all principal payments received with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II – Building V Whole Loan and payable to the holders of the Moffett Towers II – Building V Companion Loans and the Moffett Towers II – Building V Mortgage Loan, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II – Building V Junior Subordinate Companion Loan;

(m)       thirteenth, to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II – Building V Junior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II – Building V Junior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II – Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)       fourteenth, to the extent a holder of a Moffett Towers II – Building V Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II – Building V Intercreditor Agreement, to each holder of a Moffett Towers II – Building V Junior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II – Building V Junior Subordinate Companion Loan for all such cure payments;

(o)       fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II – Building V Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n), and as a result of a workout the principal balance of the Moffett Towers II – Building V Junior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each Moffett Towers II – Building V Junior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II – Building V Junior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate; and

(p)       sixteenth, if any excess amount is available to be distributed in respect of the Moffett Towers II – Building V Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(m), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the Moffett Towers II – Building V Mortgage Loan, and the holders of the Moffett Towers II – Building V Pari Passu Companion Loans, pro rata and pari passu, and the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans and the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans in accordance with their respective initial percentage interests.

“Moffett Towers II – Building V Mortgage Loan Percentage Interest” means 14.41%.

“Moffett Towers II – Building V Pari Passu Companion Loan Percentage Interest” means 43.22%.

“Moffett Towers II – Building V Senior Subordinate Companion Loan Percentage Interest” means 28.81%.

“Moffett Towers II – Building V Junior Subordinate Companion Loan Percentage Interest” means 13.56%.

“Moffett Towers II – Building V Senior Loan Interest Rate” means 4.025882353%.

“Moffett Towers II – Building V Senior Subordinate Companion Loan Interest Rate” means 5.660000000%.

“Moffett Towers II – Building V Junior Subordinate Companion Loan Interest Rate” means 6.410000000%.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the Moffett Towers II – Building V Whole Loan or (ii) a non-monetary event of default as to which the Moffett Towers II – Building V Whole Loan becomes a Specially Serviced Loan, in each case provided that the Moffett Towers II – Building V Whole Loan Controlling Note Holder or, if the Moffett Towers II – Building V Whole Loan Controlling Note Holder is the holder or holders of the Moffett Towers II – Building V Junior Subordinate Companion Loan, either the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loan (acting unanimously) or the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loan (acting unanimously) (any such permitted holder, collectively, the “Moffett Towers II – Building V Curing Holder”) (or a designee of such holders) have not exercised their cure rights and the default that led to the occurrence of such event of default has not otherwise been cured or waived (a “Moffett Towers II – Building V Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the Moffett Towers II – Building V Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)	first, on a pro rata basis, to pay accrued and unpaid interest on the Moffett Towers II – Building V Senior Loans to the holders of the Moffett Towers II – Building V Senior Loans, according to their respective entitlements to interest, in each case in an amount equal to the accrued and unpaid interest on the Moffett Towers II – Building V Senior Loans at the applicable note interest rate;

(b)	second, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective outstanding principal balances, until the respective balances of the Moffett Towers II – Building V Senior Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective outstanding principal balances, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II – Building V Senior Loan;

(c)	third, to each holder of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective entitlements to interest, up to the amount of any out-of-pocket costs and expenses paid by such holder of a Moffett Towers II – Building V Senior Loan, including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by any servicer or special servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Moffett Towers II – Building V Whole Loan pursuant to the Moffett Towers II – Building V Intercreditor Agreement or the GSMS 2019-GC39 PSA;

(d)	fourth, to the holders of the Moffett Towers II – Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the Moffett Towers II – Building V Mortgage Loan Percentage Interest or the Moffett Towers II – Building V Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the Moffett Towers II – Building V Senior Loan interest rate to the interest rate of the Moffett Towers II – Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)	fifth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II – Building V Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), and as a result of a workout the principal balances of the Moffett Towers II – Building V Senior Loans have been reduced, such excess amount is required to be paid pro rata, according to their respective outstanding principal balances, to each holder of a Moffett Towers II – Building V Senior Loan in an aggregate amount up to the reduction, if any, of the principal balance of each Moffett Towers II – Building V Senior Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)	sixth, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II – Building V Senior Subordinate Companion Loan at the related interest rate;

(g)	seventh, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until the balance of the Moffett Towers II – Building V Senior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II – Building V Senior Subordinate Companion Loan;

(h)	eighth, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II – Building V Senior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II – Building V Senior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II – Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)	ninth, to the extent a holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II – Building V Intercreditor Agreement, to each holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan for all such cure payments;

(j)	tenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II – Building V Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i), and as a result of a workout the principal balance of the Moffett Towers II – Building V Senior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II – Building V Senior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate of such Moffett Towers II – Building V Senior Subordinate Companion Loan;

(k)	eleventh, to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II – Building V Junior Subordinate Companion Loan at the related interest rate;

(l)	twelth, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until the balance of the Moffett Towers II – Building V Junior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II – Building V Junior Subordinate Companion Loan;

(m)	thirteenth, to the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II – Building V Junior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II – Building V Junior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II – Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)	fourteenth, to the extent a holder of a Moffett Towers II – Building V Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II – Building V Intercreditor Agreement, to each holder of a Moffett Towers II – Building V Junior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II – Building V Junior Subordinate Companion Loan for all such cure payments;

(o)	fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II – Building V Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n), and as a result of a workout the principal balance of the Moffett Towers II – Building V Junior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each Moffett Towers II – Building V Junior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II – Building V Junior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate; and

(p)	sixteenth, if any excess amount is available to be distributed in respect of the Moffett Towers II – Building V Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the Moffett Towers II – Building V Mortgage Loan, and the holders of the Moffett Towers II – Building V Pari Passu Companion Loans, pro rata and pari passu, and the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans and the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans in accordance with their respective initial percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Moffett Towers II – Building V Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the Moffett Towers II – Building V Mortgage Loan or, as and to the extent described in “Description of the Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”, on other Mortgage Loans, but not out of payments or other collections on any Moffett Towers II – Building V Pari Passu Companion Loan. Similarly, P&I advances on the Moffett Towers II – Building V Pari Passu Companion Loans are not reimbursable out of payments or other collections on the Moffett Towers II – Building V Mortgage Loan or the Moffett Towers II – Building V Subordinate Companion Loans. Interest on P&I Advances made with respect to the Moffett Towers II – Building V Mortgage Loan may only be reimbursed out of future payments and collections on the Moffett Towers II – Building V Mortgage Loan or, as and to the extent described under “Description of the Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”, other Mortgage Loans, but not out of payments or other collections on any Moffett Towers II – Building V Pari Passu Companion Loan or the Moffett Towers II – Building V Subordinate Companion Loans.

Consultation and Control

Pursuant to the Moffett Towers II – Building V Intercreditor Agreement, the directing holder with respect to the Moffett Towers II – Building V Whole Loan (the “Moffett Towers II – Building V Whole Loan Controlling Note Holder”), as of any date of determination, will be (i) the holder or holders of the majority of the Moffett Towers II – Building V Junior Subordinate Companion Loans, unless a Moffett Towers II – Building V Junior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, (ii) for so long as a Moffett Towers II – Building V Junior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, the holder or holders of the majority of the Moffett Towers II – Building V Senior Subordinate Companion Loans, unless a Moffett Towers II – Building V Senior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, or (iii) for so long as a Moffett Towers II – Building V Senior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, the Controlling Class Representative. The Moffett Towers II – Building V Whole Loan Controlling Note Holder will be entitled to exercise certain consent and/or consultation rights with respect to the Moffett Towers II – Building V Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Moffett Towers II – Building V Whole Loan will require the approval of the Moffett Towers II – Building V Whole Loan Controlling Note Holder.

A “Moffett Towers II – Building V Junior Subordinate Companion Loan Control Appraisal Period” will exist with respect to the Moffett Towers II – Building V Whole Loan, if and for so long as:

(i) (a)(1) the sum of the aggregate initial principal balances of the Moffett Towers II – Building V Junior Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any Moffett Towers II – Building V Junior Subordinate Companion Loan after the date of its creation, (y) any Appraisal Reduction Amount for the Moffett Towers II – Building V Whole Loan that is allocated to such Moffett Towers II – Building V Junior Subordinate Companion Loans and (z) any losses realized with respect to the related Mortgaged Property or the Moffett Towers II – Building V Whole Loan that are allocated to the Moffett Towers II – Building V Junior Subordinate Companion Loans, is less than (b) 25% of the remainder of (1) the sum of the aggregate initial principal balance of the Moffett Towers II – Building V Junior Subordinate Companion Loans less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans after the date of their creation; and

(ii)       any interest in the Moffett Towers II – Building V Junior Subordinate Companion Loans is held by (or the rights thereof may be exercised by) the related borrower, any direct or indirect parent of the related borrower, any affiliate of the related borrower, any affiliate of any direct or indirect parent of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such preferred equity holder.

A “Moffett Towers II – Building V Senior Subordinate Companion Loan Control Appraisal Period” will exist with respect to the Moffett Towers II – Building V Whole Loan, if and for so long as:

(i)       (a)(1) the sum of the aggregate initial principal balances of the Moffett Towers II – Building V Senior Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any Moffett Towers II – Building V Senior Subordinate Companion Loan after the date of its creation, (y) any Appraisal Reduction Amount for the Moffett Towers II – Building V Whole Loan that is allocated to such Moffett Towers II – Building V Senior Subordinate Companion Loans and (z) any losses realized with respect to the related Mortgaged Property or the Moffett Towers II – Building V Whole Loan that are allocated to the Moffett Towers II – Building V Senior Subordinate Companion Loans, is less than (b) 25% of the remainder of (1) the sum of the aggregate initial principal balance of the Moffett Towers II – Building V Senior Subordinate Companion Loans less (2) any payments of principal (whether as principal prepayments or otherwise)

allocated to, and received by, the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans after the date of their creation; and

(ii)       any interest in the Moffett Towers II – Building V Junior Subordinate Companion Loans is held by (or the rights thereof may be exercised by) the related borrower, any direct or indirect parent of the related borrower, any affiliate of the related borrower, any affiliate of any direct or indirect parent of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such preferred equity holder.

Pursuant to the terms of the Moffett Towers II – Building V Intercreditor Agreement, any holder of the Moffett Towers II – Building V Mortgage Loan (or its representative), for so long as such holder is not the Moffett Towers II – Building V Whole Loan Controlling Note Holder, will have a right to receive copies of all notices, information and reports that the GSMS 2019-GC39 Special Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, is required to provide to the GSMS 2019-GC39 Directing Holder pursuant to the GSMS 2019-GC39 PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the GSMS 2019-GC39 PSA) with respect to any Major Decisions to be taken with respect to Moffett Towers II – Building V Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Moffett Towers II – Building V Whole Loan, and at any time that the Moffett Towers II – Building V Whole Loan Controlling Note Holder is the Controlling Class Representative, any holder of a Moffett Towers II – Building V Mortgage Loan has the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Moffett Towers II – Building V Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Moffett Towers II – Building V Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative; provided that if the GSMS 2019-GC39 Special Servicer (or the GSMS 2019-GC39 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Moffett Towers II – Building V Companion Loans and the Moffett Towers II – Building V Mortgage Loan (as a collective whole). Neither the GSMS 2019-GC39 Special Servicer nor the GSMS 2019-GC39 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of the Moffett Towers II – Building V Mortgage Loan.

Neither the GSMS 2019-GC39 Master Servicer nor the GSMS 2019-GC39 Special Servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of an Moffett Towers II – Building V Companion Loan not held by the issuing entity or the Controlling Class Representative that would (i) require or cause the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, to violate applicable law, the terms of the Moffett Towers II – Building V Plaza Whole Loan, the Moffett Towers II – Building V Intercreditor Agreement or the GSMS 2019-GC39 PSA, including the Servicing Standard, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC, (iii) expose the Certificateholders, the issuing entity, any holder of an Moffett Towers II – Building V Companion Loan not held by the issuing entity, the GSMS 2019-GC39 Depositor, the GSMS 2019-GC39 Special Servicer, the GSMS 2019-GC39 Special Servicer, the GSMS 2019-GC39 Trustee, the GC39 Certificate Administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the GSMS 2019-GC39 Special Servicer’s or the GSMS 2019-GC39 Special Servicer’s responsibilities under the GSMS 2019-GC39 PSA or the scope of the GSMS 2019-GC39 Trustee’s or the GSMS 2019-GC39 Certificate Administrator’s responsibilities under the GSMS 2019-GC39 PSA.

In addition to the control and consultation rights of the holders of the Moffett Towers II – Building V Companion Loans described above, pursuant to the terms of the Moffett Towers II – Building V Intercreditor Agreement, the holder of the Moffett Towers II – Building V Mortgage Loan will have the right to annual meetings (which may be held telephonically) with the GSMS 2019-GC39 Special Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2019-GC39 Special Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, in which servicing issues related to the Moffett Towers II – Building V Whole Loan are discussed.

Sale of Defaulted Whole Loan

Upon the Moffett Towers II – Building V Whole Loan becoming a Defaulted Loan, if the GSMS 2019-GC39 Special Servicer decides to sell the Moffett Towers II – Building V Mortgage Loan, the GSMS 2019-GC39 Special Servicer will be required to sell the Moffett Towers II – Building V Mortgage Loan together with the Moffett Towers II – Building V Pari Passu Companion Loans (but not the Moffett Towers II – Building V Subordinate Companion Loans) as a single whole loan.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Moffett Towers II – Building V Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Moffett Towers II – Building V Whole Loan, then the Moffett Towers II – Building V Curing Holder (acting unanimously) will have the right, but not the obligation, to: (A) cure such monetary event of default within seven (7) business days following the receipt of notice of such default and (B) cure such non-monetary event of default within thirty (30) days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to sixty (60) days. If the Moffett Towers II – Building V Curing Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Moffett Towers II – Building V Curing Holder will be required to make such Cure Payment as directed by the GSMS 2019-GC39 Special Servicer or the GSMS 2019-GC39 Special Servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the GSMS 2019-GC39 Special Servicer or the GSMS 2019-GC39 Special Servicer, each holder of a Moffett Towers II – Building V Senior Loan, and if holders of Moffett Towers II – Building V Junior Subordinate Companion Loan are effecting such cure, each holder of a Moffett Towers II – Building V Senior Subordinate Companion Loan. So long as an event of default exists that is being cured by the Moffett Towers II – Building V Curing Holder and the applicable cure period has not expired, the default will not be treated as a Moffett Towers II – Building V Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the Moffett Towers II – Building V Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the Moffett Towers II – Building V Whole Loan as a Specially Serviced Loan. Notwithstanding anything to the contrary, the Moffett Towers II – Building V Curing Holder will be limited to a combined total of six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, and six (6) non-monetary defaults over the life of the Moffett Towers II – Building V Whole Loan.

Purchase Option

After the occurrence and delivery of an event of default under the Moffett Towers II – Building V Whole Loan, each of (A) the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans (acting unanimously) and (B) the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans (acting unanimously) will have the right, by written notice to (x) each of the holders of the Moffett Towers II – Building V Senior Loans and (y) if the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans are electing to make such purchase, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans (a “Moffett Towers II – Building V Purchase Notice”), to purchase in immediately available funds, (i) if the purchasing holder is the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans (acting unanimously), the Moffett Towers II – Building V Senior Loans, and (ii) if the purchasing holder is the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans (acting unanimously), the Moffett Towers II – Building V Senior Loans and

the Moffett Towers II – Building V Senior Subordinate Companion Loans, in whole but not in part at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the Moffett Towers II – Building V Purchase Notice to the selling holders, the selling holders will be required to sell (and the purchasing holder will be required to purchase) the Moffett Towers II – Building V Senior Loans and the Moffett Towers II – Building V Senior Subordinate Companion Loans, as applicable, at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Moffett Towers II – Building V Purchase Date”) not less than ten (10) days and not more than forty five (45) days after the date of the Moffett Towers II – Building V Purchase Notice. The purchasing holder’s failure to purchase the Moffett Towers II – Building V Senior Loans and the Moffett Towers II – Building V Senior Subordinate Companion Loans, as applicable, on the Defaulted Moffett Towers II – Building V Purchase Date (other than as a result of any failure to consummate such purchase on the part of the selling holder or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the event of default that caused such purchase right to be exercisable and not in respect of any other event of default. Each holder of Moffett Towers II – Building V Subordinate Companion Loans has agreed that the sale of any purchased loans to it will comply with all requirements of the GSMS 2019-GC39 PSA and that all costs and expenses related thereto will be paid by the applicable purchasing holder. The defaulted mortgage loan purchase price will be calculated by the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer three (3) business days prior to the Defaulted Moffett Towers II – Building V Purchase Date and absent manifest error, will be binding upon the purchasing holder.

The right of the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans or the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans to purchase the Moffett Towers II – Building V Senior Loans and the Moffett Towers II – Building V Senior Subordinate Companion Loans, as applicable, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing sentence, the GSMS 2019-GC39 Special Servicer is required to give the purchasing holder ten (10) business days’ prior written notice of its intent with respect to any such action with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the GSMS 2019-GC39 Special Servicer, in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the GSMS 2019-GC39 Special Servicer of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten (10) business days after the acceleration of the Moffett Towers II – Building V Whole Loan, GSMS 2019-GC39 Special Servicer is required to notify the each holder of Moffett Towers II – Building V Subordinate Companion Loans of such transfer and the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans and the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans will each have a fifteen (15) day period from the date of such notice from the GSMS 2019-GC39 Special Servicer to deliver the noteholder purchase notice to the holder of the Moffett Towers II – Building V Mortgage Loan (and, if the holders of the Moffett Towers II – Building V Junior Subordinate Companion Loans are delivering such notice, to the holders of the Moffett Towers II – Building V Senior Subordinate Companion Loans), in which case such holder of a Moffett Towers II – Building V Subordinate Companion Loan will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) business day period at the applicable defaulted mortgage loan purchase price.

Special Servicer Appointment Rights

Pursuant to the Moffett Towers II – Building V Intercreditor Agreement, the Moffett Towers II – Building V Whole Loan Controlling Note Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Moffett Towers II – Building V Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Moffett Towers II – Building V Mortgage Loan or of the Moffett Towers II – Building V Subordinate Companion Loans (or their representatives). The applicable GSMC 2019-GC39 certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the GSMS 2019-GC39 PSA) will have the right, with or without cause, to replace the GSMC 2019-GC39 Special Servicer then acting with respect to the Moffett Towers II – Building V Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the Moffett Towers II – Building

V Mortgage Loan and the Moffett Towers II – Building V Subordinate Companion Loan (or their representatives) in accordance with the GSMS 2019-GC39 PSA. The holders of the Moffett Towers II – Building V Mortgage Loan and of the Moffett Towers II – Building V Subordinate Companion Loans may terminate the GSMS 2019-GC39 Special Servicer upon a servicer termination event with respect to the GSMS 2019-GC39 Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the GSMS 2019.

The Newport Corporate Center Whole Loan

General

The Newport Corporate Center Mortgage Loan (3.7%) is part of a split loan structure comprised of sixteen (16) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Newport Corporate Center Whole Loan was co-originated by Wells Fargo Bank, National Association and DBNY.

The Newport Corporate Center Mortgage Loan is evidenced by two (2) promissory notes, Note A-1-B and Note A-1-C with a collective Cut-off Date Balance of $40,200,000. The related Pari Passu Companion Loans (the “Newport Corporate Center Pari Passu Companion Loans”, and together with the Newport Corporate Center Mortgage Loan, the “Newport Corporate Center Senior Loans”) have an original principal balance of $123,800,000 and are evidenced by four (4) senior pari passu promissory notes. The Newport Corporate Center Mortgage Loan and the Newport Corporate Center Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also 10 Subordinate Companion Loans (collectively, the “Newport Corporate Center Subordinate Companion Loans”), evidenced by the senior subordinate promissory note B-1-A with an original principal balance of $7,150,000, the senior subordinate promissory note B-1-B with an original principal balance of $2,750,000, the senior subordinate promissory note B-2-A with an original principal balance of $5,850,000, the senior subordinate promissory note B-2-B with an original principal balance of $2,250,000 (the “Newport Corporate Center B Notes”), the senior subordinate promissory note C-1-A with an original principal balance of $22,000,000, the senior subordinate promissory note C-1-B with an original principal balance of $18,700,000, the senior subordinate promissory note C-2-A with an original principal balance of $18,000,000, the senior subordinate promissory note C-2-B with an original principal balance of $15,300,000 (the “Newport Corporate Center C Notes”), the junior subordinate promissory note D-1 with an original principal balance of $30,800,000 and the junior subordinate promissory note D-2 with an original principal balance of $25,200,000 (the “Newport Corporate Center D Notes”). Neither the Newport Corporate Center Subordinate Companion Loans nor the Newport Corporate Center Pari Passu Companion Loans will be included in the issuing entity. The Newport Corporate Center Subordinate Companion Loans, together with the Newport Corporate Center Pari Passu Companion Loans, are referred to as the “Newport Corporate Center Companion Loans” and the Newport Corporate Center Mortgage Loan, together with the Newport Corporate Center Companion Loans, are referred to as the “Newport Corporate Center Whole Loan”. The Newport Corporate Center Pari Passu Companion Loan evidenced by promissory note A-1-A is currently held by DBNY and is expected to be contributed to one or more future securitization trusts. The Newport Corporate Center Pari Passu Companion Loans evidenced by promissory notes A-2-A, A-2-B and A-2-C are currently held by Wells Fargo Bank, National Association and are expected to be contributed to one or more future securitization trusts. The Newport Corporate Center Senior Subordinate Companion Loans are currently held by DBNY and Wells Fargo Bank, National Association and are expected to be sold to a third-party.

The rights of the issuing entity, as the holder of the Newport Corporate Center Mortgage Loan, and the rights of the holders of the Newport Corporate Center Companion Loans are subject to the terms of an Intercreditor Agreement (the “Newport Corporate Center Intercreditor Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the Newport Corporate Center Intercreditor Agreement will be exercised by the directing holder under the BANK 2019-BNK18 PSA (the “BANK 2019-BNK18 Directing Holder” so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the BANK 2019-BNK18 Operating Advisor (as defined below).

Servicing

The Newport Corporate Center Whole Loan and any related REO Property will be serviced and administered pursuant to the pooling and servicing agreement (the “BANK 2019-BNK18 PSA”) dated May 1, 2019, between Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “BANK 2019-BNK18 Depositor”), Wells Fargo Bank, National Association, as general master servicer (the “BANK 2019-BNK18 Servicer”), Rialto Capital Advisors, LLC, as general special servicer, Situs Holdings, as Newport Corporate Center special servicer (the “BANK 2019-BNK18 Special Servicer”), National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator (the “BANK 2019-BNK18 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “BANK 2019-BNK18 Trustee”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “BANK 2019-BNK18 Operating Advisor”) and as asset representations reviewer, by the BANK 2019-BNK18 Servicer and the BANK 2019-BNK18 Special Servicer, subject to the terms of the Newport Corporate Center Intercreditor Agreement. See “Description of the Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”.

Amounts payable to the issuing entity as holder of the Newport Corporate Center Mortgage Loan pursuant to the Newport Corporate Center Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Newport Corporate Center Intercreditor Agreement sets forth the respective rights of the holder of the Newport Corporate Center Mortgage Loan and the holders of the Newport Corporate Center Companion Loans with respect to distributions of funds received in respect of the Newport Corporate Center Whole Loan, and provides, in general, that: (a) the Newport Corporate Center B Notes and the respective rights of the holders of the Newport Corporate Center B Notes to receive payments of interest, principal and other amounts with respect to each the Newport Corporate Center B Note, respectively, will at all times be junior, subject and subordinate to the Newport Corporate Center A Notes and the respective rights of the holders of the Newport Corporate Center A Notes to receive payments of interest, principal and other amounts with respect to each the Newport Corporate Center A Note, respectively, as and to the extent set forth herein and (b) the Newport Corporate Center C Notes and the respective rights of the holders of the Newport Corporate Center C Notes to receive payments of interest, principal and other amounts with respect to such the Newport Corporate Center C Notes, respectively will at all times be junior, subject and subordinate to the Newport Corporate Center A Notes and the Newport Corporate Center B Notes and the respective rights of the holders of the Newport Corporate Center A Notes and the Newport Corporate Center B Notes to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center A Notes and the Newport Corporate Center B Notes, respectively, as and to the extent set forth in the Newport Corporate Center Intercreditor Agreement.

If no Newport Corporate Center Sequential Pay Event has occurred and is continuing, all amounts tendered by the Newport Corporate Center Borrower or otherwise available for payment on the Newport Corporate Center Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the BANK 2019-BNK18 Master Servicer in the following order of priority:

(1)       First, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center Class A Notes (calculated at a rate net of the primary servicing fee rate);

(2)       Second, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center B Notes (calculated at a rate net of the primary servicing fee rate);

(3)       Third, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center C Notes (calculated at a rate net of the primary servicing fee rate);

(4)       Fourth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center D Notes (calculated at a rate net of the primary servicing fee rate);

(5)       Fifth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Newport Corporate Center Senior Pari Passu Companion Loans and the Newport Corporate Center Mortgage Loan until their principal balances have been reduced to zero;

(6)       Sixth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or incurred by such holders (or paid or advanced by the applicable master servicer or the applicable special servicer, as applicable) with respect to the Newport Corporate Center Whole Loan pursuant to the terms of the Newport Corporate Center Intercreditor Agreement or the BANK 2019-BNK18 PSA, as applicable;

(7)       Seventh, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the aggregate principal balances of the Newport Corporate Center A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BANK 2019-BNK18 PSA, by reason of the insufficiency of the Newport Corporate Center Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center A Notes;

(8)       Eighth, to the extent the holders of the Newport Corporate Center B Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center B Notes for all such cure payments;

(9)       Ninth, to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center B Notes until their principal balances have been reduced to zero;

(10)       Tenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of the Newport Corporate Center B Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center B Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center B Notes;

(11)       Eleventh, to the extent the holders of the Newport Corporate Center C Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center C Notes for all such cure payments;

(12)       Twelfth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth and ninth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center C Notes until their principal balances have been reduced to zero;

(13)       Thirteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a workout the principal balances of the Newport Corporate Center C Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center C Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center C Notes;

(14)       Fourteenth, to the extent the holders of the Newport Corporate Center D Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center D Notes for all such cure payments;

(15)       Fifteenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth, ninth and twelfth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center D Notes until their principal balances have been reduced to zero;

(16)       Sixteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a workout the principal balances of the Newport Corporate Center D Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center D Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center D Notes;

(17)       Seventeenth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center A Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center A Notes applicable immediately prior to the anticipated repayment date;

(18)       Eighteenth, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center B Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center B Notes applicable immediately prior to the anticipated repayment date;

(19)       Nineteenth, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements in an amount equal to that portion of interest accrued on the Newport Corporate Center C Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center C Notes applicable immediately prior to the anticipated repayment date;

(20)       Twentieth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center D Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center D Notes applicable immediately prior to the anticipated repayment date;

(21)       Twenty-first, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center A Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(22)       Twenty-second, to the holders of the Newport Corporate Center B Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center B Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(23)       Twenty-third, to the holders of the Newport Corporate Center C Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center C Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(24)       Twenty-fourth, to the holders of the Newport Corporate Center D Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center D Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(25)       Twenty-fifth, to the extent assumption fees or transfer fees actually paid by the Newport Corporate Center Whole Loan borrower are not required to be otherwise applied under the BANK 2019-BNK18 PSA, including, without limitation, to provide reimbursement for any interest on any advance, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Newport Corporate Center Whole Loan), any such fees or expenses, to the extent actually paid by the Newport Corporate Center borrower, will be paid pro rata to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan; and

(26)       Twenty-sixth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Newport Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-fifth, any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the Servicing Agreement, will be paid pro rata to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan.

Application of Payments after a Newport Corporate Center Triggering Event of Default

Generally, for so long as a Newport Corporate Center Triggering Event of Default has occurred and is continuing, all amounts available for payment on The Newport Corporate Center Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Newport Corporate Center Intercreditor Agreement, as follows:

(1)       First, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center A Notes (calculated at a rate net of the primary servicing fee rate);

(2)       Second, pro rata, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, to apply to the principal balances of the Newport Corporate Center Senior Pari Passu Companion Loans and the Newport Corporate Center Mortgage Loan until their principal balances have been reduced to zero;

(3)       Third, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the applicable master servicer or the applicable special servicer, as applicable) with respect to the Newport Corporate Center Whole Loan pursuant to the terms of the Newport Corporate Center Intercreditor Agreement or the BANK 2019-BNK18 PSA, as applicable;

(4)       Fourth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center A Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(5)       Fifth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the aggregate principal balances of the Newport Corporate Center A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BANK 2019-BNK18 PSA by reason of the insufficiency of the Newport Corporate Center Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of The Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center A Notes;

(6)       Sixth, to the extent the holders of the Newport Corporate Center B Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center B Notes for all such cure payments; and to the holders of the Newport Corporate Center B Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(7)       Seventh, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center B Notes (calculated at a rate net of the primary servicing fee rate);

(8)       Eighth, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, in reduction of the principal balances of the Newport Corporate Center B Notes until their principal balances have been reduced to zero;

(9)       Ninth, to the holders of the Newport Corporate Center B Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center B Notes, under the mortgage loan documents based on respective percentage interests;

(10)       Tenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of the Newport Corporate Center B Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center B Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center B Notes;

(11)       Eleventh, to the extent the holders of the Newport Corporate Center C Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center C Notes for all such cure payments; and to the holders of the Newport Corporate Center C Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder of a Newport Corporate Center C Note, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(12)       Twelfth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center C Notes (calculated at a rate net of the primary servicing fee rate);

(13)       Thirteenth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis in reduction of the principal balances of the Newport Corporate Center C Notes until their principal balances have been reduced to zero;

(14)       Fourteenth, to the holders of the Newport Corporate Center C Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center C Notes, under the mortgage loan documents based on respective percentage interests;

(15)       Fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout the principal balances of the Newport Corporate Center C Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of The Newport Corporate Center C Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center C Notes;

(16)       Sixteenth, to the extent the holders of the Newport Corporate Center D Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center D Notes for all such cure payments; and to the holders of the Newport Corporate Center D Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder of a Newport Corporate Center D Note, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(17)       Seventeenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center D Notes (calculated at a rate net of the primary servicing fee rate);

(18)       Eighteenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis in reduction of the principal balances of the Newport Corporate Center D Notes until their principal balances have been reduced to zero;

(19)       Nineteenth, to the holders of the Newport Corporate Center D Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center D Notes, under the mortgage loan documents based on respective percentage interests;

(20)       Twentieth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Newport Corporate Center D Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of The Newport Corporate Center D Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center D Notes;

(21)       Twenty-first, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center A Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center A Notes applicable immediately prior to the anticipated repayment date;

(22)       Twenty-second, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center B Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center B Notes applicable immediately prior to the anticipated repayment date;

(23)       Twenty-third, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements in an amount equal to that portion of interest accrued on the Newport Corporate Center C Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center C Notes applicable immediately prior to the anticipated repayment date;

(24)       Twenty-fourth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center D Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center D Notes applicable immediately prior to the anticipated repayment date;

(25)       Twenty-fifth, to the extent assumption fees or transfer fees actually paid by the Newport Corporate Center Whole Loan borrower are not required to be otherwise applied under the BANK 2019-BNK18 PSA, including, without limitation, to provide reimbursement for any interest on any advance, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Newport Corporate Center Whole Loan), any such fees or expenses, to the extent actually paid by the Newport Corporate Center borrower, will be paid to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata; and

(26)       Twenty-sixth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Newport Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-fifth, any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the Servicing Agreement, will be paid pro rata to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan.

Consultation and Control

The controlling noteholder under the Newport Corporate Center Intercreditor Agreement will initially be the holder of the majority of the Newport Corporate Center D Notes (by principal balance). If a control appraisal period with respect to the Newport Corporate Center D Notes occurs and is continuing, the holder of the majority of the Newport Corporate Center C Notes (by principal balance) will become the controlling noteholder; and if a control appraisal period with respect to the Newport Corporate Center C Notes has occurred and is continuing, the holder of the majority of the Newport Corporate Center B Notes (by principal balance) will become the controlling noteholder; and if a control appraisal period with respect to the Newport Corporate Center B Notes has occurred and is continuing, the holder of promissory note A-2-A with respect to the Newport Corporate Center Whole Loan will become the controlling noteholder. The controlling noteholder will have consent and/or consultation rights with respect to the Newport Corporate Center Whole Loan similar, but not necessarily identical, to those held by the directing holder.

Control appraisal periods with respect to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes and the Newport Corporate Center D Notes exist when (a)(1) the sum of the initial principal balance of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Corporate Center D Notes, as applicable, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, after the date of creation of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, (y) any appraisal reduction amount for the Newport Corporate Center Whole Loan that is allocated to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, and (z) any losses realized with respect to the Newport Corporate Center Mortgaged Property or the Newport Corporate Center Whole Loan that are allocated to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, is less than (b) 25% of the remainder of (i) the sum of the initial principal balance of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, after the date of creation of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, provided that a control appraisal period will terminate upon the occurrence of a The Newport Corporate Center Threshold Event Cure (as defined below) by the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable.

A “Newport Corporate Center Threshold Event Cure” means that the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, acting unanimously within their class, provide threshold event collateral in an amount which, when added to the appraised value of the Newport Corporate Center Mortgaged Property as determined pursuant to the BANK 2019-BNK18 PSA would cause the applicable control appraisal period not to occur and provide the applicable master servicer with documentation acceptable to the applicable master servicer in accordance with the applicable servicing standard to create and perfect a first priority security interest therein.

In addition, pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder of Newport Corporate Center A Notes will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Newport Corporate Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Newport Corporate Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if, the applicable master servicer or applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the applicable master servicer or applicable special servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Newport Corporate Center Noteholders. Neither the applicable master servicer nor applicable special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuer as holder of the Newport Corporate Center Mortgage Loan (or its representative).

The BANK 2019-BNK18 Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

Sale of Defaulted The Newport Corporate Center Whole Loan

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, if the Newport Corporate Center Whole Loan becomes a defaulted loan pursuant to the terms of the BANK 2019-BNK18 PSA, the applicable special servicer may elect to sell (1) the Newport Corporate Center Whole Loan, subject to the consent right of the related controlling noteholder, in which case such sale would include each of Note A-1-A, Note A-1-B, A-1-C, Note A-2-A, Note A-2-B, Note A-2-C, Note B-1, Note B-2, Note C-1, Note C-2, Note D-1 and Note D-2 as determined by the applicable special servicer in accordance with the servicing standard under the BANK 2019-BNK18 PSA (taking into account the subordinate nature of the Newport Corporate Center Subordinate Companion Loans), or (2) the Newport Corporate Center Mortgage Loan together with the Newport Corporate Center Senior Pari Passu Companion Loans and in the event of a sale under this clause (2), and subject to the terms of the BANK 2019-BNK18 PSA, the holder of the Newport Corporate Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Newport Corporate Center Senior Pari Passu Companion Loans so long as such holder of the Newport Corporate Center Mortgage Loan is not the controlling noteholder. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under the BANK 2019-BNK18 PSA. Proceeds of the sale of the Newport Corporate Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments after a Newport Corporate Center Triggering Event of Default” above.

Purchase Option

Each of the holders of the Newport Corporate Center B Notes, Newport Corporate Center C Notes and Newport Corporate Center D Notes, in each case, acting unanimously, will have the right to purchase, in whole but not in part, (i) the Newport Corporate Center A Notes, (ii) solely in the case of the holders of the Newport Corporate Center C Notes, the Newport Corporate Center A Notes and the Newport Corporate Center B Notes, and (iii) solely in the case of the holders of the Newport Corporate Center D Notes, the Newport Corporate Center A Notes, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes, by delivery of written notice during an event of default under the related mortgage loan documents or a servicing transfer event under the BANK 2019-BNK18 PSA, as applicable. Such purchase is required to comply with all requirements of the BANK 2019-BNK18 PSA and all actual costs and expenses related thereto will be paid by the applicable purchasing noteholder(s).

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Newport Corporate Center Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Newport Corporate Center Whole Loan, then the holders the holders of (x) the Newport Corporate Center B Notes, acting unanimously, (y) the Newport Corporate Center C Notes, acting unanimously, and (z) the Newport Corporate Center D Notes, acting unanimously, will have the right, but not the obligation, to: (A) cure such monetary event of default within 7 business days following the receipt of notice of such default and (B) cure such nonmonetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the mortgage loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. Notwithstanding the foregoing, such right to cure is limited to a combined total of six (6) monetary defaults, no more than four (4) of which may be consecutive, and six (6) non-monetary defaults.

Special Servicer Appointment Rights

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, the controlling noteholder will have the right, with or without cause, to replace the BANK 2019-BNK18 Special Servicer then acting with respect to the Newport Corporate Center Whole Loan and appoint a replacement special servicer in in lieu thereof without the consent of the holders of the Newport Corporate Center Companion Loans (or their representatives) in a manner that is substantially similar to that as described in accordance with the BANK 2019-BNK18 PSA.

The 101 California Whole Loan

General

The 101 California Mortgage Loan (4.5%) is part of a whole loan structure (the “101 California Whole Loan“) comprised of eleven (11) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 101 California Mortgage Loan (the “101 California Mortgage Loan“) is evidenced by two (2) promissory notes, Note A-6 with a Cut-off Date Balance of $25,000,000 and Note A-7 with a Cut-off Date Balance of $25,000,000. The 101 California Whole Loan (the “101 California Whole Loan“) consists of the 101 California Mortgage Loan, the Notes A-1, A-2, A-3, A-4, A-5, A-8 and A-9 with an aggregate Cut-off Date Balance of $477,000,000 (collectively, the “101 California Pari Passu Companion Loan“, and together with the 101 California Mortgage Loan, the “101 California Senior Loan“), and two subordinate notes, Notes B-1 and B-2, with an aggregate Cut-off Date Balance of $228,000,000 (collectively, the “101 California Subordinate Companion Loans”, and together with the 101 California Pari Passu Companion Loan, the “101 California Companion Loan”). The 101 California Mortgage Loan and the 101 California Pari Passu Companion Loan are pari passu with each other in terms of priority. The 101 California Subordinate Companion Loan is subordinate to the 101 California Mortgage Loan and the 101 California Pari Passu Companion Loan in terms of priority.

The rights of the issuing entity as the holder of the 101 California Mortgage Loan and the rights of the holders of the 101 California Companion Loans are subject to an Intercreditor Agreement (the “101 California Intercreditor Agreement”“). The following summaries describe certain provisions of the 101 California Intercreditor Agreement.

Servicing

The 101 California Whole Loan and any related REO Property will be serviced and administered by the related Non-Serviced Master Servicer and, if necessary, the Non-Serviced Special Servicer, pursuant to the CALI 2019-101C TSA, but subject to the terms of the related Intercreditor Agreement (the “101 California Intercreditor Agreement”“).

Amounts payable to the issuing entity as holder of the 101 California Mortgage Loan pursuant to the 101 California Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The 101 California Intercreditor Agreement sets forth the respective rights of the holder of the 101 California Mortgage Loan, the holder of the 101 California Subordinate Companion Loans, and the holder of the 101 California Pari Passu Companion Loan with respect to distributions of funds received in respect of the 101 California Whole Loan, and provides, in general, that after payment of amounts for reserves or escrows required by the Whole Loan documents and amounts payable or reimbursable under the CALI 2019-101C TSA to the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or CALI 2019-101C TSA Trustee, payments and proceeds received with respect to the 101 California Whole Loan will generally be applied in the following order:

first, on a pro rata and pari passu basis, to each holder of a 101 California Senior Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 101 California Senior Loan at the related net note rate;

second, pro rata and pari passu basis based on the outstanding principal balances of each 101 California Senior Loan, to each holder of a 101 California Senior Loan in an amount equal to the principal payments received, if any, with respect to such monthly payment date, until the principal balance for each 101 California Senior Loan has been reduced to zero;

third, on a pro rata and pari passu basis, to each holder of a 101 California Senior Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by any Non-Serviced Master Servicer or Non-Serviced Special Servicer on its behalf and not previously paid or reimbursed) pursuant to the 101 California Intercreditor Agreement or the CALI 2019-101C TSA;

fourth, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the borrower, to each holder of a 101 California Senior Loan in an amount up to such note’s pro rata interest therein as calculated under the Mortgage Loan agreement;

fifth, to the holder of the 101 California Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the principal balance for each 101 California Subordinate Companion Loans at the net note rate;

sixth, to the holder of the 101 California Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to such monthly payment date, until the principal balance for each 101 California Subordinate Companion Loan note has been reduced to zero;

seventh, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the borrower, to each holder of a 101 California Subordinate Companion Loans, in an amount up to such note’s pro rata interest therein as calculated under the Mortgage Loan agreement;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 101 California Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(seventh) and, as a result of a workout the principal balance for each 101 California Subordinate Companion Loan has been reduced, such excess amount will be paid to the related 101 California Subordinate Companion Loan holder in an amount up to the reduction, if any, of the principal balance for each 101 California Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related note rate;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CALI 2019-101C TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a Non-Serviced

Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 101 California Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of a 101 California Senior Loan or 101 California Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

tenth, if any excess amount is available to be distributed in respect of the 101 California Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(ninth), any remaining amount will be paid pro rata to each holder of a 101 California Senior Loan or 101 California Subordinate Companion Loan, pro rata, based on their respective percentage interests.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the 101 California Mortgage Loan pursuant to the terms of the CALI 2019-101C TSA, then that monthly payment advance, together with interest on that monthly payment advance, will be reimbursed (with respect to both the related 101 California Senior Loans and 101 California Subordinate Companion Loans), pro rata and pari passu with monthly interest advances on the 101 California Companion Loans.

Consultation and Control

The controlling noteholder under the 101 California Intercreditor Agreement will be the trust under the CALI 2019-101C TSA as holder of the Note A-1.

In addition, pursuant to the terms of the 101 California Intercreditor Agreement, any holder of a 101 California Companion Loan (or its representative which, at any time such 101 California Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of such 101 California Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will have the right to receive copies of all notices, information and reports that the Non-Serviced Master Servicer is required to provide to the controlling class representative or that the Non-Serviced Special Servicer is required to provide to the certificateholders with respect to the implementation of any recommended action outlined in an asset status report relating to the 101 California Whole Loan.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 101 California Intercreditor Agreement, if the 101 California Whole Loan becomes a Defaulted Loan, and if the Non-Serviced Special Servicer determines to sell the 101 California Mortgage Loan in accordance with the CALI 2019-101C TSA, then the Non-Serviced Special Servicer will be required to sell the related 101 California Companion Loans together with the 101 California Mortgage Loan as one 101 California Whole Loan. In connection with any such sale, the Non-Serviced Special Servicer will be required to follow the procedures set forth in the CALI 2019-101C TSA.

Notwithstanding the foregoing, the Non-Serviced Special Servicer will not be permitted to sell the defaulted 101 California Mortgage Loan and 101 California Companion Loans as one 101 California Whole Loan without the written consent of any holder of a 101 California Companion Loan (provided that such consent is not required if a holder of a 101 California Companion Loan is the borrower or an affiliate of the borrower), unless the Non-Serviced Special Servicer has delivered to the holders of the 101 California Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the 101 California Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for of the Mortgaged Property, and any documents in the servicing file reasonably requested by any holder of a 101 California Companion Loan that are material to the price of the 101 California Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Non-Serviced Master Servicer or the Non-Serviced Special Servicer in connection with the proposed sale; provided that a holder of a 101 California Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the CALI 2019-101C TSA, each holder of a 101 California

Companion Loan (or its representative) will be permitted to submit an offer at any sale of the 101 California Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 101 California Intercreditor Agreement and the CALI 2019-101C TSA, the controlling noteholder with respect to the 101 California Whole Loan (which will be the trust under the CALI 2019-101C TSA) will have the right, with or without cause, to replace the Non-Serviced Special Servicer then acting with respect to the 101 California Whole Loan and appoint a replacement special servicer without the consent of each holder of a 101 California Companion Loan, as described under the CALI 2019-101C TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in May 2019 and ending on the hypothetical Determination Date in June 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General.

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2018, of JPMorgan Chase & Co., the 2018 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2017, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $134.1 billion. Of that amount, approximately $115.0 billion has been securitized by the depositor. In its fiscal year ended December 31, 2017, JPMCB originated approximately $18.5 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, mixed-use, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the mortgage loans originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the ILPT Hawaii Portfolio Whole Loan, which was originated by MSBNA, CREFI, UBS and JPMCB, portions of which are being sold by CREFI and JPMCB, the CREFI Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain

JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as stabilized”, “as-complete” and “as-is” values. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act.

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 15, 2019. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on March 22, 2019. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including April 1, 2016 to and including March 31, 2019, JPMCB had no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

As of the date hereof, neither JPMCB nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. JPMCB or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

German American Capital Corporation

General.

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction, except with respect to (i) the 3 Columbus Circle Mortgage Loan, which was originated by JPMCB and which GACC has acquired in part prior to the date hereof (and will acquire prior to the Closing Date); (ii) the 59 Maiden Lane Mortgage Loan, which was originated by CREFI and which GACC will acquire prior to the Closing Date; (iii) the 101 California Mortgage Loan, which was originated by JPMCB and Goldman Sachs Mortgage Company and which GACC will acquire prior to the closing date; and (iv) the Heartland Dental Medical Office Portfolio, which was originated by UBS AG, by and through its Branch Office at 1285 Avenue of the Americas, New York, New York and which GACC has acquired prior to the date hereof. GACC has reunderwritten such mortgage loans in accordance with the procedures described under “—DBNY’s Underwriting Guidelines and Processes” below, subject to any exceptions, if any, identified under “—Exceptions”. In addition, it is expected that GACC or an affiliate will, as of the initial issuance of the certificates, hold the 3 Columbus Circle Pari Passu Companion Loan designated as note A-2-5-A and the Newport Corporate Center Pari Passu Companion Loan designated as note A-1-A. GACC or an affiliate currently holds the Newport Corporate Center Subordinate Companion Loans designated as note B-1-A, note B-1-B, note C-1-A, note C-1-B, and note D-1, but it is expected that such notes will be sold to an unaffiliated third party on or before the Closing Date.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation (“DBNY”). GACC is an affiliate of

DBNY, an originator, the initial Risk Retention Consultation Party and the holder of the VRR Interest, and Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage-backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ“) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as master servicer and interim servicer with respect to the Heartland Dental Medical Office Mortgage Loan, the One Parkway North Mortgage Loan, the 364 Bush Mortgage Loan, and the 1731 15th Street Mortgage Loan, which, prior to their inclusion in the issuing entity, are among the Mortgage Loans to be contributed to this securitization by GACC, collectively representing approximately 4.3% of the Initial Pool Balance.

GACC’s Securitization Program.

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC“) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2019 is approximately $72.49 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by DBNY during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the 3 Columbus Circle Whole Loan, which was originated by JPMCB, and a portion of which was subsequently acquired by GACC, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBNY, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBNY, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DBNY’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with DBNY’s origination procedures and underwriting criteria, except as described below under

“—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DBNY’s Underwriting Guidelines and Processes.

General. DBNY is an originator and is affiliated with GACC and with Deutsche Bank Securities Inc., one of the underwriters. DBNY originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBNY generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, DBNY conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of DBNY underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. DBNY reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBNY and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, DBNY may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. DBNY then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBNY’s acquisition and reunderwriting of a mortgage loan, DBNY relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a DBNY opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBNY had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. DBNY evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBNY evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, DBNY either (i) obtains or updates (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBNY relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBNY reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBNY either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. DBNY reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBNY generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBNY may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and DBNY reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and DBNY reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBNY may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. DBNY may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBNY may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBNY. The typical required escrows for mortgage loans originated by DBNY are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBNY with sufficient funds to satisfy all taxes and assessments. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBNY may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBNY with sufficient funds to pay all insurance premiums. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBNY may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBNY’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) DBNY has structured springing escrows that arise for identified risks, (v) DBNY has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBNY believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DBNY’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, DBNY’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, DBNY may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

●	With respect to the Moffett Towers II – Building V Mortgage Loan (3.9%), the Mortgage Loan is structured with a 10-year ARD and an approximately 15-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan is 42.5% in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for office properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan is 3.32x, in comparison to a net cash flow debt service coverage ratio of 1.20x that is provided for in GACC’s underwriting guidelines for office properties and (iii) the financial strength of the loan sponsor. The loan sponsor for the Moffett Towers II – Building V Mortgage Loan is Joseph K. Paul, founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California.

●	With respect to the Newport Corporate Center Mortgage Loan (3.7%), the Mortgage Loan is structured with a 10-year ARD and an approximately 11.4-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan is 34.5% in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for office properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan is 5.63x, in comparison to a net cash flow debt service coverage ratio of 1.20x that is provided for in GACC’s underwriting guidelines for office properties and (iii) the financial strength of the loan sponsor. The loan sponsors for the Newport Corporate Center Mortgage Loan are Farshid Steve Shokouhi and Brett Michael Lipman, both managing partners at Preylock Real Estate Holdings, LLC and who oversee all aspects of the business.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (1.8%), the Heartland Dental Medical Office Portfolio – 1200 Network Centre Drive Mortgaged Property, the Heartland Dental Medical Office Portfolio – 2202 Althoff Drive Mortgaged Property, the Heartland Dental Medical Office Portfolio – 242 Southwoods Center Mortgaged Property and the Heartland Dental Medical Office Portfolio – 1490 North Green Mount Road Mortgaged Property are each located in seismic zone 3, but no seismic report was completed with respect to such Mortgaged Properties.

The aggregate allocated loan amount for such Mortgaged Properties is equal to approximately 0.1% of the Initial Pool Balance.

Compliance with Rule 15Ga-1 under the Exchange Act.

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2019. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2016 to and including March 31, 2019, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither GACC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC and an originator of the GACC Mortgage Loans) will retain the VRR Interest as described under “U.S. Credit Risk Retention”. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the VRR Interest) at any time. Deutsche Bank AG, acting through its New York Branch or an affiliate will be required to retain the VRR Interest as further described under “U.S. Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI“) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, a “Sponsor“ or “Mortgage Loan Seller“, as applicable). CREFI originated or co-originated all of the Mortgage Loans it is selling to the depositor in this transaction. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans“. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC“), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of CREFI Mortgage Loans.

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “Citi Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the Citi Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the Citi Securitization Database, CREFI created a Microsoft Excel file (the “Citi Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lock-box arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex F-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex F-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex F-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any CREFI’s representations and warranties regarding the applicable CREFI Mortgage Loans, including any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the related CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related CREFI Mortgage Loans included in the

10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes.

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex F-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex F-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex F-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex F-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

Compliance with Rule 15Ga-1 under the Exchange Act.

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019. CREFI’s Central Index Key is 0001701238. As of March 31, 2019, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Compensation of the Sponsors.

In connection with the offering and sale of the certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB and an affiliate of JPMS. The depositor maintains its principal office at 383 Madison Avenue, 8th Floor, New York, New York 10179. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2019-B11 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “―The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 262,000 employees as of September 30, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2018, Wells Fargo Bank was acting as trustee on approximately 358 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $137 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10 D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $467 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA)). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2018, Wells Fargo Bank was acting as custodian of more than 253,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells

Fargo Bank and its affiliates may, from time to time, after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the related mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2019, Midland was master and/or primary servicing approximately 37,552 commercial and multifamily mortgage loans with a principal balance of approximately $497 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,997 of such loans, with a total principal balance of approximately $187 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

Portfolio Size - Master/Primary	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

As of March 31, 2019, Midland was named the special servicer in approximately 343 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $159 billion. With respect to such transactions as of such date, Midland was administering approximately 95 assets with an outstanding principal balance of approximately $931 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2016 to 2018.

Portfolio Size - Special Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
Total	$121	$145	$158

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland is also (i) the primary servicer with respect to the 3 Columbus Circle Whole Loan which is serviced under the Benchmark 2019-B10 PSA, (ii) the servicer with respect to the ILPT Hawaii Portfolio Whole Loan which is serviced under the ILPT 2019-SURF TSA, (iii) expected to be the master servicer with respect to the 59 Maiden Lane Whole Loan, the Arbor Hotel Portfolio Whole Loan, the Moffett Towers II – Building V Whole Loan, the Lakeside Apartments Whole Loan and the 57 East 11th Street Whole Loan which are expected to be serviced under the GSMS 2019-GC39 PSA, (iv) expected to be the primary servicer with respect to the Newport Corporate Center Whole Loan which is expected to be serviced under the BANK 2019-BNK18 PSA, (v) (A) the master servicer and primary servicer with respect to the Heartland Dental Medical Office Portfolio Whole Loan which is serviced under the UBS 2018-C14 PSA (until the securitization of the related Control Note) and (B) on and after the date of the securitization of the related Control Note, expected to continue to be the primary servicer of the Heartland Dental Medical Office Portfolio Whole Loan which is expected to be serviced under the WFCM 2019-C50 PSA, (vi) the servicer and the special servicer with respect to the 101 California Whole Loan which is serviced under the CALI 2019-101C TSA and (vii) expected to be the master servicer, the primary servicer and the special servicer with respect to the SWVP Portfolio Whole Loan which is expected to be serviced under the BBCMS 2019-C3 PSA.

Pursuant to a certain interim servicing agreement between JPMCB or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain JPMCB Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between GACC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between CREFI or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans prior to their inclusion in the issuing entity.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan and any Non-Serviced Whole Loan) and REO Properties (in such capacity, the “Special Servicer”) as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans (other than any Excluded Special Servicer Loan and any Non-Serviced Whole Loan) pursuant to the PSA.

RCA maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Twelve of such Funds and investment vehicles are focused on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, ten of such Funds and investment vehicles are focused on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 107 securitizations totaling approximately $113 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM, together with its affiliates (excluding Stone Point), have approximately 218 employees as of December 31, 2018 and are headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2019, RCA and its affiliates were actively special servicing approximately 152 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.35 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 107 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,200 assets with an unpaid principal balance at securitization of approximately $113 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 3/31/2019

Number of CMBS Pools Named Special Servicer	75	90	105	107

Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$113 billion

Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	152

Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.35 billion

(1)       Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)     Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

It is expected that RREF III Debt AIV, LP (or another affiliate of RCA) will be the initial Directing Certificateholder. RCA, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class G, Class H and Class S certificates (and may purchase certain other classes of certificates including the Class X-F, Class X-G, Class X-H and Class F certificates), (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial Directing Certificateholder and (c) Situs Holdings, LLC (“Situs”), through common control by Stone Point, the expected special servicer of the Newport Corporate Center Whole Loan, which is expected to be serviced under the pooling and servicing agreement governing the Bank 2019-BNK18 transaction. Rialto Capital Advisors, LLC or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, Rialto Capital Advisors, LLC was appointed (or expects to be appointed) as the initial special servicer for (i) the Central Tower Office Whole Loan, which is expected to be serviced under the pooling and servicing agreement governing the BANK 2019-BNK18 transaction and is an affiliate of the entity that is expected to be the controlling class certificateholder and initial directing certificateholder under the BANK 2019-BNK18 PSA (provided that the control note for the Newport Corporate Center Whole Loan is not currently held in the BANK 2019-BNK18 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the holder of such control note), (ii) the ILPT Hawaii Portfolio Whole Loan, which is serviced under the pooling and servicing agreement governing the ILPT 2019-SURF transaction and (iii) the Heartland Dental Medical Office Portfolio whole loan, which is serviced under the pooling and servicing agreement governing the WFCM 2019-C50 transaction and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 PSA.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF III Debt AIV, LP or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding RCA under this section titled “—The Special Servicer” has been provided by RCA. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between RCA, in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

RCA, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The Additional Servicer

KeyBank National Association, a national banking association (“KeyBank”), is expected to act as (i) the master servicer with respect to the 3 Columbus Circle Mortgage Loan and (ii) the special servicer with respect to the 59 Maiden Loan Mortgage Loan, the Arbor Hotel Portfolio Mortgage Loan, the Moffett Towers II – Building V Mortgage loan, the Lakeside Apartments Mortgage Loan and the 57 East 11th Street Mortgage Loan, as well as any related Companion Loans as set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans”.

KeyBank is a wholly owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, depositor, the trustee, the custodian, the certificate administrator, the sponsors, any originator, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 3/31/2019
By Approximate Number:	17,866	16,654	16,281	17,534
By Approximate Aggregate Unpaid Principal Balance (in billions):	$189.3	$197.6	$239.01	$244.5

Within this servicing portfolio are, as March 31, 2019, approximately 10,230 loans with a total principal balance of approximately $175.3 billion that are included in approximately 665 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2018, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2019, KeyBank was named as special servicer with respect to commercial mortgage loans in 231 commercial mortgaged-backed securities transactions totaling approximately $94.3 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 57 commercial mortgage loans with an aggregate outstanding principal balance of approximately $635.4 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 3/31/2019
By Approximate Number:	111	132	155	211	2331
By Approximate Aggregate Unpaid Principal Balance (in billions):	$56.2	$60.5	$65.1	$86.69	$94.3

KeyBank has resolved over $14.1 billion of U.S. commercial mortgage loans over the past 10 years, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 billion of U.S. commercial mortgage loans during 2016, $225 million of U.S. commercial mortgage loans during 2017 and 123.4 million of U.S. commercial mortgage loans during 2018.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select

Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-1
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under any pooling and servicing agreement and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the related servicing agreements for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As special servicer, KeyBank is generally responsible for the special servicing functions with respect to the Mortgage Loans and any REO Properties. KeyBank may from time to time perform some of its servicing obligations under the related servicing agreements through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the related servicing agreements as if KeyBank had not retained any such vendors.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the related servicing agreements.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank set forth in this section “—The Additional Servicer” has been provided by KeyBank.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and Serviced Whole Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support and expert testimony as well as other advisory assignments.

As of March 31, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 169 commercial mortgage-backed securitizations with an approximate aggregate initial principal balance of approximately $159 billion. As of March 31, 2019, Pentalpha Surveillance was acting as asset representations reviewer for approximately 56 commercial mortgage-backed securitizations with an approximate aggregate initial balance of approximately $52 billion.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

U.S. Credit Risk Retention

This securitization transaction is required to comply with the Credit Risk Retention Rules. GACC has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows by the Retaining Sponsor (or its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules (an “MOA”)) acquiring on the Closing Date an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) in the issuing entity in the form of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of approximately $54,952,694.03, representing at least 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the trust (which will consist of the certificates). The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules). DBNY (as the Retaining Sponsor’s MOA) will acquire the VRR Interest on the Closing Date and is referred to herein as the “Retaining Party“).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Party or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Retaining Sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the

Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Available Funds“).

The “VRR Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss“, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage“ is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Allocation Percentage“ will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Distribution Amount“ with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Percentage“ will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The “VRR Principal Distribution Amount“ with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount“, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

EU Securitization Regulation Requirements

On the Closing Date, the Retaining Party will enter into an agreement with the issuing entity, the depositor, the trustee, the certificate administrator, JPMCB and CREFI (the “EU Credit Risk Retention Agreement”) under which the Retaining Party will, among other things, give certain covenants and representations for the purpose of EU Risk Retention Requirement, as supplemented by Commission Delegated Regulation (EU) No 625/2014 (the “EU RTS”), including any further technical standards and guidance published in relation thereto as may be effective from time to time.

Under the EU Credit Risk Retention Agreement, the Retaining Party will covenant for the benefit of the issuing entity, the depositor, the trustee and the certificate administrator, for so long as any certificates are outstanding:

(a)	to hold and retain as originator, on an ongoing basis, a material net economic interest in the transaction described in this prospectus in the form specified in Article 6(3)(a) of the EU Securitization Regulation, as supplemented by Article 5(1)(c) of the EU RTS which provides that a retention in the form specified in Article 6(3)(a) of the EU Securitization Regulation may also be achieved by retention of a vertical tranche which has a nominal value of no less than 5% of the total nominal value of all the issued tranches of certificates, by acquiring and retaining the amount of the VRR Interest specified as to be acquired and retained by the Retaining Party under “U.S. Credit Risk Retention—General” (the “EU Retention Covenant”);

(b)	that neither it nor any of its affiliates will hedge or otherwise mitigate its credit risk, or sell, transfer or otherwise surrender all or part of its rights, benefits or obligations arising under or associated with its net economic interest specified in paragraph (a) above or the mortgage loans (including in connection with the entry into any financing arrangements), where to do so would cause the transaction described in this prospectus to cease to be compliant with the EU Risk Retention Requirement (the “EU Hedging Covenant”);

(c)	subject to any regulatory requirements, (i) to take such further action, provide such information on a confidential basis (including the information an EU Institutional Investor may reasonably require for purposes of Article 5(1) of the EU Securitization Regulation) and enter into such other agreements in each case as may reasonably be required to satisfy the EU Risk Retention Requirement; provided that the Retaining Party will not be in breach of this covenant if it fails to comply due to events, actions and circumstances beyond its control, and (ii) to provide to the issuing entity, on a confidential basis, information in the possession of the Retaining Party relating to its holding of the VRR Interest, at the cost and expense of the party seeking such information, and to the extent the same under sub-clause (i) or (ii) of this paragraph is not subject to a duty of confidentiality, at any time prior to the maturity of the certificates;

(d)	to confirm its continued compliance with the EU Retention Covenant and the EU Hedging Covenant to the issuing entity, the depositor, the trustee and the certificate administrator, in each case in writing (which may be by way of email) upon the request of the issuing entity, the depositor, the certificate administrator or the trustee, including without limitation, in the event of (A) a material change in the performance of the certificates or the risk characteristics of the certificates or of the underlying mortgage loans and (B) a breach of the obligations of any party to the pooling and servicing agreement or any related mortgage loan purchase agreement;

(e)	(i) to confirm its continued compliance with the EU Retention Covenant and the EU Hedging Covenant by providing the certificate administrator a related certification of compliance quarterly (“EU Certification of Compliance“), and (ii) to notify promptly the issuing entity, the trustee and the certificate administrator if DBNY or any applicable regulatory authority for DBNY has previously issued a public statement consistent with all applicable laws that DBNY has materially failed to comply with the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation in any material respect; and

(f)	to notify promptly the issuing entity, the trustee and the certificate administrator if for any reason (i) it ceases to comply with the EU Retention Covenant in any respect, (ii) it fails to comply with the EU Hedging Covenant in any respect, (iii) it fails to comply with the covenant set out in clause (c) above in any material respect, or (iv) any of the representations and warranties of the Retaining Party contained in the EU Credit Risk Retention Agreement were untrue on the date given;

provided that, if the EU Risk Retention Requirement is either repealed and not replaced or determined by applicable regulatory authorities to be not or no longer applicable to the securitization described in this prospectus, the Retaining Party will cease to be under any obligations under the aforementioned covenants. If any notice is provided to the certificate administrator pursuant to paragraphs (e)(ii) or (f) above, such notice will be posted by the certificate administrator to a separate sub-tab of the “EU Risk Retention” tab of the certificate administrator’s website for this transaction.

Under the EU Credit Risk Retention Agreement, the Retaining Party will represent and warrant to the issuing entity, the depositor and the trustee that:

(a)	in relation to the mortgage loans or portions thereof sold by the Retaining Party to the depositor, either (i) the Retaining Party either itself or through related entities, directly or indirectly, was involved in the original agreement which created each such mortgage loan or portion thereof in accordance with Article 2(3)(a) of the EU Securitization Regulation; or (ii) the Retaining Party purchased each such mortgage loan or portion thereof for its own account prior to selling it to the depositor in accordance with Article 2(3)(b) of the EU Securitization Regulation; and

(b)	the aggregate principal amount of the mortgage loans or portions thereof sold by the Retaining Party to the depositor under the mortgage loan purchase agreement between the Retaining Party and the Depositor is equal to 50.2% of the Initial Pool Balance.

Mortgage loans or portions thereof comprising in the aggregate 20.5% of the Initial Pool Balance originated by JPMCB or CREFI will have been sold by them to DBNY under mortgage loan purchase agreements dated no later than May 31, 2019. During the period from at least June 1, 2019 to the Closing Date, DBNY will have borne the credit risk in respect of such mortgage loans or portions.

Under the EU Credit Risk Retention Agreement, DBNY will agree with the issuing entity, the depositor and the trustee to fulfill the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation; provided that, if the EU Risk Retention Requirement is either repealed and not replaced or determined by applicable regulatory authorities to be not or no longer applicable to the securitization described in this prospectus, DBNY will cease having any responsibility for the fulfilment of such EU Transparency Requirements. Copies of the Pooling and Servicing Agreement, any pooling and servicing agreement or trust and servicing agreement related to a non-serviced mortgage loan and the mortgage loan purchase agreements will be made available, not later than 48 hours prior to the pricing of the certificates, upon request of J.P. Morgan Securities LLC by electronic mail to abs_syndicate@jpmorgan.com. Transaction documents being made available for purposes of the EU Transparency Requirements will be available after the Closing Date from www.ctslink.com. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Information Available Electronically.”

The issuing entity, the depositor, the trustee and each mortgage loan seller other than the Retaining Party are each parties to the EU Credit Risk Retention Agreement solely for the purpose of obtaining the benefit of the representations, warranties and covenants of the Retaining Party contained therein and under no circumstances will any of them be deemed to have undertaken any obligations thereunder or by virtue of their entry into the EU Credit Risk Retention Agreement.

Under the pooling and servicing agreement, the certificate administrator will include in each Distribution Date statement a statement that there is available on the website of the certificate administrator information regarding ongoing compliance by the Retaining Party with the EU Retention Covenant and the EU Hedging Covenant, which will be posted on the “EU Risk Retention” tab (or any related sub-tab) of the certificate administrator’s website. The certificate administrator will post on such tab the following statements provided to it by the Retaining Party, specified as follows:

(a)	the original principal amount of the VRR Interest of which the Retaining Party is the registered holder and whether such amount matches that amount which the Retaining Party has committed to retain under the EU Credit Risk Retention Agreement; and

(b)	(i) its EU Certification of Compliance; and (ii) in the event that the certificate administrator has received a notification that the Retaining Party has failed to comply with the EU Hedging Covenant, a statement of such non-compliance and all details in relation to the same contained in such notification provided by the Retaining Party.

Prospective investors should consider the discussion in “Risk Factors—Other Risks Relating to the Offered Certificates—EU Securitization Regulation and Investor Due Diligence Requirements”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Benchmark 2019-B11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B11 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates and the VRR Interest.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates, the Subordinate Certificates and the VRR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D, Class X-F, Class X-G and Class X-H Certificates) and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Regular Certificates (other than the VRR Interest) are collectively referred to in this prospectus as the “Non-VRR Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$14,700,000
A-2	$81,700,000
A-3	$20,600,000
A-4	(1)
A-5	(1)
A-SB	$18,615,000
X-A	$856,162,000
X-B	$83,529,000
A-S	$125,292,000
B	$43,070,000
C	$40,459,000

Non-Offered Certificates
X-D	$41,764,000
X-F	$18,271,000
X-G	$10,441,000
X-H	$33,934,181
D	$23,492,000
E	$18,272,000
F	$18,271,000
G	$10,441,000
H	$33,934,181
VRR Interest	$54,952,694.03

(1)	The exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $595,255,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance

Class A-4	$75,000,000 - $280,000,000

Class A-5	$315,255,000 - $520,255,000

The “Certificate Balance” of any class of Principal Balance Certificates and the VRR Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the VRR Interest will be reduced by any distributions of principal actually made on, and by any Certificate Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or the VRR Interest on that Distribution Date. In the event that Certificate Realized Losses or VRR Realized Losses, as applicable, previously allocated to a class of Principal Balance Certificates or the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “U.S. Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $856,162,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balance of the Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $83,529,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balance of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $41,764,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $18,271,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $10,441,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $33,934,181.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive a portion of the Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

“Excess Interest” with respect to any ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date“ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Well Fargo Bank, National Association is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the VRR Certificate Gain-on-Sale Reserve Account may not be invested; provided, that if Wells Fargo Bank, National Association, is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Certificate Available Funds“) will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-VRR Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Certificate Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Certificate Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Certificate Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Certificate Realized Losses previously allocated to each such class), first, (i) up to an amount equal to the aggregate unreimbursed Certificate Realized Losses previously allocated to each such class, and then, (ii) to interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their

Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Certificate Realized Loss was allocated to such class until the date such Certificate Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Certificate Realized Losses to those certificates.

Reimbursement of previously allocated Certificate Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to         %.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to         %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate, the EU Reporting Administrator Fee and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or “Revised Rate”.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date; and

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage

Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)        the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Certificate Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, the EU Reporting Administrator Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to any ARD Loan during the Collection Period for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date, and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) will be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, a portion of the prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period in an amount equal to the product of (x) the Non-VRR Percentage and (y) the aggregate of the prepayment premiums and Yield Maintenance Charges collected in respect of the Mortgage Loans for the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (u) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (v) the group of the Class B, Class C and Class X-B certificates (the “YM Group B”), (w) the group of the Class X-D, Class D and Class E certificates (the “YM Group D”), (x) the group of the Class X-F and Class F certificates (the “YM Group F”), (y) the group of the Class X-G and Class G certificates (the “YM Group G”), and (z) the group of the Class X-H and Class H certificates (the “YM Group H”, and collectively with the YM Group A, the YM Group B, the YM Group D, YM Group F and the YM Group G, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: with respect to each YM Group, (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. On each Distribution Date, the VRR Interest will be entitled to prepayment premiums and Yield Maintenance Charges in an amount equal to the product of (x) the VRR Percentage and (y) all prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class R or Class S certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 2024
Class A-2	July 2024
Class A-3	May 2026
Class A-4	(1)
Class A-5	(1)
Class A-SB	November 2028
Class X-A	May 2029
Class X-B	May 2029
Class A-S	May 2029
Class B	May 2029
Class C	May 2029

(1)	The exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. With respect to the Class A-4 Certificates, the assumed final distribution date ranges from February 2029 to March 2029. With respect to the Class A-5 Certificates, the assumed final distribution date is expected to be May 2029.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2052. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related

Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, are the “Excess Prepayment Interest Shortfall”).

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Certificate Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate

Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to Certificateholders and the VRR Interest owner on that date, the certificate administrator will be required to calculate the Certificate Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Certificate Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Certificate Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Certificate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Certificate Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Certificate Realized Losses. VRR Realized Losses, rather than Certificate Realized Losses, will be allocated to the VRR Interest. See “U.S. Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

The Certificate Realized Losses and the VRR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan with Subordinate Companion Loan(s), losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Certificate Realized Losses and VRR Realized Losses are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “U.S. Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)       a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 30, 2019, a CREFC® operating statement analysis report and CREFC® net operating income adjustment worksheet but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2019, a CREFC® operating statement analysis report and CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, DBNY in its capacity as an Obliged Entity and any EU Reporting Administrator identified by DBNY, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by DBNY. The other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from DBNY. Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Party with respect to the mortgage pool is expected to be DBNY.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties.

“Excluded Loan” means (a) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (with respect to the Central Tower Office Whole Loan) a party prohibited from serving as the Directing Certificateholder or the holder of the majority of the Controlling Class under the related Mortgage Loan documents or (b) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Risk Retention Consultation Party or the person entitled to appoint the Risk Retention Consultation Party or the VRR Interest owner is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or the Risk Retention Consultation Party, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer;

provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files; and

o	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the annual reports prepared by the operating advisor;

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

o	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

●	the “U.S. Risk Retention Special Notices” tab, which will include any notices provided by the Retaining Sponsor in satisfaction of the Credit Risk Retention Rules;

●	the “EU Risk Retention” tab; and

●	the “EU Risk Retention Non-Compliance Notice” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Under the PSA, the certificate administrator will include in each Distribution Date statement a statement that there is available on the website of the certificate administrator information regarding ongoing compliance by the Retaining Party with the Retention Covenant and the Hedging Covenant, which will be posted on the “EU Risk Retention” tab of the certificate administrator’s website. The “EU Risk Retention” tab will be available to Privileged Persons (including any Borrower Party but not any financial market publisher).

This securitization transaction will comply with the reporting requirements under the EU Transparency Requirements pursuant to the PSA and the EU Credit Risk Retention Agreement as described in “EU Securitization Regulation Requirements”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as the Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates and the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the VRR Interest, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants

with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—Benchmark 2019-B11

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which JPMCB and CREFI are selling Mortgage Loans, the ILPT Hawaii Portfolio Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by JPMCB or CREFI, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)     the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)      the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to the ILPT Hawaii Portfolio Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver a Mortgage Note (and any related allonge or assignment) as part of the related Mortgage File will be limited to delivery of only the Mortgage Note (and any related allonge or assignment) held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     a copy of all related environmental reports; and

(xiv)     a copy of all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)       a copy of the insurance consultant report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)       a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)       a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that were not included in connection with the origination of the Mortgage Loan because such document was inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, Annex E-1 and Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex E-2 and Annex F-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       such mortgage loan seller’s discovery of any Material Defect;

(y)       such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (z); or

(z)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (1) the discovery by any party to the PSA of the such Material Defect or (2) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(a)       cure such Material Defect in all material respects, at its own expense,

(b)       repurchase the affected Mortgage Loan or REO Loan (or, in the case of the ILPT Hawaii Portfolio Mortgage Loan, the applicable portion thereof) at the Purchase Price, or

(c)       substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of the ILPT Hawaii Portfolio Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that, except with respect to a Material Defect resulting solely from the failure of the mortgage loan seller to deliver the actual policy of lender’s title insurance to the Trustee or Custodian in accordance with the PSA within 18 months of the Closing Date, the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan (or, in the case of the ILPT Hawaii Portfolio Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage and (iv) such delay or failure to provide notice precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

With respect to each Non-Serviced Mortgage Loan, the related mortgage loan seller will agree that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced

PSA) under the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the related mortgage loan seller (or other responsible party) repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, then the related mortgage loan seller will repurchase the such Non-Serviced Mortgage Loan; provided, however, that the foregoing will not apply to any “material document defect” related to the promissory note for the related Non-Serviced Companion Loan(s).

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans), (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan that is not an Excluded Loan, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, in the case of a Material Defect with respect to the ILPT Hawaii Portfolio Mortgage Loan, each of JPMCB and CREFI will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the ILPT Hawaii Portfolio Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). With respect to the ILPT Hawaii Portfolio Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n) have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the ILPT Hawaii Portfolio Mortgage Loan (7.1%), which was co-originated by JPMCB, CREFI, Morgan Stanley Bank, N.A., and UBS AG, by and

through Its Branch Office at 1285 Avenue of the Americas, New York, New York, each of JPMCB and CREFI will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (approximately 33.3% and 66.7% with respect to JPMCB and CREFI, respectively). It is possible that under certain circumstances only one of JPMCB and CREFI will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. JPMCB and CREFI will be the mortgage loan sellers with respect to an approximately 33.3% interest and 66.7% interest, respectively, in the ILPT Hawaii Portfolio Mortgage Loan. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the ILPT Hawaii Portfolio Whole Loan will continue to be serviced and administered under the PSA, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the ILPT Hawaii Portfolio Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related

Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, the intercreditor agreements and all other assets to be included in the trust, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the

Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as applicable, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make Advances;

(D) the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)       in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the directing certificateholder, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon, and may be conclusively relied upon by, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this and the immediately preceding paragraph will be conclusive and binding on the Certificateholders, and, with respect to a non-recoverability determination made by the special servicer, will be conclusive and binding on, and may be conclusively relied upon by, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Companion Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Certificate Available Funds to the holders of the Regular Certificates (other than the VRR Interest) and (ii) VRR Available Funds to the VRR Interest owners, as described under “Description of the Certificates—Distributions” and “U.S. Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account”) and the “VRR Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-VRR Certificates or the VRR Interest, as applicable. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and into the VRR Certificate Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-VRR Certificates (including to reimburse for Realized Losses previously allocated to such certificates) and amounts in the VRR Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Certificate Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loans, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the master servicer (or, with respect to any excess servicing strip, to pay Midland if Midland is no longer the master servicer, any such excess servicing strip pursuant to the PSA) and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)      to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to pay the EU Reporting Administrator Fee;

(xvii)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)    to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)      to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, DBNY, as an Obliged Party, will be entitled to a fee in connection with its agreement to perform the reporting requirements necessary to satisfy the EU Transparency Requirements applicable to this securitization, which it is expected to use to pay each EU Reporting Administrator. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees, processing fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each Companion Loan).	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

EU Reporting Administrator Fee/DBNY	The EU Reporting Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /

Trustee, Certificate
Administrator, Depositor,
Master Servicer, Special
Servicer, Operating Advisor

or Asset Representations
Reviewer and any director,
officer, employee or agent of
any of the foregoing parties

	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, REO Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.03125%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions;

●	50% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Major Decisions;

●	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying assumption transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) where the action is a Major Decision (whether or not processed by the special servicer);

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds

●	100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the master servicer; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage

Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00125%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.00250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (except with respect to a Corrected Loan that was a Fee Restricted Specially Serviced Loan and became a Corrected Loan while it was a Fee Restricted Specially Serviced Loan) and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan (except with respect to any Fee Restricted Specially Serviced Loan during a related Imminent Default Liquidation Fee Restricted Period) or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)       the purchase of (A) any Mortgage Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)       100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans and 100% of such assumption application fees and other related fees for all non-Specially Serviced Loans to the extent the special servicer is processing the underlying assumption transaction,

(iii)       100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)       50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees and similar fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans to the extent the matter involves a Major Decision,

(v)       late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding special servicing fees, workout fees and liquidation fees) with respect to the related Mortgage Loan

(including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date;

(vi)       with respect to accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(vii)       100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the special servicer.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request.

A Specially Serviced Loan is a “Fee Restricted Specially Serviced Loan” if (i) such Specially Serviced Loan is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event” and (ii) the special servicer made the determination that the related Mortgage Loan (and any related Serviced Companion Loan) should be transferred to special servicing and the master servicer did not agree with the special servicer’s determination, as evidenced by an officer’s certificate delivered to the special servicer setting forth the reason for such disagreement; provided, however, that no Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan if such Specially Serviced Loan is transferred to special servicing by the determination of the master servicer or if the master servicer and the special servicer mutually agree to such transfer. A Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan only during any Imminent Default Fee Restricted Period.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Workout Fee or any fee payable by the related borrower during any Imminent Default Workout Fee Restricted Period.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Liquidation Fee or any fee payable by the related borrower during any Imminent Default Liquidation Fee Restricted Period.

An “Imminent Default Fee Restricted Period” means any Imminent Default Workout Fee Restricted Period or Imminent Default Liquidation Fee Restricted Period.

An “Imminent Default Workout Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, during the period commencing upon the date that such loan becomes a Specially Serviced Loan based on a determination of the special servicer (without the agreement of the master servicer) and ending on the earlier of (i) the date (if any) on which such Specially Serviced Loan is modified and (ii) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y), (5) or (7) of the definition of “Servicing Transfer Event”. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

An “Imminent Default Liquidation Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) of the definition of “Servicing Transfer Event”, where (A) a payment default has occurred with respect to the related balloon payment and (B) the borrower has provided prior to the related maturity date a Refinancing/P&S Document in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer, during the period commencing upon the date of such payment default and ending on the earlier of (i) the time set forth in the applicable Refinancing/P&S Document, as extended pursuant to the original terms of such documentation, (ii) 120 days after the balloon payment default or maturity default, (iii)

the date that the related borrower fails to make the Assumed Scheduled Payment, and (iv) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y) or (5) of the definition of “Servicing Transfer Event”. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

“Refinancing/P&S Document” means any of (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of a Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of a Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, if such agreement includes delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any

Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00730% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00305% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer was paid by the Depositor or its affiliate a $5,000 setup fee and will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

EU Reporting Administrator Fee

DBNY, as an Obliged Entity, may retain one or more vendors (each, an “EU Reporting Administrator”) to assist it in fulfilling the relevant EU Transparency Requirements applicable to the securitization described in this prospectus under Article 7(1) of the EU Securitization Regulation.

The EU Reporting Administrator Fee will be paid to DBNY in connection with its agreement to perform the reporting requirement necessary to satisfy the relevant EU Transparency Requirements applicable to the securitization described in this prospectus. It is expected that DBNY will use the EU Reporting Administrator Fee to pay each EU Reporting Administrator in connection with its performance of certain administrative services related to the EU Transparency Requirements applicable to the securitization described in this prospectus. DBNY may be required to reimburse any EU Reporting Administrator engaged by it for additional fees, expenses and indemnification amounts pursuant to one or more separate agreements, which additional amounts will not be obligations of the Trust Fund or any other party to the PSA.

“EU Reporting Administrator Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any other Serviced Companion Loan) and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the EU Reporting Administrator Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or REO Loan on such Due Date). No EU Reporting Administrator Fee will be paid on any Companion Loan.

“EU Reporting Administrator Fee Rate” with respect to each Mortgage Loan, REO Loan is a rate equal to 0.00250% per annum.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event“ will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount“ for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer, ((i) prior to the occurrence of a Consultation Termination Event and only with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder and (ii) in consultation with the special servicer, provided that the special servicer will be entitled to consult for a period of no longer than two (2) business days, so long as the special servicer provided the related appraisal more than two (2) business days prior to the related Determination Date for the Collection Period during which the related appraisal is received by the special servicer), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or the valuation described below, equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

 1.  the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) by an appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, upon the occurrence of an Appraisal Reduction Event and within 30 days of each anniversary of the related Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the master servicer’s receipt from the special servicer of the MAI appraisal or the valuation and receipt of information in the special servicer’s possession requested by the master servicer from the special servicer reasonably necessary to calculate the Appraisal Reduction Amount, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation referred to above is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal. The special servicer will provide (via electronic delivery) the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount pursuant to their definitions using reasonable efforts to deliver such information within 5 business days of the master servicer’s reasonable request.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the special servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining Voting Rights (in certain circumstances), the Controlling Class and the occurrence and continuance of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, and fourth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, that is determined at any time of determination to no longer be the Controlling Class (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than any Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (provided that the master servicer will be entitled to conclusively rely upon the certificate of insurance in determining whether such policies contain Additional Exclusions) (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and with respect to any Specially Serviced Loan, after consultation with the Risk Retention Consultation Party, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer, as applicable, is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA and the master servicer does not take such action as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are Master Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or Rating Agency Confirmation or the consent or approval of the special servicer (except as specified in the definition of “Master Servicer Decision”). The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the issuing entity or any Trust REMIC to be subject to tax. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree to the processing of such a Major Decision by the master servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”. Under these circumstances, the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent (or deemed consent) and will be entitled to 50% of the fees received as additional servicing compensation in connection with the Major Decision to the extent described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

In connection with the processing by the master servicer of the matters described in the third preceding paragraph (including, for the avoidance of doubt, any property management changes), the master servicer will deliver notice thereof to the special servicer after completion (and such special servicer will promptly, prior to the occurrence of a Consultation Termination Event and other than in respect of any Excluded Loan deliver notice thereof to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as the case may be, notifies the master servicer that such party does not desire to receive copies of such items).

“Master Servicer Decision”: Any one or more of the following with respect to non-Specially Serviced Loans:

(i)       grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease for any leasing activities that affect an area lesser than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases;

(ii)       approving any waiver affecting the timing of receipt of financial statements from any mortgagor; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(iii)       approving annual operating budgets other than as set forth in clause (xviii) of the definition of “Major Decisions”;

(iv)       subject to other restrictions in the PSA regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Whole Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(v)       approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment;

(vi)       granting waivers of minor covenant defaults (other than financial covenants);

(vii)       to the extent not a Major Decision pursuant to clause (x) of the definition of Major Decision, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or rent credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, other than a funding or disbursement listed in the proviso below, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans will be identified on a schedule to the PSA), no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Major Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(viii)       any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a Stated Principal Balance less than $25,000,000 and (y) for which the debt service coverage ratio or debt yield for such Mortgage Loan (or Whole Loan, if applicable) is greater than the greater of (X) the debt service coverage ratio or debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan or (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio or debt yield for such Mortgage Loan as of the most recent quarterly reporting period and (B) where the property management company will not be an affiliate of the related borrower following such change or (2) or franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is not required to consent or approve under the Mortgage Loan documents);

(ix)       approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except with respect to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(x)       any non-material modifications, waivers or amendments of a non-monetary term of an applicable Mortgage Loan document not provided for in clauses (i) through (ix) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Whole Loan and any modification, consent to a modification or waiver of any material term of an applicable Mortgage Loan document to the extent the Directing Certificateholder or any affiliate owns a controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(xi)       consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(xii)       consent to actions and releases related to condemnation of parcels of a Mortgaged Property, except with respect to any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(xiii)       grant an extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (A) such extension or forbearance does not extend beyond 120 days after the related maturity date and (B) the related borrower has delivered the necessary documentation which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which the related Balloon Balance will become due;

(xiv)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property or an interest in the Mortgage Borrower, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no mortgagee discretion is necessary in order to determine if such conditions are satisfied; and

(xv)       grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision;

provided that (w) any such action would not in any way affect a payment term of the Certificates, (x) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an Opinion of Counsel (at the expense of the issuing entity to the extent not reimbursed or paid by the related mortgagor), to the extent requesting such opinion is consistent with the Servicing Standard), (y) agreeing to such action would be consistent with the Servicing Standard, and (z) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. The foregoing is intended to be an itemization of actions the master servicer may take without having to obtain the approval of the special servicer (other than as described in each item) and is not intended to limit the responsibilities of the master servicer hereunder. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

With respect to any modification, waiver or amendment for which it is responsible for processing (including, for the avoidance of doubt, any property management changes), the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan (including, for the avoidance of doubt, any property management changes), the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder, unless the Directing Certificateholder notifies the special servicer it does not want to receive such notices), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, or unless mutually agreed by the master servicer and special servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the Major Decision Reporting Package) and other than with respect to an Excluded Loan as to the Risk Retention Consultation Party, has consulted on a strictly non-binding basis with the Risk Retention Consultation Party and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Other than with respect to clause (xiv) of the definition of “Master Servicer Decision”, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, or unless mutually agreed by the master servicer and special servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due on encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the Major Decision Reporting Package) and other than with respect to an Excluded Loan as to the Risk Retention Consultation Party, has consulted with the Risk Retention Consultation Party on a strictly non-binding basis and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due on sale” or “due on encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause (other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2020) and (B) less than $2,000,000 at least once every 24 months, commencing in the calendar year 2020, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect the annual operating statements beginning with calendar year end 2019 of the related Mortgaged Property and to review such operating statements in connection with the preparation of CREFC® operating statement analysis reports and CREFC® net operating income adjustment worksheets to the extent described under “Reports to Certificateholders; Certain Available Information--Certificate Administrator Reports.” Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing (each of the following, a “Servicing Transfer Event”):

(1)       either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower has provided prior to the related maturity date (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of the related Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include a delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer or the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer or the special servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan has occurred with respect to that Mortgage Loan or Serviced Companion Loan, an event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the date that such refinancing or sale is scheduled to occur in such documentation as such date may be extended pursuant to the original terms of such documentation;

(2)       as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or the special servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)       as to which the master servicer or the special servicer determines that (a) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property”), the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Final Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor;

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days))

is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence and continuance of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor while a Control Termination Event has occurred and is continuing (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any such Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan), and the operating advisor will be entitled to consult on a strictly non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer obtains for the trustee, the certificate administrator and the master servicer an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and after consulting on a non-binding basis with the Risk Retention Consultation Party in accordance with the PSA), such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (the “Par Purchase Price”), the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of demand of payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists), the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) (which consultation will be on a non-binding basis) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” as of any Determination Date, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, any holder of a related mezzanine loan, or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the written consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan), as to all the Major Decisions for all Mortgage Loans that are not Specially Serviced Loans (other than any

Excluded Loan), will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be with respect to each Mortgage Loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III Debt AIV, LP.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, the special servicer will not be permitted to take (or to the extent contemplated in the fourth succeeding paragraph, consent to the master servicer taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of a written report by the special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder, and in the special servicer’s possession in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (xiii) of the definition of Master Servicer Decision;

(iii)       any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Par Purchase Price;

(iv)       any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)       any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents;

(vi)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision”;

(vii)       consent to actions and releases related to condemnation of any material parcels of a Mortgaged Property or of any material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(viii)       any determination of an Acceptable Insurance Default;

(ix)       (1) any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a principal balance greater than $25,000,000 or (y) for which the debt service coverage ratio and debt yield for such Mortgage Loan (or Whole Loan, if applicable) is less than the greater of (X) the debt service coverage ratio and debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan and (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio and debt yield for such Mortgage Loan as of the most recent quarterly reporting period or (B) where the property management company will be an affiliate of the related borrower following such change or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is required to consent or approve under the Mortgage Loan documents);

(x)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to any Mortgage Loan that is not a Specially Serviced Loan, any Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer); provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans will be identified on a schedule to the PSA), no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Major Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(xi)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)       any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xiii)       any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement or any action to enforce rights with respect to the Mortgage Loan thereunder (other than with respect to any Excluded Loan and other than with respect to an amendment splitting any Pari Passu Companion Loan or any Subordinate Companion Loan), to the extent the Directing Certificateholder or the holder of the majority of the Controlling Class or any affiliate thereof does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, except that if any such modification or amendment would adversely impact the master servicer or special servicer, such modification or amendment will additionally require the consent of the master servicer or special servicer, as applicable, as a condition to its effectiveness;

(xiv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)       approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease and grant approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that involve a ground lease and any leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property);

(xvii)       any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xviii)       approving annual operating budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.40x (to the extent lender approval is required under the Mortgage Loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the master servicer to be affiliates of the related mortgagor (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan); and

(xix)       approving waivers regarding the receipt of financial statements other than as provided in clause (ii) of the definition of “Master Servicer Decisions”.

A “DSCR/DY Trigger” will have occurred for purposes of determining the existence of a Major Decision or Master Servicer Decision in connection with the approval of a change to the property management company at a Mortgaged Property (A) with respect to the debt service coverage ratio for such Mortgaged Property, if the most recent debt service coverage ratio for the related Mortgaged Property has decreased more than 10% from the debt service coverage ratio calculated 12 months prior to date on which the most recent debt service coverage ratio was determined and (B) with respect to the debt yield for such Mortgaged Property, if the most recent debt yield for the related Mortgaged Property has decreased more than 10% from the debt yield calculated 12 months prior to date on which the most recent debt yield was determined.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan

(other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to a particular request, the master servicer will continue to cooperate with the special servicer by delivering to the special servicer any requested additional information in the master servicer’s possession and, to the extent mutually agreed by the master servicer and the special servicer, any reasonably requested analysis relating to such Major Decision. However, the special servicer will continue to interface with the borrower in connection with the processing and resolution of any particular Major Decision. Notwithstanding the foregoing, the master servicer and special servicer may mutually agree, to the extent permitted under the PSA, that the master servicer will process a Major Decision (including interfacing with the borrower and providing a written recommendation and analysis to the special servicer and the Directing Certificateholder) with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent and the Directing Certificateholder’s consent.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of the Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with the Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no

Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any (i) matter requiring consent of the Directing Certificateholder or (ii) any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, as applicable, and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance LLC is also the operating advisor under the CALI 2019-101C TSA with respect to the 101 California Whole Loan , the operating advisor and asset representations reviewer under the Benchmark 2019-B10 PSA with respect to the 3 Columbus Circle Whole Loan, and is expected to be named the operating advisor and asset representations reviewer under the BANK 2019-BNK18 PSA with respect to the Newport Corporate Center Whole Loan and, in these capacities, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the CALI 2019-101C TSA, the Benchmark 2019-B10 PSA and the BANK 2019-BNK18 PSA, as the case may be, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will generally consist of the following:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount (if calculated by the special servicer) and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced

Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder, with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise in the process of being implemented by the special servicer in accordance with the terms of the PSA. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor While a Control Termination Event Has Occurred and is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)       the operating advisor will be required to prepare an annual report if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans was a Specially Serviced Loan during the prior calendar year, substantially in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report” below; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount (if calculated by the special servicer) or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)       after the calculation, but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)      if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days after the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of any Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report (after a Control Termination Event), Final Asset Status Report and any other information, in each case, delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer will be given an opportunity to review any Operating Advisor Annual Report at least five (5) business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines, that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)      that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that is not prohibited from serving as the operating advisor under the related Mortgage Loan documents.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer, the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party, on the one hand, and the special servicer, on the other hand, related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the

“Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against the operating advisor, and such decree or order will have remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause, and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders, the Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, each of the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class S certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Risk Retention Consultation Party and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2009, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2014 and March 31, 2019 was approximately 8.3%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent 23.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election“), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote“), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Risk Retention Consultation Party, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice“), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials“):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)      a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)      a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

In addition, with respect to any Delinquent Loan, that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information“), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period“) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Risk Retention Consultation Party or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information, or (2) pursuant to a Privileged Information

Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(1)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(2)       may act solely in the interests of the holders of the VRR Interest;

(3)       does not have any liability or duties to the holders of any class of certificates;

(4)       may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(5)       will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time, with or without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and VRR Interest evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and VRR Interest evidencing at least 50% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and VRR Interest on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Certificateholder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) either (A) has a then-current ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer or (B)(i) is acting as special servicer in a CMBS transaction that was rated by a NRSRO within the twelve (12) month period prior to the date of determination and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuation of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholder of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the issuing entity and each related Companion Loan securitization has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)        the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)       (a) the master servicer or the special servicer, as applicable, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the master servicer or the special servicer, as applicable, has or had a Morningstar ranking on or after the Closing Date) or (b) if the master servicer or the special servicer, as applicable, has not been ranked by Morningstar on or after the Closing Date, and Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates or placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal publicly citing servicing concerns with the master servicer or the special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); or

(h)       the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to 25% of the Voting Rights or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan) the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, each of the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control

Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and any costs associated with enforcement of its indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The master servicer or the special servicer, as applicable, will then be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than the holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under

“—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners by posting such notice on the certificate administrator’s website indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action.

The Proposed Course of Action Notice will be required to include:

(a)       a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration,

(b)       a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Notices,

(c)       a statement that the responding Certificateholders will be required to certify their holdings in connection with such response,

(d)       a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and

(e)       instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the holder of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party or that should have been known to such party with the exercise of reasonable diligence at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the CALI 2019-101C TSA and the ILPT 2019-SURF TSA, which differ as described under “—Servicing of the 101 California Mortgage Loan” and “—Servicing of the ILPT Hawaii Portfolio Mortgage Loan” below) will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2019-B11 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2019-B11 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 101 California Mortgage Loan

The 101 California Mortgage Loan is being serviced pursuant to the CALI 2019-101C TSA. The servicing terms of the CALI 2019-101C TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the CALI 2019-101C TSA earns a servicing fee with respect to the 101 California Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the 101 California Whole Loan becoming a specially serviced loan under the CALI 2019-101C TSA, the related Non-Serviced Special Servicer under the CALI 2019-101C TSA will earn a special servicing fee payable monthly with respect to the 101 California Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the 101 California Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer under the CALI 2019-101C TSA will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 101 California Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer under the CALI 2019-101C TSA will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the 101 California Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The CALI 2019-101C TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to CALI 2019-101C TSA.

●	The CALI 2019-101C TSA does not require the related Non-Serviced Master Servicer under the CALI 2019-101C TSA to make the equivalent of compensating interest payments in respect of the 101 California Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 101 California Whole Loan” in this prospectus.

Servicing of the ILPT Hawaii Portfolio Mortgage Loan

The ILPT Hawaii Portfolio Mortgage Loan is currently being serviced pursuant to the ILPT 2019-SURF TSA. The servicing terms of the ILPT 2019-SURF TSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the ILPT Hawaii Portfolio Mortgage Loan that is calculated at 0.00125% per annum.

●	Upon the ILPT Hawaii Portfolio Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the ILPT Hawaii Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the ILPT Hawaii Portfolio Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the ILPT Hawaii Portfolio Whole Loan or the related Mortgaged Properties. The liquidation fee is not subject to any cap or minimum fee.

●	The ILPT 2019-SURF TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to ILPT 2019-SURF TSA.

●	The ILPT 2019-SURF TSA does not require the ILPT Hawaii Portfolio servicer to make the equivalent of compensating interest payments in respect of the ILPT Hawaii Portfolio Whole Loan.

●	The operating advisor under the ILPT 2019-SURF TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the Benchmark 2019-B11 operating advisor is entitled to consult with the Benchmark 2019-B11 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the ILPT 2019-SURF TSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or when neither a “subordinate control period” or a “subordinate consultation period” (within the meanings of such terms in the ILPT 2019 SURF TSA) is in effect. In addition, the operating advisor under the ILPT 2019-SURF TSA will at any time be entitled to recommend the termination of the ILPT 2019-SURF special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the ILPT 2019-SURF TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the ILPT 2019-SURF certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the ILPT 2019-SURF certificateholders pursuant to a certificateholder vote.

●	Unlike the PSA, the ILPT 2019-SURF TSA does not provide certain nonbinding consultation rights in respect of the ILPT Hawaii Portfolio Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ILPT Hawaii Portfolio Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer or the applicable replacement master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the twelve (12) month period prior to the date of determination and Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of such commercial mortgage-backed certificates citing servicing concerns with the replacement master servicer or special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S or Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class S and Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)       to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules or the EU Securitization Regulation, as evidenced by an opinion of counsel or (ii) in the event of Credit Risk Retention Rules, the EU Securitization Regulation or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long term senior unsecured debt is rated at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long term unsecured debt rating of no less than “A-” by Fitch, (b) its short term debt obligations have a short term rating of not less than “A-2” by S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A+” by Fitch; and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 60 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Eight (8) Mortgaged Properties (18.3%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Five (5) Mortgaged Properties (18.1%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

The laws governing the Mortgaged Properties located in Canada may vary from the laws governing the Mortgaged Properties located in the U.S., and that the laws in any particular Canadian province may vary from U.S. federal or state law, or from the law of any other Canadian province.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage Loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds five (5) of the 3 Columbus Circle Pari Passu Companion Loans, two (2) SWVP Portfolio Pari Passu Companion Loans, and the Greenleaf at Howell Pari Passu Companion Loan. However, JPMCB intends to sell such Companion Loans in connection with one or more future securitizations.

Pursuant to an interim servicing agreement between JPMCB and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to the 3 Columbus Circle Mortgage Loan prior to its inclusion in the issuing entity.

CREFI, a sponsor and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates. CREFI or an affiliate currently holds Pari Passu Companion Loans with respect to the 59 Maiden Lane Whole Loan, the Green Hills Corporate Center Whole Loan, the Western Digital R&D Campus Whole Loan and the 57 East 11th Street Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and CREFI or certain of its affiliates, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans owned by CREFI or those affiliates from time to time, including, prior to their inclusion in the issuing entity, seven (7) of the CREFI Mortgage Loans (12.9%).

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to all the CREFI Mortgage Loans (31.6%), except for the related Mortgage File with respect to any CREFI Mortgage Loan that is currently a Non-Serviced Mortgage Loan.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to certain CREFI Mortgage Loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans to be contributed to this securitization by CREFI, representing approximately 4.5% of the Initial Pool Balance.

GACC is a sponsor and a mortgage loan seller and an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the certificates, and DBNY, an originator, the initial Risk Retention Consultation Party and the holder of the VRR Interest. DBNY or an affiliate currently holds one or more of the 3 Columbus Circle Pari Passu Companion Loans and the Newport Corporate Center Pari Passu Companion Loans. Additionally, DBNY or an affiliate currently holds three of the Newport Corporate Center Subordinate Companion Loans, which are expected to be sold to an unaffiliated third party on or before the Closing Date.

Pursuant to a certain interim servicing agreement between JPMCB or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain JPMCB Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans, including, prior to their inclusion in the issuing entity, four (4) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 4.3% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans, including, prior to their inclusion in the issuing entity, three (3) of the Mortgage Loans to be contributed to this securitization by CREFI, representing approximately 6.2% of the Initial Pool Balance.

Midland is also (i) the primary servicer with respect to the 3 Columbus Circle Whole Loan which is serviced under the Benchmark 2019-B10 PSA, (ii) the servicer with respect to the ILPT Hawaii Portfolio Whole Loan which is serviced under the ILPT 2019-SURF TSA, (iii) expected to be the master servicer with respect to the 59 Maiden Lane Whole Loan, the Arbor Hotel Portfolio Whole Loan, the Moffett Towers II – Building V Whole Loan, the Lakeside Apartments Whole Loan and the 57 East 11th Street Whole Loan which are expected to be serviced under the GSMS 2019-GC39 PSA, (iv) expected to be the primary servicer with respect to the Newport Corporate Center Whole Loan which is expected to be serviced under the BANK 2019-BNK18 PSA, (v) (A) the master servicer and primary servicer with respect to the Heartland Dental Medical Office Portfolio Whole Loan which is serviced under the UBS 2018-C14 Pooling and Servicing Agreement (until the securitization of the related Control Note) and (B) on and after the date of the securitization of the related Control Note, expected to continue to be the primary servicer of the Heartland Dental Medical Office Portfolio Whole Loan which is expected to be serviced under the WFCM 2019-C50 PSA, (vi) the servicer and the special servicer with respect to the 101 California Whole Loan which is serviced under the CALI 2019-101C TSA and (vii) expected to be the master servicer, the primary servicer and the special servicer with respect to the SWVP Portfolio Whole Loan which is expected to be serviced under the BBCMS 2019-C3 PSA.

It is anticipated that RREF III Debt AIV, LP (or another affiliate of RCA) will purchase the Class G, Class H and Class S certificates (and may purchase certain other classes of certificates, including the Class X-F, Class X-G, Class X-H and Class F certificates). RCA is expected to be appointed to be the special servicer by RREF III Debt AIV, LP, a Delaware limited partnership, or another affiliate of RCA, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. In addition, RCA was appointed (or is expected to be appointed) as the initial special servicer for (i) Central Tower Office Whole Loan, which is expected to be serviced under the pooling and servicing agreement governing the BANK 2019-BNK18 transaction and is an affiliate of the entity that is expected to be the controlling class certificateholder and initial directing certificateholder under the BANK 2019-BNK18 pooling and servicing agreement; provided that the control note for the Newport Corporate Center Whole Loan is not currently held in the BANK 2019-BNK18 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the holder of such control note), (ii) the ILPT Hawaii Portfolio Whole Loan, which is serviced under the trust and servicing agreement governing the ILPT 2019-SURF transaction, and (iii) the Heartland Dental Medical Office Portfolio Whole Loan, which is serviced under the pooling and servicing agreement governing the WFCM 2019-C50 transaction and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 PSA. RCA is also an affiliate, through common control by Stone Point, of Situs, the expected special servicer of the Newport Corporate Center Whole Loan, which is expected to be serviced under the pooling and servicing agreement governing the Bank 2019-BNK18 transaction. RCA assisted RREF III Debt AIV, LP (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association is also (i) the servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the BANK 2019-BNK18 PSA, pursuant to which each of the Central Tower Office Whole Loan and the Newport Corporate Center Whole Loan is serviced, (ii) the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the WFCM 2019-C50 pooling and servicing agreement, pursuant to which the Heartland Dental Medical Office Portfolio Whole Loan is serviced, (iii) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the Benchmark 2019-B10 pooling and servicing agreement, pursuant to which the 3 Columbus Circle Whole Loan is serviced, (iv) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the GSMS 2019-GC39 pooling and servicing agreement, pursuant to which each of the 59 Maiden Lane Whole Loan, the Arbor Hotel Portfolio Whole Loan, the Moffett Towers II - Building V Whole Loan, the 57 East 11th Street Whole Loan and the Lakeside Apartments Whole Loan are serviced, (v) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the ILPT 2019-SURF trust and servicing agreement, pursuant to which the ILPT Hawaii Portfolio Whole Loan is serviced, (vi) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the CALI 2019-101C TSA, pursuant to which the 101 California Whole Loan is serviced and (vii) the trustee, certificate administrator, certificate registrar and 17g-5 information provider under the BBCMS 2019-C3 pooling and servicing agreement, pursuant to which the SWVP Portfolio Whole Loan is serviced.

Pentalpha Surveillance LLC is also (i) the operating advisor under the CALI 2019-101C TSA, pursuant to which the 101 California Whole Loan is serviced, (ii) the operating advisor and asset representations reviewer under the Benchmark 2019-B10 PSA, pursuant to which the 3 Columbus Circle Whole Loan is serviced, and (iii) is expected to be named the operating advisor and asset representations reviewer under the BANK 2019-BNK18 PSA, pursuant to which the Newport Corporate Center Whole Loan and the Central Tower Office Whole Loan are expected to be serviced.

For additional information, please see the “Non-Serviced Whole Loans” chart in “Summary of Terms”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Notional Amount	Underlying Classes
Class X-A	$856,162,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$83,529,000	Class B certificates and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Notional Amount	Underlying Classes
Class X-A	$856,162,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	$83,529,000	Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as applicable. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2019;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about June 17, 2019;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	88%	88%	88%	88%	88%
June 2021	73%	73%	73%	73%	73%
June 2022	51%	51%	51%	51%	51%
June 2023	25%	25%	25%	25%	25%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.91	2.89	2.89	2.89	2.89

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	*(1)	*(1)	*(1)	*(1)	*(1)
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	4.94	4.92	4.89	4.85	4.58

(1)	In each scenario, there is less than 1% of the Initial Certificate Balance remaining.

(2)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	0%	0%	0%	0%	0%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.91	6.91	6.90	6.88	6.74

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Minimum Initial Certificate Balance ($75,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.56	9.47	9.38	9.32	9.16

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Maximum Initial Certificate Balance ($280,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.68	9.63	9.57	9.50	9.28

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Minimum Initial Certificate Balance ($315,255,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.85	9.83	9.80	9.75	9.47

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Maximum Initial Certificate Balance ($520,255,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.80	9.77	9.74	9.68	9.41

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	78%	78%	78%	78%	78%
June 2026	55%	55%	55%	55%	55%
June 2027	33%	33%	33%	33%	33%
June 2028	10%	10%	10%	10%	10%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.27	7.27	7.27	7.27	7.28

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.90	9.62

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.91	9.66

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.91	9.66

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs” ). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the VRR Upper-Tier regular interests (the “VRR Upper-Tier REMIC Regular Interest”), each representing a regular interest in the Upper-Tier REMIC (collectively, the “Regular Interests”), and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of Excess Interest, the Excess Interest Distribution Account and the VRR Upper-Tier Regular Interest will be treated as a grantor trust (the “Grantor Trust“) for federal income tax purposes under subpart E, part I of the subchapter J of the Code, (b) the VRR Interest will represent undivided beneficial interests in both the VRR Upper-Tier REMIC Regular Interest and the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code, and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, nine (9) of the Mortgaged Properties are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code

Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of Yield Maintenance Charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class           certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class           certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest holder in that taxable year or thereafter in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class           certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a VRR Interest, the related Regular Interest holder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under
“—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$	$	$	$	$
Class A-2	$	$	$	$	$
Class A-3	$	$	$	$	$
Class A-4	$	$	$	$	$
Class A-5	$	$	$	$	$
Class A-SB	$	$	$	$	$
Class X-A	$	$	$	$	$
Class X-B	$	$	$	$	$
Class A-S	$	$	$	$	$
Class B	$	$	$	$	$
Class C	$	$	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of one of the sponsors. Additionally, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB, (ii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities

Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GACC and (iii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to the depositor by CREFI. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as  amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that  customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II;  or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the  “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number

333-226123-3) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226123) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the borrower with respect to the Central Tower Office Mortgage Loan is 95.238% owned by Cactus Multi-Asset Investor, LLC, which is wholly owned by the Arizona State Retirement System, a governmental plan. Persons who have an ongoing relationship with the Arizona State Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption (“PTE”) 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each purchaser of Offered Certificates that is a Plan subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) will be deemed to have represented and warranted that (i) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the trust fund, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the ERISA Plan has relied in connection with the decision to acquire any Offered Certificates, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the ERISA Plan in connection with the ERISA Plan’s acquisition of any Offered Certificates (unless an applicable prohibited transaction exemption (the conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited) and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in such Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates and that the Class X-A, Class X-B, Class A-S, Class B and Class C Certificates receive investment grade credit ratings from each of Fitch and Morningstar.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in May 2052. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
101 California Companion Loan	229
101 California Intercreditor Agreement	229
101 California Mortgage Loan	229
101 California Pari Passu Companion Loan	229
101 California Senior Loan	229
101 California Subordinate Companion Loans	229
101 California Whole Loan	229
17g-5 Information Provider	308
1986 Act	458
1996 Act	435
2
2015 Budget Act	465
3
3 Columbus Circle Control Appraisal Period	199
3 Columbus Circle Controlling Noteholder	203
3 Columbus Circle Intercreditor Agreement	199
3 Columbus Circle Major Decision	204
3 Columbus Circle Pari Passu Companion Loan	198
3 Columbus Circle Whole Loan	198, 199
30/360 Basis	341
4
401(c) Regulations	475
A
AB Modified Loan	353
Accelerated Mezzanine Loan Lender	302
Acceptable Insurance Default	356
Acting General Counsel’s Letter	130
Actual/360 Basis	173, 330
Actual/360 Loans	330
ADA	437
Additional Exclusions	356
Adjusted Release Amount	178
Administrative Cost Rate	286
ADR	135
Advances	326
Affirmative Asset Review Vote	391
Aggregate Available Funds	280
Aggregate Gain-on-Sale Entitlement Amount	281
Aggregate Principal Distribution Amount	287
Amortization Conditions	186
Annual Debt Service	135
Anticipated Repayment Date	173
Appraisal Reduction Amount	350
Appraisal Reduction Event	349
Appraised Value	135
Appraised-Out Class	354
ARD Loan	173
Article 7 RTS	115
Assessment of Compliance Report	418
Asset Representations Reviewer Asset Review Fee	348
Asset Representations Reviewer Cap	348
Asset Representations Reviewer Fee	348
Asset Representations Reviewer Fee Rate	348
Asset Representations Reviewer Termination Event	395
Asset Review	392
Asset Review Notice	391
Asset Review Quorum	391
Asset Review Report	393
Asset Review Report Summary	393
Asset Review Standard	393
Asset Review Trigger	390
Asset Review Vote Election	391
Asset Status Report	366
Assumed Final Distribution Date	294
Assumed Scheduled Payment	288
Attestation Report	419
Available Cash	186
Available Funds	281
B
Balloon Balance	135
BANK 2019-BNK18 Certificate Administrator	220
BANK 2019-BNK18 Depositor	220
BANK 2019-BNK18 Directing Holder	219

BANK 2019-BNK18 Operating Advisor	220
BANK 2019-BNK18 PSA	220
BANK 2019-BNK18 Servicer	220
BANK 2019-BNK18 Special Servicer	220
BANK 2019-BNK18 Trustee	220
Bankruptcy Code	430
Base Interest Fraction	293
Bay View	158
Bay View Operating Agreement	157
Benchmark 2019-B10 Consultation Termination Event	206
Benchmark 2019-B10 Control Termination Event	205
Benchmark 2019-B10 PSA	199
Benefit Base	171
Borrower Party	301
Borrower Party Affiliate	302
B-piece buyer	109
Breach Notice	318
BSCMI	233
C
C(WUMP)O	16
CALI 2019-101C TSA	188
CERCLA	435
Certificate Administrator Fee Rate	347
Certificate Administrator/Trustee Fee	347
Certificate Available Funds	281
Certificate Balance	278
Certificate Owners	310
Certificate Realized Loss	297
Certificateholder	303
Certificateholder Quorum	398
Certificateholder Repurchase Request	407
Certifying Certificateholder	312
CGMRC	249
CID Note	171
Citi Data File	251
Citi Securitization Database	250
Class A Certificates	277
Class A-SB Planned Principal Balance	288
Class X Certificates	277
Clearstream	309
Clearstream Participants	311
Closing Date	134
CMBS	57, 241
CMMBS	261
Code	456
Collateral Deficiency Amount	353
Collection Account	329
Collection Period	281
COMM Conduit/Fusion	241
COMM FL	241
Communication Request	312
Companion Distribution Account	330
Companion Holder	188
Companion Loan	132
Companion Loans	132
Compensating Interest Payment	295
Constant Prepayment Rate	445
Consultation Termination Event	380
Control Eligible Certificates	374
Control Note	188
Control Termination Event	379
Controlling Class	374
Controlling Class Certificateholder	374
Corrected Loan	366
CPR	445
CPY	445
CRA3 RTS	115
Credit Risk Retention Rules	271
CREFC®	299
CREFC® Intellectual Property Royalty License Fee	349
CREFC® Intellectual Property Royalty License Fee Rate	349
CREFC® Investor Reporting Package	334
CREFC® Reports	299
CREFI	133, 249
CREFI Mortgage Loans	249
CREFI Transferred Loans	22, 133
Cross-Over Date	285
CRR	114
Cumulative Appraisal Reduction Amount	353, 354
Cure Payment	217
Cure/Contest Period	393
Cut-off Date	132
Cut-off Date Balance	136
D
DBNY	240
Defaulted Individual Property	179
Defaulted Individual Property Conditions	179
Defaulted Loan	371
Defaulted Moffett Towers II – Building V Purchase Date	218
Defeasance Deposit	176
Defeasance Loans	176
Defeasance Lock-Out Period	176
Defeasance Option	176
Definitive Certificate	309
DELEGATED DIRECTIVE	14

Delinquent Loan	391
Depositaries	309
Determination Date	279
Deutsche Bank	241
Diligence File	315
Directing Certificateholder	374
Disclosable Special Servicer Fees	346
Discount Rate	294
Dispute Resolution Consultation	409
Dispute Resolution Cut-off Date	409
Distribution Accounts	330
Distribution Date	279
Distribution Date Statement	299
DMARC	241
Dodd Frank Act	112
DOJ	241
DOL	472
DSCA	152
DSCR/DY Trigger	377
DTC	309
DTC Participants	310
DTC Rules	310
Due Date	172, 281
Due Diligence Questionnaire	251
E
EDGAR	471
EEA	14
Effective Gross Income	138
Eligible Asset Representations Reviewer	394
Eligible Operating Advisor	385
Enforcing Party	407
Enforcing Servicer	407
Environmental Use Agreement	152
ERISA	471
ERISA Plan	474
ESA	151, 237, 245, 15
Escrow/Reserve Mitigating Circumstances	239, 248
ESMA	115
EU Certification of Compliance	275
EU Credit Risk Retention Agreement	274
EU Credit-Granting Requirements	114
EU Due Diligence Requirements	114
EU Hedging Covenant	274
EU Institutional Investor	114
EU Reporting Administrator	348
EU Reporting Administrator Fee	349
EU Reporting Administrator Fee Rate	349
EU Retention Covenant	274
EU Risk Retention Requirement	114
EU RTS	274
EU Securitization Regulation	113
EU Securitization Requirements	113
EU Transparency Requirements	114
Euroclear	309
Euroclear Operator	311
Euroclear Participants	311
Excess Interest	279
Excess Interest Distribution Account	331
Excess Modification Fee Amount	342
Excess Modification Fees	340
Excess Prepayment Interest Shortfall	296
Exchange Act	232
Excluded Controlling Class Holder	306
Excluded Controlling Class Loan	302
Excluded Information	302
Excluded Loan	302
Excluded Special Servicer	398
Excluded Special Servicer Loan	398
Exemption	473
Exemption Rating Agency	473
F
FATCA	466
FDIA	129
FDIC	129
Fee Restricted Specially Serviced Loan	345
FIEL	18
Final Asset Status Report	383
Final Dispute Resolution Election Notice	410
Financial Promotion Order	15
FIRREA	130, 155, 237, 245
Fitch	417
FPO Persons	15
FSMA	15, 470
Funds	157, 264
G
GACC	133, 240
GACC Data Tape	242
GACC Deal Team	242
GACC Mortgage Loans	242
Gain-on-Sale Remittance Amount	281
Gain-on-Sale Reserve Account	330
Garn Act	436
GLA	136
GM Facilities	152
Grantor Trust	54, 456
GSMS 2019-GC39 Certificate Administrator	208
GSMS 2019-GC39 Depositor	208

GSMS 2019-GC39 Operating Advisor	208
GSMS 2019-GC39 PSA	208
GSMS 2019-GC39 Servicer	208
GSMS 2019-GC39 Special Servicer	208
GSMS 2019-GC39 Trustee	208
H
Hard Lockbox	136
HIGH NET WORTH COMPANIES	15
High Net Worth Companies, Unincorporated Associations, Etc.	15
Holdco Organizational Agreement	185
Holiday Inn Express Release Requirements	180
HOME Assisted Units	167
Home Funds Development Loan	171
Home Funds Development Loan Default	171
HUD	167
I
ICAP Abatement	171
ICIP	170
Imminent Default Fee Restricted Period	345
Imminent Default Liquidation Fee Restricted Period	345
Imminent Default Workout Fee Restricted Period	345
Indirect Participants	310
Individual Property	178
Initial Delivery Date	366
Initial Pool Balance	132
Initial Rate	173
Initial Requesting Certificateholder	407
In-Place Cash Management	136
Institutional Investor	17
Insurance and Condemnation Proceeds	329
Intercreditor Agreement	188
Interest Accrual Amount	287
Interest Accrual Period	287
Interest Distribution Amount	287
Interest Reserve Account	330
Interest Shortfall	287
Interested Person	373
Investment Company Act of 1940	1
Investor Certification	302
Investor Q&A Forum	307
J
Japanese Retention Requirement	19
JFSA	19
Joint Statement	115
JPMCB	133, 232
JPMCB Data Tape	234
JPMCB Deal Team	234
JPMCB Mortgage Loans	234
JPMCB Transferred Loans	22, 133
JPMCB’s Qualification Criteria	235
JRR Rule	19
K
Key Money Debt	187
KeyBank	267
L
Lennar	264
Liquidation Fee	343
Liquidation Fee Rate	343
Liquidation Proceeds	330
Loan Per Unit	137
Loss of Value Payment	319
Lower-Tier Regular Interests	456
Lower-Tier REMIC	54, 279, 456
Lower-Tier REMIC Distribution Account	330
LTV Ratio	136
M
Magnolia CID	171
Magnolia TDD	171
MAI	320
Major Decision	375
Major Decision Reporting Package	375
MAS	17
Master Servicer Decision	358
Master Servicer Proposed Course of Action Notice	408
Master Servicer Remittance Date	325
Material Defect	317
Midland	261
MiFID II	470
MIFID II	14
Milestone Entities	157
MLPA	313
MOA	271
Modeling Assumptions	446
Modification Fees	341
Moffett Towers II – Building V Companion Loans	207
Moffett Towers II – Building V Curing Holder	212

Moffett Towers II – Building V Intercreditor Agreement	207
Moffett Towers II – Building V Junior Subordinate Companion Loan Control Appraisal Period	215
Moffett Towers II – Building V Junior Subordinate Companion Loan Interest Rate	212
Moffett Towers II – Building V Junior Subordinate Companion Loan Percentage Interest	212
Moffett Towers II – Building V Junior Subordinate Companion Loans	207
Moffett Towers II – Building V Pari Passu Companion Loan Percentage Interest	211
Moffett Towers II – Building V Pari Passu Companion Loans	207
Moffett Towers II – Building V Purchase Notice	217
Moffett Towers II – Building V Senior Loan Interest Rate	212
Moffett Towers II – Building V Senior Loans	207
Moffett Towers II – Building V Senior Subordinate Companion Loan Control Appraisal Period	215
Moffett Towers II – Building V Senior Subordinate Companion Loan Interest Rate	212
Moffett Towers II – Building V Senior Subordinate Companion Loan Percentage Interest	211
Moffett Towers II – Building V Senior Subordinate Companion Loans	207
Moffett Towers II – Building V Sequential Pay Event	212
Moffett Towers II – Building V Subordinate Companion Loans	207
Moffett Towers II – Building V Whole Loan	207
Moffett Towers II – Building V Whole Loan Controlling Note Holder	215
Moffett Towers II –Building V Mortgage Loan Percentage Interest	211
Monthly Utilities Allowance	167
Morningstar	417
Mortgage	133
Mortgage File	313
Mortgage Loan Seller	249
Mortgage Loans	132
Mortgage Note	133
Mortgage Pool	132
Mortgage Rate	286
Mortgaged Property	133
mortgages	425
MSA	167
N
Net Mortgage Rate	286
Net Operating Income	137
Newport Corporate Center B Notes	219
Newport Corporate Center C Notes	219
Newport Corporate Center Companion Loans	219
Newport Corporate Center D Notes	219
Newport Corporate Center Intercreditor Agreement	219
Newport Corporate Center Joint Venture	186
Newport Corporate Center Pari Passu Companion Loans	219
Newport Corporate Center Senior Loans	219
Newport Corporate Center Subordinate Companion Loans	219
Newport Corporate Center Whole Loan	219
NFIP	83
NOI Date	137
Non-Controlling Holder	195
Non-Controlling Note Holder	204
Nonrecoverable Advance	327
Non-Serviced Certificate Administrator	188
Non-Serviced Companion Loan	188
Non-Serviced Directing Certificateholder	188
Non-Serviced Intercreditor Agreement	188
Non-Serviced Master Servicer	188
Non-Serviced Mortgage Loan	188
Non-Serviced Operating Advisor	188
Non-Serviced Pari Passu Companion Loan	188
Non-Serviced Pari Passu Whole Loan	188
Non-Serviced PSA	188
Non-Serviced Securitization Trust	189
Non-Serviced Special Servicer	189
Non-Serviced Trustee	189
Non-Serviced Whole Loan	189
Non-U.S. Person	466
non-VRR certificates	31

Non-VRR Certificates	277
Non-VRR Percentage	273
Notional Amount	279
NRA	137
NRSRO	301, 475
NRSRO Certification	303
O
Obliged Entity	113
Occupancy	137
Occupancy Date	137
Offered Certificates	277
OID Regulations	459
OLA	130
Operating Advisor Annual Report	384
Operating Advisor Consulting Fee	347
Operating Advisor Expenses	347
Operating Advisor Fee	347
Operating Advisor Fee Rate	347
Operating Advisor Standard	384
Operating Advisor Termination Event	387
Operating Statements	140
P
P&I Advance	325
PAR	237, 246
Par Purchase Price	371
Pari Passu Companion Loan	132
Pari Passu Companion Loans	132
Partial Defeasance Notice Date	179
Participants	309
Parties in Interest	472
Pass-Through Rate	285
Patriot Act	438
PCIS Persons	15
PCR	257
Penske	153
Pentalpha Surveillance	270
Percentage Interest	279
Periodic Payments	280
Permitted Investments	280, 331
Permitted Special Servicer/Affiliate Fees	346
PIPs	79, 153
Plans	471
PRC	15
Preliminary Dispute Resolution Election Notice	409
Prepayment Assumption	460
Prepayment Interest Excess	295
Prepayment Interest Shortfall	295
Preylock	182, 248
PRIIPS REGULATION	14
Prime Rate	329
Principal Balance Certificates	277
Principal Distribution Amount	287
Principal Shortfall	288
Privileged Information	386
Privileged Information Exception	386
Privileged Person	301
Professional Investors	16
Prohibited Prepayment	295
Promotion of Collective Investment Schemes Exemptions Order	15
Proposed Course of Action	408
Proposed Course of Action Notice	408
Prospectus Directive	14, 470
PSA	277
PSA Party Repurchase Request	407
PTCE	475
Purchase Price	319
Q
Qualified Replacement Special Servicer	399
Qualified Substitute Mortgage Loan	320
Qualifying CRE Loan Percentage	271
R
RAC No-Response Scenario	416
Racer	152
Rated Final Distribution Date	295
Rating Agencies	417
Rating Agency Confirmation	417
RCA	264
RCM	264
RCRA	152
REA	72
Realized Losses	298
REC	151
Record Date	279
RECs	151
Refinancing/P&S Document	346
Registration Statement	471
Regular Certificates	277
Regular Interestholder	459
Regular Interests	456
Regulation AB	419
Reimbursement Rate	329
Related Proceeds	328
Release Date	176
Relevant Investor	17
Relevant Persons	15
Relief Act	438
REMIC	456
REMIC Regulations	456

REO Account	331
REO Loan	290
REO Property	366
Repurchase Request	407
Requesting Certificateholder	409
Requesting Holders	354
Requesting Investor	312
Requesting Party	416
Required Risk Retention Percentage	271
Requirements	438
Residual Certificates	277
Resolution Failure	407
Resolved	408
Restricted Group	473
Restricted Party	387
Retained Interest	115
Retaining Party	271
Retaining Sponsor	271
Review Materials	391
Revised Rate	173, 286
RevPAR	137
Risk Retention Consultation Party	301
RMBS	260
Rooms	140
Routine Disbursements	359
Rule 15Ga-1	240
Rule 17g-5	303
S
S&P	417
Scheduled Principal Distribution Amount	287
SEC	232
Securities Act	418
Securitization Accounts	331
Senior Certificates	277
Sentinel	157
Sequential Pay Event	200
Series Borrower	186
Serviced Mortgage Loan	189
Serviced Pari Passu Companion Loan	189
Serviced Pari Passu Mortgage Loan	189
Serviced Pari Passu Whole Loan	189
Serviced Whole Loan	189
Servicer Termination Event	401
Servicing Advances	326
Servicing Fee	339
Servicing Fee Rate	339
Servicing Standard	324
Servicing Transfer Event	364
SF	137
SFA	17
SFO	16
Similar Law	472
Situs	266
SMMEA	475
Soft Lockbox	137
Special Servicer	264
Special Servicing Fee	342
Special Servicing Fee Rate	342
Specially Serviced Loans	364
Sponsor	249
Springing Cash Management	137
Springing Lockbox	137
Sq. Ft.	137
Square Feet	137
Square Mile Bellevue	185
SSPE	113
Startup Day	457
Starwood	187
Stated Principal Balance	289
static pool data	88
Stone Point	264
Structured Product	16
Subject Loans	348
Subordinate Certificates	277
Subordinate Companion Loan	132, 189
Subordinate Companion Loans	132
Subsequent Asset Status Report	366
Sub-Servicing Agreement	325
T
T-12	137
Tax Cuts and Jobs Act	459
TDD Note	171
Term to Maturity	138
Terms and Conditions	311
Tests	392
Threshold Event Collateral	199
Title V	437
TMPs	465
Transferred Loans	22, 133
TRIPRA	84, 10
Trust REMIC	54
Trust REMICs	279, 456
TTM	137
U
U.S. EPA	78
U.S. Person	466
UCC	425
Underwriter Entities	103
Underwriting Agreement	468
Underwritten Expenses	138
Underwritten NCF Debt Yield	138
Underwritten Net Cash Flow	138

Underwritten Net Cash Flow Debt Service Coverage Ratio	138
Underwritten Net Operating Income Debt Service Coverage Ratio	138
Underwritten NOI	138
Underwritten Revenues	140
UNINCORPORATED ASSOCIATIONS	15
Units	140
Unscheduled Principal Distribution Amount	288
Unsolicited Information	392
Upper-Tier REMIC	54, 279, 456
Upper-Tier REMIC Distribution Account	330
UW Expenses	138
UW NCF	138
UW NCF Debt Yield	138
UW NCF DSCR	138
UW NOI	138
UW NOI Debt Yield	140
UW NOI DSCR	138
UW NOI DY	140
V
Very-Low Income Families	167
VOCs	152
Voting Rights	308
VRR Allocation Percentage	273
VRR Available Funds	272
VRR Certificate Gain-on-Sale Remittance Amount	272
VRR Certificate Gain-on-Sale Reserve Account	330
VRR Interest	271
VRR Interest Distribution Amount	273
VRR Percentage	273
VRR Principal Distribution Amount	273
VRR Realized Loss	272
VRR Realized Loss Interest Distribution Amount	274
VRR Upper-Tier REMIC Regular Interest	456
W
WAC Rate	286
Weighted Average Mortgage Rate	140
Wells Fargo Bank	259
Weston II	178
Whole Loan	132
Withheld Amounts	330
Workout Fee	342
Workout Fee Rate	342
Workout-Delayed Reimbursement Amount	329
WSEC	157
Y
Yield Maintenance Charge	293
YM Group A	293
YM Group B	293
YM Group D	293
YM Group F	293
YM Group G	293
YM Group H	293
YM Groups	293

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ANNEX A-1

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ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype(2)	Year Built	Renovated
1	GACC	3 Columbus Circle	3 Columbus Circle	New York	NY	10019	New York	1	Office	CBD	1927	2010-2013
2	CREFI/JPMCB	ILPT Hawaii Portfolio	Various	Various	HI	Various	Honolulu	186	Various	Various	Various
2.001	CREFI/JPMCB	2810 Pukoloa Street	2810 Pukoloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.002	CREFI/JPMCB	1360 Pali Highway	1360 Pali Highway	Honolulu	HI	96813	Honolulu	1	Leased Fee	Leased Fee	NAP
2.003	CREFI/JPMCB	1001 Ahua Street	1001 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A	848 Ala Lilikoi Street A	Honolulu	HI	96818	Honolulu	1	Leased Fee	Leased Fee	NAP
2.005	CREFI/JPMCB	2850 Paa Street	2850 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.006	CREFI/JPMCB	949 Mapunapuna Street	949 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.007	CREFI/JPMCB	2828 Paa Street	2828 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.008	CREFI/JPMCB	80 Sand Island Access Road	80 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.009	CREFI/JPMCB	1030 Mapunapuna Street	1030 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.010	CREFI/JPMCB	150 Puuhale Road	150 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.011	CREFI/JPMCB	2344 Pahounui Drive	2344 Pahounui Drive	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.012	CREFI/JPMCB	120 Sand Island Access Road	120 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Industrial	Warehouse/Distribution	2004
2.013	CREFI/JPMCB	1122 Mapunapuna Street	1122 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.014	CREFI/JPMCB	2915 Kaihikapu Street	2915 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.015	CREFI/JPMCB	819 Ahua Street	819 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.016	CREFI/JPMCB	2144 Auiki Street	2144 Auiki Street	Honolulu	HI	96819	Honolulu	1	Industrial	Flex	1950
2.017	CREFI/JPMCB	1027 Kikowaena Place	1027 Kikowaena Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.018	CREFI/JPMCB	1931 Kahai Street	1931 Kahai Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.019	CREFI/JPMCB	148 Mokauea Street	148 Mokauea Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.020	CREFI/JPMCB	2886 Paa Street	2886 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.021	CREFI/JPMCB	2838 Kilihau Street	2838 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.022	CREFI/JPMCB	803 Ahua Street	803 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.023	CREFI/JPMCB	220 Puuhale Road	220 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.024	CREFI/JPMCB	930 Mapunapuna Street	930 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.025	CREFI/JPMCB	2103 Kaliawa Street	2103 Kaliawa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.026	CREFI/JPMCB	2969 Mapunapuna Place	2969 Mapunapuna Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.027	CREFI/JPMCB	158 Sand Island Access Road	158 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.028	CREFI/JPMCB	1926 Auiki Street	1926 Auiki Street	Honolulu	HI	96819	Honolulu	1	Industrial	Warehouse/Distribution	1959
2.029	CREFI/JPMCB	113 Puuhale Road	113 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.030	CREFI/JPMCB	2250 Pahounui Drive	2250 Pahounui Drive	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.031	CREFI/JPMCB	733 Mapunapuna Street	733 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.032	CREFI/JPMCB	761 Ahua Street	761 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.033	CREFI/JPMCB	918 Ahua Street	918 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.034	CREFI/JPMCB	180 Sand Island Access Road	180 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.035	CREFI/JPMCB	2829 Awaawaloa Street	2829 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.036	CREFI/JPMCB	120 Mokauea Street	120 Mokauea Street	Honolulu	HI	96819	Honolulu	1	Industrial	Warehouse/Distribution	1970
2.037	CREFI/JPMCB	2861 Mokumoa Street	2861 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.038	CREFI/JPMCB	2826 Kaihikapu Street	2826 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.039	CREFI/JPMCB	179 Sand Island Access Road	179 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.040	CREFI/JPMCB	855 Mapunapuna Street	855 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.041	CREFI/JPMCB	2308 Pahounui Drive	2308 Pahounui Drive	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.042	CREFI/JPMCB	619 Mapunapuna Street	619 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.043	CREFI/JPMCB	2846-A Awaawaloa Street	2846-A Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.044	CREFI/JPMCB	238 Sand Island Access Road	238 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.045	CREFI/JPMCB	704 Mapunapuna Street	704 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.046	CREFI/JPMCB	120B Mokauea Street	120B Mokauea Street	Honolulu	HI	96819	Honolulu	1	Industrial	Warehouse/Distribution	1968
2.047	CREFI/JPMCB	1150 Kikowaena Street	1150 Kikowaena Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.048	CREFI/JPMCB	2127 Auiki Street	2127 Auiki Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.049	CREFI/JPMCB	2810 Paa Street	2810 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.050	CREFI/JPMCB	2841 Pukoloa Street	2841 Pukoloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.051	CREFI/JPMCB	1000 Mapunapuna Street	1000 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.052	CREFI/JPMCB	2829 Pukoloa Street	2829 Pukoloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.053	CREFI/JPMCB	889 Ahua Street	889 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.054	CREFI/JPMCB	2819 Pukoloa Street	2819 Pukoloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.055	CREFI/JPMCB	1038 Kikowaena Place	1038 Kikowaena Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.056	CREFI/JPMCB	2965 Mokumoa Street	2965 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.057	CREFI/JPMCB	850 Ahua Street	850 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.058	CREFI/JPMCB	1330 Pali Highway	1330 Pali Highway	Honolulu	HI	96813	Honolulu	1	Leased Fee	Leased Fee	NAP
2.059	CREFI/JPMCB	2865 Pukoloa Street	2865 Pukoloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.060	CREFI/JPMCB	2855 Pukoloa Street	2855 Pukoloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.061	CREFI/JPMCB	789 Mapunapuna Street	789 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.062	CREFI/JPMCB	2960 Mokumoa Street	2960 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.063	CREFI/JPMCB	231B Sand Island Access Road	231B Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.064	CREFI/JPMCB	2020 Auiki Street	2020 Auiki Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.065	CREFI/JPMCB	2857 Awaawaloa Street	2857 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.066	CREFI/JPMCB	1050 Kikowaena Place	1050 Kikowaena Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.067	CREFI/JPMCB	2850 Mokumoa Street	2850 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.068	CREFI/JPMCB	2840 Mokumoa Street	2840 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.069	CREFI/JPMCB	2830 Mokumoa Street	2830 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.070	CREFI/JPMCB	960 Mapunapuna Street	960 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.071	CREFI/JPMCB	125B Puuhale Road	125B Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.072	CREFI/JPMCB	2809 Kaihikapu Street	2809 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.073	CREFI/JPMCB	212 Mohonua Place	212 Mohonua Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.074	CREFI/JPMCB	692 Mapunapuna Street	692 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.075	CREFI/JPMCB	1024 Kikowaena Place	1024 Kikowaena Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.076	CREFI/JPMCB	669 Ahua Street	669 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.077	CREFI/JPMCB	215 Puuhale Road	215 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.078	CREFI/JPMCB	142 Mokauea Street	142 Mokauea Street	Honolulu	HI	96819	Honolulu	1	Industrial	Warehouse/Distribution	1972
2.079	CREFI/JPMCB	2847 Awaawaloa Street	2847 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.080	CREFI/JPMCB	2816 Awaawaloa Street	2816 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B	2928 Kaihikapu Street - B	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.082	CREFI/JPMCB	2864 Mokumoa Street	2864 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.083	CREFI/JPMCB	770 Mapunapuna Street	770 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.084	CREFI/JPMCB	151 Puuhale Road	151 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.085	CREFI/JPMCB	207 Puuhale Road	207 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.086	CREFI/JPMCB	2970 Mokumoa Street	2970 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.087	CREFI/JPMCB	2868 Kaihikapu Street	2868 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.088	CREFI/JPMCB	2908 Kaihikapu Street	2908 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.089	CREFI/JPMCB	2814 Kilihau Street	2814 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.090	CREFI/JPMCB	759 Puuloa Road	759 Puuloa Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.091	CREFI/JPMCB	659 Puuloa Road	659 Puuloa Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.092	CREFI/JPMCB	667 Puuloa Road	667 Puuloa Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.093	CREFI/JPMCB	679 Puuloa Road	679 Puuloa Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.094	CREFI/JPMCB	689 Puuloa Road	689 Puuloa Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.095	CREFI/JPMCB	950 Mapunapuna Street	950 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.096	CREFI/JPMCB	822 Mapunapuna Street	822 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.097	CREFI/JPMCB	842 Mapunapuna Street	842 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.098	CREFI/JPMCB	214 Sand Island Access Road	214 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Industrial	Flex	1981

A-1-1

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype(2)	Year Built	Renovated
2.099	CREFI/JPMCB	709 Ahua Street	709 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.100	CREFI/JPMCB	766 Mapunapuna Street	766 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.101	CREFI/JPMCB	830 Mapunapuna Street	830 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.102	CREFI/JPMCB	2855 Kaihikapu Street	2855 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.103	CREFI/JPMCB	865 Ahua Street	865 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.104	CREFI/JPMCB	852 Mapunapuna Street	852 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.105	CREFI/JPMCB	2906 Kaihikapu Street	2906 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.106	CREFI/JPMCB	2879 Paa Street	2879 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.107	CREFI/JPMCB	702 Ahua Street	702 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.108	CREFI/JPMCB	2864 Awaawaloa Street	2864 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.109	CREFI/JPMCB	2819 Mokumoa Street - A	2819 Mokumoa Street - A	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.110	CREFI/JPMCB	2869 Mokumoa Street	2869 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.111	CREFI/JPMCB	2819 Mokumoa Street - B	2819 Mokumoa Street - B	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.112	CREFI/JPMCB	228 Mohonua Place	228 Mohonua Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.113	CREFI/JPMCB	2264 Pahounui Drive	2264 Pahounui Drive	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.114	CREFI/JPMCB	808 Ahua Street	808 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.115	CREFI/JPMCB	2827 Kaihikapu Street	2827 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.116	CREFI/JPMCB	697 Ahua Street	697 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.117	CREFI/JPMCB	2849 Kaihikapu Street	2849 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.118	CREFI/JPMCB	2831 Awaawaloa Street	2831 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.119	CREFI/JPMCB	2858 Kaihikapu Street	2858 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.120	CREFI/JPMCB	2276 Pahounui Drive	2276 Pahounui Drive	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.121	CREFI/JPMCB	2806 Kaihikapu Street	2806 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.122	CREFI/JPMCB	1052 Ahua Street	1052 Ahua Street	Honolulu	HI	96819	Honolulu	1	Other	Parking	NAP
2.123	CREFI/JPMCB	2889 Mokumoa Street	2889 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.124	CREFI/JPMCB	685 Ahua Street	685 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.125	CREFI/JPMCB	2839 Mokumoa Street	2839 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.126	CREFI/JPMCB	94-240 Pupuole Street	94-240 Pupuole Street	Waipahu	HI	96797	Honolulu	1	Leased Fee	Leased Fee	NAP
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A	2928 Kaihikapu Street - A	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.128	CREFI/JPMCB	719 Ahua Street	719 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.129	CREFI/JPMCB	2812 Awaawaloa Street	2812 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.130	CREFI/JPMCB	2927 Mokumoa Street	2927 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.131	CREFI/JPMCB	197 Sand Island Access Road	197 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.132	CREFI/JPMCB	2844 Kaihikapu Street	2844 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.133	CREFI/JPMCB	2879 Mokumoa Street	2879 Mokumoa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.134	CREFI/JPMCB	2135 Auiki Street	2135 Auiki Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.135	CREFI/JPMCB	855 Ahua Street	855 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.136	CREFI/JPMCB	2122 Kaliawa Street	2122 Kaliawa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.137	CREFI/JPMCB	2831 Kaihikapu Street	2831 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.138	CREFI/JPMCB	729 Ahua Street	729 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.139	CREFI/JPMCB	739 Ahua Street	739 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.140	CREFI/JPMCB	2833 Paa Street #2	2833 Paa Street #2	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.141	CREFI/JPMCB	2833 Paa Street	2833 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.142	CREFI/JPMCB	2815 Kaihikapu Street	2815 Kaihikapu Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.143	CREFI/JPMCB	1062 Kikowaena Place	1062 Kikowaena Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.144	CREFI/JPMCB	673 Ahua Street	673 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.145	CREFI/JPMCB	2106 Kaliawa Street	2106 Kaliawa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.146	CREFI/JPMCB	812 Mapunapuna Street	812 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.147	CREFI/JPMCB	2804 Kilihau Street	2804 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.148	CREFI/JPMCB	525 North King Street	525 North King Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.149	CREFI/JPMCB	204 Sand Island Access Road	204 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.150	CREFI/JPMCB	660 Ahua Street	660 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.151	CREFI/JPMCB	218 Mohonua Place	218 Mohonua Place	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.152	CREFI/JPMCB	125 Puuhale Road	125 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.153	CREFI/JPMCB	645 Ahua Street	645 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.154	CREFI/JPMCB	675 Mapunapuna Street	675 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.155	CREFI/JPMCB	659 Ahua Street	659 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.156	CREFI/JPMCB	1055 Ahua Street	1055 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.157	CREFI/JPMCB	944 Ahua Street	944 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.158	CREFI/JPMCB	2019 Kahai Street	2019 Kahai Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.159	CREFI/JPMCB	2001 Kahai Street	2001 Kahai Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.160	CREFI/JPMCB	106 Puuhale Road	106 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Industrial	Warehouse/Distribution	1966
2.161	CREFI/JPMCB	2875 Paa Street	2875 Paa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.162	CREFI/JPMCB	1024 Mapunapuna Street	1024 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.163	CREFI/JPMCB	2760 Kamehameha Highway	2760 Kamehameha Highway	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.164	CREFI/JPMCB	2635 Waiwai Loop A	2635 Waiwai Loop A	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.165	CREFI/JPMCB	2635 Waiwai Loop B	2635 Waiwai Loop B	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.166	CREFI/JPMCB	2836 Awaawaloa Street	2836 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.167	CREFI/JPMCB	609 Ahua Street	609 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.168	CREFI/JPMCB	905 Ahua Street	905 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.169	CREFI/JPMCB	2110 Auiki Street	2110 Auiki Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.170	CREFI/JPMCB	140 Puuhale Road	140 Puuhale Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.171	CREFI/JPMCB	2139 Kaliawa Street	2139 Kaliawa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.172	CREFI/JPMCB	231 Sand Island Access Road	231 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.173	CREFI/JPMCB	2140 Kaliawa Street	2140 Kaliawa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.174	CREFI/JPMCB	33 South Vineyard Boulevard	33 South Vineyard Boulevard	Honolulu	HI	96813	Honolulu	1	Leased Fee	Leased Fee	NAP
2.175	CREFI/JPMCB	970 Ahua Street	970 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.176	CREFI/JPMCB	960 Ahua Street	960 Ahua Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.177	CREFI/JPMCB	1045 Mapunapuna Street	1045 Mapunapuna Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.178	CREFI/JPMCB	165 Sand Island Access Road	165 Sand Island Access Road	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.179	CREFI/JPMCB	2839 Kilihau Street	2839 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.180	CREFI/JPMCB	2829 Kilihau Street	2829 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.181	CREFI/JPMCB	2833 Kilihau Street	2833 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.182	CREFI/JPMCB	2821 Kilihau Street	2821 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.183	CREFI/JPMCB	2808 Kam Highway	2808 Kam Highway	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.184	CREFI/JPMCB	2815 Kilihau Street	2815 Kilihau Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.185	CREFI/JPMCB	2850 Awaawaloa Street	2850 Awaawaloa Street	Honolulu	HI	96819	Honolulu	1	Leased Fee	Leased Fee	NAP
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B	846 Ala Lilikoi Street B	Honolulu	HI	96818	Honolulu	1	Leased Fee	Leased Fee	NAP
3	GACC	59 Maiden Lane	59 Maiden Lane	New York	NY	10038	New York	1	Office	CBD	1965	2011
4	GACC	101 California	101 California Street	San Francisco	CA	94111	San Francisco	1	Office	CBD	1983	2004
5	JPMCB	SWVP Portfolio	Various	Various	Various	Various	Various	4	Hotel	Full Service	Various	Various
5.01	JPMCB	InterContinental	444 Saint Charles Avenue	New Orleans	LA	70130	Orleans Parish	1	Hotel	Full Service	1983	2013
5.02	JPMCB	DoubleTree Sunrise	13400 West Sunrise Boulevard	Sunrise	FL	33323	Broward	1	Hotel	Full Service	2001	2011
5.03	JPMCB	DoubleTree Charlotte	6300 Morrison Boulevard	Charlotte	NC	28211	Mecklenburg	1	Hotel	Full Service	1985	2012
5.04	JPMCB	DoubleTree RTP	4810 Page Creek Lane	Durham	NC	27703	Durham	1	Hotel	Full Service	1988	2013
6	CREFI	Arbor Hotel Portfolio	Various	Various	Various	Various	Various	6	Hotel	Various	Various	Various
6.01	CREFI	Residence Inn Salt Lake City	285 West Broadway	Salt Lake City	UT	84101	Salt Lake	1	Hotel	Limited Service	1996	2014
6.02	CREFI	Hampton Inn Santa Barbara	5665 Hollister Avenue	Goleta	CA	93117	Santa Barbara	1	Hotel	Limited Service	2007	2017
6.03	CREFI	Hampton Inn Bloomington	2860 Metro Drive	Bloomington	MN	55425	Hennepin	1	Hotel	Limited Service	2007	2014
6.04	CREFI	Hampton Inn Norwood	434 Providence Highway	Norwood	MA	02062	Norfolk	1	Hotel	Limited Service	1984	2015, 2017

A-1-2

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype(2)	Year Built	Renovated
6.05	CREFI	Springhill Suites Bloomington	2870 Metro Drive	Bloomington	MN	55425	Hennepin	1	Hotel	Select Service	2007	2014
6.06	CREFI	Hyatt Place Arlington	2380 Road to Six Flags Street East	Arlington	TX	76011	Tarrant	1	Hotel	Limited Service	1996	2015
7	CREFI	Green Hills Corporate Center	2675 Morgantown Road	Reading	PA	19607	Berks	1	Office	Suburban	1970-1992
8	JPMCB	Weston I & II	1001 Winstead Drive and 5020 Weston Parkway	Cary	NC	27513	Wake	1	Office	Suburban	1988, 2008
9	GACC	Moffett Towers II - Building V	1180 Discovery Way	Sunnyvale	CA	94089	Santa Clara	1	Office	CBD	2019
10	GACC	Newport Corporate Center	3617, 3650 & 3655 131st Avenue Southeast, 3625 132nd Avenue Southeast & 12920 Southeast 38th Street	Bellevue	WA	98006	King	1	Office	Suburban	1988-2010	2019
11	CREFI	Western Digital R&D Campus	44100 & 44250 Osgood Road	Fremont	CA	94539	Alameda	1	Industrial	Flex	1984, 1992	2008-2012
12	CREFI	Lakeside Apartments	4800 Lake Trail Drive	Lisle	IL	60532	DuPage	1	Multifamily	Garden	1971	2009, 2013-2018
13	GACC	Central Tower Office	30, 32, 34 Third Street and 701, 703, 705 Market Street	San Francisco	CA	94103	San Francisco	1	Office	CBD	1898, 1908	2017
14	CREFI	Birch Landing Apartments	500 Maxham Road	Austell	GA	30168	Cobb	1	Multifamily	Garden	1989
15	JPMCB	Greenleaf at Howell	5313 Route 9 North	Howell	NJ	07731	Monmouth	1	Retail	Anchored	2014-2017
16	GACC	Arctic Glacier Portfolio	Various	Various	Various	Various	Various	21	Industrial	Warehouse/Distribution	Various	Various
16.01	GACC	Arctic Glacier - Menomonee	N60 W160280 Kohler Lane	Menomonee Falls	WI	53051	Waukesha	1	Industrial	Warehouse/Distribution	1983
16.02	GACC	Arctic Glacier - West St. Paul	1654 Marthaler Lane	West Saint Paul	MN	55118	Dakota	1	Industrial	Warehouse/Distribution	1986
16.03	GACC	Arctic Glacier - Mississauga	200 Statesman Drive	Mississauga	ON	L5S 1X7	NAP	1	Industrial	Warehouse/Distribution	1999
16.04	GACC	Arctic Glacier - Fairport	900 Turk Hill Road	Fairport	NY	14450	Monroe	1	Industrial	Warehouse/Distribution	1940-2015
16.05	GACC	Arctic Glacier - West Point	2389 Saint Paul Road	West Point	IA	52656	Lee	1	Industrial	Warehouse/Distribution	1984	2005
16.06	GACC	Arctic Glacier - Twin Oaks	410 Bethel Avenue	Twin Oaks	PA	19014	Delaware	1	Industrial	Warehouse/Distribution	1965
16.07	GACC	Arctic Glacier - Newburgh	225 Lake Street	Newburgh	NY	12550	Orange	1	Industrial	Warehouse/Distribution	1988, 2004	2005
16.08	GACC	Arctic Glacier - Winnipeg	615 & 625 Henry Avenue	Winnipeg	MB	R3A 0V1	NAP	1	Industrial	Warehouse/Distribution	1979
16.09	GACC	Arctic Glacier - Port Huron	1755 Yeager Street	Port Huron	MI	48060	Saint Clair	1	Industrial	Warehouse/Distribution	1968	1999
16.10	GACC	Arctic Glacier - Ypsilanti	1944 McGregor Road	Ypsilanti	MI	48198	Washtenaw	1	Industrial	Warehouse/Distribution	1999	2001
16.11	GACC	Arctic Glacier - Chatham	745 Park Avenue West	Chatham	ON	N7M 1X3	NAP	1	Industrial	Warehouse/Distribution	1984	1999
16.12	GACC	Arctic Glacier - Omaha	8211 F Street	Omaha	NE	68127	Douglas	1	Industrial	Warehouse/Distribution	1987
16.13	GACC	Arctic Glacier - Rapid City	1703 East Saint Patrick Street	Rapid City	SD	57703	Pennington	1	Industrial	Warehouse/Distribution	1975
16.14	GACC	Arctic Glacier - Grayling	427 South Interstate 75 Business Loop	Grayling	MI	49738	Crawford	1	Industrial	Warehouse/Distribution	1968	1998
16.15	GACC	Arctic Glacier - Belding	510 Moulton Street	Belding	MI	48809	Ionia	1	Industrial	Warehouse/Distribution	1978	2001
16.16	GACC	Arctic Glacier - Marshall	1601 Halbur Road	Marshall	MN	56258	Lyon	1	Industrial	Warehouse/Distribution	1992
16.17	GACC	Arctic Glacier - Dubuque	19 Nightengale Lane	Dubuque	IA	52003	Dubuque	1	Industrial	Warehouse/Distribution	1977
16.18	GACC	Arctic Glacier - Lake Ozark	765 Lola Circle	Lake Ozark	MO	65065	Miller	1	Industrial	Warehouse/Distribution	2006
16.19	GACC	Arctic Glacier - Pierre	425 South Central Avenue	Pierre	SD	57501	Hughes	1	Industrial	Warehouse/Distribution	1990
16.20	GACC	Arctic Glacier - Shelby	5140 22 Mile Road	Shelby Township	MI	48317	Macomb	1	Industrial	Warehouse/Distribution	1965	2000
16.21	GACC	Arctic Glacier - Storm Lake	1710 Expansion Boulevard	Storm Lake	IA	50588	Buena Vista	1	Industrial	Warehouse/Distribution	2005
17	JPMCB	Hilton Melbourne	200 Rialto Place	Melbourne	FL	32901	Brevard	1	Hotel	Full Service	1985	2016-2017
18	JPMCB	Park Central Plaza I & II	4717 & 4740 Grand Avenue	Kansas City	MO	64112	Jackson	1	Office	Suburban	1986, 1990
19	GACC	Infinity Park Apartments	14075 Riverview Street	Detroit	MI	48223	Wayne	1	Multifamily	Garden	1952	2017
20	CREFI	57 East 11th Street	57 East 11th Street	New York	NY	10003	New York	1	Mixed Use	Office/Retail	1903	2018
21	GACC	Heartland Dental Medical Office Portfolio	Various	Various	Various	Various	Various	169	Various	Various	Various	Various
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1200 Network Centre Drive	Effingham	IL	62401	Effingham	1	Office	Medical	1995	2013
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	9150 North East Barry Road	Kansas City	MO	64157	Clay	1	Mixed Use	Medical/Retail	2011
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	11925 Jones Bridge Road	Johns Creek	GA	30005	Fulton	1	Mixed Use	Medical/Retail	2004
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	200 Brevco Plaza	Lake St. Louis	MO	63367	St. Charles	1	Office	Medical	2000
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	1760 West Virginia Street	McKinney	TX	75069	Collin	1	Office	Medical	2010
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive	117 St. Patrick’s Drive	Waldorf	MD	20603	Charles	1	Office	Medical	2005
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220	1647 County Road 220	Fleming Island	FL	32003	Clay	1	Office	Medical	2012
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	3500 East Highway 377	Granbury	TX	76049	Hood	1	Office	Medical	2011
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	4112 North Belt Highway	St. Joseph	MO	64506	Buchanan	1	Mixed Use	Medical/Retail	2013
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	3009 Winghaven Boulevard	O’Fallon	MO	63368	St. Charles	1	Mixed Use	Medical/Retail	2006
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	2202 Althoff Drive	Effingham	IL	62401	Effingham	1	Office	Medical	1999	2014
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	3820 Wabash Avenue	Springfield	IL	62711	Sangamon	1	Office	Medical	2018
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	561 East Lincoln Highway	New Lenox	IL	60451	Will	1	Mixed Use	Medical/Retail	2015
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	508 South 52nd Street	Rogers	AR	72758	Benton	1	Office	Medical	2007
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	1025 Ashley Street	Bowling Green	KY	42103	Warren	1	Office	Medical	2002
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	440 Erie Parkway	Erie	CO	80516	Weld	1	Office	Medical	2017
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1381 Citrus Tower Boulevard	Clermont	FL	34711	Lake	1	Office	Medical	2006
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	1751 Pleasant Road	Fort Mill	SC	29708	York	1	Mixed Use	Medical/Retail	2014
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	9625 Lake Nona Village Place	Orlando	FL	32827	Orange	1	Office	Medical	2013
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	615 Saint James Avenue	Goose Creek	SC	29445	Berkeley	1	Office	Medical	2016
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	13816 Narcoossee Road	Orlando	FL	32832	Orange	1	Office	Medical	2013
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road	1695 Wells Road	Orange Park	FL	32073	Clay	1	Office	Medical	1993	2005
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	4355 Suwanee Dam Road	Suwanee	GA	30024	Gwinnett	1	Office	Medical	2000
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	7310 North Villa Drive	Peoria	IL	61614	Peoria	1	Office	Medical	2003
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	299A Indian Lake Boulevard	Hendersonville	TN	37075	Sumner	1	Mixed Use	Medical/Retail	2014
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street	2455 East Main Street	Plainfield	IN	46168	Hendricks	1	Office	Medical	2016
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	630 East Markey Parkway	Belton	MO	64012	Cass	1	Mixed Use	Medical/Retail	2015
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	1613 East Pflugerville Parkway	Pflugerville	TX	78660	Travis	1	Office	Medical	2016
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	782 Belle Terre Parkway	Palm Coast	FL	32164	Flagler	1	Mixed Use	Medical/Retail	2016
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707	11890 Highway 707	Murrells Inlet	SC	29576	Horry	1	Office	Medical	2017
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	7551 Osceola Polk Line Road	Davenport	FL	33896	Osceola	1	Office	Medical	2015
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	100 Piper Hill Drive	St. Peters	MO	63376	St. Charles	1	Office	Medical	1998
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	8624 Lee Vista Boulevard	Orlando	FL	32829	Orange	1	Office	Medical	2004
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	149 Tuscan Way	Saint Augustine	FL	32092	Saint Johns	1	Office	Medical	2014
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	2740 Prairie Crossing Drive	Springfield	IL	62711	Sangamon	1	Office	Medical	2016
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	2066 Bruce B. Downs Boulevard	Wesley Chapel	FL	33543	Pasco	1	Mixed Use	Medical/Retail	2014
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	209 Latitude Lane	Clover	SC	29710	York	1	Office	Medical	2017
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road	4608 South West College Road	Ocala	FL	34474	Marion	1	Mixed Use	Medical/Retail	2015
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road	1315 Bell Road	Antioch	TN	37013	Davidson	1	Mixed Use	Medical/Retail	2009
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	4237 U.S. Highway 1 South	Saint Augustine	FL	32095	Saint Johns	1	Office	Medical	2018
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	1521 East Debbie Lane	Mansfield	TX	76063	Tarrant	1	Office	Medical	2013
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway	3152 South Broadway	Edmond	OK	73013	Oklahoma	1	Office	Medical	2014
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	8701 South Garnett Road	Broken Arrow	OK	74012	Tulsa	1	Office	Medical	2003
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road	450 South Weber Road	Romeoville	IL	60446	Will	1	Office	Medical	2017
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	840 Nissan Drive	Smyrna	TN	37167	Rutherford	1	Mixed Use	Medical/Retail	2015
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47	12222 Route 47	Huntley	IL	60142	Kane	1	Office	Medical	2016
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	3415 Livernois Road	Troy	MI	48083	Oakland	1	Office	Medical	2008
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	5309 Buffalo Gap Road	Abilene	TX	79606	Taylor	1	Office	Medical	1993
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	8190 Windfall Lane	Camby	IN	46113	Hendricks	1	Office	Medical	2003
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	2620 East Highway 50	Clermont	FL	34711	Lake	1	Office	Medical	2016
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	10670 Southwest Tradition Square	Port St. Lucie	FL	34987	Saint Lucie	1	Office	Medical	2017
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	4939 Courthouse Street	Williamsburg	VA	23188	James City	1	Office	Medical	2007
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	2301 Old Canoe Creek Road	St. Cloud	FL	34772	Osceola	1	Office	Medical	2015
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	507 North Hershey Road	Bloomington	IL	61704	McLean	1	Office	Medical	2000
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	242 Southwoods Center	Columbia	IL	62236	Monroe	1	Office	Medical	2003
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	3016 Columbia Avenue	Franklin	TN	37064	Williamson	1	Mixed Use	Medical/Retail	2014
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	4120 North 197th Avenue	Litchfield Park	AZ	85340	Maricopa	1	Office	Medical	2018
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	13794 Beach Boulevard	Jacksonville	FL	32224	Duval	1	Mixed Use	Medical/Retail	2013
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	3037 Southwest Port St. Lucie Boulevard	Port St. Lucie	FL	34953	St. Lucie	1	Office	Medical	2017
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	1840 Dekalb Avenue	Sycamore	IL	60178	DeKalb	1	Mixed Use	Medical/Retail	2007
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119	9100 Highway 119	Alabaster	AL	35007	Shelby	1	Office	Medical	2017
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road	42 Market Square Road	Newnan	GA	30265	Coweta	1	Office	Medical	2002

A-1-3

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype(2)	Year Built	Renovated
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	2707 Sycamore Road	DeKalb	IL	60115	DeKalb	1	Office	Medical	1996
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	2014 Lime Kiln Road	Bellevue	WI	54311	Brown	1	Mixed Use	Medical/Retail	2015
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	103 Farabee Drive North	Lafayette	IN	47905	Tippecanoe	1	Office	Medical	1991	2012
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4999 North Tanner Road	Orlando	FL	32826	Orange	1	Office	Medical	2007	2015
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	674 Lake Joy Road	Warner Robins	GA	31047	Houston	1	Office	Medical	2017
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44	1828 IN-44	Shelbyville	IN	46176	Shelby	1	Office	Medical	2015
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	2950 South Rutherford Boulevard	Murfreesboro	TN	37130	Rutherford	1	Mixed Use	Medical/Retail	2012
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	545 East Hunt Highway	San Tan Valley	AZ	85143	Maricopa	1	Office	Medical	2016
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	17810 Pierce Plaza	Omaha	NE	68130	Douglas	1	Office	Medical	2017
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	5445 South Williamson Boulevard	Port Orange	FL	32128	Volusia	1	Office	Medical	2015
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	780 East-West Connector South West	Austell	GA	30106	Cobb	1	Mixed Use	Medical/Retail	2016
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	16620 West 159th Street	Lockport	IL	60441	Will	1	Office	Medical	2016
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	13851 North US Highway 441	Lady Lake	FL	32159	Sumter	1	Office	Medical	1997	2013
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	3120 Mahan Drive	Tallahassee	FL	32308	Leon	1	Mixed Use	Medical/Retail	2017
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	2000 Veterans Memorial Parkway South	Lafayette	IN	47909	Tippecanoe	1	Office	Medical	2016
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	1402 U.S. Route 12	Fox Lake	IL	60020	Lake	1	Office	Medical	2004	2018
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	1776 Blanding Boulevard	Middleburg	FL	32068	Clay	1	Office	Medical	2014
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	3012 Anchor Drive	Hamilton	OH	45011	Butler	1	Office	Medical	2016
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street	1715 West Main Street	Lebanon	TN	37087	Wilson	1	Mixed Use	Medical/Retail	2014
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	10389 Big Bend Road	Riverview	FL	33568	Hillsborough	1	Mixed Use	Medical/Retail	2014
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	7103 Whitestown Parkway	Zionsville	IN	46077	Boone	1	Office	Medical	2017
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	2751 Fountain Place	Wildwood	MO	63040	St. Louis	1	Office	Medical	2010
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	2030 Crossing Circle	Spring Hill	TN	37174	Maury	1	Office	Medical	2015
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	13101 East 96th Street North	Owasso	OK	74055	Tulsa	1	Office	Medical	2014
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road	692 Essington Road	Joliet	IL	60435	Will	1	Office	Medical	2001
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	240 Blossom Park Drive	Georgetown	KY	40324	Scott	1	Office	Medical	2003
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	6005 Watson Boulevard	Byron	GA	31008	Houston	1	Office	Medical	2015
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	3237 Sixes Road	Canton	GA	30114	Cherokee	1	Office	Medical	2014
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	4030 Winder Highway	Flowery Branch	GA	30542	Hall	1	Office	Medical	2016
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	8605 East State Road 70	Bradenton	FL	34202	Manatee	1	Office	Medical	2013
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	540 West Walnut Street	Oglesby	IL	61348	LaSalle	1	Office	Medical	2012
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road	5630 Plank Road	Fredericksburg	VA	22407	Spotsylvania	1	Office	Medical	2008
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road	10505 Lima Road	Fort Wayne	IN	46818	Allen	1	Office	Medical	2014
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	7485 Vanderbilt Beach Boulevard	Naples	FL	34119	Collier	1	Office	Medical	2006
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	2701 South Koke Mill Road	Springfield	IL	62704	Sangamon	1	Office	Medical	2011
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	22329 Greenview Parkway	Great Mills	MD	20634	St. Mary’s	1	Office	Medical	2004
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	25000 Bernwood Drive	Bonita Springs	FL	34135	Lee	1	Office	Medical	2006
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	3500 Clemson Boulevard	Anderson	SC	29621	Anderson	1	Office	Medical	2014
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	2222 Highway 540A East	Lakeland	FL	33813	Polk	1	Office	Medical	2006
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	1055 Pine Log Road	Aiken	SC	29803	Aiken	1	Office	Medical	1987	2014
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	4315 North Holland Sylvania Road	Sylvania	OH	43623	Lucas	1	Office	Medical	2005	2015
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	21300 Town Commons Drive	Estero	FL	33928	Lee	1	Office	Medical	2007
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	1905 Convenience Place	Champaign	IL	61820	Champaign	1	Office	Medical	1984	2003
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	3308 Platt Springs Road	West Columbia	SC	29170	Lexington	1	Office	Medical	1985	2014
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way	132 Milestone Way	Greenville	SC	29615	Greenville	1	Office	Medical	2001
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	1429 Chester Boulevard	Richmond	IN	47374	Wayne	1	Office	Medical	2002
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	1339 North Sumter Boulevard	North Port	FL	34286	Sarasota	1	Office	Medical	2006	2013
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	1536 Farm to Market 359 Road	Richmond	TX	77406	Fort Bend	1	Office	Medical	1997	2008
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	3585 North 168th Court	Omaha	NE	68116	Douglas	1	Office	Medical	2014
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	1980 U.S. Highway 1 South	St. Augustine	FL	32086	Saint Johns	1	Office	Medical	1988
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	13328 Metcalf Avenue	Overland Park	KS	66213	Johnson	1	Mixed Use	Medical/Retail	2004
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	826 West Lincoln Avenue	Charleston	IL	61920	Coles	1	Office	Medical	2001
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	1515 West 45th Avenue	Griffith	IN	46319	Lake	1	Office	Medical	2006
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	1012 Mill Pond Lane	Greencastle	IN	46135	Putnam	1	Office	Medical	2015
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	621 Chatham Avenue	Columbia	SC	29205	Richland	1	Office	Medical	1988
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	24940 South Tamiami Trail	Bonita Springs	FL	34134	Lee	1	Office	Medical	1998
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street	609 Front Street	Celebration	FL	34747	Osceola	1	Office	Medical	2000
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	6190 LBJ Freeway	Dallas	TX	75240	Dallas	1	Office	Medical	2004
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	3417 Schofield Avenue	Weston	WI	54476	St. Clair	1	Office	Medical	1994
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place	330 Park Place	Mishawaka	IN	46545	St. Joseph	1	Office	Medical	2003
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	1490 North Green Mount Road	O’Fallon	IL	62269	St. Clair	1	Office	Medical	2003
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street	213 Main Street	Blythewood	SC	29016	Richland	1	Office	Medical	2004
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	11119 Hearth Road	Spring Hill	FL	34608	Hernando	1	Office	Medical	1990
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	2362 West Boulevard Street	Kokomo	IN	46902	Howard	1	Office	Medical	2002
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street	2812 East Main Street	Merrill	WI	54452	Lincoln	1	Office	Medical	2005
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	1202 South Broad Street	Scottsboro	AL	35768	Jackson	1	Office	Medical	1997
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	8790 Walnut Grove Road	Cordova	TN	38018	Shelby	1	Office	Medical	2001
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	10708 East State Road 64	Bradenton	FL	34212	Manatee	1	Office	Medical	2006	2013
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009	2184 FM 3009	Schertz	TX	78154	Guadalupe	1	Office	Medical	2013
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	2210 Boiling Springs Road	Boiling Springs	SC	29316	Spartanburg	1	Office	Medical	1996	2012
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	3105 Kirby Whitten Road	Bartlett	TN	38134	Shelby	1	Office	Medical	1997
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South	716 32nd Street South	Birmingham	AL	35233	Jefferson	1	Office	Medical	1985
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	1010 West U.S. Route 6	Morris	IL	60450	Grundy	1	Office	Medical	2010
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	935 West Exchange Parkway	Allen	TX	75013	Collin	1	Office	Medical	2008
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	3608 Jeffco Boulevard	Arnold	MO	63010	Jefferson	1	Office	Medical	2005
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court	998 Williford Court	Spring Hill	TN	37174	Williamson	1	Office	Medical	2008
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17	4405 Highway 17	Murrells Inlet	SC	29576	Georgetown	1	Office	Medical	1997	2018
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	3003 Twin Rivers Drive	Arkadelphia	AR	71923	Clark	1	Office	Medical	2003
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	12260 Tamiami Trail East	Naples	FL	34113	Collier	1	Office	Medical	2004
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	1405 South 25th Street	Fort Pierce	FL	34947	St. Lucie	1	Office	Medical	1998
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	12605 Troxler Avenue	Highland	IL	62249	Madison	1	Office	Medical	2013
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	122 Stone Trace Drive	Mount Sterling	KY	40353	Montgomery	1	Office	Medical	2008
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	4455 Florida National Drive	Lakeland	FL	33813	Polk	1	Office	Medical	2000
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road	3645 North Council Road	Bethany	OK	73008	Oklahoma	1	Office	Medical	1996
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	9305 Market Square Drive	Streetsboro	OH	44241	Portage	1	Office	Medical	2003
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	3420 Bayside Lakes Boulevard Southeast	Palm Bay	FL	32909	Brevard	1	Office	Medical	2007
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	309 West Ogden Avenue	Naperville	IL	60563	DuPage	1	Office	Medical	2009
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	456 University Boulevard North	Jacksonville	FL	32211	Duval	1	Office	Medical	1968	2016
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	1316 McMillan Street	Worthington	MN	56187	Nobles	1	Office	Medical	2000
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	6233 Veterans Parkway	Columbus	GA	31909	Muscogee	1	Office	Medical	1983
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	116 Calumet Center Road	LaGrange	GA	30241	Troup	1	Office	Medical	2000
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street	828 South Main Street	London	KY	40741	Laurel	1	Office	Medical	1986
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	7200 Red Hawk Court	Fort Worth	TX	76132	Tarrant	1	Office	Medical	1997
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	303 Ashby Park Lane	Greenville	SC	29607	Greenville	1	Office	Medical	2006
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	3106 Professional Plaza	Germantown	TN	38138	Shelby	1	Office	Medical	1999
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	1950 Chesley Drive	Sterling Heights	MI	48310	Macomb	1	Office	Medical	1999
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road	104 South Houston Road	Warner Robins	GA	31088	Houston	1	Office	Medical	1976
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	103 East Tatum Avenue	McColl	SC	29570	Marlboro	1	Office	Medical	1995	2015
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	165 Juniper Circle	Brunswick	GA	31520	Glynn	1	Office	Medical	2008
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	135 East Broadway Street	Sand Springs	OK	74063	Tulsa	1	Office	Medical	1947

A-1-4

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype(2)	Year Built	Renovated
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	9360 Two Notch Road	Columbia	SC	29223	Richland	1	Office	Medical	1979
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	12988 Georgia Highway 9	Milton	GA	30004	Fulton	1	Office	Medical	2015
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court	5 Jannell Court	Epping	NH	03042	Rockingham	1	Office	Medical	2006
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street	1617 East Main Street	Easley	SC	29640	Pickens	1	Office	Medical	1977
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	2116 Vista Oeste North West, Unit 202	Albuquerque	NM	87120	Bernalillo	1	Office	Medical	2008
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	50 South Kyrene Road, Suite 5	Chandler	AZ	85226	Maricopa	1	Office	Medical	2007
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	101 Rice Bent Way Suite 4	Columbia	SC	29205	Richland	1	Office	Medical	2006
22	GACC	Stonebrook Apartments Phase II	4846, 4850, 4870, 4874, 4878, 4882, 4886 Rural Road Southwest	Tumwater	WA	98512	Thurston	1	Multifamily	Garden	2018
23	GACC	Hawk View Industrial Park	5918, 6101, 6107, 6113, 6312, 6316 & 6400 South County Road 1273; 5910 & 6108 South County Road 1270; 9513, 9604 & 9614 West County Road 143	Midland	TX	79706	Midland	1	Industrial	Warehouse/Distribution	2018
24	CREFI	Magnolia Hotel St. Louis	421 North 8th Street	Saint Louis	MO	63101	Saint Louis	1	Hotel	Full Service	1925	2014
25	CREFI	Augusta Self Storage Portfolio	Various	Various	GA	Various	Columbia	3	Self Storage	Self Storage	Various	Various
25.01	CREFI	Hollywood Storage - Evans	457 Columbia Industrial Boulevard	Evans	GA	30809	Columbia	1	Self Storage	Self Storage	1995
25.02	CREFI	Hollywood Storage - Augusta	4388 Ridge Trail and 4308 Belair Frontage Road	Augusta	GA	30907, 30909	Columbia	1	Self Storage	Self Storage	1982, 1994	2018
25.03	CREFI	Hollywood Storage - Martinez	109 Old Evans Road	Martinez	GA	30907	Columbia	1	Self Storage	Self Storage	1986
26	GACC	Clinton West	3007 Clinton Avenue	Cleveland	OH	44113	Cuyahoga	1	Multifamily	Mid-Rise	2017
27	CREFI	Residence Inn - Lynchburg	2630 Wards Road	Lynchburg	VA	24502	Lynchburg City	1	Hotel	Extended Stay	2018
28	GACC	IRG Moraine Industrial	2601 West Stroop Road	Moraine	OH	45439	Montgomery	1	Industrial	Warehouse	1950	2016
29	GACC	One Parkway North	1 Parkway North Boulevard	Deerfield	IL	60015	Lake	1	Office	Suburban	1988	2016
30	GACC	Pine Terrace Apartments	3901 Omeara Drive	Houston	TX	77025	Harris	1	Multifamily	Garden	1977	2018
31	GACC	Orchard Park Apartments	3940 Dawes Street	Riverside	CA	92503	Riverside	1	Multifamily	Garden	1973
32	GACC	Rockridge Plaza	5217 82nd Street	Lubbock	TX	79424	Lubbock	1	Retail	Shadow Anchored	1985
33	CREFI	Giant Hershey PA	1250 Cocoa Avenue	Hershey	PA	17033	Dauphin	1	Retail	Freestanding	2000
34	CREFI	2211 West Camelback Road	2211 West Camelback Road	Phoenix	AZ	85015	Maricopa	1	Retail	Anchored	2017
35	GACC	Pell City Portfolio	Various	Pell City	AL	35125	Saint Clair	2	Hotel	Limited Service	Various	2015
35.01	GACC	Holiday Inn-Pell City	240 Vaughan Lane	Pell City	AL	35125	Saint Clair	1	Hotel	Limited Service	2006	2015
35.02	GACC	Hampton Inn-Pell City	220 Vaughan Lane	Pell City	AL	35125	Saint Clair	1	Hotel	Limited Service	2001	2015
36	GACC	364 Bush	364 Bush Street	San Francisco	CA	94104	San Francisco	1	Mixed Use	Office/Retail	1907	2018
37	GACC	1731 15th Street	1731 15th Street	San Francisco	CA	94103	San Francisco	1	Multifamily	Garden	1919	2018
38	GACC	Sunridge Apartments	3348 Flushing Road	Flint	MI	48504	Genesee	1	Multifamily	Garden	1966	2018
39	GACC	Alamo Drafthouse Cinema - Lubbock	120 West Loop 289	Lubbock	TX	79416	Lubbock	1	Retail	Freestanding	2014
40	CREFI	Piney Green Food Lion	175 Freedom Way	Jacksonville	NC	28544	Onslow	1	Retail	Anchored	1985

A-1-5

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt
Loan #	Seller(1)	Property Name	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)	Date	LTV %(5)(22)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)
1	GACC	3 Columbus Circle	753,713	Square Feet	97.2%	01/01/19	1,080,000,000	01/01/19	45.4%	100,000,000	650	100,000,000	650	9.1%	No	No	3.91400	0.01435	3.89965	Actual/360	330,696.76
2	CREFI/JPMCB	ILPT Hawaii Portfolio	9,591,512	Square Feet	100.0%	Various	1,439,117,000	Various	45.2%	78,000,000	68	78,000,000	68	7.1%	No	No	4.31000	0.01310	4.29690	Actual/360	284,040.97
2.001	CREFI/JPMCB	2810 Pukoloa Street	418,502	Square Feet	100.0%	06/07/19	69,349,000	12/01/18		3,758,709		3,758,709		0.3%
2.002	CREFI/JPMCB	1360 Pali Highway	126,773	Square Feet	100.0%	06/07/19	41,983,000	12/01/18		2,275,474		2,275,474		0.2%
2.003	CREFI/JPMCB	1001 Ahua Street	337,734	Square Feet	100.0%	06/07/19	37,405,000	12/01/18		2,027,347		2,027,347		0.2%
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A	325,786	Square Feet	100.0%	06/07/19	36,562,000	12/01/18		1,981,657		1,981,657		0.2%
2.005	CREFI/JPMCB	2850 Paa Street	298,384	Square Feet	100.0%	06/07/19	34,839,000	12/01/18		1,888,270		1,888,270		0.2%
2.006	CREFI/JPMCB	949 Mapunapuna Street	236,914	Square Feet	100.0%	06/07/19	34,644,000	12/01/18		1,877,701		1,877,701		0.2%
2.007	CREFI/JPMCB	2828 Paa Street	187,264	Square Feet	100.0%	06/07/19	26,999,000	12/01/18		1,463,343		1,463,343		0.1%
2.008	CREFI/JPMCB	80 Sand Island Access Road	190,836	Square Feet	100.0%	06/07/19	23,158,000	12/01/18		1,255,161		1,255,161		0.1%
2.009	CREFI/JPMCB	1030 Mapunapuna Street	122,281	Square Feet	100.0%	06/07/19	19,284,000	12/01/18		1,045,191		1,045,191		0.1%
2.010	CREFI/JPMCB	150 Puuhale Road	123,037	Square Feet	100.0%	06/07/19	18,705,000	12/01/18		1,013,809		1,013,809		0.1%
2.011	CREFI/JPMCB	2344 Pahounui Drive	146,430	Square Feet	100.0%	06/07/19	18,703,000	12/01/18		1,013,701		1,013,701		0.1%
2.012	CREFI/JPMCB	120 Sand Island Access Road	70,960	Square Feet	100.0%	12/13/18	18,000,000	12/05/18		975,598		975,598		0.1%
2.013	CREFI/JPMCB	1122 Mapunapuna Street	105,506	Square Feet	100.0%	06/07/19	17,547,000	12/01/18		951,046		951,046		0.1%
2.014	CREFI/JPMCB	2915 Kaihikapu Street	105,000	Square Feet	100.0%	06/07/19	15,952,000	12/01/18		864,597		864,597		0.1%
2.015	CREFI/JPMCB	819 Ahua Street	105,013	Square Feet	100.0%	06/07/19	15,496,000	12/01/18		839,882		839,882		0.1%
2.016	CREFI/JPMCB	2144 Auiki Street	53,910	Square Feet	98.3%	12/13/18	15,000,000	12/05/18		812,999		812,999		0.1%
2.017	CREFI/JPMCB	1027 Kikowaena Place	102,443	Square Feet	100.0%	06/07/19	14,597,000	12/01/18		791,156		791,156		0.1%
2.018	CREFI/JPMCB	1931 Kahai Street	96,287	Square Feet	100.0%	06/07/19	13,755,000	12/01/18		745,520		745,520		0.1%
2.019	CREFI/JPMCB	148 Mokauea Street	85,790	Square Feet	100.0%	06/07/19	11,840,000	12/01/18		641,727		641,727		0.1%
2.020	CREFI/JPMCB	2886 Paa Street	60,023	Square Feet	100.0%	06/07/19	11,236,000	12/01/18		608,990		608,990		0.1%
2.021	CREFI/JPMCB	2838 Kilihau Street	83,189	Square Feet	100.0%	06/07/19	10,931,000	12/01/18		592,459		592,459		0.1%
2.022	CREFI/JPMCB	803 Ahua Street	73,013	Square Feet	100.0%	06/07/19	10,861,000	12/01/18		588,665		588,665		0.1%
2.023	CREFI/JPMCB	220 Puuhale Road	65,942	Square Feet	100.0%	06/07/19	10,617,000	12/01/18		575,440		575,440		0.1%
2.024	CREFI/JPMCB	930 Mapunapuna Street	68,992	Square Feet	100.0%	06/07/19	10,439,000	12/01/18		565,793		565,793		0.1%
2.025	CREFI/JPMCB	2103 Kaliawa Street	78,730	Square Feet	100.0%	06/07/19	10,410,000	12/01/18		564,221		564,221		0.1%
2.026	CREFI/JPMCB	2969 Mapunapuna Place	79,999	Square Feet	100.0%	06/07/19	10,368,000	12/01/18		561,945		561,945		0.1%
2.027	CREFI/JPMCB	158 Sand Island Access Road	100,500	Square Feet	100.0%	06/07/19	10,285,000	12/01/18		557,446		557,446		0.1%
2.028	CREFI/JPMCB	1926 Auiki Street	42,253	Square Feet	100.0%	06/07/19	10,250,000	12/05/18		555,549		555,549		0.1%
2.029	CREFI/JPMCB	113 Puuhale Road	77,171	Square Feet	100.0%	06/07/19	9,961,000	12/01/18		539,885		539,885		0.0%
2.030	CREFI/JPMCB	2250 Pahounui Drive	75,627	Square Feet	100.0%	06/07/19	9,816,000	12/01/18		532,026		532,026		0.0%
2.031	CREFI/JPMCB	733 Mapunapuna Street	64,894	Square Feet	100.0%	06/07/19	9,741,000	12/01/18		527,961		527,961		0.0%
2.032	CREFI/JPMCB	761 Ahua Street	73,013	Square Feet	100.0%	06/07/19	9,706,000	12/01/18		526,064		526,064		0.0%
2.033	CREFI/JPMCB	918 Ahua Street	72,072	Square Feet	100.0%	06/07/19	9,474,000	12/01/18		513,490		513,490		0.0%
2.034	CREFI/JPMCB	180 Sand Island Access Road	66,828	Square Feet	100.0%	06/07/19	9,353,000	12/01/18		506,932		506,932		0.0%
2.035	CREFI/JPMCB	2829 Awaawaloa Street	70,000	Square Feet	100.0%	06/07/19	9,330,000	12/01/18		505,685		505,685		0.0%
2.036	CREFI/JPMCB	120 Mokauea Street	31,079	Square Feet	100.0%	12/13/18	9,250,000	12/05/18		501,349		501,349		0.0%
2.037	CREFI/JPMCB	2861 Mokumoa Street	70,035	Square Feet	100.0%	06/07/19	9,169,000	12/01/18		496,959		496,959		0.0%
2.038	CREFI/JPMCB	2826 Kaihikapu Street	70,000	Square Feet	100.0%	06/07/19	9,103,000	12/01/18		493,382		493,382		0.0%
2.039	CREFI/JPMCB	179 Sand Island Access Road	62,464	Square Feet	100.0%	06/07/19	9,045,000	12/01/18		490,238		490,238		0.0%
2.040	CREFI/JPMCB	855 Mapunapuna Street	63,436	Square Feet	100.0%	06/07/19	8,865,000	12/01/18		480,482		480,482		0.0%
2.041	CREFI/JPMCB	2308 Pahounui Drive	64,896	Square Feet	100.0%	06/07/19	8,519,000	12/01/18		461,729		461,729		0.0%
2.042	CREFI/JPMCB	619 Mapunapuna Street	55,377	Square Feet	100.0%	06/07/19	8,287,000	12/01/18		449,155		449,155		0.0%
2.043	CREFI/JPMCB	2846-A Awaawaloa Street	61,250	Square Feet	100.0%	06/07/19	8,265,000	12/01/18		447,962		447,962		0.0%
2.044	CREFI/JPMCB	238 Sand Island Access Road	60,000	Square Feet	100.0%	06/07/19	8,220,000	12/01/18		445,523		445,523		0.0%
2.045	CREFI/JPMCB	704 Mapunapuna Street	59,315	Square Feet	100.0%	06/07/19	8,186,000	12/01/18		443,680		443,680		0.0%
2.046	CREFI/JPMCB	120B Mokauea Street	35,363	Square Feet	100.0%	12/13/18	8,000,000	12/05/18		433,599		433,599		0.0%
2.047	CREFI/JPMCB	1150 Kikowaena Street	45,753	Square Feet	100.0%	06/07/19	7,888,000	12/01/18		427,529		427,529		0.0%
2.048	CREFI/JPMCB	2127 Auiki Street	56,900	Square Feet	100.0%	06/07/19	7,819,000	12/01/18		423,789		423,789		0.0%
2.049	CREFI/JPMCB	2810 Paa Street	52,185	Square Feet	100.0%	06/07/19	7,729,000	12/01/18		418,911		418,911		0.0%
2.050	CREFI/JPMCB	2841 Pukoloa Street	39,600	Square Feet	100.0%	06/07/19	7,415,000	12/01/18		401,892		401,892		0.0%
2.051	CREFI/JPMCB	1000 Mapunapuna Street	41,833	Square Feet	100.0%	06/07/19	7,394,000	12/01/18		400,754		400,754		0.0%
2.052	CREFI/JPMCB	2829 Pukoloa Street	39,600	Square Feet	100.0%	06/07/19	7,365,000	12/01/18		399,182		399,182		0.0%
2.053	CREFI/JPMCB	889 Ahua Street	49,452	Square Feet	100.0%	06/07/19	7,360,000	12/01/18		398,911		398,911		0.0%
2.054	CREFI/JPMCB	2819 Pukoloa Street	39,600	Square Feet	100.0%	06/07/19	7,331,000	12/01/18		397,339		397,339		0.0%
2.055	CREFI/JPMCB	1038 Kikowaena Place	47,417	Square Feet	100.0%	06/07/19	6,820,000	12/01/18		369,643		369,643		0.0%
2.056	CREFI/JPMCB	2965 Mokumoa Street	41,586	Square Feet	100.0%	06/07/19	6,813,000	12/01/18		369,264		369,264		0.0%
2.057	CREFI/JPMCB	850 Ahua Street	47,879	Square Feet	100.0%	06/07/19	6,619,000	12/01/18		358,749		358,749		0.0%
2.058	CREFI/JPMCB	1330 Pali Highway	19,673	Square Feet	100.0%	06/07/19	6,552,000	12/01/18		355,118		355,118		0.0%
2.059	CREFI/JPMCB	2865 Pukoloa Street	39,600	Square Feet	100.0%	06/07/19	6,539,000	12/01/18		354,413		354,413		0.0%
2.060	CREFI/JPMCB	2855 Pukoloa Street	39,600	Square Feet	100.0%	06/07/19	6,539,000	12/01/18		354,413		354,413		0.0%
2.061	CREFI/JPMCB	789 Mapunapuna Street	46,559	Square Feet	100.0%	06/07/19	6,492,000	12/01/18		351,866		351,866		0.0%
2.062	CREFI/JPMCB	2960 Mokumoa Street	38,377	Square Feet	100.0%	06/07/19	6,448,000	12/01/18		349,481		349,481		0.0%
2.063	CREFI/JPMCB	231B Sand Island Access Road	38,752	Square Feet	100.0%	06/07/19	6,388,000	12/01/18		346,229		346,229		0.0%
2.064	CREFI/JPMCB	2020 Auiki Street	46,705	Square Feet	100.0%	06/07/19	6,336,000	12/01/18		343,411		343,411		0.0%
2.065	CREFI/JPMCB	2857 Awaawaloa Street	40,011	Square Feet	100.0%	06/07/19	6,297,000	12/01/18		341,297		341,297		0.0%
2.066	CREFI/JPMCB	1050 Kikowaena Place	42,790	Square Feet	100.0%	06/07/19	6,216,000	12/01/18		336,907		336,907		0.0%
2.067	CREFI/JPMCB	2850 Mokumoa Street	39,544	Square Feet	100.0%	06/07/19	6,211,000	12/01/18		336,636		336,636		0.0%
2.068	CREFI/JPMCB	2840 Mokumoa Street	39,656	Square Feet	100.0%	06/07/19	6,205,000	12/01/18		336,310		336,310		0.0%
2.069	CREFI/JPMCB	2830 Mokumoa Street	39,600	Square Feet	100.0%	06/07/19	6,195,000	12/01/18		335,768		335,768		0.0%
2.070	CREFI/JPMCB	960 Mapunapuna Street	36,501	Square Feet	100.0%	06/07/19	6,182,000	12/01/18		335,064		335,064		0.0%
2.071	CREFI/JPMCB	125B Puuhale Road	48,933	Square Feet	100.0%	06/07/19	6,137,000	12/01/18		332,625		332,625		0.0%
2.072	CREFI/JPMCB	2809 Kaihikapu Street	35,698	Square Feet	100.0%	06/07/19	6,078,000	12/01/18		329,427		329,427		0.0%
2.073	CREFI/JPMCB	212 Mohonua Place	46,221	Square Feet	100.0%	06/07/19	6,054,000	12/01/18		328,126		328,126		0.0%
2.074	CREFI/JPMCB	692 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,934,000	12/01/18		321,622		321,622		0.0%
2.075	CREFI/JPMCB	1024 Kikowaena Place	39,831	Square Feet	100.0%	06/07/19	5,866,000	12/01/18		317,937		317,937		0.0%
2.076	CREFI/JPMCB	669 Ahua Street	35,000	Square Feet	100.0%	06/07/19	5,798,000	12/01/18		314,251		314,251		0.0%
2.077	CREFI/JPMCB	215 Puuhale Road	41,731	Square Feet	100.0%	06/07/19	5,785,000	12/01/18		313,546		313,546		0.0%
2.078	CREFI/JPMCB	142 Mokauea Street	26,000	Square Feet	100.0%	06/07/19	5,700,000	12/05/18		308,939		308,939		0.0%
2.079	CREFI/JPMCB	2847 Awaawaloa Street	35,000	Square Feet	100.0%	06/07/19	5,648,000	12/01/18		306,121		306,121		0.0%
2.080	CREFI/JPMCB	2816 Awaawaloa Street	43,560	Square Feet	100.0%	06/07/19	5,619,000	12/01/18		304,549		304,549		0.0%
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B	37,852	Square Feet	100.0%	06/07/19	5,615,000	12/01/18		304,332		304,332		0.0%
2.082	CREFI/JPMCB	2864 Mokumoa Street	39,600	Square Feet	100.0%	06/07/19	5,610,000	12/01/18		304,061		304,061		0.0%
2.083	CREFI/JPMCB	770 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,604,000	12/01/18		303,736		303,736		0.0%
2.084	CREFI/JPMCB	151 Puuhale Road	38,294	Square Feet	100.0%	06/07/19	5,568,000	12/01/18		301,785		301,785		0.0%
2.085	CREFI/JPMCB	207 Puuhale Road	39,900	Square Feet	100.0%	06/07/19	5,567,000	12/01/18		301,731		301,731		0.0%
2.086	CREFI/JPMCB	2970 Mokumoa Street	35,021	Square Feet	100.0%	06/07/19	5,557,000	12/01/18		301,189		301,189		0.0%
2.087	CREFI/JPMCB	2868 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,523,000	12/01/18		299,346		299,346		0.0%
2.088	CREFI/JPMCB	2908 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,486,000	12/01/18		297,341		297,341		0.0%
2.089	CREFI/JPMCB	2814 Kilihau Street	37,413	Square Feet	100.0%	06/07/19	5,478,000	12/01/18		296,907		296,907		0.0%
2.090	CREFI/JPMCB	759 Puuloa Road	34,313	Square Feet	100.0%	06/07/19	5,448,000	12/01/18		295,281		295,281		0.0%
2.091	CREFI/JPMCB	659 Puuloa Road	35,000	Square Feet	100.0%	06/07/19	5,447,000	12/01/18		295,227		295,227		0.0%
2.092	CREFI/JPMCB	667 Puuloa Road	35,000	Square Feet	100.0%	06/07/19	5,447,000	12/01/18		295,227		295,227		0.0%
2.093	CREFI/JPMCB	679 Puuloa Road	35,000	Square Feet	100.0%	06/07/19	5,447,000	12/01/18		295,227		295,227		0.0%
2.094	CREFI/JPMCB	689 Puuloa Road	35,000	Square Feet	100.0%	06/07/19	5,447,000	12/01/18		295,227		295,227		0.0%
2.095	CREFI/JPMCB	950 Mapunapuna Street	32,551	Square Feet	100.0%	06/07/19	5,439,000	12/01/18		294,793		294,793		0.0%
2.096	CREFI/JPMCB	822 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,413,000	12/01/18		293,384		293,384		0.0%
2.097	CREFI/JPMCB	842 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,413,000	12/01/18		293,384		293,384		0.0%
2.098	CREFI/JPMCB	214 Sand Island Access Road	21,600	Square Feet	100.0%	12/13/18	5,400,000	12/05/18		292,679		292,679		0.0%

A-1-6

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt
Loan #	Seller(1)	Property Name	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)	Date	LTV %(5)(22)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)
2.099	CREFI/JPMCB	709 Ahua Street	35,000	Square Feet	100.0%	06/07/19	5,399,000	12/01/18		292,625		292,625		0.0%
2.100	CREFI/JPMCB	766 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,354,000	12/01/18		290,186		290,186		0.0%
2.101	CREFI/JPMCB	830 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,353,000	12/01/18		290,132		290,132		0.0%
2.102	CREFI/JPMCB	2855 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,334,000	12/01/18		289,102		289,102		0.0%
2.103	CREFI/JPMCB	865 Ahua Street	35,933	Square Feet	100.0%	06/07/19	5,319,000	12/01/18		288,289		288,289		0.0%
2.104	CREFI/JPMCB	852 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	5,317,000	12/01/18		288,181		288,181		0.0%
2.105	CREFI/JPMCB	2906 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,294,000	12/01/18		286,934		286,934		0.0%
2.106	CREFI/JPMCB	2879 Paa Street	31,316	Square Feet	100.0%	06/07/19	5,268,000	12/01/18		285,525		285,525		0.0%
2.107	CREFI/JPMCB	702 Ahua Street	34,657	Square Feet	100.0%	06/07/19	5,255,000	12/01/18		284,820		284,820		0.0%
2.108	CREFI/JPMCB	2864 Awaawaloa Street	35,247	Square Feet	100.0%	06/07/19	5,224,000	12/01/18		283,140		283,140		0.0%
2.109	CREFI/JPMCB	2819 Mokumoa Street - A	35,384	Square Feet	100.0%	06/07/19	5,172,000	12/01/18		280,322		280,322		0.0%
2.110	CREFI/JPMCB	2869 Mokumoa Street	34,860	Square Feet	100.0%	06/07/19	5,163,000	12/01/18		279,834		279,834		0.0%
2.111	CREFI/JPMCB	2819 Mokumoa Street - B	35,279	Square Feet	100.0%	06/07/19	5,156,000	12/01/18		279,455		279,455		0.0%
2.112	CREFI/JPMCB	228 Mohonua Place	36,522	Square Feet	100.0%	06/07/19	5,149,000	12/01/18		279,075		279,075		0.0%
2.113	CREFI/JPMCB	2264 Pahounui Drive	33,103	Square Feet	100.0%	06/07/19	5,135,000	12/01/18		278,316		278,316		0.0%
2.114	CREFI/JPMCB	808 Ahua Street	56,690	Square Feet	100.0%	06/07/19	5,128,000	12/01/18		277,937		277,937		0.0%
2.115	CREFI/JPMCB	2827 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,127,000	12/01/18		277,883		277,883		0.0%
2.116	CREFI/JPMCB	697 Ahua Street	35,000	Square Feet	100.0%	06/07/19	5,123,000	12/01/18		277,666		277,666		0.0%
2.117	CREFI/JPMCB	2849 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,115,000	12/01/18		277,232		277,232		0.0%
2.118	CREFI/JPMCB	2831 Awaawaloa Street	35,000	Square Feet	100.0%	06/07/19	5,099,000	12/01/18		276,365		276,365		0.0%
2.119	CREFI/JPMCB	2858 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,095,000	12/01/18		276,148		276,148		0.0%
2.120	CREFI/JPMCB	2276 Pahounui Drive	32,841	Square Feet	100.0%	06/07/19	5,095,000	12/01/18		276,148		276,148		0.0%
2.121	CREFI/JPMCB	2806 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	5,090,000	12/01/18		275,877		275,877		0.0%
2.122	CREFI/JPMCB	1052 Ahua Street	30,000	Square Feet	100.0%	06/07/19	5,078,000	12/01/18		275,227		275,227		0.0%
2.123	CREFI/JPMCB	2889 Mokumoa Street	34,651	Square Feet	100.0%	06/07/19	5,063,000	12/01/18		274,414		274,414		0.0%
2.124	CREFI/JPMCB	685 Ahua Street	35,000	Square Feet	100.0%	06/07/19	5,053,000	12/01/18		273,872		273,872		0.0%
2.125	CREFI/JPMCB	2839 Mokumoa Street	35,174	Square Feet	100.0%	06/07/19	5,034,000	12/01/18		272,842		272,842		0.0%
2.126	CREFI/JPMCB	94-240 Pupuole Street	43,529	Square Feet	100.0%	06/07/19	5,033,000	12/01/18		272,788		272,788		0.0%
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A	35,000	Square Feet	100.0%	06/07/19	5,024,000	12/01/18		272,300		272,300		0.0%
2.128	CREFI/JPMCB	719 Ahua Street	35,000	Square Feet	100.0%	06/07/19	5,015,000	12/01/18		271,813		271,813		0.0%
2.129	CREFI/JPMCB	2812 Awaawaloa Street	35,000	Square Feet	100.0%	06/07/19	5,014,000	12/01/18		271,758		271,758		0.0%
2.130	CREFI/JPMCB	2927 Mokumoa Street	34,546	Square Feet	100.0%	06/07/19	5,013,000	12/01/18		271,704		271,704		0.0%
2.131	CREFI/JPMCB	197 Sand Island Access Road	31,178	Square Feet	100.0%	06/07/19	5,008,000	12/01/18		271,433		271,433		0.0%
2.132	CREFI/JPMCB	2844 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	4,989,000	12/01/18		270,403		270,403		0.0%
2.133	CREFI/JPMCB	2879 Mokumoa Street	34,755	Square Feet	100.0%	06/07/19	4,973,000	12/01/18		269,536		269,536		0.0%
2.134	CREFI/JPMCB	2135 Auiki Street	33,328	Square Feet	100.0%	06/07/19	4,962,000	12/01/18		268,940		268,940		0.0%
2.135	CREFI/JPMCB	855 Ahua Street	35,200	Square Feet	100.0%	06/07/19	4,952,000	12/01/18		268,398		268,398		0.0%
2.136	CREFI/JPMCB	2122 Kaliawa Street	33,468	Square Feet	100.0%	06/07/19	4,951,000	12/01/18		268,344		268,344		0.0%
2.137	CREFI/JPMCB	2831 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	4,946,000	12/01/18		268,073		268,073		0.0%
2.138	CREFI/JPMCB	729 Ahua Street	35,000	Square Feet	100.0%	06/07/19	4,942,000	12/01/18		267,856		267,856		0.0%
2.139	CREFI/JPMCB	739 Ahua Street	35,000	Square Feet	100.0%	06/07/19	4,942,000	12/01/18		267,856		267,856		0.0%
2.140	CREFI/JPMCB	2833 Paa Street #2	30,000	Square Feet	100.0%	06/07/19	4,833,000	12/01/18		261,948		261,948		0.0%
2.141	CREFI/JPMCB	2833 Paa Street	30,000	Square Feet	100.0%	06/07/19	4,833,000	12/01/18		261,948		261,948		0.0%
2.142	CREFI/JPMCB	2815 Kaihikapu Street	35,000	Square Feet	100.0%	06/07/19	4,728,000	12/01/18		256,257		256,257		0.0%
2.143	CREFI/JPMCB	1062 Kikowaena Place	30,959	Square Feet	100.0%	06/07/19	4,722,000	12/01/18		255,932		255,932		0.0%
2.144	CREFI/JPMCB	673 Ahua Street	35,000	Square Feet	100.0%	06/07/19	4,689,000	12/01/18		254,143		254,143		0.0%
2.145	CREFI/JPMCB	2106 Kaliawa Street	30,709	Square Feet	100.0%	06/07/19	4,673,000	12/01/18		253,276		253,276		0.0%
2.146	CREFI/JPMCB	812 Mapunapuna Street	35,000	Square Feet	100.0%	06/07/19	4,667,000	12/01/18		252,951		252,951		0.0%
2.147	CREFI/JPMCB	2804 Kilihau Street	34,494	Square Feet	100.0%	06/07/19	4,623,000	12/01/18		250,566		250,566		0.0%
2.148	CREFI/JPMCB	525 North King Street	20,934	Square Feet	100.0%	06/07/19	4,621,000	12/01/18		250,458		250,458		0.0%
2.149	CREFI/JPMCB	204 Sand Island Access Road	33,078	Square Feet	100.0%	06/07/19	4,611,000	12/01/18		249,916		249,916		0.0%
2.150	CREFI/JPMCB	660 Ahua Street	34,657	Square Feet	100.0%	06/07/19	4,610,000	12/01/18		249,862		249,862		0.0%
2.151	CREFI/JPMCB	218 Mohonua Place	34,096	Square Feet	100.0%	06/07/19	4,597,000	12/01/18		249,157		249,157		0.0%
2.152	CREFI/JPMCB	125 Puuhale Road	31,006	Square Feet	100.0%	06/07/19	4,543,000	12/01/18		246,230		246,230		0.0%
2.153	CREFI/JPMCB	645 Ahua Street	35,000	Square Feet	100.0%	06/07/19	4,465,000	12/01/18		242,003		242,003		0.0%
2.154	CREFI/JPMCB	675 Mapunapuna Street	30,063	Square Feet	100.0%	06/07/19	4,460,000	12/01/18		241,732		241,732		0.0%
2.155	CREFI/JPMCB	659 Ahua Street	35,000	Square Feet	100.0%	06/07/19	4,451,000	12/01/18		241,244		241,244		0.0%
2.156	CREFI/JPMCB	1055 Ahua Street	26,531	Square Feet	100.0%	06/07/19	4,338,000	12/01/18		235,119		235,119		0.0%
2.157	CREFI/JPMCB	944 Ahua Street	26,596	Square Feet	100.0%	06/07/19	4,297,000	12/01/18		232,897		232,897		0.0%
2.158	CREFI/JPMCB	2019 Kahai Street	26,954	Square Feet	100.0%	06/07/19	4,088,000	12/01/18		221,569		221,569		0.0%
2.159	CREFI/JPMCB	2001 Kahai Street	26,741	Square Feet	100.0%	06/07/19	3,930,000	12/01/18		213,006		213,006		0.0%
2.160	CREFI/JPMCB	106 Puuhale Road	14,223	Square Feet	100.0%	12/13/18	3,900,000	12/05/18		211,380		211,380		0.0%
2.161	CREFI/JPMCB	2875 Paa Street	23,154	Square Feet	100.0%	06/07/19	3,832,000	12/01/18		207,694		207,694		0.0%
2.162	CREFI/JPMCB	1024 Mapunapuna Street	25,895	Square Feet	100.0%	06/07/19	3,783,000	12/01/18		205,038		205,038		0.0%
2.163	CREFI/JPMCB	2760 Kamehameha Highway	28,615	Square Feet	100.0%	06/07/19	3,707,000	12/01/18		200,919		200,919		0.0%
2.164	CREFI/JPMCB	2635 Waiwai Loop A	22,500	Square Feet	100.0%	06/07/19	3,629,000	12/01/18		196,691		196,691		0.0%
2.165	CREFI/JPMCB	2635 Waiwai Loop B	22,459	Square Feet	100.0%	06/07/19	3,623,000	12/01/18		196,366		196,366		0.0%
2.166	CREFI/JPMCB	2836 Awaawaloa Street	26,440	Square Feet	100.0%	06/07/19	3,580,000	12/01/18		194,036		194,036		0.0%
2.167	CREFI/JPMCB	609 Ahua Street	24,440	Square Feet	100.0%	12/13/18	3,507,000	12/01/18		190,079		190,079		0.0%
2.168	CREFI/JPMCB	905 Ahua Street	21,195	Square Feet	100.0%	06/07/19	3,444,000	12/01/18		186,664		186,664		0.0%
2.169	CREFI/JPMCB	2110 Auiki Street	20,436	Square Feet	100.0%	06/07/19	3,404,000	12/01/18		184,496		184,496		0.0%
2.170	CREFI/JPMCB	140 Puuhale Road	21,541	Square Feet	100.0%	06/07/19	3,292,000	12/01/18		178,426		178,426		0.0%
2.171	CREFI/JPMCB	2139 Kaliawa Street	21,657	Square Feet	100.0%	06/07/19	3,258,000	12/01/18		176,583		176,583		0.0%
2.172	CREFI/JPMCB	231 Sand Island Access Road	18,921	Square Feet	100.0%	06/07/19	3,174,000	12/01/18		172,030		172,030		0.0%
2.173	CREFI/JPMCB	2140 Kaliawa Street	19,269	Square Feet	100.0%	06/07/19	2,921,000	12/01/18		158,318		158,318		0.0%
2.174	CREFI/JPMCB	33 South Vineyard Boulevard	11,570	Square Feet	100.0%	06/07/19	2,865,000	12/01/18		155,283		155,283		0.0%
2.175	CREFI/JPMCB	970 Ahua Street	15,037	Square Feet	100.0%	06/07/19	2,675,000	12/01/18		144,985		144,985		0.0%
2.176	CREFI/JPMCB	960 Ahua Street	14,476	Square Feet	100.0%	06/07/19	2,502,000	12/01/18		135,608		135,608		0.0%
2.177	CREFI/JPMCB	1045 Mapunapuna Street	14,902	Square Feet	100.0%	06/07/19	2,312,000	12/01/18		125,310		125,310		0.0%
2.178	CREFI/JPMCB	165 Sand Island Access Road	15,677	Square Feet	100.0%	06/07/19	2,226,000	12/01/18		120,649		120,649		0.0%
2.179	CREFI/JPMCB	2839 Kilihau Street	11,680	Square Feet	100.0%	06/07/19	2,146,000	12/01/18		116,313		116,313		0.0%
2.180	CREFI/JPMCB	2829 Kilihau Street	11,680	Square Feet	100.0%	06/07/19	2,141,000	12/01/18		116,042		116,042		0.0%
2.181	CREFI/JPMCB	2833 Kilihau Street	11,680	Square Feet	100.0%	06/07/19	2,134,000	12/01/18		115,663		115,663		0.0%
2.182	CREFI/JPMCB	2821 Kilihau Street	11,680	Square Feet	100.0%	06/07/19	2,055,000	12/01/18		111,381		111,381		0.0%
2.183	CREFI/JPMCB	2808 Kam Highway	12,620	Square Feet	100.0%	06/07/19	2,027,000	12/01/18		109,863		109,863		0.0%
2.184	CREFI/JPMCB	2815 Kilihau Street	11,680	Square Feet	100.0%	06/07/19	1,887,000	12/01/18		102,275		102,275		0.0%
2.185	CREFI/JPMCB	2850 Awaawaloa Street	8,503	Square Feet	100.0%	06/07/19	1,463,000	12/01/18		79,294		79,294		0.0%
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B	8,101	Square Feet	100.0%	06/07/19	909,000	12/01/18		49,268		49,268		0.0%
3	GACC	59 Maiden Lane	1,017,913	Square Feet	98.1%	12/24/18	480,000,000	04/01/19	41.7%	75,000,000	196	75,000,000	196	6.8%	No	No	3.99000	0.01435	3.97565	Actual/360	252,838.54
4	GACC	101 California	1,251,483	Square Feet	92.1%	12/31/18	1,466,000,000	11/13/18	35.9%	50,000,000	421	50,000,000	421	4.5%	No	No	3.85000	0.01310	3.83690	Actual/360	162,644.68
5	JPMCB	SWVP Portfolio	1,192	Rooms	80.3%	01/31/19	335,600,000	10/16/18	59.6%	50,000,000	167,785	50,000,000	167,785	4.5%	No	No	4.95800	0.01310	4.94490	Actual/360	209,452.55
5.01	JPMCB	InterContinental	484	Rooms	78.7%	01/31/19	170,000,000	10/12/18		26,575,000		26,575,000		2.4%
5.02	JPMCB	DoubleTree Sunrise	252	Rooms	87.2%	01/31/19	61,000,000	10/15/18		9,250,000		9,250,000		0.8%
5.03	JPMCB	DoubleTree Charlotte	207	Rooms	80.5%	01/31/19	50,000,000	10/11/18		7,500,000		7,500,000		0.7%
5.04	JPMCB	DoubleTree RTP	249	Rooms	76.1%	01/31/19	40,200,000	10/16/18		6,675,000		6,675,000		0.6%
6	CREFI	Arbor Hotel Portfolio	815	Rooms	79.2%	02/28/19	164,700,000	04/01/20	60.7%	50,000,000	122,699	50,000,000	122,699	4.5%	No	No	5.06500	0.03185	5.03315	Actual/360	213,972.80
6.01	CREFI	Residence Inn Salt Lake City	189	Rooms	74.4%	02/28/19	41,200,000	04/01/20		11,200,000		11,200,000		1.0%
6.02	CREFI	Hampton Inn Santa Barbara	101	Rooms	82.8%	02/28/19	33,200,000	04/01/20		10,600,000		10,600,000		1.0%
6.03	CREFI	Hampton Inn Bloomington	146	Rooms	86.3%	02/28/19	26,300,000	04/01/20		8,350,000		8,350,000		0.8%
6.04	CREFI	Hampton Inn Norwood	139	Rooms	76.8%	02/28/19	23,900,000	04/01/20		7,950,000		7,950,000		0.7%

A-1-7

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt
Loan #	Seller(1)	Property Name	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)	Date	LTV %(5)(22)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)
6.05	CREFI	Springhill Suites Bloomington	113	Rooms	87.0%	02/28/19	21,300,000	04/01/20		6,650,000		6,650,000		0.6%
6.06	CREFI	Hyatt Place Arlington	127	Rooms	71.1%	02/28/19	18,800,000	04/01/20		5,250,000		5,250,000		0.5%
7	CREFI	Green Hills Corporate Center	584,386	Square Feet	100.0%	04/30/19	97,000,000	03/15/19	63.4%	50,000,000	105	50,000,000	105	4.5%	No	No	4.35000	0.01615	4.33385	Actual/360	183,767.36
8	JPMCB	Weston I & II	290,183	Square Feet	83.9%	04/01/19	76,275,000	11/05/18	63.4%	48,350,000	167	48,350,000	167	4.4%	No	No	5.74230	0.02615	5.71615	Actual/360	234,580.27
9	GACC	Moffett Towers II - Building V	350,633	Square Feet	100.0%	06/06/19	400,000,000	09/01/19	42.5%	42,500,000	485	42,500,000	485	3.9%	No	No	4.02588	0.01435	4.01153	Actual/360	144,563.66
10	GACC	Newport Corporate Center	998,284	Square Feet	99.3%	03/25/19	476,000,000	03/14/19	34.5%	40,200,000	164	40,200,000	164	3.7%	No	No	3.54323	0.01310	3.53013	Actual/360	120,346.85
11	CREFI	Western Digital R&D Campus	290,175	Square Feet	100.0%	06/06/19	117,090,000	04/04/19	64.8%	38,000,000	262	38,000,000	262	3.5%	No	No	4.41000	0.01615	4.39385	Actual/360	141,589.58
12	CREFI	Lakeside Apartments	568	Units	97.4%	12/27/18	101,500,000	12/31/18	69.0%	35,000,000	123,239	35,000,000	123,239	3.2%	No	No	4.93500	0.04185	4.89315	Actual/360	145,936.63
13	GACC	Central Tower Office	164,848	Square Feet	98.5%	02/20/19	186,300,000	02/26/19	52.6%	34,300,000	594	34,300,000	594	3.1%	No	No	4.06000	0.01435	4.04565	Actual/360	117,660.12
14	CREFI	Birch Landing Apartments	518	Units	95.9%	03/31/19	57,400,000	03/08/19	57.5%	33,000,000	63,707	33,000,000	63,707	3.0%	No	No	4.60000	0.02615	4.57385	Actual/360	128,256.94
15	JPMCB	Greenleaf at Howell	227,045	Square Feet	100.0%	02/07/19	66,900,000	02/08/19	69.5%	26,500,000	205	26,500,000	205	2.4%	No	No	5.10000	0.01615	5.08385	Actual/360	143,881.69
16	GACC	Arctic Glacier Portfolio	539,369	Square Feet	100.0%	06/06/19	38,000,000	02/01/19	64.8%	24,635,000	46	24,635,000	46	2.2%	No	No	4.66000	0.01615	4.64385	Actual/360	96,994.61
16.01	GACC	Arctic Glacier - Menomonee	41,248	Square Feet	100.0%	06/06/19	4,500,000	02/18/19		3,067,022		3,067,022		0.3%
16.02	GACC	Arctic Glacier - West St. Paul	33,000	Square Feet	100.0%	06/06/19	4,025,000	02/15/19		2,743,281		2,743,281		0.2%
16.03	GACC	Arctic Glacier - Mississauga	21,500	Square Feet	100.0%	06/06/19	3,375,000	02/14/19		2,300,266		2,300,266		0.2%
16.04	GACC	Arctic Glacier - Fairport	110,000	Square Feet	100.0%	06/06/19	3,225,000	02/15/19		2,198,032		2,198,032		0.2%
16.05	GACC	Arctic Glacier - West Point	56,380	Square Feet	100.0%	06/06/19	2,400,000	02/12/19		1,635,745		1,635,745		0.1%
16.06	GACC	Arctic Glacier - Twin Oaks	23,763	Square Feet	100.0%	06/06/19	2,300,000	02/08/19		1,567,589		1,567,589		0.1%
16.07	GACC	Arctic Glacier - Newburgh	25,000	Square Feet	100.0%	06/06/19	2,000,000	02/21/19		1,363,121		1,363,121		0.1%
16.08	GACC	Arctic Glacier - Winnipeg	31,000	Square Feet	100.0%	06/06/19	1,725,000	02/08/19		1,175,692		1,175,692		0.1%
16.09	GACC	Arctic Glacier - Port Huron	32,000	Square Feet	100.0%	06/06/19	1,650,000	02/14/19		1,124,575		1,124,575		0.1%
16.10	GACC	Arctic Glacier - Ypsilanti	17,000	Square Feet	100.0%	06/06/19	1,650,000	02/14/19		1,124,575		1,124,575		0.1%
16.11	GACC	Arctic Glacier - Chatham	26,900	Square Feet	100.0%	06/06/19	1,425,000	02/15/19		971,224		971,224		0.1%
16.12	GACC	Arctic Glacier - Omaha	12,000	Square Feet	100.0%	06/06/19	1,275,000	02/14/19		868,989		868,989		0.1%
16.13	GACC	Arctic Glacier - Rapid City	14,900	Square Feet	100.0%	06/06/19	1,150,000	02/15/19		783,794		783,794		0.1%
16.14	GACC	Arctic Glacier - Grayling	22,000	Square Feet	100.0%	06/06/19	1,100,000	02/13/19		749,716		749,716		0.1%
16.15	GACC	Arctic Glacier - Belding	25,000	Square Feet	100.0%	06/06/19	1,100,000	02/13/19		749,716		749,716		0.1%
16.16	GACC	Arctic Glacier - Marshall	7,000	Square Feet	100.0%	06/06/19	875,000	02/20/19		596,365		596,365		0.1%
16.17	GACC	Arctic Glacier - Dubuque	10,100	Square Feet	100.0%	06/06/19	725,000	02/12/19		494,131		494,131		0.0%
16.18	GACC	Arctic Glacier - Lake Ozark	6,953	Square Feet	100.0%	06/06/19	700,000	02/25/19		477,092		477,092		0.0%
16.19	GACC	Arctic Glacier - Pierre	14,000	Square Feet	100.0%	06/06/19	325,000	02/14/19		221,507		221,507		0.0%
16.20	GACC	Arctic Glacier - Shelby	4,000	Square Feet	100.0%	06/06/19	320,000	02/14/19		218,099		218,099		0.0%
16.21	GACC	Arctic Glacier - Storm Lake	5,625	Square Feet	100.0%	06/06/19	300,000	02/12/19		204,468		204,468		0.0%
17	JPMCB	Hilton Melbourne	238	Rooms	78.5%	02/28/19	37,800,000	04/12/19	64.8%	24,500,000	102,941	24,500,000	102,941	2.2%	No	No	4.81870	0.01615	4.80255	Actual/360	99,748.21
18	JPMCB	Park Central Plaza I & II	148,217	Square Feet	94.6%	03/18/19	33,300,000	03/21/19	72.1%	24,000,000	162	24,000,000	162	2.2%	No	No	4.95000	0.01615	4.93385	Actual/360	128,104.80
19	GACC	Infinity Park Apartments	483	Units	100.0%	02/10/19	29,200,000	09/17/18	70.9%	20,700,000	42,857	20,700,000	42,857	1.9%	No	No	4.75000	0.04490	4.70510	Actual/360	113,494.09
20	CREFI	57 East 11th Street	61,375	Square Feet	100.0%	06/06/19	92,000,000	02/01/20	59.8%	20,000,000	896	20,000,000	896	1.8%	No	No	4.83000	0.01435	4.81565	Actual/360	81,618.06
21	GACC	Heartland Dental Medical Office Portfolio	962,501	Square Feet	96.7%	Various	325,235,000	Various	55.1%	20,000,000	188	19,856,705	186	1.8%	No	No	5.70000	0.01435	5.68565	Actual/360	116,080.09
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	84,190	Square Feet	100.0%	10/26/18	16,700,000	08/29/18		954,432		947,594		0.1%
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	9,727	Square Feet	100.0%	09/13/18	5,050,000	08/30/18		330,216		327,850		0.0%
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	14,860	Square Feet	86.5%	09/13/18	4,500,000	08/31/18		277,658		275,668		0.0%
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	18,826	Square Feet	91.2%	09/13/18	3,700,000	08/28/18		270,922		268,981		0.0%
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	10,300	Square Feet	77.7%	09/13/18	4,530,000	08/27/18		256,533		254,695		0.0%
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive	6,699	Square Feet	100.0%	10/26/18	2,810,000	09/04/18		217,950		216,389		0.0%
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220	8,168	Square Feet	100.0%	09/13/18	3,700,000	08/28/18		214,051		212,517		0.0%
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	6,000	Square Feet	100.0%	10/26/18	3,110,000	08/27/18		202,984		201,530		0.0%
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	6,000	Square Feet	100.0%	09/13/18	2,900,000	08/29/18		200,494		199,058		0.0%
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	8,200	Square Feet	100.0%	09/13/18	2,750,000	08/28/18		185,989		184,656		0.0%
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	42,962	Square Feet	100.0%	10/26/18	3,120,000	08/29/18		183,159		181,847		0.0%
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	5,500	Square Feet	100.0%	10/26/18	2,950,000	08/28/18		178,451		177,172		0.0%
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	6,810	Square Feet	100.0%	09/13/18	2,750,000	08/31/18		172,893		171,654		0.0%
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	10,000	Square Feet	100.0%	10/26/18	2,660,000	09/04/18		170,011		168,793		0.0%
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	6,520	Square Feet	100.0%	09/13/18	2,530,000	08/30/18		169,951		168,734		0.0%
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	4,150	Square Feet	100.0%	10/26/18	2,770,000	08/29/18		168,516		167,309		0.0%
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	10,014	Square Feet	100.0%	09/13/18	2,640,000	07/31/18		167,577		166,376		0.0%
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	6,738	Square Feet	100.0%	09/13/18	2,600,000	08/28/18		166,058		164,868		0.0%
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	4,878	Square Feet	100.0%	10/26/18	2,620,000	08/30/18		165,946		164,757		0.0%
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	4,100	Square Feet	100.0%	10/26/18	2,840,000	09/05/18		164,892		163,711		0.0%
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	4,414	Square Feet	100.0%	09/13/18	2,600,000	08/30/18		163,426		162,255		0.0%
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road	5,500	Square Feet	100.0%	10/26/18	2,470,000	08/28/18		158,650		157,514		0.0%
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	11,850	Square Feet	100.0%	09/13/18	2,600,000	08/31/18		156,798		155,674		0.0%
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	6,880	Square Feet	81.1%	09/13/18	2,170,000	08/28/18		154,606		153,498		0.0%
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	6,160	Square Feet	100.0%	09/13/18	2,630,000	08/28/18		154,460		153,353		0.0%
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street	6,464	Square Feet	100.0%	09/13/18	2,570,000	08/28/18		153,439		152,340		0.0%
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	5,625	Square Feet	57.0%	09/13/18	2,000,000	08/30/18		150,577		149,498		0.0%
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	3,883	Square Feet	100.0%	10/26/18	2,100,000	09/04/18		149,904		148,830		0.0%
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	4,955	Square Feet	100.0%	09/13/18	2,450,000	08/29/18		148,769		147,703		0.0%
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707	4,386	Square Feet	100.0%	10/26/18	2,700,000	08/30/18		148,080		147,019		0.0%
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	5,453	Square Feet	100.0%	09/13/18	2,600,000	09/05/18		146,659		145,608		0.0%
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	9,943	Square Feet	100.0%	09/13/18	2,500,000	08/28/18		146,602		145,551		0.0%
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	5,275	Square Feet	100.0%	09/13/18	2,500,000	08/30/18		146,495		145,446		0.0%
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	4,108	Square Feet	100.0%	10/26/18	2,210,000	08/28/18		146,388		145,339		0.0%
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	3,803	Square Feet	100.0%	10/26/18	2,130,000	08/28/18		144,783		143,746		0.0%
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	4,194	Square Feet	100.0%	10/26/18	2,400,000	08/30/18		144,233		143,199		0.0%
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	4,079	Square Feet	100.0%	10/26/18	2,500,000	08/28/18		143,173		142,148		0.0%
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road	5,114	Square Feet	100.0%	09/13/18	2,420,000	09/04/18		142,012		140,995		0.0%
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road	8,200	Square Feet	100.0%	09/13/18	2,500,000	08/28/18		141,991		140,974		0.0%
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	4,000	Square Feet	100.0%	10/26/18	2,300,000	08/28/18		141,969		140,952		0.0%
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	5,028	Square Feet	100.0%	10/26/18	2,390,000	08/27/18		141,175		140,163		0.0%
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway	5,517	Square Feet	100.0%	09/13/18	2,510,000	08/27/18		140,505		139,499		0.0%
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	7,107	Square Feet	100.0%	09/13/18	2,120,000	08/30/18		140,002		138,999		0.0%
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road	4,000	Square Feet	100.0%	10/26/18	2,170,000	08/27/18		139,432		138,433		0.0%
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	5,871	Square Feet	100.0%	09/13/18	2,400,000	08/28/18		139,296		138,298		0.0%
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47	3,569	Square Feet	100.0%	10/26/18	2,370,000	08/29/18		137,578		136,592		0.0%
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	5,661	Square Feet	100.0%	10/26/18	2,000,000	09/04/18		136,766		135,786		0.0%
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	8,164	Square Feet	68.6%	09/13/18	2,010,000	09/06/18		136,689		135,710		0.0%
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	8,400	Square Feet	75.0%	09/13/18	2,270,000	08/28/18		135,678		134,705		0.0%
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	5,129	Square Feet	100.0%	09/13/18	2,700,000	07/31/18		133,801		132,842		0.0%
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	4,000	Square Feet	100.0%	10/26/18	2,170,000	09/04/18		133,571		132,614		0.0%
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	5,300	Square Feet	100.0%	10/26/18	2,150,000	08/24/18		133,547		132,590		0.0%
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	5,050	Square Feet	100.0%	09/13/18	2,100,000	08/30/18		133,440		132,484		0.0%
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	7,690	Square Feet	100.0%	09/13/18	2,080,000	08/28/18		133,280		132,325		0.0%
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	6,790	Square Feet	58.8%	09/13/18	1,700,000	09/01/18		131,856		130,911		0.0%
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	4,371	Square Feet	100.0%	10/26/18	2,150,000	08/28/18		130,715		129,778		0.0%
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	4,000	Square Feet	100.0%	10/26/18	2,340,000	08/28/18		130,421		129,487		0.0%
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	4,929	Square Feet	100.0%	09/13/18	2,200,000	08/28/18		129,707		128,778		0.0%
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	4,000	Square Feet	100.0%	10/26/18	2,130,000	09/04/18		129,603		128,675		0.0%
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	6,225	Square Feet	100.0%	09/13/18	1,980,000	08/31/18		128,586		127,665		0.0%
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119	4,000	Square Feet	100.0%	10/26/18	2,120,000	08/28/18		128,291		127,372		0.0%
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road	7,305	Square Feet	100.0%	10/26/18	1,790,000	08/29/18		128,288		127,369		0.0%

A-1-8

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt
Loan #	Seller(1)	Property Name	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)	Date	LTV %(5)(22)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	10,000	Square Feet	100.0%	09/13/18	2,500,000	08/31/18		128,216		127,297		0.0%
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	5,756	Square Feet	100.0%	09/13/18	1,920,000	08/21/18		126,510		125,603		0.0%
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	5,642	Square Feet	70.9%	09/13/18	1,870,000	08/28/18		126,269		125,365		0.0%
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4,063	Square Feet	100.0%	10/26/18	2,450,000	08/30/18		125,736		124,835		0.0%
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	4,000	Square Feet	100.0%	10/26/18	2,020,000	08/29/18		125,420		124,522		0.0%
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44	6,644	Square Feet	100.0%	09/13/18	2,370,000	08/27/18		125,303		124,405		0.0%
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	4,769	Square Feet	100.0%	09/13/18	2,050,000	08/28/18		124,941		124,046		0.0%
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	4,000	Square Feet	100.0%	10/26/18	2,420,000	08/29/18		124,642		123,749		0.0%
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	4,798	Square Feet	100.0%	09/13/18	2,140,000	09/10/18		124,296		123,405		0.0%
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	3,215	Square Feet	100.0%	10/26/18	2,000,000	09/05/18		123,781		122,894		0.0%
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	5,989	Square Feet	53.6%	09/13/18	2,120,000	08/28/18		123,109		122,227		0.0%
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	3,569	Square Feet	100.0%	10/26/18	2,280,000	08/27/18		122,935		122,054		0.0%
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	4,227	Square Feet	100.0%	10/26/18	2,100,000	07/31/18		122,710		121,831		0.0%
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	4,195	Square Feet	100.0%	10/26/18	2,250,000	09/04/18		121,711		120,839		0.0%
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	4,000	Square Feet	100.0%	10/26/18	2,300,000	08/28/18		120,876		120,010		0.0%
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	4,135	Square Feet	100.0%	09/13/18	2,070,000	09/07/18		119,347		118,492		0.0%
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	4,108	Square Feet	100.0%	10/26/18	2,030,000	08/29/18		119,106		118,252		0.0%
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	5,493	Square Feet	100.0%	09/13/18	1,790,000	08/30/18		118,189		117,343		0.0%
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street	5,000	Square Feet	100.0%	09/13/18	1,920,000	08/28/18		117,881		117,037		0.0%
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	3,830	Square Feet	100.0%	10/26/18	1,970,000	08/30/18		117,783		116,939		0.0%
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	4,100	Square Feet	100.0%	10/26/18	1,940,000	08/28/18		117,752		116,908		0.0%
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	6,590	Square Feet	100.0%	09/13/18	2,400,000	08/28/18		117,612		116,770		0.0%
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	3,300	Square Feet	100.0%	10/26/18	1,800,000	08/28/18		117,561		116,719		0.0%
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	4,100	Square Feet	100.0%	10/26/18	1,750,000	08/30/18		116,921		116,083		0.0%
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road	6,030	Square Feet	100.0%	09/13/18	1,950,000	08/27/18		116,339		115,506		0.0%
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	6,240	Square Feet	65.1%	09/13/18	1,630,000	09/04/18		114,937		114,114		0.0%
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	5,000	Square Feet	100.0%	09/13/18	2,030,000	08/29/18		114,828		114,005		0.0%
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	4,465	Square Feet	100.0%	10/26/18	2,030,000	08/28/18		113,972		113,156		0.0%
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	4,079	Square Feet	100.0%	10/26/18	2,800,000	08/31/18		113,785		112,970		0.0%
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	4,275	Square Feet	100.0%	10/26/18	1,800,000	08/28/18		113,756		112,941		0.0%
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	7,472	Square Feet	100.0%	10/26/18	1,840,000	08/27/18		111,209		110,412		0.0%
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road	4,829	Square Feet	100.0%	10/26/18	1,675,000	08/27/18		110,550		109,758		0.0%
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road	5,090	Square Feet	100.0%	10/26/18	1,780,000	08/28/18		109,576		108,791		0.0%
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	3,849	Square Feet	100.0%	10/26/18	1,410,000	08/30/18		109,363		108,579		0.0%
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	5,857	Square Feet	100.0%	10/26/18	1,550,000	08/28/18		107,764		106,992		0.0%
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	3,840	Square Feet	100.0%	10/26/18	1,490,000	09/04/18		105,755		104,997		0.0%
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	4,213	Square Feet	100.0%	10/26/18	1,320,000	08/30/18		102,382		101,649		0.0%
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	2,815	Square Feet	100.0%	10/26/18	1,700,000	08/27/18		100,236		99,518		0.0%
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	4,596	Square Feet	100.0%	09/13/18	1,400,000	09/05/18		99,714		99,000		0.0%
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	3,769	Square Feet	100.0%	10/26/18	1,700,000	09/05/18		99,525		98,812		0.0%
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	3,948	Square Feet	100.0%	10/26/18	1,450,000	08/31/18		99,353		98,641		0.0%
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	3,820	Square Feet	100.0%	10/26/18	1,420,000	08/30/18		99,273		98,562		0.0%
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	3,770	Square Feet	100.0%	10/26/18	1,620,000	08/29/18		99,237		98,526		0.0%
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	5,880	Square Feet	100.0%	10/26/18	1,530,000	08/28/18		98,562		97,856		0.0%
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way	4,700	Square Feet	100.0%	10/26/18	1,500,000	08/27/18		97,127		96,431		0.0%
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	3,920	Square Feet	100.0%	09/13/18	1,490,000	08/27/18		96,397		95,706		0.0%
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	5,257	Square Feet	100.0%	09/13/18	1,345,000	08/31/18		95,413		94,729		0.0%
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	4,900	Square Feet	100.0%	10/26/18	1,480,000	09/04/18		95,378		94,695		0.0%
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	3,269	Square Feet	100.0%	10/26/18	1,480,000	09/10/18		93,746		93,075		0.0%
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	4,952	Square Feet	100.0%	10/26/18	1,500,000	08/28/18		92,658		91,994		0.0%
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	4,207	Square Feet	100.0%	09/13/18	1,400,000	08/30/18		90,226		89,580		0.0%
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	4,690	Square Feet	69.3%	09/13/18	1,260,000	08/29/18		89,988		89,343		0.0%
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	5,000	Square Feet	100.0%	10/26/18	1,420,000	08/28/18		88,133		87,502		0.0%
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	5,231	Square Feet	65.7%	09/13/18	1,490,000	08/28/18		86,753		86,132		0.0%
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	6,600	Square Feet	100.0%	09/13/18	1,230,000	08/28/18		84,955		84,346		0.0%
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	3,675	Square Feet	100.0%	10/26/18	1,120,000	08/30/18		84,115		83,513		0.0%
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street	3,419	Square Feet	100.0%	10/26/18	1,260,000	08/31/18		83,296		82,700		0.0%
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	3,500	Square Feet	100.0%	10/26/18	1,270,000	08/27/18		82,156		81,568		0.0%
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	4,535	Square Feet	100.0%	10/26/18	1,040,000	08/28/18		80,665		80,087		0.0%
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place	3,800	Square Feet	100.0%	10/26/18	1,380,000	08/28/18		80,466		79,890		0.0%
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	4,000	Square Feet	100.0%	09/13/18	1,200,000	09/01/18		79,121		78,554		0.0%
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street	3,286	Square Feet	100.0%	10/26/18	1,370,000	08/28/18		77,789		77,232		0.0%
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	4,375	Square Feet	100.0%	10/26/18	1,310,000	08/30/18		77,784		77,227		0.0%
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	3,920	Square Feet	100.0%	09/13/18	1,230,000	08/28/18		76,994		76,442		0.0%
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street	4,875	Square Feet	100.0%	09/13/18	990,000	08/28/18		76,787		76,237		0.0%
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	4,600	Square Feet	100.0%	09/13/18	1,090,000	08/28/18		76,740		76,190		0.0%
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	3,697	Square Feet	100.0%	10/26/18	1,350,000	08/23/18		76,553		76,004		0.0%
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	3,818	Square Feet	100.0%	10/26/18	1,200,000	08/28/18		75,868		75,325		0.0%
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009	3,404	Square Feet	100.0%	10/26/18	1,290,000	09/04/18		75,848		75,305		0.0%
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	4,297	Square Feet	100.0%	10/26/18	1,150,000	08/27/18		75,001		74,463		0.0%
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	4,250	Square Feet	100.0%	10/26/18	1,100,000	08/23/18		74,828		74,292		0.0%
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South	4,700	Square Feet	100.0%	10/26/18	1,190,000	08/28/18		74,389		73,856		0.0%
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	3,600	Square Feet	100.0%	10/26/18	1,220,000	08/27/18		71,864		71,349		0.0%
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	2,500	Square Feet	100.0%	10/26/18	1,040,000	08/27/18		69,316		68,820		0.0%
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	3,290	Square Feet	100.0%	10/26/18	1,050,000	08/28/18		69,119		68,624		0.0%
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court	2,556	Square Feet	100.0%	10/26/18	1,180,000	08/28/18		69,117		68,622		0.0%
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17	4,080	Square Feet	100.0%	09/13/18	1,170,000	08/30/18		68,781		68,288		0.0%
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	3,994	Square Feet	100.0%	10/26/18	1,010,000	08/29/18		66,950		66,470		0.0%
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	2,700	Square Feet	100.0%	10/26/18	920,000	08/30/18		66,732		66,254		0.0%
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	3,984	Square Feet	67.4%	09/13/18	1,130,000	09/06/18		66,168		65,694		0.0%
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	3,403	Square Feet	100.0%	10/26/18	1,050,000	09/01/18		64,664		64,200		0.0%
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	6,025	Square Feet	100.0%	09/13/18	930,000	09/04/18		61,479		61,039		0.0%
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	3,847	Square Feet	100.0%	10/26/18	800,000	09/05/18		61,084		60,646		0.0%
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road	3,655	Square Feet	100.0%	10/26/18	1,090,000	09/01/18		60,981		60,544		0.0%
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	4,792	Square Feet	100.0%	10/26/18	910,000	08/31/18		58,823		58,402		0.0%
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	4,803	Square Feet	70.7%	09/13/18	1,590,000	09/05/18		56,571		56,165		0.0%
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	2,600	Square Feet	100.0%	10/26/18	940,000	09/06/18		55,763		55,363		0.0%
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	4,788	Square Feet	100.0%	10/26/18	1,030,000	08/28/18		55,223		54,828		0.0%
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	3,600	Square Feet	100.0%	10/26/18	950,000	09/04/18		54,850		54,457		0.0%
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	2,395	Square Feet	100.0%	10/26/18	690,000	08/29/18		53,518		53,135		0.0%
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	3,198	Square Feet	100.0%	10/26/18	810,000	08/29/18		52,288		51,913		0.0%
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street	6,390	Square Feet	100.0%	10/26/18	750,000	09/04/18		52,281		51,907		0.0%
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	2,918	Square Feet	100.0%	10/26/18	820,000	08/27/18		49,105		48,753		0.0%
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	3,100	Square Feet	100.0%	10/26/18	775,000	08/27/18		48,956		48,605		0.0%
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	2,500	Square Feet	100.0%	10/26/18	650,000	08/23/18		43,699		43,386		0.0%
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	3,365	Square Feet	100.0%	10/26/18	710,000	09/04/18		43,450		43,139		0.0%
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road	3,386	Square Feet	100.0%	10/26/18	690,000	08/29/18		43,366		43,055		0.0%
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	4,500	Square Feet	100.0%	10/26/18	700,000	08/28/18		42,831		42,524		0.0%
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	2,400	Square Feet	100.0%	10/26/18	730,000	08/28/18		42,778		42,471		0.0%
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	4,570	Square Feet	76.6%	09/13/18	675,000	08/31/18		40,960		40,666		0.0%

A-1-9

ANNEX A-1

											Original		Current						Net
				Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt
Loan #	Seller(1)	Property Name	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)	Date	LTV %(5)(22)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	1,936	Square Feet	100.0%	10/26/18	680,000	08/28/18		40,396		40,106		0.0%
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	3,312	Square Feet	100.0%	10/26/18	1,800,000	08/31/18		38,064		37,792		0.0%
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court	3,270	Square Feet	65.1%	09/13/18	490,000	09/06/18		38,006		37,733		0.0%
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street	2,726	Square Feet	100.0%	10/26/18	575,000	08/27/18		37,917		37,645		0.0%
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	2,900	Square Feet	100.0%	10/26/18	620,000	08/24/18		37,753		37,482		0.0%
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	1,892	Square Feet	100.0%	10/26/18	550,000	08/28/18		30,664		30,444		0.0%
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	2,255	Square Feet	100.0%	10/26/18	360,000	08/28/18		24,660		24,484		0.0%
22	GACC	Stonebrook Apartments Phase II	98	Units	100.0%	03/01/19	27,940,000	01/28/19	66.9%	18,700,000	190,816	18,700,000	190,816	1.7%	No	No	5.02000	0.01615	5.00385	Actual/360	100,614.34
23	GACC	Hawk View Industrial Park	133,300	Square Feet	100.0%	04/16/19	28,850,000	03/07/19	60.0%	17,300,000	130	17,300,000	130	1.6%	No	No	4.92000	0.01615	4.90385	Actual/360	92,026.14
24	CREFI	Magnolia Hotel St. Louis	182	Rooms	67.9%	02/28/19	26,000,000	02/21/19	63.4%	16,500,000	90,659	16,481,503	90,558	1.5%	No	No	4.77000	0.01615	4.75385	Actual/360	86,270.83
25	CREFI	Augusta Self Storage Portfolio	206,367	Square Feet	88.6%	02/28/19	22,200,000	02/25/19	69.1%	15,350,000	74	15,350,000	74	1.4%	No	No	4.60000	0.01615	4.58385	Actual/360	78,690.91
25.01	CREFI	Hollywood Storage - Evans	124,139	Square Feet	91.8%	02/28/19	13,354,295	02/25/19		9,233,713		9,233,713		0.8%
25.02	CREFI	Hollywood Storage - Augusta	55,088	Square Feet	82.1%	02/28/19	5,926,110	02/25/19		4,097,558		4,097,558		0.4%
25.03	CREFI	Hollywood Storage - Martinez	27,140	Square Feet	87.4%	02/28/19	2,919,595	02/25/19		2,018,729		2,018,729		0.2%
26	GACC	Clinton West	70	Units	94.3%	04/08/19	20,350,000	02/12/19	75.0%	15,262,500	218,036	15,262,500	218,036	1.4%	No	No	4.99000	0.04490	4.94510	Actual/360	81,839.15
27	CREFI	Residence Inn - Lynchburg	116	Rooms	70.8%	03/31/19	21,000,000	03/18/19	65.6%	14,000,000	120,690	13,984,269	120,554	1.3%	No	No	4.76000	0.01615	4.74385	Actual/360	73,115.04
28	GACC	IRG Moraine Industrial	679,202	Square Feet	99.9%	04/16/19	18,190,000	02/04/19	74.9%	13,642,500	20	13,627,171	20	1.2%	No	No	4.76000	0.04490	4.71510	Actual/360	71,247.99
29	GACC	One Parkway North	257,803	Square Feet	92.0%	03/31/19	16,900,000	03/05/19	74.9%	12,675,000	49	12,653,384	49	1.2%	No	No	4.42500	0.01615	4.40885	Actual/360	69,913.28
30	GACC	Pine Terrace Apartments	403	Units	93.5%	01/31/19	18,000,000	02/07/19	66.5%	12,000,000	29,777	11,973,940	29,712	1.1%	No	No	5.21000	0.01615	5.19385	Actual/360	65,967.46
31	GACC	Orchard Park Apartments	108	Units	95.4%	04/30/19	18,700,000	03/19/19	58.8%	11,000,000	101,852	11,000,000	101,852	1.0%	No	No	5.09000	0.01615	5.07385	Actual/360	47,306.37
32	GACC	Rockridge Plaza	86,535	Square Feet	94.5%	03/01/19	14,800,000	03/01/19	70.9%	10,500,000	121	10,500,000	121	1.0%	No	No	4.90000	0.01615	4.88385	Actual/360	55,726.31
33	CREFI	Giant Hershey PA	55,000	Square Feet	100.0%	06/06/19	18,900,000	04/01/19	55.0%	10,400,000	189	10,400,000	189	0.9%	No	No	4.25000	0.01615	4.23385	Actual/360	37,344.91
34	CREFI	2211 West Camelback Road	59,400	Square Feet	100.0%	01/31/19	13,900,000	02/13/19	64.7%	9,000,000	152	9,000,000	152	0.8%	No	No	4.75000	0.01615	4.73385	Actual/360	46,948.26
35	GACC	Pell City Portfolio	166	Rooms	69.6%	02/28/19	15,000,000	02/01/19	57.3%	8,600,000	51,807	8,600,000	51,807	0.8%	No	No	4.57000	0.01615	4.55385	Actual/360	33,206.55
35.01	GACC	Holiday Inn-Pell City	91	Rooms	62.8%	02/28/19	7,800,000	02/01/19		4,472,000		4,472,000		0.4%
35.02	GACC	Hampton Inn-Pell City	75	Rooms	77.8%	02/28/19	7,200,000	02/01/19		4,128,000		4,128,000		0.4%
36	GACC	364 Bush	11,182	Square Feet	100.0%	03/01/19	13,400,000	11/01/18	58.5%	7,845,000	702	7,845,000	702	0.7%	No	No	5.24000	0.01615	5.22385	Actual/360	34,732.28
37	GACC	1731 15th Street	50	Units	98.0%	04/17/19	12,000,000	02/25/19	60.8%	7,300,000	146,000	7,300,000	146,000	0.7%	No	No	5.10000	0.01615	5.08385	Actual/360	31,455.90
38	GACC	Sunridge Apartments	565	Units	89.0%	04/03/19	8,200,000	02/22/19	64.6%	5,300,000	9,381	5,294,552	9,371	0.5%	No	No	5.14000	0.04490	5.09510	Actual/360	28,906.74
39	GACC	Alamo Drafthouse Cinema - Lubbock	33,167	Square Feet	100.0%	06/06/19	9,500,000	01/24/19	52.6%	5,000,000	151	5,000,000	151	0.5%	No	No	4.55000	0.01615	4.53385	Actual/360	19,221.64
40	CREFI	Piney Green Food Lion	63,650	Square Feet	91.2%	03/27/19	6,800,000	02/05/19	62.4%	4,250,000	67	4,239,852	67	0.4%	No	No	4.70000	0.01615	4.68385	Actual/360	27,348.58

A-1-10

ANNEX A-1

			Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD
Loan #	Seller(1)	Property Name	Service ($)(11)	Note Date(12)	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(13)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)
1	GACC	3 Columbus Circle	3,968,361.12	03/12/19	04/11/19			117	0	120	3	11	0	0	03/11/29	No	03/11/29	100,000,000
2	CREFI/JPMCB	ILPT Hawaii Portfolio	3,408,491.64	01/29/19	03/07/19			116	0	120	4	7	0	0	02/07/29	No	02/07/29	78,000,000
2.001	CREFI/JPMCB	2810 Pukoloa Street																3,758,709
2.002	CREFI/JPMCB	1360 Pali Highway																2,275,474
2.003	CREFI/JPMCB	1001 Ahua Street																2,027,347
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A																1,981,657
2.005	CREFI/JPMCB	2850 Paa Street																1,888,270
2.006	CREFI/JPMCB	949 Mapunapuna Street																1,877,701
2.007	CREFI/JPMCB	2828 Paa Street																1,463,343
2.008	CREFI/JPMCB	80 Sand Island Access Road																1,255,161
2.009	CREFI/JPMCB	1030 Mapunapuna Street																1,045,191
2.010	CREFI/JPMCB	150 Puuhale Road																1,013,809
2.011	CREFI/JPMCB	2344 Pahounui Drive																1,013,701
2.012	CREFI/JPMCB	120 Sand Island Access Road																975,598
2.013	CREFI/JPMCB	1122 Mapunapuna Street																951,046
2.014	CREFI/JPMCB	2915 Kaihikapu Street																864,597
2.015	CREFI/JPMCB	819 Ahua Street																839,882
2.016	CREFI/JPMCB	2144 Auiki Street																812,999
2.017	CREFI/JPMCB	1027 Kikowaena Place																791,156
2.018	CREFI/JPMCB	1931 Kahai Street																745,520
2.019	CREFI/JPMCB	148 Mokauea Street																641,727
2.020	CREFI/JPMCB	2886 Paa Street																608,990
2.021	CREFI/JPMCB	2838 Kilihau Street																592,459
2.022	CREFI/JPMCB	803 Ahua Street																588,665
2.023	CREFI/JPMCB	220 Puuhale Road																575,440
2.024	CREFI/JPMCB	930 Mapunapuna Street																565,793
2.025	CREFI/JPMCB	2103 Kaliawa Street																564,221
2.026	CREFI/JPMCB	2969 Mapunapuna Place																561,945
2.027	CREFI/JPMCB	158 Sand Island Access Road																557,446
2.028	CREFI/JPMCB	1926 Auiki Street																555,549
2.029	CREFI/JPMCB	113 Puuhale Road																539,885
2.030	CREFI/JPMCB	2250 Pahounui Drive																532,026
2.031	CREFI/JPMCB	733 Mapunapuna Street																527,961
2.032	CREFI/JPMCB	761 Ahua Street																526,064
2.033	CREFI/JPMCB	918 Ahua Street																513,490
2.034	CREFI/JPMCB	180 Sand Island Access Road																506,932
2.035	CREFI/JPMCB	2829 Awaawaloa Street																505,685
2.036	CREFI/JPMCB	120 Mokauea Street																501,349
2.037	CREFI/JPMCB	2861 Mokumoa Street																496,959
2.038	CREFI/JPMCB	2826 Kaihikapu Street																493,382
2.039	CREFI/JPMCB	179 Sand Island Access Road																490,238
2.040	CREFI/JPMCB	855 Mapunapuna Street																480,482
2.041	CREFI/JPMCB	2308 Pahounui Drive																461,729
2.042	CREFI/JPMCB	619 Mapunapuna Street																449,155
2.043	CREFI/JPMCB	2846-A Awaawaloa Street																447,962
2.044	CREFI/JPMCB	238 Sand Island Access Road																445,523
2.045	CREFI/JPMCB	704 Mapunapuna Street																443,680
2.046	CREFI/JPMCB	120B Mokauea Street																433,599
2.047	CREFI/JPMCB	1150 Kikowaena Street																427,529
2.048	CREFI/JPMCB	2127 Auiki Street																423,789
2.049	CREFI/JPMCB	2810 Paa Street																418,911
2.050	CREFI/JPMCB	2841 Pukoloa Street																401,892
2.051	CREFI/JPMCB	1000 Mapunapuna Street																400,754
2.052	CREFI/JPMCB	2829 Pukoloa Street																399,182
2.053	CREFI/JPMCB	889 Ahua Street																398,911
2.054	CREFI/JPMCB	2819 Pukoloa Street																397,339
2.055	CREFI/JPMCB	1038 Kikowaena Place																369,643
2.056	CREFI/JPMCB	2965 Mokumoa Street																369,264
2.057	CREFI/JPMCB	850 Ahua Street																358,749
2.058	CREFI/JPMCB	1330 Pali Highway																355,118
2.059	CREFI/JPMCB	2865 Pukoloa Street																354,413
2.060	CREFI/JPMCB	2855 Pukoloa Street																354,413
2.061	CREFI/JPMCB	789 Mapunapuna Street																351,866
2.062	CREFI/JPMCB	2960 Mokumoa Street																349,481
2.063	CREFI/JPMCB	231B Sand Island Access Road																346,229
2.064	CREFI/JPMCB	2020 Auiki Street																343,411
2.065	CREFI/JPMCB	2857 Awaawaloa Street																341,297
2.066	CREFI/JPMCB	1050 Kikowaena Place																336,907
2.067	CREFI/JPMCB	2850 Mokumoa Street																336,636
2.068	CREFI/JPMCB	2840 Mokumoa Street																336,310
2.069	CREFI/JPMCB	2830 Mokumoa Street																335,768
2.070	CREFI/JPMCB	960 Mapunapuna Street																335,064
2.071	CREFI/JPMCB	125B Puuhale Road																332,625
2.072	CREFI/JPMCB	2809 Kaihikapu Street																329,427
2.073	CREFI/JPMCB	212 Mohonua Place																328,126
2.074	CREFI/JPMCB	692 Mapunapuna Street																321,622
2.075	CREFI/JPMCB	1024 Kikowaena Place																317,937
2.076	CREFI/JPMCB	669 Ahua Street																314,251
2.077	CREFI/JPMCB	215 Puuhale Road																313,546
2.078	CREFI/JPMCB	142 Mokauea Street																308,939
2.079	CREFI/JPMCB	2847 Awaawaloa Street																306,121
2.080	CREFI/JPMCB	2816 Awaawaloa Street																304,549
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B																304,332
2.082	CREFI/JPMCB	2864 Mokumoa Street																304,061
2.083	CREFI/JPMCB	770 Mapunapuna Street																303,736
2.084	CREFI/JPMCB	151 Puuhale Road																301,785
2.085	CREFI/JPMCB	207 Puuhale Road																301,731
2.086	CREFI/JPMCB	2970 Mokumoa Street																301,189
2.087	CREFI/JPMCB	2868 Kaihikapu Street																299,346
2.088	CREFI/JPMCB	2908 Kaihikapu Street																297,341
2.089	CREFI/JPMCB	2814 Kilihau Street																296,907
2.090	CREFI/JPMCB	759 Puuloa Road																295,281
2.091	CREFI/JPMCB	659 Puuloa Road																295,227
2.092	CREFI/JPMCB	667 Puuloa Road																295,227
2.093	CREFI/JPMCB	679 Puuloa Road																295,227
2.094	CREFI/JPMCB	689 Puuloa Road																295,227
2.095	CREFI/JPMCB	950 Mapunapuna Street																294,793
2.096	CREFI/JPMCB	822 Mapunapuna Street																293,384
2.097	CREFI/JPMCB	842 Mapunapuna Street																293,384
2.098	CREFI/JPMCB	214 Sand Island Access Road																292,679

A-1-11

ANNEX A-1

			Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD
Loan #	Seller(1)	Property Name	Service ($)(11)	Note Date(12)	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(13)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)
2.099	CREFI/JPMCB	709 Ahua Street																292,625
2.100	CREFI/JPMCB	766 Mapunapuna Street																290,186
2.101	CREFI/JPMCB	830 Mapunapuna Street																290,132
2.102	CREFI/JPMCB	2855 Kaihikapu Street																289,102
2.103	CREFI/JPMCB	865 Ahua Street																288,289
2.104	CREFI/JPMCB	852 Mapunapuna Street																288,181
2.105	CREFI/JPMCB	2906 Kaihikapu Street																286,934
2.106	CREFI/JPMCB	2879 Paa Street																285,525
2.107	CREFI/JPMCB	702 Ahua Street																284,820
2.108	CREFI/JPMCB	2864 Awaawaloa Street																283,140
2.109	CREFI/JPMCB	2819 Mokumoa Street - A																280,322
2.110	CREFI/JPMCB	2869 Mokumoa Street																279,834
2.111	CREFI/JPMCB	2819 Mokumoa Street - B																279,455
2.112	CREFI/JPMCB	228 Mohonua Place																279,075
2.113	CREFI/JPMCB	2264 Pahounui Drive																278,316
2.114	CREFI/JPMCB	808 Ahua Street																277,937
2.115	CREFI/JPMCB	2827 Kaihikapu Street																277,883
2.116	CREFI/JPMCB	697 Ahua Street																277,666
2.117	CREFI/JPMCB	2849 Kaihikapu Street																277,232
2.118	CREFI/JPMCB	2831 Awaawaloa Street																276,365
2.119	CREFI/JPMCB	2858 Kaihikapu Street																276,148
2.120	CREFI/JPMCB	2276 Pahounui Drive																276,148
2.121	CREFI/JPMCB	2806 Kaihikapu Street																275,877
2.122	CREFI/JPMCB	1052 Ahua Street																275,227
2.123	CREFI/JPMCB	2889 Mokumoa Street																274,414
2.124	CREFI/JPMCB	685 Ahua Street																273,872
2.125	CREFI/JPMCB	2839 Mokumoa Street																272,842
2.126	CREFI/JPMCB	94-240 Pupuole Street																272,788
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A																272,300
2.128	CREFI/JPMCB	719 Ahua Street																271,813
2.129	CREFI/JPMCB	2812 Awaawaloa Street																271,758
2.130	CREFI/JPMCB	2927 Mokumoa Street																271,704
2.131	CREFI/JPMCB	197 Sand Island Access Road																271,433
2.132	CREFI/JPMCB	2844 Kaihikapu Street																270,403
2.133	CREFI/JPMCB	2879 Mokumoa Street																269,536
2.134	CREFI/JPMCB	2135 Auiki Street																268,940
2.135	CREFI/JPMCB	855 Ahua Street																268,398
2.136	CREFI/JPMCB	2122 Kaliawa Street																268,344
2.137	CREFI/JPMCB	2831 Kaihikapu Street																268,073
2.138	CREFI/JPMCB	729 Ahua Street																267,856
2.139	CREFI/JPMCB	739 Ahua Street																267,856
2.140	CREFI/JPMCB	2833 Paa Street #2																261,948
2.141	CREFI/JPMCB	2833 Paa Street																261,948
2.142	CREFI/JPMCB	2815 Kaihikapu Street																256,257
2.143	CREFI/JPMCB	1062 Kikowaena Place																255,932
2.144	CREFI/JPMCB	673 Ahua Street																254,143
2.145	CREFI/JPMCB	2106 Kaliawa Street																253,276
2.146	CREFI/JPMCB	812 Mapunapuna Street																252,951
2.147	CREFI/JPMCB	2804 Kilihau Street																250,566
2.148	CREFI/JPMCB	525 North King Street																250,458
2.149	CREFI/JPMCB	204 Sand Island Access Road																249,916
2.150	CREFI/JPMCB	660 Ahua Street																249,862
2.151	CREFI/JPMCB	218 Mohonua Place																249,157
2.152	CREFI/JPMCB	125 Puuhale Road																246,230
2.153	CREFI/JPMCB	645 Ahua Street																242,003
2.154	CREFI/JPMCB	675 Mapunapuna Street																241,732
2.155	CREFI/JPMCB	659 Ahua Street																241,244
2.156	CREFI/JPMCB	1055 Ahua Street																235,119
2.157	CREFI/JPMCB	944 Ahua Street																232,897
2.158	CREFI/JPMCB	2019 Kahai Street																221,569
2.159	CREFI/JPMCB	2001 Kahai Street																213,006
2.160	CREFI/JPMCB	106 Puuhale Road																211,380
2.161	CREFI/JPMCB	2875 Paa Street																207,694
2.162	CREFI/JPMCB	1024 Mapunapuna Street																205,038
2.163	CREFI/JPMCB	2760 Kamehameha Highway																200,919
2.164	CREFI/JPMCB	2635 Waiwai Loop A																196,691
2.165	CREFI/JPMCB	2635 Waiwai Loop B																196,366
2.166	CREFI/JPMCB	2836 Awaawaloa Street																194,036
2.167	CREFI/JPMCB	609 Ahua Street																190,079
2.168	CREFI/JPMCB	905 Ahua Street																186,664
2.169	CREFI/JPMCB	2110 Auiki Street																184,496
2.170	CREFI/JPMCB	140 Puuhale Road																178,426
2.171	CREFI/JPMCB	2139 Kaliawa Street																176,583
2.172	CREFI/JPMCB	231 Sand Island Access Road																172,030
2.173	CREFI/JPMCB	2140 Kaliawa Street																158,318
2.174	CREFI/JPMCB	33 South Vineyard Boulevard																155,283
2.175	CREFI/JPMCB	970 Ahua Street																144,985
2.176	CREFI/JPMCB	960 Ahua Street																135,608
2.177	CREFI/JPMCB	1045 Mapunapuna Street																125,310
2.178	CREFI/JPMCB	165 Sand Island Access Road																120,649
2.179	CREFI/JPMCB	2839 Kilihau Street																116,313
2.180	CREFI/JPMCB	2829 Kilihau Street																116,042
2.181	CREFI/JPMCB	2833 Kilihau Street																115,663
2.182	CREFI/JPMCB	2821 Kilihau Street																111,381
2.183	CREFI/JPMCB	2808 Kam Highway																109,863
2.184	CREFI/JPMCB	2815 Kilihau Street																102,275
2.185	CREFI/JPMCB	2850 Awaawaloa Street																79,294
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B																49,268
3	GACC	59 Maiden Lane	3,034,062.48	04/11/19	06/06/19			119	0	120	1	6	10 (One time only)	0	05/06/29	No	05/06/29	75,000,000
4	GACC	101 California	1,951,736.16	02/25/19	04/06/19			117	0	120	3	6	0	0	03/06/29	No	03/06/29	50,000,000
5	JPMCB	SWVP Portfolio	2,513,430.60	04/18/19	06/01/19			119	0	120	1	1	0	0	05/01/29	No	05/01/29	50,000,000
5.01	JPMCB	InterContinental																26,575,000
5.02	JPMCB	DoubleTree Sunrise																9,250,000
5.03	JPMCB	DoubleTree Charlotte																7,500,000
5.04	JPMCB	DoubleTree RTP																6,675,000
6	CREFI	Arbor Hotel Portfolio	2,567,673.60	04/17/19	06/06/19			59	0	60	1	6	0	0	05/06/24	No	05/06/24	50,000,000
6.01	CREFI	Residence Inn Salt Lake City																11,200,000
6.02	CREFI	Hampton Inn Santa Barbara																10,600,000
6.03	CREFI	Hampton Inn Bloomington																8,350,000
6.04	CREFI	Hampton Inn Norwood																7,950,000

A-1-12

ANNEX A-1

			Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD
Loan #	Seller(1)	Property Name	Service ($)(11)	Note Date(12)	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(13)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)
6.05	CREFI	Springhill Suites Bloomington																6,650,000
6.06	CREFI	Hyatt Place Arlington																5,250,000
7	CREFI	Green Hills Corporate Center	2,205,208.32	04/30/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	50,000,000
8	JPMCB	Weston I & II	2,814,963.24	12/21/18	02/01/19			115	0	120	5	1	0	0	01/01/29	No	01/01/29	48,350,000
9	GACC	Moffett Towers II - Building V	1,734,763.92	03/08/19	05/06/19			118	0	120	2	6	0	0	04/06/29	Yes	06/06/34	42,500,000
10	GACC	Newport Corporate Center	1,444,162.20	04/10/19	06/06/19			119	0	120	1	6	5 (One time only)	0	05/06/29	Yes	10/06/30	40,200,000
11	CREFI	Western Digital R&D Campus	1,699,074.96	04/29/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	38,000,000
12	CREFI	Lakeside Apartments	1,751,239.56	03/01/19	04/06/19			117	0	120	3	6	0	0	03/06/29	No	03/06/29	35,000,000
13	GACC	Central Tower Office	1,411,921.44	04/26/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	34,300,000
14	CREFI	Birch Landing Apartments	1,539,083.28	05/02/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	33,000,000
15	JPMCB	Greenleaf at Howell	1,726,580.28	04/18/19	06/01/19	05/01/21	06/01/21	119	360	24	1	1	5 (Once per year)	0	05/01/29	No	05/01/29	22,989,110
16	GACC	Arctic Glacier Portfolio	1,163,935.32	03/15/19	05/06/19			118	0	120	2	6	0	0	04/06/29	No	04/06/29	24,635,000
16.01	GACC	Arctic Glacier - Menomonee																3,067,022
16.02	GACC	Arctic Glacier - West St. Paul																2,743,281
16.03	GACC	Arctic Glacier - Mississauga																2,300,266
16.04	GACC	Arctic Glacier - Fairport																2,198,032
16.05	GACC	Arctic Glacier - West Point																1,635,745
16.06	GACC	Arctic Glacier - Twin Oaks																1,567,589
16.07	GACC	Arctic Glacier - Newburgh																1,363,121
16.08	GACC	Arctic Glacier - Winnipeg																1,175,692
16.09	GACC	Arctic Glacier - Port Huron																1,124,575
16.10	GACC	Arctic Glacier - Ypsilanti																1,124,575
16.11	GACC	Arctic Glacier - Chatham																971,224
16.12	GACC	Arctic Glacier - Omaha																868,989
16.13	GACC	Arctic Glacier - Rapid City																783,794
16.14	GACC	Arctic Glacier - Grayling																749,716
16.15	GACC	Arctic Glacier - Belding																749,716
16.16	GACC	Arctic Glacier - Marshall																596,365
16.17	GACC	Arctic Glacier - Dubuque																494,131
16.18	GACC	Arctic Glacier - Lake Ozark																477,092
16.19	GACC	Arctic Glacier - Pierre																221,507
16.20	GACC	Arctic Glacier - Shelby																218,099
16.21	GACC	Arctic Glacier - Storm Lake																204,468
17	JPMCB	Hilton Melbourne	1,196,978.52	05/06/19	07/01/19			60	0	60	0	1	0	5	06/01/24	No	06/01/24	24,500,000
18	JPMCB	Park Central Plaza I & II	1,537,257.60	04/11/19	06/01/19	05/01/20	06/01/20	83	360	12	1	1	0	0	05/01/26	No	05/01/26	21,680,629
19	GACC	Infinity Park Apartments	1,361,929.08	02/22/19	04/06/19	03/06/21	04/06/21	117	324	24	3	6	5 (Once per 365 day period)	0	03/06/29	No	03/06/29	17,153,617
20	CREFI	57 East 11th Street	979,416.72	04/18/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	20,000,000
21	GACC	Heartland Dental Medical Office Portfolio	1,392,961.08	10/26/18	12/06/18			113	353	0	7	6	0	0	11/06/28	No	11/06/28	16,810,084
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive																802,204
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road																277,548
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road																233,372
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza																227,711
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street																215,617
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive																183,188
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220																179,911
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377																170,609
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway																168,516
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard																156,324
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive																153,946
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue																149,989
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway																145,317
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street																142,895
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street																142,845
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway																141,639
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard																140,849
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road																139,572
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place																139,478
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue																138,592
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road																137,360
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road																133,346
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road																131,789
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive																129,947
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard																129,824
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street																128,966
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway																126,561
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway																125,995
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway																125,041
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707																124,462
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road																123,268
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive																123,219
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard																123,130
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way																123,040
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive																121,691
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard																121,228
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane																120,338
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road																119,362
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road																119,344
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South																119,326
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane																118,658
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway																118,095
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road																117,672
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road																117,193
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive																117,079
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47																115,635
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road																114,952
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road																114,888
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane																114,038
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50																112,460
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square																112,267
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street																112,247
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road																112,157
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road																112,022
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center																110,825
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue																109,866
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue																109,619
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard																109,020
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard																108,932
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue																108,077
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119																107,829
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road																107,827

A-1-13

ANNEX A-1

			Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD
Loan #	Seller(1)	Property Name	Service ($)(11)	Note Date(12)	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(13)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road																107,766
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road																106,332
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North																106,130
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road																105,682
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road																105,416
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44																105,318
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard																105,013
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway																104,762
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza																104,471
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard																104,038
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West																103,474
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street																103,328
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441																103,138
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive																102,298
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South																101,597
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12																100,312
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard																100,109
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive																99,339
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street																99,080
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road																98,997
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway																98,971
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place																98,854
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle																98,811
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North																98,272
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road																97,783
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive																96,605
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard																96,513
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road																95,794
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway																95,637
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70																95,613
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street																93,472
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road																92,917
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road																92,099
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard																91,920
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road																90,576
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway																88,888
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive																86,053
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard																84,249
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East																83,810
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road																83,651
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road																83,507
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive																83,439
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place																83,409
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road																82,842
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way																81,636
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard																81,022
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard																80,195
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road																80,166
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court																78,794
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South																77,880
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue																75,835
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue																75,635
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue																74,076
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane																72,917
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue																71,405
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail																70,699
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street																70,011
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway																69,053
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue																67,799
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place																67,632
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road																66,502
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street																65,382
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road																65,378
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street																64,714
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street																64,540
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street																64,500
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road																64,343
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64																63,767
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009																63,751
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road																63,038
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road																62,893
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South																62,524
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6																60,402
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway																58,261
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard																58,095
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court																58,093
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17																57,811
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive																56,271
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East																56,089
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street																55,615
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue																54,350
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive																51,674
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive																51,341
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road																51,254
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive																49,441
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast																47,548
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue																46,869
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North																46,415
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street																46,102
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway																44,982
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road																43,948
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street																43,943
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court																41,273
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane																41,148
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza																36,729
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive																36,520
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road																36,449
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue																36,000
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle																35,955
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street																34,427

A-1-14

ANNEX A-1

			Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD
Loan #	Seller(1)	Property Name	Service ($)(11)	Note Date(12)	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(13)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road																33,953
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9																31,993
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court																31,944
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street																31,869
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202																31,731
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5																25,773
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4																20,727
22	GACC	Stonebrook Apartments Phase II	1,207,372.08	03/18/19	05/06/19	04/06/24	05/06/24	118	360	60	2	6	0	0	04/06/29	No	04/06/29	17,251,205
23	GACC	Hawk View Industrial Park	1,104,313.68	05/08/19	07/06/19			120	360	0	0	6	5 (Twice per year)	0	06/06/29	No	06/06/29	14,188,318
24	CREFI	Magnolia Hotel St. Louis	1,035,249.96	04/18/19	06/06/19			119	359	0	1	6	0	0	05/06/29	No	05/06/29	13,465,878
25	CREFI	Augusta Self Storage Portfolio	944,290.92	04/17/19	06/06/19	05/06/22	06/06/22	119	360	36	1	6	0	0	05/06/29	No	05/06/29	13,468,923
25.01	CREFI	Hollywood Storage - Evans																8,102,161
25.02	CREFI	Hollywood Storage - Augusta																3,595,420
25.03	CREFI	Hollywood Storage - Martinez																1,771,342
26	GACC	Clinton West	982,069.80	04/11/19	06/06/19	05/06/21	06/06/21	119	360	24	1	6	0	0	05/06/29	No	05/06/29	13,203,731
27	CREFI	Residence Inn - Lynchburg	877,380.48	04/18/19	06/06/19			119	359	0	1	6	0	0	05/06/29	No	05/06/29	11,421,761
28	GACC	IRG Moraine Industrial	854,975.88	05/02/19	06/06/19			119	359	0	1	6	0	0	05/06/29	No	05/06/29	11,130,099
29	GACC	One Parkway North	838,959.36	04/26/19	06/06/19			59	299	0	1	6	0	0	05/06/24	No	05/06/24	11,166,803
30	GACC	Pine Terrace Apartments	791,609.52	03/15/19	05/06/19			118	358	0	2	6	0	0	04/06/29	No	04/06/29	9,934,981
31	GACC	Orchard Park Apartments	567,676.44	05/03/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	11,000,000
32	GACC	Rockridge Plaza	668,715.72	04/23/19	06/06/19	05/06/22	06/06/22	119	360	36	1	6	0	0	05/06/29	No	05/06/29	9,275,651
33	CREFI	Giant Hershey PA	448,138.92	05/02/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	10,400,000
34	CREFI	2211 West Camelback Road	563,379.12	04/18/19	06/06/19	05/06/21	06/06/21	119	360	24	1	6	0	0	05/06/29	No	05/06/29	7,738,066
35	GACC	Pell City Portfolio	398,478.60	03/28/19	05/06/19			118	0	120	2	6	0	0	04/06/29	No	04/06/29	8,600,000
35.01	GACC	Holiday Inn-Pell City																4,472,000
35.02	GACC	Hampton Inn-Pell City																4,128,000
36	GACC	364 Bush	416,787.36	03/04/19	04/06/19			117	0	120	3	6	0	0	03/06/29	No	03/06/29	7,845,000
37	GACC	1731 15th Street	377,470.80	04/29/19	06/06/19			119	0	120	1	6	0	0	05/06/29	No	05/06/29	7,300,000
38	GACC	Sunridge Apartments	346,880.88	04/29/19	06/06/19			119	359	0	1	6	0	0	05/06/29	No	05/06/29	4,378,376
39	GACC	Alamo Drafthouse Cinema - Lubbock	230,659.68	02/22/19	04/06/19			117	0	120	3	6	0	0	03/06/29	No	03/06/29	5,000,000
40	CREFI	Piney Green Food Lion	328,182.96	05/01/19	06/06/19			119	239	0	1	6	0	0	05/06/29	No	05/06/29	2,646,521

A-1-15

ANNEX A-1

HISTORICAL FINANCIALS(16)
UW
			Maturity	Prepayment	2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	LTV %(5)	Provision (Payments)(15)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	As of	Occupancy %
1	GACC	3 Columbus Circle	45.4%	L(27),Def(88),O(5)	50,161,202	14,968,652	35,192,550	50,952,874	16,254,125	34,698,749	57,324,235	17,233,200	40,091,035					97.9%
2	CREFI/JPMCB	ILPT Hawaii Portfolio	45.2%	L(28),DeforGrtr1%orYM(85),O(7)	71,594,513	16,049,950	55,544,563	73,911,499	17,034,145	56,877,354				76,428,806	18,588,609	57,840,197	10/31/18	100.0%
2.001	CREFI/JPMCB	2810 Pukoloa Street
2.002	CREFI/JPMCB	1360 Pali Highway
2.003	CREFI/JPMCB	1001 Ahua Street
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A
2.005	CREFI/JPMCB	2850 Paa Street
2.006	CREFI/JPMCB	949 Mapunapuna Street
2.007	CREFI/JPMCB	2828 Paa Street
2.008	CREFI/JPMCB	80 Sand Island Access Road
2.009	CREFI/JPMCB	1030 Mapunapuna Street
2.010	CREFI/JPMCB	150 Puuhale Road
2.011	CREFI/JPMCB	2344 Pahounui Drive
2.012	CREFI/JPMCB	120 Sand Island Access Road
2.013	CREFI/JPMCB	1122 Mapunapuna Street
2.014	CREFI/JPMCB	2915 Kaihikapu Street
2.015	CREFI/JPMCB	819 Ahua Street
2.016	CREFI/JPMCB	2144 Auiki Street
2.017	CREFI/JPMCB	1027 Kikowaena Place
2.018	CREFI/JPMCB	1931 Kahai Street
2.019	CREFI/JPMCB	148 Mokauea Street
2.020	CREFI/JPMCB	2886 Paa Street
2.021	CREFI/JPMCB	2838 Kilihau Street
2.022	CREFI/JPMCB	803 Ahua Street
2.023	CREFI/JPMCB	220 Puuhale Road
2.024	CREFI/JPMCB	930 Mapunapuna Street
2.025	CREFI/JPMCB	2103 Kaliawa Street
2.026	CREFI/JPMCB	2969 Mapunapuna Place
2.027	CREFI/JPMCB	158 Sand Island Access Road
2.028	CREFI/JPMCB	1926 Auiki Street
2.029	CREFI/JPMCB	113 Puuhale Road
2.030	CREFI/JPMCB	2250 Pahounui Drive
2.031	CREFI/JPMCB	733 Mapunapuna Street
2.032	CREFI/JPMCB	761 Ahua Street
2.033	CREFI/JPMCB	918 Ahua Street
2.034	CREFI/JPMCB	180 Sand Island Access Road
2.035	CREFI/JPMCB	2829 Awaawaloa Street
2.036	CREFI/JPMCB	120 Mokauea Street
2.037	CREFI/JPMCB	2861 Mokumoa Street
2.038	CREFI/JPMCB	2826 Kaihikapu Street
2.039	CREFI/JPMCB	179 Sand Island Access Road
2.040	CREFI/JPMCB	855 Mapunapuna Street
2.041	CREFI/JPMCB	2308 Pahounui Drive
2.042	CREFI/JPMCB	619 Mapunapuna Street
2.043	CREFI/JPMCB	2846-A Awaawaloa Street
2.044	CREFI/JPMCB	238 Sand Island Access Road
2.045	CREFI/JPMCB	704 Mapunapuna Street
2.046	CREFI/JPMCB	120B Mokauea Street
2.047	CREFI/JPMCB	1150 Kikowaena Street
2.048	CREFI/JPMCB	2127 Auiki Street
2.049	CREFI/JPMCB	2810 Paa Street
2.050	CREFI/JPMCB	2841 Pukoloa Street
2.051	CREFI/JPMCB	1000 Mapunapuna Street
2.052	CREFI/JPMCB	2829 Pukoloa Street
2.053	CREFI/JPMCB	889 Ahua Street
2.054	CREFI/JPMCB	2819 Pukoloa Street
2.055	CREFI/JPMCB	1038 Kikowaena Place
2.056	CREFI/JPMCB	2965 Mokumoa Street
2.057	CREFI/JPMCB	850 Ahua Street
2.058	CREFI/JPMCB	1330 Pali Highway
2.059	CREFI/JPMCB	2865 Pukoloa Street
2.060	CREFI/JPMCB	2855 Pukoloa Street
2.061	CREFI/JPMCB	789 Mapunapuna Street
2.062	CREFI/JPMCB	2960 Mokumoa Street
2.063	CREFI/JPMCB	231B Sand Island Access Road
2.064	CREFI/JPMCB	2020 Auiki Street
2.065	CREFI/JPMCB	2857 Awaawaloa Street
2.066	CREFI/JPMCB	1050 Kikowaena Place
2.067	CREFI/JPMCB	2850 Mokumoa Street
2.068	CREFI/JPMCB	2840 Mokumoa Street
2.069	CREFI/JPMCB	2830 Mokumoa Street
2.070	CREFI/JPMCB	960 Mapunapuna Street
2.071	CREFI/JPMCB	125B Puuhale Road
2.072	CREFI/JPMCB	2809 Kaihikapu Street
2.073	CREFI/JPMCB	212 Mohonua Place
2.074	CREFI/JPMCB	692 Mapunapuna Street
2.075	CREFI/JPMCB	1024 Kikowaena Place
2.076	CREFI/JPMCB	669 Ahua Street
2.077	CREFI/JPMCB	215 Puuhale Road
2.078	CREFI/JPMCB	142 Mokauea Street
2.079	CREFI/JPMCB	2847 Awaawaloa Street
2.080	CREFI/JPMCB	2816 Awaawaloa Street
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B
2.082	CREFI/JPMCB	2864 Mokumoa Street
2.083	CREFI/JPMCB	770 Mapunapuna Street
2.084	CREFI/JPMCB	151 Puuhale Road
2.085	CREFI/JPMCB	207 Puuhale Road
2.086	CREFI/JPMCB	2970 Mokumoa Street
2.087	CREFI/JPMCB	2868 Kaihikapu Street
2.088	CREFI/JPMCB	2908 Kaihikapu Street
2.089	CREFI/JPMCB	2814 Kilihau Street
2.090	CREFI/JPMCB	759 Puuloa Road
2.091	CREFI/JPMCB	659 Puuloa Road
2.092	CREFI/JPMCB	667 Puuloa Road
2.093	CREFI/JPMCB	679 Puuloa Road
2.094	CREFI/JPMCB	689 Puuloa Road
2.095	CREFI/JPMCB	950 Mapunapuna Street
2.096	CREFI/JPMCB	822 Mapunapuna Street
2.097	CREFI/JPMCB	842 Mapunapuna Street
2.098	CREFI/JPMCB	214 Sand Island Access Road

A-1-16

ANNEX A-1

HISTORICAL FINANCIALS(16)
UW
			Maturity	Prepayment	2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	LTV %(5)	Provision (Payments)(15)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	As of	Occupancy %
2.099	CREFI/JPMCB	709 Ahua Street
2.100	CREFI/JPMCB	766 Mapunapuna Street
2.101	CREFI/JPMCB	830 Mapunapuna Street
2.102	CREFI/JPMCB	2855 Kaihikapu Street
2.103	CREFI/JPMCB	865 Ahua Street
2.104	CREFI/JPMCB	852 Mapunapuna Street
2.105	CREFI/JPMCB	2906 Kaihikapu Street
2.106	CREFI/JPMCB	2879 Paa Street
2.107	CREFI/JPMCB	702 Ahua Street
2.108	CREFI/JPMCB	2864 Awaawaloa Street
2.109	CREFI/JPMCB	2819 Mokumoa Street - A
2.110	CREFI/JPMCB	2869 Mokumoa Street
2.111	CREFI/JPMCB	2819 Mokumoa Street - B
2.112	CREFI/JPMCB	228 Mohonua Place
2.113	CREFI/JPMCB	2264 Pahounui Drive
2.114	CREFI/JPMCB	808 Ahua Street
2.115	CREFI/JPMCB	2827 Kaihikapu Street
2.116	CREFI/JPMCB	697 Ahua Street
2.117	CREFI/JPMCB	2849 Kaihikapu Street
2.118	CREFI/JPMCB	2831 Awaawaloa Street
2.119	CREFI/JPMCB	2858 Kaihikapu Street
2.120	CREFI/JPMCB	2276 Pahounui Drive
2.121	CREFI/JPMCB	2806 Kaihikapu Street
2.122	CREFI/JPMCB	1052 Ahua Street
2.123	CREFI/JPMCB	2889 Mokumoa Street
2.124	CREFI/JPMCB	685 Ahua Street
2.125	CREFI/JPMCB	2839 Mokumoa Street
2.126	CREFI/JPMCB	94-240 Pupuole Street
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A
2.128	CREFI/JPMCB	719 Ahua Street
2.129	CREFI/JPMCB	2812 Awaawaloa Street
2.130	CREFI/JPMCB	2927 Mokumoa Street
2.131	CREFI/JPMCB	197 Sand Island Access Road
2.132	CREFI/JPMCB	2844 Kaihikapu Street
2.133	CREFI/JPMCB	2879 Mokumoa Street
2.134	CREFI/JPMCB	2135 Auiki Street
2.135	CREFI/JPMCB	855 Ahua Street
2.136	CREFI/JPMCB	2122 Kaliawa Street
2.137	CREFI/JPMCB	2831 Kaihikapu Street
2.138	CREFI/JPMCB	729 Ahua Street
2.139	CREFI/JPMCB	739 Ahua Street
2.140	CREFI/JPMCB	2833 Paa Street #2
2.141	CREFI/JPMCB	2833 Paa Street
2.142	CREFI/JPMCB	2815 Kaihikapu Street
2.143	CREFI/JPMCB	1062 Kikowaena Place
2.144	CREFI/JPMCB	673 Ahua Street
2.145	CREFI/JPMCB	2106 Kaliawa Street
2.146	CREFI/JPMCB	812 Mapunapuna Street
2.147	CREFI/JPMCB	2804 Kilihau Street
2.148	CREFI/JPMCB	525 North King Street
2.149	CREFI/JPMCB	204 Sand Island Access Road
2.150	CREFI/JPMCB	660 Ahua Street
2.151	CREFI/JPMCB	218 Mohonua Place
2.152	CREFI/JPMCB	125 Puuhale Road
2.153	CREFI/JPMCB	645 Ahua Street
2.154	CREFI/JPMCB	675 Mapunapuna Street
2.155	CREFI/JPMCB	659 Ahua Street
2.156	CREFI/JPMCB	1055 Ahua Street
2.157	CREFI/JPMCB	944 Ahua Street
2.158	CREFI/JPMCB	2019 Kahai Street
2.159	CREFI/JPMCB	2001 Kahai Street
2.160	CREFI/JPMCB	106 Puuhale Road
2.161	CREFI/JPMCB	2875 Paa Street
2.162	CREFI/JPMCB	1024 Mapunapuna Street
2.163	CREFI/JPMCB	2760 Kamehameha Highway
2.164	CREFI/JPMCB	2635 Waiwai Loop A
2.165	CREFI/JPMCB	2635 Waiwai Loop B
2.166	CREFI/JPMCB	2836 Awaawaloa Street
2.167	CREFI/JPMCB	609 Ahua Street
2.168	CREFI/JPMCB	905 Ahua Street
2.169	CREFI/JPMCB	2110 Auiki Street
2.170	CREFI/JPMCB	140 Puuhale Road
2.171	CREFI/JPMCB	2139 Kaliawa Street
2.172	CREFI/JPMCB	231 Sand Island Access Road
2.173	CREFI/JPMCB	2140 Kaliawa Street
2.174	CREFI/JPMCB	33 South Vineyard Boulevard
2.175	CREFI/JPMCB	970 Ahua Street
2.176	CREFI/JPMCB	960 Ahua Street
2.177	CREFI/JPMCB	1045 Mapunapuna Street
2.178	CREFI/JPMCB	165 Sand Island Access Road
2.179	CREFI/JPMCB	2839 Kilihau Street
2.180	CREFI/JPMCB	2829 Kilihau Street
2.181	CREFI/JPMCB	2833 Kilihau Street
2.182	CREFI/JPMCB	2821 Kilihau Street
2.183	CREFI/JPMCB	2808 Kam Highway
2.184	CREFI/JPMCB	2815 Kilihau Street
2.185	CREFI/JPMCB	2850 Awaawaloa Street
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B
3	GACC	59 Maiden Lane	41.7%	L(25),Def(90),O(5)	48,095,168	24,906,930	23,188,238	50,439,845	25,680,902	24,758,943	50,521,282	25,369,149	25,152,133	50,847,575	26,006,945	24,840,630	02/28/19	95.0%
4	GACC	101 California	35.9%	L(27),YM(86),O(7)	68,835,502	27,535,387	41,300,115	79,428,927	28,767,057	50,661,870	85,549,925	28,987,593	56,562,332					92.4%
5	JPMCB	SWVP Portfolio	59.6%	L(25),Def(91),O(4)	62,713,333	41,323,117	21,390,216	66,365,215	43,211,736	23,153,479	66,729,172	43,480,214	23,248,958	67,602,311	43,879,064	23,723,247	01/31/19	80.3%
5.01	JPMCB	InterContinental			27,835,636	18,421,768	9,413,868	30,980,767	19,766,718	11,214,049	31,180,753	19,795,133	11,385,620	32,071,611	20,134,221	11,937,390	01/31/19	78.7%
5.02	JPMCB	DoubleTree Sunrise			13,606,627	9,190,246	4,416,381	14,245,690	9,631,768	4,613,922	14,475,487	9,819,873	4,655,614	14,545,915	9,864,856	4,681,059	01/31/19	87.2%
5.03	JPMCB	DoubleTree Charlotte			10,919,964	6,608,916	4,311,048	10,767,997	6,684,584	4,083,413	10,311,960	6,543,660	3,768,300	10,215,358	6,532,670	3,682,688	01/31/19	80.5%
5.04	JPMCB	DoubleTree RTP			10,351,106	7,102,187	3,248,919	10,370,761	7,128,666	3,242,095	10,760,972	7,321,548	3,439,424	10,769,427	7,347,317	3,422,110	01/31/19	76.1%
6	CREFI	Arbor Hotel Portfolio	60.7%	L(25),Def(30),O(5)	35,774,599	21,661,944	14,112,655	35,305,907	21,813,800	13,492,108	34,813,305	21,905,301	12,908,005	34,282,620	21,712,418	12,570,203	02/28/19	79.2%
6.01	CREFI	Residence Inn Salt Lake City			7,617,592	4,666,993	2,950,599	8,193,314	5,013,347	3,179,967	7,641,576	4,837,365	2,804,210	7,518,739	4,770,507	2,748,232	02/28/19	74.4%
6.02	CREFI	Hampton Inn Santa Barbara			5,844,574	3,360,378	2,484,195	5,951,787	3,336,176	2,615,611	5,769,029	3,259,404	2,509,625	5,751,583	3,251,985	2,499,598	02/28/19	82.8%
6.03	CREFI	Hampton Inn Bloomington			6,320,555	3,730,221	2,590,334	5,659,668	3,713,309	1,946,360	6,267,060	4,018,094	2,248,966	6,062,210	3,968,812	2,093,398	02/28/19	86.3%
6.04	CREFI	Hampton Inn Norwood			5,994,811	3,770,746	2,224,065	6,011,779	3,754,126	2,257,653	5,664,136	3,712,542	1,951,595	5,638,173	3,685,370	1,952,803	02/28/19	76.8%

A-1-17

ANNEX A-1

					HISTORICAL FINANCIALS(16)
																		UW
			Maturity	Prepayment	2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	LTV %(5)	Provision (Payments)(15)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	As of	Occupancy %
6.05	CREFI	Springhill Suites Bloomington			5,199,840	3,179,536	2,020,304	4,780,681	3,077,624	1,703,057	5,001,050	3,190,301	1,810,750	4,830,813	3,172,214	1,658,599	02/28/19	87.0%
6.06	CREFI	Hyatt Place Arlington			4,797,227	2,954,068	1,843,158	4,708,678	2,919,218	1,789,460	4,470,454	2,887,595	1,582,859	4,481,102	2,863,529	1,617,573	02/28/19	71.1%
7	CREFI	Green Hills Corporate Center	63.4%	L(25),Def(91),O(4)	12,073,477	4,788,740	7,284,736	12,168,486	4,849,877	7,318,610	11,840,397	4,878,385	6,962,013	11,731,288	4,879,690	6,851,599	03/31/19	95.0%
8	JPMCB	Weston I & II	63.4%	L(25),Grtr1%orYM(91),O(4)	6,052,574	2,387,421	3,665,153	6,750,259	2,403,695	4,346,564	6,900,762	2,422,095	4,478,667	7,005,269	2,284,723	4,720,546	02/28/19	83.3%
9	GACC	Moffett Towers II - Building V	42.5%	L(24),Grtr1%orYM(2),DeforGrtr1%orYM(87),O(7)														98.0%
10	GACC	Newport Corporate Center	34.5%	L(25),Def(88),O(7)	34,279,904	10,460,300	23,819,604	34,718,517	10,077,187	24,641,331	32,840,915	9,091,557	23,749,358					95.3%
11	CREFI	Western Digital R&D Campus	64.8%	L(25),DeforGrtr1%orYM(89),O(6)														95.0%
12	CREFI	Lakeside Apartments	69.0%	L(27),Def(89),O(4)	8,701,240	3,329,432	5,371,808	8,975,417	3,312,680	5,662,737	9,226,770	3,368,319	5,858,451	9,233,639	3,379,859	5,853,780	01/31/19	94.2%
13	GACC	Central Tower Office	52.6%	L(25),Def(88),O(7)	2,719,236	2,180,042	539,194	7,707,011	2,507,075	5,199,935	12,251,083	3,156,008	9,095,076					95.0%
14	CREFI	Birch Landing Apartments	57.5%	L(25),Def(92),O(3)	5,057,357	2,643,627	2,413,730	5,553,046	2,931,509	2,621,537	6,034,961	2,900,490	3,134,471	6,116,217	2,896,008	3,220,209	03/31/19	91.3%
15	JPMCB	Greenleaf at Howell	60.3%	L(37),Grtr1%orYM(79),O(4)							4,309,577	1,144,819	3,164,758					95.0%
16	GACC	Arctic Glacier Portfolio	64.8%	L(23),Grtr1%orYM(3),DeforGrtr1%orYM(89),O(5)														95.0%
16.01	GACC	Arctic Glacier - Menomonee
16.02	GACC	Arctic Glacier - West St. Paul
16.03	GACC	Arctic Glacier - Mississauga
16.04	GACC	Arctic Glacier - Fairport
16.05	GACC	Arctic Glacier - West Point
16.06	GACC	Arctic Glacier - Twin Oaks
16.07	GACC	Arctic Glacier - Newburgh
16.08	GACC	Arctic Glacier - Winnipeg
16.09	GACC	Arctic Glacier - Port Huron
16.10	GACC	Arctic Glacier - Ypsilanti
16.11	GACC	Arctic Glacier - Chatham
16.12	GACC	Arctic Glacier - Omaha
16.13	GACC	Arctic Glacier - Rapid City
16.14	GACC	Arctic Glacier - Grayling
16.15	GACC	Arctic Glacier - Belding
16.16	GACC	Arctic Glacier - Marshall
16.17	GACC	Arctic Glacier - Dubuque
16.18	GACC	Arctic Glacier - Lake Ozark
16.19	GACC	Arctic Glacier - Pierre
16.20	GACC	Arctic Glacier - Shelby
16.21	GACC	Arctic Glacier - Storm Lake
17	JPMCB	Hilton Melbourne	64.8%	L(25),Grtr1%orYM(29),O(6)	10,145,291	8,047,254	2,098,037	11,430,376	8,526,572	2,903,804	12,439,681	8,956,600	3,483,081	12,320,065	8,996,799	3,323,266	02/28/19	78.5%
18	JPMCB	Park Central Plaza I & II	65.1%	L(25),Def(56),O(3)	3,636,608	1,611,381	2,025,227	3,637,736	1,697,497	1,940,239	3,603,425	1,674,916	1,928,509					94.6%
19	GACC	Infinity Park Apartments	58.7%	L(27),Def(89),O(4)	758,666	656,630	102,037	3,091,969	1,093,033	1,998,936	3,616,496	1,150,019	2,466,477	3,669,915	1,219,143	2,450,773	02/28/19	95.0%
20	CREFI	57 East 11th Street	59.8%	L(25),DeforGrtr1%orYM(89),O(6)														95.0%
21	GACC	Heartland Dental Medical Office Portfolio	46.6%	L(12),Grtr1%orYM(104),O(4)	17,386,169	3,426,047	13,960,122	21,166,775	3,738,057	17,428,719				24,897,214	4,445,794	20,451,419	06/30/18	95.0%
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive			1,203,371	141,524	1,061,847	1,200,840	110,612	1,090,228				1,227,088	98,228	1,128,860	06/30/18	95.0%
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road			315,967	83,290	232,677	412,979	83,684	329,295				462,144	113,134	349,009	06/30/18	95.0%
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road						226,433	23,908	202,525				289,431	37,530	251,900	06/30/18	95.0%
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza			448,812	149,506	299,306	450,150	143,743	306,407				394,677	163,334	231,344	06/30/18	95.0%
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street			288,748	76,696	212,052	283,172	62,339	220,833				306,328	66,854	239,474	06/30/18	95.0%
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive			270,900	33,931	236,970	268,602	27,827	240,775				275,169	30,991	244,178	06/30/18	95.0%
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220			320,336	85,709	234,627	342,249	103,312	238,938				337,203	95,821	241,382	06/30/18	95.0%
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377			249,229	51,063	198,166	242,778	40,488	202,290				246,218	34,720	211,498	06/30/18	95.0%
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway			263,066	50,755	212,311	262,803	48,577	214,225				254,702	49,184	205,518	06/30/18	95.0%
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard			253,330	48,293	205,037	248,816	40,191	208,625				246,944	42,726	204,218	06/30/18	95.0%
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive			293,889	74,050	219,839	268,131	43,897	224,233				272,943	43,666	229,278	06/30/18	95.0%
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue												0	851	-851	06/30/18	95.0%
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway			133,653	49,588	84,065	234,512	53,006	181,506				244,564	61,136	183,428	06/30/18	95.0%
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street			195,197	19,872	175,325	193,276	15,118	178,158				199,511	24,918	174,593	06/30/18	95.0%
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street			203,002	23,682	179,320	196,965	13,838	183,127				201,143	11,435	189,708	06/30/18	95.0%
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway												105,786	1,230	104,556	06/30/18	95.0%
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard			229,809	52,950	176,859	231,027	51,460	179,567				241,410	58,107	183,303	06/30/18	95.0%
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road			227,157	53,467	173,689	232,228	56,797	175,431				229,389	58,490	170,899	06/30/18	95.0%
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place			204,830	38,033	166,796	212,097	41,896	170,200				210,559	36,146	174,413	06/30/18	95.0%
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue			44,953	16,595	28,358	186,641	15,995	170,646				196,308	24,308	171,999	06/30/18	95.0%
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road			223,712	59,142	164,570	229,123	59,463	169,660				236,265	71,351	164,914	06/30/18	95.0%
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road			184,327	23,396	160,931	188,304	23,247	165,058				194,012	24,446	169,565	06/30/18	95.0%
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road			174,556	29,462	145,094	188,446	33,334	155,112				201,803	35,269	166,534	06/30/18	95.0%
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive			175,425	41,318	134,108	164,891	40,093	124,799				168,386	27,721	140,665	06/30/18	95.0%
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard			171,182	39,942	131,240	217,631	45,697	171,933				208,366	52,545	155,821	06/30/18	95.0%
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street			147,485	19,477	128,008	200,542	30,467	170,075				243,486	65,610	177,876	06/30/18	95.0%
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway			54,201	10,171	44,030	131,668	60,058	71,610				133,856	48,019	85,836	06/30/18	95.0%
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway						191,211	22,426	168,785				268,704	37,856	230,848	06/30/18	95.0%
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway			66,008	26,427	39,581	141,126	35,987	105,139				187,090	50,565	136,525	06/30/18	95.0%
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707												149,840	8,928	140,912	06/30/18	95.0%
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road			91,477	18,556	72,920	142,849	31,976	110,874				192,483	39,666	152,816	06/30/18	95.0%
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive			175,089	48,409	126,680	208,428	48,197	160,232				217,862	46,082	171,780	06/30/18	95.0%
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard			194,830	58,977	135,853	192,745	62,959	129,786				200,527	50,336	150,191	06/30/18	95.0%
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way			192,279	40,209	152,069	188,296	33,123	155,173				190,458	26,642	163,815	06/30/18	95.0%
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive						179,247	20,497	158,750				240,276	23,056	217,219	06/30/18	95.0%
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard			188,087	40,859	147,228	182,278	32,046	150,232				187,774	34,730	153,043	06/30/18	95.0%
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane						131,349	14,486	116,863				245,787	27,822	217,965	06/30/18	95.0%
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road			61,059	15,402	45,657	140,732	34,829	105,904				182,612	38,230	144,382	06/30/18	95.0%
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road			204,722	47,756	156,965	196,604	36,050	160,554				202,850	33,847	169,003	06/30/18	95.0%
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South												0	18	-18	06/30/18	95.0%
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane			187,570	42,056	145,514	176,269	27,844	148,425				180,465	32,344	148,122	06/30/18	95.0%
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway			174,717	22,651	152,065	175,028	21,383	153,644				177,841	27,826	150,015	06/30/18	95.0%
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road			176,171	34,222	141,948	184,964	40,256	144,708				189,842	33,483	156,360	06/30/18	95.0%
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road												152,017	17,922	134,095	06/30/18	95.0%
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive			70,618	12,140	58,477	116,076	22,140	93,936				180,979	31,867	149,112	06/30/18	95.0%
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47						227,140	15,448	211,692				241,772	26,237	215,535	06/30/18	95.0%
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road						130,852	14,094	116,758				161,443	21,110	140,333	06/30/18	95.0%
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road			178,555	52,559	125,996	178,353	48,558	129,796				182,153	41,439	140,713	06/30/18	95.0%
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane			201,401	38,310	163,090	193,876	33,906	159,970				142,124	41,992	100,133	06/30/18	95.0%
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50						157,204	29,123	128,081				241,480	50,298	191,183	06/30/18	95.0%
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square												170,294	29,235	141,058	06/30/18	95.0%
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street												85,220	10,149	75,071	06/30/18	95.0%
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road			46,418	13,318	33,100	126,765	30,130	96,635				177,326	37,821	139,505	06/30/18	95.0%
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road			174,709	34,365	140,344	177,070	35,449	141,621				177,645	35,262	142,383	06/30/18	95.0%
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center			136,949	19,540	117,410	126,646	20,890	105,757				130,472	25,371	105,100	06/30/18	95.0%
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue			155,382	18,395	136,987	158,807	19,025	139,782				161,964	21,649	140,315	06/30/18	95.0%
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue												0	2,517	-2,517	06/30/18	95.0%
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard			180,469	44,549	135,919	189,513	48,714	140,799				186,664	43,712	142,952	06/30/18	95.0%
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard												25,443	9,580	15,863	06/30/18	95.0%
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue			188,925	41,683	147,242	186,394	37,782	148,612				183,362	41,246	142,116	06/30/18	95.0%
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119												127,968	12,450	115,518	06/30/18	95.0%
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road			151,429	22,295	129,134	144,880	13,163	131,717				147,803	13,611	134,193	06/30/18	95.0%

A-1-18

ANNEX A-1

					HISTORICAL FINANCIALS(16)
																		UW
			Maturity	Prepayment	2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	LTV %(5)	Provision (Payments)(15)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	As of	Occupancy %
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road												86,483	28,475	58,008	06/30/18	95.0%
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road			173,091	36,071	137,020	173,788	35,073	138,715				182,173	34,965	147,208	06/30/18	95.0%
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North			161,269	29,942	131,326	160,098	26,412	133,686				149,011	25,760	123,250	06/30/18	95.0%
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road												227,796	33,983	193,813	06/30/18	95.0%
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road												95,258	10,168	85,091	06/30/18	95.0%
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44			46,947	14,595	32,352	58,980	16,954	42,026				113,435	62,593	50,842	06/30/18	95.0%
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard			156,286	24,301	131,985	161,861	27,972	133,889				166,118	24,216	141,902	06/30/18	95.0%
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway						79,957	1,957	78,000				184,016	5,029	178,986	06/30/18	95.0%
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza												146,265	47,039	99,226	06/30/18	95.0%
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard			87,137	23,441	63,696	163,347	34,856	128,491				165,066	32,940	132,127	06/30/18	95.0%
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West			45,068	12,138	32,930	84,884	13,049	71,835				95,843	25,283	70,559	06/30/18	95.0%
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street						214,043	20,504	193,539				229,409	40,307	189,102	06/30/18	95.0%
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441			150,817	27,979	122,838	146,267	20,922	125,345				149,878	21,119	128,759	06/30/18	95.0%
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive												150,432	14,181	136,251	06/30/18	95.0%
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South						106,978	7,878	99,099				216,962	10,384	206,578	06/30/18	95.0%
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12												1,532	14,638	-13,106	06/30/18	95.0%
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard			157,609	36,491	121,118	157,005	33,007	123,998				154,074	23,010	131,064	06/30/18	95.0%
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive						146,715	30,650	116,065				165,325	27,558	137,767	06/30/18	95.0%
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street			108,580	28,662	79,918	111,521	29,732	81,789				129,020	25,588	103,431	06/30/18	95.0%
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road			151,236	21,654	129,582	153,615	21,434	132,181				156,457	30,691	125,767	06/30/18	95.0%
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway												119,272	379	118,893	06/30/18	95.0%
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place			260,411	68,152	192,259	254,943	60,596	194,347				273,318	50,102	223,215	06/30/18	95.0%
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle			129,208	9,074	120,135	132,964	10,377	122,587				135,611	11,127	124,483	06/30/18	95.0%
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North			133,802	18,131	115,671	132,620	14,636	117,985				135,887	12,714	123,173	06/30/18	95.0%
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road			178,390	58,055	120,335	182,026	56,692	125,333				184,745	37,898	146,847	06/30/18	95.0%
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive			146,814	25,318	121,496	150,065	23,688	126,377				144,048	37,288	106,761	06/30/18	95.0%
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard			66,667	14,787	51,880	135,969	21,532	114,437				146,504	19,009	127,495	06/30/18	95.0%
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road			125,756	11,519	114,237	127,115	10,595	116,521				129,649	9,484	120,166	06/30/18	95.0%
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway						151,402	2,812	148,590				187,988	10,001	177,987	06/30/18	95.0%
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70			142,324	29,712	112,612	139,690	24,190	115,500				143,827	24,036	119,792	06/30/18	95.0%
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street			164,989	47,463	117,527	159,542	39,079	120,462				163,191	39,414	123,777	06/30/18	95.0%
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road			251,181	14,211	236,970	257,593	14,699	242,894				144,561	14,279	130,282	06/30/18	95.0%
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road			129,036	15,190	113,846	145,950	29,827	116,123				149,898	30,141	119,757	06/30/18	95.0%
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard			130,733	20,383	110,350	133,203	20,313	112,890				136,713	21,309	115,404	06/30/18	95.0%
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road			121,718	11,741	109,977	133,102	20,861	112,241				136,121	20,895	115,226	06/30/18	95.0%
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway			117,135	11,815	105,320	117,423	9,470	107,953				119,825	12,118	107,708	06/30/18	95.0%
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive			161,340	20,048	141,293	163,633	17,971	145,663				170,302	20,105	150,196	06/30/18	95.0%
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard			130,101	27,452	102,649	132,509	27,807	104,702				134,848	27,391	107,458	06/30/18	95.0%
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East			152,602	45,203	107,400	162,402	53,360	109,042				163,917	58,462	105,455	06/30/18	95.0%
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road			116,989	14,774	102,216	119,599	14,979	104,620				122,098	14,609	107,490	06/30/18	95.0%
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road						17,437		17,437				132,271	13,504	118,768	06/30/18	95.0%
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive			125,525	28,322	97,203	120,941	21,246	99,695				124,326	23,392	100,934	06/30/18	95.0%
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place			121,988	16,171	105,818	124,331	15,867	108,463				109,206	16,260	92,946	06/30/18	95.0%
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road			114,501	15,662	98,839	116,493	15,183	101,310				120,395	14,389	106,006	06/30/18	95.0%
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way						25,850		25,850				125,938	16,558	109,380	06/30/18	95.0%
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard			125,143	26,268	98,875	117,242	15,895	101,347				114,720	10,869	103,851	06/30/18	95.0%
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard			119,397	38,709	80,688	121,757	38,830	82,927				126,494	57,086	69,408	06/30/18	95.0%
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road												34,891	0	34,891	06/30/18	95.0%
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court			118,013	22,580	95,433	131,714	36,065	95,649				120,847	30,571	90,277	06/30/18	95.0%
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South			113,301	17,821	95,480	114,299	16,371	97,928				117,629	18,190	99,439	06/30/18	95.0%
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue			132,204	43,142	89,062	133,622	42,334	91,288				139,218	39,919	99,299	06/30/18	95.0%
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue			114,297	25,015	89,282	118,499	24,157	94,342				119,349	23,462	95,887	06/30/18	95.0%
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue			114,135	21,042	93,094	117,360	21,999	95,361				121,391	22,277	99,114	06/30/18	95.0%
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane			66,964	7,347	59,617	70,854	11,378	59,476				88,104	31,172	56,932	06/30/18	95.0%
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue			36,454	1,541	34,913	113,049	19,464	93,585				126,159	57,186	68,973	06/30/18	95.0%
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail												71,079	15,939	55,140	06/30/18	95.0%
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street			106,125	26,700	79,425	104,852	30,735	74,117				108,249	22,696	85,553	06/30/18	95.0%
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway			103,170	19,177	83,993	103,015	16,921	86,093				106,019	18,690	87,329	06/30/18	95.0%
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue			114,637	20,524	94,114	126,421	29,719	96,702				120,578	20,545	100,033	06/30/18	95.0%
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place						48,947	12,531	36,417				114,554	16,299	98,256	06/30/18	95.0%
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road			108,616	15,758	92,858	110,892	15,712	95,180				106,322	16,369	89,953	06/30/18	95.0%
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street			102,245	24,867	77,378	103,406	23,706	79,699				106,123	22,974	83,149	06/30/18	95.0%
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road			92,832	14,180	78,652	97,515	16,846	80,668				97,487	18,231	79,256	06/30/18	95.0%
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street			106,453	24,055	82,398	98,685	14,227	84,458				101,067	13,213	87,854	06/30/18	95.0%
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street			115,891	31,652	84,239	119,117	30,104	89,013				119,318	25,741	93,578	06/30/18	95.0%
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street			95,756	18,131	77,625	99,382	19,966	79,416				105,668	21,760	83,909	06/30/18	95.0%
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road												39,435	241	39,193	06/30/18	95.0%
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64			95,241	20,078	75,163	96,522	17,637	78,884				99,265	21,717	77,548	06/30/18	95.0%
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009			94,909	17,698	77,211	96,238	17,096	79,142				98,908	16,962	81,946	06/30/18	95.0%
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road			93,808	19,726	74,082	94,889	17,265	77,625				98,111	17,004	81,108	06/30/18	95.0%
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road			91,685	11,028	80,658	93,640	10,915	82,726				96,495	20,334	76,162	06/30/18	95.0%
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South			6,365		6,365	85,493	8,959	76,534				88,014	9,110	78,904	06/30/18	95.0%
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6			88,591	14,176	74,415	88,648	12,373	76,275				90,723	12,452	78,271	06/30/18	95.0%
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway			82,321	14,621	67,699	83,365	13,634	69,730				87,555	13,382	74,174	06/30/18	95.0%
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard			109,101	16,726	92,376	106,748	13,088	93,660				111,493	21,052	90,442	06/30/18	95.0%
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court			90,291	7,386	82,905	92,278	7,301	84,978				93,785	7,226	86,559	06/30/18	95.0%
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17						35,969	1,093	34,876				79,557	9,134	70,423	06/30/18	95.0%
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive			33,949		33,949	76,368	7,621	68,747				78,889	6,655	72,233	06/30/18	95.0%
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East			79,941	16,464	63,477	75,495	10,055	65,440				77,065	11,518	65,548	06/30/18	95.0%
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street						28,962	2,986	25,975				66,750	19,956	46,794	06/30/18	95.0%
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue			92,463	22,247	70,216	90,560	18,447	72,113				92,189	20,297	71,892	06/30/18	95.0%
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive												86,258	10,933	75,325	06/30/18	95.0%
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive			67,691	13,192	54,499	78,322	11,561	66,761				81,927	13,112	68,816	06/30/18	95.0%
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road						27,227		27,227				77,529	4,304	73,225	06/30/18	95.0%
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive												7,666	6,326	1,341	06/30/18	95.0%
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast			109,784	34,973	74,811	109,792	30,069	79,723				113,486	33,066	80,420	06/30/18	95.0%
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue												26,300	870	25,430	06/30/18	95.0%
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North			17,594	1,136	16,459	80,963	20,520	60,443				82,948	19,027	63,922	06/30/18	95.0%
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street			67,889	9,929	57,960	76,295	16,886	59,409				78,697	17,584	61,113	06/30/18	95.0%
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway						49,648	7,496	42,152				76,928	8,648	68,280	06/30/18	95.0%
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road						22,773	120	22,653				64,031	7,714	56,317	06/30/18	95.0%
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street			62,379	6,933	55,447	63,450	6,617	56,833				66,106	6,390	59,716	06/30/18	95.0%
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court						43,759	9,716	34,043				69,963	14,693	55,270	06/30/18	95.0%
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane												13,012	396	12,616	06/30/18	95.0%
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza			51,166	4,146	47,021	59,268	11,071	48,196				61,112	12,981	48,131	06/30/18	95.0%
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive															06/30/18	95.0%
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road			51,908	6,696	45,212	59,379	13,679	45,701				53,685	4,974	48,711	06/30/18	95.0%
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue			53,147	8,147	45,000	53,930	7,805	46,125				55,431	7,433	47,998	06/30/18	95.0%
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle						39,779	4,679	35,100				53,276	5,253	48,022	06/30/18	95.0%
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street			37,318	4,673	32,645	39,246	5,785	33,461				40,608	5,072	35,535	06/30/18	95.0%

A-1-19

ANNEX A-1

					HISTORICAL FINANCIALS(16)
																		UW
			Maturity	Prepayment	2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	LTV %(5)	Provision (Payments)(15)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	Revenues ($)	Total Expenses ($)	NOI ($)(17)	As of	Occupancy %
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road			51,850	8,903	42,947	59,989	15,969	44,021				54,139	15,584	38,555	06/30/18	95.0%
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9			117,103	8,279	108,824	118,902	7,902	111,001				121,661	12,783	108,878	06/30/18	95.0%
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court			14,438	891	13,547	42,343	12,069	30,274				47,753	11,552	36,202	06/30/18	95.0%
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street			16,838		16,838	45,255	4,424	40,831				46,725	5,801	40,925	06/30/18	95.0%
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202			49,871	9,102	40,769	47,632	5,844	41,788				48,743	5,052	43,691	06/30/18	95.0%
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5			39,642	7,344	32,298	38,153	4,705	33,449				39,354	4,580	34,773	06/30/18	95.0%
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4												29,126	5,976	23,150	06/30/18	95.0%
22	GACC	Stonebrook Apartments Phase II	61.7%	L(26),Def(89),O(5)										1,002,442	165,282	837,160	02/28/19	95.0%
23	GACC	Hawk View Industrial Park	49.2%	L(24),Def(91),O(5)							2,112,966	140,263	1,972,703					94.0%
24	CREFI	Magnolia Hotel St. Louis	51.8%	L(25),Def(91),O(4)	7,409,071	6,282,503	1,126,568	8,342,829	6,670,264	1,672,565	9,334,104	6,949,345	2,384,759	9,365,117	7,031,671	2,333,446	02/28/19	67.9%
25	CREFI	Augusta Self Storage Portfolio	60.7%	L(25),Def(91),O(4)	1,693,554	627,531	1,066,023	1,775,539	655,128	1,120,411				2,045,541	680,441	1,365,100	01/31/19	85.2%
25.01	CREFI	Hollywood Storage - Evans
25.02	CREFI	Hollywood Storage - Augusta
25.03	CREFI	Hollywood Storage - Martinez
26	GACC	Clinton West	64.9%	L(25),Def(91),O(4)										1,226,469	518,287	708,182	01/31/19	95.0%
27	CREFI	Residence Inn - Lynchburg	54.4%	L(25),Def(91),O(4)										3,588,275	1,915,817	1,672,458	03/31/19	70.8%
28	GACC	IRG Moraine Industrial	61.2%	L(25),Def(91),O(4)				1,754,231	1,042,617	711,614	2,005,063	1,083,182	921,881					95.0%
29	GACC	One Parkway North	66.1%	L(25),Def(30),O(5)				3,427,279	2,901,418	525,862	7,361,458	5,225,061	2,136,398	7,367,201	5,102,309	2,264,892	03/31/19	94.7%
30	GACC	Pine Terrace Apartments	55.2%	L(26),Def(90),O(4)	2,642,322	1,600,079	1,042,242	2,622,831	1,667,431	955,400	2,788,562	1,602,130	1,186,432	2,799,516	1,588,738	1,210,778	01/31/19	91.9%
31	GACC	Orchard Park Apartments	58.8%	L(36),Grtr2%orYM(77),O(7)	1,330,183	563,623	766,560	1,418,065	596,486	821,579	1,415,437	599,559	815,878	1,432,176	593,182	838,994	03/31/19	95.0%
32	GACC	Rockridge Plaza	62.7%	L(25),Def(90),O(5)	1,412,409	359,547	1,052,862	1,334,703	396,431	938,273	1,300,906	404,820	896,086					94.5%
33	CREFI	Giant Hershey PA	55.0%	L(25),Def(92),O(3)	1,344,200	21,575	1,322,625	1,344,200	20,146	1,324,054	1,344,200	21,043	1,323,157	1,344,200	21,043	1,323,157	03/31/19	97.6%
34	CREFI	2211 West Camelback Road	55.7%	L(25),Def(91),O(4)							1,318,066	579,411	738,655					95.0%
35	GACC	Pell City Portfolio	57.3%	L(24),Grtr1%orYM(92),O(4)	3,772,285	2,565,565	1,206,720	4,020,324	2,609,312	1,411,012				4,087,529	2,668,004	1,419,526	02/28/19	69.6%
35.01	GACC	Holiday Inn-Pell City			1,863,464	1,273,120	590,344	2,007,429	1,351,163	656,266				2,041,510	1,392,747	648,763	02/28/19	62.8%
35.02	GACC	Hampton Inn-Pell City			1,908,821	1,292,445	616,376	2,012,895	1,258,149	754,746				2,046,019	1,275,257	770,763	02/28/19	77.8%
36	GACC	364 Bush	58.5%	L(27),Def(88),O(5)	552,440	125,699	426,741	552,440	123,497	428,943	279,927	88,235	191,691	772,052	72,016	700,036	03/31/19	95.0%
37	GACC	1731 15th Street	60.8%	L(25),Def(90),O(5)	662,349	369,783	292,566	776,064	382,925	393,139	385,891	175,929	209,962	738,314	375,715	362,599	03/31/19	95.0%
38	GACC	Sunridge Apartments	53.4%	L(25),Def(91),O(4)	3,034,827	2,160,800	874,027	2,842,286	2,308,543	533,742	2,854,507	2,295,674	558,834					87.0%
39	GACC	Alamo Drafthouse Cinema - Lubbock	52.6%	L(27),Def(88),O(5)														95.0%
40	CREFI	Piney Green Food Lion	38.9%	L(25),Def(91),O(4)	717,926	222,222	495,704	751,690	221,396	530,294	696,010	220,474	475,536	679,546	233,093	446,454	02/28/19	87.9%

A-1-20

ANNEX A-1

			UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease	Franchise
Loan #	Seller(1)	Property Name	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(18)	NOI DSCR(19)	DSCR(19)	Debt Yield %(22)	Debt Yield %(22)	Title Type(20)	Expiration	Extension Terms	Expiration Date(21)	PML %
1	GACC	3 Columbus Circle	79,416,007	18,918,555	60,497,452	3,903,373	56,594,080	3.11	2.91	12.3%	11.5%	Fee
2	CREFI/JPMCB	ILPT Hawaii Portfolio	86,985,222	18,221,433	68,763,789	557,900	68,205,889	2.42	2.40	10.6%	10.5%	Fee
2.001	CREFI/JPMCB	2810 Pukoloa Street										Fee
2.002	CREFI/JPMCB	1360 Pali Highway										Fee
2.003	CREFI/JPMCB	1001 Ahua Street										Fee
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A										Fee
2.005	CREFI/JPMCB	2850 Paa Street										Fee
2.006	CREFI/JPMCB	949 Mapunapuna Street										Fee
2.007	CREFI/JPMCB	2828 Paa Street										Fee
2.008	CREFI/JPMCB	80 Sand Island Access Road										Fee
2.009	CREFI/JPMCB	1030 Mapunapuna Street										Fee
2.010	CREFI/JPMCB	150 Puuhale Road										Fee
2.011	CREFI/JPMCB	2344 Pahounui Drive										Fee
2.012	CREFI/JPMCB	120 Sand Island Access Road										Fee
2.013	CREFI/JPMCB	1122 Mapunapuna Street										Fee
2.014	CREFI/JPMCB	2915 Kaihikapu Street										Fee
2.015	CREFI/JPMCB	819 Ahua Street										Fee
2.016	CREFI/JPMCB	2144 Auiki Street										Fee
2.017	CREFI/JPMCB	1027 Kikowaena Place										Fee
2.018	CREFI/JPMCB	1931 Kahai Street										Fee
2.019	CREFI/JPMCB	148 Mokauea Street										Fee
2.020	CREFI/JPMCB	2886 Paa Street										Fee
2.021	CREFI/JPMCB	2838 Kilihau Street										Fee
2.022	CREFI/JPMCB	803 Ahua Street										Fee
2.023	CREFI/JPMCB	220 Puuhale Road										Fee
2.024	CREFI/JPMCB	930 Mapunapuna Street										Fee
2.025	CREFI/JPMCB	2103 Kaliawa Street										Fee
2.026	CREFI/JPMCB	2969 Mapunapuna Place										Fee
2.027	CREFI/JPMCB	158 Sand Island Access Road										Fee
2.028	CREFI/JPMCB	1926 Auiki Street										Fee
2.029	CREFI/JPMCB	113 Puuhale Road										Fee
2.030	CREFI/JPMCB	2250 Pahounui Drive										Fee
2.031	CREFI/JPMCB	733 Mapunapuna Street										Fee
2.032	CREFI/JPMCB	761 Ahua Street										Fee
2.033	CREFI/JPMCB	918 Ahua Street										Fee
2.034	CREFI/JPMCB	180 Sand Island Access Road										Fee
2.035	CREFI/JPMCB	2829 Awaawaloa Street										Fee
2.036	CREFI/JPMCB	120 Mokauea Street										Fee
2.037	CREFI/JPMCB	2861 Mokumoa Street										Fee
2.038	CREFI/JPMCB	2826 Kaihikapu Street										Fee
2.039	CREFI/JPMCB	179 Sand Island Access Road										Fee
2.040	CREFI/JPMCB	855 Mapunapuna Street										Fee
2.041	CREFI/JPMCB	2308 Pahounui Drive										Fee
2.042	CREFI/JPMCB	619 Mapunapuna Street										Fee
2.043	CREFI/JPMCB	2846-A Awaawaloa Street										Fee
2.044	CREFI/JPMCB	238 Sand Island Access Road										Fee
2.045	CREFI/JPMCB	704 Mapunapuna Street										Fee
2.046	CREFI/JPMCB	120B Mokauea Street										Fee
2.047	CREFI/JPMCB	1150 Kikowaena Street										Fee
2.048	CREFI/JPMCB	2127 Auiki Street										Fee
2.049	CREFI/JPMCB	2810 Paa Street										Fee
2.050	CREFI/JPMCB	2841 Pukoloa Street										Fee
2.051	CREFI/JPMCB	1000 Mapunapuna Street										Fee
2.052	CREFI/JPMCB	2829 Pukoloa Street										Fee
2.053	CREFI/JPMCB	889 Ahua Street										Fee
2.054	CREFI/JPMCB	2819 Pukoloa Street										Fee
2.055	CREFI/JPMCB	1038 Kikowaena Place										Fee
2.056	CREFI/JPMCB	2965 Mokumoa Street										Fee
2.057	CREFI/JPMCB	850 Ahua Street										Fee
2.058	CREFI/JPMCB	1330 Pali Highway										Fee
2.059	CREFI/JPMCB	2865 Pukoloa Street										Fee
2.060	CREFI/JPMCB	2855 Pukoloa Street										Fee
2.061	CREFI/JPMCB	789 Mapunapuna Street										Fee
2.062	CREFI/JPMCB	2960 Mokumoa Street										Fee
2.063	CREFI/JPMCB	231B Sand Island Access Road										Fee
2.064	CREFI/JPMCB	2020 Auiki Street										Fee
2.065	CREFI/JPMCB	2857 Awaawaloa Street										Fee
2.066	CREFI/JPMCB	1050 Kikowaena Place										Fee
2.067	CREFI/JPMCB	2850 Mokumoa Street										Fee
2.068	CREFI/JPMCB	2840 Mokumoa Street										Fee
2.069	CREFI/JPMCB	2830 Mokumoa Street										Fee
2.070	CREFI/JPMCB	960 Mapunapuna Street										Fee
2.071	CREFI/JPMCB	125B Puuhale Road										Fee
2.072	CREFI/JPMCB	2809 Kaihikapu Street										Fee
2.073	CREFI/JPMCB	212 Mohonua Place										Fee
2.074	CREFI/JPMCB	692 Mapunapuna Street										Fee
2.075	CREFI/JPMCB	1024 Kikowaena Place										Fee
2.076	CREFI/JPMCB	669 Ahua Street										Fee
2.077	CREFI/JPMCB	215 Puuhale Road										Fee
2.078	CREFI/JPMCB	142 Mokauea Street										Fee
2.079	CREFI/JPMCB	2847 Awaawaloa Street										Fee
2.080	CREFI/JPMCB	2816 Awaawaloa Street										Fee
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B										Fee
2.082	CREFI/JPMCB	2864 Mokumoa Street										Fee
2.083	CREFI/JPMCB	770 Mapunapuna Street										Fee
2.084	CREFI/JPMCB	151 Puuhale Road										Fee
2.085	CREFI/JPMCB	207 Puuhale Road										Fee
2.086	CREFI/JPMCB	2970 Mokumoa Street										Fee
2.087	CREFI/JPMCB	2868 Kaihikapu Street										Fee
2.088	CREFI/JPMCB	2908 Kaihikapu Street										Fee
2.089	CREFI/JPMCB	2814 Kilihau Street										Fee
2.090	CREFI/JPMCB	759 Puuloa Road										Fee
2.091	CREFI/JPMCB	659 Puuloa Road										Fee
2.092	CREFI/JPMCB	667 Puuloa Road										Fee
2.093	CREFI/JPMCB	679 Puuloa Road										Fee
2.094	CREFI/JPMCB	689 Puuloa Road										Fee
2.095	CREFI/JPMCB	950 Mapunapuna Street										Fee
2.096	CREFI/JPMCB	822 Mapunapuna Street										Fee
2.097	CREFI/JPMCB	842 Mapunapuna Street										Fee
2.098	CREFI/JPMCB	214 Sand Island Access Road										Fee

A-1-21

ANNEX A-1

			UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease	Franchise
Loan #	Seller(1)	Property Name	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(18)	NOI DSCR(19)	DSCR(19)	Debt Yield %(22)	Debt Yield %(22)	Title Type(20)	Expiration	Extension Terms	Expiration Date(21)	PML %
2.099	CREFI/JPMCB	709 Ahua Street										Fee
2.100	CREFI/JPMCB	766 Mapunapuna Street										Fee
2.101	CREFI/JPMCB	830 Mapunapuna Street										Fee
2.102	CREFI/JPMCB	2855 Kaihikapu Street										Fee
2.103	CREFI/JPMCB	865 Ahua Street										Fee
2.104	CREFI/JPMCB	852 Mapunapuna Street										Fee
2.105	CREFI/JPMCB	2906 Kaihikapu Street										Fee
2.106	CREFI/JPMCB	2879 Paa Street										Fee
2.107	CREFI/JPMCB	702 Ahua Street										Fee
2.108	CREFI/JPMCB	2864 Awaawaloa Street										Fee
2.109	CREFI/JPMCB	2819 Mokumoa Street - A										Fee
2.110	CREFI/JPMCB	2869 Mokumoa Street										Fee
2.111	CREFI/JPMCB	2819 Mokumoa Street - B										Fee
2.112	CREFI/JPMCB	228 Mohonua Place										Fee
2.113	CREFI/JPMCB	2264 Pahounui Drive										Fee
2.114	CREFI/JPMCB	808 Ahua Street										Fee
2.115	CREFI/JPMCB	2827 Kaihikapu Street										Fee
2.116	CREFI/JPMCB	697 Ahua Street										Fee
2.117	CREFI/JPMCB	2849 Kaihikapu Street										Fee
2.118	CREFI/JPMCB	2831 Awaawaloa Street										Fee
2.119	CREFI/JPMCB	2858 Kaihikapu Street										Fee
2.120	CREFI/JPMCB	2276 Pahounui Drive										Fee
2.121	CREFI/JPMCB	2806 Kaihikapu Street										Fee
2.122	CREFI/JPMCB	1052 Ahua Street										Fee
2.123	CREFI/JPMCB	2889 Mokumoa Street										Fee
2.124	CREFI/JPMCB	685 Ahua Street										Fee
2.125	CREFI/JPMCB	2839 Mokumoa Street										Fee
2.126	CREFI/JPMCB	94-240 Pupuole Street										Fee
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A										Fee
2.128	CREFI/JPMCB	719 Ahua Street										Fee
2.129	CREFI/JPMCB	2812 Awaawaloa Street										Fee
2.130	CREFI/JPMCB	2927 Mokumoa Street										Fee
2.131	CREFI/JPMCB	197 Sand Island Access Road										Fee
2.132	CREFI/JPMCB	2844 Kaihikapu Street										Fee
2.133	CREFI/JPMCB	2879 Mokumoa Street										Fee
2.134	CREFI/JPMCB	2135 Auiki Street										Fee
2.135	CREFI/JPMCB	855 Ahua Street										Fee
2.136	CREFI/JPMCB	2122 Kaliawa Street										Fee
2.137	CREFI/JPMCB	2831 Kaihikapu Street										Fee
2.138	CREFI/JPMCB	729 Ahua Street										Fee
2.139	CREFI/JPMCB	739 Ahua Street										Fee
2.140	CREFI/JPMCB	2833 Paa Street #2										Fee
2.141	CREFI/JPMCB	2833 Paa Street										Fee
2.142	CREFI/JPMCB	2815 Kaihikapu Street										Fee
2.143	CREFI/JPMCB	1062 Kikowaena Place										Fee
2.144	CREFI/JPMCB	673 Ahua Street										Fee
2.145	CREFI/JPMCB	2106 Kaliawa Street										Fee
2.146	CREFI/JPMCB	812 Mapunapuna Street										Fee
2.147	CREFI/JPMCB	2804 Kilihau Street										Fee
2.148	CREFI/JPMCB	525 North King Street										Fee
2.149	CREFI/JPMCB	204 Sand Island Access Road										Fee
2.150	CREFI/JPMCB	660 Ahua Street										Fee
2.151	CREFI/JPMCB	218 Mohonua Place										Fee
2.152	CREFI/JPMCB	125 Puuhale Road										Fee
2.153	CREFI/JPMCB	645 Ahua Street										Fee
2.154	CREFI/JPMCB	675 Mapunapuna Street										Fee
2.155	CREFI/JPMCB	659 Ahua Street										Fee
2.156	CREFI/JPMCB	1055 Ahua Street										Fee
2.157	CREFI/JPMCB	944 Ahua Street										Fee
2.158	CREFI/JPMCB	2019 Kahai Street										Fee
2.159	CREFI/JPMCB	2001 Kahai Street										Fee
2.160	CREFI/JPMCB	106 Puuhale Road										Fee
2.161	CREFI/JPMCB	2875 Paa Street										Fee
2.162	CREFI/JPMCB	1024 Mapunapuna Street										Fee
2.163	CREFI/JPMCB	2760 Kamehameha Highway										Fee
2.164	CREFI/JPMCB	2635 Waiwai Loop A										Fee
2.165	CREFI/JPMCB	2635 Waiwai Loop B										Fee
2.166	CREFI/JPMCB	2836 Awaawaloa Street										Fee
2.167	CREFI/JPMCB	609 Ahua Street										Fee
2.168	CREFI/JPMCB	905 Ahua Street										Fee
2.169	CREFI/JPMCB	2110 Auiki Street										Fee
2.170	CREFI/JPMCB	140 Puuhale Road										Fee
2.171	CREFI/JPMCB	2139 Kaliawa Street										Fee
2.172	CREFI/JPMCB	231 Sand Island Access Road										Fee
2.173	CREFI/JPMCB	2140 Kaliawa Street										Fee
2.174	CREFI/JPMCB	33 South Vineyard Boulevard										Fee
2.175	CREFI/JPMCB	970 Ahua Street										Fee
2.176	CREFI/JPMCB	960 Ahua Street										Fee
2.177	CREFI/JPMCB	1045 Mapunapuna Street										Fee
2.178	CREFI/JPMCB	165 Sand Island Access Road										Fee
2.179	CREFI/JPMCB	2839 Kilihau Street										Fee
2.180	CREFI/JPMCB	2829 Kilihau Street										Fee
2.181	CREFI/JPMCB	2833 Kilihau Street										Fee
2.182	CREFI/JPMCB	2821 Kilihau Street										Fee
2.183	CREFI/JPMCB	2808 Kam Highway										Fee
2.184	CREFI/JPMCB	2815 Kilihau Street										Fee
2.185	CREFI/JPMCB	2850 Awaawaloa Street										Fee
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B										Fee
3	GACC	59 Maiden Lane	50,166,869	26,380,972	23,785,897	2,015,766	21,770,131	2.94	2.69	11.9%	10.9%	Fee
4	GACC	101 California	98,039,071	30,562,252	67,476,820	1,235,032	66,241,788	3.28	3.22	12.8%	12.6%	Fee				18%
5	JPMCB	SWVP Portfolio	67,719,285	43,853,764	23,865,520	3,385,964	20,479,556	2.37	2.04	11.9%	10.2%	Fee
5.01	JPMCB	InterContinental	32,072,057	20,123,933	11,948,124	1,603,603	10,344,521					Fee			01/23/2033
5.02	JPMCB	DoubleTree Sunrise	14,545,812	9,838,315	4,707,496	727,291	3,980,206					Fee			05/31/2029
5.03	JPMCB	DoubleTree Charlotte	10,331,719	6,558,669	3,773,050	516,586	3,256,464					Fee			10/31/2029
5.04	JPMCB	DoubleTree RTP	10,769,697	7,332,847	3,436,850	538,485	2,898,365					Fee			05/31/2030
6	CREFI	Arbor Hotel Portfolio	34,282,620	22,237,977	12,044,646	1,371,305	10,673,339	2.35	2.08	12.0%	10.7%	Fee				Various
6.01	CREFI	Residence Inn Salt Lake City	7,518,739	4,831,560	2,687,179	300,750	2,386,429					Fee			04/17/2034	10%
6.02	CREFI	Hampton Inn Santa Barbara	5,751,583	3,320,423	2,431,160	230,063	2,201,097					Fee			04/17/2034	10%
6.03	CREFI	Hampton Inn Bloomington	6,062,210	4,021,828	2,040,382	242,488	1,797,893					Fee			04/17/2034
6.04	CREFI	Hampton Inn Norwood	5,638,173	3,736,655	1,901,518	225,527	1,675,991					Fee			04/19/2034

A-1-22

ANNEX A-1

			UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease	Franchise
Loan #	Seller(1)	Property Name	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(18)	NOI DSCR(19)	DSCR(19)	Debt Yield %(22)	Debt Yield %(22)	Title Type(20)	Expiration	Extension Terms	Expiration Date(21)	PML %
6.05	CREFI	Springhill Suites Bloomington	4,830,813	3,193,460	1,637,354	193,233	1,444,121					Fee			04/17/2034
6.06	CREFI	Hyatt Place Arlington	4,481,102	3,134,050	1,347,053	179,244	1,167,808					Fee			04/17/2039
7	CREFI	Green Hills Corporate Center	11,600,672	4,812,650	6,788,021	610,449	6,177,573	2.50	2.28	11.0%	10.0%	Fee
8	JPMCB	Weston I & II	6,613,852	2,179,876	4,433,976	129,916	4,304,060	1.58	1.53	9.2%	8.9%	Fee
9	GACC	Moffett Towers II - Building V	26,462,375	3,386,315	23,076,059	72,513	23,003,547	3.33	3.32	13.6%	13.5%	Fee				2%
10	GACC	Newport Corporate Center	39,917,673	6,775,774	33,141,899	0	33,141,899	5.63	5.63	20.2%	20.2%	Fee				10%
11	CREFI	Western Digital R&D Campus	8,432,757	2,002,341	6,430,416	348,103	6,082,314	1.89	1.79	8.5%	8.0%	Fee				17%
12	CREFI	Lakeside Apartments	9,233,639	3,388,744	5,844,895	142,000	5,702,895	1.67	1.63	8.3%	8.1%	Fee
13	GACC	Central Tower Office	14,270,330	4,213,489	10,056,841	679,174	9,377,667	2.49	2.32	10.3%	9.6%	Fee				19%
14	CREFI	Birch Landing Apartments	6,116,217	3,074,989	3,041,228	163,806	2,877,422	1.98	1.87	9.2%	8.7%	Fee
15	JPMCB	Greenleaf at Howell	4,967,499	1,107,903	3,859,596	238,397	3,621,199	1.27	1.20	8.3%	7.8%	Fee
16	GACC	Arctic Glacier Portfolio	2,644,723	79,342	2,565,381	80,905	2,484,476	2.20	2.13	10.4%	10.1%	Fee
16.01	GACC	Arctic Glacier - Menomonee										Fee
16.02	GACC	Arctic Glacier - West St. Paul										Fee
16.03	GACC	Arctic Glacier - Mississauga										Fee
16.04	GACC	Arctic Glacier - Fairport										Fee
16.05	GACC	Arctic Glacier - West Point										Fee
16.06	GACC	Arctic Glacier - Twin Oaks										Fee
16.07	GACC	Arctic Glacier - Newburgh										Fee
16.08	GACC	Arctic Glacier - Winnipeg										Fee
16.09	GACC	Arctic Glacier - Port Huron										Fee
16.10	GACC	Arctic Glacier - Ypsilanti										Fee
16.11	GACC	Arctic Glacier - Chatham										Fee
16.12	GACC	Arctic Glacier - Omaha										Fee
16.13	GACC	Arctic Glacier - Rapid City										Fee
16.14	GACC	Arctic Glacier - Grayling										Fee
16.15	GACC	Arctic Glacier - Belding										Fee
16.16	GACC	Arctic Glacier - Marshall										Fee
16.17	GACC	Arctic Glacier - Dubuque										Fee
16.18	GACC	Arctic Glacier - Lake Ozark										Fee
16.19	GACC	Arctic Glacier - Pierre										Fee
16.20	GACC	Arctic Glacier - Shelby										Fee
16.21	GACC	Arctic Glacier - Storm Lake										Fee
17	JPMCB	Hilton Melbourne	12,320,063	8,967,003	3,353,060	0	3,353,060	2.80	2.80	13.7%	13.7%	Fee			01/31/2033
18	JPMCB	Park Central Plaza I & II	4,146,072	1,683,869	2,462,203	133,395	2,328,808	1.60	1.51	10.3%	9.7%	Fee
19	GACC	Infinity Park Apartments	3,685,084	1,290,588	2,394,496	120,750	2,273,746	1.76	1.67	11.6%	11.0%	Fee
20	CREFI	57 East 11th Street	5,215,222	838,283	4,376,939	196,583	4,180,356	1.63	1.55	8.0%	7.6%	Fee
21	GACC	Heartland Dental Medical Office Portfolio	27,234,364	6,069,986	21,164,378	1,161,636	20,002,741	1.68	1.59	11.8%	11.2%	Fee
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1,333,239	231,794	1,101,445	86,780	1,014,665					Fee
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	475,299	126,938	348,361	15,435	332,925					Fee
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	356,652	67,131	289,521	17,200	272,320					Fee
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	467,642	176,246	291,396	21,599	269,797					Fee
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	345,195	77,648	267,547	10,948	256,599					Fee
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive	287,637	39,601	248,036	9,523	238,513					Fee
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220	334,162	108,674	225,488	9,015	216,473					Fee
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	248,673	40,384	208,289	6,128	202,161					Fee
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	266,456	57,430	209,027	7,413	201,613					Fee
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	267,872	71,074	196,798	9,041	187,757					Fee
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	271,047	52,795	218,252	54,900	163,351					Fee
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	229,800	49,391	180,409	5,886	174,523					Fee
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	247,437	68,548	178,889	7,390	171,499					Fee
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	200,337	25,050	175,287	12,190	163,097					Fee
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	204,662	17,445	187,217	8,621	178,596					Fee
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	210,772	39,265	171,507	4,811	166,696					Fee
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	241,051	65,780	175,272	10,632	164,639					Fee
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	246,695	76,401	170,294	7,175	163,118					Fee
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	213,944	43,921	170,023	6,262	163,761					Fee
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	201,093	32,877	168,216	4,870	163,346					Fee
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	246,944	79,064	167,880	5,782	162,098					Fee
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road	196,957	31,658	165,298	5,500	159,798					Fee
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	222,571	54,546	168,025	15,277	152,748					Fee
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	210,427	50,402	160,025	9,543	150,483					Fee
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	221,914	59,012	162,902	6,932	155,969					Fee
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street	241,485	78,925	162,560	7,770	154,790					Fee
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	212,165	54,855	157,310	6,692	150,618					Fee
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	204,862	50,034	154,828	4,072	150,756					Fee
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	212,818	60,500	152,318	5,200	147,118					Fee
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707	183,997	31,399	152,598	4,925	147,673					Fee
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	212,045	57,274	154,771	6,953	147,818					Fee
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	210,345	52,067	158,278	13,283	144,995					Fee
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	209,287	58,240	151,047	6,910	144,136					Fee
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	188,033	35,627	152,406	5,220	147,185					Fee
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	184,234	38,007	146,226	4,481	141,745					Fee
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	189,096	42,664	146,432	4,774	141,658					Fee
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	190,686	44,981	145,705	4,437	141,268					Fee
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road	194,895	50,002	144,893	6,001	138,893					Fee
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road	196,150	39,459	156,691	13,017	143,674					Fee
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	177,023	29,590	147,433	4,455	142,978					Fee
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	186,658	37,937	148,722	5,356	143,365					Fee
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway	178,988	32,939	146,050	6,351	139,698					Fee
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	183,405	38,652	144,753	9,276	135,477					Fee
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road	197,537	53,011	144,525	4,434	140,091					Fee
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	184,519	36,526	147,994	7,406	140,587					Fee
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47	176,122	33,709	142,413	4,268	138,145					Fee
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	169,204	27,226	141,977	7,354	134,623					Fee
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	195,378	47,078	148,299	9,590	138,709					Fee
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	198,287	47,991	150,295	13,827	136,469					Fee
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	196,240	58,099	138,142	5,780	132,361					Fee
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	183,611	47,943	135,668	4,444	131,224					Fee
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	153,129	15,942	137,187	5,885	131,302					Fee
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	182,056	44,404	137,652	6,599	131,053					Fee
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	179,797	41,183	138,614	9,590	129,024					Fee
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	173,560	30,386	143,174	8,953	134,221					Fee
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	163,004	26,473	136,531	5,205	131,325					Fee
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	156,565	22,809	133,756	4,465	129,291					Fee
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	186,295	50,731	135,564	5,860	129,704					Fee
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	164,939	33,620	131,319	4,499	126,820					Fee
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	184,053	47,095	136,959	9,963	126,995					Fee
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119	147,810	17,555	130,255	4,860	125,395					Fee
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road	148,100	16,811	131,289	7,690	123,599					Fee

A-1-23

ANNEX A-1

			UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease	Franchise
Loan #	Seller(1)	Property Name	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(18)	NOI DSCR(19)	DSCR(19)	Debt Yield %(22)	Debt Yield %(22)	Title Type(20)	Expiration	Extension Terms	Expiration Date(21)	PML %
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	204,221	66,620	137,601	11,850	125,752					Fee
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	173,680	40,494	133,186	6,123	127,063					Fee
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	168,232	32,341	135,891	8,543	127,348					Fee
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	169,055	40,522	128,533	4,737	123,797					Fee
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	145,700	18,068	127,632	4,367	123,264					Fee
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44	204,522	70,172	134,351	7,483	126,867					Fee
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	160,216	28,762	131,454	5,689	125,765					Fee
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	147,547	19,313	128,234	4,690	123,544					Fee
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	194,851	67,435	127,416	5,039	122,377					Fee
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	175,634	48,081	127,554	4,132	123,421					Fee
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	158,598	32,174	126,424	7,193	119,232					Fee
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	185,169	57,508	127,661	3,996	123,665					Fee
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	151,994	26,706	125,288	4,846	120,442					Fee
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	143,409	19,863	123,546	4,429	119,117					Fee
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	155,093	28,981	126,112	4,641	121,471					Fee
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	161,083	34,405	126,678	6,566	120,112					Fee
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	155,584	30,373	125,210	5,204	120,006					Fee
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	156,296	33,770	122,526	6,327	116,199					Fee
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street	154,501	30,090	124,411	5,656	118,755					Fee
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	158,270	38,083	120,187	4,852	115,335					Fee
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	152,458	29,282	123,176	4,726	118,450					Fee
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	176,774	55,127	121,647	6,734	114,914					Fee
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	139,112	17,428	121,684	3,720	117,964					Fee
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	135,238	16,739	118,499	4,586	113,913					Fee
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road	183,869	57,998	125,871	7,641	118,231					Fee
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	163,128	42,357	120,770	7,298	113,472					Fee
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	139,700	22,748	116,952	5,232	111,720					Fee
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	130,458	14,331	116,127	5,238	110,889					Fee
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	130,249	13,773	116,475	4,445	112,031					Fee
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	147,850	31,690	116,161	5,159	111,001					Fee
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	164,396	44,127	120,269	7,613	112,656					Fee
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road	130,884	17,048	113,836	5,129	108,707					Fee
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road	151,189	35,512	115,678	5,207	110,471					Fee
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	143,117	29,684	113,433	4,500	108,933					Fee
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	136,036	25,458	110,578	6,198	104,380					Fee
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	126,383	16,068	110,315	4,632	105,683					Fee
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	176,227	28,930	147,298	4,939	142,359					Fee
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	140,451	36,733	103,718	3,714	100,005					Fee
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	176,665	66,003	110,661	5,918	104,744					Fee
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	122,139	18,293	103,846	4,950	98,896					Fee
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	121,021	17,501	103,520	5,703	97,817					Fee
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	131,025	31,600	99,425	4,404	95,020					Fee
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	123,988	21,184	102,804	5,948	96,856					Fee
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	121,252	17,865	103,388	6,310	97,078					Fee
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way	126,854	24,896	101,958	5,857	96,101					Fee
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	117,276	14,086	103,190	6,108	97,082					Fee
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	163,710	64,214	99,496	6,774	92,722					Fee
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	126,997	27,530	99,467	5,339	94,128					Fee
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	131,026	35,307	95,719	3,448	92,271					Fee
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	125,241	25,878	99,363	5,701	93,662					Fee
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	145,396	44,029	101,368	6,840	94,528					Fee
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	130,250	37,459	92,791	5,515	87,276					Fee
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	126,893	30,184	96,710	7,573	89,137					Fee
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	130,396	37,011	93,385	5,551	87,834					Fee
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	145,875	53,743	92,132	7,873	84,259					Fee
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	111,310	27,204	84,106	4,108	79,997					Fee
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street	108,907	23,687	85,221	4,294	80,927					Fee
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	109,811	24,210	85,601	4,183	81,418					Fee
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	121,856	24,085	97,771	6,605	91,166					Fee
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place	110,557	24,552	86,006	4,853	81,153					Fee
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	102,092	19,465	82,627	4,475	78,152					Fee
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street	107,800	26,172	81,628	4,454	77,174					Fee
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	105,434	24,058	81,376	6,364	75,012					Fee
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	101,271	16,772	84,499	6,740	77,759					Fee
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street	112,990	28,998	83,991	5,381	78,610					Fee
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	105,068	24,914	80,154	6,286	73,868					Fee
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	113,863	27,431	86,432	4,324	82,108					Fee
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	111,761	33,517	78,244	4,850	73,395					Fee
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009	97,850	17,919	79,930	3,948	75,983					Fee
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	102,083	23,177	78,906	5,019	73,887					Fee
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	106,556	23,207	83,349	4,537	78,812					Fee
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South	89,206	11,653	77,552	6,104	71,449					Fee
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	92,573	15,984	76,589	4,155	72,434					Fee
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	87,811	16,426	71,385	2,519	68,865					Fee
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	97,689	23,871	73,818	3,845	69,973					Fee
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court	82,042	9,680	72,362	2,846	69,516					Fee
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17	88,156	15,944	72,213	4,483	67,730					Fee
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	77,933	8,916	69,017	4,974	64,043					Fee
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	87,350	20,554	66,797	3,027	63,770					Fee
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	95,718	27,241	68,477	4,837	63,640					Fee
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	92,421	22,303	70,118	3,824	66,294					Fee
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	80,578	14,337	66,241	6,448	59,793					Fee
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	84,488	16,747	67,742	4,834	62,907					Fee
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road	75,786	11,122	64,665	4,588	60,077					Fee
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	77,634	13,626	64,008	6,576	57,432					Fee
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	99,469	38,955	60,514	5,491	55,023					Fee
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	81,448	22,398	59,049	2,845	56,204					Fee
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	85,950	23,917	62,033	5,620	56,413					Fee
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	88,128	29,187	58,941	6,019	52,922					Fee
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	75,173	11,040	64,133	3,777	60,356					Fee
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	63,035	9,234	53,801	3,544	50,256					Fee
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street	66,359	8,399	57,960	7,322	50,637					Fee
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	68,132	16,726	51,406	3,082	48,323					Fee
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	67,098	14,550	52,548	4,332	48,216					Fee
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	63,792	14,822	48,970	2,967	46,003					Fee
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	60,738	13,460	47,278	4,797	42,481					Fee
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road	53,599	6,618	46,981	5,629	41,352					Fee
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	55,722	8,983	46,739	5,258	41,481					Fee
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	54,472	6,940	47,532	4,153	43,379					Fee
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	56,222	6,914	49,308	6,919	42,389					Fee

A-1-24

ANNEX A-1

			UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease	Franchise
Loan #	Seller(1)	Property Name	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(18)	NOI DSCR(19)	DSCR(19)	Debt Yield %(22)	Debt Yield %(22)	Title Type(20)	Expiration	Extension Terms	Expiration Date(21)	PML %
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	63,263	19,579	43,684	3,458	40,226					Fee
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	54,262	13,543	40,719	4,002	36,717					Fee
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court	59,733	13,391	46,343	4,520	41,823					Fee
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street	50,539	9,575	40,963	3,761	37,203					Fee
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	49,221	6,997	42,224	3,782	38,443					Fee
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	39,615	6,197	33,418	2,323	31,095					Fee
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	37,774	10,406	27,368	2,968	24,400					Fee
22	GACC	Stonebrook Apartments Phase II	1,977,706	490,081	1,487,624	24,500	1,463,124	1.23	1.21	8.0%	7.8%	Fee				10%
23	GACC	Hawk View Industrial Park	2,435,032	307,730	2,127,303	81,522	2,045,780	1.93	1.85	12.3%	11.8%	Fee
24	CREFI	Magnolia Hotel St. Louis	9,365,117	7,076,107	2,289,009	374,605	1,914,405	2.21	1.85	13.9%	11.6%	Fee/Leasehold			12/31/2036
25	CREFI	Augusta Self Storage Portfolio	2,045,541	667,341	1,378,200	24,764	1,353,436	1.46	1.43	9.0%	8.8%	Fee
25.01	CREFI	Hollywood Storage - Evans										Fee
25.02	CREFI	Hollywood Storage - Augusta										Fee
25.03	CREFI	Hollywood Storage - Martinez										Fee
26	GACC	Clinton West	1,752,784	465,871	1,286,913	17,500	1,269,413	1.31	1.29	8.4%	8.3%	Fee
27	CREFI	Residence Inn - Lynchburg	3,588,275	1,937,336	1,650,938	143,531	1,507,407	1.88	1.72	12.0%	10.9%	Fee			03/08/2038
28	GACC	IRG Moraine Industrial	2,411,287	953,898	1,457,389	161,424	1,295,965	1.70	1.52	10.7%	9.5%	Fee
29	GACC	One Parkway North	7,798,200	5,283,305	2,514,895	240,626	2,274,269	3.00	2.71	19.9%	18.0%	Leasehold	12/13/2116	None
30	GACC	Pine Terrace Apartments	2,943,117	1,575,212	1,367,905	115,140	1,252,765	1.73	1.58	11.4%	10.5%	Fee
31	GACC	Orchard Park Apartments	1,514,819	583,412	931,408	27,216	904,192	1.64	1.59	8.5%	8.2%	Fee				20%
32	GACC	Rockridge Plaza	1,486,194	429,373	1,056,821	93,842	962,979	1.58	1.44	10.1%	9.2%	Fee
33	CREFI	Giant Hershey PA	1,453,815	295,329	1,158,485	33,427	1,125,059	2.59	2.51	11.1%	10.8%	Fee
34	CREFI	2211 West Camelback Road	1,413,482	518,211	895,270	56,493	838,777	1.59	1.49	9.9%	9.3%	Fee
35	GACC	Pell City Portfolio	4,087,529	2,633,213	1,454,315	163,501	1,290,814	3.65	3.24	16.9%	15.0%	Fee
35.01	GACC	Holiday Inn-Pell City	2,041,510	1,364,535	676,974	81,660	595,314					Fee			05/07/2024
35.02	GACC	Hampton Inn-Pell City	2,046,019	1,268,678	777,341	81,841	695,500					Fee			05/31/2029
36	GACC	364 Bush	770,269	179,447	590,822	2,796	588,027	1.42	1.41	7.5%	7.5%	Fee				16%
37	GACC	1731 15th Street	939,234	354,562	584,672	6,500	578,172	1.55	1.53	8.0%	7.9%	Fee				22%
38	GACC	Sunridge Apartments	2,898,840	2,270,982	627,858	169,500	458,358	1.81	1.32	11.9%	8.7%	Fee
39	GACC	Alamo Drafthouse Cinema - Lubbock	732,320	21,970	710,350	23,217	687,133	3.08	2.98	14.2%	13.7%	Fee
40	CREFI	Piney Green Food Lion	670,566	211,344	459,221	31,833	427,389	1.40	1.30	10.8%	10.1%	Fee

A-1-25

ANNEX A-1

UPFRONT ESCROW(22)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	GACC	3 Columbus Circle	0	0	0	0	0	0	0	2,668,685	Outstanding TI/LC Reserve: 1,820,891.36; Free Rent Reserve: 847,793.62
2	CREFI/JPMCB	ILPT Hawaii Portfolio	0	0	0	0	0	0	0	0
2.001	CREFI/JPMCB	2810 Pukoloa Street
2.002	CREFI/JPMCB	1360 Pali Highway
2.003	CREFI/JPMCB	1001 Ahua Street
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A
2.005	CREFI/JPMCB	2850 Paa Street
2.006	CREFI/JPMCB	949 Mapunapuna Street
2.007	CREFI/JPMCB	2828 Paa Street
2.008	CREFI/JPMCB	80 Sand Island Access Road
2.009	CREFI/JPMCB	1030 Mapunapuna Street
2.010	CREFI/JPMCB	150 Puuhale Road
2.011	CREFI/JPMCB	2344 Pahounui Drive
2.012	CREFI/JPMCB	120 Sand Island Access Road
2.013	CREFI/JPMCB	1122 Mapunapuna Street
2.014	CREFI/JPMCB	2915 Kaihikapu Street
2.015	CREFI/JPMCB	819 Ahua Street
2.016	CREFI/JPMCB	2144 Auiki Street
2.017	CREFI/JPMCB	1027 Kikowaena Place
2.018	CREFI/JPMCB	1931 Kahai Street
2.019	CREFI/JPMCB	148 Mokauea Street
2.020	CREFI/JPMCB	2886 Paa Street
2.021	CREFI/JPMCB	2838 Kilihau Street
2.022	CREFI/JPMCB	803 Ahua Street
2.023	CREFI/JPMCB	220 Puuhale Road
2.024	CREFI/JPMCB	930 Mapunapuna Street
2.025	CREFI/JPMCB	2103 Kaliawa Street
2.026	CREFI/JPMCB	2969 Mapunapuna Place
2.027	CREFI/JPMCB	158 Sand Island Access Road
2.028	CREFI/JPMCB	1926 Auiki Street
2.029	CREFI/JPMCB	113 Puuhale Road
2.030	CREFI/JPMCB	2250 Pahounui Drive
2.031	CREFI/JPMCB	733 Mapunapuna Street
2.032	CREFI/JPMCB	761 Ahua Street
2.033	CREFI/JPMCB	918 Ahua Street
2.034	CREFI/JPMCB	180 Sand Island Access Road
2.035	CREFI/JPMCB	2829 Awaawaloa Street
2.036	CREFI/JPMCB	120 Mokauea Street
2.037	CREFI/JPMCB	2861 Mokumoa Street
2.038	CREFI/JPMCB	2826 Kaihikapu Street
2.039	CREFI/JPMCB	179 Sand Island Access Road
2.040	CREFI/JPMCB	855 Mapunapuna Street
2.041	CREFI/JPMCB	2308 Pahounui Drive
2.042	CREFI/JPMCB	619 Mapunapuna Street
2.043	CREFI/JPMCB	2846-A Awaawaloa Street
2.044	CREFI/JPMCB	238 Sand Island Access Road
2.045	CREFI/JPMCB	704 Mapunapuna Street
2.046	CREFI/JPMCB	120B Mokauea Street
2.047	CREFI/JPMCB	1150 Kikowaena Street
2.048	CREFI/JPMCB	2127 Auiki Street
2.049	CREFI/JPMCB	2810 Paa Street
2.050	CREFI/JPMCB	2841 Pukoloa Street
2.051	CREFI/JPMCB	1000 Mapunapuna Street
2.052	CREFI/JPMCB	2829 Pukoloa Street
2.053	CREFI/JPMCB	889 Ahua Street
2.054	CREFI/JPMCB	2819 Pukoloa Street
2.055	CREFI/JPMCB	1038 Kikowaena Place
2.056	CREFI/JPMCB	2965 Mokumoa Street
2.057	CREFI/JPMCB	850 Ahua Street
2.058	CREFI/JPMCB	1330 Pali Highway
2.059	CREFI/JPMCB	2865 Pukoloa Street
2.060	CREFI/JPMCB	2855 Pukoloa Street
2.061	CREFI/JPMCB	789 Mapunapuna Street
2.062	CREFI/JPMCB	2960 Mokumoa Street
2.063	CREFI/JPMCB	231B Sand Island Access Road
2.064	CREFI/JPMCB	2020 Auiki Street
2.065	CREFI/JPMCB	2857 Awaawaloa Street
2.066	CREFI/JPMCB	1050 Kikowaena Place
2.067	CREFI/JPMCB	2850 Mokumoa Street
2.068	CREFI/JPMCB	2840 Mokumoa Street
2.069	CREFI/JPMCB	2830 Mokumoa Street
2.070	CREFI/JPMCB	960 Mapunapuna Street
2.071	CREFI/JPMCB	125B Puuhale Road
2.072	CREFI/JPMCB	2809 Kaihikapu Street
2.073	CREFI/JPMCB	212 Mohonua Place
2.074	CREFI/JPMCB	692 Mapunapuna Street
2.075	CREFI/JPMCB	1024 Kikowaena Place
2.076	CREFI/JPMCB	669 Ahua Street
2.077	CREFI/JPMCB	215 Puuhale Road
2.078	CREFI/JPMCB	142 Mokauea Street
2.079	CREFI/JPMCB	2847 Awaawaloa Street
2.080	CREFI/JPMCB	2816 Awaawaloa Street
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B
2.082	CREFI/JPMCB	2864 Mokumoa Street
2.083	CREFI/JPMCB	770 Mapunapuna Street
2.084	CREFI/JPMCB	151 Puuhale Road
2.085	CREFI/JPMCB	207 Puuhale Road
2.086	CREFI/JPMCB	2970 Mokumoa Street
2.087	CREFI/JPMCB	2868 Kaihikapu Street
2.088	CREFI/JPMCB	2908 Kaihikapu Street
2.089	CREFI/JPMCB	2814 Kilihau Street
2.090	CREFI/JPMCB	759 Puuloa Road
2.091	CREFI/JPMCB	659 Puuloa Road
2.092	CREFI/JPMCB	667 Puuloa Road
2.093	CREFI/JPMCB	679 Puuloa Road
2.094	CREFI/JPMCB	689 Puuloa Road
2.095	CREFI/JPMCB	950 Mapunapuna Street
2.096	CREFI/JPMCB	822 Mapunapuna Street
2.097	CREFI/JPMCB	842 Mapunapuna Street
2.098	CREFI/JPMCB	214 Sand Island Access Road

A-1-26

ANNEX A-1

UPFRONT ESCROW(22)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
2.099	CREFI/JPMCB	709 Ahua Street
2.100	CREFI/JPMCB	766 Mapunapuna Street
2.101	CREFI/JPMCB	830 Mapunapuna Street
2.102	CREFI/JPMCB	2855 Kaihikapu Street
2.103	CREFI/JPMCB	865 Ahua Street
2.104	CREFI/JPMCB	852 Mapunapuna Street
2.105	CREFI/JPMCB	2906 Kaihikapu Street
2.106	CREFI/JPMCB	2879 Paa Street
2.107	CREFI/JPMCB	702 Ahua Street
2.108	CREFI/JPMCB	2864 Awaawaloa Street
2.109	CREFI/JPMCB	2819 Mokumoa Street - A
2.110	CREFI/JPMCB	2869 Mokumoa Street
2.111	CREFI/JPMCB	2819 Mokumoa Street - B
2.112	CREFI/JPMCB	228 Mohonua Place
2.113	CREFI/JPMCB	2264 Pahounui Drive
2.114	CREFI/JPMCB	808 Ahua Street
2.115	CREFI/JPMCB	2827 Kaihikapu Street
2.116	CREFI/JPMCB	697 Ahua Street
2.117	CREFI/JPMCB	2849 Kaihikapu Street
2.118	CREFI/JPMCB	2831 Awaawaloa Street
2.119	CREFI/JPMCB	2858 Kaihikapu Street
2.120	CREFI/JPMCB	2276 Pahounui Drive
2.121	CREFI/JPMCB	2806 Kaihikapu Street
2.122	CREFI/JPMCB	1052 Ahua Street
2.123	CREFI/JPMCB	2889 Mokumoa Street
2.124	CREFI/JPMCB	685 Ahua Street
2.125	CREFI/JPMCB	2839 Mokumoa Street
2.126	CREFI/JPMCB	94-240 Pupuole Street
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A
2.128	CREFI/JPMCB	719 Ahua Street
2.129	CREFI/JPMCB	2812 Awaawaloa Street
2.130	CREFI/JPMCB	2927 Mokumoa Street
2.131	CREFI/JPMCB	197 Sand Island Access Road
2.132	CREFI/JPMCB	2844 Kaihikapu Street
2.133	CREFI/JPMCB	2879 Mokumoa Street
2.134	CREFI/JPMCB	2135 Auiki Street
2.135	CREFI/JPMCB	855 Ahua Street
2.136	CREFI/JPMCB	2122 Kaliawa Street
2.137	CREFI/JPMCB	2831 Kaihikapu Street
2.138	CREFI/JPMCB	729 Ahua Street
2.139	CREFI/JPMCB	739 Ahua Street
2.140	CREFI/JPMCB	2833 Paa Street #2
2.141	CREFI/JPMCB	2833 Paa Street
2.142	CREFI/JPMCB	2815 Kaihikapu Street
2.143	CREFI/JPMCB	1062 Kikowaena Place
2.144	CREFI/JPMCB	673 Ahua Street
2.145	CREFI/JPMCB	2106 Kaliawa Street
2.146	CREFI/JPMCB	812 Mapunapuna Street
2.147	CREFI/JPMCB	2804 Kilihau Street
2.148	CREFI/JPMCB	525 North King Street
2.149	CREFI/JPMCB	204 Sand Island Access Road
2.150	CREFI/JPMCB	660 Ahua Street
2.151	CREFI/JPMCB	218 Mohonua Place
2.152	CREFI/JPMCB	125 Puuhale Road
2.153	CREFI/JPMCB	645 Ahua Street
2.154	CREFI/JPMCB	675 Mapunapuna Street
2.155	CREFI/JPMCB	659 Ahua Street
2.156	CREFI/JPMCB	1055 Ahua Street
2.157	CREFI/JPMCB	944 Ahua Street
2.158	CREFI/JPMCB	2019 Kahai Street
2.159	CREFI/JPMCB	2001 Kahai Street
2.160	CREFI/JPMCB	106 Puuhale Road
2.161	CREFI/JPMCB	2875 Paa Street
2.162	CREFI/JPMCB	1024 Mapunapuna Street
2.163	CREFI/JPMCB	2760 Kamehameha Highway
2.164	CREFI/JPMCB	2635 Waiwai Loop A
2.165	CREFI/JPMCB	2635 Waiwai Loop B
2.166	CREFI/JPMCB	2836 Awaawaloa Street
2.167	CREFI/JPMCB	609 Ahua Street
2.168	CREFI/JPMCB	905 Ahua Street
2.169	CREFI/JPMCB	2110 Auiki Street
2.170	CREFI/JPMCB	140 Puuhale Road
2.171	CREFI/JPMCB	2139 Kaliawa Street
2.172	CREFI/JPMCB	231 Sand Island Access Road
2.173	CREFI/JPMCB	2140 Kaliawa Street
2.174	CREFI/JPMCB	33 South Vineyard Boulevard
2.175	CREFI/JPMCB	970 Ahua Street
2.176	CREFI/JPMCB	960 Ahua Street
2.177	CREFI/JPMCB	1045 Mapunapuna Street
2.178	CREFI/JPMCB	165 Sand Island Access Road
2.179	CREFI/JPMCB	2839 Kilihau Street
2.180	CREFI/JPMCB	2829 Kilihau Street
2.181	CREFI/JPMCB	2833 Kilihau Street
2.182	CREFI/JPMCB	2821 Kilihau Street
2.183	CREFI/JPMCB	2808 Kam Highway
2.184	CREFI/JPMCB	2815 Kilihau Street
2.185	CREFI/JPMCB	2850 Awaawaloa Street
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B
3	GACC	59 Maiden Lane	0	0	0	0	4,650,281	0	0	0
4	GACC	101 California	0	0	0	0	0	0	0	20,474,821	Unfunded Obligations Reserve: 10,474,821.10; Cooley Reserve: 10,000,000
5	JPMCB	SWVP Portfolio	0	97,938	0	0	822,222	990,844	0	5,000,000	PIP Reserve
5.01	JPMCB	InterContinental
5.02	JPMCB	DoubleTree Sunrise
5.03	JPMCB	DoubleTree Charlotte
5.04	JPMCB	DoubleTree RTP
6	CREFI	Arbor Hotel Portfolio	0	95,607	0	0	217,898	0	0	18,086,700	PIP Reserve
6.01	CREFI	Residence Inn Salt Lake City
6.02	CREFI	Hampton Inn Santa Barbara
6.03	CREFI	Hampton Inn Bloomington
6.04	CREFI	Hampton Inn Norwood

A-1-27

ANNEX A-1

UPFRONT ESCROW(22)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
6.05	CREFI	Springhill Suites Bloomington
6.06	CREFI	Hyatt Place Arlington
7	CREFI	Green Hills Corporate Center	0	0	0	0	768,606	30,068	0	1,911,661	HVAC Reserve: 1,109,161.34; Penske Deferred Tenant Allowance Reserve: 802,500
8	JPMCB	Weston I & II	4,836	0	0	2,800,000	0	0	0	2,060,875	Outstanding TI Reserve: 1,187,486.43; Free Rent Reserve: 873,389
9	GACC	Moffett Towers II - Building V	0	0	0	29,997,618	0	0	0	0
10	GACC	Newport Corporate Center	1,675,000	0	0	60,072,224	0	0	0	27,164,693	Free Rent Reserve: 21,807,139; T-Mobile Capital Expenditure Reserve: 5,357,554
11	CREFI	Western Digital R&D Campus	0	0	0	0	0	0	0	0
12	CREFI	Lakeside Apartments	265,824	0	0	0	672,526	50,295	0	0
13	GACC	Central Tower Office	0	0	0	0	0	0	0	753,839	Existing TI/LC Obligations Reserve
14	CREFI	Birch Landing Apartments	0	184,938	3,000	0	330,926	107,063	213,055	6,000,000	Litigation Reserve
15	JPMCB	Greenleaf at Howell	2,838	0	0	17,028	191,462	675	0	2,409,326	Outstanding Tenant Obligation Reserve: 1,776,826, Starbucks Reserve: 632,500
16	GACC	Arctic Glacier Portfolio	0	0	0	0	0	0	0	0
16.01	GACC	Arctic Glacier - Menomonee
16.02	GACC	Arctic Glacier - West St. Paul
16.03	GACC	Arctic Glacier - Mississauga
16.04	GACC	Arctic Glacier - Fairport
16.05	GACC	Arctic Glacier - West Point
16.06	GACC	Arctic Glacier - Twin Oaks
16.07	GACC	Arctic Glacier - Newburgh
16.08	GACC	Arctic Glacier - Winnipeg
16.09	GACC	Arctic Glacier - Port Huron
16.10	GACC	Arctic Glacier - Ypsilanti
16.11	GACC	Arctic Glacier - Chatham
16.12	GACC	Arctic Glacier - Omaha
16.13	GACC	Arctic Glacier - Rapid City
16.14	GACC	Arctic Glacier - Grayling
16.15	GACC	Arctic Glacier - Belding
16.16	GACC	Arctic Glacier - Marshall
16.17	GACC	Arctic Glacier - Dubuque
16.18	GACC	Arctic Glacier - Lake Ozark
16.19	GACC	Arctic Glacier - Pierre
16.20	GACC	Arctic Glacier - Shelby
16.21	GACC	Arctic Glacier - Storm Lake
17	JPMCB	Hilton Melbourne	2,018,964	0	0	0	193,587	0	0	0
18	JPMCB	Park Central Plaza I & II	0	0	0	250,000	210,605	0	0	309,721	Outstanding TI/LC Reserve: 181,018.01; Prepaid Rent Reserve: 128,703.22
19	GACC	Infinity Park Apartments	316,880	33,120	0	0	17,847	71,488	0	0
20	CREFI	57 East 11th Street	0	0	0	0	276,521	0	0	9,057,308	Unfunded Obligations Reserve: 6,737,608; WeWork Free Rent Reserve: 2,319,700
21	GACC	Heartland Dental Medical Office Portfolio	0	316,121	0	0	250,000	384,109	0	171,365	Existing TI/LC Obligations Reserve: 109,315; Rent Concession Reserve: 62,050
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road

A-1-28

ANNEX A-1

UPFRONT ESCROW(22)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street

A-1-29

ANNEX A-1

			UPFRONT ESCROW(22)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
22	GACC	Stonebrook Apartments Phase II	0	0	0	0	0	4,633	0	0
23	GACC	Hawk View Industrial Park	0	0	0	0	75,028	13,161	0	0
24	CREFI	Magnolia Hotel St. Louis	0	5,750	0	0	55,274	0	0	0
25	CREFI	Augusta Self Storage Portfolio	44,817	24,063	0	0	48,140	32,560	0	0
25.01	CREFI	Hollywood Storage - Evans
25.02	CREFI	Hollywood Storage - Augusta
25.03	CREFI	Hollywood Storage - Martinez
26	GACC	Clinton West	0	0	0	0	3,209	0	0	0
27	CREFI	Residence Inn - Lynchburg	0	0	0	0	13,000	10,880	0	200,000	Holdback Reserve
28	GACC	IRG Moraine Industrial	0	78,000	60,000	380,000	18,113	0	0	31,677	Fuyao Reserve
29	GACC	One Parkway North	0	0	0	0	711,222	0	0	2,295,013	Fixed Annual Rent Funds: 1,874,862; Ground Rent Reserve: 318,726.54; Initial Rent Credit Holdback: 101,424.55
30	GACC	Pine Terrace Apartments	0	124,406	0	0	93,177	21,407	0	0
31	GACC	Orchard Park Apartments	0	18,438	0	0	12,745	0	0	0
32	GACC	Rockridge Plaza	0	7,500	0	100,000	43,444	0	0	5,042	Gap Rent Reserve
33	CREFI	Giant Hershey PA	0	0	0	0	0	0	0	0
34	CREFI	2211 West Camelback Road	0	0	0	0	58,958	3,545	0	27,900	Elixir Free Rent Reserve: 14,400; Vlad’s CAM Reserve: 13,500
35	GACC	Pell City Portfolio	400,000	0	0	0	26,609	22,810	0	0
35.01	GACC	Holiday Inn-Pell City
35.02	GACC	Hampton Inn-Pell City
36	GACC	364 Bush	0	1,875	0	225,000	0	0	0	0
37	GACC	1731 15th Street	0	2,438	0	0	0	0	0	49,984	Water and Sewer Reserve
38	GACC	Sunridge Apartments	200,000	196,800	0	0	74,055	0	0	0
39	GACC	Alamo Drafthouse Cinema - Lubbock	0	0	0	0	0	0	0	0
40	CREFI	Piney Green Food Lion	0	131,625	0	0	26,588	7,864	0	0

A-1-30

ANNEX A-1

MONTHLY ESCROW(23)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	GACC	3 Columbus Circle	Springing	0	Springing	Springing	Springing	Springing	Young & Rubicam Reserve
2	CREFI/JPMCB	ILPT Hawaii Portfolio	0	0	0	Springing	Springing	0
2.001	CREFI/JPMCB	2810 Pukoloa Street
2.002	CREFI/JPMCB	1360 Pali Highway
2.003	CREFI/JPMCB	1001 Ahua Street
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A
2.005	CREFI/JPMCB	2850 Paa Street
2.006	CREFI/JPMCB	949 Mapunapuna Street
2.007	CREFI/JPMCB	2828 Paa Street
2.008	CREFI/JPMCB	80 Sand Island Access Road
2.009	CREFI/JPMCB	1030 Mapunapuna Street
2.010	CREFI/JPMCB	150 Puuhale Road
2.011	CREFI/JPMCB	2344 Pahounui Drive
2.012	CREFI/JPMCB	120 Sand Island Access Road
2.013	CREFI/JPMCB	1122 Mapunapuna Street
2.014	CREFI/JPMCB	2915 Kaihikapu Street
2.015	CREFI/JPMCB	819 Ahua Street
2.016	CREFI/JPMCB	2144 Auiki Street
2.017	CREFI/JPMCB	1027 Kikowaena Place
2.018	CREFI/JPMCB	1931 Kahai Street
2.019	CREFI/JPMCB	148 Mokauea Street
2.020	CREFI/JPMCB	2886 Paa Street
2.021	CREFI/JPMCB	2838 Kilihau Street
2.022	CREFI/JPMCB	803 Ahua Street
2.023	CREFI/JPMCB	220 Puuhale Road
2.024	CREFI/JPMCB	930 Mapunapuna Street
2.025	CREFI/JPMCB	2103 Kaliawa Street
2.026	CREFI/JPMCB	2969 Mapunapuna Place
2.027	CREFI/JPMCB	158 Sand Island Access Road
2.028	CREFI/JPMCB	1926 Auiki Street
2.029	CREFI/JPMCB	113 Puuhale Road
2.030	CREFI/JPMCB	2250 Pahounui Drive
2.031	CREFI/JPMCB	733 Mapunapuna Street
2.032	CREFI/JPMCB	761 Ahua Street
2.033	CREFI/JPMCB	918 Ahua Street
2.034	CREFI/JPMCB	180 Sand Island Access Road
2.035	CREFI/JPMCB	2829 Awaawaloa Street
2.036	CREFI/JPMCB	120 Mokauea Street
2.037	CREFI/JPMCB	2861 Mokumoa Street
2.038	CREFI/JPMCB	2826 Kaihikapu Street
2.039	CREFI/JPMCB	179 Sand Island Access Road
2.040	CREFI/JPMCB	855 Mapunapuna Street
2.041	CREFI/JPMCB	2308 Pahounui Drive
2.042	CREFI/JPMCB	619 Mapunapuna Street
2.043	CREFI/JPMCB	2846-A Awaawaloa Street
2.044	CREFI/JPMCB	238 Sand Island Access Road
2.045	CREFI/JPMCB	704 Mapunapuna Street
2.046	CREFI/JPMCB	120B Mokauea Street
2.047	CREFI/JPMCB	1150 Kikowaena Street
2.048	CREFI/JPMCB	2127 Auiki Street
2.049	CREFI/JPMCB	2810 Paa Street
2.050	CREFI/JPMCB	2841 Pukoloa Street
2.051	CREFI/JPMCB	1000 Mapunapuna Street
2.052	CREFI/JPMCB	2829 Pukoloa Street
2.053	CREFI/JPMCB	889 Ahua Street
2.054	CREFI/JPMCB	2819 Pukoloa Street
2.055	CREFI/JPMCB	1038 Kikowaena Place
2.056	CREFI/JPMCB	2965 Mokumoa Street
2.057	CREFI/JPMCB	850 Ahua Street
2.058	CREFI/JPMCB	1330 Pali Highway
2.059	CREFI/JPMCB	2865 Pukoloa Street
2.060	CREFI/JPMCB	2855 Pukoloa Street
2.061	CREFI/JPMCB	789 Mapunapuna Street
2.062	CREFI/JPMCB	2960 Mokumoa Street
2.063	CREFI/JPMCB	231B Sand Island Access Road
2.064	CREFI/JPMCB	2020 Auiki Street
2.065	CREFI/JPMCB	2857 Awaawaloa Street
2.066	CREFI/JPMCB	1050 Kikowaena Place
2.067	CREFI/JPMCB	2850 Mokumoa Street
2.068	CREFI/JPMCB	2840 Mokumoa Street
2.069	CREFI/JPMCB	2830 Mokumoa Street
2.070	CREFI/JPMCB	960 Mapunapuna Street
2.071	CREFI/JPMCB	125B Puuhale Road
2.072	CREFI/JPMCB	2809 Kaihikapu Street
2.073	CREFI/JPMCB	212 Mohonua Place
2.074	CREFI/JPMCB	692 Mapunapuna Street
2.075	CREFI/JPMCB	1024 Kikowaena Place
2.076	CREFI/JPMCB	669 Ahua Street
2.077	CREFI/JPMCB	215 Puuhale Road
2.078	CREFI/JPMCB	142 Mokauea Street
2.079	CREFI/JPMCB	2847 Awaawaloa Street
2.080	CREFI/JPMCB	2816 Awaawaloa Street
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B
2.082	CREFI/JPMCB	2864 Mokumoa Street
2.083	CREFI/JPMCB	770 Mapunapuna Street
2.084	CREFI/JPMCB	151 Puuhale Road
2.085	CREFI/JPMCB	207 Puuhale Road
2.086	CREFI/JPMCB	2970 Mokumoa Street
2.087	CREFI/JPMCB	2868 Kaihikapu Street
2.088	CREFI/JPMCB	2908 Kaihikapu Street
2.089	CREFI/JPMCB	2814 Kilihau Street
2.090	CREFI/JPMCB	759 Puuloa Road
2.091	CREFI/JPMCB	659 Puuloa Road
2.092	CREFI/JPMCB	667 Puuloa Road
2.093	CREFI/JPMCB	679 Puuloa Road
2.094	CREFI/JPMCB	689 Puuloa Road
2.095	CREFI/JPMCB	950 Mapunapuna Street
2.096	CREFI/JPMCB	822 Mapunapuna Street
2.097	CREFI/JPMCB	842 Mapunapuna Street
2.098	CREFI/JPMCB	214 Sand Island Access Road

A-1-31

ANNEX A-1

MONTHLY ESCROW(23)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
2.099	CREFI/JPMCB	709 Ahua Street
2.100	CREFI/JPMCB	766 Mapunapuna Street
2.101	CREFI/JPMCB	830 Mapunapuna Street
2.102	CREFI/JPMCB	2855 Kaihikapu Street
2.103	CREFI/JPMCB	865 Ahua Street
2.104	CREFI/JPMCB	852 Mapunapuna Street
2.105	CREFI/JPMCB	2906 Kaihikapu Street
2.106	CREFI/JPMCB	2879 Paa Street
2.107	CREFI/JPMCB	702 Ahua Street
2.108	CREFI/JPMCB	2864 Awaawaloa Street
2.109	CREFI/JPMCB	2819 Mokumoa Street - A
2.110	CREFI/JPMCB	2869 Mokumoa Street
2.111	CREFI/JPMCB	2819 Mokumoa Street - B
2.112	CREFI/JPMCB	228 Mohonua Place
2.113	CREFI/JPMCB	2264 Pahounui Drive
2.114	CREFI/JPMCB	808 Ahua Street
2.115	CREFI/JPMCB	2827 Kaihikapu Street
2.116	CREFI/JPMCB	697 Ahua Street
2.117	CREFI/JPMCB	2849 Kaihikapu Street
2.118	CREFI/JPMCB	2831 Awaawaloa Street
2.119	CREFI/JPMCB	2858 Kaihikapu Street
2.120	CREFI/JPMCB	2276 Pahounui Drive
2.121	CREFI/JPMCB	2806 Kaihikapu Street
2.122	CREFI/JPMCB	1052 Ahua Street
2.123	CREFI/JPMCB	2889 Mokumoa Street
2.124	CREFI/JPMCB	685 Ahua Street
2.125	CREFI/JPMCB	2839 Mokumoa Street
2.126	CREFI/JPMCB	94-240 Pupuole Street
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A
2.128	CREFI/JPMCB	719 Ahua Street
2.129	CREFI/JPMCB	2812 Awaawaloa Street
2.130	CREFI/JPMCB	2927 Mokumoa Street
2.131	CREFI/JPMCB	197 Sand Island Access Road
2.132	CREFI/JPMCB	2844 Kaihikapu Street
2.133	CREFI/JPMCB	2879 Mokumoa Street
2.134	CREFI/JPMCB	2135 Auiki Street
2.135	CREFI/JPMCB	855 Ahua Street
2.136	CREFI/JPMCB	2122 Kaliawa Street
2.137	CREFI/JPMCB	2831 Kaihikapu Street
2.138	CREFI/JPMCB	729 Ahua Street
2.139	CREFI/JPMCB	739 Ahua Street
2.140	CREFI/JPMCB	2833 Paa Street #2
2.141	CREFI/JPMCB	2833 Paa Street
2.142	CREFI/JPMCB	2815 Kaihikapu Street
2.143	CREFI/JPMCB	1062 Kikowaena Place
2.144	CREFI/JPMCB	673 Ahua Street
2.145	CREFI/JPMCB	2106 Kaliawa Street
2.146	CREFI/JPMCB	812 Mapunapuna Street
2.147	CREFI/JPMCB	2804 Kilihau Street
2.148	CREFI/JPMCB	525 North King Street
2.149	CREFI/JPMCB	204 Sand Island Access Road
2.150	CREFI/JPMCB	660 Ahua Street
2.151	CREFI/JPMCB	218 Mohonua Place
2.152	CREFI/JPMCB	125 Puuhale Road
2.153	CREFI/JPMCB	645 Ahua Street
2.154	CREFI/JPMCB	675 Mapunapuna Street
2.155	CREFI/JPMCB	659 Ahua Street
2.156	CREFI/JPMCB	1055 Ahua Street
2.157	CREFI/JPMCB	944 Ahua Street
2.158	CREFI/JPMCB	2019 Kahai Street
2.159	CREFI/JPMCB	2001 Kahai Street
2.160	CREFI/JPMCB	106 Puuhale Road
2.161	CREFI/JPMCB	2875 Paa Street
2.162	CREFI/JPMCB	1024 Mapunapuna Street
2.163	CREFI/JPMCB	2760 Kamehameha Highway
2.164	CREFI/JPMCB	2635 Waiwai Loop A
2.165	CREFI/JPMCB	2635 Waiwai Loop B
2.166	CREFI/JPMCB	2836 Awaawaloa Street
2.167	CREFI/JPMCB	609 Ahua Street
2.168	CREFI/JPMCB	905 Ahua Street
2.169	CREFI/JPMCB	2110 Auiki Street
2.170	CREFI/JPMCB	140 Puuhale Road
2.171	CREFI/JPMCB	2139 Kaliawa Street
2.172	CREFI/JPMCB	231 Sand Island Access Road
2.173	CREFI/JPMCB	2140 Kaliawa Street
2.174	CREFI/JPMCB	33 South Vineyard Boulevard
2.175	CREFI/JPMCB	970 Ahua Street
2.176	CREFI/JPMCB	960 Ahua Street
2.177	CREFI/JPMCB	1045 Mapunapuna Street
2.178	CREFI/JPMCB	165 Sand Island Access Road
2.179	CREFI/JPMCB	2839 Kilihau Street
2.180	CREFI/JPMCB	2829 Kilihau Street
2.181	CREFI/JPMCB	2833 Kilihau Street
2.182	CREFI/JPMCB	2821 Kilihau Street
2.183	CREFI/JPMCB	2808 Kam Highway
2.184	CREFI/JPMCB	2815 Kilihau Street
2.185	CREFI/JPMCB	2850 Awaawaloa Street
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B
3	GACC	59 Maiden Lane	Springing	0	Springing	930,056	Springing	0
4	GACC	101 California	Springing	0	Springing	Springing	Springing	0
5	JPMCB	SWVP Portfolio	5% of Gross Revenues	0	0	205,555	82,570	Springing	Hotel Tax Reserve
5.01	JPMCB	InterContinental
5.02	JPMCB	DoubleTree Sunrise
5.03	JPMCB	DoubleTree Charlotte
5.04	JPMCB	DoubleTree RTP
6	CREFI	Arbor Hotel Portfolio	114,243	0	0	217,898	Springing	0
6.01	CREFI	Residence Inn Salt Lake City
6.02	CREFI	Hampton Inn Santa Barbara
6.03	CREFI	Hampton Inn Bloomington
6.04	CREFI	Hampton Inn Norwood

A-1-32

ANNEX A-1

MONTHLY ESCROW(23)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
6.05	CREFI	Springhill Suites Bloomington
6.06	CREFI	Hyatt Place Arlington
7	CREFI	Green Hills Corporate Center	9,842	0	0	139,747	10,023	221,347	Penske Deferred Tenant Allowance Reserve: 221,347; HVAC Reserve: Excess Cash Flow
8	JPMCB	Weston I & II	4,836	0	Springing	39,676	Springing	0
9	GACC	Moffett Towers II - Building V	Springing	0	0	87,587	Springing	0
10	GACC	Newport Corporate Center	12,479	0	0	Springing	Springing	0
11	CREFI	Western Digital R&D Campus	Springing	0	0	Springing	Springing	0
12	CREFI	Lakeside Apartments	11,833	0	0	84,066	12,574	0
13	GACC	Central Tower Office	Springing	0	Springing	Springing	Springing	0
14	CREFI	Birch Landing Apartments	13,651	0	0	47,275	21,413	0
15	JPMCB	Greenleaf at Howell	2,838	0	17,028	47,866	675	0
16	GACC	Arctic Glacier Portfolio	Springing	0	Springing	Springing	Springing	0
16.01	GACC	Arctic Glacier - Menomonee
16.02	GACC	Arctic Glacier - West St. Paul
16.03	GACC	Arctic Glacier - Mississauga
16.04	GACC	Arctic Glacier - Fairport
16.05	GACC	Arctic Glacier - West Point
16.06	GACC	Arctic Glacier - Twin Oaks
16.07	GACC	Arctic Glacier - Newburgh
16.08	GACC	Arctic Glacier - Winnipeg
16.09	GACC	Arctic Glacier - Port Huron
16.10	GACC	Arctic Glacier - Ypsilanti
16.11	GACC	Arctic Glacier - Chatham
16.12	GACC	Arctic Glacier - Omaha
16.13	GACC	Arctic Glacier - Rapid City
16.14	GACC	Arctic Glacier - Grayling
16.15	GACC	Arctic Glacier - Belding
16.16	GACC	Arctic Glacier - Marshall
16.17	GACC	Arctic Glacier - Dubuque
16.18	GACC	Arctic Glacier - Lake Ozark
16.19	GACC	Arctic Glacier - Pierre
16.20	GACC	Arctic Glacier - Shelby
16.21	GACC	Arctic Glacier - Storm Lake
17	JPMCB	Hilton Melbourne	2% of Gross Revenues	0	0	24,198	Springing	Springing	PIP Reserve
18	JPMCB	Park Central Plaza I & II	2,471	0	9,882	42,121	Springing	0
19	GACC	Infinity Park Apartments	10,063	0	0	13,257	0	0
20	CREFI	57 East 11th Street	1,023	0	0	46,087	Springing	0
21	GACC	Heartland Dental Medical Office Portfolio	16,042	0	80,208	Springing	Springing	0
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road

A-1-33

ANNEX A-1

MONTHLY ESCROW(23)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street

A-1-34

ANNEX A-1

			MONTHLY ESCROW(23)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
22	GACC	Stonebrook Apartments Phase II	2,042	0	0	11,125	2,317	0
23	GACC	Hawk View Industrial Park	1,111	0	11,108	15,006	6,580	0
24	CREFI	Magnolia Hotel St. Louis	4% of Gross Revenues	0	0	7,896	Springing	Springing	PIP Reserve: Springing, Seasonality Reserve: Springing
25	CREFI	Augusta Self Storage Portfolio	1,738	0	0	6,877	2,505	0
25.01	CREFI	Hollywood Storage - Evans
25.02	CREFI	Hollywood Storage - Augusta
25.03	CREFI	Hollywood Storage - Martinez
26	GACC	Clinton West	1,458	0	0	802	Springing	0
27	CREFI	Residence Inn - Lynchburg	11,961	0	0	13,000	2,176	Springing	PIP Reserve; Debt Yield Reserve
28	GACC	IRG Moraine Industrial	5,705	0	9,392	4,528	Springing	0
29	GACC	One Parkway North	3,437	0	21,484	79,025	Springing	159,363	Ground Rent Reserve
30	GACC	Pine Terrace Apartments	9,595	0	0	31,059	10,704	0
31	GACC	Orchard Park Apartments	2,268	0	0	12,745	Springing	0
32	GACC	Rockridge Plaza	1,442	0	7,211	10,861	Springing	0
33	CREFI	Giant Hershey PA	Springing	0	Springing	Springing	Springing	0
34	CREFI	2211 West Camelback Road	743	0	3,713	19,653	1,773	0
35	GACC	Pell City Portfolio	4% of projected Rents	0	0	5,322	1,901	Springing	PIP Reserve
35.01	GACC	Holiday Inn-Pell City
35.02	GACC	Hampton Inn-Pell City
36	GACC	364 Bush	233	0	Springing	6,296	Springing	0
37	GACC	1731 15th Street	1,042	0	0	12,290	Springing	0
38	GACC	Sunridge Apartments	14,125	0	0	9,771	Springing	0
39	GACC	Alamo Drafthouse Cinema - Lubbock	553	0	1,382	Springing	Springing	0
40	CREFI	Piney Green Food Lion	796	0	1,857	5,318	3,932	0

A-1-35

ANNEX A-1

RESERVE CAPS(24)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
1	GACC	3 Columbus Circle	1,000,000		5,000,000				40,000,000	No
2	CREFI/JPMCB	ILPT Hawaii Portfolio								Various
2.001	CREFI/JPMCB	2810 Pukoloa Street								Yes
2.002	CREFI/JPMCB	1360 Pali Highway								Yes
2.003	CREFI/JPMCB	1001 Ahua Street								Yes
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A								Yes
2.005	CREFI/JPMCB	2850 Paa Street								Yes
2.006	CREFI/JPMCB	949 Mapunapuna Street								Yes
2.007	CREFI/JPMCB	2828 Paa Street								Yes
2.008	CREFI/JPMCB	80 Sand Island Access Road								Yes
2.009	CREFI/JPMCB	1030 Mapunapuna Street								Yes
2.010	CREFI/JPMCB	150 Puuhale Road								Yes
2.011	CREFI/JPMCB	2344 Pahounui Drive								Yes
2.012	CREFI/JPMCB	120 Sand Island Access Road								No
2.013	CREFI/JPMCB	1122 Mapunapuna Street								Yes
2.014	CREFI/JPMCB	2915 Kaihikapu Street								Yes
2.015	CREFI/JPMCB	819 Ahua Street								Yes
2.016	CREFI/JPMCB	2144 Auiki Street								No
2.017	CREFI/JPMCB	1027 Kikowaena Place								Yes
2.018	CREFI/JPMCB	1931 Kahai Street								Yes
2.019	CREFI/JPMCB	148 Mokauea Street								Yes
2.020	CREFI/JPMCB	2886 Paa Street								Yes
2.021	CREFI/JPMCB	2838 Kilihau Street								Yes
2.022	CREFI/JPMCB	803 Ahua Street								Yes
2.023	CREFI/JPMCB	220 Puuhale Road								Yes
2.024	CREFI/JPMCB	930 Mapunapuna Street								Yes
2.025	CREFI/JPMCB	2103 Kaliawa Street								Yes
2.026	CREFI/JPMCB	2969 Mapunapuna Place								Yes
2.027	CREFI/JPMCB	158 Sand Island Access Road								Yes
2.028	CREFI/JPMCB	1926 Auiki Street								Yes
2.029	CREFI/JPMCB	113 Puuhale Road								Yes
2.030	CREFI/JPMCB	2250 Pahounui Drive								Yes
2.031	CREFI/JPMCB	733 Mapunapuna Street								Yes
2.032	CREFI/JPMCB	761 Ahua Street								Yes
2.033	CREFI/JPMCB	918 Ahua Street								Yes
2.034	CREFI/JPMCB	180 Sand Island Access Road								Yes
2.035	CREFI/JPMCB	2829 Awaawaloa Street								Yes
2.036	CREFI/JPMCB	120 Mokauea Street								No
2.037	CREFI/JPMCB	2861 Mokumoa Street								Yes
2.038	CREFI/JPMCB	2826 Kaihikapu Street								Yes
2.039	CREFI/JPMCB	179 Sand Island Access Road								Yes
2.040	CREFI/JPMCB	855 Mapunapuna Street								Yes
2.041	CREFI/JPMCB	2308 Pahounui Drive								Yes
2.042	CREFI/JPMCB	619 Mapunapuna Street								Yes
2.043	CREFI/JPMCB	2846-A Awaawaloa Street								Yes
2.044	CREFI/JPMCB	238 Sand Island Access Road								Yes
2.045	CREFI/JPMCB	704 Mapunapuna Street								Yes
2.046	CREFI/JPMCB	120B Mokauea Street								No
2.047	CREFI/JPMCB	1150 Kikowaena Street								Yes
2.048	CREFI/JPMCB	2127 Auiki Street								Yes
2.049	CREFI/JPMCB	2810 Paa Street								Yes
2.050	CREFI/JPMCB	2841 Pukoloa Street								Yes
2.051	CREFI/JPMCB	1000 Mapunapuna Street								Yes
2.052	CREFI/JPMCB	2829 Pukoloa Street								Yes
2.053	CREFI/JPMCB	889 Ahua Street								Yes
2.054	CREFI/JPMCB	2819 Pukoloa Street								Yes
2.055	CREFI/JPMCB	1038 Kikowaena Place								Yes
2.056	CREFI/JPMCB	2965 Mokumoa Street								Yes
2.057	CREFI/JPMCB	850 Ahua Street								Yes
2.058	CREFI/JPMCB	1330 Pali Highway								Yes
2.059	CREFI/JPMCB	2865 Pukoloa Street								Yes
2.060	CREFI/JPMCB	2855 Pukoloa Street								Yes
2.061	CREFI/JPMCB	789 Mapunapuna Street								Yes
2.062	CREFI/JPMCB	2960 Mokumoa Street								Yes
2.063	CREFI/JPMCB	231B Sand Island Access Road								Yes
2.064	CREFI/JPMCB	2020 Auiki Street								Yes
2.065	CREFI/JPMCB	2857 Awaawaloa Street								Yes
2.066	CREFI/JPMCB	1050 Kikowaena Place								Yes
2.067	CREFI/JPMCB	2850 Mokumoa Street								Yes
2.068	CREFI/JPMCB	2840 Mokumoa Street								Yes
2.069	CREFI/JPMCB	2830 Mokumoa Street								Yes
2.070	CREFI/JPMCB	960 Mapunapuna Street								Yes
2.071	CREFI/JPMCB	125B Puuhale Road								Yes
2.072	CREFI/JPMCB	2809 Kaihikapu Street								Yes
2.073	CREFI/JPMCB	212 Mohonua Place								Yes
2.074	CREFI/JPMCB	692 Mapunapuna Street								Yes
2.075	CREFI/JPMCB	1024 Kikowaena Place								Yes
2.076	CREFI/JPMCB	669 Ahua Street								Yes
2.077	CREFI/JPMCB	215 Puuhale Road								Yes
2.078	CREFI/JPMCB	142 Mokauea Street								Yes
2.079	CREFI/JPMCB	2847 Awaawaloa Street								Yes
2.080	CREFI/JPMCB	2816 Awaawaloa Street								Yes
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B								Yes
2.082	CREFI/JPMCB	2864 Mokumoa Street								Yes
2.083	CREFI/JPMCB	770 Mapunapuna Street								Yes
2.084	CREFI/JPMCB	151 Puuhale Road								Yes
2.085	CREFI/JPMCB	207 Puuhale Road								Yes
2.086	CREFI/JPMCB	2970 Mokumoa Street								Yes
2.087	CREFI/JPMCB	2868 Kaihikapu Street								Yes
2.088	CREFI/JPMCB	2908 Kaihikapu Street								Yes
2.089	CREFI/JPMCB	2814 Kilihau Street								Yes
2.090	CREFI/JPMCB	759 Puuloa Road								Yes
2.091	CREFI/JPMCB	659 Puuloa Road								Yes
2.092	CREFI/JPMCB	667 Puuloa Road								Yes
2.093	CREFI/JPMCB	679 Puuloa Road								Yes
2.094	CREFI/JPMCB	689 Puuloa Road								Yes
2.095	CREFI/JPMCB	950 Mapunapuna Street								Yes
2.096	CREFI/JPMCB	822 Mapunapuna Street								Yes
2.097	CREFI/JPMCB	842 Mapunapuna Street								Yes
2.098	CREFI/JPMCB	214 Sand Island Access Road								No

A-1-36

ANNEX A-1

RESERVE CAPS(24)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
2.099	CREFI/JPMCB	709 Ahua Street								Yes
2.100	CREFI/JPMCB	766 Mapunapuna Street								Yes
2.101	CREFI/JPMCB	830 Mapunapuna Street								Yes
2.102	CREFI/JPMCB	2855 Kaihikapu Street								Yes
2.103	CREFI/JPMCB	865 Ahua Street								Yes
2.104	CREFI/JPMCB	852 Mapunapuna Street								Yes
2.105	CREFI/JPMCB	2906 Kaihikapu Street								Yes
2.106	CREFI/JPMCB	2879 Paa Street								Yes
2.107	CREFI/JPMCB	702 Ahua Street								Yes
2.108	CREFI/JPMCB	2864 Awaawaloa Street								Yes
2.109	CREFI/JPMCB	2819 Mokumoa Street - A								Yes
2.110	CREFI/JPMCB	2869 Mokumoa Street								Yes
2.111	CREFI/JPMCB	2819 Mokumoa Street - B								Yes
2.112	CREFI/JPMCB	228 Mohonua Place								Yes
2.113	CREFI/JPMCB	2264 Pahounui Drive								Yes
2.114	CREFI/JPMCB	808 Ahua Street								Yes
2.115	CREFI/JPMCB	2827 Kaihikapu Street								Yes
2.116	CREFI/JPMCB	697 Ahua Street								Yes
2.117	CREFI/JPMCB	2849 Kaihikapu Street								Yes
2.118	CREFI/JPMCB	2831 Awaawaloa Street								Yes
2.119	CREFI/JPMCB	2858 Kaihikapu Street								Yes
2.120	CREFI/JPMCB	2276 Pahounui Drive								Yes
2.121	CREFI/JPMCB	2806 Kaihikapu Street								Yes
2.122	CREFI/JPMCB	1052 Ahua Street								Yes
2.123	CREFI/JPMCB	2889 Mokumoa Street								Yes
2.124	CREFI/JPMCB	685 Ahua Street								Yes
2.125	CREFI/JPMCB	2839 Mokumoa Street								Yes
2.126	CREFI/JPMCB	94-240 Pupuole Street								Yes
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A								Yes
2.128	CREFI/JPMCB	719 Ahua Street								Yes
2.129	CREFI/JPMCB	2812 Awaawaloa Street								Yes
2.130	CREFI/JPMCB	2927 Mokumoa Street								Yes
2.131	CREFI/JPMCB	197 Sand Island Access Road								Yes
2.132	CREFI/JPMCB	2844 Kaihikapu Street								Yes
2.133	CREFI/JPMCB	2879 Mokumoa Street								Yes
2.134	CREFI/JPMCB	2135 Auiki Street								Yes
2.135	CREFI/JPMCB	855 Ahua Street								Yes
2.136	CREFI/JPMCB	2122 Kaliawa Street								Yes
2.137	CREFI/JPMCB	2831 Kaihikapu Street								Yes
2.138	CREFI/JPMCB	729 Ahua Street								Yes
2.139	CREFI/JPMCB	739 Ahua Street								Yes
2.140	CREFI/JPMCB	2833 Paa Street #2								Yes
2.141	CREFI/JPMCB	2833 Paa Street								Yes
2.142	CREFI/JPMCB	2815 Kaihikapu Street								Yes
2.143	CREFI/JPMCB	1062 Kikowaena Place								Yes
2.144	CREFI/JPMCB	673 Ahua Street								Yes
2.145	CREFI/JPMCB	2106 Kaliawa Street								Yes
2.146	CREFI/JPMCB	812 Mapunapuna Street								Yes
2.147	CREFI/JPMCB	2804 Kilihau Street								Yes
2.148	CREFI/JPMCB	525 North King Street								Yes
2.149	CREFI/JPMCB	204 Sand Island Access Road								Yes
2.150	CREFI/JPMCB	660 Ahua Street								Yes
2.151	CREFI/JPMCB	218 Mohonua Place								Yes
2.152	CREFI/JPMCB	125 Puuhale Road								Yes
2.153	CREFI/JPMCB	645 Ahua Street								Yes
2.154	CREFI/JPMCB	675 Mapunapuna Street								Yes
2.155	CREFI/JPMCB	659 Ahua Street								Yes
2.156	CREFI/JPMCB	1055 Ahua Street								Yes
2.157	CREFI/JPMCB	944 Ahua Street								Yes
2.158	CREFI/JPMCB	2019 Kahai Street								Yes
2.159	CREFI/JPMCB	2001 Kahai Street								Yes
2.160	CREFI/JPMCB	106 Puuhale Road								No
2.161	CREFI/JPMCB	2875 Paa Street								Yes
2.162	CREFI/JPMCB	1024 Mapunapuna Street								Yes
2.163	CREFI/JPMCB	2760 Kamehameha Highway								Yes
2.164	CREFI/JPMCB	2635 Waiwai Loop A								Yes
2.165	CREFI/JPMCB	2635 Waiwai Loop B								Yes
2.166	CREFI/JPMCB	2836 Awaawaloa Street								Yes
2.167	CREFI/JPMCB	609 Ahua Street								No
2.168	CREFI/JPMCB	905 Ahua Street								Yes
2.169	CREFI/JPMCB	2110 Auiki Street								Yes
2.170	CREFI/JPMCB	140 Puuhale Road								Yes
2.171	CREFI/JPMCB	2139 Kaliawa Street								Yes
2.172	CREFI/JPMCB	231 Sand Island Access Road								Yes
2.173	CREFI/JPMCB	2140 Kaliawa Street								Yes
2.174	CREFI/JPMCB	33 South Vineyard Boulevard								Yes
2.175	CREFI/JPMCB	970 Ahua Street								Yes
2.176	CREFI/JPMCB	960 Ahua Street								Yes
2.177	CREFI/JPMCB	1045 Mapunapuna Street								Yes
2.178	CREFI/JPMCB	165 Sand Island Access Road								Yes
2.179	CREFI/JPMCB	2839 Kilihau Street								Yes
2.180	CREFI/JPMCB	2829 Kilihau Street								Yes
2.181	CREFI/JPMCB	2833 Kilihau Street								Yes
2.182	CREFI/JPMCB	2821 Kilihau Street								Yes
2.183	CREFI/JPMCB	2808 Kam Highway								Yes
2.184	CREFI/JPMCB	2815 Kilihau Street								Yes
2.185	CREFI/JPMCB	2850 Awaawaloa Street								Yes
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B								Yes
3	GACC	59 Maiden Lane			18,000,000					No
4	GACC	101 California	500,606		2,503,030					No
5	JPMCB	SWVP Portfolio								No
5.01	JPMCB	InterContinental								No
5.02	JPMCB	DoubleTree Sunrise								No
5.03	JPMCB	DoubleTree Charlotte								No
5.04	JPMCB	DoubleTree RTP								No
6	CREFI	Arbor Hotel Portfolio								No
6.01	CREFI	Residence Inn Salt Lake City								No
6.02	CREFI	Hampton Inn Santa Barbara								No
6.03	CREFI	Hampton Inn Bloomington								No
6.04	CREFI	Hampton Inn Norwood								No

A-1-37

ANNEX A-1

RESERVE CAPS(24)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
6.05	CREFI	Springhill Suites Bloomington								No
6.06	CREFI	Hyatt Place Arlington								No
7	CREFI	Green Hills Corporate Center							HVAC Reserve: 9,610,000; Penske Deferred Tenant Allowance Reserve: 5,229,440	No
8	JPMCB	Weston I & II	116,064		1,000,000					No
9	GACC	Moffett Towers II - Building V								Yes
10	GACC	Newport Corporate Center	149,743							No
11	CREFI	Western Digital R&D Campus								Yes
12	CREFI	Lakeside Apartments								No
13	GACC	Central Tower Office								No
14	CREFI	Birch Landing Apartments								No
15	JPMCB	Greenleaf at Howell			600,000					No
16	GACC	Arctic Glacier Portfolio	161,811		251,000					Yes
16.01	GACC	Arctic Glacier - Menomonee								Yes
16.02	GACC	Arctic Glacier - West St. Paul								Yes
16.03	GACC	Arctic Glacier - Mississauga								Yes
16.04	GACC	Arctic Glacier - Fairport								Yes
16.05	GACC	Arctic Glacier - West Point								Yes
16.06	GACC	Arctic Glacier - Twin Oaks								Yes
16.07	GACC	Arctic Glacier - Newburgh								Yes
16.08	GACC	Arctic Glacier - Winnipeg								Yes
16.09	GACC	Arctic Glacier - Port Huron								Yes
16.10	GACC	Arctic Glacier - Ypsilanti								Yes
16.11	GACC	Arctic Glacier - Chatham								Yes
16.12	GACC	Arctic Glacier - Omaha								Yes
16.13	GACC	Arctic Glacier - Rapid City								Yes
16.14	GACC	Arctic Glacier - Grayling								Yes
16.15	GACC	Arctic Glacier - Belding								Yes
16.16	GACC	Arctic Glacier - Marshall								Yes
16.17	GACC	Arctic Glacier - Dubuque								Yes
16.18	GACC	Arctic Glacier - Lake Ozark								Yes
16.19	GACC	Arctic Glacier - Pierre								Yes
16.20	GACC	Arctic Glacier - Shelby								Yes
16.21	GACC	Arctic Glacier - Storm Lake								Yes
17	JPMCB	Hilton Melbourne								No
18	JPMCB	Park Central Plaza I & II								No
19	GACC	Infinity Park Apartments								No
20	CREFI	57 East 11th Street								Yes
21	GACC	Heartland Dental Medical Office Portfolio	32,083		160,417					Various
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive								Yes
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road								No
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road								No
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza								No
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street								No
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive								Yes
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220								No
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377								Yes
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway								No
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard								No
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive								Yes
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue								Yes
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway								No
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street								Yes
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street								No
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway								Yes
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard								No
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road								No
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place								Yes
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue								Yes
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road								No
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road								Yes
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road								No
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive								No
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard								No
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street								No
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway								No
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway								Yes
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway								No
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707								Yes
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road								No
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive								No
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard								No
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way								Yes
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive								Yes
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard								Yes
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane								Yes
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road								No
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road								No
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South								Yes
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane								Yes
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway								No
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road								No
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road								Yes
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive								No
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47								Yes
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road								Yes
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road								No
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane								No
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50								No
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square								Yes
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street								Yes
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road								No
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road								No
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center								No
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue								Yes
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue								Yes
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard								No
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard								Yes
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue								No
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119								Yes
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road								Yes

A-1-38

ANNEX A-1

RESERVE CAPS(24)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road								No
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road								No
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North								No
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road								Yes
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road								Yes
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44								No
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard								No
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway								Yes
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza								No
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard								Yes
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West								No
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street								Yes
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441								Yes
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive								Yes
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South								Yes
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12								No
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard								Yes
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive								No
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street								No
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road								Yes
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway								Yes
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place								No
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle								Yes
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North								Yes
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road								No
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive								No
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard								No
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road								Yes
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway								Yes
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70								Yes
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street								Yes
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road								Yes
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road								Yes
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard								Yes
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road								Yes
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway								Yes
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive								Yes
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard								Yes
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East								No
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road								Yes
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road								Yes
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive								Yes
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place								Yes
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road								Yes
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way								Yes
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard								No
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard								No
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road								Yes
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court								Yes
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South								Yes
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue								No
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue								No
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue								Yes
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane								No
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue								No
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail								Yes
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street								Yes
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway								Yes
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue								Yes
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place								Yes
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road								No
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street								Yes
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road								Yes
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street								No
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street								No
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street								No
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road								Yes
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64								Yes
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009								Yes
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road								Yes
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road								Yes
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South								Yes
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6								Yes
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway								Yes
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard								Yes
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court								Yes
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17								No
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive								Yes
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East								Yes
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street								No
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue								Yes
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive								No
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive								Yes
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road								Yes
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive								Yes
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast								No
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue								Yes
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North								Yes
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street								Yes
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway								Yes
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road								Yes
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street								Yes
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court								Yes
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane								Yes
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza								Yes
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive								Yes
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road								Yes
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue								Yes
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle								Yes
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street								No

A-1-39

ANNEX A-1

RESERVE CAPS(24)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road								Yes
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9								Yes
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court								No
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street								Yes
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202								Yes
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5								Yes
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4								Yes
22	GACC	Stonebrook Apartments Phase II	49,000							No
23	GACC	Hawk View Industrial Park	26,660		266,600					No
24	CREFI	Magnolia Hotel St. Louis								No
25	CREFI	Augusta Self Storage Portfolio								No
25.01	CREFI	Hollywood Storage - Evans								No
25.02	CREFI	Hollywood Storage - Augusta								No
25.03	CREFI	Hollywood Storage - Martinez								No
26	GACC	Clinton West								No
27	CREFI	Residence Inn - Lynchburg							Debt Yield Reserve: 300,000	No
28	GACC	IRG Moraine Industrial	136,920		500,000					No
29	GACC	One Parkway North	250,000		500,000					No
30	GACC	Pine Terrace Apartments								No
31	GACC	Orchard Park Apartments	81,648							No
32	GACC	Rockridge Plaza	50,000		255,000					No
33	CREFI	Giant Hershey PA								Yes
34	CREFI	2211 West Camelback Road	39,600		250,000					No
35	GACC	Pell City Portfolio								No
35.01	GACC	Holiday Inn-Pell City								No
35.02	GACC	Hampton Inn-Pell City								No
36	GACC	364 Bush	5,591		225,000					No
37	GACC	1731 15th Street								No
38	GACC	Sunridge Apartments								No
39	GACC	Alamo Drafthouse Cinema - Lubbock	19,900		83,000					Yes
40	CREFI	Piney Green Food Lion								No

A-1-40

ANNEX A-1

			LARGEST TENANT (4), (25), (26), (27)			2nd LARGEST TENANT (4), (25), (26), (27)			3rd LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	GACC	3 Columbus Circle	Young & Rubicam, Inc.	375,236	07/31/33	Emerge 212 3CC LLC	57,359	11/30/27	Nordstrom	46,991	10/31/39
2	CREFI/JPMCB	ILPT Hawaii Portfolio
2.001	CREFI/JPMCB	2810 Pukoloa Street	Servco Pacific, Inc.	418,502	01/31/64
2.002	CREFI/JPMCB	1360 Pali Highway	Safeway Inc.	126,773	10/31/43
2.003	CREFI/JPMCB	1001 Ahua Street	Manheim Remarketing, Inc.	337,734	04/30/21
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A	Bradley Shopping Center Company	325,786	04/22/33
2.005	CREFI/JPMCB	2850 Paa Street	Honolulu Warehouse Co., Ltd.	298,384	01/31/44
2.006	CREFI/JPMCB	949 Mapunapuna Street	Coca-Cola Bottling of Hawaii, LLC	236,914	07/31/39
2.007	CREFI/JPMCB	2828 Paa Street	Kaiser Foundation Health Plan, Inc.	187,264	06/30/46
2.008	CREFI/JPMCB	80 Sand Island Access Road	Pahounui Partners, LLC	190,836	06/30/27
2.009	CREFI/JPMCB	1030 Mapunapuna Street	WESCO Real Estate III, LLC	122,281	12/31/35
2.010	CREFI/JPMCB	150 Puuhale Road	Warehouse Rentals, Inc.	123,037	12/31/49
2.011	CREFI/JPMCB	2344 Pahounui Drive	Ameron Hawaii, LLC	146,430	12/31/27
2.012	CREFI/JPMCB	120 Sand Island Access Road	Malolo Beverages & Supplies, Ltd.	52,819	08/23/29	Marc Haine, Inc	8,328	12/31/23	IC Supply, Inc.	3,612	01/31/22
2.013	CREFI/JPMCB	1122 Mapunapuna Street	Olelo: The Corporation for Community Television	105,506	10/14/44
2.014	CREFI/JPMCB	2915 Kaihikapu Street	Chill Space Limited Liability Company	105,000	12/31/42
2.015	CREFI/JPMCB	819 Ahua Street	Penske Trucking Leasing Co., L.P.	105,013	12/31/37
2.016	CREFI/JPMCB	2144 Auiki Street	Hawaii Performance Warehouse, LLC	11,600	11/30/25	Honolulu Hardwoods, Inc.	4,400	03/31/20	Black & Decker (U.S.) Inc.	4,300	01/31/20
2.017	CREFI/JPMCB	1027 Kikowaena Place	R. Wo & Associates, Inc.	102,443	05/31/31
2.018	CREFI/JPMCB	1931 Kahai Street	Hokumele Enterprise, LLC	96,287	08/31/37
2.019	CREFI/JPMCB	148 Mokauea Street	MHI LLC	85,790	03/31/32
2.020	CREFI/JPMCB	2886 Paa Street	Sears Roebuck and Company	60,023	11/14/43
2.021	CREFI/JPMCB	2838 Kilihau Street	Anches Hawaiian Partnership II LLP	83,189	12/31/22
2.022	CREFI/JPMCB	803 Ahua Street	Alternate Energy, Inc.	73,013	04/30/28
2.023	CREFI/JPMCB	220 Puuhale Road	Warehouse Rentals, Inc.	65,942	12/31/49
2.024	CREFI/JPMCB	930 Mapunapuna Street	Sony Electronics Inc.	68,992	01/31/32
2.025	CREFI/JPMCB	2103 Kaliawa Street	Grace Pacific LLC	78,730	12/31/28
2.026	CREFI/JPMCB	2969 Mapunapuna Place	Bank of Hawaii	79,999	12/31/30
2.027	CREFI/JPMCB	158 Sand Island Access Road	A.L. Kilgo Company, Inc.	100,500	12/31/28
2.028	CREFI/JPMCB	1926 Auiki Street	Five Star Transportation, Inc.	42,253	04/14/20
2.029	CREFI/JPMCB	113 Puuhale Road	Cossette Investment Co., Inc.	77,171	12/31/28
2.030	CREFI/JPMCB	2250 Pahounui Drive	A.L. Kilgo Company, Inc.	75,627	12/31/28
2.031	CREFI/JPMCB	733 Mapunapuna Street	American Builders & Contractors Supply Co., Inc.	64,894	11/30/24
2.032	CREFI/JPMCB	761 Ahua Street	Lorax, LLC	73,013	12/31/22
2.033	CREFI/JPMCB	918 Ahua Street	Bacon Universal Company, Inc.	72,072	02/29/32
2.034	CREFI/JPMCB	180 Sand Island Access Road	A.L. Kilgo Company, Inc.	66,828	12/31/28
2.035	CREFI/JPMCB	2829 Awaawaloa Street	Nicholas Wallner, et al	70,000	10/31/22
2.036	CREFI/JPMCB	120 Mokauea Street	Coordinated Wire Rope of Hawaii, Inc.	14,496	06/30/22	Trans Pacific Textiles, Ltd.	9,497	06/30/19	Pacific Souvenir Group, Inc.	7,086	12/31/21
2.037	CREFI/JPMCB	2861 Mokumoa Street	HIE Holdings, Inc.	70,035	10/31/22
2.038	CREFI/JPMCB	2826 Kaihikapu Street	Time Warner Entertainment Company, L.P.	70,000	12/31/22
2.039	CREFI/JPMCB	179 Sand Island Access Road	MCG 179 Sand Island LP	62,464	06/30/47
2.040	CREFI/JPMCB	855 Mapunapuna Street	Walker-Moody Construction Co., Ltd.	63,436	12/31/22
2.041	CREFI/JPMCB	2308 Pahounui Drive	HD Pahounui, LLC	64,896	12/31/28
2.042	CREFI/JPMCB	619 Mapunapuna Street	Gates Laundry Service, Inc.	55,377	07/31/41
2.043	CREFI/JPMCB	2846-A Awaawaloa Street	OneSource Distributors, LLC	61,250	11/30/23
2.044	CREFI/JPMCB	238 Sand Island Access Road	238 Sand Island Property LLC	60,000	10/31/34
2.045	CREFI/JPMCB	704 Mapunapuna Street	Hardware Hawaii Mapunapuna LLC	59,315	12/31/40
2.046	CREFI/JPMCB	120B Mokauea Street	Coordinated Wire Rope of Hawaii, Inc.	23,826	06/30/22	Royal Metals Co., Inc.	11,537	06/30/22
2.047	CREFI/JPMCB	1150 Kikowaena Street	Ballard Mortuary, Inc.	45,753	02/28/30
2.048	CREFI/JPMCB	2127 Auiki Street	New Age Service Hawaii, Inc.	56,900	06/30/35
2.049	CREFI/JPMCB	2810 Paa Street	Maui Varities	52,185	12/31/48
2.050	CREFI/JPMCB	2841 Pukoloa Street	Servco Pacific, Inc.	39,600	01/31/64
2.051	CREFI/JPMCB	1000 Mapunapuna Street	First Hawaiian Bank	41,833	06/30/22
2.052	CREFI/JPMCB	2829 Pukoloa Street	Servco Pacific, Inc.	39,600	01/31/64
2.053	CREFI/JPMCB	889 Ahua Street	Bacon Universal Company, Inc.	49,452	09/30/24
2.054	CREFI/JPMCB	2819 Pukoloa Street	Servco Pacific, Inc.	39,600	01/31/64
2.055	CREFI/JPMCB	1038 Kikowaena Place	Phyllis D. Radford, as Trustee of the Radford Surviving Spouse Trust	47,417	11/30/31
2.056	CREFI/JPMCB	2965 Mokumoa Street	Island Lighting Co., Inc.	41,586	12/31/32
2.057	CREFI/JPMCB	850 Ahua Street	Honolulu Painting Company, Limited	47,879	12/31/22
2.058	CREFI/JPMCB	1330 Pali Highway	Safeway Inc.	19,673	10/31/43
2.059	CREFI/JPMCB	2865 Pukoloa Street	Coca-Cola Bottling of Hawaii, LLC	39,600	07/31/39
2.060	CREFI/JPMCB	2855 Pukoloa Street	Coca-Cola Bottling of Hawaii, LLC	39,600	07/31/39
2.061	CREFI/JPMCB	789 Mapunapuna Street	Unibodytech, LLC	46,559	12/31/22
2.062	CREFI/JPMCB	2960 Mokumoa Street	Tamion2 LLC	38,377	11/30/33
2.063	CREFI/JPMCB	231B Sand Island Access Road	Warehouse Rentals, Inc.	38,752	12/31/49
2.064	CREFI/JPMCB	2020 Auiki Street	Alfred I. Castillo, Trustee of the Alfred I.	46,705	12/31/28
2.065	CREFI/JPMCB	2857 Awaawaloa Street	Moo’s Machine Works, Inc.	40,011	12/31/22
2.066	CREFI/JPMCB	1050 Kikowaena Place	Big Rock Manufacturing, Inc.	42,790	09/30/30
2.067	CREFI/JPMCB	2850 Mokumoa Street	Gregory Roger Gomes and Frances Uyeda Gomes	39,544	02/29/32
2.068	CREFI/JPMCB	2840 Mokumoa Street	Webco Hawaii, Inc.	39,656	02/29/32
2.069	CREFI/JPMCB	2830 Mokumoa Street	Webco Hawaii, Inc.	39,600	02/29/32
2.070	CREFI/JPMCB	960 Mapunapuna Street	Sony Electronics Inc.	36,501	01/31/32
2.071	CREFI/JPMCB	125B Puuhale Road	Ito-en (HAWAII) Inc.	48,933	12/31/28
2.072	CREFI/JPMCB	2809 Kaihikapu Street	Pacific Jobbers Warehouse, Inc.	35,698	12/31/42
2.073	CREFI/JPMCB	212 Mohonua Place	Raymond K. Takiguchi	46,221	12/31/28
2.074	CREFI/JPMCB	692 Mapunapuna Street	Industrial Hardware Hawaii, Inc.	35,000	12/31/32
2.075	CREFI/JPMCB	1024 Kikowaena Place	Manufekai LLC	39,831	11/30/31
2.076	CREFI/JPMCB	669 Ahua Street	Royal Hawaiian Limousine	35,000	06/30/48
2.077	CREFI/JPMCB	215 Puuhale Road	Dorvin D Leis Co. LLC	41,731	12/31/47
2.078	CREFI/JPMCB	142 Mokauea Street	Pacific American Lumber, Inc.	26,000	02/28/26
2.079	CREFI/JPMCB	2847 Awaawaloa Street	Green Builders Hawaii, Inc.	35,000	12/31/35
2.080	CREFI/JPMCB	2816 Awaawaloa Street	RBC Leasing Corporation	43,560	11/30/29
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B	Triple “B” Forwarders, Inc.	37,852	12/31/22
2.082	CREFI/JPMCB	2864 Mokumoa Street	Michael Boulware	39,600	02/28/22
2.083	CREFI/JPMCB	770 Mapunapuna Street	MPR Energies (was MPR Properties, LLC)	35,000	07/31/39
2.084	CREFI/JPMCB	151 Puuhale Road	New Age Service Hawaii, Inc.	38,294	04/30/33
2.085	CREFI/JPMCB	207 Puuhale Road	Dorvin D Leis Co. LLC	39,900	12/31/47
2.086	CREFI/JPMCB	2970 Mokumoa Street	Pacific Gypsum Supply	35,021	11/30/33
2.087	CREFI/JPMCB	2868 Kaihikapu Street	Hawaiian Island Tire Co., Inc.	35,000	10/31/42
2.088	CREFI/JPMCB	2908 Kaihikapu Street	Ultimate Innovations, Inc.	35,000	08/31/41
2.089	CREFI/JPMCB	2814 Kilihau Street	Jack Endo Electric, Inc.	37,413	12/31/22
2.090	CREFI/JPMCB	759 Puuloa Road	James Scott Gray	34,313	12/31/22
2.091	CREFI/JPMCB	659 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/22
2.092	CREFI/JPMCB	667 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/22
2.093	CREFI/JPMCB	679 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/22
2.094	CREFI/JPMCB	689 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/22
2.095	CREFI/JPMCB	950 Mapunapuna Street	Sony Electronics Inc.	32,551	01/31/32
2.096	CREFI/JPMCB	822 Mapunapuna Street	Hawaii Stage and Lighting Rentals, Inc.	35,000	10/31/32
2.097	CREFI/JPMCB	842 Mapunapuna Street	Hawaii Stage and Lighting Rentals, Inc.	35,000	10/31/32
2.098	CREFI/JPMCB	214 Sand Island Access Road	K&S Hawaiian Creations, Inc. (dba: Honolulu Cookie Company)	15,300	12/31/21	Road Safety Services and Design LLC	4,500	06/30/21	Clock and Trophy Shop, Inc.	1,800	06/30/21

A-1-41

ANNEX A-1

			LARGEST TENANT (4), (25), (26), (27)			2nd LARGEST TENANT (4), (25), (26), (27)			3rd LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
2.099	CREFI/JPMCB	709 Ahua Street	Qiu’s Company, Inc.	35,000	01/31/36
2.100	CREFI/JPMCB	766 Mapunapuna Street	Wasa Electrical Services, Inc.	35,000	12/31/22
2.101	CREFI/JPMCB	830 Mapunapuna Street	Prime Construction, Inc.	35,000	12/31/22
2.102	CREFI/JPMCB	2855 Kaihikapu Street	C K Auto Body, Inc.	35,000	02/28/35
2.103	CREFI/JPMCB	865 Ahua Street	Safety Systems and Signs Hawaii, Inc.	35,933	05/31/23
2.104	CREFI/JPMCB	852 Mapunapuna Street	Clark’s Meter Calibration, Inc.	35,000	12/31/22
2.105	CREFI/JPMCB	2906 Kaihikapu Street	AKC Leasing Corporation	35,000	12/31/28
2.106	CREFI/JPMCB	2879 Paa Street	Ohana Baptist Church	31,316	11/30/36
2.107	CREFI/JPMCB	702 Ahua Street	Mark Tyler Luria	34,657	12/31/22
2.108	CREFI/JPMCB	2864 Awaawaloa Street	Safety Systems and Signs Hawaii, Inc.	35,247	07/31/23
2.109	CREFI/JPMCB	2819 Mokumoa Street - A	H.Q. Incorporated	35,384	12/31/22
2.110	CREFI/JPMCB	2869 Mokumoa Street	Mohawk Carpet Distribution, Inc.	34,860	12/31/22
2.111	CREFI/JPMCB	2819 Mokumoa Street - B	H.Q. Incorporated	35,279	12/31/22
2.112	CREFI/JPMCB	228 Mohonua Place	Pioneer Electric, Inc.	36,522	12/31/28
2.113	CREFI/JPMCB	2264 Pahounui Drive	Killebrew & White	33,103	12/31/38
2.114	CREFI/JPMCB	808 Ahua Street	SLSS Partners	56,690	06/04/51
2.115	CREFI/JPMCB	2827 Kaihikapu Street	Hawaiian Crane and Rigging, Ltd.	35,000	12/31/22
2.116	CREFI/JPMCB	697 Ahua Street	Mr. Sandman, Inc.	35,000	12/31/22
2.117	CREFI/JPMCB	2849 Kaihikapu Street	A-1 A-Lectrician, Inc.	35,000	12/31/32
2.118	CREFI/JPMCB	2831 Awaawaloa Street	Ralph S. Inouye Co., Ltd.	35,000	12/31/22
2.119	CREFI/JPMCB	2858 Kaihikapu Street	McKillican American, Inc.	35,000	12/31/22
2.120	CREFI/JPMCB	2276 Pahounui Drive	Killebrew & White	32,841	12/31/38
2.121	CREFI/JPMCB	2806 Kaihikapu Street	Jerome Anches and Barbara Jean Grashin	35,000	10/31/22
2.122	CREFI/JPMCB	1052 Ahua Street	Kaiser Foundation Health Plan, Inc.	30,000	04/30/26
2.123	CREFI/JPMCB	2889 Mokumoa Street	Triton Marine Construction Corp.	34,651	12/31/22
2.124	CREFI/JPMCB	685 Ahua Street	Trans Quality, Inc.	35,000	12/31/22
2.125	CREFI/JPMCB	2839 Mokumoa Street	HIE Holdings, Inc.	35,174	10/31/22
2.126	CREFI/JPMCB	94-240 Pupuole Street	FPA Waipahu Associates, LLC	43,529	02/28/54
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A	Triple “B” Forwarders, Inc.	35,000	12/31/22
2.128	CREFI/JPMCB	719 Ahua Street	Island Pool & Spa Supply	35,000	01/03/20
2.129	CREFI/JPMCB	2812 Awaawaloa Street	Mutual Plumbing Supply Co., Inc.	35,000	10/31/22
2.130	CREFI/JPMCB	2927 Mokumoa Street	Walker-Moody Construction Co., Ltd.	34,546	12/31/22
2.131	CREFI/JPMCB	197 Sand Island Access Road	Warehouse Rentals, Inc.	31,178	12/31/49
2.132	CREFI/JPMCB	2844 Kaihikapu Street	Tri-Palm Industries, Inc.	35,000	10/31/22
2.133	CREFI/JPMCB	2879 Mokumoa Street	Coca-Cola Bottling of Hawaii, LLC	34,755	12/31/22
2.134	CREFI/JPMCB	2135 Auiki Street	A.L. Kilgo Company, Inc.	33,328	12/31/28
2.135	CREFI/JPMCB	855 Ahua Street	Central Pacific Supply Corporation	35,200	12/31/22
2.136	CREFI/JPMCB	2122 Kaliawa Street	Chonghwa Kim & Philip Kim	33,468	12/31/38
2.137	CREFI/JPMCB	2831 Kaihikapu Street	Stoneridge Recoveries, LLC and Pineridge Farms, Inc.	35,000	12/31/22
2.138	CREFI/JPMCB	729 Ahua Street	White Cap Construction Supply, Inc.	35,000	10/31/22
2.139	CREFI/JPMCB	739 Ahua Street	White Cap Construction Supply, Inc.	35,000	12/31/22
2.140	CREFI/JPMCB	2833 Paa Street #2	W. W. Grainger, Inc.	30,000	10/31/25
2.141	CREFI/JPMCB	2833 Paa Street	W. W. Grainger, Inc.	30,000	10/31/25
2.142	CREFI/JPMCB	2815 Kaihikapu Street	2815 Kaihikapu Partners	35,000	12/31/22
2.143	CREFI/JPMCB	1062 Kikowaena Place	Plywood Hawaii, Inc.	30,959	07/31/20
2.144	CREFI/JPMCB	673 Ahua Street	Royal Contracting Co., Ltd.	35,000	12/31/22
2.145	CREFI/JPMCB	2106 Kaliawa Street	New Age Service Hawaii, Inc.	30,709	05/31/32
2.146	CREFI/JPMCB	812 Mapunapuna Street	Produce Center Development, Ltd.	35,000	12/31/44
2.147	CREFI/JPMCB	2804 Kilihau Street	Kaalawai Holdings, LLC	34,494	10/31/22
2.148	CREFI/JPMCB	525 North King Street	Pflueger Group, LLC	20,934	10/31/28
2.149	CREFI/JPMCB	204 Sand Island Access Road	Oahu Metal & Supply, Limited	33,078	12/31/28
2.150	CREFI/JPMCB	660 Ahua Street	Philip Wallington Won	34,657	10/31/22
2.151	CREFI/JPMCB	218 Mohonua Place	Tai Polythene of Hawaii, Inc.	34,096	12/31/28
2.152	CREFI/JPMCB	125 Puuhale Road	Ito-en (HAWAII) Inc.	31,006	12/31/28
2.153	CREFI/JPMCB	645 Ahua Street	Calvin F. L. Mann	35,000	12/31/22
2.154	CREFI/JPMCB	675 Mapunapuna Street	Contractors’ Equipment & Service Corp.	30,063	12/31/22
2.155	CREFI/JPMCB	659 Ahua Street	Mega Construction, Inc.	35,000	10/31/22
2.156	CREFI/JPMCB	1055 Ahua Street	Chevron U.S.A. Inc. (IES Retail, LLC)	26,531	11/15/22
2.157	CREFI/JPMCB	944 Ahua Street	OEM Properties, LLC	26,596	02/29/32
2.158	CREFI/JPMCB	2019 Kahai Street	Puuhale 227 LLC	26,954	12/31/28
2.159	CREFI/JPMCB	2001 Kahai Street	Kahai Street Development Partnership	26,741	12/31/28
2.160	CREFI/JPMCB	106 Puuhale Road	Shred-it USA Inc.	5,578	06/30/19	Sealtech, Inc.	5,184	07/14/23	Pacific Island Air Tech Company, Inc.	1,733	06/30/21
2.161	CREFI/JPMCB	2875 Paa Street	Electricians, Inc.	23,154	10/31/25
2.162	CREFI/JPMCB	1024 Mapunapuna Street	Autoland LLC	25,895	12/08/43
2.163	CREFI/JPMCB	2760 Kamehameha Highway	Island Demo, Inc.	28,615	12/31/22
2.164	CREFI/JPMCB	2635 Waiwai Loop A	Aloha Petroleum	22,500	06/30/33
2.165	CREFI/JPMCB	2635 Waiwai Loop B	Aloha Petroleum	22,459	06/30/33
2.166	CREFI/JPMCB	2836 Awaawaloa Street	RBC Leasing Corporation	26,440	11/30/29
2.167	CREFI/JPMCB	609 Ahua Street	EAN Holdings, LLC	14,840	11/30/21	Paradise Rent-A-Car Inc.	9,600	02/29/20
2.168	CREFI/JPMCB	905 Ahua Street	Hawaii Nut & Bolt, Inc.	21,195	04/30/22
2.169	CREFI/JPMCB	2110 Auiki Street	Ace Metal Recycling, Inc.	20,436	12/31/48
2.170	CREFI/JPMCB	140 Puuhale Road	New Age Service Hawaii, Inc.	21,541	05/31/32
2.171	CREFI/JPMCB	2139 Kaliawa Street	Janlu M. Takane	21,657	11/30/21
2.172	CREFI/JPMCB	231 Sand Island Access Road	Warehouse Rentals, Inc.	18,921	12/31/49
2.173	CREFI/JPMCB	2140 Kaliawa Street	Cossette Investment Co., Inc.	19,269	12/31/28
2.174	CREFI/JPMCB	33 South Vineyard Boulevard	Today Auto, LLC	11,570	10/31/28
2.175	CREFI/JPMCB	970 Ahua Street	Light of the World Ministries, Inc.	15,037	02/29/32
2.176	CREFI/JPMCB	960 Ahua Street	Beth Israel Jewish Ministries International	14,476	02/29/32
2.177	CREFI/JPMCB	1045 Mapunapuna Street	Marcus & Associates, Inc.	14,902	11/12/33
2.178	CREFI/JPMCB	165 Sand Island Access Road	Cossette Investment Co., Inc.	15,677	12/31/28
2.179	CREFI/JPMCB	2839 Kilihau Street	King Infiniti of Honolulu, LLC	11,680	10/31/22
2.180	CREFI/JPMCB	2829 Kilihau Street	Landscape Hawaii	11,680	10/31/22
2.181	CREFI/JPMCB	2833 Kilihau Street	Ken’s Auto Fender, Ltd.	11,680	10/31/22
2.182	CREFI/JPMCB	2821 Kilihau Street	Aloha Auto Group, Ltd.	11,680	10/31/22
2.183	CREFI/JPMCB	2808 Kam Highway	Aloha Auto Group, Ltd.	12,620	10/31/22
2.184	CREFI/JPMCB	2815 Kilihau Street	Aloha Auto Group, Ltd.	11,680	10/31/22
2.185	CREFI/JPMCB	2850 Awaawaloa Street	OneSource Distributors, LLC	8,503	11/30/23
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B	Bradley Shopping Center Company	8,101	04/22/33
3	GACC	59 Maiden Lane	NYDCAS	702,283	08/31/21	People of the State of NY	84,729	06/30/25	London Fischer LLP	59,896	07/31/27
4	GACC	101 California	Merrill Lynch	121,986	10/31/22	Cooley LLP	112,305	12/31/20	Morgan Stanley	91,068	01/31/28
5	JPMCB	SWVP Portfolio
5.01	JPMCB	InterContinental
5.02	JPMCB	DoubleTree Sunrise
5.03	JPMCB	DoubleTree Charlotte
5.04	JPMCB	DoubleTree RTP
6	CREFI	Arbor Hotel Portfolio
6.01	CREFI	Residence Inn Salt Lake City
6.02	CREFI	Hampton Inn Santa Barbara
6.03	CREFI	Hampton Inn Bloomington
6.04	CREFI	Hampton Inn Norwood

A-1-42

ANNEX A-1

			LARGEST TENANT (4), (25), (26), (27)			2nd LARGEST TENANT (4), (25), (26), (27)			3rd LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
6.05	CREFI	Springhill Suites Bloomington
6.06	CREFI	Hyatt Place Arlington
7	CREFI	Green Hills Corporate Center	Penske	426,734	12/31/30	Worley Parsons	150,668	03/31/22	Compass Group	1,519	08/31/19
8	JPMCB	Weston I & II	Ply Gem Industries, Inc.	77,742	04/14/29	Geomagic, Inc.	21,839	06/30/20	MedThink, Inc	21,132	03/31/23
9	GACC	Moffett Towers II - Building V	Facebook	350,633	05/31/34
10	GACC	Newport Corporate Center	T-Mobile	919,001	10/31/30	KLSY/KIXI	21,175	03/31/26	LifeCenter Northwest	20,713	08/31/25
11	CREFI	Western Digital R&D Campus	Western Digital	290,175	04/30/34
12	CREFI	Lakeside Apartments
13	GACC	Central Tower Office	Unity Technologies	85,783	08/31/25	Maru Group, LLC	5,338	03/15/21	Seven Cities PTE, Ltd.	5,338	MTM
14	CREFI	Birch Landing Apartments
15	JPMCB	Greenleaf at Howell	BJ’s Wholesale Club	90,588	01/31/35	Xscape Cinemas	56,639	04/30/31	LA Fitness	37,000	05/31/30
16	GACC	Arctic Glacier Portfolio
16.01	GACC	Arctic Glacier - Menomonee	Arctic Glacier	41,248	12/31/38
16.02	GACC	Arctic Glacier - West St. Paul	Arctic Glacier	33,000	12/31/38
16.03	GACC	Arctic Glacier - Mississauga	Arctic Glacier	21,500	12/31/38
16.04	GACC	Arctic Glacier - Fairport	Arctic Glacier	110,000	12/31/38
16.05	GACC	Arctic Glacier - West Point	Arctic Glacier	56,380	12/31/38
16.06	GACC	Arctic Glacier - Twin Oaks	Arctic Glacier	23,763	12/31/38
16.07	GACC	Arctic Glacier - Newburgh	Arctic Glacier	25,000	12/31/38
16.08	GACC	Arctic Glacier - Winnipeg	Arctic Glacier	31,000	12/31/38
16.09	GACC	Arctic Glacier - Port Huron	Arctic Glacier	32,000	12/31/38
16.10	GACC	Arctic Glacier - Ypsilanti	Arctic Glacier	17,000	12/31/38
16.11	GACC	Arctic Glacier - Chatham	Arctic Glacier	26,900	12/31/38
16.12	GACC	Arctic Glacier - Omaha	Arctic Glacier	12,000	12/31/38
16.13	GACC	Arctic Glacier - Rapid City	Arctic Glacier	14,900	12/31/38
16.14	GACC	Arctic Glacier - Grayling	Arctic Glacier	22,000	12/31/38
16.15	GACC	Arctic Glacier - Belding	Arctic Glacier	25,000	12/31/38
16.16	GACC	Arctic Glacier - Marshall	Arctic Glacier	7,000	12/31/38
16.17	GACC	Arctic Glacier - Dubuque	Arctic Glacier	10,100	12/31/38
16.18	GACC	Arctic Glacier - Lake Ozark	Arctic Glacier	6,953	12/31/38
16.19	GACC	Arctic Glacier - Pierre	Arctic Glacier	14,000	12/31/38
16.20	GACC	Arctic Glacier - Shelby	Arctic Glacier	4,000	12/31/38
16.21	GACC	Arctic Glacier - Storm Lake	Arctic Glacier	5,625	12/31/38
17	JPMCB	Hilton Melbourne
18	JPMCB	Park Central Plaza I & II	NCM Associates	39,840	03/31/26	Wagstaff & Cartmell	37,537	04/30/26	Grand Street Dining	13,011	02/28/21
19	GACC	Infinity Park Apartments
20	CREFI	57 East 11th Street	WeWork	61,375	10/31/34
21	GACC	Heartland Dental Medical Office Portfolio
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	HD Home Office	84,190	05/31/28
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	AT&T - Kansas City, MO	3,850	01/31/22	Liberty Dental Care	3,077	11/30/21	Noodles & Company	2,800	09/30/31
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	Jones Bridge Dental Care	9,950	08/31/26	Chandra Dance Academy	1,560	07/31/21	Family Physical Therapy Wellness	1,350	MTM
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	Mercy Clinic East Communities Endo	5,877	11/30/23	DVA Healthcare Renal Care, Inc. (DaVita)	5,514	11/16/21	Total Renal Care, Inc.	3,089	11/15/21
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	McKinneyDentist.com	8,000	01/31/25
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive	Neibauer Dental - Waldorf	6,699	09/30/21
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220	Island Walk Dental	4,311	02/28/22	Tijuana Flats	2,046	10/31/22	Jersey Mike’s	1,811	MTM
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	Granbury Dental Center	6,000	03/31/22
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	Cook Crossing Dental Care	2,400	12/31/22	Verizon Wireless - St. Joseph, MO (T-Mobile Sublease)	1,800	02/28/23	Starbucks - St. Joseph, MO	1,800	04/30/23
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	Regional Eyecare Associates, Inc	4,000	12/31/27	Creative Smiles - Winghaven	2,100	12/31/21	Family Dental Care at Winghaven	2,100	12/31/21
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	HD PSR Center	42,962	04/30/26
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	Heartland Dental - Springfield	5,500	12/31/28
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	Hickory Creek Family Dentistry	3,585	06/30/25	America’s Best	3,225	06/30/26
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	Metro Park Dental Arts	10,000	04/30/24
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	Bowling Green Family Dentistry	2,740	07/31/22	Heartland Family Dental Care	1,890	05/31/22	Crosswinds Dental Care	1,890	06/30/22
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	Coal Creek Family	4,150	12/31/32
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	Citrust Tower Family Dental	2,778	06/30/22	State Farm - Clermont, FL	2,557	11/30/20	Robert Ogden, DDS	2,358	06/30/20
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	West Town Dental Care	3,273	04/30/24	Moe’s Southwestern Grill	2,200	08/31/24	The Joint of York County	1,265	08/31/19
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	Lake Nona Family Dentistry	4,878	08/31/23
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	Smiles at Goose Creek	4,100	04/30/28
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	Modern Smiles Dentistry	3,084	11/30/28	Stirling Sotheby’s International Realty	1,330	12/31/19
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road	The Dentist Place	5,500	12/31/22
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	Suwanee Dental Care	10,850	06/30/22	Edward Jones - Suwanee	1,000	01/31/22
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	Willow Knolls Family Dental	1,890	11/30/22	Smile Design Dental Center	1,890	11/30/22	Dr. Flynn Orthodontics	1,800	02/28/24
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	Indian Lake Family Dental	4,213	12/31/24	Nothing Bundt Cakes	1,947	01/31/26
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street	IU Health Urgent Care	3,246	11/30/25	Dental Care of Plainfield Crossing	3,218	11/01/25
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	Belton Family Dental Care	3,206	12/31/25
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	Dental Care of Pflugerville	3,883	08/31/26
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	Palm Coast Dental Care	3,214	01/31/26	Marco’s Pizza	1,741	09/30/27
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707	Prince Creek Dental Care	4,386	09/30/30
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	Dental Care of Davenport	3,395	09/30/25	Marco’s Pizza	2,058	04/30/27
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	My St. Peter’s Dentist	3,823	06/30/19	Appelman Eye Associates, LLC	2,720	04/30/26	Lutheran Family	2,000	10/31/21
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	Lee Vista Dental	3,396	06/30/21	Prixus Medical	1,879	12/31/19
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	Mill Creek Dental Care	4,108	10/31/24
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	Dental Care at Prairie Crossing	3,803	09/30/26
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	Wiregrass Family Dental Care	4,194	07/31/24
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	Dental Care of Lake Wylie	4,079	12/31/26
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road	Smiles at Healthbrook	3,297	12/31/25	Marco’s Pizza	1,817	04/30/27
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road	Cane Ridge Dentist	5,660	03/31/20	Subway - Antioch, TN	1,350	12/22/20	Regional Finance	1,190	05/31/22
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	Heartland Dental - St. Augustine, FL	4,000	12/31/28
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	Complete Dental Care of Mansfield	5,028	10/31/23
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway	Cross Timbers Family Dental	3,060	11/30/24	AT&T - Edmond, OK	2,457	03/31/22
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	Berkshire Dental Group	5,756	03/31/21	State Farm - Broken Arrow, OK	1,351	MTM
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road	Romeoville Smiles Dentistry	4,000	08/31/27
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	Family Dental Care of Smyrna	3,363	11/30/25	Marco’s Pizza	2,508	07/31/27
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47	Dental Care of Huntley	3,569	06/30/26
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	Cosmetic Dentistry Institute	5,661	08/31/26
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	Abilene Dental	5,600	12/31/23
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	Heartland Crossing Dental Care	2,100	09/30/25	Camby Family Dentistry	2,100	09/30/25	Caliber Home Loans	2,100	03/31/21
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	Citrus Grove Dental Care	3,329	08/31/26	Marco’s Pizza	1,800	07/31/27
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	Tradition Parkway Dental Care	4,000	07/31/27
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	New Town Dental Arts	5,300	01/31/28
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	Canoe Creek Family Dental	3,101	01/31/26	Marco’s Pizza	1,949	04/30/27
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	Redbird Dental Care	3,250	07/31/21	Heshey Plaza Dental Center	1,560	09/30/20	Hair Stadium, Inc.	1,560	05/31/21
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	ADT - Columbia	3,990	06/30/24
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	Franklin Dental Care	4,371	01/31/24
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	Heartland - Buckeye	4,000	07/31/28
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	Smiles on Beach Boulevard	3,353	08/31/23	Batteris Plus Bulbs	1,576	07/31/19
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	Darwin Family Dental Care	4,000	12/31/28
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	Family Dental Care of Sycamore	2,732	04/30/25	Hari Sycamore Donuts Inc.	1,953	12/31/27	Giordano’s Enterprises, Inc.	1,540	10/31/22
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119	Buck Creek Family Dental	4,000	09/30/30
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road	Wheat Family Dental	7,305	03/31/21

A-1-43

ANNEX A-1

			LARGEST TENANT (4), (25), (26), (27)			2nd LARGEST TENANT (4), (25), (26), (27)			3rd LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	Fifth Third Bank	5,500	12/31/27	DeKalb Dental Group	4,500	12/31/27
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	Dental Care of Bellevue	3,206	08/31/24	AT&T - Bellevue, WI	2,550	07/31/20
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	Farabee Family Dental	4,000	09/30/22
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	Econ River Family Dental	4,063	11/30/26
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	Lake Joy Dental Care	4,000	12/31/27
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44	JPMorgan Chase Bank	3,621	02/28/28	Dental Care of Shelbyville	3,023	10/31/25
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	Creative Smiles Dental Care	3,241	01/31/23	Advanced Financial	1,528	11/30/23
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	San Tan Mountain Dental	4,000	01/31/27
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	Spring Ridge Dental Care	3,200	07/31/30	Smoothie King	1,598	11/30/24
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	Lifetime Dentistry of Port Orange	3,215	12/31/27
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	Austell Family Dental Care	3,213	12/31/25
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	Porter Dental Center	3,569	06/30/26
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	Lifetime Dentistry of Lady Lake	4,227	08/31/23
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	Mahan Village Dental Care	4,195	08/31/30
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	Regal Valley Dental Care	4,000	12/31/26
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	Heartland Dental - Fox Lake	4,130	09/30/28	5/3 (ATM machine)	5	12/31/19
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	Middleburg Family Dental Care	4,108	11/30/24
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	Dental Care at Fairfield	3,193	07/31/26	Town Square Bank	2,300	04/30/25
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street	Lebanon Dental Care	3,300	12/31/24	Optometric Physicians of Middle Tennessee, PLC	1,700	10/31/27
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	Riverview Smiles Dental	3,830	12/01/24
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	Parkway Dental Care	4,100	10/31/27
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	MyWildwoodDentist.com	3,971	04/30/21	Wildwood Vision Specialists, LLC	2,619	06/30/22
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	Dental Care of Spring Hill	3,300	05/31/25
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	Family Dental Care of Owasso	4,100	08/31/24
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road	Hanger Prosthetics and Orthotics East, Inc.	2,500	12/31/19	Essington Family Dental Care	1,765	01/31/22	Rock Run Family Dentistry	1,765	01/31/22
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	Blossom Park Family Dental Care	2,030	12/31/24	Lifetime Family Dental Care	2,030	12/31/24
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	Byron Family Dental Care	3,200	08/31/25	Southwest Georgia Health Care, Inc.	1,800	06/30/26
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	Family Dental Care of Canton	4,465	04/30/24
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	Mulberry Creek Dental Care	4,079	08/31/26
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	Bradenton Smiles Dentistry	4,275	04/30/23
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	Alliance Dental Group	7,472	09/30/24
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road	Neibauer - Harrison Crossing	4,829	09/30/31
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road	North Pointe Dental Care	5,090	08/31/24
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	Mission Hills Dentistry	3,849	07/31/23
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	Dental Group of Springfield	5,857	01/31/22
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	Great Mills Family Dental	3,840	09/30/21
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	Bonita Dental Arts	4,213	11/30/19
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	Electric City Dental Care	2,815	06/30/24
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	Dental Designs of Lakeland	3,396	06/30/21	Edward Jones - Lakeland, FL	1,200	02/28/26
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	Dental Care of South Aiken	3,769	04/30/24
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	Oaks Openings Dental	3,948	04/30/27
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	Complete Dentistry of Estero	3,820	01/31/23
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	Creative Smiles of Champaign	3,770	05/31/28
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	West Columbia Family Dentistry	5,880	09/30/24
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way	Carolina Dental Group	4,700	03/31/27
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	Richmond Family Dentistry	1,960	07/31/22	Whitewater Valley Dental	1,960	07/31/22
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	Sumter Dental Care	3,811	01/31/23	North Port Area Chamber of Commerce	1,446	05/31/23
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	Cook Dental	4,900	03/31/28
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	Maple Ridge Dental Care	3,269	01/31/25
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	St. Augustine Family Dentistry	4,952	08/31/22
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	Deer Creek Family Dental	3,333	06/30/19	White Buffalo Trading Co	874	MTM
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	My Charleston Dentist	3,250	07/31/21
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	Parkside Dental Care	5,000	09/30/21
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	Dental Care of Greencastle	3,435	09/30/25
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	Devine Dentistry	3,400	02/28/26	TRC Environmental Corp.	2,400	03/31/20	Americare	800	02/28/22
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	Bonita Estero Dental Group	3,675	10/31/27
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street	Front Street Family Dentistry	3,419	06/30/21
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	Crossroads Dental	3,500	11/30/20
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	Quirt Family Dentistry - Schofield	4,535	03/31/22
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place	Park Place Dental at Edison Lakes	3,800	01/31/27
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	Green Mount Family Dentistry	2,000	08/31/28	Cambridge Dental Care	2,000	08/31/28
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street	Premier Dentistry of Blythewood	3,286	07/31/23
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	Nature Coast Dental Care	4,375	06/30/25
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	Dixon Park Dental Care	1,960	12/31/22	Perfect Smiles Dental Care	1,960	12/31/22
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street	Quirt Family Dentistry - Merrill	3,875	03/31/22	Edward Jones - Merrill, WI	1,000	05/31/20
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	Bigelow Family Dentistry	2,300	06/30/25	Tuesday Bigelow - Plastic Surgeon	2,300	06/30/20
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	Dentsitry at Walnut Grove	3,697	02/28/28
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	Lifetime Dentistry of Bradenton	3,818	01/31/23
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009	Schertz Family Dental	3,404	04/30/23
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	Dental Care of Boiling Springs	4,297	10/31/22
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	Bartlett Dental Associates	4,250	05/31/24
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South	Clairmont Cosmetics & Family Dentistry	4,700	05/31/26
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	Praire Place Family Dental	3,600	10/31/24
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	Master’s Hand Dental	2,500	05/31/21
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	Family Dentistry - Arnold	3,290	05/31/30
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court	Tanyard Springs Family Dentistry	2,556	05/31/28
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17	Murrells Inlet Dentistry	3,080	01/31/27	Patton Hospitality Management, Inc.	1,000	07/31/20
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	Arkadelphia Dental Care	3,994	12/31/25
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	Renaissance Aesthetic Denistry	2,700	05/31/22
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	Family Oral Health Associates	2,684	11/30/26
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	Highland Family Dentistry	3,403	11/30/22
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	Mt. Sterling Smiles	4,291	06/30/27	Edward Jones - Mt. Sterling, KY	1,734	09/30/23
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	Family Dental Care of South Lakeland	3,847	08/31/25
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road	Center of Exceptional Dentistry	3,655	01/31/27
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	Layman, Shirman, & Associates	4,792	06/30/28
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	Smile Today Dentistry	3,396	04/30/21
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	Premier Dental Center	2,600	03/31/28
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	Arlington River Family Dental	4,788	03/31/26
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	Friendly Dental	3,600	03/31/25
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	North Columbus Dental Care	2,395	10/31/26
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	Calumet Family Dentistry	3,198	01/31/27
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street	London Dental Center of Excellence	6,390	08/31/24
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	Harris Southwest Dental	2,918	10/31/26
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	Ashby Park Restorative & Cosmetic Dentistry	3,100	04/30/28
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	Great Southern Smiles	2,500	10/31/24
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	Dental Implant Institute	3,365	07/31/28
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road	Warner Robbins Family Dentist	3,386	05/31/24
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	Palmetto Dental Health Associates	4,500	06/30/25
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	Seaside Lifetime Dentistry	2,400	09/30/26
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	Broadway Dental Arts	3,500	02/28/25

A-1-44

ANNEX A-1

			LARGEST TENANT (4), (25), (26), (27)			2nd LARGEST TENANT (4), (25), (26), (27)			3rd LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	Family Dental Care of Spring Valley	1,936	03/31/25
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	Milton Family Dental Care	3,312	02/28/24
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court	Rockingham Dental Group - Epping	2,130	01/31/26
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street	Dental Care on East Main	2,726	01/31/26
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	Alegre Dental at Petrohlyphs	2,900	04/30/25
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	Desert Family Dentistry	1,892	11/30/24
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	Rice Creek Family Dentistry	2,255	10/31/27
22	GACC	Stonebrook Apartments Phase II
23	GACC	Hawk View Industrial Park	Innovex	30,000	03/31/28	GR Wireline	20,800	08/31/25	Blackhawk Specialty Tools	15,000	02/28/29
24	CREFI	Magnolia Hotel St. Louis
25	CREFI	Augusta Self Storage Portfolio
25.01	CREFI	Hollywood Storage - Evans
25.02	CREFI	Hollywood Storage - Augusta
25.03	CREFI	Hollywood Storage - Martinez
26	GACC	Clinton West
27	CREFI	Residence Inn - Lynchburg
28	GACC	IRG Moraine Industrial	Fuyao Glass America, Inc.	406,611	12/11/31	Yaskawa American, Inc.	122,209	03/31/23	U.S. Aeroteam, Inc.	70,000	08/14/22
29	GACC	One Parkway North	Essendant Co.	199,629	10/31/27	Friedman Corporation	15,890	04/30/20	Accounting Principal	6,257	04/30/25
30	GACC	Pine Terrace Apartments
31	GACC	Orchard Park Apartments
32	GACC	Rockridge Plaza	JoAnn Stores	15,595	03/31/24	Josey Books & Records	9,000	10/31/23	Lubbock County Hospital District	6,500	10/31/21
33	CREFI	Giant Hershey PA	Giant	55,000	10/31/30
34	CREFI	2211 West Camelback Road	El Super	46,000	11/30/32	Zella’s Pizza and Cheese Steaks	2,300	01/08/23	Bosa Donuts	1,500	11/17/27
35	GACC	Pell City Portfolio
35.01	GACC	Holiday Inn-Pell City
35.02	GACC	Hampton Inn-Pell City
36	GACC	364 Bush	Sam’s Grill	6,182	06/30/27	Abovo, Inc.	5,000	08/31/28
37	GACC	1731 15th Street
38	GACC	Sunridge Apartments
39	GACC	Alamo Drafthouse Cinema - Lubbock	Alamo Drafthouse	33,167	08/31/33
40	CREFI	Piney Green Food Lion	Food Lion	29,450	11/01/26	Family Dollar	6,000	01/31/20	Black Rose Tavern	3,200	03/31/24

A-1-45

ANNEX A-1

			4th LARGEST TENANT (4), (25), (26), (27)			5th LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	GACC	3 Columbus Circle	Jazz at Lincoln Center, Inc.	30,653	04/30/28	Josephson	22,742	12/31/32	Refinance
2	CREFI/JPMCB	ILPT Hawaii Portfolio							Recapitalization
2.001	CREFI/JPMCB	2810 Pukoloa Street
2.002	CREFI/JPMCB	1360 Pali Highway
2.003	CREFI/JPMCB	1001 Ahua Street
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A
2.005	CREFI/JPMCB	2850 Paa Street
2.006	CREFI/JPMCB	949 Mapunapuna Street
2.007	CREFI/JPMCB	2828 Paa Street
2.008	CREFI/JPMCB	80 Sand Island Access Road
2.009	CREFI/JPMCB	1030 Mapunapuna Street
2.010	CREFI/JPMCB	150 Puuhale Road
2.011	CREFI/JPMCB	2344 Pahounui Drive
2.012	CREFI/JPMCB	120 Sand Island Access Road	Diversified Innovations, Inc.	2,489	06/30/20	First Hawaiian Bank	1,742	02/28/21
2.013	CREFI/JPMCB	1122 Mapunapuna Street
2.014	CREFI/JPMCB	2915 Kaihikapu Street
2.015	CREFI/JPMCB	819 Ahua Street
2.016	CREFI/JPMCB	2144 Auiki Street	Premier Interiors Development, Inc.	3,300	02/28/22	Frontier Precision, Inc.	2,990	01/31/21
2.017	CREFI/JPMCB	1027 Kikowaena Place
2.018	CREFI/JPMCB	1931 Kahai Street
2.019	CREFI/JPMCB	148 Mokauea Street
2.020	CREFI/JPMCB	2886 Paa Street
2.021	CREFI/JPMCB	2838 Kilihau Street
2.022	CREFI/JPMCB	803 Ahua Street
2.023	CREFI/JPMCB	220 Puuhale Road
2.024	CREFI/JPMCB	930 Mapunapuna Street
2.025	CREFI/JPMCB	2103 Kaliawa Street
2.026	CREFI/JPMCB	2969 Mapunapuna Place
2.027	CREFI/JPMCB	158 Sand Island Access Road
2.028	CREFI/JPMCB	1926 Auiki Street
2.029	CREFI/JPMCB	113 Puuhale Road
2.030	CREFI/JPMCB	2250 Pahounui Drive
2.031	CREFI/JPMCB	733 Mapunapuna Street
2.032	CREFI/JPMCB	761 Ahua Street
2.033	CREFI/JPMCB	918 Ahua Street
2.034	CREFI/JPMCB	180 Sand Island Access Road
2.035	CREFI/JPMCB	2829 Awaawaloa Street
2.036	CREFI/JPMCB	120 Mokauea Street
2.037	CREFI/JPMCB	2861 Mokumoa Street
2.038	CREFI/JPMCB	2826 Kaihikapu Street
2.039	CREFI/JPMCB	179 Sand Island Access Road
2.040	CREFI/JPMCB	855 Mapunapuna Street
2.041	CREFI/JPMCB	2308 Pahounui Drive
2.042	CREFI/JPMCB	619 Mapunapuna Street
2.043	CREFI/JPMCB	2846-A Awaawaloa Street
2.044	CREFI/JPMCB	238 Sand Island Access Road
2.045	CREFI/JPMCB	704 Mapunapuna Street
2.046	CREFI/JPMCB	120B Mokauea Street
2.047	CREFI/JPMCB	1150 Kikowaena Street
2.048	CREFI/JPMCB	2127 Auiki Street
2.049	CREFI/JPMCB	2810 Paa Street
2.050	CREFI/JPMCB	2841 Pukoloa Street
2.051	CREFI/JPMCB	1000 Mapunapuna Street
2.052	CREFI/JPMCB	2829 Pukoloa Street
2.053	CREFI/JPMCB	889 Ahua Street
2.054	CREFI/JPMCB	2819 Pukoloa Street
2.055	CREFI/JPMCB	1038 Kikowaena Place
2.056	CREFI/JPMCB	2965 Mokumoa Street
2.057	CREFI/JPMCB	850 Ahua Street
2.058	CREFI/JPMCB	1330 Pali Highway
2.059	CREFI/JPMCB	2865 Pukoloa Street
2.060	CREFI/JPMCB	2855 Pukoloa Street
2.061	CREFI/JPMCB	789 Mapunapuna Street
2.062	CREFI/JPMCB	2960 Mokumoa Street
2.063	CREFI/JPMCB	231B Sand Island Access Road
2.064	CREFI/JPMCB	2020 Auiki Street
2.065	CREFI/JPMCB	2857 Awaawaloa Street
2.066	CREFI/JPMCB	1050 Kikowaena Place
2.067	CREFI/JPMCB	2850 Mokumoa Street
2.068	CREFI/JPMCB	2840 Mokumoa Street
2.069	CREFI/JPMCB	2830 Mokumoa Street
2.070	CREFI/JPMCB	960 Mapunapuna Street
2.071	CREFI/JPMCB	125B Puuhale Road
2.072	CREFI/JPMCB	2809 Kaihikapu Street
2.073	CREFI/JPMCB	212 Mohonua Place
2.074	CREFI/JPMCB	692 Mapunapuna Street
2.075	CREFI/JPMCB	1024 Kikowaena Place
2.076	CREFI/JPMCB	669 Ahua Street
2.077	CREFI/JPMCB	215 Puuhale Road
2.078	CREFI/JPMCB	142 Mokauea Street
2.079	CREFI/JPMCB	2847 Awaawaloa Street
2.080	CREFI/JPMCB	2816 Awaawaloa Street
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B
2.082	CREFI/JPMCB	2864 Mokumoa Street
2.083	CREFI/JPMCB	770 Mapunapuna Street
2.084	CREFI/JPMCB	151 Puuhale Road
2.085	CREFI/JPMCB	207 Puuhale Road
2.086	CREFI/JPMCB	2970 Mokumoa Street
2.087	CREFI/JPMCB	2868 Kaihikapu Street
2.088	CREFI/JPMCB	2908 Kaihikapu Street
2.089	CREFI/JPMCB	2814 Kilihau Street
2.090	CREFI/JPMCB	759 Puuloa Road
2.091	CREFI/JPMCB	659 Puuloa Road
2.092	CREFI/JPMCB	667 Puuloa Road
2.093	CREFI/JPMCB	679 Puuloa Road
2.094	CREFI/JPMCB	689 Puuloa Road
2.095	CREFI/JPMCB	950 Mapunapuna Street
2.096	CREFI/JPMCB	822 Mapunapuna Street
2.097	CREFI/JPMCB	842 Mapunapuna Street
2.098	CREFI/JPMCB	214 Sand Island Access Road

A-1-46

ANNEX A-1

			4th LARGEST TENANT (4), (25), (26), (27)			5th LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
2.099	CREFI/JPMCB	709 Ahua Street
2.100	CREFI/JPMCB	766 Mapunapuna Street
2.101	CREFI/JPMCB	830 Mapunapuna Street
2.102	CREFI/JPMCB	2855 Kaihikapu Street
2.103	CREFI/JPMCB	865 Ahua Street
2.104	CREFI/JPMCB	852 Mapunapuna Street
2.105	CREFI/JPMCB	2906 Kaihikapu Street
2.106	CREFI/JPMCB	2879 Paa Street
2.107	CREFI/JPMCB	702 Ahua Street
2.108	CREFI/JPMCB	2864 Awaawaloa Street
2.109	CREFI/JPMCB	2819 Mokumoa Street - A
2.110	CREFI/JPMCB	2869 Mokumoa Street
2.111	CREFI/JPMCB	2819 Mokumoa Street - B
2.112	CREFI/JPMCB	228 Mohonua Place
2.113	CREFI/JPMCB	2264 Pahounui Drive
2.114	CREFI/JPMCB	808 Ahua Street
2.115	CREFI/JPMCB	2827 Kaihikapu Street
2.116	CREFI/JPMCB	697 Ahua Street
2.117	CREFI/JPMCB	2849 Kaihikapu Street
2.118	CREFI/JPMCB	2831 Awaawaloa Street
2.119	CREFI/JPMCB	2858 Kaihikapu Street
2.120	CREFI/JPMCB	2276 Pahounui Drive
2.121	CREFI/JPMCB	2806 Kaihikapu Street
2.122	CREFI/JPMCB	1052 Ahua Street
2.123	CREFI/JPMCB	2889 Mokumoa Street
2.124	CREFI/JPMCB	685 Ahua Street
2.125	CREFI/JPMCB	2839 Mokumoa Street
2.126	CREFI/JPMCB	94-240 Pupuole Street
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A
2.128	CREFI/JPMCB	719 Ahua Street
2.129	CREFI/JPMCB	2812 Awaawaloa Street
2.130	CREFI/JPMCB	2927 Mokumoa Street
2.131	CREFI/JPMCB	197 Sand Island Access Road
2.132	CREFI/JPMCB	2844 Kaihikapu Street
2.133	CREFI/JPMCB	2879 Mokumoa Street
2.134	CREFI/JPMCB	2135 Auiki Street
2.135	CREFI/JPMCB	855 Ahua Street
2.136	CREFI/JPMCB	2122 Kaliawa Street
2.137	CREFI/JPMCB	2831 Kaihikapu Street
2.138	CREFI/JPMCB	729 Ahua Street
2.139	CREFI/JPMCB	739 Ahua Street
2.140	CREFI/JPMCB	2833 Paa Street #2
2.141	CREFI/JPMCB	2833 Paa Street
2.142	CREFI/JPMCB	2815 Kaihikapu Street
2.143	CREFI/JPMCB	1062 Kikowaena Place
2.144	CREFI/JPMCB	673 Ahua Street
2.145	CREFI/JPMCB	2106 Kaliawa Street
2.146	CREFI/JPMCB	812 Mapunapuna Street
2.147	CREFI/JPMCB	2804 Kilihau Street
2.148	CREFI/JPMCB	525 North King Street
2.149	CREFI/JPMCB	204 Sand Island Access Road
2.150	CREFI/JPMCB	660 Ahua Street
2.151	CREFI/JPMCB	218 Mohonua Place
2.152	CREFI/JPMCB	125 Puuhale Road
2.153	CREFI/JPMCB	645 Ahua Street
2.154	CREFI/JPMCB	675 Mapunapuna Street
2.155	CREFI/JPMCB	659 Ahua Street
2.156	CREFI/JPMCB	1055 Ahua Street
2.157	CREFI/JPMCB	944 Ahua Street
2.158	CREFI/JPMCB	2019 Kahai Street
2.159	CREFI/JPMCB	2001 Kahai Street
2.160	CREFI/JPMCB	106 Puuhale Road	Natividad Inc.	1,728	06/30/21
2.161	CREFI/JPMCB	2875 Paa Street
2.162	CREFI/JPMCB	1024 Mapunapuna Street
2.163	CREFI/JPMCB	2760 Kamehameha Highway
2.164	CREFI/JPMCB	2635 Waiwai Loop A
2.165	CREFI/JPMCB	2635 Waiwai Loop B
2.166	CREFI/JPMCB	2836 Awaawaloa Street
2.167	CREFI/JPMCB	609 Ahua Street
2.168	CREFI/JPMCB	905 Ahua Street
2.169	CREFI/JPMCB	2110 Auiki Street
2.170	CREFI/JPMCB	140 Puuhale Road
2.171	CREFI/JPMCB	2139 Kaliawa Street
2.172	CREFI/JPMCB	231 Sand Island Access Road
2.173	CREFI/JPMCB	2140 Kaliawa Street
2.174	CREFI/JPMCB	33 South Vineyard Boulevard
2.175	CREFI/JPMCB	970 Ahua Street
2.176	CREFI/JPMCB	960 Ahua Street
2.177	CREFI/JPMCB	1045 Mapunapuna Street
2.178	CREFI/JPMCB	165 Sand Island Access Road
2.179	CREFI/JPMCB	2839 Kilihau Street
2.180	CREFI/JPMCB	2829 Kilihau Street
2.181	CREFI/JPMCB	2833 Kilihau Street
2.182	CREFI/JPMCB	2821 Kilihau Street
2.183	CREFI/JPMCB	2808 Kam Highway
2.184	CREFI/JPMCB	2815 Kilihau Street
2.185	CREFI/JPMCB	2850 Awaawaloa Street
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B
3	GACC	59 Maiden Lane	AmTrust Financial Services	39,992	05/31/23	Maiden Farm, Inc.	22,726	07/31/25	Refinance
4	GACC	101 California	Deutsche Bank	60,311	12/31/24	Winston & Strawn	52,235	10/31/24	Refinance
5	JPMCB	SWVP Portfolio							Refinance
5.01	JPMCB	InterContinental
5.02	JPMCB	DoubleTree Sunrise
5.03	JPMCB	DoubleTree Charlotte
5.04	JPMCB	DoubleTree RTP
6	CREFI	Arbor Hotel Portfolio							Acquisition
6.01	CREFI	Residence Inn Salt Lake City
6.02	CREFI	Hampton Inn Santa Barbara
6.03	CREFI	Hampton Inn Bloomington
6.04	CREFI	Hampton Inn Norwood

A-1-47

ANNEX A-1

			4th LARGEST TENANT (4), (25), (26), (27)			5th LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
6.05	CREFI	Springhill Suites Bloomington
6.06	CREFI	Hyatt Place Arlington
7	CREFI	Green Hills Corporate Center							Refinance
8	JPMCB	Weston I & II	SBM Life Science Corp.	19,264	10/31/22	Verdesian Life Sciences, LLC	15,543	01/31/22	Acquisition
9	GACC	Moffett Towers II - Building V							Refinance
10	GACC	Newport Corporate Center	Protingent, Inc.	11,314	04/30/21	Mobica US Inc.	5,763	05/31/21	Acquisition
11	CREFI	Western Digital R&D Campus							Acquisition
12	CREFI	Lakeside Apartments							Acquisition
13	GACC	Central Tower Office	Pivot Interiors, Inc.	5,337	01/31/22	Google Inc.	5,334	09/30/21	Refinance
14	CREFI	Birch Landing Apartments							Refinance
15	JPMCB	Greenleaf at Howell	Five Star Climbzone USA LLC	24,170	09/16/29	Sleepy’s	4,050	11/30/26	Refinance
16	GACC	Arctic Glacier Portfolio							Acquisition
16.01	GACC	Arctic Glacier - Menomonee
16.02	GACC	Arctic Glacier - West St. Paul
16.03	GACC	Arctic Glacier - Mississauga
16.04	GACC	Arctic Glacier - Fairport
16.05	GACC	Arctic Glacier - West Point
16.06	GACC	Arctic Glacier - Twin Oaks
16.07	GACC	Arctic Glacier - Newburgh
16.08	GACC	Arctic Glacier - Winnipeg
16.09	GACC	Arctic Glacier - Port Huron
16.10	GACC	Arctic Glacier - Ypsilanti
16.11	GACC	Arctic Glacier - Chatham
16.12	GACC	Arctic Glacier - Omaha
16.13	GACC	Arctic Glacier - Rapid City
16.14	GACC	Arctic Glacier - Grayling
16.15	GACC	Arctic Glacier - Belding
16.16	GACC	Arctic Glacier - Marshall
16.17	GACC	Arctic Glacier - Dubuque
16.18	GACC	Arctic Glacier - Lake Ozark
16.19	GACC	Arctic Glacier - Pierre
16.20	GACC	Arctic Glacier - Shelby
16.21	GACC	Arctic Glacier - Storm Lake
17	JPMCB	Hilton Melbourne							Refinance
18	JPMCB	Park Central Plaza I & II	Designer Group USA (Pending)	12,514	08/31/24	Lindt & Sprungli North America	10,037	09/30/23	Acquisition
19	GACC	Infinity Park Apartments							Refinance
20	CREFI	57 East 11th Street							Refinance
21	GACC	Heartland Dental Medical Office Portfolio							Refinance
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	Mercy Clinic East Communities Digestive	2,696	11/30/23
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	Orlando Foot & Ankle Clinic	2,321	01/31/23
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	Edward Jones - St. Peter’s, MO	1,400	01/31/26
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	Edward Jones - Bloomington, IL	1,320	02/28/23
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road

A-1-48

ANNEX A-1

			4th LARGEST TENANT (4), (25), (26), (27)			5th LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street

A-1-49

ANNEX A-1

			4th LARGEST TENANT (4), (25), (26), (27)			5th LARGEST TENANT (4), (25), (26), (27)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
22	GACC	Stonebrook Apartments Phase II							Refinance
23	GACC	Hawk View Industrial Park	SGB Solutions	15,000	08/31/28	Clean Chemistry	10,000	08/31/25	Refinance
24	CREFI	Magnolia Hotel St. Louis							Refinance
25	CREFI	Augusta Self Storage Portfolio							Acquisition
25.01	CREFI	Hollywood Storage - Evans
25.02	CREFI	Hollywood Storage - Augusta
25.03	CREFI	Hollywood Storage - Martinez
26	GACC	Clinton West							Refinance
27	CREFI	Residence Inn - Lynchburg							Refinance
28	GACC	IRG Moraine Industrial	Star Cartage Co., Inc.	42,622	12/31/21	Premium Contractor Solutions	37,361	07/31/21	Refinance
29	GACC	One Parkway North	Right Management Inc	4,262	10/31/21	Orthonet Services, I	3,345	08/31/19	Recapitalization
30	GACC	Pine Terrace Apartments							Refinance
31	GACC	Orchard Park Apartments							Refinance
32	GACC	Rockridge Plaza	Caprock Restaurants, Inc.	5,817	11/30/23	Accessory Touch	5,796	03/31/20	Refinance
33	CREFI	Giant Hershey PA							Refinance
34	CREFI	2211 West Camelback Road	Raspados	1,400	11/30/23	Boost Mobile	1,200	10/31/21	Acquisition
35	GACC	Pell City Portfolio							Refinance
35.01	GACC	Holiday Inn-Pell City
35.02	GACC	Hampton Inn-Pell City
36	GACC	364 Bush							Refinance
37	GACC	1731 15th Street							Refinance
38	GACC	Sunridge Apartments							Acquisition
39	GACC	Alamo Drafthouse Cinema - Lubbock							Refinance
40	CREFI	Piney Green Food Lion	Hungry Howie’s Pizza	2,400	03/30/21	Cricket Wireless	1,750	03/31/20	Refinance

A-1-50

ANNEX A-1

Pari Passu Debt
								Pari Passu	Pari Passu	Pari Passu	Total Cut-Off
				Lockbox	Lockbox	Cash	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(28)	(Y/N)	Type(29)	Management(29)	(Y/N)	(Y/N)(30)	Cut-Off Balance	Cut-Off Balance	Passu Debt
1	GACC	3 Columbus Circle	Joseph Moinian	Yes	Hard	In Place	Yes	No	100,000,000	390,000,000	490,000,000
2	CREFI/JPMCB	ILPT Hawaii Portfolio	Industrial Logistics Properties Trust	Yes	Hard	Springing	Yes	No	78,000,000	572,000,000	650,000,000
2.001	CREFI/JPMCB	2810 Pukoloa Street
2.002	CREFI/JPMCB	1360 Pali Highway
2.003	CREFI/JPMCB	1001 Ahua Street
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A
2.005	CREFI/JPMCB	2850 Paa Street
2.006	CREFI/JPMCB	949 Mapunapuna Street
2.007	CREFI/JPMCB	2828 Paa Street
2.008	CREFI/JPMCB	80 Sand Island Access Road
2.009	CREFI/JPMCB	1030 Mapunapuna Street
2.010	CREFI/JPMCB	150 Puuhale Road
2.011	CREFI/JPMCB	2344 Pahounui Drive
2.012	CREFI/JPMCB	120 Sand Island Access Road
2.013	CREFI/JPMCB	1122 Mapunapuna Street
2.014	CREFI/JPMCB	2915 Kaihikapu Street
2.015	CREFI/JPMCB	819 Ahua Street
2.016	CREFI/JPMCB	2144 Auiki Street
2.017	CREFI/JPMCB	1027 Kikowaena Place
2.018	CREFI/JPMCB	1931 Kahai Street
2.019	CREFI/JPMCB	148 Mokauea Street
2.020	CREFI/JPMCB	2886 Paa Street
2.021	CREFI/JPMCB	2838 Kilihau Street
2.022	CREFI/JPMCB	803 Ahua Street
2.023	CREFI/JPMCB	220 Puuhale Road
2.024	CREFI/JPMCB	930 Mapunapuna Street
2.025	CREFI/JPMCB	2103 Kaliawa Street
2.026	CREFI/JPMCB	2969 Mapunapuna Place
2.027	CREFI/JPMCB	158 Sand Island Access Road
2.028	CREFI/JPMCB	1926 Auiki Street
2.029	CREFI/JPMCB	113 Puuhale Road
2.030	CREFI/JPMCB	2250 Pahounui Drive
2.031	CREFI/JPMCB	733 Mapunapuna Street
2.032	CREFI/JPMCB	761 Ahua Street
2.033	CREFI/JPMCB	918 Ahua Street
2.034	CREFI/JPMCB	180 Sand Island Access Road
2.035	CREFI/JPMCB	2829 Awaawaloa Street
2.036	CREFI/JPMCB	120 Mokauea Street
2.037	CREFI/JPMCB	2861 Mokumoa Street
2.038	CREFI/JPMCB	2826 Kaihikapu Street
2.039	CREFI/JPMCB	179 Sand Island Access Road
2.040	CREFI/JPMCB	855 Mapunapuna Street
2.041	CREFI/JPMCB	2308 Pahounui Drive
2.042	CREFI/JPMCB	619 Mapunapuna Street
2.043	CREFI/JPMCB	2846-A Awaawaloa Street
2.044	CREFI/JPMCB	238 Sand Island Access Road
2.045	CREFI/JPMCB	704 Mapunapuna Street
2.046	CREFI/JPMCB	120B Mokauea Street
2.047	CREFI/JPMCB	1150 Kikowaena Street
2.048	CREFI/JPMCB	2127 Auiki Street
2.049	CREFI/JPMCB	2810 Paa Street
2.050	CREFI/JPMCB	2841 Pukoloa Street
2.051	CREFI/JPMCB	1000 Mapunapuna Street
2.052	CREFI/JPMCB	2829 Pukoloa Street
2.053	CREFI/JPMCB	889 Ahua Street
2.054	CREFI/JPMCB	2819 Pukoloa Street
2.055	CREFI/JPMCB	1038 Kikowaena Place
2.056	CREFI/JPMCB	2965 Mokumoa Street
2.057	CREFI/JPMCB	850 Ahua Street
2.058	CREFI/JPMCB	1330 Pali Highway
2.059	CREFI/JPMCB	2865 Pukoloa Street
2.060	CREFI/JPMCB	2855 Pukoloa Street
2.061	CREFI/JPMCB	789 Mapunapuna Street
2.062	CREFI/JPMCB	2960 Mokumoa Street
2.063	CREFI/JPMCB	231B Sand Island Access Road
2.064	CREFI/JPMCB	2020 Auiki Street
2.065	CREFI/JPMCB	2857 Awaawaloa Street
2.066	CREFI/JPMCB	1050 Kikowaena Place
2.067	CREFI/JPMCB	2850 Mokumoa Street
2.068	CREFI/JPMCB	2840 Mokumoa Street
2.069	CREFI/JPMCB	2830 Mokumoa Street
2.070	CREFI/JPMCB	960 Mapunapuna Street
2.071	CREFI/JPMCB	125B Puuhale Road
2.072	CREFI/JPMCB	2809 Kaihikapu Street
2.073	CREFI/JPMCB	212 Mohonua Place
2.074	CREFI/JPMCB	692 Mapunapuna Street
2.075	CREFI/JPMCB	1024 Kikowaena Place
2.076	CREFI/JPMCB	669 Ahua Street
2.077	CREFI/JPMCB	215 Puuhale Road
2.078	CREFI/JPMCB	142 Mokauea Street
2.079	CREFI/JPMCB	2847 Awaawaloa Street
2.080	CREFI/JPMCB	2816 Awaawaloa Street
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B
2.082	CREFI/JPMCB	2864 Mokumoa Street
2.083	CREFI/JPMCB	770 Mapunapuna Street
2.084	CREFI/JPMCB	151 Puuhale Road
2.085	CREFI/JPMCB	207 Puuhale Road
2.086	CREFI/JPMCB	2970 Mokumoa Street
2.087	CREFI/JPMCB	2868 Kaihikapu Street
2.088	CREFI/JPMCB	2908 Kaihikapu Street
2.089	CREFI/JPMCB	2814 Kilihau Street
2.090	CREFI/JPMCB	759 Puuloa Road
2.091	CREFI/JPMCB	659 Puuloa Road
2.092	CREFI/JPMCB	667 Puuloa Road
2.093	CREFI/JPMCB	679 Puuloa Road
2.094	CREFI/JPMCB	689 Puuloa Road
2.095	CREFI/JPMCB	950 Mapunapuna Street
2.096	CREFI/JPMCB	822 Mapunapuna Street
2.097	CREFI/JPMCB	842 Mapunapuna Street
2.098	CREFI/JPMCB	214 Sand Island Access Road

A-1-51

ANNEX A-1

Pari Passu Debt
								Pari Passu	Pari Passu	Pari Passu	Total Cut-Off
				Lockbox	Lockbox	Cash	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(28)	(Y/N)	Type(29)	Management(29)	(Y/N)	(Y/N)(30)	Cut-Off Balance	Cut-Off Balance	Passu Debt
2.099	CREFI/JPMCB	709 Ahua Street
2.100	CREFI/JPMCB	766 Mapunapuna Street
2.101	CREFI/JPMCB	830 Mapunapuna Street
2.102	CREFI/JPMCB	2855 Kaihikapu Street
2.103	CREFI/JPMCB	865 Ahua Street
2.104	CREFI/JPMCB	852 Mapunapuna Street
2.105	CREFI/JPMCB	2906 Kaihikapu Street
2.106	CREFI/JPMCB	2879 Paa Street
2.107	CREFI/JPMCB	702 Ahua Street
2.108	CREFI/JPMCB	2864 Awaawaloa Street
2.109	CREFI/JPMCB	2819 Mokumoa Street - A
2.110	CREFI/JPMCB	2869 Mokumoa Street
2.111	CREFI/JPMCB	2819 Mokumoa Street - B
2.112	CREFI/JPMCB	228 Mohonua Place
2.113	CREFI/JPMCB	2264 Pahounui Drive
2.114	CREFI/JPMCB	808 Ahua Street
2.115	CREFI/JPMCB	2827 Kaihikapu Street
2.116	CREFI/JPMCB	697 Ahua Street
2.117	CREFI/JPMCB	2849 Kaihikapu Street
2.118	CREFI/JPMCB	2831 Awaawaloa Street
2.119	CREFI/JPMCB	2858 Kaihikapu Street
2.120	CREFI/JPMCB	2276 Pahounui Drive
2.121	CREFI/JPMCB	2806 Kaihikapu Street
2.122	CREFI/JPMCB	1052 Ahua Street
2.123	CREFI/JPMCB	2889 Mokumoa Street
2.124	CREFI/JPMCB	685 Ahua Street
2.125	CREFI/JPMCB	2839 Mokumoa Street
2.126	CREFI/JPMCB	94-240 Pupuole Street
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A
2.128	CREFI/JPMCB	719 Ahua Street
2.129	CREFI/JPMCB	2812 Awaawaloa Street
2.130	CREFI/JPMCB	2927 Mokumoa Street
2.131	CREFI/JPMCB	197 Sand Island Access Road
2.132	CREFI/JPMCB	2844 Kaihikapu Street
2.133	CREFI/JPMCB	2879 Mokumoa Street
2.134	CREFI/JPMCB	2135 Auiki Street
2.135	CREFI/JPMCB	855 Ahua Street
2.136	CREFI/JPMCB	2122 Kaliawa Street
2.137	CREFI/JPMCB	2831 Kaihikapu Street
2.138	CREFI/JPMCB	729 Ahua Street
2.139	CREFI/JPMCB	739 Ahua Street
2.140	CREFI/JPMCB	2833 Paa Street #2
2.141	CREFI/JPMCB	2833 Paa Street
2.142	CREFI/JPMCB	2815 Kaihikapu Street
2.143	CREFI/JPMCB	1062 Kikowaena Place
2.144	CREFI/JPMCB	673 Ahua Street
2.145	CREFI/JPMCB	2106 Kaliawa Street
2.146	CREFI/JPMCB	812 Mapunapuna Street
2.147	CREFI/JPMCB	2804 Kilihau Street
2.148	CREFI/JPMCB	525 North King Street
2.149	CREFI/JPMCB	204 Sand Island Access Road
2.150	CREFI/JPMCB	660 Ahua Street
2.151	CREFI/JPMCB	218 Mohonua Place
2.152	CREFI/JPMCB	125 Puuhale Road
2.153	CREFI/JPMCB	645 Ahua Street
2.154	CREFI/JPMCB	675 Mapunapuna Street
2.155	CREFI/JPMCB	659 Ahua Street
2.156	CREFI/JPMCB	1055 Ahua Street
2.157	CREFI/JPMCB	944 Ahua Street
2.158	CREFI/JPMCB	2019 Kahai Street
2.159	CREFI/JPMCB	2001 Kahai Street
2.160	CREFI/JPMCB	106 Puuhale Road
2.161	CREFI/JPMCB	2875 Paa Street
2.162	CREFI/JPMCB	1024 Mapunapuna Street
2.163	CREFI/JPMCB	2760 Kamehameha Highway
2.164	CREFI/JPMCB	2635 Waiwai Loop A
2.165	CREFI/JPMCB	2635 Waiwai Loop B
2.166	CREFI/JPMCB	2836 Awaawaloa Street
2.167	CREFI/JPMCB	609 Ahua Street
2.168	CREFI/JPMCB	905 Ahua Street
2.169	CREFI/JPMCB	2110 Auiki Street
2.170	CREFI/JPMCB	140 Puuhale Road
2.171	CREFI/JPMCB	2139 Kaliawa Street
2.172	CREFI/JPMCB	231 Sand Island Access Road
2.173	CREFI/JPMCB	2140 Kaliawa Street
2.174	CREFI/JPMCB	33 South Vineyard Boulevard
2.175	CREFI/JPMCB	970 Ahua Street
2.176	CREFI/JPMCB	960 Ahua Street
2.177	CREFI/JPMCB	1045 Mapunapuna Street
2.178	CREFI/JPMCB	165 Sand Island Access Road
2.179	CREFI/JPMCB	2839 Kilihau Street
2.180	CREFI/JPMCB	2829 Kilihau Street
2.181	CREFI/JPMCB	2833 Kilihau Street
2.182	CREFI/JPMCB	2821 Kilihau Street
2.183	CREFI/JPMCB	2808 Kam Highway
2.184	CREFI/JPMCB	2815 Kilihau Street
2.185	CREFI/JPMCB	2850 Awaawaloa Street
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B
3	GACC	59 Maiden Lane	George Karfunkel, Leah Karfunkel	Yes	Hard	Springing	Yes	No	75,000,000	125,000,000	200,000,000
4	GACC	101 California	NAP	Yes	Hard	Springing	Yes	No	50,000,000	477,000,000	527,000,000
5	JPMCB	SWVP Portfolio	Southwest Value Partners Fund XVI, LP	Yes	Hard	Springing	Yes	No	50,000,000	150,000,000	200,000,000
5.01	JPMCB	InterContinental
5.02	JPMCB	DoubleTree Sunrise
5.03	JPMCB	DoubleTree Charlotte
5.04	JPMCB	DoubleTree RTP
6	CREFI	Arbor Hotel Portfolio	Davidson Kempner Long-Term Distressed Opportunities Fund IV LP, DK LDOI IV Aggregate Holdco LP, Vamsikrishna Bonthala, Sheenal Patel	Yes	Hard	Springing	Yes	No	50,000,000	50,000,000	100,000,000
6.01	CREFI	Residence Inn Salt Lake City
6.02	CREFI	Hampton Inn Santa Barbara
6.03	CREFI	Hampton Inn Bloomington
6.04	CREFI	Hampton Inn Norwood

A-1-52

ANNEX A-1

Pari Passu Debt
								Pari Passu	Pari Passu	Pari Passu	Total Cut-Off
				Lockbox	Lockbox	Cash	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(28)	(Y/N)	Type(29)	Management(29)	(Y/N)	(Y/N)(30)	Cut-Off Balance	Cut-Off Balance	Passu Debt
6.05	CREFI	Springhill Suites Bloomington
6.06	CREFI	Hyatt Place Arlington
7	CREFI	Green Hills Corporate Center	Jacob Weinreb	Yes	Hard	In Place	Yes	Yes	50,000,000	11,500,000	61,500,000
8	JPMCB	Weston I & II	Dalet Investment Properties (US), LLLP, Dalet Investment Properties, LLLP	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
9	GACC	Moffett Towers II - Building V	Paul Guarantor LLC	Yes	Hard	In Place	Yes	No	42,500,000	127,500,000	170,000,000
10	GACC	Newport Corporate Center	Farshid Steve Shokouhi, Brett Michael Lipman	Yes	Hard	Springing	Yes	No	40,200,000	123,800,000	164,000,000
11	CREFI	Western Digital R&D Campus	AG Net Lease III Corp., AG Net Lease III (SO) Corp.	Yes	Hard	Springing	Yes	Yes	38,000,000	37,895,000	75,895,000
12	CREFI	Lakeside Apartments	Andrew Hayman, Sheldon Yellen	Yes	Springing	Springing	Yes	No	35,000,000	35,000,000	70,000,000
13	GACC	Central Tower Office	CIM SMA I Investments, LLC	Yes	Hard	Springing	Yes	No	34,300,000	63,700,000	98,000,000
14	CREFI	Birch Landing Apartments	Ronald Eisenberg	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
15	JPMCB	Greenleaf at Howell	Avy Azeroual, Zev Schick, AA USA Holdings LLC	Yes	Hard	Springing	Yes	Yes	26,500,000	20,000,000	46,500,000
16	GACC	Arctic Glacier Portfolio	New Mountain Net Lease Partners Corporation	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
16.01	GACC	Arctic Glacier - Menomonee
16.02	GACC	Arctic Glacier - West St. Paul
16.03	GACC	Arctic Glacier - Mississauga
16.04	GACC	Arctic Glacier - Fairport
16.05	GACC	Arctic Glacier - West Point
16.06	GACC	Arctic Glacier - Twin Oaks
16.07	GACC	Arctic Glacier - Newburgh
16.08	GACC	Arctic Glacier - Winnipeg
16.09	GACC	Arctic Glacier - Port Huron
16.10	GACC	Arctic Glacier - Ypsilanti
16.11	GACC	Arctic Glacier - Chatham
16.12	GACC	Arctic Glacier - Omaha
16.13	GACC	Arctic Glacier - Rapid City
16.14	GACC	Arctic Glacier - Grayling
16.15	GACC	Arctic Glacier - Belding
16.16	GACC	Arctic Glacier - Marshall
16.17	GACC	Arctic Glacier - Dubuque
16.18	GACC	Arctic Glacier - Lake Ozark
16.19	GACC	Arctic Glacier - Pierre
16.20	GACC	Arctic Glacier - Shelby
16.21	GACC	Arctic Glacier - Storm Lake
17	JPMCB	Hilton Melbourne	David B. Pollin, Robert E. Buccini, Christopher F. Buccini	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
18	JPMCB	Park Central Plaza I & II	Daniel R. White, Christopher L. Erickson	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
19	GACC	Infinity Park Apartments	Rene Ahwal	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
20	CREFI	57 East 11th Street	Winter Properties LLC	Yes	Hard	Springing	Yes	No	20,000,000	35,000,000	55,000,000
21	GACC	Heartland Dental Medical Office Portfolio	Richard Eugene Workman	Yes	Hard	Springing	Yes	No	19,856,705	159,350,054	179,206,759
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road

A-1-53

ANNEX A-1

Pari Passu Debt
								Pari Passu	Pari Passu	Pari Passu	Total Cut-Off
				Lockbox	Lockbox	Cash	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(28)	(Y/N)	Type(29)	Management(29)	(Y/N)	(Y/N)(30)	Cut-Off Balance	Cut-Off Balance	Passu Debt
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street

A-1-54

ANNEX A-1

Pari Passu Debt
								Pari Passu	Pari Passu	Pari Passu	Total Cut-Off
				Lockbox	Lockbox	Cash	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(28)	(Y/N)	Type(29)	Management(29)	(Y/N)	(Y/N)(30)	Cut-Off Balance	Cut-Off Balance	Passu Debt
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
22	GACC	Stonebrook Apartments Phase II	Ronald D. Newman, L. Brandon Smith	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
23	GACC	Hawk View Industrial Park	Thomas Reiter, Rick Hernandez, Anu Garimella, Laxminarayana Garimella	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
24	CREFI	Magnolia Hotel St. Louis	Sarah Treadway	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
25	CREFI	Augusta Self Storage Portfolio	George Thacker, Lawrence Charles Kaplan, Richard Schontz	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
25.01	CREFI	Hollywood Storage - Evans
25.02	CREFI	Hollywood Storage - Augusta
25.03	CREFI	Hollywood Storage - Martinez
26	GACC	Clinton West	Abraham Israel, Chad Kertesz	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
27	CREFI	Residence Inn - Lynchburg	Tarun Patel	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
28	GACC	IRG Moraine Industrial	Stuart Lichter, Christopher Semarjian	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
29	GACC	One Parkway North	Joseph Horn	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
30	GACC	Pine Terrace Apartments	Yahav Dinai	Yes	Soft	Springing	No	NAP	NAP	NAP	NAP
31	GACC	Orchard Park Apartments	Michael J. Kilroy	Yes	Soft	In Place	No	NAP	NAP	NAP	NAP
32	GACC	Rockridge Plaza	Gary Randall Andrews	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
33	CREFI	Giant Hershey PA	Robert V. Gothier, Jr., Dennis J. Schmidt, Robert V. Gothier, Sr., Kevin Nielsen	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
34	CREFI	2211 West Camelback Road	Armand Behpour	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
35	GACC	Pell City Portfolio	Sholom Jacobs	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
35.01	GACC	Holiday Inn-Pell City
35.02	GACC	Hampton Inn-Pell City
36	GACC	364 Bush	Ganggang Zhao, Rui Xu, Ane Ma, Yue Liao, Fuqun Yang, The Mina Ma Living Trust, Dated July 18, 2018	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
37	GACC	1731 15th Street	Susan Mitchell	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
38	GACC	Sunridge Apartments	Ireneo V. Lalangan	Yes	Soft	Springing	No	NAP	NAP	NAP	NAP
39	GACC	Alamo Drafthouse Cinema - Lubbock	Michael Nelson	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
40	CREFI	Piney Green Food Lion	Warren G. Bailey	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP

A-1-55

ANNEX A-1

			Additional Debt					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut-Off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)(31)	Exist (Y/N)(31)	Debt Type(s)	Date Balance	Interest Rate	Cut-Off Balance	DSCR	Current LTV %	Debt Yield %
1	GACC	3 Columbus Circle	No	Yes	Subordinate Debt	105,000,000	3.91400	595,000,000	2.40	55.1%	10.2%
2	CREFI/JPMCB	ILPT Hawaii Portfolio	No	No	NAP	NAP	NAP	650,000,000	2.40	45.2%	10.6%
2.001	CREFI/JPMCB	2810 Pukoloa Street							2.40	45.2%	10.6%
2.002	CREFI/JPMCB	1360 Pali Highway							2.40	45.2%	10.6%
2.003	CREFI/JPMCB	1001 Ahua Street							2.40	45.2%	10.6%
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A							2.40	45.2%	10.6%
2.005	CREFI/JPMCB	2850 Paa Street							2.40	45.2%	10.6%
2.006	CREFI/JPMCB	949 Mapunapuna Street							2.40	45.2%	10.6%
2.007	CREFI/JPMCB	2828 Paa Street							2.40	45.2%	10.6%
2.008	CREFI/JPMCB	80 Sand Island Access Road							2.40	45.2%	10.6%
2.009	CREFI/JPMCB	1030 Mapunapuna Street							2.40	45.2%	10.6%
2.010	CREFI/JPMCB	150 Puuhale Road							2.40	45.2%	10.6%
2.011	CREFI/JPMCB	2344 Pahounui Drive							2.40	45.2%	10.6%
2.012	CREFI/JPMCB	120 Sand Island Access Road							2.40	45.2%	10.6%
2.013	CREFI/JPMCB	1122 Mapunapuna Street							2.40	45.2%	10.6%
2.014	CREFI/JPMCB	2915 Kaihikapu Street							2.40	45.2%	10.6%
2.015	CREFI/JPMCB	819 Ahua Street							2.40	45.2%	10.6%
2.016	CREFI/JPMCB	2144 Auiki Street							2.40	45.2%	10.6%
2.017	CREFI/JPMCB	1027 Kikowaena Place							2.40	45.2%	10.6%
2.018	CREFI/JPMCB	1931 Kahai Street							2.40	45.2%	10.6%
2.019	CREFI/JPMCB	148 Mokauea Street							2.40	45.2%	10.6%
2.020	CREFI/JPMCB	2886 Paa Street							2.40	45.2%	10.6%
2.021	CREFI/JPMCB	2838 Kilihau Street							2.40	45.2%	10.6%
2.022	CREFI/JPMCB	803 Ahua Street							2.40	45.2%	10.6%
2.023	CREFI/JPMCB	220 Puuhale Road							2.40	45.2%	10.6%
2.024	CREFI/JPMCB	930 Mapunapuna Street							2.40	45.2%	10.6%
2.025	CREFI/JPMCB	2103 Kaliawa Street							2.40	45.2%	10.6%
2.026	CREFI/JPMCB	2969 Mapunapuna Place							2.40	45.2%	10.6%
2.027	CREFI/JPMCB	158 Sand Island Access Road							2.40	45.2%	10.6%
2.028	CREFI/JPMCB	1926 Auiki Street							2.40	45.2%	10.6%
2.029	CREFI/JPMCB	113 Puuhale Road							2.40	45.2%	10.6%
2.030	CREFI/JPMCB	2250 Pahounui Drive							2.40	45.2%	10.6%
2.031	CREFI/JPMCB	733 Mapunapuna Street							2.40	45.2%	10.6%
2.032	CREFI/JPMCB	761 Ahua Street							2.40	45.2%	10.6%
2.033	CREFI/JPMCB	918 Ahua Street							2.40	45.2%	10.6%
2.034	CREFI/JPMCB	180 Sand Island Access Road							2.40	45.2%	10.6%
2.035	CREFI/JPMCB	2829 Awaawaloa Street							2.40	45.2%	10.6%
2.036	CREFI/JPMCB	120 Mokauea Street							2.40	45.2%	10.6%
2.037	CREFI/JPMCB	2861 Mokumoa Street							2.40	45.2%	10.6%
2.038	CREFI/JPMCB	2826 Kaihikapu Street							2.40	45.2%	10.6%
2.039	CREFI/JPMCB	179 Sand Island Access Road							2.40	45.2%	10.6%
2.040	CREFI/JPMCB	855 Mapunapuna Street							2.40	45.2%	10.6%
2.041	CREFI/JPMCB	2308 Pahounui Drive							2.40	45.2%	10.6%
2.042	CREFI/JPMCB	619 Mapunapuna Street							2.40	45.2%	10.6%
2.043	CREFI/JPMCB	2846-A Awaawaloa Street							2.40	45.2%	10.6%
2.044	CREFI/JPMCB	238 Sand Island Access Road							2.40	45.2%	10.6%
2.045	CREFI/JPMCB	704 Mapunapuna Street							2.40	45.2%	10.6%
2.046	CREFI/JPMCB	120B Mokauea Street							2.40	45.2%	10.6%
2.047	CREFI/JPMCB	1150 Kikowaena Street							2.40	45.2%	10.6%
2.048	CREFI/JPMCB	2127 Auiki Street							2.40	45.2%	10.6%
2.049	CREFI/JPMCB	2810 Paa Street							2.40	45.2%	10.6%
2.050	CREFI/JPMCB	2841 Pukoloa Street							2.40	45.2%	10.6%
2.051	CREFI/JPMCB	1000 Mapunapuna Street							2.40	45.2%	10.6%
2.052	CREFI/JPMCB	2829 Pukoloa Street							2.40	45.2%	10.6%
2.053	CREFI/JPMCB	889 Ahua Street							2.40	45.2%	10.6%
2.054	CREFI/JPMCB	2819 Pukoloa Street							2.40	45.2%	10.6%
2.055	CREFI/JPMCB	1038 Kikowaena Place							2.40	45.2%	10.6%
2.056	CREFI/JPMCB	2965 Mokumoa Street							2.40	45.2%	10.6%
2.057	CREFI/JPMCB	850 Ahua Street							2.40	45.2%	10.6%
2.058	CREFI/JPMCB	1330 Pali Highway							2.40	45.2%	10.6%
2.059	CREFI/JPMCB	2865 Pukoloa Street							2.40	45.2%	10.6%
2.060	CREFI/JPMCB	2855 Pukoloa Street							2.40	45.2%	10.6%
2.061	CREFI/JPMCB	789 Mapunapuna Street							2.40	45.2%	10.6%
2.062	CREFI/JPMCB	2960 Mokumoa Street							2.40	45.2%	10.6%
2.063	CREFI/JPMCB	231B Sand Island Access Road							2.40	45.2%	10.6%
2.064	CREFI/JPMCB	2020 Auiki Street							2.40	45.2%	10.6%
2.065	CREFI/JPMCB	2857 Awaawaloa Street							2.40	45.2%	10.6%
2.066	CREFI/JPMCB	1050 Kikowaena Place							2.40	45.2%	10.6%
2.067	CREFI/JPMCB	2850 Mokumoa Street							2.40	45.2%	10.6%
2.068	CREFI/JPMCB	2840 Mokumoa Street							2.40	45.2%	10.6%
2.069	CREFI/JPMCB	2830 Mokumoa Street							2.40	45.2%	10.6%
2.070	CREFI/JPMCB	960 Mapunapuna Street							2.40	45.2%	10.6%
2.071	CREFI/JPMCB	125B Puuhale Road							2.40	45.2%	10.6%
2.072	CREFI/JPMCB	2809 Kaihikapu Street							2.40	45.2%	10.6%
2.073	CREFI/JPMCB	212 Mohonua Place							2.40	45.2%	10.6%
2.074	CREFI/JPMCB	692 Mapunapuna Street							2.40	45.2%	10.6%
2.075	CREFI/JPMCB	1024 Kikowaena Place							2.40	45.2%	10.6%
2.076	CREFI/JPMCB	669 Ahua Street							2.40	45.2%	10.6%
2.077	CREFI/JPMCB	215 Puuhale Road							2.40	45.2%	10.6%
2.078	CREFI/JPMCB	142 Mokauea Street							2.40	45.2%	10.6%
2.079	CREFI/JPMCB	2847 Awaawaloa Street							2.40	45.2%	10.6%
2.080	CREFI/JPMCB	2816 Awaawaloa Street							2.40	45.2%	10.6%
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B							2.40	45.2%	10.6%
2.082	CREFI/JPMCB	2864 Mokumoa Street							2.40	45.2%	10.6%
2.083	CREFI/JPMCB	770 Mapunapuna Street							2.40	45.2%	10.6%
2.084	CREFI/JPMCB	151 Puuhale Road							2.40	45.2%	10.6%
2.085	CREFI/JPMCB	207 Puuhale Road							2.40	45.2%	10.6%
2.086	CREFI/JPMCB	2970 Mokumoa Street							2.40	45.2%	10.6%
2.087	CREFI/JPMCB	2868 Kaihikapu Street							2.40	45.2%	10.6%
2.088	CREFI/JPMCB	2908 Kaihikapu Street							2.40	45.2%	10.6%
2.089	CREFI/JPMCB	2814 Kilihau Street							2.40	45.2%	10.6%
2.090	CREFI/JPMCB	759 Puuloa Road							2.40	45.2%	10.6%
2.091	CREFI/JPMCB	659 Puuloa Road							2.40	45.2%	10.6%
2.092	CREFI/JPMCB	667 Puuloa Road							2.40	45.2%	10.6%
2.093	CREFI/JPMCB	679 Puuloa Road							2.40	45.2%	10.6%
2.094	CREFI/JPMCB	689 Puuloa Road							2.40	45.2%	10.6%
2.095	CREFI/JPMCB	950 Mapunapuna Street							2.40	45.2%	10.6%
2.096	CREFI/JPMCB	822 Mapunapuna Street							2.40	45.2%	10.6%
2.097	CREFI/JPMCB	842 Mapunapuna Street							2.40	45.2%	10.6%
2.098	CREFI/JPMCB	214 Sand Island Access Road							2.40	45.2%	10.6%

A-1-56

ANNEX A-1

			Additional Debt					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut-Off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)(31)	Exist (Y/N)(31)	Debt Type(s)	Date Balance	Interest Rate	Cut-Off Balance	DSCR	Current LTV %	Debt Yield %
2.099	CREFI/JPMCB	709 Ahua Street							2.40	45.2%	10.6%
2.100	CREFI/JPMCB	766 Mapunapuna Street							2.40	45.2%	10.6%
2.101	CREFI/JPMCB	830 Mapunapuna Street							2.40	45.2%	10.6%
2.102	CREFI/JPMCB	2855 Kaihikapu Street							2.40	45.2%	10.6%
2.103	CREFI/JPMCB	865 Ahua Street							2.40	45.2%	10.6%
2.104	CREFI/JPMCB	852 Mapunapuna Street							2.40	45.2%	10.6%
2.105	CREFI/JPMCB	2906 Kaihikapu Street							2.40	45.2%	10.6%
2.106	CREFI/JPMCB	2879 Paa Street							2.40	45.2%	10.6%
2.107	CREFI/JPMCB	702 Ahua Street							2.40	45.2%	10.6%
2.108	CREFI/JPMCB	2864 Awaawaloa Street							2.40	45.2%	10.6%
2.109	CREFI/JPMCB	2819 Mokumoa Street - A							2.40	45.2%	10.6%
2.110	CREFI/JPMCB	2869 Mokumoa Street							2.40	45.2%	10.6%
2.111	CREFI/JPMCB	2819 Mokumoa Street - B							2.40	45.2%	10.6%
2.112	CREFI/JPMCB	228 Mohonua Place							2.40	45.2%	10.6%
2.113	CREFI/JPMCB	2264 Pahounui Drive							2.40	45.2%	10.6%
2.114	CREFI/JPMCB	808 Ahua Street							2.40	45.2%	10.6%
2.115	CREFI/JPMCB	2827 Kaihikapu Street							2.40	45.2%	10.6%
2.116	CREFI/JPMCB	697 Ahua Street							2.40	45.2%	10.6%
2.117	CREFI/JPMCB	2849 Kaihikapu Street							2.40	45.2%	10.6%
2.118	CREFI/JPMCB	2831 Awaawaloa Street							2.40	45.2%	10.6%
2.119	CREFI/JPMCB	2858 Kaihikapu Street							2.40	45.2%	10.6%
2.120	CREFI/JPMCB	2276 Pahounui Drive							2.40	45.2%	10.6%
2.121	CREFI/JPMCB	2806 Kaihikapu Street							2.40	45.2%	10.6%
2.122	CREFI/JPMCB	1052 Ahua Street							2.40	45.2%	10.6%
2.123	CREFI/JPMCB	2889 Mokumoa Street							2.40	45.2%	10.6%
2.124	CREFI/JPMCB	685 Ahua Street							2.40	45.2%	10.6%
2.125	CREFI/JPMCB	2839 Mokumoa Street							2.40	45.2%	10.6%
2.126	CREFI/JPMCB	94-240 Pupuole Street							2.40	45.2%	10.6%
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A							2.40	45.2%	10.6%
2.128	CREFI/JPMCB	719 Ahua Street							2.40	45.2%	10.6%
2.129	CREFI/JPMCB	2812 Awaawaloa Street							2.40	45.2%	10.6%
2.130	CREFI/JPMCB	2927 Mokumoa Street							2.40	45.2%	10.6%
2.131	CREFI/JPMCB	197 Sand Island Access Road							2.40	45.2%	10.6%
2.132	CREFI/JPMCB	2844 Kaihikapu Street							2.40	45.2%	10.6%
2.133	CREFI/JPMCB	2879 Mokumoa Street							2.40	45.2%	10.6%
2.134	CREFI/JPMCB	2135 Auiki Street							2.40	45.2%	10.6%
2.135	CREFI/JPMCB	855 Ahua Street							2.40	45.2%	10.6%
2.136	CREFI/JPMCB	2122 Kaliawa Street							2.40	45.2%	10.6%
2.137	CREFI/JPMCB	2831 Kaihikapu Street							2.40	45.2%	10.6%
2.138	CREFI/JPMCB	729 Ahua Street							2.40	45.2%	10.6%
2.139	CREFI/JPMCB	739 Ahua Street							2.40	45.2%	10.6%
2.140	CREFI/JPMCB	2833 Paa Street #2							2.40	45.2%	10.6%
2.141	CREFI/JPMCB	2833 Paa Street							2.40	45.2%	10.6%
2.142	CREFI/JPMCB	2815 Kaihikapu Street							2.40	45.2%	10.6%
2.143	CREFI/JPMCB	1062 Kikowaena Place							2.40	45.2%	10.6%
2.144	CREFI/JPMCB	673 Ahua Street							2.40	45.2%	10.6%
2.145	CREFI/JPMCB	2106 Kaliawa Street							2.40	45.2%	10.6%
2.146	CREFI/JPMCB	812 Mapunapuna Street							2.40	45.2%	10.6%
2.147	CREFI/JPMCB	2804 Kilihau Street							2.40	45.2%	10.6%
2.148	CREFI/JPMCB	525 North King Street							2.40	45.2%	10.6%
2.149	CREFI/JPMCB	204 Sand Island Access Road							2.40	45.2%	10.6%
2.150	CREFI/JPMCB	660 Ahua Street							2.40	45.2%	10.6%
2.151	CREFI/JPMCB	218 Mohonua Place							2.40	45.2%	10.6%
2.152	CREFI/JPMCB	125 Puuhale Road							2.40	45.2%	10.6%
2.153	CREFI/JPMCB	645 Ahua Street							2.40	45.2%	10.6%
2.154	CREFI/JPMCB	675 Mapunapuna Street							2.40	45.2%	10.6%
2.155	CREFI/JPMCB	659 Ahua Street							2.40	45.2%	10.6%
2.156	CREFI/JPMCB	1055 Ahua Street							2.40	45.2%	10.6%
2.157	CREFI/JPMCB	944 Ahua Street							2.40	45.2%	10.6%
2.158	CREFI/JPMCB	2019 Kahai Street							2.40	45.2%	10.6%
2.159	CREFI/JPMCB	2001 Kahai Street							2.40	45.2%	10.6%
2.160	CREFI/JPMCB	106 Puuhale Road							2.40	45.2%	10.6%
2.161	CREFI/JPMCB	2875 Paa Street							2.40	45.2%	10.6%
2.162	CREFI/JPMCB	1024 Mapunapuna Street							2.40	45.2%	10.6%
2.163	CREFI/JPMCB	2760 Kamehameha Highway							2.40	45.2%	10.6%
2.164	CREFI/JPMCB	2635 Waiwai Loop A							2.40	45.2%	10.6%
2.165	CREFI/JPMCB	2635 Waiwai Loop B							2.40	45.2%	10.6%
2.166	CREFI/JPMCB	2836 Awaawaloa Street							2.40	45.2%	10.6%
2.167	CREFI/JPMCB	609 Ahua Street							2.40	45.2%	10.6%
2.168	CREFI/JPMCB	905 Ahua Street							2.40	45.2%	10.6%
2.169	CREFI/JPMCB	2110 Auiki Street							2.40	45.2%	10.6%
2.170	CREFI/JPMCB	140 Puuhale Road							2.40	45.2%	10.6%
2.171	CREFI/JPMCB	2139 Kaliawa Street							2.40	45.2%	10.6%
2.172	CREFI/JPMCB	231 Sand Island Access Road							2.40	45.2%	10.6%
2.173	CREFI/JPMCB	2140 Kaliawa Street							2.40	45.2%	10.6%
2.174	CREFI/JPMCB	33 South Vineyard Boulevard							2.40	45.2%	10.6%
2.175	CREFI/JPMCB	970 Ahua Street							2.40	45.2%	10.6%
2.176	CREFI/JPMCB	960 Ahua Street							2.40	45.2%	10.6%
2.177	CREFI/JPMCB	1045 Mapunapuna Street							2.40	45.2%	10.6%
2.178	CREFI/JPMCB	165 Sand Island Access Road							2.40	45.2%	10.6%
2.179	CREFI/JPMCB	2839 Kilihau Street							2.40	45.2%	10.6%
2.180	CREFI/JPMCB	2829 Kilihau Street							2.40	45.2%	10.6%
2.181	CREFI/JPMCB	2833 Kilihau Street							2.40	45.2%	10.6%
2.182	CREFI/JPMCB	2821 Kilihau Street							2.40	45.2%	10.6%
2.183	CREFI/JPMCB	2808 Kam Highway							2.40	45.2%	10.6%
2.184	CREFI/JPMCB	2815 Kilihau Street							2.40	45.2%	10.6%
2.185	CREFI/JPMCB	2850 Awaawaloa Street							2.40	45.2%	10.6%
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B							2.40	45.2%	10.6%
3	GACC	59 Maiden Lane	No	No	NAP	NAP	NAP	200,000,000	2.69	41.7%	11.9%
4	GACC	101 California	Yes	Yes	Subordinate Debt/Permitted Mezzanine	228,000,000	4.94773	755,000,000	2.07	51.5%	8.9%
5	JPMCB	SWVP Portfolio	No	No	NAP	NAP	NAP	200,000,000	2.04	59.6%	11.9%
5.01	JPMCB	InterContinental							2.04	59.6%	11.9%
5.02	JPMCB	DoubleTree Sunrise							2.04	59.6%	11.9%
5.03	JPMCB	DoubleTree Charlotte							2.04	59.6%	11.9%
5.04	JPMCB	DoubleTree RTP							2.04	59.6%	11.9%
6	CREFI	Arbor Hotel Portfolio	No	No	NAP	NAP	NAP	100,000,000	2.08	60.7%	12.0%
6.01	CREFI	Residence Inn Salt Lake City							2.08	60.7%	12.0%
6.02	CREFI	Hampton Inn Santa Barbara							2.08	60.7%	12.0%
6.03	CREFI	Hampton Inn Bloomington							2.08	60.7%	12.0%
6.04	CREFI	Hampton Inn Norwood							2.08	60.7%	12.0%

A-1-57

ANNEX A-1

			Additional Debt					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut-Off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)(31)	Exist (Y/N)(31)	Debt Type(s)	Date Balance	Interest Rate	Cut-Off Balance	DSCR	Current LTV %	Debt Yield %
6.05	CREFI	Springhill Suites Bloomington							2.08	60.7%	12.0%
6.06	CREFI	Hyatt Place Arlington							2.08	60.7%	12.0%
7	CREFI	Green Hills Corporate Center	No	No	NAP	NAP	NAP	61,500,000	2.28	63.4%	11.0%
8	JPMCB	Weston I & II	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
9	GACC	Moffett Towers II - Building V	No	Yes	Subordinate Debt	125,000,000	5.90000	295,000,000	1.60	73.8%	7.8%
10	GACC	Newport Corporate Center	No	Yes	Subordinate Debt	148,000,000	5.49696	312,000,000	2.34	65.5%	10.6%
11	CREFI	Western Digital R&D Campus	Yes	No	Permitted Mezzanine	NAP	NAP	75,895,000	1.79	64.8%	8.5%
12	CREFI	Lakeside Apartments	Yes	No	Permitted Mezzanine	NAP	NAP	70,000,000	1.63	69.0%	8.3%
13	GACC	Central Tower Office	Yes	No	Permitted Mezzanine	NAP	NAP	98,000,000	2.32	52.6%	10.3%
14	CREFI	Birch Landing Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	JPMCB	Greenleaf at Howell	No	No	NAP	NAP	NAP	46,500,000	1.20	69.5%	8.3%
16	GACC	Arctic Glacier Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	GACC	Arctic Glacier - Menomonee							NAP	NAP	NAP
16.02	GACC	Arctic Glacier - West St. Paul							NAP	NAP	NAP
16.03	GACC	Arctic Glacier - Mississauga							NAP	NAP	NAP
16.04	GACC	Arctic Glacier - Fairport							NAP	NAP	NAP
16.05	GACC	Arctic Glacier - West Point							NAP	NAP	NAP
16.06	GACC	Arctic Glacier - Twin Oaks							NAP	NAP	NAP
16.07	GACC	Arctic Glacier - Newburgh							NAP	NAP	NAP
16.08	GACC	Arctic Glacier - Winnipeg							NAP	NAP	NAP
16.09	GACC	Arctic Glacier - Port Huron							NAP	NAP	NAP
16.10	GACC	Arctic Glacier - Ypsilanti							NAP	NAP	NAP
16.11	GACC	Arctic Glacier - Chatham							NAP	NAP	NAP
16.12	GACC	Arctic Glacier - Omaha							NAP	NAP	NAP
16.13	GACC	Arctic Glacier - Rapid City							NAP	NAP	NAP
16.14	GACC	Arctic Glacier - Grayling							NAP	NAP	NAP
16.15	GACC	Arctic Glacier - Belding							NAP	NAP	NAP
16.16	GACC	Arctic Glacier - Marshall							NAP	NAP	NAP
16.17	GACC	Arctic Glacier - Dubuque							NAP	NAP	NAP
16.18	GACC	Arctic Glacier - Lake Ozark							NAP	NAP	NAP
16.19	GACC	Arctic Glacier - Pierre							NAP	NAP	NAP
16.20	GACC	Arctic Glacier - Shelby							NAP	NAP	NAP
16.21	GACC	Arctic Glacier - Storm Lake							NAP	NAP	NAP
17	JPMCB	Hilton Melbourne	No	Yes	Mezzanine Loan	5,740,000	8.25000	30,240,000	2.00	80.0%	11.1%
18	JPMCB	Park Central Plaza I & II	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	GACC	Infinity Park Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	CREFI	57 East 11th Street	No	No	NAP	NAP	NAP	55,000,000	1.55	59.8%	8.0%
21	GACC	Heartland Dental Medical Office Portfolio	No	No	NAP	NAP	NAP	179,206,759	1.59	55.1%	11.8%
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive							1.59	55.1%	11.8%
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road							1.59	55.1%	11.8%
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road							1.59	55.1%	11.8%
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza							1.59	55.1%	11.8%
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street							1.59	55.1%	11.8%
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive							1.59	55.1%	11.8%
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220							1.59	55.1%	11.8%
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377							1.59	55.1%	11.8%
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway							1.59	55.1%	11.8%
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard							1.59	55.1%	11.8%
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive							1.59	55.1%	11.8%
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue							1.59	55.1%	11.8%
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway							1.59	55.1%	11.8%
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street							1.59	55.1%	11.8%
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street							1.59	55.1%	11.8%
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway							1.59	55.1%	11.8%
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard							1.59	55.1%	11.8%
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road							1.59	55.1%	11.8%
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place							1.59	55.1%	11.8%
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue							1.59	55.1%	11.8%
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road							1.59	55.1%	11.8%
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road							1.59	55.1%	11.8%
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road							1.59	55.1%	11.8%
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive							1.59	55.1%	11.8%
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard							1.59	55.1%	11.8%
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street							1.59	55.1%	11.8%
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway							1.59	55.1%	11.8%
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway							1.59	55.1%	11.8%
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway							1.59	55.1%	11.8%
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707							1.59	55.1%	11.8%
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road							1.59	55.1%	11.8%
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive							1.59	55.1%	11.8%
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard							1.59	55.1%	11.8%
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way							1.59	55.1%	11.8%
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive							1.59	55.1%	11.8%
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard							1.59	55.1%	11.8%
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane							1.59	55.1%	11.8%
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road							1.59	55.1%	11.8%
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road							1.59	55.1%	11.8%
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South							1.59	55.1%	11.8%
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane							1.59	55.1%	11.8%
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway							1.59	55.1%	11.8%
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road							1.59	55.1%	11.8%
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road							1.59	55.1%	11.8%
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive							1.59	55.1%	11.8%
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47							1.59	55.1%	11.8%
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road							1.59	55.1%	11.8%
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road							1.59	55.1%	11.8%
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane							1.59	55.1%	11.8%
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50							1.59	55.1%	11.8%
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square							1.59	55.1%	11.8%
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street							1.59	55.1%	11.8%
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road							1.59	55.1%	11.8%
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road							1.59	55.1%	11.8%
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center							1.59	55.1%	11.8%
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue							1.59	55.1%	11.8%
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue							1.59	55.1%	11.8%
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard							1.59	55.1%	11.8%
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard							1.59	55.1%	11.8%
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue							1.59	55.1%	11.8%
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119							1.59	55.1%	11.8%
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road							1.59	55.1%	11.8%

A-1-58

ANNEX A-1

			Additional Debt					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut-Off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)(31)	Exist (Y/N)(31)	Debt Type(s)	Date Balance	Interest Rate	Cut-Off Balance	DSCR	Current LTV %	Debt Yield %
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road							1.59	55.1%	11.8%
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road							1.59	55.1%	11.8%
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North							1.59	55.1%	11.8%
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road							1.59	55.1%	11.8%
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road							1.59	55.1%	11.8%
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44							1.59	55.1%	11.8%
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard							1.59	55.1%	11.8%
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway							1.59	55.1%	11.8%
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza							1.59	55.1%	11.8%
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard							1.59	55.1%	11.8%
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West							1.59	55.1%	11.8%
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street							1.59	55.1%	11.8%
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441							1.59	55.1%	11.8%
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive							1.59	55.1%	11.8%
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South							1.59	55.1%	11.8%
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12							1.59	55.1%	11.8%
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard							1.59	55.1%	11.8%
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive							1.59	55.1%	11.8%
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street							1.59	55.1%	11.8%
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road							1.59	55.1%	11.8%
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway							1.59	55.1%	11.8%
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place							1.59	55.1%	11.8%
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle							1.59	55.1%	11.8%
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North							1.59	55.1%	11.8%
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road							1.59	55.1%	11.8%
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive							1.59	55.1%	11.8%
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard							1.59	55.1%	11.8%
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road							1.59	55.1%	11.8%
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway							1.59	55.1%	11.8%
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70							1.59	55.1%	11.8%
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street							1.59	55.1%	11.8%
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road							1.59	55.1%	11.8%
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road							1.59	55.1%	11.8%
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard							1.59	55.1%	11.8%
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road							1.59	55.1%	11.8%
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway							1.59	55.1%	11.8%
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive							1.59	55.1%	11.8%
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard							1.59	55.1%	11.8%
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East							1.59	55.1%	11.8%
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road							1.59	55.1%	11.8%
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road							1.59	55.1%	11.8%
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive							1.59	55.1%	11.8%
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place							1.59	55.1%	11.8%
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road							1.59	55.1%	11.8%
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way							1.59	55.1%	11.8%
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard							1.59	55.1%	11.8%
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard							1.59	55.1%	11.8%
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road							1.59	55.1%	11.8%
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court							1.59	55.1%	11.8%
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South							1.59	55.1%	11.8%
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue							1.59	55.1%	11.8%
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue							1.59	55.1%	11.8%
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue							1.59	55.1%	11.8%
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane							1.59	55.1%	11.8%
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue							1.59	55.1%	11.8%
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail							1.59	55.1%	11.8%
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street							1.59	55.1%	11.8%
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway							1.59	55.1%	11.8%
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue							1.59	55.1%	11.8%
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place							1.59	55.1%	11.8%
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road							1.59	55.1%	11.8%
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street							1.59	55.1%	11.8%
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road							1.59	55.1%	11.8%
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street							1.59	55.1%	11.8%
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street							1.59	55.1%	11.8%
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street							1.59	55.1%	11.8%
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road							1.59	55.1%	11.8%
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64							1.59	55.1%	11.8%
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009							1.59	55.1%	11.8%
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road							1.59	55.1%	11.8%
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road							1.59	55.1%	11.8%
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South							1.59	55.1%	11.8%
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6							1.59	55.1%	11.8%
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway							1.59	55.1%	11.8%
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard							1.59	55.1%	11.8%
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court							1.59	55.1%	11.8%
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17							1.59	55.1%	11.8%
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive							1.59	55.1%	11.8%
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East							1.59	55.1%	11.8%
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street							1.59	55.1%	11.8%
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue							1.59	55.1%	11.8%
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive							1.59	55.1%	11.8%
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive							1.59	55.1%	11.8%
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road							1.59	55.1%	11.8%
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive							1.59	55.1%	11.8%
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast							1.59	55.1%	11.8%
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue							1.59	55.1%	11.8%
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North							1.59	55.1%	11.8%
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street							1.59	55.1%	11.8%
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway							1.59	55.1%	11.8%
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road							1.59	55.1%	11.8%
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street							1.59	55.1%	11.8%
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court							1.59	55.1%	11.8%
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane							1.59	55.1%	11.8%
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza							1.59	55.1%	11.8%
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive							1.59	55.1%	11.8%
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road							1.59	55.1%	11.8%
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue							1.59	55.1%	11.8%
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle							1.59	55.1%	11.8%
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street							1.59	55.1%	11.8%

A-1-59

ANNEX A-1

			Additional Debt					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut-Off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)(31)	Exist (Y/N)(31)	Debt Type(s)	Date Balance	Interest Rate	Cut-Off Balance	DSCR	Current LTV %	Debt Yield %
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road							1.59	55.1%	11.8%
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9							1.59	55.1%	11.8%
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court							1.59	55.1%	11.8%
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street							1.59	55.1%	11.8%
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202							1.59	55.1%	11.8%
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5							1.59	55.1%	11.8%
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4							1.59	55.1%	11.8%
22	GACC	Stonebrook Apartments Phase II	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	GACC	Hawk View Industrial Park	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	CREFI	Magnolia Hotel St. Louis	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	CREFI	Augusta Self Storage Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	CREFI	Hollywood Storage - Evans							NAP	NAP	NAP
25.02	CREFI	Hollywood Storage - Augusta							NAP	NAP	NAP
25.03	CREFI	Hollywood Storage - Martinez							NAP	NAP	NAP
26	GACC	Clinton West	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	CREFI	Residence Inn - Lynchburg	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	GACC	IRG Moraine Industrial	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	GACC	One Parkway North	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	GACC	Pine Terrace Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	GACC	Orchard Park Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	GACC	Rockridge Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	CREFI	Giant Hershey PA	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	CREFI	2211 West Camelback Road	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	GACC	Pell City Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	GACC	Holiday Inn-Pell City							NAP	NAP	NAP
35.02	GACC	Hampton Inn-Pell City							NAP	NAP	NAP
36	GACC	364 Bush	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	GACC	1731 15th Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	GACC	Sunridge Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	GACC	Alamo Drafthouse Cinema - Lubbock	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	CREFI	Piney Green Food Lion	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-60

ANNEX A-1

			HOTEL OPERATING STATISTICS(16)

			2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	GACC	3 Columbus Circle																1
2	CREFI/JPMCB	ILPT Hawaii Portfolio																2
2.001	CREFI/JPMCB	2810 Pukoloa Street																2.001
2.002	CREFI/JPMCB	1360 Pali Highway																2.002
2.003	CREFI/JPMCB	1001 Ahua Street																2.003
2.004	CREFI/JPMCB	848 Ala Lilikoi Street A																2.004
2.005	CREFI/JPMCB	2850 Paa Street																2.005
2.006	CREFI/JPMCB	949 Mapunapuna Street																2.006
2.007	CREFI/JPMCB	2828 Paa Street																2.007
2.008	CREFI/JPMCB	80 Sand Island Access Road																2.008
2.009	CREFI/JPMCB	1030 Mapunapuna Street																2.009
2.010	CREFI/JPMCB	150 Puuhale Road																2.010
2.011	CREFI/JPMCB	2344 Pahounui Drive																2.011
2.012	CREFI/JPMCB	120 Sand Island Access Road																2.012
2.013	CREFI/JPMCB	1122 Mapunapuna Street																2.013
2.014	CREFI/JPMCB	2915 Kaihikapu Street																2.014
2.015	CREFI/JPMCB	819 Ahua Street																2.015
2.016	CREFI/JPMCB	2144 Auiki Street																2.016
2.017	CREFI/JPMCB	1027 Kikowaena Place																2.017
2.018	CREFI/JPMCB	1931 Kahai Street																2.018
2.019	CREFI/JPMCB	148 Mokauea Street																2.019
2.020	CREFI/JPMCB	2886 Paa Street																2.020
2.021	CREFI/JPMCB	2838 Kilihau Street																2.021
2.022	CREFI/JPMCB	803 Ahua Street																2.022
2.023	CREFI/JPMCB	220 Puuhale Road																2.023
2.024	CREFI/JPMCB	930 Mapunapuna Street																2.024
2.025	CREFI/JPMCB	2103 Kaliawa Street																2.025
2.026	CREFI/JPMCB	2969 Mapunapuna Place																2.026
2.027	CREFI/JPMCB	158 Sand Island Access Road																2.027
2.028	CREFI/JPMCB	1926 Auiki Street																2.028
2.029	CREFI/JPMCB	113 Puuhale Road																2.029
2.030	CREFI/JPMCB	2250 Pahounui Drive																2.030
2.031	CREFI/JPMCB	733 Mapunapuna Street																2.031
2.032	CREFI/JPMCB	761 Ahua Street																2.032
2.033	CREFI/JPMCB	918 Ahua Street																2.033
2.034	CREFI/JPMCB	180 Sand Island Access Road																2.034
2.035	CREFI/JPMCB	2829 Awaawaloa Street																2.035
2.036	CREFI/JPMCB	120 Mokauea Street																2.036
2.037	CREFI/JPMCB	2861 Mokumoa Street																2.037
2.038	CREFI/JPMCB	2826 Kaihikapu Street																2.038
2.039	CREFI/JPMCB	179 Sand Island Access Road																2.039
2.040	CREFI/JPMCB	855 Mapunapuna Street																2.040
2.041	CREFI/JPMCB	2308 Pahounui Drive																2.041
2.042	CREFI/JPMCB	619 Mapunapuna Street																2.042
2.043	CREFI/JPMCB	2846-A Awaawaloa Street																2.043
2.044	CREFI/JPMCB	238 Sand Island Access Road																2.044
2.045	CREFI/JPMCB	704 Mapunapuna Street																2.045
2.046	CREFI/JPMCB	120B Mokauea Street																2.046
2.047	CREFI/JPMCB	1150 Kikowaena Street																2.047
2.048	CREFI/JPMCB	2127 Auiki Street																2.048
2.049	CREFI/JPMCB	2810 Paa Street																2.049
2.050	CREFI/JPMCB	2841 Pukoloa Street																2.050
2.051	CREFI/JPMCB	1000 Mapunapuna Street																2.051
2.052	CREFI/JPMCB	2829 Pukoloa Street																2.052
2.053	CREFI/JPMCB	889 Ahua Street																2.053
2.054	CREFI/JPMCB	2819 Pukoloa Street																2.054
2.055	CREFI/JPMCB	1038 Kikowaena Place																2.055
2.056	CREFI/JPMCB	2965 Mokumoa Street																2.056
2.057	CREFI/JPMCB	850 Ahua Street																2.057
2.058	CREFI/JPMCB	1330 Pali Highway																2.058
2.059	CREFI/JPMCB	2865 Pukoloa Street																2.059
2.060	CREFI/JPMCB	2855 Pukoloa Street																2.060
2.061	CREFI/JPMCB	789 Mapunapuna Street																2.061
2.062	CREFI/JPMCB	2960 Mokumoa Street																2.062
2.063	CREFI/JPMCB	231B Sand Island Access Road																2.063
2.064	CREFI/JPMCB	2020 Auiki Street																2.064
2.065	CREFI/JPMCB	2857 Awaawaloa Street																2.065
2.066	CREFI/JPMCB	1050 Kikowaena Place																2.066
2.067	CREFI/JPMCB	2850 Mokumoa Street																2.067
2.068	CREFI/JPMCB	2840 Mokumoa Street																2.068
2.069	CREFI/JPMCB	2830 Mokumoa Street																2.069
2.070	CREFI/JPMCB	960 Mapunapuna Street																2.070
2.071	CREFI/JPMCB	125B Puuhale Road																2.071
2.072	CREFI/JPMCB	2809 Kaihikapu Street																2.072
2.073	CREFI/JPMCB	212 Mohonua Place																2.073
2.074	CREFI/JPMCB	692 Mapunapuna Street																2.074
2.075	CREFI/JPMCB	1024 Kikowaena Place																2.075
2.076	CREFI/JPMCB	669 Ahua Street																2.076
2.077	CREFI/JPMCB	215 Puuhale Road																2.077
2.078	CREFI/JPMCB	142 Mokauea Street																2.078
2.079	CREFI/JPMCB	2847 Awaawaloa Street																2.079
2.080	CREFI/JPMCB	2816 Awaawaloa Street																2.080
2.081	CREFI/JPMCB	2928 Kaihikapu Street - B																2.081
2.082	CREFI/JPMCB	2864 Mokumoa Street																2.082
2.083	CREFI/JPMCB	770 Mapunapuna Street																2.083
2.084	CREFI/JPMCB	151 Puuhale Road																2.084
2.085	CREFI/JPMCB	207 Puuhale Road																2.085
2.086	CREFI/JPMCB	2970 Mokumoa Street																2.086
2.087	CREFI/JPMCB	2868 Kaihikapu Street																2.087
2.088	CREFI/JPMCB	2908 Kaihikapu Street																2.088
2.089	CREFI/JPMCB	2814 Kilihau Street																2.089
2.090	CREFI/JPMCB	759 Puuloa Road																2.090
2.091	CREFI/JPMCB	659 Puuloa Road																2.091
2.092	CREFI/JPMCB	667 Puuloa Road																2.092
2.093	CREFI/JPMCB	679 Puuloa Road																2.093
2.094	CREFI/JPMCB	689 Puuloa Road																2.094
2.095	CREFI/JPMCB	950 Mapunapuna Street																2.095
2.096	CREFI/JPMCB	822 Mapunapuna Street																2.096
2.097	CREFI/JPMCB	842 Mapunapuna Street																2.097
2.098	CREFI/JPMCB	214 Sand Island Access Road																2.098

A-1-61

ANNEX A-1

			HOTEL OPERATING STATISTICS(16)

			2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
2.099	CREFI/JPMCB	709 Ahua Street																2.099
2.100	CREFI/JPMCB	766 Mapunapuna Street																2.100
2.101	CREFI/JPMCB	830 Mapunapuna Street																2.101
2.102	CREFI/JPMCB	2855 Kaihikapu Street																2.102
2.103	CREFI/JPMCB	865 Ahua Street																2.103
2.104	CREFI/JPMCB	852 Mapunapuna Street																2.104
2.105	CREFI/JPMCB	2906 Kaihikapu Street																2.105
2.106	CREFI/JPMCB	2879 Paa Street																2.106
2.107	CREFI/JPMCB	702 Ahua Street																2.107
2.108	CREFI/JPMCB	2864 Awaawaloa Street																2.108
2.109	CREFI/JPMCB	2819 Mokumoa Street - A																2.109
2.110	CREFI/JPMCB	2869 Mokumoa Street																2.110
2.111	CREFI/JPMCB	2819 Mokumoa Street - B																2.111
2.112	CREFI/JPMCB	228 Mohonua Place																2.112
2.113	CREFI/JPMCB	2264 Pahounui Drive																2.113
2.114	CREFI/JPMCB	808 Ahua Street																2.114
2.115	CREFI/JPMCB	2827 Kaihikapu Street																2.115
2.116	CREFI/JPMCB	697 Ahua Street																2.116
2.117	CREFI/JPMCB	2849 Kaihikapu Street																2.117
2.118	CREFI/JPMCB	2831 Awaawaloa Street																2.118
2.119	CREFI/JPMCB	2858 Kaihikapu Street																2.119
2.120	CREFI/JPMCB	2276 Pahounui Drive																2.120
2.121	CREFI/JPMCB	2806 Kaihikapu Street																2.121
2.122	CREFI/JPMCB	1052 Ahua Street																2.122
2.123	CREFI/JPMCB	2889 Mokumoa Street																2.123
2.124	CREFI/JPMCB	685 Ahua Street																2.124
2.125	CREFI/JPMCB	2839 Mokumoa Street																2.125
2.126	CREFI/JPMCB	94-240 Pupuole Street																2.126
2.127	CREFI/JPMCB	2928 Kaihikapu Street - A																2.127
2.128	CREFI/JPMCB	719 Ahua Street																2.128
2.129	CREFI/JPMCB	2812 Awaawaloa Street																2.129
2.130	CREFI/JPMCB	2927 Mokumoa Street																2.130
2.131	CREFI/JPMCB	197 Sand Island Access Road																2.131
2.132	CREFI/JPMCB	2844 Kaihikapu Street																2.132
2.133	CREFI/JPMCB	2879 Mokumoa Street																2.133
2.134	CREFI/JPMCB	2135 Auiki Street																2.134
2.135	CREFI/JPMCB	855 Ahua Street																2.135
2.136	CREFI/JPMCB	2122 Kaliawa Street																2.136
2.137	CREFI/JPMCB	2831 Kaihikapu Street																2.137
2.138	CREFI/JPMCB	729 Ahua Street																2.138
2.139	CREFI/JPMCB	739 Ahua Street																2.139
2.140	CREFI/JPMCB	2833 Paa Street #2																2.140
2.141	CREFI/JPMCB	2833 Paa Street																2.141
2.142	CREFI/JPMCB	2815 Kaihikapu Street																2.142
2.143	CREFI/JPMCB	1062 Kikowaena Place																2.143
2.144	CREFI/JPMCB	673 Ahua Street																2.144
2.145	CREFI/JPMCB	2106 Kaliawa Street																2.145
2.146	CREFI/JPMCB	812 Mapunapuna Street																2.146
2.147	CREFI/JPMCB	2804 Kilihau Street																2.147
2.148	CREFI/JPMCB	525 North King Street																2.148
2.149	CREFI/JPMCB	204 Sand Island Access Road																2.149
2.150	CREFI/JPMCB	660 Ahua Street																2.150
2.151	CREFI/JPMCB	218 Mohonua Place																2.151
2.152	CREFI/JPMCB	125 Puuhale Road																2.152
2.153	CREFI/JPMCB	645 Ahua Street																2.153
2.154	CREFI/JPMCB	675 Mapunapuna Street																2.154
2.155	CREFI/JPMCB	659 Ahua Street																2.155
2.156	CREFI/JPMCB	1055 Ahua Street																2.156
2.157	CREFI/JPMCB	944 Ahua Street																2.157
2.158	CREFI/JPMCB	2019 Kahai Street																2.158
2.159	CREFI/JPMCB	2001 Kahai Street																2.159
2.160	CREFI/JPMCB	106 Puuhale Road																2.160
2.161	CREFI/JPMCB	2875 Paa Street																2.161
2.162	CREFI/JPMCB	1024 Mapunapuna Street																2.162
2.163	CREFI/JPMCB	2760 Kamehameha Highway																2.163
2.164	CREFI/JPMCB	2635 Waiwai Loop A																2.164
2.165	CREFI/JPMCB	2635 Waiwai Loop B																2.165
2.166	CREFI/JPMCB	2836 Awaawaloa Street																2.166
2.167	CREFI/JPMCB	609 Ahua Street																2.167
2.168	CREFI/JPMCB	905 Ahua Street																2.168
2.169	CREFI/JPMCB	2110 Auiki Street																2.169
2.170	CREFI/JPMCB	140 Puuhale Road																2.170
2.171	CREFI/JPMCB	2139 Kaliawa Street																2.171
2.172	CREFI/JPMCB	231 Sand Island Access Road																2.172
2.173	CREFI/JPMCB	2140 Kaliawa Street																2.173
2.174	CREFI/JPMCB	33 South Vineyard Boulevard																2.174
2.175	CREFI/JPMCB	970 Ahua Street																2.175
2.176	CREFI/JPMCB	960 Ahua Street																2.176
2.177	CREFI/JPMCB	1045 Mapunapuna Street																2.177
2.178	CREFI/JPMCB	165 Sand Island Access Road																2.178
2.179	CREFI/JPMCB	2839 Kilihau Street																2.179
2.180	CREFI/JPMCB	2829 Kilihau Street																2.180
2.181	CREFI/JPMCB	2833 Kilihau Street																2.181
2.182	CREFI/JPMCB	2821 Kilihau Street																2.182
2.183	CREFI/JPMCB	2808 Kam Highway																2.183
2.184	CREFI/JPMCB	2815 Kilihau Street																2.184
2.185	CREFI/JPMCB	2850 Awaawaloa Street																2.185
2.186	CREFI/JPMCB	846 Ala Lilikoi Street B																2.186
3	GACC	59 Maiden Lane																3
4	GACC	101 California																4
5	JPMCB	SWVP Portfolio	77.8%	146.17	113.61	79.0%	149.79	118.36	79.8%	150.15	119.90	80.3%	150.49	120.88	80.3%	150.49	120.88	5
5.01	JPMCB	InterContinental	73.2%	164.41	120.38	75.6%	168.10	127.09	78.1%	169.10	132.12	78.7%	169.77	133.61	78.7%	169.77	133.61	5.01
5.02	JPMCB	DoubleTree Sunrise	86.1%	139.25	119.95	89.1%	144.51	128.77	86.9%	147.71	128.37	87.2%	148.26	129.26	87.2%	148.26	129.26	5.02
5.03	JPMCB	DoubleTree Charlotte	84.7%	144.82	122.68	80.8%	150.20	121.42	79.7%	144.40	115.15	80.5%	144.25	116.04	80.5%	144.25	116.05	5.03
5.04	JPMCB	DoubleTree RTP	72.8%	118.86	86.50	74.1%	119.18	88.33	75.9%	120.55	91.51	76.1%	120.45	91.68	76.1%	120.45	91.68	5.04
6	CREFI	Arbor Hotel Portfolio	81.2%	142.97	116.12	81.0%	141.71	114.77	79.3%	142.35	112.94	79.2%	140.35	111.20	79.2%	140.35	111.20	6
6.01	CREFI	Residence Inn Salt Lake City	79.7%	135.82	108.30	82.1%	140.82	115.65	75.6%	143.26	108.27	74.4%	143.33	106.66	74.4%	143.33	106.66	6.01
6.02	CREFI	Hampton Inn Santa Barbara	79.7%	197.45	157.36	79.6%	201.81	160.60	81.7%	190.08	155.22	82.8%	186.76	154.60	82.8%	186.76	154.60	6.02
6.03	CREFI	Hampton Inn Bloomington	83.4%	138.34	115.32	80.9%	128.73	104.08	86.5%	133.02	115.00	86.3%	128.71	111.12	86.3%	128.71	111.12	6.03
6.04	CREFI	Hampton Inn Norwood	78.4%	144.82	113.51	77.9%	145.40	113.28	75.9%	139.31	105.72	76.8%	136.95	105.19	76.8%	136.95	105.19	6.04

A-1-62

ANNEX A-1

			HOTEL OPERATING STATISTICS(16)

			2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
6.05	CREFI	Springhill Suites Bloomington	87.2%	135.79	118.45	87.2%	126.66	110.48	87.6%	130.86	114.62	87.0%	127.34	110.80	87.0%	127.34	110.80	6.05
6.06	CREFI	Hyatt Place Arlington	79.9%	120.96	96.64	78.4%	120.87	94.75	71.4%	126.55	90.32	71.1%	127.17	90.47	71.1%	127.17	90.47	6.06
7	CREFI	Green Hills Corporate Center																7
8	JPMCB	Weston I & II																8
9	GACC	Moffett Towers II - Building V																9
10	GACC	Newport Corporate Center																10
11	CREFI	Western Digital R&D Campus																11
12	CREFI	Lakeside Apartments																12
13	GACC	Central Tower Office																13
14	CREFI	Birch Landing Apartments																14
15	JPMCB	Greenleaf at Howell																15
16	GACC	Arctic Glacier Portfolio																16
16.01	GACC	Arctic Glacier - Menomonee																16.01
16.02	GACC	Arctic Glacier - West St. Paul																16.02
16.03	GACC	Arctic Glacier - Mississauga																16.03
16.04	GACC	Arctic Glacier - Fairport																16.04
16.05	GACC	Arctic Glacier - West Point																16.05
16.06	GACC	Arctic Glacier - Twin Oaks																16.06
16.07	GACC	Arctic Glacier - Newburgh																16.07
16.08	GACC	Arctic Glacier - Winnipeg																16.08
16.09	GACC	Arctic Glacier - Port Huron																16.09
16.10	GACC	Arctic Glacier - Ypsilanti																16.10
16.11	GACC	Arctic Glacier - Chatham																16.11
16.12	GACC	Arctic Glacier - Omaha																16.12
16.13	GACC	Arctic Glacier - Rapid City																16.13
16.14	GACC	Arctic Glacier - Grayling																16.14
16.15	GACC	Arctic Glacier - Belding																16.15
16.16	GACC	Arctic Glacier - Marshall																16.16
16.17	GACC	Arctic Glacier - Dubuque																16.17
16.18	GACC	Arctic Glacier - Lake Ozark																16.18
16.19	GACC	Arctic Glacier - Pierre																16.19
16.20	GACC	Arctic Glacier - Shelby																16.20
16.21	GACC	Arctic Glacier - Storm Lake																16.21
17	JPMCB	Hilton Melbourne	75.9%	117.00	88.83	79.0%	125.91	99.50	79.8%	137.87	110.06	78.5%	137.82	108.21	78.5%	137.82	108.21	17
18	JPMCB	Park Central Plaza I & II																18
19	GACC	Infinity Park Apartments																19
20	CREFI	57 East 11th Street																20
21	GACC	Heartland Dental Medical Office Portfolio																21
21.001	GACC	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive																21.001
21.002	GACC	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road																21.002
21.003	GACC	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road																21.003
21.004	GACC	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza																21.004
21.005	GACC	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street																21.005
21.006	GACC	Heartland Dental Medical Office Portfolio - 117 St. Patrick’s Drive																21.006
21.007	GACC	Heartland Dental Medical Office Portfolio - 1647 County Road 220																21.007
21.008	GACC	Heartland Dental Medical Office Portfolio - 3500 East Highway 377																21.008
21.009	GACC	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway																21.009
21.010	GACC	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard																21.010
21.011	GACC	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive																21.011
21.012	GACC	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue																21.012
21.013	GACC	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway																21.013
21.014	GACC	Heartland Dental Medical Office Portfolio - 508 South 52nd Street																21.014
21.015	GACC	Heartland Dental Medical Office Portfolio - 1025 Ashley Street																21.015
21.016	GACC	Heartland Dental Medical Office Portfolio - 440 Erie Parkway																21.016
21.017	GACC	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard																21.017
21.018	GACC	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road																21.018
21.019	GACC	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place																21.019
21.020	GACC	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue																21.020
21.021	GACC	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road																21.021
21.022	GACC	Heartland Dental Medical Office Portfolio - 1695 Wells Road																21.022
21.023	GACC	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road																21.023
21.024	GACC	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive																21.024
21.025	GACC	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard																21.025
21.026	GACC	Heartland Dental Medical Office Portfolio - 2455 East Main Street																21.026
21.027	GACC	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway																21.027
21.028	GACC	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway																21.028
21.029	GACC	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway																21.029
21.030	GACC	Heartland Dental Medical Office Portfolio - 11890 Highway 707																21.030
21.031	GACC	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road																21.031
21.032	GACC	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive																21.032
21.033	GACC	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard																21.033
21.034	GACC	Heartland Dental Medical Office Portfolio - 149 Tuscan Way																21.034
21.035	GACC	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive																21.035
21.036	GACC	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard																21.036
21.037	GACC	Heartland Dental Medical Office Portfolio - 209 Latitude Lane																21.037
21.038	GACC	Heartland Dental Medical Office Portfolio - 4608 South West College Road																21.038
21.039	GACC	Heartland Dental Medical Office Portfolio - 1315 Bell Road																21.039
21.040	GACC	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South																21.040
21.041	GACC	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane																21.041
21.042	GACC	Heartland Dental Medical Office Portfolio - 3152 South Broadway																21.042
21.043	GACC	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road																21.043
21.044	GACC	Heartland Dental Medical Office Portfolio - 450 South Weber Road																21.044
21.045	GACC	Heartland Dental Medical Office Portfolio - 840 Nissan Drive																21.045
21.046	GACC	Heartland Dental Medical Office Portfolio - 12222 Route 47																21.046
21.047	GACC	Heartland Dental Medical Office Portfolio - 3415 Livernois Road																21.047
21.048	GACC	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road																21.048
21.049	GACC	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane																21.049
21.050	GACC	Heartland Dental Medical Office Portfolio - 2620 East Highway 50																21.050
21.051	GACC	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square																21.051
21.052	GACC	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street																21.052
21.053	GACC	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road																21.053
21.054	GACC	Heartland Dental Medical Office Portfolio - 507 North Hershey Road																21.054
21.055	GACC	Heartland Dental Medical Office Portfolio - 242 Southwoods Center																21.055
21.056	GACC	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue																21.056
21.057	GACC	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue																21.057
21.058	GACC	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard																21.058
21.059	GACC	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard																21.059
21.060	GACC	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue																21.060
21.061	GACC	Heartland Dental Medical Office Portfolio - 9100 Highway 119																21.061
21.062	GACC	Heartland Dental Medical Office Portfolio - 42 Market Square Road																21.062

A-1-63

ANNEX A-1

			HOTEL OPERATING STATISTICS(16)

			2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
21.063	GACC	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road																21.063
21.064	GACC	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road																21.064
21.065	GACC	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North																21.065
21.066	GACC	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road																21.066
21.067	GACC	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road																21.067
21.068	GACC	Heartland Dental Medical Office Portfolio - 1828 IN-44																21.068
21.069	GACC	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard																21.069
21.070	GACC	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway																21.070
21.071	GACC	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza																21.071
21.072	GACC	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard																21.072
21.073	GACC	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West																21.073
21.074	GACC	Heartland Dental Medical Office Portfolio - 16620 West 159th Street																21.074
21.075	GACC	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441																21.075
21.076	GACC	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive																21.076
21.077	GACC	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South																21.077
21.078	GACC	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12																21.078
21.079	GACC	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard																21.079
21.080	GACC	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive																21.080
21.081	GACC	Heartland Dental Medical Office Portfolio - 1715 West Main Street																21.081
21.082	GACC	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road																21.082
21.083	GACC	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway																21.083
21.084	GACC	Heartland Dental Medical Office Portfolio - 2751 Fountain Place																21.084
21.085	GACC	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle																21.085
21.086	GACC	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North																21.086
21.087	GACC	Heartland Dental Medical Office Portfolio - 692 Essington Road																21.087
21.088	GACC	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive																21.088
21.089	GACC	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard																21.089
21.090	GACC	Heartland Dental Medical Office Portfolio - 3237 Sixes Road																21.090
21.091	GACC	Heartland Dental Medical Office Portfolio - 4030 Winder Highway																21.091
21.092	GACC	Heartland Dental Medical Office Portfolio - 8605 East State Road 70																21.092
21.093	GACC	Heartland Dental Medical Office Portfolio - 540 West Walnut Street																21.093
21.094	GACC	Heartland Dental Medical Office Portfolio - 5630 Plank Road																21.094
21.095	GACC	Heartland Dental Medical Office Portfolio - 10505 Lima Road																21.095
21.096	GACC	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard																21.096
21.097	GACC	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road																21.097
21.098	GACC	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway																21.098
21.099	GACC	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive																21.099
21.100	GACC	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard																21.100
21.101	GACC	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East																21.101
21.102	GACC	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road																21.102
21.103	GACC	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road																21.103
21.104	GACC	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive																21.104
21.105	GACC	Heartland Dental Medical Office Portfolio - 1905 Convenience Place																21.105
21.106	GACC	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road																21.106
21.107	GACC	Heartland Dental Medical Office Portfolio - 132 Milestone Way																21.107
21.108	GACC	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard																21.108
21.109	GACC	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard																21.109
21.110	GACC	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road																21.110
21.111	GACC	Heartland Dental Medical Office Portfolio - 3585 North 168th Court																21.111
21.112	GACC	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South																21.112
21.113	GACC	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue																21.113
21.114	GACC	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue																21.114
21.115	GACC	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue																21.115
21.116	GACC	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane																21.116
21.117	GACC	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue																21.117
21.118	GACC	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail																21.118
21.119	GACC	Heartland Dental Medical Office Portfolio - 609 Front Street																21.119
21.120	GACC	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway																21.120
21.121	GACC	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue																21.121
21.122	GACC	Heartland Dental Medical Office Portfolio - 330 Park Place																21.122
21.123	GACC	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road																21.123
21.124	GACC	Heartland Dental Medical Office Portfolio - 213 Main Street																21.124
21.125	GACC	Heartland Dental Medical Office Portfolio - 11119 Hearth Road																21.125
21.126	GACC	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street																21.126
21.127	GACC	Heartland Dental Medical Office Portfolio - 2812 East Main Street																21.127
21.128	GACC	Heartland Dental Medical Office Portfolio - 1202 South Broad Street																21.128
21.129	GACC	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road																21.129
21.130	GACC	Heartland Dental Medical Office Portfolio - 10708 East State Road 64																21.130
21.131	GACC	Heartland Dental Medical Office Portfolio - 2184 FM 3009																21.131
21.132	GACC	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road																21.132
21.133	GACC	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road																21.133
21.134	GACC	Heartland Dental Medical Office Portfolio - 716 32nd Street South																21.134
21.135	GACC	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6																21.135
21.136	GACC	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway																21.136
21.137	GACC	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard																21.137
21.138	GACC	Heartland Dental Medical Office Portfolio - 998 Williford Court																21.138
21.139	GACC	Heartland Dental Medical Office Portfolio - 4405 Highway 17																21.139
21.140	GACC	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive																21.140
21.141	GACC	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East																21.141
21.142	GACC	Heartland Dental Medical Office Portfolio - 1405 South 25th Street																21.142
21.143	GACC	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue																21.143
21.144	GACC	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive																21.144
21.145	GACC	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive																21.145
21.146	GACC	Heartland Dental Medical Office Portfolio - 3645 North Council Road																21.146
21.147	GACC	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive																21.147
21.148	GACC	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast																21.148
21.149	GACC	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue																21.149
21.150	GACC	Heartland Dental Medical Office Portfolio - 456 University Boulevard North																21.150
21.151	GACC	Heartland Dental Medical Office Portfolio - 1316 McMillan Street																21.151
21.152	GACC	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway																21.152
21.153	GACC	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road																21.153
21.154	GACC	Heartland Dental Medical Office Portfolio - 828 South Main Street																21.154
21.155	GACC	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court																21.155
21.156	GACC	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane																21.156
21.157	GACC	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza																21.157
21.158	GACC	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive																21.158
21.159	GACC	Heartland Dental Medical Office Portfolio - 104 South Houston Road																21.159
21.160	GACC	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue																21.160
21.161	GACC	Heartland Dental Medical Office Portfolio - 165 Juniper Circle																21.161
21.162	GACC	Heartland Dental Medical Office Portfolio - 135 East Broadway Street																21.162

A-1-64

ANNEX A-1

			HOTEL OPERATING STATISTICS(16)

			2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
21.163	GACC	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road																21.163
21.164	GACC	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9																21.164
21.165	GACC	Heartland Dental Medical Office Portfolio - 5 Jannell Court																21.165
21.166	GACC	Heartland Dental Medical Office Portfolio - 1617 East Main Street																21.166
21.167	GACC	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202																21.167
21.168	GACC	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5																21.168
21.169	GACC	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4																21.169
22	GACC	Stonebrook Apartments Phase II																22
23	GACC	Hawk View Industrial Park																23
24	CREFI	Magnolia Hotel St. Louis	52.9%	153.59	81.25	60.1%	157.71	94.82	67.6%	151.69	102.58	67.9%	152.02	103.26	67.9%	152.02	103.26	24
25	CREFI	Augusta Self Storage Portfolio																25
25.01	CREFI	Hollywood Storage - Evans																25.01
25.02	CREFI	Hollywood Storage - Augusta																25.02
25.03	CREFI	Hollywood Storage - Martinez																25.03
26	GACC	Clinton West																26
27	CREFI	Residence Inn - Lynchburg										70.8%	117.21	82.94	70.8%	117.21	82.94	27
28	GACC	IRG Moraine Industrial																28
29	GACC	One Parkway North																29
30	GACC	Pine Terrace Apartments																30
31	GACC	Orchard Park Apartments																31
32	GACC	Rockridge Plaza																32
33	CREFI	Giant Hershey PA																33
34	CREFI	2211 West Camelback Road																34
35	GACC	Pell City Portfolio	65.0%	94.89	61.70	68.6%	95.91	65.80				69.6%	96.22	66.94	69.6%	96.22	66.94	35
35.01	GACC	Holiday Inn-Pell City	57.7%	96.45	55.65	61.8%	96.81	59.87				62.8%	97.02	60.92	62.8%	97.02	60.92	35.01
35.02	GACC	Hampton Inn-Pell City	73.9%	93.41	69.03	76.8%	95.04	72.99				77.8%	95.44	74.24	77.8%	95.44	74.24	35.02
36	GACC	364 Bush																36
37	GACC	1731 15th Street																37
38	GACC	Sunridge Apartments																38
39	GACC	Alamo Drafthouse Cinema - Lubbock																39
40	CREFI	Piney Green Food Lion																40

A-1-65

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “GACC” denotes German American Capital Corporation, as Mortgage Loan Seller; and “CREFI” denotes Citi Real Estate Funding Inc. or one of its affiliates, as Mortgage Loan Seller.

With respect to Loan No. 1, 3 Columbus Circle, JPMCB originated the whole loan, and sold a portion the whole loan to Deutsche Bank AG, acting through its New York branch (“DBNY”). DBNY subsequently sold its interest in the whole loan to its affiliate, GACC. JPMCB is also selling Note A-1-3, with a principal balance of $75.0 million, to GACC prior to the Closing Date. GACC is contributing Note A-1-3 and Note A-2-4, with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million, to Benchmark 2019-B11.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the whole loan was co-originated by Morgan Stanley Bank, N.A., UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, CREFI and JPMCB.

With respect to Loan No. 3, 59 Maiden Lane, CREFI originated the whole loan and sold a portion of its interest in the whole loan to Deutsche Bank AG, acting through its New York branch (“DBNY”). DBNY subsequently sold its interest in the whole loan to its affiliate, GACC. CREFI sold Note A-2, with a principal balance of $75.0 million, to GACC prior to the Closing Date. GACC is contributing the Note A-2 to Benchmark 2019-B11.

With respect to Loan No. 4, 101 California, the whole loan was co-originated by Goldman Sachs Mortgage Company and JPMCB. JPMCB sold Notes A-6 and A-7, with an aggregate outstanding Cut-off Date principal balance of $50.0 million, to GACC on May 13, 2019. GACC is contributing both Note A-6 and Note A-7 to Benchmark 2019-B11.

With respect to Loan No. 5, SWVP Portfolio, the whole loan was co-originated by Société Générale Financial Corporation and JPMCB.

With respect to Loan No. 9, Moffett Towers II – Building V, the whole loan was co-originated by DBNY and Goldman Sachs Bank USA (“GSBI”). DBNY will contribute one promissory note with a Current Balance ($) of $42,500,000.

With respect to Loan No. 10, Newport Corporate Center, the whole loan was co-originated by DBNY and Wells Fargo Bank, National Association (“WFB”). DBNY will contribute two promissory notes with an aggregate outstanding principal balance as of the Cut-Off Date ($) of $40,200,000.

With respect to Loan No. 13, Central Tower Office, the whole loan was co-originated by DBNY and Morgan Stanley Bank, N.A. (“MSBNA”). DBNY will contribute one promissory note with a Current Balance ($) of $34,300,000.

(2)	With respect to Loan No. 2, ILPT Hawaii Portfolio, the portfolio includes mixed use buildings containing industrial and commercial units.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the Mortgaged Properties include 177 leased fee properties for which the related borrowers own the underlying land but not the improvements, which are owned by the applicable ground lessees.

With respect to Loan No. 9, Moffett Towers II - Building V, the Mortgaged Property is part of the Moffett Towers II Campus. The campus shares 59,648 square feet of common area amenities, of which 11,930 square feet were allocated to the Moffett Towers II - Building V property. The 11,930 square feet are not included in the Units square footage.

With respect to Loan No. 29, One Parkway North, the Property is subject to a 99-year ground lease with KCP One Parkway, LLC through December 2116. Ground lease rent is $1,874,862 through December 2019 and increases 2% annually thereafter. Tenant may exercise a Purchase Option in Year 30 to purchase the Landlord’s interest in the Premises for $34,650,000.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy. UW Revenues ($), UW NOI ($) and UW NCF ($) are generally calculated by the Mortgage Loan Seller in accordance with its underwriting guidelines. UW NOI ($) and UW NCF ($) may include contractual or market rent escalations and, in the case of certain tenants, may be based on the average rent paid by the tenant through either the term of the related lease or the mortgage loan. Please see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus for additional information.

A-1-66

With respect to Loan No. 5, SWVP Portfolio, the approximately 21.2% and 20.9% of the UW Revenues ($) at the InterContinental and DoubleTree RTP mortgaged properties, respectively, is attributable to the food and beverage outlets at the mortgaged properties.

With respect to Loan No. 9, Moffett Towers II - Building V, the sole tenant, Facebook, has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II - Building V Whole Loan.

With respect to Loan No. 13, Central Tower Office, Blue Bottle Coffee’s lease will begin on July 1, 2019. The tenant has been counted as being in place for the property’s occupancy.

With respect to Loan No. 15, Greenleaf at Howell, Five Star Climbzone USA LLC (“Climbzone”), Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the mortgaged property. The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for build-out of Starbucks’ space. The loan sponsors delivered a completion guaranty for the construction of the Starbucks improvements.

With respect to Loan No. 17, Hilton Melbourne, approximately 22.6% of UW Revenues ($) is attributable to the food and beverage outlet at the mortgaged property.

With respect to Loan No. 20, 57 East 11th Street, the sole tenant, WeWork, is expected to complete its build out, take occupancy and commence paying rent in October 2019. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to WeWork.

With respect to Loan No. 28, IRG Moraine Industrial, the Largest Tenant, Fuyao Glass America, Inc. is expected to take occupancy and begin paying rent on its expansion space by the end of May 2019. At origination, approximately one month of rent for the expansion space was reserved in addition to the $380,000 tenant improvement reserve to be used for the second floor expansion.

With respect to Loan No. 30, Pine Terrace Apartments, the Occupancy % is not inclusive of seven down units.

(5)	With respect to Loan No. 5, SWVP Portfolio, the Appraised Value ($) reflects the “As Portfolio” appraised value of $335,600,000 as of October 16, 2018, which assumes the bulk sale value of the mortgaged properties in one transaction to one purchaser and the escrowing of funds required for the capital deduction from the appraisal. The sum of the “As-Is” appraised values for the mortgaged properties on an individual basis as of October 16, 2018 is $316,600,000, which results in a Current LTV % and Maturity LTV % of 63.2%.

With respect to Loan No. 6, Arbor Hotel Portfolio, the Current LTV % and Maturity LTV (%) are calculated based upon the “As-Stabilized” appraised value of $164,700,000. This represents the aggregate “When Complete” appraised value of the Arbor Hotel Portfolio Mortgaged Properties as of April 1, 2020 which assumes completion of the borrower sponsors’ planned PIP at each respective property. On the origination date of the Arbor Hotel Portfolio Whole Loan, the borrower sponsors posted a letter of credit equal to $18,086,700 (110% of the estimated costs associated with such PIP). The Current LTV % and Maturity LTV %, calculated based on the aggregate “As-Is” appraised value of $141,100,000, are both 70.9%.

With respect to Loan No. 8, Weston I & II, the Appraised Value ($) represents the “Hypothetical As Is-As If Funded” of $76,275,000 for the mortgaged property, effective November 5, 2018, which assumes all commissions, tenant inducements and tenant improvements allowances are funded. At origination of the mortgage loan, the borrower deposited $873,389 for all remaining free rent and approximately $1,187,486 for outstanding tenant improvements. The “As-Is” appraised value as of November 5, 2018 is $73,800,000, which results in a Current LTV % and Maturity LTV % of 65.5%.

With respect to Loan No. 9, Moffett Towers II - Building V, the Appraised Value ($) represents the “Prospective Stabilized Value” of $400,000,000 for the property, effective September 1, 2019, which assumes the completion of the tenant improvement construction. At origination of the mortgage loan, the borrower deposited $29,997,618 into the TI/LC reserve. The “As-Is” appraised value is $365,000,000 as of February 1, 2019 equating to a Current LTV % and Maturity LTV % of 46.6% and 46.6%, respectively, based on the Moffett Towers II - Building V Whole Loan balance of $170.0 million, and a Current LTV (%) and Maturity LTV % of 80.8% and 80.8%, respectively, based on the Moffett Towers II - Building V Total Debt Balance of $295.0 million.

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With respect to Loan No. 15, Greenleaf at Howell, the Appraised Value ($) represents the “Hypothetical Market Value As If Stabilized” of $66,900,00 for the mortgaged property, effective February 8, 2019, which assumes build-out costs, tenant improvements, leasing commissions and rent abatements for Climbzone and Starbucks are funded. At origination of the mortgage loan, the borrower deposited approximately $1.8 million to cover these costs for these and other tenants. An additional $632,500 was reserved for the build-out of Starbucks’ space. The “As-Is” appraised value as of February 8, 2019, is $63,600,000, which results in a Current LTV % and Maturity LTV % of 73.1% and 63.4%, respectively.

With respect to Loan No. 16, Arctic Glacier Portfolio, the Appraised Value ($) represents the “As-Portfolio” value of $38,000,000 for the mortgaged property, effective February 1, 2019, which is a portfolio premium of approximately 5.1% over the “As-Is” value of $36,145,000 equating to a Current LTV % and Maturity LTV % of 68.2% and 68.2%, respectively.

With respect to Loan No. 17, Hilton Melbourne, the Appraised Value ($) reflects the “As If Assuming $2,000,000 PIP is Escrowed” Appraised Value ($) of $37,800,000 as of April 12, 2019, which assumes a total capital expenditure of $2,018,964 would be deposited and that the capital improvements will be completed in a competent and timely manner. At closing, the borrower reserved $2,018,964 for upfront capital expenditures. The “As-Is” appraised value as of April 12, 2019 is $35,800,000, which results in a Current LTV % and Maturity LTV % of 68.4%.

With respect to Loan No. 20, 57 East 11th Street, the Current LTV % and Maturity LTV % are calculated based on the “As-Stabilized” appraised value of $92,000,000 as of February 1, 2020 which assumes the completion of the sole tenant’s buildout at the 57 East 11th Street Mortgaged Property. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to the sole tenant, WeWork. The Current LTV % and Maturity LTV %, calculated based on the “As-Is” appraised value of $76,000,000 as of January 29, 2019, are both 72.4%.

With respect to Loan No. 23, Hawk View Industrial Park, the Appraised Value ($) represents the “As-Portfolio” value of $28,850,000 for the mortgaged property, effective March 7, 2019, which is a portfolio discount of approximately 1.0% over the “As-Is” value of $29,145,000, which equates to a Current LTV % and Maturity LTV % of 59.4% and 48.7%, respectively.

With respect to Loan No. 36, 364 Bush, the Appraised Value ($) represents the “Prospective Stabilized Value” of $13,400,000 for the property, effective November 1, 2018, which assumes the stabilized operation of the property as of November 1, 2018. The “As-Is” appraised value is $11,800,000 as of September 13, 2018 equating to a Current LTV % and Maturity LTV % of 66.5% and 66.5%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

With respect to Loan No. 8, Weston I & II, the loan sponsor purchased the mortgaged property for $72,500,000 in December 2018. At the time of acquisition, JPMCB provided a $43,800,000 mortgage loan and a $9,125,000 mezzanine loan intended as a short term bridge to equity. On March 29, 2019, the borrowers paid down a portion of the mezzanine loan and amended and restated the mortgage loan, increasing the mortgage loan to $48,350,000 by reallocating the remaining mezzanine loan balance to the mortgage loan.

(7)	With respect to Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, 3 Columbus Circle, ILPT Hawaii Portfolio, 59 Maiden Lane, 101 California, SWVP Portfolio, Arbor Hotel Portfolio, Green Hills Corporate Center, Moffett Towers II - Building V, Newport Corporate Center, Western Digital R&D Campus, Lakeside Apartments, Central Tower Office, Greenleaf at Howell, 57 East 11th Street, and Heartland Dental Medical Office Portfolio in each case, the mortgage loan is part of a larger split whole loan, which consists of the mortgage loan and one or more pari passu and/or subordinate components. Please see “Description of the Mortgage Pool —The Whole Loans” in the prospectus for additional information.

(8)	Each number identifies a group of related borrowers.

With respect to Loan No. 1, 3 Columbus Circle, two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each a “series” of the third borrower, 3 Columbus Circle LLC, formed under the Delaware General Corporation Law, own a portion of the related mortgaged property as tenants-in-common.

With respect to Loan Nos. 15, 28 and 37, Greenleaf at Howell, IRG Moraine Industrial and 1731 15th Street, the borrowers own the mortgaged property as tenants-in-common.

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(9)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

With respect to Loan Nos. 9 and 10, Moffett Towers II - Building V and Newport Corporate Center, the interest rates are truncated in the annex and shown to full precision are 4.025882353% and 3.54323171%, respectively.

(10)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(11)	With respect to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(12)	With respect to Loan No. 8, Weston I & II, the Note Date represents the original mortgage loan origination date before the original balance and the interest rate of the mortgage loan were modified to, respectively, the Original Balance ($) and the Interest Rate %, among other modified terms, pursuant to that certain Amended and Restated Loan Agreement dated March 29, 2019.

(13)	In some instances in which the loan documents provide grace periods with respect to payments, such grace periods may be permitted a limited number of times per any 12-month periods.

With respect to Loan No. 10, Newport Corporate Center, the loan documents provide the borrower with a five day grace period, which runs from notice, for a monthly debt service payment that is not timely made (other than the maturity date) once.

With respect to Loan No. 15, Greenleaf at Howell, the loan documents provide the borrower with a five day grace period from the Payment Due Date with respect to the late payment charge for monthly debt service payments, and such grace period is limited to one time during any 12-month period.

With respect to Loan No. 19, Infinity Park Apartments, the loan documents provide the borrower with a five day grace period with regard to the application of the late payment charge, which runs from notice, for a monthly debt service payment that is not timely made (other than the maturity date) once per any 366 day period.

With respect to Loan No. 23, Hawk View Industrial Park, the loan documents provide the borrower with a five day grace period with regard to application of the late payment charge, which runs from notice, for a monthly debt service payment that is not timely made (other than the maturity date) twice per any 366 day period.

(14)	With respect to Loan No. 9, Moffett Towers II – Building V, the whole loan is an ARD loan with an Anticipated Repayment Date of April 6, 2029 and a final maturity date of June 6, 2034. From and after the Anticipated Repayment Date, the whole loan accrues interest at a fixed rate equal to the greater of the sum of (a) 4.025882353% plus the positive difference between the Moffett Towers II - Building V Adjusted Blended Interest Rate and (2) 4.82%. The “Moffett Towers II - Building V Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (i) 6.32% and (ii) the rate for U.S. dollar swaps with a ten-year maturity, as of two business days prior to the ARD, plus 1.50%. The Moffett Towers II - Building V Senior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 5.66%, and (ii) following the ARD, the sum of (a) 5.66% plus (b) the positive difference between the Moffett Towers II - Building V Adjusted Blended Interest Rate and 4.82%. The Moffett Towers II - Building V Junior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 6.41%, and (ii) following the ARD, the sum of (a) 6.41% plus (b) the positive difference between the Moffett Towers - II Building V Adjusted Blended Interest Rate and 4.82%.

With respect to Loan No. 10, Newport Corporate Center, the whole loan is an ARD loan with an Anticipated Repayment Date of May 6, 2029 and a final maturity date of October 6, 2030. From and after the Anticipated Repayment Date, the whole loan accrues interest at a fixed rate equal to the greater of the sum of the greater of (i) the initial interest rate for each applicable note or (ii) the sum of the Lender’s determination of the 10 year yield and (A) with respect to each A note, 1.04323171%; (B) with respect to each B note, 2.12500%; (C) with respect to each C Note, 2.45000%; (D) with respect to each D note, 4.00000%; plus 250 basis points.

(15)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

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In the case of certain mortgage loans, the loan documents permit the related borrower to prepay a portion of the mortgage loan in connection with partial releases of collateral, to cure a cash sweep period triggered by certain events or circumstances or to meet certain financial metrics contained in the related loan documents.

With respect to Loan No. 1, 3 Columbus Circle, the lockout period will be at least 27 payment dates beginning with and including the first payment date of April 11, 2019. Defeasance of the 3 Columbus Circle whole loan in full is permitted after the date that is the earlier to occur of (i) April 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the lockout period will be at least 28 payment dates beginning with and including the first payment date of March 7, 2019. The borrowers are permitted to defease the ILPT Hawaii Portfolio whole loan in full after the date that is the earlier to occur of (i) January 29, 2022 or (ii) the date that is 24 months from the closing date of the securitization that includes the last pari passu note to be securitized (the “ILPT Hawaii Portfolio Lockout Expiration Date”). The borrowers are also permitted to prepay the ILPT Hawaii Portfolio whole loan after the ILPT Hawaii Portfolio Lockout Expiration Date with a payment of a yield maintenance premium. The assumed lockout period of 28 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 3, 59 Maiden Lane, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $200.0 million 59 Maiden Lane whole loan is permitted after the date that is earlier to occur of (i) April 11, 2022 and (ii) two years after the date of the securitization of the last portion of the 59 Maiden Lane whole loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 4, 101 California, the borrower is permitted to prepay the 101 California whole loan in full with the payment of a yield maintenance premium prior to the related open period and after the earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the entire 101 California whole loan intended for securitization (excluding any risk retention requirements) has been securitized.

With respect to Loan No. 5, SWVP Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 1, 2019. Defeasance of the SWVP Portfolio whole loan in full is permitted after the date that is the earlier to occur of (i) May 1, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 7, Green Hills Corporate Center, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $61.5 million Green Hills Corporate Center whole loan is permitted after the date that is earlier to occur of (i) April 30, 2022 and (ii) two years after the date of the securitization of the last portion of the Green Hills Corporate Center whole loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 9, Moffett Towers II – Building V, the borrower is permitted to prepay the Moffett Towers II - Building V Whole Loan on or after the payment date in May 2021 with a payment of a yield maintenance premium. The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of May 6, 2019. Defeasance of the full Moffett Towers II – Building V whole loan is permitted after the date that is the earlier to occur of (i) March 8, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 26 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual defeasance lockout period may be longer.

With respect to Loan No. 10, Newport Corporate Center, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $164.0 million Newport Corporate Center whole loan is permitted after the date that is the earlier to occur of (i) April 10, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 11, Western Digital R&D Campus, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $75.895 million Western Digital R&D Campus whole loan is permitted after the date that is earlier to occur of (i) three years from the Note Date and (ii) two years after the date of the securitization of the last portion of the Western Digital R&D Campus whole loan (the “Western Digital R&D Campus Release Date”). The borrower is also permitted to prepay the Western Digital R&D Campus Whole Loan after the Western

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Digital R&D Campus Release Date with a payment of a yield maintenance premium. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 13, Central Tower Office, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $98.0 million Central Tower Office whole loan is permitted after the date that is the earlier to occur of (i) April 26, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

With respect to Loan No. 20, 57 East 11th Street, the lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $55.0 million 57 East 11th Street whole loan is permitted after the date that is earlier to occur of (i) April 18, 2022 and (ii) two years after the date of the securitization of the last portion of the 57 East 11th Street whole loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.

(16)	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed, renovated and/or acquired.

With respect to Loan Nos. 9, 16, 22, 23, 26, 28, 29 and 39 Moffett Towers II - Building V, Arctic Glacier Portfolio, Stonebrook Apartments Phase II, Hawk View Industrial Park, Clinton West, IRG Moraine Industrial, One Parkway North, Alamo Drafthouse Cinema - Lubbock in each case, the related property is newly or recently acquired, renovated or built and some historical financials may not be available.

With respect to Loan No. 11, Western Digital R&D Campus, the borrower was not provided with any historical information prior to the purchase date of the mortgaged property.

With respect to Loan No. 15, Greenleaf at Howell, the construction of the related mortgaged property was completed in 2017, and some historical financials may not be available.

With respect to Loan No. 19, Infinity Park Apartments, the Second Most Recent NOI ($) and the Second Most Recent NCF ($) are based upon September 2018 TTM financials.

With respect to Loan No. 20, 57 East 11th Street, the mortgaged property was recently renovated in 2018, therefore limited historical information is available.

With respect to Loan No. 27, Residence Inn - Lynchburg, the mortgaged property was constructed in 2018, therefore historical financial information is not available.

With respect to Loan No. 27, Residence Inn – Lynchburg, March 31, 2019 financial information is based on the trailing 11 months annualized.

With respect to Loan No. 34, 2211 West Camelback Road, the mortgaged property was constructed in 2017, therefore limited historical information is available.

With respect to Loan No. 36, 364 Bush, the Most Recent NOI ($) and Most Recent NCF ($) are based upon the one month ending March 31, 2019 annualized.

With respect to Loan No. 37, 1731 15th Street, the Most Recent NOI ($) and Most Recent NCF ($) are based upon the three months ending March 31, 2019 annualized.

(17)	In the case of certain mortgage loans, the UW NOI ($) exceeds Most Recent NOI ($) by 10%.

With respect to Loan No. 1, 3 Columbus Circle, the UW NOI ($) is more than 10% higher than the 2018 NOI ($) primarily because of recent leasing and contractual rent steps at the Mortgaged Property.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the UW NOI ($) is more than 10% higher than the Most Recent NOI ($) primarily because of recent leasing and contractual rent steps at the Mortgaged Property.

With respect to Loan No. 4, 101 California, the UW NOI ($) is more than 10% higher than the 2018 NOI ($) primarily because of recent leasing and contractual rent steps at the Mortgaged Property.

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With respect to Loan No. 10, Newport Corporate Center, the UW NOI ($) is over 10% higher than 2018 NOI ($) primarily because of the inclusion of straight line average of contractual steps of $6,227,773 for investment grade tenants.

With respect to Loan No. 13, Central Tower Office, the UW NOI ($) is over 10% higher than 2018 NOI ($) primarily recent leasing and contractual rent steps at the Mortgaged Property.

With respect to Loan No. 15, Greenleaf at Howell, the UW NOI ($) is more than 10% higher than the Most Recent NOI ($) primarily because of new leases signed with Five Star Climbzone USA LLC and Starbucks, totaling 26,370 square feet and 10.2% of underwritten base rent.

With respect to Loan No. 18, Park Central Plaza I & II, the UW NOI ($) is more than 10% higher than the 2018 NOI ($) primarily because of recent leasing and contractual rent steps at the Mortgaged Property.

With respect to Loan No. 22, Stonebrook Apartments Phase II, the UW NOI ($) is over 10% higher than Most Recent NOI ($) primarily due to recent leasing as the property was completed in December 2018.

With respect to Loan No. 26, Clinton West, the UW NOI ($) is over 10% higher than Most Recent NOI ($) due to the property reaching stabilization in September 2018.

With respect to Loan No. 28, IRG Moraine Industrial, the UW NOI ($) is over 10% higher than Most Recent NOI ($) primarily due to a recent lease with Fuyao Glass America, Inc. that began in January 2019 and consists of 23.5% of annual rent and 24.3% of net rentable area.

With respect to Loan No. 30, Pine Terrace Apartments, the UW NOI ($) is over 10% higher than Most Recent NOI ($) as a result of increased occupancy since the most recent cash flow.

With respect to Loan No. 31, Orchard Park Apartments, the UW NOI ($) is over 10% higher than Most Recent NOI ($) is as a result of increased occupancy since the most recent cash flow.

With respect to Loan No. 32, Rockridge Plaza, the UW NOI ($) is over 10% higher than 2018 NOI ($) primarily due to recent leasing and tenant by tenant reimbursements.

With respect to Loan No. 34, 2211 West Camelback Road, the UW NOI ($) is over 10% higher than 2018 NOI ($) primarily attributable to two new leases signed at the end of 2018 accounting for $71,632 of underwritten base rent.

With respect to Loan No. 37, 1731 15th Street, the UW NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to UW NOI ($) is primarily attributable to the collateral transitioning from a master leased tenancy to market rent tenancy, which required a full lease up of the mortgaged property in late 2018, and with the mortgaged property reaching stabilization in March 2019.

With respect to Loan No. 38, Sunridge Apartments, the UW NOI ($) is over 10% higher than 2018 NOI ($) primarily due to year over year rent increases.

(18)	With respect to all hotel properties, except for the mortgage loan(s) listed below, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 1, 3 Columbus Circle, the mortgaged property is subject to a property tax exemption pursuant to an Industrial & Commercial Incentive Program (“ICIP”), which is scheduled to end in 2022. Based on the appraisal obtained at origination, the tax benefits began to phase out in fiscal year 2017/18, when the applicable exemption was 80% of the full exemption amount, resulting in the tax liability of $6,704,066 for an abatement of $479,428, and will expire in 2020/21, when the applicable exemption will be 20% of the full exemption amount, resulting in an estimated tax liability of $8,177,042 for an abatement of $138,749. The lender underwrote the real estate taxes based on the full real estate taxes without accounting for the exemption. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

With respect to Loan No. 20, 57 East 11th Street, the borrower filed a preliminary application for a 10-year Industrial and Commercial Abatement Program (the “ICAP Abatement”) and will file the final application once the sole tenant, WeWork, completes its build-out. WeWork will be credited for its share of the ICAP Abatement tax savings for each year of the abatement program. The abatement amount is calculated by taking the difference between (i) the gross real estate taxes for the projected fiscal year when the ICAP Abatement begins, and (ii) 115% of the gross real estate taxes for 2016/2017, and

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such result is the benefit base (“Benefit Base”). The tax abatement amount is equal to 100% of the Benefit Base for the first 5 years of the abatement period and is reduced to 80% of the Benefit Base in year six, 60% of the Benefit Base in year seven, 40% of the Benefit Base in year eight, and 20% of the Benefit Base in each of years nine and ten.

With respect to the Loan No. 24, Magnolia Hotel St. Louis, the related Mortgaged Property benefits from a 10-year property tax valuation abatement with the City of St. Louis. Under the tax valuation abatement program, the valuation of the Mortgaged Property for the purpose of calculating property taxes for the Mortgaged Property is fixed through December 31, 2024. In addition, the related borrower formed a separate political subdivision of the State of Missouri (the “Magnolia TDD”) which levies a 1% sales tax on parking lot revenue for parking spaces in an adjacent parking garage that the borrower licenses from a parking management company. Magnolia TDD issued a promissory note (the “TDD Note”) in the original principal amount of $680,000 to the borrower pursuant to which Magnolia TDD is to reimburse the borrower’s costs associated with licensing the parking lot spaces. The borrower formed a second separate political subdivision of the State of Missouri (the “Magnolia CID”) which levies a 1% sales tax on sales at the Mortgaged Property. The Magnolia CID issued a promissory note (the “CID Note”) in the original principal amount of $660,000 payable to the borrower in order to reimburse the borrower for redevelopment costs associated with the Mortgaged Property. Principal and interest under the TDD Note and the CID Note are payable from the respective sales tax proceeds. At origination of the Magnolia Hotel Portfolio Mortgage Loan, the borrower pledged its rights to receive the reimbursement payments under the TDD Note and the CID Note to the lender.

(19)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(20)	In the case of certain mortgage loans, all or a portion of the Title Type consists of a leasehold interest.

With respect to Loan No. 1, 3 Columbus Circle, a portion of the mortgaged property is subject to a condominium regime. The borrower owns 100% of the condominiums under the condominium regime, and, therefore, owns 100% control of the related condominium board. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus for additional information.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the 2846-A Awaawaloa Street Mortgaged Property consists of condominium interests. The related borrower owns all of the units. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus for additional information.

With respect to Loan No. 5, SWVP Portfolio, a portion of the InterContinental mortgaged property consists of the borrower’s leasehold interest in a lease not structured as a financeable ground lease for 120 parking spaces on an adjacent property. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus for additional information.

With respect to Loan No. 6, Arbor Hotel Portfolio, each of the Hampton Inn Bloomington Mortgaged Property and Springhill Suites Bloomington Mortgaged Property includes two condominium units, of which the related borrower for each owns one of the condominium units at the Mortgaged Property, respectively. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus in the prospectus for additional information.

With respect to Loan No. 9, Moffett Towers II – Building V, there are two associations which run the common area and amenities parcel which are available to the owners and tenants at the mortgaged property (the members of which are the owners of the buildings), in a structure similar to how a condominium association functions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus in the prospectus for additional information.

With respect to Loan No. 15, Greenleaf at Howell, a portion of the mortgaged property is subject to a condominium regime. The borrowers hold a majority vote of all owners of the condominium units and are entitled to unilaterally elect the entire condominium board without the consent of any other party. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus in the prospectus for additional information.

With respect to Loan No. 24, Magnolia Hotel St. Louis, the Mortgaged Property is partially secured by the leasehold interest in a ballroom lease at a neighboring property. The Magnolia Hotel St. Louis borrower leases a 4,426 square foot ballroom, located on the second floor of the adjacent apartment tower (such apartment tower does not serve as collateral for the Magnolia Hotel St. Louis Loan). The ballroom has direct access from the Magnolia Hotel St. Louis Property’s second floor. The apartment tower occupants at the neighboring property have no access to the second floor of the apartment tower, unless for emergency. The ballroom lease began in 2013 with base rent of $84,000 for the first three years, continuing with rent escalations of 2.5% per year after 2016 and expires in May 2034.

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(21)	With respect to each hotel property, shows the expiration date of the related license agreement, franchise agreement, operating agreement or management agreement. See “Description of the Mortgage Pool—Property Types—Hotel Properties” in the prospectus for additional information related to mortgage loans secured by hotel properties.

With respect to the Loan No. 6, Arbor Hotel Portfolio, the Mortgaged Properties are currently operating under temporary franchise agreements. The borrower sponsors are required under the Arbor Hotel Portfolio Whole Loan documents to deliver replacement franchise agreements to the lender by May 17, 2019, each with an expected term of 15 years. The Franchise Agreement Expiration date is currently shown as 15 years from the origination date of the Arbor Hotel Portfolio Whole Loan for all Hilton flagged properties.

With respect to Loan No. 35, Pell City Portfolio, the related franchise agreement for the Mortgaged Property, Holiday Inn-Pell City expires on May 7, 2024 with no extension options nor termination options and the related franchise agreement for the Mortgaged Property, Hampton Inn-Pell City expires on May 31, 2029 with no extension options nor termination options.

(22)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 6, Arbor Hotel Portfolio, the borrower opted to provide a PIP letter of credit for 110% of the estimated PIP costs ($18,086,700).

With respect to Loan No. 14, Birch Landing Apartments, on the origination date of the Birch Landing Apartments mortgage loan, the borrower deposited $6.0 million upfront into a litigation reserve. The borrower and property manager are each defendants in a pending tort lawsuit that was ongoing as of the date of origination arising out of an alleged criminal act at the mortgaged property. The plaintiffs are seeking damages for current and foreseeable medical expenses as well as punitive damages for alleged willful misconduct. Based on information received from counsel to the borrower’s insurer, the range of potential damages is estimated to be between $2.0 million and $6.0 million. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus for additional information.

With respect to Loan No. 18, Park Central Plaza I & II, the borrower was required to deposit approximately $128,703 into a prepaid rent reserve at origination for lender to disburse into the lockbox account for certified prepaid rents on each payment date, provided that no event of default has occurred and is then continuing.

With respect to Loan No. 27, Residence Inn – Lynchburg, the borrower was required to reserve a $200,000 holdback economic reserve. The reserve may be disbursed at the borrower’s request upon satisfaction of the requirements, which include but are not limited to, (i) no event of default has occurred and is continuing and, (ii) the lender has received evidence that the debt yield equals or exceeds 10.9%. The Current LTV %, the UW NOI Debt Yield % and the UW NCF Debt Yield % are calculated net of a $200,000 holdback reserve. The Current LTV %, the UW NOI Debt Yield % and the UW NCF Debt Yield % calculated based on the fully funded aggregate Current Balance ($) of $13,984,269 are 66.6%, 11.8% and 10.8%, respectively.

(23)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the borrowers are required to deposit any tenant termination fee if such termination fee exceeds $500,000 into a lease termination reserve.

With respect to Loan No. 2, ILPT Hawaii Portfolio, upon the occurrence and during the continuance of a cash sweep period, the borrowers are required to deposit (a) with respect to a cash sweep period caused by the debt yield as of the last day of any calendar quarter being less than 7.25% but not less than 6.75% for two consecutive calendar quarters (a “Partial Debt Yield Event”), 50% of the excess cash flow and (b) with respect to any other cash sweep period (including one that exists for multiple reasons, including, without limitation, the occurrence of the debt yield as of the last day of any calendar quarter being less than 6.75% for two consecutive calendar quarters (the “Debt Yield Event”) or a Partial Debt Yield Event), 100% of the excess cash flow (the foregoing funds, collectively, the “Cash Trap Funds”). The borrowers may obtain a release of the Cash Trap Funds by delivering a letter of credit in accordance with the mortgage loan documents in an amount necessary to end or avoid a Debt Yield Event or Partial Debt Yield Event, as applicable.

With respect to Loan No. 3, 59 Maiden Lane, the Monthly TI/LC Reserve amount is initially $0. Commencing with the monthly payment date occurring in March 2020, the borrower is required to make monthly deposits of $1,000,000 into a TI/LC reserve

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account until the balance of the TI/LC reserve account reaches $18,000,000 provided, however, the Specified Tenant Renewal Reserve will no longer be required from and after the occurrence of either (A) the initial specified tenant extending the term of its lease for an additional term of not less than five years and all tenant improvement costs, leasing commissions, rent credits, and/or similar inducements in connection with the extension being paid or reserved with the lender or (B) the entire specified tenant space being re-tenanted pursuant to one or more replacement leases reasonably acceptable to lender.

With respect to Loan No. 5, SWVP Portfolio, during the continuance of any cash management period as set forth in the related mortgage loan documents, the borrower is required to deposit on each Payment Due Date into the Monthly Other Reserve ($) an amount equal to the amount of the taxes collected directly from patrons or guests or included as part of or paid with the sales price of any goods or services for the preceding period from and including the 21st day of any calendar month to and including the 20th day of the immediately succeeding calendar month (such period, a “Hotel Tax Reporting Period”) as set forth on the tax report for the hotel for such preceding Hotel Tax Reporting Period.

With respect to Loan No. 5, SWVP Portfolio, the borrowers are required to deposit an amount into the Monthly Capex Reserve ($) equal to the greater of (i) 1/12 of the amount required to be reserved for capital expenditures and FF&E under the applicable franchise agreement and (ii) 1/12 of 5.0% of the aggregate annual rents (excluding hotel taxes) based on the prior year.

With respect to Loan No. 6, Arbor Hotel Portfolio, the borrower is required to deposit into the Replacement Reserve account an amount equal to the greater of (x) the amount required under the franchise agreement and (y) 1/12 of (i) for the monthly payment date occurring in June 2019 through May 2020, 2.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio properties during the preceding calendar year and (B) the approved annual budget for the current year, (ii) for the monthly payment dates occurring in June 2020 and for each monthly payment date occurring thereafter until and including the monthly payment date occurring in May 2021, 3.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio properties during the preceding calendar year and (B) the approved annual budget for the then current year, and (iii) for the monthly payment date occurring in June 2021 and for each monthly payment date occurring thereafter, 4.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio properties during the preceding calendar year and (B) the approved annual budget for the then current year.

With respect to Loan No. 7, Green Hills Corporate Center, at origination, the borrower deposited $1,109,161 into the HVAC Reserve. On a monthly basis while an HVAC Payment Trigger Period is continuing, the borrower is required to deposit all excess cash flow (if applicable, after payment of the deposit to the Penske Deferred Tenant Allowance reserve) into a reserve for the costs of the required HVAC work. On or before March 31, 2022, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the HVAC account to equal $9,610,000 (as such amount may be adjusted based on the actual contract signed by the borrower to perform the HVAC work). In addition, at origination, the borrower deposited $802,500 into the Penske Deferred Tenant Allowance Reserve. On a monthly basis during (i) a Penske Deferred Tenant Allowance Payment Trigger Period while an HVAC Payment Trigger Period is continuing, the borrower is required to deposit an amount equal to $221,347, (ii) a Penske Deferred Tenant Allowance Payment Trigger Period when no HVAC Payment Trigger Period is continuing, the borrower is required to deposit all excess cash flow and (iii) on or before January 15, 2021, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the Penske Deferred Tenant Allowance account to equal $5,229,440.

With respect to Loan No. 10, Newport Corporate Center, the Upfront TI/LC Reserve ($) can also be used for capital expenditures.

With respect to Loan No. 17, Hilton Melbourne, the borrower is required to make monthly deposits into the Monthly Capex Reserve ($) of an amount equal to (a) for the period commencing on the origination of the mortgage loan through and including the 11th Payment Due Date, 2.0% of the gross income from the operation of the mortgaged property for the calendar month two months prior to such Payment Due Date, (b) for the period commencing on the 12th Due Date continuing through and including the 23rd Payment Due Date, 3.0% of the gross income from the operation of the mortgaged property for the calendar month two months prior to such Payment Due Date, or (c) thereafter, 4.0% of the gross income from the operation of the mortgaged property for the calendar month two months prior to such Payment Due Date.

With respect to Loan No. 18, Park Central Plaza I & II, the borrower is required to make monthly deposits into the Monthly TI/LC Reserve ($) of (a) $12,352 if the balance in the TI/LC Reserve ($) is less than $200,000, (b) $9,882 if the balance in the TI/LC Reserve ($) is equal to or greater than $200,000 and less than $500,000, and (c) $3,088 if the balance in the TI/LC Reserve ($) is equal to or greater than $500,000.

With respect to Loan No. 20, 57 East 11th Street, at origination, the borrower deposited $2,319,700 of free rent for the sole tenant, WeWork, into the Upfront Other Reserve account. If the borrower fails to deliver evidence to the lender on or before the payment date in November 2019 that WeWork rent commencement will occur on or before the monthly payment date in November 2019, the borrower is then required to deposit an amount equal to $2,783,640 for free rent into the Other Reserve

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account on the monthly payment date in November 2019 and on the monthly payment date every six months thereafter until the WeWork rent commencement occurs.

With respect to Loan No. 23, Hawk View Industrial Park, at the commencement of year five of the Loan term, the TI/LC Reserve Cap ($) will increase from two years of collections to three years of collections ($399,900), at the commencement of year seven, at such time as the DSCR equals or exceeds 1.86x, funds on deposit in the TI/LC Reserve shall not be required to exceed the Initial TI/LC Reserve Cap ($).

With respect to Loan No. 27, Residence Inn – Lynchburg, the borrower is required to deposit into the Replacement Reserve account an amount equal to the greater of (x) the amount required under the franchise agreement and (y) 1/12 of (i) for the monthly payment date occurring in June 2019 through May 2021, 2.0% of the greater of (A) the gross income for the Residence Inn - Lynchburg Mortgaged Property during the preceding calendar year and (B) the approved annual budget for the current year, (ii) for the monthly payment dates occurring in June 2021 and for each monthly payment date occurring thereafter until and including the monthly payment date occurring in May 2022, 3% of the greater of (A) the gross income for the Residence Inn - Lynchburg Mortgaged Property during the preceding calendar year and (B) the approved annual budget for the then current year, and (iii) for the monthly payment date occurring in June 2022 and for each monthly payment date occurring thereafter, 4.0% of the greater of (A) the gross income for the Residence Inn - Lynchburg Mortgaged Property during the preceding calendar year and (B) the approved annual budget for the then current year.

(24)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(25)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property. In some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 7, Green Hills Corporate Center, Penske currently subleases 58,867 square feet directly from Worley Parsons through March 2022 located in Phase I. Penske pays a blended rent of $13.74 per square foot to Worley Parsons via the sublease and has the option to terminate the sublease effective on December 31, 2020 with 90 days’ notice and a termination fee of $810,939. Pursuant to the 18th amendment to Penske’s lease, Penske has agreed to absorb the 150,668 square feet currently occupied by Worley Parsons upon the earlier of (i) Worley Parsons vacating their space via an early termination or (ii) Worley Parsons’ lease expiration of March 31, 2022.

With respect to Loan No. 13, Central Tower Office, the 2nd Largest Tenant, Maru Group, LLC subleases its space to Vision Critical Communications at $83.50 per square foot. Maru Group, LLC has one, five-year renewal option remaining under the terms of its lease. The 5th Largest Tenant Google Inc. subleases 5,334 square feet to Seven Cities PTE, Ltd. at $75.19 per square foot. The sublease is coterminous with the primary lease.

With respect to Loan No. 21, Heartland Dental Medical Office Portfolio, the Largest Tenant at the 200 Brevco Plaza Mortgaged Property (5,877 square feet), representing 31.2% of the allocated net rentable square feet, may terminate its lease beginning December 1, 2019 with 180 days’ notice and payment of a termination fee equal to unamortized tenant improvements, rent abatement and leasing commissions. The 3rd Largest Tenant at the 200 Brevco Plaza Mortgaged Property (3,089 square feet), representing 16.4% of the allocated net rentable square feet, may terminate its lease at any time with notice and payment of a termination fee equal to half of its monthly base rental obligations for the remaining portion of the then current term. The Fourth Largest Tenant at the 200 Brevco Plaza Mortgaged Property (2,696 square feet), representing 14.3% of the allocated net rentable square feet, may terminate its lease at any time after December 1, 2019 with 180 days’ notice and payment of a termination fee equal to the cost of unamortized tenant improvements, rent abatement and leasing commissions. The 2nd Largest Tenant at the 4355 Suwanee Dam Road Mortgaged Property (1,000 square feet), representing 8.4% of the allocated net rentable square feet, may terminate its lease at any time with 90 days’ notice and payment of a termination fee equal to six months of base rent. The Fourth Largest Tenant at the 100 Piper Hill Drive Mortgaged Property (1,400 square feet), representing 14.1% of the allocated net rentable square feet, may terminate its lease after each of March 31, 2021 and March 31, 2023 with 90 days’ notice and payment of a termination fee equal to six months of base rent plus any unamortized tenant improvements and leasing commissions paid on initial term; provided that the total amount to be amortized will not exceed $46,160. The Fourth Largest Tenant at the 507 North Hershey Road Mortgaged Property (1,320 square feet), representing 17.2% of the allocated net rentable square feet, may terminate its lease at any time after February 28, 2021 with 30 days’ notice and payment of a termination fee equal to six months of base rent. The 2nd Largest Tenant at the 2751 Fountain Place Mortgaged Property (2,619 square feet), representing 39.7% of the allocated net rentable square feet, may terminate its lease, provided that such tenant is not it default, with 180 days’ notice and payment of a termination fee in the amount of $37,500. The Largest Tenant at the 692 Essington Road Mortgaged Property (2,500 square feet), representing 41.5% of the allocated net rentable square feet, may terminate its lease, provided that such tenant has not been in default on more than three

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occasions in a lease year and has satisfied all rent payments for five years, with nine months’ notice and payment of a termination fee equal to the unamortized portion of the remaining balance of its tenant improvement allowance. The 2nd Largest Tenant at the 2222 Highway 540A East Mortgaged Property (1,200 square feet), representing 26.1% of the allocated net rentable square feet, may terminate its lease at any time with 60 days’ notice and payment of a termination fee equal to two months of base rent plus any unamortized leasing commissions paid on the initial term of the lease; provided that the total amount to be amortized will not exceed $5,000. The 2nd Largest Tenant at the 2812 East Main Street Mortgaged Property (1,000 square feet), representing 20.5% of the allocated net rentable square feet, may terminate its lease at any time with 90 days’ notice and payment of a termination fee equal to three months of base rent plus any unamortized tenant improvements and leasing commissions paid on the initial term of the lease. The 2nd Largest Tenant at the 122 Stone Trace Drive Mortgaged Property (1,734 square feet), representing 28.8% of the allocated net rentable square feet, may terminate its lease at any time after March 31, 2021 with 30 days’ notice and payment of a termination fee equal to two months of base rent plus any unamortized tenant improvements and leasing commissions paid on the initial term.

(26)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(27)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. Certain tenants may have the right to reduce or abate rent or terminate all or a portion of their leased spaces for a breach or violation of co-tenancy provisions in the related leases.

With respect to Loan No. 1, 3 Columbus Circle, the 5th Largest Tenant, Josephson, is an affiliate of the borrower and serves as the borrower’s headquarters.

With respect to Loan No. 4, 101 California, the Largest Tenant, Merrill Lynch, has a one-time right to terminate effective October 31, 2021 with a 12 months’ notice and the payment of unamortized costs. The 3rd Largest Tenant, Morgan Stanley, has a one-time right to terminate effective January 31, 2023 with a 12 months’ notice and the payment of unamortized costs.

With respect to Loan No. 15, Greenleaf at Howell, the 3rd Largest Tenant, LA Fitness, has the right to terminate its lease effective as of the last day of July 2027 with a 180 days’ notice. The 5th Largest Tenant, Sleepy’s, has a one-time right to cancel and terminate its lease effective as of November 30, 2023, with a 180 days’ notice and the payment of a termination fee in the amount equal to the tenant improvement allowance set forth in the lease.

With respect to Loan No. 18, Park Central Plaza I & II, the 4th Largest Tenant, Designer Group USA, currently occupies 14,482 square feet and has a lease with an expiration date of August 31, 2019. At origination, the borrower executed a lease with DNT Automotive Group, LLC, an affiliate of borrower, for the space currently leased by Designer Group USA with the requirement that DNT Automotive Group, LLC must take physical occupancy within three months of lease commencement, unless the DNT Automotive Group, LLC lease is terminated. The borrower is permitted to terminate the DNT Automotive Group, LLC lease if such lease is being simultaneously replaced with a Designer Group USA lease renewal satisfying all of the conditions in the loan documents. Designer Group USA is currently negotiating a renewal lease and has been underwritten for 12,514 square feet with a lease expiration of August 31, 2024.

With respect to Loan No. 21, Heartland Dental Medical Office Portfolio, Heartland Dental, LLC and its affiliates lease approximately 82.7% of the net rentable square footage (796,231 square feet) in the portfolio to operate medical offices and corporate offices. The borrower sponsor and non-recourse carve-out guarantor is Richard Eugene Workman, who founded Heartland Dental, LLC in 1997 and currently retains a 4.28% ownership interest in the company.

With respect to Loan No. 28, IRG Moraine Industrial, the 4th Largest Tenant, Star Cartage Co., Inc, has the one-time option to terminate on January 1, 2020. Tenant must give notice at least 180 days prior.

(28)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes or due to the number of parties serving as the Principal / Carveout Guarantor. In the case of certain mortgage loans, the loan documents permit the borrower to replace the Principal / Carveout Guarantor upon satisfaction of certain terms and conditions in the related loan documents.

With respect to Loan No. 2, ILPT Hawaii Portfolio, the liability of the Carve-out Guarantor for breaches or violations of the full recourse carve-out provisions in the loan documents is capped at 15.0% of the outstanding principal balance of the ILPT Hawaii Portfolio whole loan.

With respect to Loan No. 4, 101 California, there is no separate Carve-out Guarantor, and the borrower is the sole party liable for breaches and violations of the nonrecourse carve-out provisions in the loan documents or the environmental indemnity.

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(29)	The classification of the lockbox and cash management types is described in the Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” in the prospectus for additional information.

With respect to Loan No. 31, Orchard Park, the Cash Management is reflected as In Place. As part of a post-closing requirement, the borrower is required to establish a clearing account and deposit account. The loan is full recourse to the borrower and guarantor until the clearing account and deposit account are opened, and the borrower delivers fully executed and completed copies of the cash management agreement to the lender. As of May 15, 2019, the borrower has submitted the appropriate documents to the cash management bank and is awaiting compliance approval.

(30)	With respect to Loan No. 20, 57 East 11th Street, the related whole loan will initially be serviced by the master servicer and special servicer pursuant to the pooling and servicing agreement for the GSMS 2019-GC39 transaction. From and after the date on which the related lead servicing Companion Loan is securitized, it is anticipated that the related whole loan will be serviced under and by the master servicer and special servicer designated in the related pooling and servicing agreement entered into in connection with such securitization.

(31)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness” and “—Other Indebtedness” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for additional information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 10, Newport Corporate Center, there will be a preferred equity holder, which initially shall be Square Mile Bellevue Preferred LLC, a Delaware limited liability company (the “Preferred Equity Holder”), which will hold up to $96,000,000 in preferred equity in the borrower and have the rights of a preferred holder, including, a preferred return rate, mandatory redemption provisions (which can occur no earlier than maturity, (with Optional Redemption permitted only as outlined in the Pledges/Transfers section in the loan documents)), and rights of the Preferred Equity Holder, exercisable subsequent to the anticipated repayment date, to (i) cause a sale or refinancing of the property by the borrower, provided the Loan is repaid in full in connection therewith, (ii) consent to any major lease entered into in accordance with the loan documents by the borrower (subject to the lender’s right to consent to any such leases), (iii) cause the borrower to remove the existing property manager and appoint a replacement property manager in accordance with the loan documents, subject to the lender’s approval of such replacement property manager, and (iv) the right to cause the borrower to appoint a leasing agent for the property reasonably acceptable to the lender).

With respect to Loan No. 17, Hilton Melbourne, the loan documents permit the borrower to enter into one or more property assessed clean energy (PACE) loan(s) for an amount not to exceed $1,500,000, subject to the satisfaction of certain terms and conditions in the loan documents, which include, without limitation, a (i) determination by the lender that (a) the combined debt service coverage ratio (based on the trailing 12 month period) will not be less than 2.00x and (b) the combined debt yield (based on the trailing 12 month period) will not be less than 10.9%, and (ii) the combined loan-to-value ratio is not greater than 80.0%.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX A-2

Trust Cut-off Date Balances
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

$4,239,852	-	$9,999,999	7	$47,279,404	4.3%	4.87064%	118	1.92x	11.2%	60.2%	55.2%
$10,000,000	-	$19,999,999	13	187,089,471	17.0	4.91212%	114	1.68x	11.3%	65.6%	57.1%
$20,000,000	-	$24,999,999	5	113,835,000	10.4	4.80153%	98	1.96x	10.9%	66.6%	62.9%
$25,000,000	-	$49,999,999	8	297,850,000	27.1	4.55830%	118	2.48x	11.2%	56.0%	55.2%
$50,000,000	-	$100,000,000	7	453,000,000	41.2	4.27810%	111	2.56x	11.8%	48.9%	48.9%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Mortgage Rates
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

3.54323%	-	3.99999%	4	$265,200,000	24.1%	3.86722%	118	3.32x	13.5%	40.9%	40.9%
4.00000%	-	4.49999%	7	265,853,384	24.2	4.25727%	115	2.45x	11.3%	53.7%	53.3%
4.50000%	-	4.99999%	19	361,180,296	32.9	4.80956%	112	1.85x	10.8%	64.9%	60.2%
5.00000%	-	5.74230%	10	206,820,196	18.8	5.30424%	103	1.59x	10.0%	62.7%	59.3%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Original Term to Maturity/ARD in Months(1)
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

60			3	$87,153,384	7.9%	4.90284%	59	2.37x	13.6%	63.9%	62.6%
84			1	24,000,000	2.2	4.95000%	83	1.51x	10.3%	72.1%	65.1%
120			36	987,900,491	89.9	4.49989%	118	2.31x	11.2%	54.9%	52.7%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Remaining Term to Maturity/ARD in Months(1)
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

59	-	84	4	$111,153,384	10.1%	4.91303%	64	2.19x	12.9%	65.7%	63.2%
85	-	119	35	970,600,491	88.3	4.49240%	118	2.32x	11.2%	54.8%	52.7%
120	-	120	1	17,300,000	1.6	4.92000%	120	1.85x	12.3%	60.0%	49.2%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Original Amortization Term in Months
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

Interest Only			23	$843,630,000	76.8%	4.42203%	113	2.52x	11.5%	52.5%	52.5%
240	-	324	3	37,593,236	3.4	4.63497%	98	1.98x	14.3%	71.3%	59.0%
360	-	360	14	217,830,639	19.8	4.98891%	114	1.49x	10.4%	67.1%	57.7%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Remaining Amortization Term in Months
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

Interest Only			23	$843,630,000	76.8%	4.42203%	113	2.52x	11.5%	52.5%	52.5%
239	-	359	9	118,811,375	10.8	4.94121%	111	1.74x	12.7%	66.5%	55.0%
360	-	360	8	136,612,500	12.4	4.93300%	113	1.41x	9.5%	68.8%	60.4%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

A-2-1

ANNEX A-2

Amortization Types
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

Interest Only			21	$760,930,000	69.2%	4.49058%	112	2.32x	11.0%	54.0%	54.0%
IO-Balloon			8	140,012,500	12.7	4.90755%	112	1.40x	9.4%	70.2%	61.5%
Balloon			9	115,411,375	10.5	4.97233%	111	1.77x	12.9%	64.7%	53.5%
ARD-Interest Only			2	82,700,000	7.5	3.79127%	118	4.44x	16.8%	38.6%	38.6%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Partial Interest Only Periods
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

12	-	24	5	$95,462,500	8.7%	4.93581%	110	1.42x	9.7%	70.9%	61.5%
36	-	36	2	25,850,000	2.4	4.72186%	119	1.43x	9.4%	69.8%	61.5%
60	-	60	1	18,700,000	1.7	5.02000%	118	1.21x	8.0%	66.9%	61.7%
Total / Wtd. Avg:			8	$140,012,500	12.7%	4.90755%	112	1.40x	9.4%	70.2%	61.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)
						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

1.20x	-	1.49x	9	$112,691,904	10.3%	4.95371%	119	1.31x	8.9%	68.2%	59.8%
1.50x	-	1.74x	11	225,792,085	20.5	5.15655%	113	1.58x	9.8%	65.5%	60.8%
1.75x	-	1.99x	4	104,781,503	9.5	4.61067%	119	1.83x	10.2%	61.5%	57.9%
2.00x	-	2.24x	3	124,635,000	11.3	4.94202%	95	2.07x	11.6%	61.1%	61.1%
2.25x	-	5.63x	13	531,153,384	48.3	4.08531%	114	2.96x	12.8%	47.1%	46.9%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Cut-off Date LTV Ratios(3)(4)
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

34.5%	-	39.9%	2	$90,200,000	8.2%	3.71328%	118	4.29x	16.1%	35.3%	35.3%
40.0%	-	49.9%	4	295,500,000	26.9	4.05391%	117	2.78x	11.9%	44.0%	44.0%
50.0%	-	59.9%	10	200,001,705	18.2	4.76041%	118	2.02x	10.7%	57.0%	56.2%
60.0%	-	69.9%	18	416,609,116	37.9	4.89905%	108	1.82x	10.3%	64.6%	61.3%
70.0%	-	75.0%	6	96,743,055	8.8	4.81266%	102	1.66x	11.6%	72.9%	63.0%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

LTV Ratio at Maturity/ARD(1)(2)(4)
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity/ARD Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

34.5%	-	39.9%	3	$94,439,852	8.6%	3.75758%	118	4.16x	15.9%	36.5%	35.4%
40.0%	-	49.9%	6	332,656,705	30.3	4.19721%	117	2.66x	11.9%	45.5%	44.4%
50.0%	-	54.9%	5	75,060,324	6.8	4.45514%	119	2.08x	11.8%	58.2%	52.8%
55.0%	-	59.9%	10	182,518,940	16.6	4.82338%	119	1.89x	10.6%	60.8%	58.2%
60.0%	-	69.0%	16	414,378,055	37.7	4.88849%	104	1.81x	10.2%	66.4%	63.6%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

A-2-2

ANNEX A-2

Type of Mortgaged Properties
				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

Office
CBD	5	$301,800,000	27.5%	97.1%	2.90x	12.2%	43.3%	43.3%
Suburban	5	175,203,384	15.9	94.1%	2.77x	13.2%	58.8%	57.2%
Medical	146	16,316,438	1.5	97.3%	1.59x	11.8%	55.1%	46.6%
Subtotal:	156	$493,319,822	44.9%	96.0%	2.81x	12.6%	49.2%	48.4%

Hotel
Full Service	6	$90,981,503	8.3%	77.5%	2.21x	12.7%	61.7%	59.6%
Limited Service	7	51,950,000	4.7	77.3%	2.27x	12.8%	60.1%	60.1%
Extended Stay	1	13,984,269	1.3	70.8%	1.72x	12.0%	65.6%	54.4%
Select Service	1	6,650,000	0.6	87.0%	2.08x	12.0%	60.7%	60.7%
Subtotal:	15	$163,565,772	14.9%	77.3%	2.18x	12.7%	61.5%	59.4%

Multifamily
Garden	8	$142,968,491	13.0%	97.0%	1.61x	9.3%	64.8%	61.0%
Mid-Rise	1	15,262,500	1.4	94.3%	1.29x	8.4%	75.0%	64.9%
Subtotal:	9	$158,230,991	14.4%	96.7%	1.58x	9.2%	65.8%	61.3%

Industrial
Warehouse/Distribution	28	$44,921,415	4.1%	100.0%	2.04x	11.1%	61.6%	57.5%
Flex	3	39,105,678	3.6	100.0%	1.81x	8.6%	64.2%	64.2%
Warehouse	1	13,627,171	1.2	99.9%	1.52x	10.7%	74.9%	61.2%
Subtotal:	32	$97,654,264	8.9%	100.0%	1.87x	10.0%	64.5%	60.7%

Leased Fee
Leased Fee	177	$73,632,680	6.7%	100.0%	2.40x	10.6%	45.2%	45.2%
Subtotal:	177	$73,632,680	6.7%	100.0%	2.40x	10.6%	45.2%	45.2%

Retail
Anchored	3	$39,739,852	3.6%	99.1%	1.28x	8.9%	67.7%	57.0%
Freestanding	2	15,400,000	1.4	100.0%	2.66x	12.1%	54.2%	54.2%
Shadow Anchored	1	10,500,000	1.0	94.5%	1.44x	10.1%	70.9%	62.7%
Subtotal:	6	$65,639,852	6.0%	98.6%	1.63x	9.9%	65.0%	57.2%

Mixed Use
Office/Retail	2	$27,845,000	2.5%	100.0%	1.51x	7.9%	59.4%	59.4%
Medical/Retail	23	3,540,267	0.3	95.5%	1.59x	11.8%	55.1%	46.6%
Subtotal:	25	$31,385,267	2.9%	99.5%	1.52x	8.3%	58.9%	58.0%

Self Storage
Self Storage	3	$15,350,000	1.4%	88.6%	1.43x	9.0%	69.1%	60.7%
Subtotal:	3	$15,350,000	1.4%	88.6%	1.43x	9.0%	69.1%	60.7%

Other
Parking	1	$275,227	0.0%	100.0%	2.40x	10.6%	45.2%	45.2%
Subtotal:	1	$275,227	0.0%	100.0%	2.40x	10.6%	45.2%	45.2%

Total / Wtd. Avg:	424	1,099,053,875	100.0%	94.1%	2.30x	11.4%	56.0%	53.7%

Mortgaged Properties by Location
				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(2)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

California	8	201,545,000	18.3	96.6%	2.54x	11.1%	49.9%	49.9%
New York	5	198,561,153	18.1	97.9%	2.68x	11.7%	45.8%	45.8%
Hawaii	186	78,000,000	7.1	100.0%	2.40x	10.6%	45.2%	45.2%
North Carolina	4	66,764,852	6.1	83.2%	1.62x	9.9%	62.5%	61.0%
Pennsylvania	3	61,967,589	5.6	100.0%	2.31x	11.0%	62.0%	62.0%
Washington	2	58,900,000	5.4	99.5%	4.23x	16.3%	44.8%	43.1%
Texas	15	51,274,007	4.7	94.2%	1.83x	11.8%	63.0%	54.8%
Illinois	25	51,252,910	4.7	96.0%	1.89x	11.4%	69.5%	66.7%
Georgia	17	49,723,957	4.5	93.6%	1.73x	9.2%	61.0%	58.2%
Missouri	11	42,419,583	3.9	84.3%	1.65x	11.8%	68.1%	59.3%
Florida	41	38,333,450	3.5	83.1%	2.47x	13.0%	62.4%	61.4%
Michigan	9	30,140,158	2.7	98.1%	1.67x	11.5%	68.9%	58.5%
Ohio	5	29,164,057	2.7	97.0%	1.40x	9.5%	74.8%	63.0%
Louisiana	1	26,575,000	2.4	78.7%	2.04x	11.9%	59.6%	59.6%
New Jersey	1	26,500,000	2.4	100.0%	1.20x	8.3%	69.5%	60.3%
Minnesota	5	18,394,103	1.7	89.1%	2.09x	11.7%	61.4%	61.4%
Virginia	3	14,226,617	1.3	71.3%	1.72x	12.0%	65.4%	54.3%
Utah	1	11,200,000	1.0	74.4%	2.08x	12.0%	60.7%	60.7%
Arizona	4	9,283,679	0.8	100.0%	1.49x	10.0%	64.4%	55.4%
Alabama	5	8,877,419	0.8	70.9%	3.19x	16.7%	57.2%	57.0%
Massachusetts	1	7,950,000	0.7	76.8%	2.08x	12.0%	60.7%	60.7%
Wisconsin	4	3,348,948	0.3	100.0%	2.08x	10.5%	64.0%	63.3%
Ontario	2	3,271,490	0.3	100.0%	2.13x	10.4%	64.8%	64.8%
Iowa	3	2,334,344	0.2	100.0%	2.13x	10.4%	64.8%	64.8%
South Carolina	17	1,508,056	0.1	100.0%	1.59x	11.8%	55.1%	46.6%
Indiana	12	1,308,196	0.1	92.4%	1.59x	11.8%	55.1%	46.6%
Tennessee	11	1,182,508	0.1	100.0%	1.59x	11.8%	55.1%	46.6%
Manitoba	1	1,175,692	0.1	100.0%	2.13x	10.4%	64.8%	64.8%
Nebraska	3	1,085,469	0.1	100.0%	2.02x	10.7%	62.9%	61.2%
South Dakota	2	1,005,302	0.1	100.0%	2.13x	10.4%	64.8%	64.8%
Oklahoma	5	495,791	0.0	98.1%	1.59x	11.8%	55.1%	46.6%
Kentucky	4	395,793	0.0	89.9%	1.59x	11.8%	55.1%	46.6%
Maryland	2	321,386	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Arkansas	2	235,263	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Colorado	1	167,309	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Kansas	1	89,580	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
New Hampshire	1	37,733	0.0	65.1%	1.59x	11.8%	55.1%	46.6%
New Mexico	1	37,482	0.0	100.0%	1.59x	11.8%	55.1%	46.6%

Total / Wtd. Avg:	424	$1,099,053,875	100.0%	94.1%	2.30x	11.4%	56.0%	53.7%

A-2-3

ANNEX A-2

Prepayment Protection
				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

Defeasance	28	$707,112,170	64.3%	4.48791%	112	2.32x	11.7%	57.2%	54.2%
Defeasance or Yield Maintenance	5	203,135,000	18.5	4.36291%	118	2.36x	10.6%	52.1%	52.1%
Yield Maintenance	7	188,806,705	17.2	4.93533%	109	2.18x	11.2%	55.7%	53.6%
Total / Wtd. Avg:	40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

Loan Purpose
				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)

Refinance	28	$718,570,940	65.4%	4.46937%	116	2.29x	11.4%	54.8%	52.1%
Acquisition	10	289,829,552	26.4	4.78835%	105	2.28x	11.3%	61.0%	59.5%
Recapitalization	2	90,653,384	8.2	4.32605%	108	2.44x	11.9%	49.3%	48.1%
Total / Wtd. Avg:	40	$1,099,053,875	100.0%	4.54167%	113	2.30x	11.4%	56.0%	53.7%

(1) In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Remaining Loan Term, LTV Ratio at Maturity/ARD, Original Term to Maturity in Months and Remaining Term to Maturity in Months are calculated as of the related anticipated repayment date.
(2) In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3) In the case of Loan No. 27, the Cut-off Date LTV Ratio and UW NOI DY are calculated net of a holdback reserve.
(4) In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36 the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

 A-3-2

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

 A-3-3

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

 A-3-4

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$100,000,000	Net Rentable Area (SF):	753,713
Cut-off Date Principal Balance(2):	$100,000,000	Location:	New York, NY
% of Pool by IPB:	9.1%	Year Built / Renovated:	1927 / 2010-2013
Loan Purpose:	Refinance	Occupancy:	97.2%
Borrowers:	3 Columbus Circle LLC,	Occupancy Date:	1/1/2019
	3 Columbus Circle LLC - Series A,	Number of Tenants:	40
	3 Columbus Circle LLC - Series B	2016 NOI:	$35,192,550
Sponsor:	Joseph Moinian	2017 NOI:	$34,698,749
Interest Rate:	3.91400%	2018 NOI(5):	$40,091,035
Note Date:	3/12/2019	TTM NOI:	N/A
Maturity Date:	3/11/2029	UW Economic Occupancy:	97.9%
Interest-only Period:	120 months	UW Revenues:	$79,416,007
Original Term:	120 months	UW Expenses:	$18,918,555
Original Amortization:	None	UW NOI(5):	$60,497,452
Amortization Type:	Interest Only	UW NCF:	$56,594,080
Call Protection(3):	L(27),Def(88),O(5)	Appraised Value / Per SF:	$1,080,000,000 / $1,433
Lockbox / Cash Management:	Hard / In Place	Appraisal Date:	1/1/2019
Additional Debt(2)(4):	Yes
Additional Debt Balance(2)(4):	$390,000,000 / $105,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$650	$789
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$650	$789
Replacement Reserves:	$0	Springing	$1,000,000	Cut-off Date LTV:	45.4%	55.1%
TI/LC:	$0	Springing	$5,000,000	Maturity Date LTV:	45.4%	55.1%
Other:	$2,668,685	Springing	$40,000,000	UW NCF DSCR:	2.91x	2.40x
				UW NOI Debt Yield:	12.3%	10.2%

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Senior Notes	$490,000,000	80.5%		Payoff Existing Debt(7)	$371,671,992	61.1%
Subordinate Debt	105,000,000	17.2%		Young & Rubicam Condo Purchase(8)	215,600,000	35.4
Sponsor Equity	13,763,711	2.3		Closing Costs	18,823,034	3.1%
				Upfront Reserves	2,668,685	0.4%
Total Sources	$608,763,711	100.0%		Total Uses	$608,763,711	100.0%

(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5-A, A-2-5-B and B-2, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $176.1 million were sold to Deutsche Bank AG, New York Branch and then subsequently assigned to GACC on March 13, 2019. Additionally, Note A-1-3 with a principal balance of $75.0 million will be sold to GACC prior to the Closing Date. GACC is contributing Note A-1-3 and Note A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million to the Benchmark 2019-B11 Trust.

(2)	The 3 Columbus Circle Loan consists of the non-controlling Notes A-1-3 and A-2-4 and is part of the 3 Columbus Circle Whole Loan evidenced by 14 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 27 payments beginning with and including the first payment date of April 11, 2019. The borrowers have the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 27 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(4)	See “Additional Debt” herein.

 A-3-5

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

(5)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to (i) an additional 214,372 square foot lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 or average rent over the loan term for investment grade tenants.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

(7)	Includes approximately $21.7 million in defeasance costs.

(8)	In conjunction with loan closing, Moinian executed a sale leaseback of floors three through eight to Young & Rubicam, Inc. For additional information, see “The Property” herein.

The Loan. The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million (the “3 Columbus Circle Whole Loan”), secured by the borrowers’ fee simple interest in 21 condominium units in a 26-story, 753,713 square foot Class A office building located on Broadway between West 57th and 58th Streets in New York, New York. The 3 Columbus Circle Whole Loan is comprised of (i) a senior loan, comprised of 14 pari passu notes with an aggregate principal balance as of the Cut-off Date of $490.0 million (the “3 Columbus Circle Senior Notes”), two of which (Note A-1-3 and A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million) are being contributed to the Benchmark 2019-B11 Trust and constitute the 3 Columbus Circle Loan, and the remainder of which have been or are expected to be contributed to other securitization trusts and (ii) a subordinate loan, comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million (collectively, the “3 Columbus Circle Subordinate Companion Loan”), each as described below. The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus. The 3 Columbus Circle Whole Loan was originated by JPMCB, and Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5-A, A-2-5-B and B-2 were sold to Deutsche Bank AG, New York Branch and then subsequently assigned to GACC on March 13, 2019. Additionally, Note A-1-3 will be sold to Deutsche Bank AG, New York Branch and then subsequently assigned to GACC prior to the Closing Date. The 3 Columbus Circle Whole Loan has a 10-year term and will be interest-only for the term of the loan. The most recent prior financing of the 3 Columbus Circle property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	$50,000,000	Benchmark 2019-B10	No
Note A-1-2	75,000,000	75,000,000	JPMCB	No
Note A-1-3	75,000,000	75,000,000	Benchmark 2019-B11	No
Note A-1-4	40,000,000	40,000,000	JPMCB	No
Note A-1-5	50,000,000	50,000,000	CS	No
Note A-1-6	35,000,000	35,000,000	JPMCB	No
Note A-1-7	25,000,000	25,000,000	JPMCB	No
Note A-1-8	17,500,000	17,500,000	JPMCB	No
Note A-2-1	25,000,000	25,000,000	Benchmark 2019-B10	No
Note A-2-2	25,000,000	25,000,000	CF 2019-C1	No
Note A-2-3	25,000,000	25,000,000	CF 2019-C1	No
Note A-2-4	25,000,000	25,000,000	Benchmark 2019-B11	No
Note A-2-5-A	12,500,000	12,500,000	DBNY	No
Note A-2-5-B	10,000,000	10,000,000	CCRE	No
Senior Notes	$490,000,000	$490,000,000
Note B-1	51,450,000	51,450,000	Benchmark 2019-B10	Yes
Note B-2	53,550,000	53,550,000	Benchmark 2019-B10	No
Whole Loan	$595,000,000	$595,000,000

The Borrowers. The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each company is structured to be a single purpose bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, own a portion of the 3 Columbus Circle property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Joseph Moinian is the nonrecourse carve-out guarantor for the 3 Columbus Circle Whole Loan. Moinian has acquired commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condos and rental apartments. Notable New York City investments include the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a portfolio of more than 20.0 million square feet.

The Property. The 3 Columbus Circle property is a Class A, 26-story, 753,713 square foot office building with ground floor retail located in the Midtown neighborhood of Manhattan, New York. The 3 Columbus Circle property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and New York City. The 3 Columbus Circle property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, is leased to investment grade tenants, including Nordstrom’s first men’s store in Manhattan, CVS Pharmacy, Chase Bank, Versace and AT&T among others.

The 3 Columbus Circle property’s bottom five floors were originally constructed in 1904 and underwent a 22-story expansion by Shreve, Lamb and Harmon in 1927, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade surrounding the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle property has earned Energy Star designation and LEED Silver certification.

Moinian acquired the 3 Columbus Circle property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green, and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, a 214,372 square foot condominium interest which covers floors three to eight was sold to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013, and the 3 Columbus Circle property was leased up to 97.2% as of January 1, 2019.  In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle property for $227.5 million, and, in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest for $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the space with an initial base rent set at $76.00 per square foot and a lease expiration of July 2033.

The 3 Columbus Circle property is located in the Midtown West office submarket, proximate to other prominent buildings in Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle property is accessible by public transportation with three subway lines within one block, New York Penn Station within an eight minute drive and LaGuardia Airport within a 21 minute drive.

As of January 1, 2019, the 3 Columbus Circle property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. The 3 Columbus Circle property’s ten largest tenants occupy approximately 610,518 square feet (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.0 years.

The largest tenant, Young & Rubicam (375,236 square feet; 49.8% of NRA; 39.9% of Underwritten Base Rent), a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Young & Rubicam’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle property, Young & Rubicam has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in

 A-3-7

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

revenue. Young & Rubicam has occupied the 3 Columbus Circle property since 2012 and currently occupies floors 9, 10, 11, 18 and 19 through August 2033 and its condominium interest through July 2033, both with two ten-year renewal options.

The second largest tenant, Emerge 212 3CC LLC (57,359 square feet; 7.6% of NRA; 4.7% of Underwritten Base Rent) (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. Emerge212 provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a large commercial landlord in New York City. As of 2017, SL Green Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through November 2027 and licenses its space as shared workspace.

The third largest tenant, Nordstrom (46,991 square feet; 6.2% of NRA; 19.6% of U/W Base Rent) (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is one of the nation’s largest upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business which reaches 96 countries, Nordstrom operates 379 U.S. stores in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ended February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through October 2039 and has two ten-year renewal options.

The 3 Columbus Circle property is located in Manhattan, New York, in the Midtown West submarket within the greater Midtown office market. The Midtown West submarket contains approximately 31.0 million square feet of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million square feet of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per square foot. The Midtown West Class A submarket totaled approximately 24.5 million square feet with average vacancy of 6.9% and average market asking rents of $76.87 per square foot. The overall Midtown office market achieved 23.7 million square feet in leasing activity in 2018 with overall and direct absorption levels totaling 7.3 million square feet and 8.1 million square feet, respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West submarket. Comparable buildings were built between 1950 and 2009 and range in size from 242,505 square feet to 790,000 square feet. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 per square foot with a weighted average of approximately $82.47 per square foot. The 3 Columbus Circle property’s in-place weighted average office rent is $71.11 per square foot, which compares favorably to the Appraisal’s Concluded Office Market Rent, which ranges from $77.00 per square foot to $100.00 per square foot, broken out by floor in the table below.

Summary of Appraisal’s Concluded Office Market Rent(1)
Floor(s)	Appraisal’s Concluded Office Market Rent PSF
3, 5-15	$77.00
4	$80.00
16-18	$85.00
19, 23-24	$93.00
20-22	$90.00
25-26	$100.00

(1)	Source: Appraisal.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 per square foot for grade space with a weighted average rent of approximately $338.58 per square foot. The 3 Columbus Circle property’s in-place weighted average retail rent is $259.02 per square foot, which is above the appraisal’s concluded market rent of $194.51 per square foot.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	98.4%	91.9%	98.0%	97.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is based on the January 1, 2019 rent roll.

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Young & Rubicam, Inc.(4)	Office	NR / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	Various
Emerge 212 3CC LLC	Office	Baa3 / BBB / BBB-	57,359	7.6%	$55.00	4.7%	11/30/2027
Nordstrom(5)	Retail	Baa1 / BBB+ / BBB+	46,991	6.2%	$282.15	19.6%	10/31/2039
Jazz at Lincoln Center, Inc.	Office	NR / NR / NR	30,653	4.1%	$52.00	2.4%	4/30/2028
Josephson(6)	Office	NR / NR / NR	22,742	3.0%	$100.00	3.4%	12/31/2032
Versace USA, Inc.	Office	NR / BBB- / BBB-	21,342	2.8%	$75.00	2.4%	7/31/2025
CVS Caremark Pharmacy	Retail	Baa2 / NR / BBB	21,159	2.8%	$193.20	6.0%	7/31/2028
Trustees of Columbia(7)	Office	Aaa / NR / AAA	14,162	1.9%	$77.77	1.6%	8/31/2025
Cohen and Company LLC	Office	NR / NR / NR	11,166	1.5%	$83.00	1.4%	2/28/2029
Laura & John Arnold(8)	Office	NR / NR / NR	9,708	1.3%	$56.00	0.8%	7/31/2025
Total Major Office and Retail			610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)			121,646	16.1%	$99.39	17.8%
Total Occupied Office and Retail			732,164	97.1%	$92.43	99.9%
Telecom			218	0.1%	$328.03	0.1%
Total Occupied			732,382	97.2%	$92.50	100.0%
Vacant(10)			21,331	2.8%
Total			753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 square feet, of which (i) 214,372 square feet is leased for $76.00 per square foot and is set to expire July 3033, (ii) 124,760 square feet is leased for $68.60 per square foot and is set to expire August 2033, (iii) 34,634 square feet is leased for $62.00 per square foot and is set to expire in August 2033 and (iv) 1,300 square feet is leased for $32.50 per square foot and is set to expire in August 2033.

(5)	Nordstrom leases 46,991 square feet, of which (i) 43,018 square feet is leased for $241.25 per square foot and (ii) 3,973 square feet is leased for $725.00 per square foot.

(6)	Josephson is an affiliate of the borrower and its leased space serves as headquarters for affiliates of the borrower.

(7)	Trustees of Columbia leases 14,162 square feet, of which (i) 6,031 square feet is leased for $76.53 per square foot, (ii) 5,020 square feet is leased for $78.79 per square foot and (iii) 3,111 square feet is leased for $78.51 per square foot.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between March 1, 2020 and March 1, 2023, with no less than nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail is inclusive of a 2,831 square foot management office with no attributable underwritten base rent. Subleases account for 20,015 square feet (2.7% of net rentable area).

(10)	Vacant space includes 21,231 square feet of office space and 100 square feet of storage space.

 A-3-9

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	21,331	2.8%	NAP	NAP	21,331	2.8%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	21,331	2.8%	$0	0.0%
2020	5	18,655	2.5%	1,463,746	2.2%	39,986	5.3%	$1,463,746	2.2%
2021	5	19,013	2.5%	1,584,749	2.3%	58,999	7.8%	$3,048,495	4.5%
2022	3	7,861	1.0%	686,928	1.0%	66,860	8.9%	$3,735,423	5.5%
2023	5	18,327	2.4%	1,483,170	2.2%	85,187	11.3%	$5,218,593	7.7%
2024	3	14,518	1.9%	1,201,163	1.8%	99,705	13.2%	$6,419,756	9.5%
2025	5	60,820	8.1%	4,494,341	6.6%	160,525	21.3%	$10,914,097	16.1%
2026	1	6,190	0.8%	520,827	0.8%	166,715	22.1%	$11,434,923	16.9%
2027	1	57,359	7.6%	3,154,745	4.7%	224,074	29.7%	$14,589,668	21.5%
2028	3	57,235	7.6%	6,142,196	9.1%	281,309	37.3%	$20,731,865	30.6%
2029 and Thereafter(3)	13	472,404	62.7%	47,012,117	69.4%	753,713	100.0%	$67,743,982	100.0%
Total	44	753,713	100.0%	$67,743,982	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a 2,831 square foot management office and a 3,021 square foot storage space that have no underwritten rent.

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	2018	Underwritten	Per Square Foot	%(2)
Base Rent(3)(4)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$71,913,647	$95.41	88.8%
Vacant Income	0	0	0	0	1,977,018	2.62	2.4%
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04	91.2%
Total Reimbursements	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42	8.8%
Total Other Income(5)	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01	0.0%
Net Rental Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$81,003,011	$107.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,587,003)	(2.11)	(2.0)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37	98.0%
Total Expenses	14,711,832	14,968,652	16,254,125	17,233,200	18,918,555	25.10	23.8%
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27	76.2%
Total TI/LC, Capex/RR	0	0	0	0	3,903,373	5.18	4.9%
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09	71.3%
(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Base Rent is inclusive of rent steps through January 2020 and straight line rent for investment grade tenants over the loan term, accounting for approximately $4.2 million in Underwritten Base Rent. Historic base rent does not include rent from Young & Rubicam.

(4)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to (i) an additional 214,372 square feet lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020.

(5)	Total Other Income from 2015 to 2018 included a condominium charge to Young & Rubicam for its share in building expenses. Underwritten rent reflects Young & Rubicam paying reimbursements under its lease.

Property Management. The 3 Columbus Circle property is managed by Columbus Property Management LLC, a New York limited liability company and an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $1,820,891 into an outstanding tenant improvements and leasing commission reserve in connection with three leases and (ii) approximately $847,794 into a free rent reserve in connection with four leases.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

 A-3-10

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. During the continuance of a Cash Sweep Event (as defined below), the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 per square foot annually), subject to a cap of $1,000,000 (approximately $1.33 per square foot).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 per square foot annually), subject to a cap of $5,000,000 (approximately $6.63 per square foot).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by a Tenant Trigger (as defined below), the borrowers are required to deposit into a Young & Rubicam reserve an amount equal to all excess cash flow in the cash management account to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 per square foot of Young & Rubicam space).

Lockbox / Cash Management. The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager, (iii) a DSCR Trigger Event or (iv) a Tenant Trigger.

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above if borrowers have replaced the manager with a qualified manager under a replacement management agreement within 90 days in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of (x) a Tenant BK Trigger (as defined below), Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding, (y) a Tenant Vacancy Trigger (as defined below), the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender, or (z) any Tenant Trigger, upon the satisfaction of the Tenant Escrow Requirement (as defined below) (in which case, the borrowers are deemed to have cured any existing Tenant Trigger immediately upon such date). Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

“DSCR Cure Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.30x for two consecutive quarters.

“Tenant Trigger” means either (i) a bankruptcy or certain insolvency actions of Young & Rubicam or its parent company (a “Tenant BK Trigger”) or (ii) if Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) (a “Tenant Vacancy Trigger”).

“Tenant Escrow Requirement” means the balance of the Young & Rubicam reserve has reached the cap of $40,000,000.

 A-3-11

Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

Additional Debt. The 3 Columbus Circle B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million, accrue interest at a fixed rate of 3.91400% per annum. The 3 Columbus Circle B Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Partial Release. None.

 A-3-12

Structural and Collateral Term Sheet	Benchmark 2019-B11

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 A-3-13

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

 A-3-14

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

 A-3-15

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI/JPMCB	Single Asset / Portfolio:	Portfolio
		Title(4):	Fee
		Property Type – Subtype(4):	Various
Original Principal Balance(1):	$78,000,000	Net Rentable Area (SF):	9,591,512
Cut-off Date Principal Balance(1):	$78,000,000	Location:	Various, HI
% of Pool by IPB:	7.1%	Year Built / Renovated:	Various / N/A
Loan Purpose:	Recapitalization	Occupancy:	100.0%
Borrowers(2):	Various	Occupancy Date:	Various
Sponsor:	Industrial Logistics Properties Trust	Number of Tenants:	170
Interest Rate:	4.31000%	2016 NOI:	$55,544,563
Note Date:	1/29/2019	2017 NOI:	$56,877,354
Maturity Date:	2/7/2029	TTM NOI (as of 10/2018)(5):	$57,840,197
Interest-only Period:	120 months	UW Economic Occupancy:	100.0%
Original Term:	120 months	UW Revenues:	$86,985,222
Original Amortization:	None	UW Expenses:	$18,221,433
Amortization Type:	Interest Only	UW NOI(5):	$68,763,789
Call Protection(3):	L(28),DeforGrtr1%orYM(85),O(7)	UW NCF:	$68,205,889
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(6):	$1,439,117,000 / $150
Additional Debt:	Yes	Appraisal Date(6):	December 2018
Additional Debt Balance(1):	$572,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$68
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$68
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	45.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(6):	45.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$650,000,000	100.0%	Paydown of Corporate Revolver(9)	$380,000,000	58.5%
			Return of Equity	267,194,938	41.1
			Closing Costs	2,805,063	0.4
Total Sources	$650,000,000	100.0%	Total Uses	$650,000,000	100.0%
(1)	The ILPT Hawaii Portfolio loan is part of a whole loan evidenced by 18 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $650.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $650.0 million ILPT Hawaii Portfolio Whole Loan, as defined in “The Loan” below. The ILPT Hawaii Portfolio whole loan was co-originated by Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York and JPMorgan Chase Bank, National Association.

(2)	The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

(3)	The ILPT Hawaii Portfolio Loan lockout period is required to be at least 28 payments beginning with and including the first payment date of March 7, 2019. Defeasance of the full $650.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 29, 2022 (the “Lockout Expiration Date”). After the Lockout Expiration Date, prepayment in full is permitted with payment of a prepayment fee equal to the greater of (a) 1% of the outstanding principal amount of the ILPT Hawaii Portfolio Whole Loan or (b) the present value as of the prepayment date of the remaining monthly interest only payments that would be due through August 7, 2028 (the “Open Prepayment Date”) based on the principal amount of the ILPT Hawaii Portfolio Whole Loan being prepaid, discounted at an interest rate equal to the difference between (i) 4.3100% and (ii) the yield maintenance treasury rate (as defined in the ILPT Hawaii Portfolio Whole Loan documents). The ILPT Hawaii Portfolio Whole Loan is prepayable in full without penalty on or after the Open Prepayment Date. The assumed lockout period of 28 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

 A-3-16

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

(4)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers (as defined below) in an approximately 9,591,512 square foot portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple parcels (the “Fee Simple Properties”) located in Honolulu, Hawaii.

(5)	The increase in UW NOI from 10/31/2018 TTM NOI is primarily attributed to (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(6)	The Appraised Value, Appraised Value per SF, Cut-off Date LTV ratio and Maturity Date LTV ratio are based on the aggregate of the individual “as-is” appraised values of the ILPT Hawaii Portfolio Properties as of December 2018 of $1,439,117,000.

(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(8)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the ILPT Hawaii Portfolio (as defined below) was unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380.0 million.

The Loan. The ILPT Hawaii Portfolio loan (the “ILPT Hawaii Portfolio Loan”) is secured by a first priority fee mortgage encumbering 177 Leased Fee Properties and nine Fee Simple Properties located in Honolulu, Hawaii (the “ILPT Hawaii Portfolio”). The loan is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $650.0 million (the “ILPT Hawaii Portfolio Whole Loan”) and is comprised of 18 pari passu notes, each as described below. The ILPT Hawaii Portfolio Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc. (“CREFI”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and JPMorgan Chase Bank, National Association (“JPMCB”). The non-controlling Notes A-6-2 and A-6-3, with an outstanding principal balance as of the Cut-off Date of $52.0 million (which are owned by CREFI), and the non-controlling Note A-8-2, with an outstanding principal balance as of the Cut-off Date of $26.0 million (which is owned by JPMCB), are being contributed to the Benchmark 2019-B11 Trust. The relationship between the holders of the ILPT Hawaii Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The ILPT Hawaii Portfolio Whole Loan has a 10-year term and is interest only for the full term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-6-2, A-6-3, A-8-2	$78,000,000	$78,000,000	Benchmark 2019-B11	No
A-1	162,500,000	162,500,000	ILPT Trust 2019-SURF	Yes
A-2	65,000,000	65,000,000	ILPT Trust 2019-SURF	No
A-3	35,000,000	35,000,000	ILPT Trust 2019-SURF	No
A-4	32,500,000	32,500,000	ILPT Trust 2019-SURF	No
A-5-1	32,500,000	32,500,000	ILPT Trust 2019-SURF	No
A-5-2	50,000,000	50,000,000	BANK 2019-BNK17	No
A-5-3	40,000,000	40,000,000	MSBNA	No
A-5-4	40,000,000	40,000,000	BANK 2019-BNK18	No
A-6-1	13,000,000	13,000,000	ILPT Trust 2019-SURF	No
A-7-1	13,000,000	13,000,000	ILPT Trust 2019-SURF	No
A-7-2	23,000,000	23,000,000	UBS 2019-C6	No
A-8-1	6,500,000	6,500,000	ILPT Trust 2019-SURF	No
A-9	30,000,000	30,000,000	ILPT Trust 2019-SURF	No
A-10	10,000,000	10,000,000	UBS AG	No
A-11	19,000,000	19,000,000	UBS AG	No
Total	$650,000,000	$650,000,000

The Borrowers. The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan.

The Loan Sponsors. Industrial Logistics Properties Trust (“ILPT”) is the borrower sponsor and non-recourse carveout guarantor with respect to the ILPT Hawaii Portfolio Whole Loan. The obligations of ILPT for any guaranteed obligations for which the ILPT Hawaii Portfolio Whole Loan documents provide full recourse (consisting generally of bankruptcy related events) are capped at 15% of the outstanding principal balance of the ILPT Hawaii Portfolio Whole Loan.

 A-3-17

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

ILPT is a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable square feet, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’s annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million square feet located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

Portfolio Summary
Property	Net Rentable Area (SF)	% of SF	Occupancy	UW Base Rent(1)	UW Base Rent per SF(1)	% of UW Base Rent	Appraised Value(2)	Allocated Loan Amount
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1	99.7%	3,946,788	$13.40	5.9	75,500,000	34,100,772
Sub-total Industrial	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6	100.0%	4,204,900	$7.88	6.3	96,265,000	43,479,613
Leased Fee Office(4)	263,482	2.7	100.0%	1,699,820	$6.45	2.6	39,657,000	17,911,713
Total/Wtd. Avg.	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000

(1)	UW Base Rent and UW Base Rent per square feet include $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020.

(2)	Based on the appraisals as of December 2018.

(3)	Fee Simple Industrial UW Base Rent per square feet excludes 900 square feet of vacant space.

(4)	Leased Fee Office also includes a 30,000 square foot fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the leased fee office asset at 2828 Paa Street.

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 properties that are wholly owned in fee by the ILPT Hawaii Portfolio Borrowers, consisting of the 177 Leased Fee Properties (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 square feet of land and the nine Fee Simple Properties (where the ILPT Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 square feet of building square footage. References herein to “square feet” mean square feet of land with respect to the Leased Fee Properties and building square feet with respect to the Fee Simple Properties. Of the properties, 176 properties, comprising approximately 91.7% of ILPT Hawaii Portfolio square feet, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining properties are improved with (i) six retail properties comprising approximately 5.6% of ILPT Hawaii Portfolio square feet and contributing 6.3% of underwritten base rent, and (ii) four office properties comprising approximately 2.7% of ILPT Hawaii Portfolio square feet and 2.6% of underwritten base rent, along with a 30,000 square feet fee simple-owned parking lot serving one such property. The ILPT Hawaii Portfolio has had an average historical occupancy of 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio square feet (including both land square feet and building square feet) that is occupied. During the same time period, ILPT has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.6 years as of the Cut-off Date.

Based on the rent roll as of December 13, 2018, the ILPT Hawaii Portfolio was over 99.9% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies 5.6% of the ILPT Hawaii Portfolio square feet and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by square feet occupy 30.9% of the ILPT Hawaii Portfolio square feet and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by square feet occupy 43.9% of the ILPT Hawaii Portfolio square feet and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 square feet. The ILPT Hawaii Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising 22.7% of the ILPT Hawaii Portfolio square feet and 22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.3 years as of May 2019, and approximately 52.9% of the ILPT Hawaii Portfolio square feet and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

 A-3-18

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Servco Pacific, Inc.	NR/NR/NR	537,302	5.6%	$6.83	5.5%	1/31/2064
Coca-Cola Bottling of Hawaii, LLC	NR/NR/NR	350,869	3.7	$5.74	3.0	Various(4)
Manheim Remarketing, Inc.	Baa2/BBB/BBB+	337,734	3.5	$7.26	3.7	4/30/2021(5)
Bradley Shopping Center Company	NR/NR/NR	333,887	3.5	$4.54	2.3	4/22/2033
Honolulu Warehouse Co., Ltd.	NR/NR/NR	298,384	3.1	$5.95	2.7	1/31/2044
Warehouse Rentals, Inc.	NR/NR/NR	277,830	2.9	$6.76	2.8	12/31/2049
A.L. Kilgo Company, Inc.	NR/NR/NR	276,283	2.9	$6.93	2.9	12/31/2028
Kaiser Foundation Health Plan, Inc.	NR/NR/AA-	217,264	2.3	$6.41	2.1	Various(6)
Pahounui Partners, LLC	NR/NR/NR	190,836	2.0	$6.65	1.9	6/30/2027
New Age Service Hawaii, Inc.	NR/NR/NR	147,444	1.5	$7.05	1.6	Various(7)
Subtotal/Wtd. Avg.		2,967,833	30.9%	$6.38	28.4%
Other Tenants		6,621,709	69.0	$7.19	71.6
Vacant Space(8)		1,970	0.0	$0.00	0.0
Total/Wtd. Avg.		9,591,512	100.0%	$6.94	100.0%
(1)	Based on the underwritten rent roll dated December 13, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent include contractual rent escalations of $3,723,524 ($0.39 per square foot) through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 square feet through December 31, 2022 and 316,114 square feet through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026 with an annual rent during the lease extension of (i) the greater of fair market rent and (ii) $7.40 per square foot annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 square feet through April 30, 2026 and 187,264 square feet through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year lease extension options for its 30,000 square feet lease through April 30, 2046 at fixed rent and two, 10-year lease extension options for its 187,264 square feet lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 square feet through May 31, 2032, 38,294 square feet through April 30, 2033 and 56,900 square feet through June 30, 2035.

(8)	Vacant Space includes 1,070 of structurally non-rentable square feet and 900 square feet of rentable space.

 A-3-19

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant(4)	NAP	1,970	0.0%	NAP	NAP	1,970	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	1,970	0.0%	$0	0.0%
2019	3	15,075	0.2	178,748	0.3	17,045	0.2%	$178,748	0.3%
2020	13	134,341	1.4	1,344,996	2.0	151,386	1.6%	$1,523,744	2.3%
2021	18	423,540	4.4	3,468,102	5.2	574,926	6.0%	$4,991,847	7.5%
2022	66	2,179,785	22.7	14,813,268	22.3	2,754,711	28.7%	$19,805,115	29.8%
2023	9	158,095	1.6	1,286,858	1.9	2,912,806	30.4%	$21,091,973	31.7%
2024	3	116,146	1.2	951,543	1.4	3,028,952	31.6%	$22,043,516	33.1%
2025	5	96,154	1.0	814,396	1.2	3,125,106	32.6%	$22,857,912	34.3%
2026	2	56,000	0.6	533,599	0.8	3,181,106	33.2%	$23,391,510	35.1%
2027	3	338,166	3.5	2,534,423	3.8	3,519,272	36.7%	$25,925,933	39.0%
2028	22	1,002,799	10.5	7,222,059	10.9	4,522,071	47.1%	$33,147,993	49.8%
2029	3	122,819	1.3	918,544	1.4	4,644,890	48.4%	$34,066,537	51.2%
2030 & Beyond	79	4,946,622	51.6	32,485,183	48.8	9,591,512	100.0%	$66,551,720	100.0%
Total	226	9,591,512	100.0%	$66,551,720	100.0%
(1)	Based on the underwritten rent roll dated December 13, 2018.

(2)	Certain tenants may have termination options or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Include $3,723,524 ($0.39 per square footage) of rent steps through January 15, 2020.

(4)	Vacant space includes 1,070 square feet of structurally non-rentable square feet and 900 square feet of rentable space.

The properties that comprise the ILPT Hawaii Portfolio are primarily located in Honolulu’s industrial/commercial district, and comprise approximately 220 contiguous acres adjacent to Honolulu International Airport with direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway, and a two-mile drive from Honolulu Harbor. The ILPT Hawaii Portfolio is concentrated in two substantial infill locations and benefits from their proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80% of what it consumes and approximately 95% of its imports enter through its commercial harbors. The ILPT Hawaii Portfolio’s location is a last-mile location for many institutional entities located in Oahu and an important one for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter 2018 and has remained under 2% for the last three years. At the same time, rents have grown, with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics(1)
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	(210,641)	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	(32,267)	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(2)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	(157,222)	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80
(1)	Source: Appraisal.

(2)	Year end 2012 figures were unavailable.

 A-3-20

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 are highlighted in the table below.

Oahu Industrial Market Statistics
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Kalihi Submarket Area					Sand Island Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33

Source: Appraisal.

Mapunapuna Submarket Area					Airport Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Summaries of the appraiser’s market ground rent conclusions for the Mapunapuna and Sand Island submarkets are presented in the below chart. The appraiser concluded market ground rent of $8.59 per square foot for Mapunapuna and $7.75 per square foot for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73 per square foot, which is below market.

 A-3-21

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Summary of Comparable Ground Rents - Mapunapuna
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54

Source: Appraisal.

Summary of Comparable Ground Rents – Sand Island
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75

Source: Appraisal.

(1)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

Underwritten Net Cash Flow
	2015	2016	2017	TTM 10/31/2018(1)	Underwritten(1)	Per Square Foot	%(2)
Total Rental Income	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51	82.9%
Reimbursements	11,804,235	12,418,670	13,144,715	13,907,140	14,798,912	1.54	17.0%
Other Income	194,061	125,710	152,497	58,150	114,598	0.01	0.1
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07	100.0%
Total Operating Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,221,433	$1.90	20.9%
Net Operating Income	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,763,789	$7.17	79.1%
Total TI/LC, Capex/RR	0	0	0	0	557,900	0.06	0.6%
Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,205,889	$7.11	78.4%
(1)	The increase in UW Net Operating Income from 10/31/2018 TTM Net Operating Income is primarily attributed to (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030, all of which are included in Underwritten Total Rental Income.

(2)	% column represents percent of Effective Gross Income.

Property Management. The ILPT Hawaii Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company and a borrower affiliate.

 A-3-22

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Escrows & Reserves.

Real Estate Taxes - Solely during the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated real estate taxes.

Insurance - Solely during the continuance of a Cash Management Sweep Period, the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the ILPT Hawaii Portfolio Borrowers maintain acceptable blanket insurance policies and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, such period, if less than one year).

Lockbox / Cash Management. The ILPT Hawaii Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The ILPT Hawaii Portfolio Borrowers are required to direct each tenant of the ILPT Hawaii Portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the ILPT Hawaii Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the ILPT Hawaii Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Sweep Period exists, the lender has the right to require that funds on deposit in the lockbox account are required to be transferred to the lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the ILPT Hawaii Portfolio Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to pay any remainder (i) during any Cash Management Sweep Period not caused by a Partial Debt Yield Event (as defined below) into a cash trap account or (ii) during a Cash Management Sweep Period caused by a Partial Debt Yield Event, 50% into the cash trap account, and 50% to the ILPT Hawaii Portfolio Borrowers. In each case the amounts deposited in the cash trap account are required to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the ILPT Hawaii Portfolio Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service, to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the ILPT Hawaii Portfolio Borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the ILPT Hawaii Portfolio, and (subject to an annual cap of $100,000) required REIT distributions to owners of the ILPT Hawaii Portfolio Borrowers.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the loan documents, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) upon the occurrence of a Partial Debt Yield Event (as defined below) and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), the termination of such Partial Debt Yield Event.

A “Debt Yield Event” will commence if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Property Release or Substitution. Not permitted.

Right of First Refusal. A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal and/or right of first offer to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal or first offer are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclose or (ii) the related Mortgaged Properties with one or more other properties.

 A-3-23

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

 A-3-24

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

 A-3-25

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

 A-3-26

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	1,017,913
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	59 Maiden Lane Associates, LLC	Year Built / Renovated:	1965 / 2011
Sponsors:	George Karfunkel, Leah	Occupancy:	98.1%
	Karfunkel	Occupancy Date:	12/24/2018
Interest Rate:	3.99000%	Number of Tenants:	15
Note Date:	4/11/2019	2016 NOI:	$23,188,238
Maturity Date:	5/6/2029	2017 NOI:	$24,758,943
Interest-only Period:	120 months	2018 NOI:	$25,152,133
Original Term:	120 months	TTM NOI (as of 2/2019):	$24,840,630
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$50,166,869
Call Protection(2):	L(25),Def(90),O(5)	UW Expenses:	$26,380,972
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$23,785,897
Additional Debt:	Yes	UW NCF:	$21,770,131
Additional Debt Balance(1):	$125,000,000	Appraised Value / Per SF:	$480,000,000 / $472
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$196
Taxes:	$4,650,281	$930,056	N/A	Maturity Date Loan / SF:	$196
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.7%
TI/LC(4):	$0	Springing	$18,000,000	UW NCF DSCR:	2.69x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$200,000,000	100.0%	Loan Payoff	$103,800,032	51.9%
			Return of Equity	86,874,826	43.4
			Closing Costs	4,674,861	2.3
			Upfront Reserves	4,650,281	2.3
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The 59 Maiden Lane Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $200.0 million. The Financial Information presented in the chart above reflects the $200.0 million aggregate Cut-off Date balance of the 59 Maiden Lane Whole Loan (as defined below). The 59 Maiden Lane Whole Loan was originated by CREFI. Note A-2, with an outstanding principal balance of $75.0 million, will be sold to GACC prior to the Closing Date. GACC is contributing Note A-2 to the Benchmark 2019-B11 Trust.

(2)	The 59 Maiden Lane Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $200.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

(4)	The TI/LC monthly reserve amount is initially $0. Commencing with the monthly payment date occurring in March 2020, the borrower is required to make monthly deposits of $1,000,000 into the Specified Tenant Renewal Reserve (as defined below) account until the balance of the Specified Tenant Renewal Reserve account reaches $18,000,000. See “Escrows and Reserves” below.

The Loan. The 59 Maiden Lane mortgage loan (the “59 Maiden Lane Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in a 1,017,913 square foot Class A office building located in New York, New York (the “59 Maiden Lane Property”). The 59 Maiden Lane Loan was acquired by GACC from Citi Real Estate Funding Inc. (“CREFI”), the originator of the 59 Maiden Lane Whole Loan. The 59 Maiden Lane Loan is part of a whole loan comprised of three pari passu notes in the aggregate

 A-3-27

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

original principal balance of $200.0 million (the “59 Maiden Lane Whole Loan”). The 59 Maiden Lane Loan is evidenced by the non-controlling Note A-2, with an original principal balance and outstanding principal balance as of the Cut-off Date of $75.0 million, and is being contributed to the Benchmark 2019-B11 Trust. The controlling Note A-1 ($75.0 million) is currently held by CREFI and is expected to be contributed to the GSMS 2019-GC39 securitization transaction upon closing of such transaction and the non-controlling Note A-3 is currently held by CREFI and expected to be contributed to one or more future securitization transactions. The 59 Maiden Lane Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior financing of the 59 Maiden Lane Property was not included in a securitization transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	CREFI(1)	Yes
A-2	75,000,000	75,000,000	Benchmark 2019-B11	No
A-3	50,000,000	50,000,000	CREFI	No
Total	$200,000,000	$200,000,000
(1)	Currently held by CREFI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrower. The borrowing entity for the 59 Maiden Lane Loan is 59 Maiden Lane Associates, LLC, a New York limited liability company and special purpose entity with one independent director in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are George Karfunkel and Leah Karfunkel. AmTrust Realty Corp., the property manager, was founded by George Karfunkel and his brother, Michael Karfunkel, in 1993. The company owns and manages approximately 10 million square feet of commercial real estate.

The Property. The 59 Maiden Lane Property is a Class A office building located at the northwest corner of Maiden Lane and William Street in downtown Manhattan within the Financial District of New York City. The 59 Maiden Lane Property, in its entirety, consists of a 43-story, 1,017,913 square foot office building on a 59,391 square foot parcel of land. The borrower sponsor for the 59 Maiden Lane Whole Loan has owned and operated the 59 Maiden Lane Property since its acquisition in 1999. The 59 Maiden Lane Property was originally constructed in 1965, redeveloped in 1987 by Kohn Pedersen Fox and renovated in 2011. As of December 24, 2018, the 59 Maiden Lane Property was 98.1% occupied by a total of 15 tenants that are comprised of 11 office tenants and four telecom tenants. The 59 Maiden Lane Property is anchored by the New York City Department of Citywide Administrative Services (“NYDCAS”) and the ground floor includes the lobby areas and retail space with office space located on floors two through 43. According to the appraisal, the office space varies in size with floor plates ranging from 11,160 square feet to 45,161 square feet. Other tenancy includes a credit union and four telecom tenants and comprises approximately 0.1% of NRA and approximately 0.2% of underwritten base rent. The top three office tenants at the 59 Maiden Lane Property based on underwritten base rent consist of NYDCAS, People of the State of NY and London Fischer LLP (collectively representing approximately 83.2% of NRA and approximately 85.1% of underwritten base rent (inclusive of rent steps)).

The largest tenant based on underwritten base rent, NYDCAS (69.0% of NRA; 71.8% of underwritten base rent; rated AA/Aa1/AA by Fitch, Moody’s and S&P), occupies 702,283 square feet of office space under two separate leases. The current term of each lease expires in August 2021 and each lease has one, five-year renewal option and no termination options. In 2000, the borrower sponsor of the 59 Maiden Lane Loan, transformed the building’s entrance on John Street into a private entrance for NYDCAS and created a building within a building structure specifically for NYDCAS. All of the individual NYDCAS departments occupying space within the 59 Maiden Lane Property use the separate entrance which was rebranded as 66 John Street. NYDCAS consists of three city departments: the Department of Finance (the “DOF”), the Department of Transportation (the “DOT”) and the NYC311 Call Center (“NYC311”), which occupy suites across floors one through 37.

—	The DOF collects approximately $39.0 billion in revenue for New York City and values over one million properties with a total market value that exceeds $1.3 trillion. Additionally, the DOF records and maintains public property records related to ownership, deeds and mortgages, administers exemption and abatement programs that provide $3.6 billion in tax relief to property owners and renters and adjudicates and collects parking tickets in addition to providing timesaving programs to eligible drivers and businesses. The DOF also manages New York City’s Treasury Department with operating cash balances of more than $9.8 billion and acts as the chief civil law enforcer through the Office of the Sheriff. In addition, the DOF advises the New York City government in relation to its $160.0 billion pension system and $16.0 billion deferred compensation plan.

—	The DOT’s mission is to provide for the safe, efficient, and environmentally responsible movement of people and goods in New York City and to maintain and enhance the transportation infrastructure that sustains the economic vitality and quality of life of

 A-3-28

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

New York City residents. Over 5,000 employees of the DOT oversee New York’s urban transportation network. The DOT’s staff manages an annual operating budget of $900.0 million and a five-year, approximately $10.1 billion capital program, along with 6,000 miles of streets and highways, 12,000 miles of sidewalk, and 794 bridges and tunnels, including the iconic East River bridges. The DOT’s staff also installs and maintains over one million street signs, 12,700 signalized intersections, over 315,000 street lights and over 200 million linear feet of markings.

—	NYC311 opened at the 59 Maiden Lane Property in March 2003. Its purpose is to provide help, 24 hours a day, 7 days a week, 365 days a year, with regards to over 3,600 nonemergency government services via the call center, text service and mobile application. NYC311’s mission is to provide the public with quick and easy access to all New York City government services and information. NYC311 helps agencies improve service delivery by allowing them to focus on their core missions and manage their workload efficiently. NYC311 also provides insight to improve city government through accurate, consistent measurement and analysis of service delivery.

The second largest tenant based on underwritten base rent, People of the State of NY (8.3% of NRA; 7.5% of underwritten base rent), occupies 84,729 square feet of office space through June 2025 with no renewal options and no termination options. People of the State of NY has been a tenant at the 59 Maiden Lane Property since August 2000. The People of the State of NY space consists of the entire 21st, 30th and 31st floors and a portion of the 23rd and 29th floors at the 59 Maiden Lane Property. The office space is occupied by the New York State Office of the Comptroller, which is New York State’s chief fiscal officer who ensures that state and local governments use taxpayer money effectively and efficiently to promote the common good.

The third largest tenant based on underwritten base rent, London Fischer LLP (5.9% of NRA; 5.9% of underwritten base rent), occupies 59,896 square feet of office space on a portion of the 39th and 40th floors and all of the 41st floor on a lease expiring in July 2027 with no extension or termination options. London Fischer LLP, a litigation and business law firm, has been a tenant at the 59 Maiden Lane Property since 1999. London Fischer LLP has offices in New York City and California and the firm provides nationwide counsel, risk management, trial, appellate and advisory services for the construction, manufacturing and insurance industries.

The 59 Maiden Lane Property is located in New York, New York, within the Downtown office submarket (specifically the Insurance office submarket). Located at the northwest corner of Maiden Lane and William Street, the 59 Maiden Lane Property is a short walk from many downtown buildings such as City Hall and the World Trade Center. According to the appraisal, due to downtown’s rising TAMI (Technology, Advertising, Media and Information) presence and diversity of companies, the submarket has become attractive to a wide range of employees who are looking for a diverse working environment, and leasing activity during the last quarter of 2018 outpaced the fourth quarter of 2017. As a result, overall vacancy in the Downtown office market has declined 1.2% to 10.8% in the fourth quarter of 2018, which, per the appraisal, is the largest quarterly drop since the second quarter of 2014. New leasing activity in the Downtown office submarket reached 1.8 million square feet for the fourth quarter of 2018, which was nearly double the amount during the fourth quarter of 2017. The Downtown office submarket remains competitive due to its pricing and growing attractiveness to both residents and employers.

According to a third party report, the 59 Maiden Lane Property is part of the Insurance submarket, of the Downtown office market, which is located north of the Financial East submarket, south of the City Hall submarket and east of the World Trade Center submarket. Based on a third party report, the Insurance office submarket contains approximately 12.7 million square feet of office inventory, with a current vacancy rate of 7.5% and an average gross asking rent of $52.63 per square foot. The submarket has experienced rent growth of 1.1% over the past 12 months despite the submarket experiencing negative net absorption. In determining market rent, the appraisal identified eight comparable leases of tenants located at buildings proximate to the 59 Maiden Lane Property. The comparable leases had gross rents ranging from $51.23 to $62.48 per square foot with an average of $57.23 per square foot (after adjustments for quality and size of space). The appraisal concluded to a gross market rent of $55.03 per square foot for occupied square footage at the 59 Maiden Lane Property (underwritten gross rent of $48.91 per square foot is approximately 11.1% below the appraiser’s concluded market rent).

Historical and Current Occupancy(1)
2016	2017	Current(2)
100.0%	100.0%	98.1%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 24, 2018.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
NYDCAS(4)(5)	Aa1 / AA / AA	702,283	69.0%	$39.66	71.8%	8/31/2021
People of the State of NY	Aa1 / AA / AA	84,729	8.3	$34.13	7.5	6/30/2025
London Fischer LLP	NR / NR / NR	59,896	5.9	$37.93	5.9	7/31/2027
AmTrust Financial Services(5)(6)	NR / NR / NR	39,992	3.9	$41.00	4.2	5/31/2023
Maiden Farm, Inc.	NR / NR / NR	22,726	2.2	$31.86	1.9	7/31/2025
National General Insurance(5)	NR / NR / NR	19,996	2.0	$41.50	2.1	7/31/2022
NY Marine & General Insurance(5)	NR / NR / NR	19,315	1.9	$35.00	1.7	6/30/2022
Harvard Maintenance, Inc.	NR / NR / NR	17,937	1.8	$30.50	1.4	8/31/2026
The NY Presbyterian Hospital	NR / NR / NR	15,462	1.5	$58.35	2.3	8/31/2021
Douglas & London P.C.(7)	NR / NR / NR	14,807	1.5	$28.00	1.1	8/31/2021
Ten Largest Tenants		997,143	98.0%	$38.86	99.8%
Remaining Tenants(8)		1,349	0.1	$61.90	0.2
Vacant		19,421	1.9	$0.00	0.0
Total / Wtd. Avg.(9)		1,017,913	100.0%	$38.89	100.0%
(1)	Based on the underwritten rent roll dated December 24, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $181,338 of contractual rent steps through May 2020. Wtd. Avg. Base Rent PSF excludes 400 square feet of building office space.

(4)	NYDCAS consists of three city departments: the DOF, the DOT and NYC311.

(5)	Tenant has one, five-year renewal option under its lease.

(6)	AmTrust Financial Services is an affiliate of the borrower.

(7)	Douglas & London P.C. has one, 32-month renewal option and one, five-year renewal option under its lease.

(8)	Remaining Tenants include a credit union, four telecom tenants and 400 square feet of building office space.

(9)	Total / Wtd. Avg. Base Rent PSF excludes 400 square feet of building office space.

Lease Rollover Schedule(1)(2)
Year	Number of Tenants Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	19,421	1.9%	NAP	NAP	19,421	1.9%	NAP	NAP
MTM(3)	1	400	0.0	$7,500	0.0%	19,821	1.9%	$7,500	0.0%
2019	1	930	0.1	37,200	0.1	20,751	2.0%	$44,700	0.1%
2020	0	0	0.0	0	0.0	20,751	2.0%	$44,700	0.1%
2021	3	732,552	72.0	29,167,656	75.1	753,303	74.0%	$29,212,356	75.3%
2022	3	39,312	3.9	1,511,859	3.9	792,615	77.9%	$30,724,215	79.2%
2023	1	39,992	3.9	1,639,672	4.2	832,607	81.8%	$32,363,886	83.4%
2024(4)	1	9	0.0	8,347	0.0	832,616	81.8%	$32,372,233	83.4%
2025	2	107,455	10.6	3,616,241	9.3	940,071	92.4%	$35,988,474	92.7%
2026	2	17,946	1.8	554,279	1.4	958,017	94.1%	$36,542,753	94.1%
2027	1	59,896	5.9	2,272,036	5.9	1,017,913	100.0%	$38,814,788	100.0%
2028	0	0	0.0	0	0.0	1,017,913	100.0%	$38,814,788	100.0%
2029	0	0	0.0	0	0.0	1,017,913	100.0%	$38,814,788	100.0%
2030 & Beyond	0	0	0.0	0	0.0	1,017,913	100.0%	$38,814,788	100.0%
Total	15	1,017,913	100.0%	$38,814,788	100.0%
(1)	Based on the underwritten rent roll dated December 24, 2018.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $181,338 of contractual rent steps through May 2020.

(3)	MTM includes 400 square feet of building office space with no rent attributed to it and one telecom tenant accounting for $7,500 of UW Base Rent.

(4)	The sole tenant expiring in 2024 is a telecom tenant, which accounts for 9 square feet at the 59 Maiden Lane Property and $8,347 of UW Base Rent.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$37,822,402	$38,668,343	$38,814,569	$38,840,316	$38,814,788	$38.13	77.7%
Vacant Income	0	0	0	0	1,126,418	1.11	2.3
Gross Potential Rent	$37,822,402	$38,668,343	$38,814,569	$38,840,316	$39,941,206	$39.24	79.9%
Total Reimbursements	7,384,612	9,033,321	9,094,817	9,307,958	10,024,654	9.85	20.1
Net Rental Income	$45,207,014	$47,701,664	$47,909,386	$48,148,274	$49,965,861	$49.09	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,498,293)	(2.45)	(5.0)
Other Income(4)	2,888,154	2,738,181	2,611,896	2,699,301	2,699,301	2.65	%5.4
Effective Gross Income	$48,095,168	$50,439,845	$50,521,282	$50,847,575	$50,166,869	$49.28	100.4%

Total Expenses	$24,906,930	$25,680,902	$25,369,149	$26,006,945	$26,380,972	$25.92	52.6%

Net Operating Income	$23,188,238	$24,758,943	$25,152,133	$24,840,630	$23,785,897	$23.37	47.4%

Total TI/LC, Capex/RR	0	0	0	0	2,015,766	1.98	4.0%
Net Cash Flow	$23,188,238	$24,758,943	$25,152,133	$24,840,630	$21,770,131	$21.39	43.4%
(1)	TTM represents the trailing 12-month period ending February 28, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $181,338 of contractual rent steps through May 2020.

(4)	Other Income consists of sub-metered electric income, electric inclusion in the rent, cleaning service, elevator service, porter service, HVAC maintenance income and income from other miscellaneous sources.

Property Management. The 59 Maiden Lane Property is managed by AmTrust Realty Corp., an affiliate of the borrower sponsor, pursuant to a management agreement.

Escrows and Reserves. On the origination date of the 59 Maiden Lane Whole Loan, the borrower deposited $4,650,281 into the tax reserve account.

Tax Escrows – On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account (initially estimated at $930,056).

Insurance Escrows - The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that the borrower maintains a blanket policy meeting the requirements of the 59 Maiden Lane Whole Loan documents. If the borrower does not maintain such blanket policy, the borrower is required to deposit on a monthly basis an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

Replacement Reserves – On a monthly basis, during the continuance of a Trigger Period (as defined below), the borrower is required to escrow approximately $16,965 for replacement reserves. The reserve is not subject to a cap.

Specified Tenant Renewal Reserves – On a monthly basis, beginning in March 2020, the borrower is required to fund a specified tenant renewal reserve (“Specified Tenant Renewal Reserve”) in an amount equal to $1,000,000 until the balance in the Specified Tenant Renewal Reserve account equals or exceeds $18,000,000; provided, however, the Specified Tenant Renewal Reserve will no longer be required from and after the occurrence of either (A) the initial Specified Tenant (as defined below) extending the term of its lease for an additional term of not less than five years and all tenant improvement costs, leasing commissions, rent credits, and/or similar inducements in connection with the extension being paid or reserved with the lender or (B) the entire Specified Tenant space being re-tenanted pursuant to one or more replacement leases reasonably acceptable to lender.

Lockbox / Cash Management. The 59 Maiden Lane Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the 59 Maiden Lane Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 59 Maiden Lane Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 59 Maiden Lane Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 59 Maiden Lane Whole Loan documents are required to be held by the lender in an

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

excess cash flow reserve account as additional collateral for the 59 Maiden Lane Whole Loan. Provided no event of default exists, (i) to the extent insufficient funds are held in the Specified Tenant Renewal Reserve, upon request from the borrower, the lender will disburse excess cash flow for payment of tenant improvements and leasing commissions at the 59 Maiden Lane Property, provided all conditions to the disbursement of funds held in the Specified Tenant Renewal Reserve are otherwise met, and (ii) any excess cash flow funds are required to be disbursed to the borrower upon the expiration of any Trigger Period. Upon an event of default under the 59 Maiden Lane Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0%, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.0% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) NYDCAS, (ii) any other tenant leasing all or a portion of the applicable Specified Tenant space pursuant to any lease which, individually or when aggregated with all other leases at the 59 Maiden Lane Property with the same tenant or its affiliate, either (A) accounts for 20% or more of the total rental income for the 59 Maiden Lane Property, or (B) demises 20% or more of the 59 Maiden Lane Property’s gross leasable area and (iii) any guarantor of a Specified Tenant lease at the 59 Maiden Lane Property.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods set forth in the Specified Tenant lease, (ii) a Specified Tenant Dark Event (as defined below), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the 59 Maiden Lane Whole Loan documents for the applicable Specified Tenant renewal term, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the 59 Maiden Lane Whole Loan documents, or (ii) the borrower leasing either the entire Specified Tenant space or a portion thereof sufficient to cause the 59 Maiden Lane Property to achieve a debt yield of 7.0%, the applicable tenant under the lease being in possession of the space demised under its lease and paying the full amount of the rent due under its lease, and none of the conditions set forth in clauses (A)(i) through (A)(v) above existing with respect to the new lease or series of leases. Notwithstanding the foregoing, a Specified Tenant Trigger Period will not be deemed to exist pursuant to clause (vi) above with respect to the initial 59 Maiden Lane Specified Tenant, NYDCAS, for so long as the Specified Tenant Renewal Reserve monthly deposit is being made.

A “Specified Tenant Dark Event” means any Specified Tenant other than NYDCAS failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof).

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$50,000,000	Net Rentable Area (SF)(7):	1,251,483
Cut-off Date Principal Balance(2):	$50,000,000	Location:	San Francisco, CA
% of Pool by IPB:	4.5%	Year Built / Renovated:	1983 / 2004
Loan Purpose:	Refinance	Occupancy:	92.1%
Borrower:	Elm Property Venture LLC	Occupancy Date:	12/31/2018
Sponsor(3):	Hines Interests Limited Partnership	Number of Tenants:	68
Interest Rate(4):	3.85000%	2016 NOI(8):	$41,300,115
Note Date:	2/25/2019	2017 NOI(8)(9):	$50,661,870
Maturity Date:	3/6/2029	2018 NOI(9)(10):	$56,562,332
Interest-only Period:	120 months	UW Economic Occupancy:	92.4%
Original Term:	120 months	UW Revenues:	$98,039,071
Original Amortization:	None	UW Expenses:	$30,562,252
Amortization Type:	Interest Only	UW NOI(10):	$67,476,820
Call Protection(5):	L(27),YM(86),O(7)	UW NCF:	$66,241,788
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,466,000,000 / $1,171
Additional Debt(2)(6):	Yes	Appraisal Date:	11/13/2018
Additional Debt Balance(2)(6):	$477,000,000 / $228,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(11)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$421	$603
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$421	$603
Replacement Reserves:	$0	Springing	$500,606	Cut-off Date LTV:	35.9%	51.5%
TI/LC:	$0	Springing	$2,503,030	Maturity Date LTV:	35.9%	51.5%
Unfunded Obligations:	$10,474,821	N/A	N/A	UW NCF DSCR:	3.22x	2.07x
Cooley Reserve:	$10,000,000	N/A	N/A	UW NOI Debt Yield:	12.8%	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$527,000,000	69.8%	Refinance Existing Debt	$509,988,985	67.5%
Subordinate Debt	228,000,000	30.2%	Borrower Principals Equity Distribution	221,554,352	29.3%
			Upfront Reserves	20,474,821	2.7%
			Closing Costs	2,981,842	0.4%
Total Sources	$755,000,000	100.0%	Total Uses	$755,000,000	100.0%

(1)	The 101 California Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”) and JPMCB. Notes A-6 and A-7, with an aggregate outstanding principal balance of $50.0 million will be sold to GACC prior to the Closing Date. GACC is contributing both Note A-6 and Note A-7 to the Benchmark 2019-B11 Trust.

(2)	The 101 California Loan consists of the non-controlling Notes A-6 and A-7 and is part of the 101 California Whole Loan evidenced by nine senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million. For additional information, see “The Loan” below.

(3)	There is no separate nonrecourse carve-out guarantor or environmental indemnitor. See “The Borrower” and “The Loan Sponsor” below.

(4)	Represents the interest rate on the 101 California Senior Notes (as defined below). The annual interest rate on the 101 California Subordinate Companion Loan (as defined below) is 4.94773026% per annum and the weighted average annual interest rate on the 101 California Whole Loan is approximately 4.181499999% per annum.

(5)	The 101 California Loan lockout period will be at least 27 payments beginning with and including the first payment date of April 6, 2019. Under the loan documents, the borrower is permitted to prepay the 101 California Whole Loan in full with the payment of a yield maintenance premium prior to the related open period and after the earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the last 101 California Senior Note has been securitized. The assumed lockout period of 27 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

(6)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below.
(7)	The 101 California Property (as defined below) includes 23,280 square feet of retail space.
(8)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 square feet), Paul Hastings (40,889 square feet) and Venable (38,317 square feet), collectively, accounting for an increase of approximately $8.0 million in underwritten base rent.
(9)	The increase in 2018 NOI from 2017 NOI is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 square feet), Cooley LLP (11,540 square feet), and Eastdil Secured (9,253 square feet), collectively, accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiration of its lease.
(10)	The increase in UW NOI from 2018 NOI is primarily attributable to (i) 177,762 square feet in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.
(11)	See “Escrows and Reserves” below.

The Loan. The 101 California mortgage loan (the “101 California Loan”) is secured by the borrower’s fee simple interest in an approximately 1.25 million square foot Class A+ office property located on a full city block in San Francisco, California (the “101 California Property”) and is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million (the “101 California Whole Loan”). The 101 California Whole Loan is comprised of (i) a senior loan, evidenced by nine pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $527.0 million (the “101 California Senior Notes”), two of which (Note A-6 and Note A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million) are being contributed to the Benchmark 2019-B11 Trust and which collectively constitute the 101 California Loan and (ii) a subordinate loan, evidenced by two subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $228.0 million (collectively, the “101 California Subordinate Companion Loan”), each as described below. The relationship between the holders of the 101 California Senior Notes and 101 California Subordinate Companion Loan are governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 101 California Whole Loan” in the Preliminary Prospectus. The 101 California Whole Loan was originated by JPMCB and GSMC, and Notes A-6 and A-7 have been or will be sold to GACC (or Deutsche Bank AG, New York Branch and then subsequently assigned to GACC) on or prior to the Closing Date. The 101 California Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$245,250,000	$245,250,000	CALI 2019-101C	Yes(1)
Note A-2	41,750,000	41,750,000	CALI 2019-101C	No
Note A-3	77,500,000	77,500,000	GSMC(2)	No
Note A-4, Note A-5	72,500,000	72,500,000	GSMC	No
Note A-6, Note A-7	50,000,000	50,000,000	Benchmark 2019-B11	No
Note A-8, Note A-9	40,000,000	40,000,000	Benchmark 2019-B10	No
Senior Notes	$527,000,000	$527,000,000
Note B-1	171,000,000	171,000,000	CALI 2019-101C	Yes(1)
Note B-2	57,000,000	57,000,000	CALI 2019-101C	Yes(1)
Whole Loan	$755,000,000	$755,000,000

(1)	The initial controlling notes are Note B-1 and B-2, so long as no 101 California Control Appraisal Period has occurred and is continuing. If and for so long as a 101 California Control Termination Event has occurred and is continuing, then the controlling note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The 101 California Whole Loan”. The 101 California Whole Loan will be serviced pursuant to the CALI 2019-101C Trust and Servicing Agreement.
(2)	Currently held by GSMC and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrower. The borrower under the 101 California Whole Loan is Elm Property Venture LLC, a recycled special purpose Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 101 California Whole Loan.

The Loan Sponsor. The borrower sponsor is Hines Interests Limited Partnership (“Hines”). Hines, founded in 1957, is a privately owned global real estate investment, development, and management firm. Hines has a presence in 207 cities, in 24 countries, and approximately $116.4 billion of assets under management, including approximately $64.0 billion for which Hines provides fiduciary investment management services and approximately $52.4 billion for which Hines provides third-party property-level services. There is no nonrecourse carve-out guarantor and no separate environmental indemnitor for the 101 California Whole Loan. The borrower, which is a single purpose entity, is the sole party liable for breaches or violations of the non-recourse carveout provisions in the loan documents.

 A-3-38

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

The Property. The 101 California Property is an approximately 1.25 million square foot Class A+ office property located on a full city block in San Francisco, California. Designed by architects Philip Johnson and John Burgee, the 101 California Property consists of a 48-story high-rise office tower, a seven-story annex building of approximately 200,000 square feet, a two-story subterranean parking garage and approximately 23,000 square feet of retail space. The 101 California Property features views of the San Francisco Bay, Golden Gate and Bay Bridges, Financial District and Marin Headlands, as well as on-site amenities, which include an atrium lobby, Michael Mina’s PABU Izakaya (Japanese restaurant), an outdoor plaza, on-site parking, locker and shower facilities, bike storage, complimentary bike rental, on-site dry cleaners and various restaurant options. The top five tenants at the 101 California Property are: Merrill Lynch (9.7% of net rentable area (“NRA”); rated A3/A+/A- by Moody’s/Fitch/S&P), Cooley LLP (9.0% of NRA), Morgan Stanley (7.3% of NRA; A3/A/BBB+), Deutsche Bank (4.8% of NRA; A3/NR/BBB+), and Winston & Strawn (4.2% of NRA), which in aggregate account for approximately 35.0% of NRA and approximately 31.9% of underwritten base rent. Cooley LLP and Winston & Strawn are included in an industry magazine listing of the 200 largest United States law firms.

The 101 California Property was originally constructed in 1983 and was renovated in 2004. The 101 California Property has obtained LEED Platinum certification and an Energy Star rating. Since acquisition in 2012, Hines has invested approximately $96.3 million ($77 per square foot) of capital in the 101 California Property. Additionally, Hines has signed a pre-construction services contract, under which Hines is contemplating investing approximately $65.3 million to upgrade the lobby, plaza and other amenity spaces. This contract is terminable on 30 days’ notice and neither the contract nor the loan documents put Hines under any obligation to perform any of the renovations. The proposed lobby renovation may include upgrades to the elevators servicing the lower levels and the annex building, as well as an upgrade to the lobby’s exterior walls. We cannot assure you this construction will be completed as expected or at all.

Hines recapitalized the 101 California Property in 2012 for $910 million in part with a prior mortgage loan in the amount of approximately $505 million, which prior loan was paid off with proceeds of the 101 California Whole Loan. The 101 California Property was originally owned and developed by a joint venture between Nippon Life Insurance (“Nippon”) and Hines. Hines and Nippon sold their equity in the 101 California Property to GIC (Realty) Private Limited and an Asian governmental investor in the 2012 recapitalization, with Hines retaining 5.0% of the equity ownership post recapitalization.

The 101 California Property benefits from its location in the financial district in San Francisco, at the intersection of California Street and the Market Street Corridor. The 101 California Property is positioned near major transportation arteries and public transportation options including Bay Area Rapid Transit, light rail, and the Transbay Terminal. As of December 31, 2018, the 101 California Property was 92.1% leased to 68 tenants. The 10 largest tenants by NRA occupy approximately 49.1% of the total square feet and contribute approximately 49.2% of the U/W Base Rent. Since January 1, 2017, the borrower has completed 495,203 square feet of new, renewal, and expansion leases accounting for $50.79 per square foot in underwritten base rent. No tenant occupies more than approximately 9.7% of the total square feet or contributes more than approximately 8.5% of the underwritten base rent.

Merrill Lynch (121,986 square feet; 9.7% of NRA; 8.5% of U/W Base Rent) Merrill Lynch Wealth Management (“Merrill Lynch”) (rated A3/A+/A- by Moody’s/Fitch/S&P) (NYSE: BAC) is a wealth management division of Bank of America, headquartered in New York, New York. Merrill Lynch employs approximately 14,800 financial advisors and manages approximately $2.2 trillion in client assets as of June 30, 2017. Merrill Lynch currently occupies floors 13, 14 and 21 and has additional space on floors 9, 11, 17, 25 and 28. Merrill Lynch occupies its space through October 2022 and has two five-year renewal options. Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

Cooley LLP (112,305 square feet; 9.0% of NRA; 8.1% of U/W Base Rent) Cooley LLP is a law firm practicing corporate anti-trust and trade regulation, capital markets, compensation and benefits, corporate restructuring and bankruptcy, credit finance, debt securities transactions, intellectual property, outsourcing, and tax. Cooley LLP caters to aviation, communications, data center, digital media and entertainment, healthcare, insurance, life sciences, semiconductor, and software sectors. Cooley LLP was founded in 1920 and is based in Palo Alto, California with additional offices in the United States, Europe and Asia. Cooley LLP currently occupies floors 4, 5, and 6 and occupies additional space on floor 29. It is anticipated that Cooley LLP will vacate the 101 California Property upon its lease expiration in December 2020. Cooley LLP is underwritten as in-place given the long notice period prior to its lease expiration. We cannot assure you that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.

Morgan Stanley (91,068 square feet; 7.3% of NRA; 5.8% of U/W Base Rent) Morgan Stanley (rated A3/A/BBB+ by Moody’s/Fitch/S&P) (NYSE: MS), a financial holding company, provides various financial products and services to corporations, governments, financial institutions, and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley was founded in 1935 and is headquartered in New York, New York. Morgan Stanley occupies floors 2, 3, and 7 through January 2028 and has two, five-year renewal options. Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

 A-3-39

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

According to the appraisal, in the first half of 2018, the San Francisco office market posted net absorption due to continued demand from tech companies of all sizes. In the second quarter of 2018, sublease availabilities decreased from 1.4 million square feet in 2017 to about 971,000 square feet Class A asking rental rates increased over the prior year, while vacancy declined. The second quarter of 2018 brought delivery of 1.3 million square feet of new office space, which was 100.0% preleased to tenants such as Facebook, Dropbox and Pinterest.

In the second quarter of 2018, the city-wide average asking rent rose to $72.30 per square foot per year, up 3.1% ($2.14 per square foot) year-over-year. Direct Class A average asking rent increased over the quarter (1.9%) and prior year (4.7%) to $77.36 per square foot. All asking rents quoted are based on full-service gross leases. The overall vacancy rate was 7.4%, down 1.0% from the prior year, and down 0.20% over the prior quarter. Vacancy in the San Francisco central business district was 8.7% while the non-central business district vacancy rate was 5.0%.

According to the appraisal, as of the first half of 2018, San Francisco had 3.4 million square feet of office space under construction: 1.8 million square feet in the South Financial District, 1.0 million square feet in the Mission Bay submarket, and 583,000 square feet in the Showplace Square/Potrero Hill submarket. As of November 2018, almost 3.1 million square feet had been completed. In the second quarter of 2018, 1.3 million square feet of new 100.0% leased office space was delivered, which included The Exchange at 16th Street (occupied by Dropbox), 181 Fremont Street (occupied by Facebook), 505 Brannan Street (occupied by Pinterest), and 100 Hooper (occupied by Adobe). New construction completions totaled 4.4 million square feet in 2018. Year-to-date leasing activity totaled more than 4.3 million square feet in the second quarter of 2018, up 32.3% over the prior year’s mid-year leasing of nearly 3.3 million square feet.

The appraisal identified eight office lease comparables in the San Francisco market with comparable buildings built between 1969 and 2018 and ranging in size from 268,018 square feet to 1.4 million square feet. Recently executed leases at the comparable properties ranged in rent between $63.04 and $103.04 per square foot with a weighted average of approximately $83.13 per square foot. The 101 California Property has a weighted average rent of $52.74, approximately 21.1% lower than the appraisal’s concluded market rent of $66.87.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Merrill Lynch(4)	A3 / A+ / A-	121,986	9.7%	$42.44	8.5%	10/31/2022
Cooley LLP(5)	NR / NR / NR	112,305	9.0%	$43.95	8.1%	12/31/2020
Morgan Stanley(6)	A3 / A / BBB+	91,068	7.3%	$38.72	5.8%	1/31/2028
Deutsche Bank	A3 / NR / BBB+	60,311	4.8%	$51.80	5.1%	12/31/2024
Winston & Strawn	NR / NR / NR	52,235	4.2%	$50.00	4.3%	10/31/2024
Paul Hastings(7)	NR / NR / NR	41,508	3.3%	$76.87	5.2%	8/19/2027
Business Wire	Aa2 / AA- / AA	40,675	3.3%	$40.00	2.7%	12/31/2024
Venable	NR / NR / NR	38,317	3.1%	$61.00	3.8%	11/14/2027
Jefferies	Ba1 / BBB / BBB-	29,469	2.4%	$64.15	3.1%	7/19/2022
Cambridge	NR / NR / NR	26,118	2.1%	$57.40	2.5%	12/31/2025
Subtotal / Wtd. Avg.		613,992	49.1%	$48.73	49.2%
Remaining Tenants		539,187	43.1%	$57.32	50.8%
Vacant		98,304	7.9%	NAP	NAP%
Total / Wtd. Avg.		1,251,483	100.0%	$52.74	100.0%

(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

(5)	Though underwritten as in place, Cooley LLP is anticipated to vacate its space at the expiration of its lease in December 2020.

(6)	Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

(7)	Includes storage space (619 square feet / $18,570 underwritten base rent).

 A-3-40

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	98,304	7.9%	NAP	NAP%	98,304	7.9%	NAP	NAP
2019 & MTM	3	10,019	0.8%	$396,290	0.7%	108,323	8.7%	$396,290	0.7%
2020	18	217,760	17.4%	10,844,618	17.8%	326,083	26.1%	$11,240,908	18.5%
2021	17	116,890	9.3%	6,627,854	10.9%	442,973	35.4%	$17,868,762	29.4%
2022	16	219,980	17.6%	9,957,210	16.4%	662,953	53.0%	$27,825,972	45.7%
2023	6	31,944	2.6%	1,856,575	3.1%	694,897	55.5%	$29,682,546	48.8%
2024	8	193,557	15.5%	9,389,093	15.4%	888,454	71.0%	$39,071,639	64.2%
2025	4	64,742	5.2%	4,553,973	7.5%	953,196	76.2%	$43,625,612	71.7%
2026	5	61,748	4.9%	4,283,872	7.0%	1,014,944	81.1%	$47,909,483	78.8%
2027	5	105,458	8.4%	7,051,157	11.6%	1,120,402	89.5%	$54,960,641	90.4%
2028	2	116,701	9.3%	5,044,267	8.3%	1,237,103	98.9%	$60,004,908	98.7%
2029	1	12,392	1.0%	712,540	1.2%	1,249,495	99.8%	$60,717,448	99.8%
2030 and Thereafter	1	1,988	0.2%	105,364	0.2%	1,251,483	100.0%	$60,822,812	100.0%
Total	86	1,251,483	100.0%	$60,822,812	100.0%
(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Includes 23,280 square feet of retail space.

(3)	Base Rent Expiring includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	Though underwritten as in place, Cooley LLP is anticipated to vacate its space at the expiration of its lease in December 2020.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$41,015,186	$48,974,846	$53,202,219	$60,822,812	$48.60	57.3%
Contractual Rent Steps(4)	0	0	0	2,294,441	1.83	2.2%
Overage / Percentage Rent	0	0	0	0	0.00	0.0%
Total Reimbursement Revenue	25,424,877	28,186,007	30,068,778	32,642,890	26.08	30.8%
Market Revenue from Vacant Units	0	0	0	8,109,093	6.48	7.6%
Parking Revenue	2,036,959	1,921,040	1,972,754	1,972,754	1.58	1.9%
Other Revenue	358,480	347,034	306,174	306,174	0.24	0.3%
Net Rental Income	$68,835,502	$79,428,927	$85,549,925	$106,148,164	$84.82	100.0%
(Vacancy/Credit Loss)	0	0	0	(8,109,093)	(6.48)	(7.6)%
Effective Gross Income	$68,835,502	$79,428,927	$85,549,925	$98,039,071	$78.34	92.4%
Total Expenses	27,535,387	28,767,057	28,987,593	30,562,252	24.42	31.2%
Net Operating Income(5)(6)(7)	$41,300,115	$50,661,870	$56,562,332	$67,476,820	$53.92	68.8%
Total TI/LC, Capex/RR	0	0	0	1,235,032	0.99	1.3%
Net Cash Flow	$41,300,115	$50,661,870	$56,562,332	$66,241,788	$52.93	67.6%
(1)	Underwritten cash flow based on annualized in-place rents as of December 31, 2018, with rent steps through March 31, 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Cooley LLP is anticipated to vacate at lease expiration in December 2020. Cooley LLP is underwritten as in-place given the long notice period prior to lease expiration. We cannot assure you that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.
(4)	Contractual Rent Steps reflect the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.
(5)	The increase in 2017 Net Operating Income from 2016 Net Operating Income is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 square feet), Paul Hastings (40,889 square feet) and Venable (38,317 square feet), collectively accounting for an increase of approximately $8.0 million in underwritten gross rent.
(6)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 square feet), Cooley LLP (11,540 square feet), and Eastdil Secured (9,253 square feet) collectively accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiration of its lease.
(7)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributable to (i) 177,762 square feet in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.

 A-3-41

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Property Management. The 101 California Property is managed by Hines Interests Limited Partnership, a Delaware limited partnership, an affiliate of the borrower.

Escrows and Reserves. The loan documents require the borrower to maintain and fund the following reserve accounts, each of which are subaccounts of the Cash Management Account (as defined below):

Cooley Reserve. At loan origination, the borrower funded an account in an amount equal to $10,000,000 for the purpose of reserving amounts anticipated to be required for payment of leasing commissions, tenant improvements and other leasing costs to relet the space demised to Cooley LLP as of the origination date as and when such space is no longer occupied by Cooley LLP on December 31, 2020.

Unfunded Obligations Reserve. At loan origination, the borrower funded an account in an amount equal to approximately $10,474,821 for the purpose of reserving for unfunded obligations of the borrower in respect of free or prepaid rent, leasing commissions and common area maintenance reconciliation amounts.

Tax Reserve. On a monthly basis, during the continuance of a Trigger Period (as defined below), the borrower is required to deposit into a tax reserve an amount equal to 1/12 of projected annual property taxes.

Insurance Reserve. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of projected annual insurance premiums; provided that the borrower is not required to deposit such amount if the borrower provides the lender with evidence that the borrower has obtained a blanket insurance policy and no event of default is continuing.

TI/LC Reserve. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to deposit into a reserve for future tenant improvements and leasing commissions an amount equal to $104,293 (subject to a cap of $2,503,030).

Replacements Reserve. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to deposit into a reserve for replacements and capital repairs an amount equal to $20,859 (subject to a cap of $500,606).

Lockbox / Cash Management.  The 101 California Whole Loan is structured with a hard lockbox and springing cash management. The borrower has established and is required to maintain a lender-controlled lockbox account (the “Lockbox Account”) into which income from the 101 California Property is deposited. The borrower is required to direct all tenants to remit all payments due under their respective leases to the Lockbox Account. On each business day, the financial institution maintaining the Lockbox Account is required to remit all funds (less any required minimum balance) on deposit in the Lockbox Account directly into one or more operating accounts controlled by the borrower (the “Operating Account”); provided that during the continuance of an event of default or Trigger Period, the financial institution is required to remit such funds directly into a lender-controlled cash management account (the “Cash Management Account”). The borrower is required to cause all cash revenues relating to the 101 California Property and all other money received by the borrower or the property manager with respect to the 101 California Property (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Lockbox Account or the Cash Management Account by the end of the second business day following the borrower’s or the approved property manager’s receipt thereof.

The borrower is required to maintain an Operating Account at all times. The borrower is required to cause all amounts payable with respect to operating expenses for the 101 California Property to be paid only from the Operating Account or the Cash Management Account (to the extent required or permitted under the loan documents) or other accounts that are owned by an approved property manager.

On each payment date during a Trigger Period, other than during an event of default (unless lender elects to do so), all amounts on deposit in the Cash Management Account are required to be applied in the order of priority as set forth in the loan agreement.

“Trigger Period” means each period that (a) commences when the debt yield (as calculated in the loan documents), determined as of the end of the last day of each of two consecutive fiscal quarters, is less than 6.0% and (b) concludes when the debt yield, determined as of the end of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 6.0% (and if certain financial reports are not delivered to the lender as and when required under the mortgage loan agreement, then 10 business days following the borrower’s receipt of written notice of such failure, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period has commenced or is ongoing).

 A-3-42

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Current Mezzanine or Subordinate Indebtedness. The 101 California Whole Loan includes the 101 California Subordinate Companion Loan, which are generally subordinate in right of payment to the 101 California Senior Notes and accrue interest at the rate of 4.94773026% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted. The direct or indirect equity holders of the borrower are permitted to incur mezzanine debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the borrower so long as, among other things: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 101 California Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date of the 101 California Whole Loan, (c) immediately after giving effect to the closing of such mezzanine loan, the debt yield (as calculated in the loan documents) is not less than 8.35%, (d) immediately after giving effect to the closing of such mezzanine loan, the loan-to-value ratio (as calculated in the loan documents) may not exceed 51.5%, (e) the maximum principal amount of such mezzanine loan may not exceed $130.0 million, (f) such mezzanine loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the mezzanine loan bears a floating rate of interest, the mezzanine loan borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the mezzanine loan and with a reasonable strike price; and (h) rating agency confirmation is obtained.

Partial Release. None.

 A-3-43

Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

 A-3-44

Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

 A-3-45

Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms):	1,192
Loan Purpose:	Refinance	Location:	Various
Borrowers:	SWVP New Orleans LLC, SWVP	Year Built / Renovated:	Various / Various
	Sawgrass Mills LLC, SWVP Charlotte	Occupancy/ADR/RevPAR:	80.3% / $150.49 / $120.88
	LLC, SWVP Raleigh LLC	Occupancy/ADR/RevPAR Date:	1/31/2019
Sponsor:	Southwest Value Partners Fund	Number of Tenants:	N/A
	XVI, LP	2016 NOI:	$21,390,216
Interest Rate:	4.95800%	2017 NOI:	$23,153,479
Note Date:	4/18/2019	2018 NOI:	$23,248,958
Maturity Date:	5/1/2029	TTM NOI (as of 1/2019):	$23,723,247
Interest-only Period:	120 months	UW Occupancy/ADR/RevPAR:	80.3% / $150.49 / $120.88
Original Term:	120 months	UW Revenues:	$67,719,285
Original Amortization:	None	UW Expenses:	$43,853,764
Amortization Type:	Interest Only	UW NOI:	$23,865,520
Call Protection(3):	L(25),Def(91),O(4)	UW NCF:	$20,479,556
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(4):	$335,600,000 / $281,544
Additional Debt(2):	Yes	Appraisal Date:	10/16/2018
Additional Debt Balance(2):	$150,000,000
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$167,785
Taxes:	$822,222	$205,555	N/A	Maturity Date Loan / Room:	$167,785
Insurance:	$990,844	$82,570	N/A	Cut-off Date LTV(4):	59.6%
FF&E Reserves:	$0	5.0% of Gross Revenues	N/A	Maturity Date LTV(4):	59.6%
Other:	$5,097,938	Springing	N/A	UW NCF DSCR:	2.04x
				UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$200,000,000	100.0%	Payoff Existing Debt	$134,273,134	67.1%
			Upfront Reserves	6,911,003	3.5%
			Closing Costs	3,110,937	1.6%
			Return of Equity(6)	55,704,926	27.9%
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The SWVP Portfolio Whole Loan, as defined in “The Loan” below, was co-originated by Société Générale Financial Corporation (“SGFC”) and JPMorgan Chase Bank, National Association (“JPMCB”).

(2)	The SWVP Portfolio loan is part of a whole loan evidenced by 10 pari passu senior notes with an aggregate original principal balance of $200.0 million. Financial Information presented in the chart above reflects the Cut-off Date balance of SWVP Portfolio Whole Loan (as defined below).

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of June 1, 2019. Defeasance of the full $200.0 million SWVP Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 1, 2022 (the “Permitted Release Date”). The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(4)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the As-Portfolio appraised value of $335,600,000, which assumes (i) the bulk sale value of the SWVP Portfolio Properties (as defined below) in one transaction to one purchaser and (ii) all funds required for the capital improvements in connection with such a bulk sale are escrowed. The sum of the individual As-Is appraised values of the SWVP Portfolio Properties without the capital deduction escrow is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The borrower sponsor has a total cost basis of approximately $209.4 million and will have approximately $9.4 million of remaining cash equity following the refinancing of the SWVP Portfolio Properties.

 A-3-46

Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

The Loan. The SWVP Portfolio loan is part of a whole loan evidenced by 10 pari passu promissory notes, each as described below, with an aggregate original principal balance of $200,000,000 (the “SWVP Portfolio Whole Loan”), secured by the borrowers’ fee interests in four full service hotels located in Louisiana, Florida, and North Carolina (collectively, the “SWVP Portfolio Properties”). The non-controlling Note A-7 and Note A-8, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, will be included in the Benchmark 2019-B11 Trust. The remaining notes, which are currently held by SGFC and JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the SWVP Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The SWVP Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3	$45,000,000	$45,000,000	BBCMS 2019-C3	Yes
A-2	30,000,000	30,000,000	SGFC	No
A-4	10,000,000	10,000,000	SGFC	No
A-5	10,000,000	10,000,000	SGFC	No
A-6	5,000,000	5,000,000	SGFC	No
A-7, A-8	50,000,000	50,000,000	Benchmark 2019-B11	No
A-9	35,000,000	35,000,000	JPMCB	No
A-10	15,000,000	15,000,000	JPMCB	No
Total	$200,000,000	$200,000,000

The Borrowers. The borrowing entities for the SWVP Portfolio Whole Loan are SWVP New Orleans LLC, SWVP Sawgrass Mills LLC, SWVP Raleigh LLC, and SWVP Charlotte LLC (the “Borrowers”), each a Delaware limited liability company structured to be a special purpose entity with two independent directors.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Southwest Value Partners Fund XVI, LP. Southwest Value Partners (“SWVP”), is a private real estate investment firm based in San Diego. SWVP currently owns and manages over 30 assets with an aggregate value over $3.0 billion, including 13 hotels representing 3,867 rooms. SWVP’s consolidated hospitality portfolio consists of 13 operating properties and one hotel under construction for a total of 4,458 rooms, all of which are flagged by Hilton (five), Marriott (four), Hyatt (three) and IHG (one), along with one independent boutique. Since inception, SWVP has invested more than $1.5 billion of equity in over 100 transactions with a total capitalization of approximately $3.9 billion. SWVP acquired the SWVP Portfolio Properties between 2013 and 2015 for an aggregate purchase price of approximately $164.4 million. Since acquisition, SWVP has indicated that approximately $40.0 million in capital improvements have been invested across the SWVP Portfolio Properties. SWVP has a total cost basis of approximately $209.4 million and will have approximately $9.4 million of remaining cash equity following the refinancing of the SWVP Portfolio Properties. The guarantor (or a supplemental guarantor as permitted by the loan documents) is required to maintain a net worth of not less than $40 million and liquidity of not less than $10 million during the term of the SWVP Portfolio Whole Loan, provided, neither the guarantor nor any supplemental guarantor is required to maintain liquidity of not less than $10 million for any period during which the Borrowers maintain liquidity of not less than $5,000,000.

The Properties. The SWVP Portfolio Properties are comprised of four full service hotel properties built between 1983 and 2001 totaling 1,192 rooms. As of January 31, 2019, the SWVP Portfolio Properties were 80.3% occupied.

SWVP Portfolio Summary
Property Name – Location	Property Type – Subtype	No. of Rooms	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NCF
InterContinental – New Orleans, LA	Hotel – Full Service	484	1983 / 2013	$106,300,000	53.2%	$170,000,000	$10,344,521
DoubleTree Sunrise – Sunrise, FL	Hotel – Full Service	252	2001 / 2011	37,000,000	18.5	61,000,000	3,980,206
DoubleTree Charlotte – Charlotte, NC	Hotel – Full Service	207	1985 / 2012	30,000,000	15.0	50,000,000	3,256,464
DoubleTree RTP – Durham, NC	Hotel – Full Service	249	1988 / 2013	26,700,000	13.4	40,200,000	2,898,365
Total		1,192		$200,000,000	100.0%	$335,600,000	$20,479,556
(1)	Total Appraised Value reflects the As-Portfolio appraised value of $335,600,000, which assumes (i) the bulk sale value of the SWVP Portfolio Properties (as defined below) in one transaction to one purchaser and (ii) all funds required for the capital improvements in connection with such a bulk sale are escrowed. The sum of the individual As-Is appraised values of the SWVP Portfolio Properties is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)
InterContinental	73.1%	75.8%	78.9%	79.6%	$164.61	$169.07	$167.35	$169.13	$120.38	$128.16	$132.12	$134.65
DoubleTree Sunrise	85.7%	89.0%	86.7%	87.0%	$140.03	$144.43	$148.39	$148.91	$119.94	$128.49	$128.61	$129.53
DoubleTree Charlotte	82.8%	80.6%	79.6%	78.9%	$146.36	$150.23	$144.54	$144.77	$121.12	$121.01	$115.01	$114.29
DoubleTree RTP	72.5%	73.8%	76.0%	76.2%	$119.29	$119.69	$120.60	$120.56	$86.51	$88.31	$91.67	$91.85
Weighted Average(3)	77.3%	79.0%	80.1%	80.3%	$146.78	$150.27	$149.62	$150.48	$113.34	$118.66	$119.96	$121.09
(1)	Based on data provided by a third party market research report. The variances between the underwriting, the appraisal and the third party market research provider with respect to Occupancy, ADR and RevPAR at the SWVP Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.

(2)	TTM represents the trailing 12-month period ending January 31, 2019.

(3)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy				ADR				RevPAR
Property	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)
InterContinental	97.0%	96.3%	101.2%	102.0%	94.4%	96.8%	93.4%	94.3%	91.6%	93.2%	94.6%	96.2%
DoubleTree Sunrise	113.5%	115.3%	112.8%	113.3%	117.7%	116.1%	116.7%	120.9%	133.7%	133.9%	131.7%	137.0%
DoubleTree Charlotte	108.7%	110.0%	116.4%	116.1%	102.1%	103.0%	99.5%	99.9%	111.0%	113.2%	115.8%	116.0%
DoubleTree RTP	98.5%	100.3%	100.3%	99.9%	100.0%	101.4%	100.9%	105.6%	98.5%	101.7%	101.2%	105.4%
Weighted Average(3)	102.8%	103.5%	106.1%	106.4%	101.9%	102.9%	101.0%	103.2%	105.3%	107.1%	107.5%	110.2%
(1)	Based on data provided by a third party market research report. The variances between the underwriting, the appraisal and the third party market research provider with respect to Occupancy, ADR and RevPAR at the SWVP Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.

(2)	TTM represents the trailing 12-month period ending January 31, 2019.

(3)	Weighted by room count.

InterContinental. The InterContinental property is a 484-room, 15-story, full service hotel located in downtown New Orleans, Louisiana. The InterContinental property is situated on a 1.10-acre lot and has a long term lease for 120 parking spaces with the adjacent property owner, resulting in a parking ratio of approximately 0.25 spaces per room. The InterContinental property was built in 1983 and renovated in 2013. The hotel has standard and suite-style guestrooms on levels four through 14 of the InterContinental property. Guestrooms feature a dresser with a 42-inch flat-panel television, a desk, an armchair, bedside tables, and a coffeemaker. Guestroom amenities includes high-speed Internet access, a telephone with voicemail and data port and a private deck or patio in select rooms. Hotel amenities include two restaurants, 24-hour room service, a rooftop pool with changing rooms and shower facilities, poolside dining, a fitness facility, on-site laundry facility, nanny/babysitting services, business center and over 30,000 square feet of flexible meeting/banquet space, which can accommodate over 1,000 people. Since acquisition, SWVP has invested approximately $28.5 million in capital improvements consisting of a redesigned lobby, removal of an escalator and elimination of leased outlets to create more meeting space.

The InterContinental property is located in New Orleans, within the parish of Orleans, Louisiana. Known for its multicultural heritage and world-famous music and cuisine, New Orleans is predominantly recognized as a tourist destination. In addition to tourism, the greater New Orleans area is a significant logistics center, owing to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Major employers within the market include Ochsner Health System, University Medical Center, Tulane University and University of New Orleans. The InterContinental’s top corporate accounts represent many of the primary employers in the local marketplace, as well as high-volume demand drivers in the immediate vicinity of the hotel. According to SWVP, Shell, Pan America, Iberia Bank, Bank of America, the United States Fifth Circuit Court of Appeals, Louisiana State Bar Association and Jones Walker are some of the top corporate accounts at the InterContinental property and are located blocks from the hotel. Access to the InterContinental property is provided by St. Charles Avenue. The neighborhood surrounding the InterContinental property is comprised of high-rise office and residential buildings, hotels, world-renowned restaurants, upscale retail establishments, entertainment venues and tourism attractions. Some specific facilities in the area include the Ernest N. Morial Convention Center, the Mercedes-Benz Superdome, the Smoothie King Center and Harrah’s New Orleans Hotel & Casino. New Orleans has hosted two NBA All-Star games, the NCAA Final Four, WWE’s WrestleMania XXX, and Super Bowl XLVII. The InterContinental property is served by the Louis Armstrong New Orleans International Airport, which is located approximately 12.0 miles northwest of the hotel. The appraisal identified a 234-room hotel that is expected to directly compete with the InterContinental property. The competing property is estimated to open in

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

September 2019. According to the appraisal, demand segmentation for the InterContinental property is 55% meeting and group, 25% commercial, and 20% leisure.

DoubleTree Sunrise. The DoubleTree Sunrise property is a 252-room, 10-story, full service hotel located in Sunrise, Florida. The DoubleTree Sunrise property is situated on a 4.22-acre site and has 293 parking spaces either onsite or available to it by way of a title insured easement and license, resulting in a parking ratio of approximately 1.16 spaces per room. The DoubleTree Sunrise property was built in 2001 and renovated in 2011. Guestrooms are configured as either standard or suites-style. Guestrooms feature an entertainment dresser with 37-inch television, a work desk, an armchair, an ottoman and a coffeemaker. Guestroom amenities include wireless, high-speed internet access and a telephone with voicemail and data port. Suites feature a separate living room with a 42-inch television, a large desk with high-speed wireless internet access, a chair with ottoman and a double sleeper sofa. Suites also feature a small refrigerator and microwave. Hotel amenities include a restaurant, an outdoor pool, outdoor whirlpool, fitness facility, laundry/valet service, airport/local shuttle, a business center and over 10,000 square feet of flexible meeting space. Since acquisition, SWVP has invested approximately $4.3 million in capital improvements consisting of a general refresh of all areas of the DoubleTree Sunrise property, including the reconstruction of the retail shop, refinished and reupholstered bar/lounge, new soft goods package in meeting rooms and a refresh of corridors, elevators and elevator lobbies. Guestrooms received new headboards, nightstands and desk chairs, while guestroom bathrooms were refinished and received new tile shower surrounds.

The DoubleTree Sunrise property is located in Sunrise, Florida. Sunrise is a suburb of Fort Lauderdale, which is the county seat of Broward County. Fort Lauderdale is a popular tourism and yachting destination in the South Florida region. Sunrise has a diverse economic base, with strong employers in finance, health care, manufacturing, marine, aviation, technology, life sciences and tourism. Major employers within the market include Nova Southeastern University, American Express, Spirit Airlines and Citrix. American Express is the #1 corporate account for the DoubleTree Sunrise property and had an ADR of approximately $156.00 for 2018. The American Express Company corporate offices is a regional headquarters office designed for 3,000 employees that opened in early 2017 on the southeast corner of Northwest 136th Street and Sunrise Boulevard. Sawgrass Mills is a 2.1 million square foot outlet mall located approximately 1.0 mile north of the DoubleTree Sunrise property and draws approximately 23.0 million visitors annually from more than 110 countries. Other major demand generators located within six miles of the DoubleTree Sunrise property include BB&T Center, MDLIVE, Sawgrass Technology Park, and Cigna Healthcare. BB&T is home to the NHL’s Florida Panthers and host of numerous events throughout the year. Access to the DoubleTree Sunrise property is provided by Yellow Toucan Road. The DoubleTree Sunrise property’s neighborhood will also feature Metropica, a 65-acre, $1.5 billion mixed-use development. Metropica will feature 785,000 square feet of office space and a major residential condominium component. The DoubleTree Sunrise property is served primarily by the Fort Lauderdale Hollywood International Airport, which is located approximately 10.0 miles southeast of the hotel. The appraisal identified a 174-room hotel that is expected to directly compete with the DoubleTree Sunrise property. The competing property is expected to open in August 2020. According to the appraisal, demand segmentation for the DoubleTree Sunrise property is 60% commercial, 20% meeting and group, and 20% leisure.

DoubleTree Charlotte. The DoubleTree Charlotte property is a 207-room, six-story, full service hotel located in Charlotte, North Carolina. The DoubleTree Charlotte property is situated on a 6.53-acre site and has 259 parking spaces, resulting in a parking ratio of approximately 1.25 spaces per room. The DoubleTree Charlotte property was built in 1985 and renovated in 2012. The hotel comprises two connected towers; the original tower is three stories and features the public spaces and guestrooms, while the six-story tower only contains guestrooms. All guestrooms are configured in a suite style. In-room amenities include a wet-bar or kitchenette, separate living areas, sofa beds, complimentary coffee and Wi-Fi access for a fee. Additionally, some suites feature balconies with views of the Garden Courtyard and Symphony Park. Hotel amenities include two full service restaurants, a Grab and Go Market, an outdoor pool, a business center, a fitness center, a gift shop and over 12,000 square feet of meeting space. Since acquisition, SWVP has completed $5.3 million in improvements including over $4.0 million in DoubleTree Charlotte property improvement plan items. Improvements included upgrading 14 suites, renovating the fitness room, and replacing the phone system. In 2019, the DoubleTree Charlotte property started an approximately $5.0 million capital improvement project that includes improvements to the guestrooms, guest suite bathrooms, corridors, lobby and dining area. The renovation of the lobby and restaurant are expected to commence in the fourth quarter of 2019.

The DoubleTree Charlotte property is located in Charlotte, North Carolina. The Charlotte market is the third largest financial center in the nation according to the appraisal. The area is also home to manufacturing, retail and wholesale trade, information, and an increasing number of international companies. Charlotte is home to eight Fortune 500 company headquarters that represent the finance, energy and manufacturing industries, as well as the retail sector. Major employers within the market include Carolinas Healthcare System, Wells Fargo, Charlotte-Mecklenburg Schools, Wal-Mart Store Inc. and Bank of America. The neighborhood surrounding the DoubleTree Charlotte property is comprised of restaurants, office buildings and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Other businesses in the area include the SouthPark shopping mall, Coca-Cola Bottling Company, and Nucor Corporation. Other demand generators include Bank of America

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

Stadium, BB&T Ballpark, EpiCentre, Spectrum Center, NASCAR Hall of Fame, Blumenthal Performing Arts Center and AvidXchange Music Factory, as well as the Carowinds amusement park located in southwestern Charlotte. Access to the DoubleTree Charlotte property is provided by Morrison Boulevard, South Park Drive, Interstate 77 and Interstate 485, allowing easy access to the airport and Uptown Charlotte. The DoubleTree Charlotte property is served primarily by the Charlotte Douglas International Airport, which is located approximately seven miles to the northwest of the hotel. The appraisal identified two new hotels with a combined 320-rooms which are expected to directly compete with the DoubleTree Charlotte property. The competing properties are expected to open in 2020. According to the appraisal, demand segmentation for the DoubleTree Charlotte property is 43% commercial, 32% meeting and group, and 25% leisure.

DoubleTree RTP. The DoubleTree RTP property is a 249-room, five-story, full service hotel located in Durham, North Carolina. The DoubleTree RTP property is situated on a 12.50-acre site and has 366 parking spaces, resulting in a parking ratio of approximately 1.47 spaces per room. The DoubleTree RTP property was built in 1988 and renovated in 2013. The hotel offers a mix of guestrooms and suites, which are located on all levels of the DoubleTree RTP property’s single building. Guestrooms feature one king or two double beds, two telephones with voicemail and data ports, a large work desk, high speed internet access available for a fee, a coffee maker, a hairdryer and an iron/board. Hotel amenities include a restaurant and lounge adjacent to the lobby, and seven meeting rooms on the first floor, which includes a large ballroom. Additional amenities consist of an outdoor pool, a fitness room, a lobby workstation, a market pantry and a vending area. Since acquisition, SWVP has invested approximately $1.8 million in capital improvements, including upgrades to the exterior lighting, parking lot, public spaces and restaurant.

The DoubleTree RTP property is located in Durham, North Carolina. Durham is part of the greater Raleigh/Durham economic base and is part of the Research Triangle Park, which includes the neighboring cities of Chapel Hill and Raleigh. The Durham economy has a diverse economic base within the healthcare, bioscience, technology and education sectors, including healthy employment levels at companies in the Research Triangle Park. Major employers in the market include Duke University, Duke University Health System, IBM, North Carolina State University, WakeMed Health & Hospitals, and UNC Rex Healthcare. The hotel’s top accounts encompass the prominent businesses in Research Triangle Park, including IBM, GlaxoSmithKline and Cisco. Access to the DoubleTree RTP property is provided by Page Creek Lane, Old Page Road and Interstate 40, which is the nearest major highway. The neighborhood surrounding the DoubleTree RTP property is comprised of restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along some secondary roadways. Other specific businesses and entities in the area include Duke Medical Plaza Page Road, Alcami, Cenduit and Merrill Lynch Wealth Management. The DoubleTree RTP property is served by the Raleigh-Durham International Airport, which is located approximately two miles to the east of the hotel. The appraisal identified a proposed new hotel that has been approved by the Research Triangle Foundation and is currently in the planning stages. According to the appraisal, demand segmentation for the DoubleTree RTP property is 50% commercial, 30% leisure, and 20% meeting and group.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.8%	79.0%	79.8%	80.3%	80.3%
ADR	$146.17	$149.79	$150.15	$150.49	$150.49
RevPAR	$113.61	$118.36	$119.90	$120.88	$120.88

Room Revenue	$49,492,887	$51,496,118	$52,165,543	$52,476,386	$52,593,360	$44,122	77.7%
Food & Beverage Revenue	11,453,086	13,034,557	12,432,826	12,931,530	12,931,530	10,849	19.1
Other Departmental Revenue	1,767,360	1,834,540	2,130,803	2,194,395	2,194,395	1,841	3.2
Total Revenue	$62,713,333	$66,365,215	$66,729,172	$67,602,311	$67,719,285	$56,811	100.0%

Room Expense	$10,639,861	$11,122,787	$11,210,546	$11,329,879	$11,352,438	$9,524	21.6%
Food & Beverage Expense	6,962,035	7,516,095	7,378,949	7,493,877	7,493,876	6,287	58.0
Other Departmental Expenses	443,506	427,338	434,921	436,195	436,432	366	19.9
Departmental Expenses	$18,045,402	$19,066,220	$19,024,416	$19,259,951	$19,282,745	$16,177	28.5%

Departmental Profit	$44,667,931	$47,298,995	$47,704,756	$48,342,360	$48,436,539	$40,635	71.5%

Operating Expenses	$18,175,172	$18,877,536	$19,063,691	$19,189,533	$19,182,636	$16,093	28.3%
Gross Operating Profit	$26,492,759	$28,421,459	$28,641,065	$29,152,827	$29,253,903	$24,542	43.2%

Management Fees	$1,880,640	$1,990,218	$2,001,183	$2,027,379	$2,031,579	$1,704	3.0%
Property Taxes	2,301,211	2,396,596	2,394,820	2,395,025	2,394,820	2,009	3.5
Property Insurance	920,692	881,166	996,104	1,007,176	961,984	807	1.4
Total Other Expenses	$5,102,543	$5,267,980	$5,392,107	$5,429,580	$5,388,383	$4,520	8.0%

Net Operating Income	$21,390,216	$23,153,479	$23,248,958	$23,723,247	$23,865,520	$20,021	35.2%
FF&E	0	0	0	0	3,385,964	2,841	5.0
Net Cash Flow	$21,390,216	$23,153,479	$23,248,958	$23,723,247	$20,479,556	$17,181	30.2%
(1)	TTM reflects the trailing 12 month period ending January 31, 2019.

(2)	Per Room values are based on 1,192 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

Property Management. The SWVP Portfolio Properties are managed by Dimension Development Two, LLC, a Louisiana limited liability company.

Franchise Agreements. The InterContinental property has a license agreement with Holiday Hospitality Franchising, LLC, a Delaware limited liability company, an affiliate of InterContinental Hotels Group. The current franchise agreement is effective as of January 23, 2013 for a term of approximately 20 years, with an expiration date of January 23, 2033. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a services contribution of 3.0% of gross room revenues.

The DoubleTree Sunrise property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company (as successor in interest to Doubletree Franchise LLC). The current franchise agreement is effective as of May 28, 2014 for a term of approximately 15 years, with an expiration date of May 31, 2029. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a program fee of 4.0% of gross room revenues.

The DoubleTree Charlotte property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company (as successor in interest to Doubletree Franchise LLC). The current franchise agreement is effective as of October 30, 2014 for a term of approximately 15 years, with an expiration date of October 31, 2029. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a program fee of 4.0% of gross room revenues.

The DoubleTree RTP property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of May 28, 2015 for a term of approximately 15 years, with an expiration date of May 31, 2030. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a program fee of 4.0% of gross room revenues.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

Franchise Agreement Summary
Property	Flag	Franchise Fee(1)	Expiration Date
InterContinental	Holiday Hospitality Franchising, LLC	8.0%	January 23, 2033
DoubleTree Sunrise	Hilton Franchise Holding LLC	9.0%	May 31, 2029
DoubleTree Charlotte	Hilton Franchise Holding LLC	9.0%	October 31, 2029
DoubleTree RTP	Hilton Franchise Holding LLC	9.0%	May 31, 2030
(1)	Includes marketing fees due under the franchise agreements.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) $5,000,000 for property improvement reserves, (ii) $990,844 for insurance reserves, (iii) $822,222 for real estate taxes and (iv) $97,938 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $205,555.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $82,570.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit an amount equal to the greater of (i) 1/12 of the amount required to be reserved annually for FF&E expenses with respect to its property under the applicable franchise agreement and (ii) 1/12 of 5.0% of aggregate annual rents (excluding hotel taxes) of its property based on the prior year (the “FF&E Reserve”).

PIP Reserves - In the event the borrowers are required to complete a property improvement plan (“PIP”), the borrowers are required to deposit an amount into a reserve for such PIP (the “PIP Reserve”) equal to (A) the estimated cost approved by the lender for such PIP over the immediately succeeding 12 month period exceeds (B)(i) the sum of (a) the amount on deposit in the FF&E Reserve allocated to such property and (b) the amount required to be deposited in the FF&E Reserve for such property over the immediately succeeding 12 month period, less (ii) the greater of (a) the sum of the Base FF&E Amounts (as set forth below) for each property not subject to such PIP and (b) the aggregate amount of budgeted approved capital expenses and FF&E expenses for such period for all SWVP Portfolio Properties, provided such deposit amount may not be less than $0, and the borrowers are entitled to certain credits set forth in the SWVP Portfolio Loan documents.

Hotel Tax Reserves - During the continuance of any Cash Management Period (as defined below), on a monthly basis, the Borrowers are required to deposit an amount equal to the hotel taxes for the preceding monthly hotel tax reporting period (which is the period from and including the 21st day of any calendar month to and including the 20th day of the immediately succeeding calendar month).

“Base FF&E Amounts” means (i) with respect to the InterContinental, $1,603,580.56; (ii) with respect to the DoubleTree Sunrise, $727,295.74; (iii) with respect to the DoubleTree RTP, $538,471.37; and (iv) with respect to the DoubleTree Charlotte, $510,767.93.

Lockbox / Cash Management. The SWVP Portfolio Whole Loan documents require a hard lockbox and springing cash management. The borrowers were required to send direction letters to all tenants, credit card companies and other payees instructing them to deposit all rents and credit card receipts directly into a lender controlled lockbox account for each property. The SWVP Portfolio Whole Loan documents require that all rents received by the borrowers or property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lenders and applied and disbursed in accordance with the SWVP Portfolio Whole loan documents. Excess cash on deposit following application of funds for payment of debt service, required reserves and operating expenses will be applied as follows: (a) to the extent a Cash Management Period is in effect solely due to a Franchise Trigger Event (as defined below) to the PIP Reserve subaccount, and (b) to the extent a Cash Management Period is in effect (other than due solely as a result of a Franchise Trigger Event), to the excess cash collateral subaccount.

A “Cash Management Period” means the occurrence of any of the following: (i) the maturity date, (ii) an event of default, (iii) the date the debt service coverage ratio (as calculated in accordance with the SWVP Portfolio Whole Loan documents) as of the last day of each calendar quarter during the term is less than 1.40x, (iv) the date that is 12 months prior to the maturity date, if both (a) the franchise agreement with respect to any property is scheduled to expire earlier than 24 months after the maturity date, and (b) the FF&E Reserve subaccount does not then have a balance that is equal to or greater than the product of the number of units at each property that has a franchise agreement expiring less than 24 months after the maturity date, multiplied by $20,000, (v) the date that is 12 months prior to the expiration or early termination, or if less than 12 months, the date upon which the expiration or early termination date becomes known to the borrowers if the borrowers have not provided evidence of the satisfaction of the New License Conditions

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

(as defined below) as of such date, (vi) a property improvement plan for the property is required by the franchisor or replacement franchisor and the borrowers have not deposited the required PIP Reserve deposit, (clauses (iv), (v) or (vi) are referred to as a “Franchise Trigger Event”), or (vii) any voluntary or involuntary petition or bankruptcy action of the borrowers or property manager (“Insolvency Cash Management Trigger Event”).

A Cash Management Period will end upon satisfaction of certain terms and conditions including, without limitation, (A) with respect to the matters described in clause (ii) above, the cure of such event of default if no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation dates, (C) with respect to the matter described in clause (iv) above, upon the repayment in full of the SWVP Whole Loan, (D) with respect to the matter described in clause (v) above, the date upon which the borrowers satisfy the New License Conditions (subject to the satisfaction of the requirements in clause (E) with respect to the property improvement plan required in connection with the satisfaction of the New License Conditions), (E) with respect to the matter described in clause (vi) above, the funds on deposit in the PIP Reserve are at least equal to the full amount of the estimated cost, as approved by the lender, to satisfy any repairs, replacements, remediation, renovation or improvement required by the franchisor or any successor franchisor or licensor pursuant to any and all then existing PIPs, or (F) with respect to any matter described in clause (vii) above, the completion of an Insolvency Cash Management Trigger Cure (as defined below).

“Insolvency Cash Management Trigger Cure” means (1) with respect to an Insolvency Cash Management Trigger Event, any such petition or proceeding against the borrowers or manager which caused an Insolvency Cash Management Trigger Event is subject to a final nonappealable dismissal or (2) with respect to an Insolvency Cash Management Trigger Event pertaining to the manager, a replacement Manager has been appointed for all of the SWVP Portfolio Properties.

“New License Conditions” means (i) the entering into of a replacement franchise agreement with an approved replacement flag or the extension or renewal of an existing franchise agreement, in each case for a term that does not expire until a date which is as least two years beyond the maturity date and contains market terms consistent with other license agreements issued by the approved replacement flag and (ii) a tri-party agreement or comfort letter has been issued by the approved replacement flag for the benefit of the lenders.

Partial Release. At any time on or after any payment date after the Permitted Release Date, any of the borrowers, with the exception of the SWVP New Orleans LLC borrower, may obtain the release of any of the SWVP Portfolio Properties, with the exception of the InterContinental property included in the SWVP Portfolio Whole Loan, provided that, among other conditions, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrowers prepay a portion of the SWVP Portfolio Whole Loan equal to the greater of (a) 120% of the allocated loan amount of the property being released and (b) an amount by which the principal balance of the SWVP Portfolio Whole Loan would need to be reduced to satisfy the following clauses (iii) and (iv), (iii) the debt service coverage ratio (as calculated in accordance with the SWVP Portfolio Whole Loan documents) for the remaining properties following the release is not less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.03x, (iv) the loan-to-value for the remaining properties is not greater than the lesser of (1) the loan-to-value immediately preceding such release and (2) 59.6%, and (v) all defeasance conditions set forth in the SWVP Portfolio Whole Loan documents are satisfied.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype(3):	Hotel – Various
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms) (3):	815
Loan Purpose:	Acquisition	Location(3):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Sponsors(2):	Various	Occupancy / ADR / RevPAR:	79.2% / $140.35 / $111.20
Interest Rate:	5.06500%	Occupancy / ADR / RevPAR Date:	2/28/2019
Note Date:	4/17/2019	Number of Tenants:	N/A
Maturity Date:	5/6/2024	2016 NOI:	$14,112,655
Interest-only Period:	60 months	2017 NOI:	$13,492,108
Original Term:	60 months	2018 NOI:	$12,908,005
Original Amortization:	None	TTM NOI (as of 2/2019):	$12,570,203
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	79.2% / $140.35 / $111.20
Call Protection:	L(25),Def(30),O(5)	UW Revenues:	$34,282,620
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$22,237,977
Additional Debt:	Yes	UW NOI:	$12,044,646
Additional Debt Balance(1):	$50,000,000	UW NCF:	$10,673,339
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room(4):	$164,700,000 / $202,086
		Appraisal Date(4):	4/1/2020

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$122,699
Taxes:	$217,898	$217,898	N/A	Maturity Date Loan / Room:	$122,699
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	60.7%
FF&E:	$0	$114,243	N/A	Maturity Date LTV(4):	60.7%
Other:	$95,607	$0	N/A	UW NCF DSCR:	2.08x
				UW NOI Debt Yield:	12.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	72.5%	Purchase Price	$135,000,000	97.9%
Sponsor Equity	36,007,712	26.1	Closing Costs	2,553,572	1.9
Other Sources	1,859,364	1.3	Upfront Reserves	313,504	0.2
Total Sources	$137,867,076	100.0%	Total Uses	$137,867,076	100.0%
(1)	The Arbor Hotel Portfolio Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $100.0 million. The Financial Information presented in the chart above reflects the $100.0 million aggregate Cut-off Date balance of the Arbor Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” and “The Loan Sponsors” below.

(3)	See “Portfolio Summary” chart below.

(4)	Based on the aggregate “when complete” appraised value of the Arbor Hotel Portfolio Properties (as defined below) as of April 1, 2020, which assumes completion of the borrower sponsors’ planned PIP at each respective property. On the origination date of the Arbor Hotel Portfolio Whole Loan (as defined below), the borrower sponsors posted a letter of credit equal to $18,086,700 (110% of the estimated costs associated with such PIP). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $164,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio, calculated based on the aggregate “as-is” appraised value of $141,100,000, are both 70.9%. See “Portfolio Summary” chart below.

(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Arbor Hotel Portfolio mortgage loan (the “Arbor Hotel Portfolio Loan”) is secured by a first mortgage lien on the borrowers’ fee interests in six hotels located in Salt Lake City (Utah), Goleta (California), Bloomington (Minnesota) (two properties), Norwood (Massachusetts) and Arlington (Texas) (the “Arbor Hotel Portfolio Properties”). The Arbor Hotel Portfolio Loan is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “Arbor Hotel Portfolio Whole Loan”), and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2019-B11 Trust. The controlling Note A-1, with an

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

outstanding principal balance as of the Cut-off Date of $50.0 million, is currently held by CREFI and is expected to be contributed to the GSMS 2019-GC39 Trust upon closing of such transaction. The Arbor Hotel Portfolio Loan has a 5-year term and will be interest-only for the entire loan term. The most recent prior financing of the Hampton Inn Santa Barbara Property (as defined below) was included in the CFCRE 2011-C2 transaction, the prior financings of the Hampton Inn Bloomington Property (as defined below) and Springhill Suites Bloomington property were included in the GSMS 2012-GC6 transaction and the prior financing of the Hyatt Place Arlington property was included in the UBSBB 2013-C5 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$50,000,000	$50,000,000	Benchmark 2019-B11	No
A-1	50,000,000	50,000,000	CREFI(1)	Yes
Total	$100,000,000	$100,000,000
(1)	Currently held by CREFI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrowers. The borrowers for the Arbor Hotel Portfolio Whole Loan are comprised of: ALDK Goleta, LLC, ALDK SLC, LLC, ALDK Arlington LLC, ALDK Bloomington 2870, LLC, ALDK Bloomington 2860, LLC and ALDK Norwood, LLC, each a single-purpose, single-asset Delaware limited liability company with two independent directors.

The Loan Sponsors. The institutional sponsorship is a partnership between Arbor Lodging, an owner-operator of hospitality assets with an integrated management company, and Davidson Kempner, a global investment management firm. The Arbor Hotel Portfolio Whole Loan has two carve-out guarantors for each borrower sponsor, Sheenal Patel and Vamsikrishna Bonthala for Arbor Lodging and Davidson Kempner Long-Term Distressed Opportunities Fund IV LP and DK LDOI IV Aggregate Holdco LP for Davidson Kempner.

Arbor Lodging is a Chicago-based hotel owner-operator and currently has over 500 employees and 1,759 rooms under management (exclusive of the rooms acquired as part of the Arbor Hotel Portfolio transaction). Davidson Kempner is a global institutional investment management firm with approximately $30.0 billion in assets under management. The firm was founded in 1983 and since 2017, the company has been active in direct ownership of real estate by providing equity to owner/operators.

Portfolio Summary
Property	Location	Rooms	Year Built/ Renovated	Occupancy	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value
Residence Inn Salt Lake City	Salt Lake City, UT	189	1996 / 2014	74.4%	$11,200,000	22.4%	$41,200,000	25.0%
Hampton Inn Santa Barbara	Goleta, CA	101	2007 / 2017	82.8%	10,600,000	21.2	33,200,000	20.2
Hampton Inn Bloomington	Bloomington, MN	146	2007 / 2014	86.3%	8,350,000	16.7	26,300,000	16.0
Hampton Inn Norwood	Norwood, MA	139	1984 / 2015, 2017	76.8%	7,950,000	15.9	23,900,000	14.5
Springhill Suites Bloomington	Bloomington, MN	113	2007 / 2014	87.0%	6,650,000	13.3	21,300,000	12.9
Hyatt Place Arlington	Arlington, TX	127	1996 / 2015	71.1%	5,250,000	10.5	18,800,000	11.4
Total/Wtd. Avg.		815		79.2%	$50,000,000	100.0%	$164,700,000	100.0%
(1)	Appraised Values are based on the “when complete” values as of April 1, 2020, which assumes completion of the borrower sponsors’ planned PIP at each respective property. On the origination date of the Arbor Hotel Portfolio Whole Loan, the borrower sponsors posted a letter of credit equal to $18,086,700 (110% of the estimated costs associated with such PIP).

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

Franchise Summary
Property	Estimated PIP(1)	Franchise Flag	Franchise Agreement Expiration Date
Residence Inn Salt Lake City	$6,596,151	Marriott International, Inc.	4/17/2034
Hampton Inn Santa Barbara	$731,128	Hilton Franchise Holding LLC	4/17/2034(2)
Hampton Inn Bloomington	$2,954,879	Hilton Franchise Holding LLC	4/17/2034(2)
Hampton Inn Norwood	$1,423,207	Hilton Franchise Holding LLC	4/19/2034(2)
Springhill Suites Bloomington	$2,286,995	Marriott International, Inc.	4/17/2034
Hyatt Place Arlington	$4,094,340	Hyatt Place Franchising, L.L.C.	4/17/2039
(1)	On the origination date of the Arbor Hotel Portfolio Whole Loan, the borrower sponsors posted a PIP Letter of Credit (as defined below) for 110% of the estimated PIP costs ($18,086,700). The estimates shown above have been adjusted on a property level basis to represent 110% of the estimated PIP costs at each respective property.

(2)	With respect to the properties operating under the Hilton Franchise Holding LLC flag, the properties are currently operating under temporary franchise agreements. The borrower sponsors are required under the Arbor Hotel Portfolio Whole Loan documents to deliver replacement franchise agreements to the lender by May 17, 2019, each with a term of 15 years. The Franchise Agreement Expiration Date is currently shown as 15 years from the origination date of the Arbor Hotel Portfolio Whole Loan for all Hilton flagged properties.

The Properties. The Arbor Hotel Portfolio Properties are comprised of six select- and limited-service hospitality properties located across the United States that, together, offer a total of 815 guestrooms. The Arbor Hotel Portfolio Properties are located in markets such as Salt Lake City (Utah), Santa Barbara (California), Norwood (Massachusetts), Minneapolis (Minnesota) and Dallas (Texas).

The largest property by mortgage allocated loan amount (“Mortgage ALA”) is a four-story, 189-room hotel located in Salt Lake City, Utah (the “Residence Inn Salt Lake City Property”). The Residence Inn Salt Lake City Property was built in 1996 and underwent an approximately $6.5 million renovation in 2014, which upgraded soft goods, case goods and the lobby, added 11 rooms and remodeled the guestrooms to offer a home-like experience for extended-stay travelers. Each room features a full-size kitchen, 42-inch LCD television and free Wi-Fi. The guestroom mix at the Residence Inn Salt Lake City Property is comprised of 36 studio suite guestrooms, 93 one-bedroom suite guestrooms and 60 two-bedroom suite guestrooms. Property-level amenities also include complimentary hot breakfast, a fitness center, an outdoor pool and whirlpool, 1,639 square feet of flexible meeting space, a sports court, an outdoor fire pit, two barbeque areas and guest laundry. In connection with the acquisition of the Arbor Hotel Portfolio Properties, the borrower sponsors plan on investing approximately $6.6 million on a full renovation of the Residence Inn Salt Lake City Property.

According to a February 2019 hospitality research report, the Residence Inn Salt Lake City Property had an occupancy of 74.6%, $143.05 ADR and $106.66 RevPAR as of the trailing 12 months ending February 28, 2019. The Residence Inn Salt Lake City Property’s $106.66 RevPAR ranked it third in its competitive set of seven properties as of February 28, 2019.

The second largest property by Mortgage ALA is a three-story, 101-room hotel located in Goleta, California (the “Hampton Inn Santa Barbara Property”). The Hampton Inn Santa Barbara Property was built in 2007 and underwent an approximately $2.9 million renovation in 2017, which updated the soft goods and case goods. The guestroom mix is comprised of 51 king guestrooms, 46 queen/queen guestrooms and four king suite guestrooms. The Hampton Inn Santa Barbara Property amenities include a fitness center, outdoor pool and whirlpool, a market pantry, complimentary hot breakfast and guest laundry. In connection with the acquisition of the Arbor Hotel Portfolio Properties, the borrower sponsors plan on investing approximately $731,000 on planned capital expenditures at the Hampton Inn Santa Barbara Property.

According to a February 2019 hospitality research report, the Hampton Inn Santa Barbara Property had an occupancy of 82.8%, $186.76 ADR and $154.60 RevPAR as of the trailing 12 months ending February 28, 2019. The Hampton Inn Santa Barbara Property’s $154.60 RevPAR ranked it second in its competitive set of six properties as of February 28, 2019.

The third largest property by Mortgage ALA is a six-story, 146-room hotel located in Bloomington, Minnesota (the “Hampton Inn Bloomington Property”). The Hampton Inn Bloomington Property was built in 2007 and underwent an approximately $2.2 million renovation in 2014, which upgraded the lobby, soft goods, select case goods and fitness center located at the property. Each guestroom features free Wi-Fi, a mini fridge, a microwave and a flat screen television. The guestroom mix at the Hampton Inn Bloomington Property is comprised of 58 king guestrooms, 56 queen/queen guestrooms and 32 queen/queen suite guestrooms. The Hampton Inn Bloomington Property amenities include a 24-hour shuttle to the airport and Mall of America, a heated indoor pool, a fitness center, complimentary hot breakfast, guest laundry and 900 square feet of flexible meeting space. In connection with the acquisition of the Arbor Hotel Portfolio Properties, the borrower sponsors plan on investing approximately $3.0 million on planned capital expenditures at the Hampton Inn Bloomington Property.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

According to a February 2019 hospitality research report, the Hampton Inn Bloomington Property had an occupancy of 86.4%, $128.62 ADR and $111.12 RevPAR as of the trailing 12 months ending February 28, 2019. The Hampton Inn Bloomington Property’s $111.12 RevPAR ranked it first in its competitive set of seven properties as of February 28, 2019.

2018 Accommodated Room Night Demand(1)
Property Name	Commercial/Extended Stay	Leisure	Group
Residence Inn Salt Lake City	75%	15%	10%
Hampton Inn Santa Barbara	50%	45%	5%
Hampton Inn Bloomington	65%	25%	10%
Springhill Suites Bloomington	60%	30%	10%
Hampton Inn Norwood	60%	25%	15%
Hyatt Place Arlington	50%	35%	15%
(1)	Source: Appraisal

The Residence Inn Salt Lake City Property is located at 285 West Broadway in downtown Salt Lake City, Utah, within the Salt Lake City-Provo-Orem combined statistical area (the “Salt Lake City CSA”). As of year-end 2018, the Salt Lake City CSA had a population of approximately 2.6 million and annual per-capita personal income of approximately $40,573. Salt Lake City is home to the Salt Palace Convention Center which comprises a total of 679,000 square feet of meeting and exhibit space and is located approximately 0.3 miles from the Residence Inn Salt Lake City Property. The Residence Inn Salt Lake City Property is also located approximately 6.0 miles from the Salt Lake City International Airport which serves as a Delta Airlines hub and is currently undergoing a $2.9 billion redevelopment program for the terminals, concourses, parking and support facilities which began in 2014 and is expected to be completed in 2025. In 2018, the Salt Lake City International Airport was utilized by approximately 25.6 million passengers (annual airport passenger traffic has increased between 4.5% and 5.6% over each of the past five years).

Historical Occupancy, ADR, RevPAR – Residence Inn Salt Lake City
	Residence Inn Salt Lake City				Competitive Set				Penetration Factor
	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)
Occupancy	79.6%	82.0%	75.8%	74.6%	74.5%	77.8%	78.7%	78.5%	106.8%	105.3%	96.2%	95.0%
ADR	$136.08	$141.09	$142.90	$143.05	$127.09	$132.95	$133.53	$132.34	107.1%	106.1%	107.0%	108.1%
RevPAR	$108.30	$115.65	$108.27	$106.66	$94.67	$103.47	$105.12	$103.86	114.4%	111.8%	103.0%	102.7%

(1)	Source: December 2018 hospitality research report.

(2)	Source: February 2019 hospitality research report.

The Hampton Inn Santa Barbara Property is located at 5665 Hollister Avenue in Goleta, California, within the Santa Maria-Santa Barbara, CA metropolitan statistical area (the “Santa Barbara MSA”). As of year-end 2018, the Santa Barbara MSA had a population of approximately 454,500 and annual per-capita personal income of approximately $52,056. The Santa Barbara MSA sustains tourism year-round. Primary attractions within the Santa Barbara MSA include Stearns Wharf, Girsh Park, the Santa Barbara Museum of Natural History, the Santa Barbara Museum of Art and several beaches and other outdoor activities. The Hampton Inn Santa Barbara Property is also located approximately 1.2 miles from the Santa Barbara Airport which is served by United Airlines, American Airlines, Alaska Airlines and Contour Airlines.

Historical Occupancy, ADR, RevPAR – Hampton Inn Santa Barbara
	Hampton Inn Santa Barbara				Competitive Set				Penetration Factor
	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)
Occupancy	79.2%	79.1%	81.7%	82.8%	79.8%	77.7%	76.7%	75.0%	99.2%	101.9%	106.4%	110.4%
ADR	$199.18	$202.99	$190.08	$186.76	$181.03	$189.06	$180.84	$180.09	110.0%	107.4%	105.1%	103.7%
RevPAR	$157.68	$160.65	$155.22	$154.60	$144.40	$146.82	$138.79	$135.05	109.2%	109.4%	111.8%	114.5%

(1)	Source: December 2018 hospitality research report.

(2)	Source: February 2019 hospitality research report.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

The Hampton Inn Bloomington Property is located at 2860 Metro Drive in Bloomington, Minnesota, within the Minneapolis-St. Paul, MN-WI combined statistical area (the “Minneapolis CSA”). As of year-end 2018, the Minneapolis CSA had a population of approximately 4.0 million and annual per-capita personal income of approximately $52,758. The Minneapolis CSA offers a variety of tourism attractions which include the Mall of America, U.S. Bank Stadium and Target Field. In 2018, the Minneapolis-St. Paul Airport was utilized by approximately 38.0 million passengers (beginning with the appraisal data in 2009 and continuing through 2018, annual airport passenger traffic has not decreased year-over-year).

Historical Occupancy, ADR, RevPAR – Hampton Inn Bloomington
	Hampton Inn Bloomington				Competitive Set				Penetration Factor
	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)
Occupancy	83.4%	80.8%	86.5%	86.4%	76.2%	81.8%	83.1%	82.5%	109.3%	98.8%	104.1%	104.8%
ADR	$138.34	$128.76	$132.95	$128.62	$123.68	$116.77	$124.14	$119.43	111.8%	110.3%	107.1%	107.7%
RevPAR	$115.32	$104.08	$115.00	$111.12	$94.29	$95.56	$103.12	$98.49	122.3%	108.9%	111.5%	112.8%

(1)	Source: December 2018 hospitality research report.

(2)	Source: February 2019 hospitality research report.

According to a third party market report, there are a total of 9 hotels (897 rooms weighted based on expected percentage of direct competition) across the Arbor Hotel Portfolio Properties markets that are planned to open and compete with the subject properties. The new supply is most concentrated in the Minneapolis market, where five hotels (588 rooms based on expected percentage of direct competition) are expected to open and compete with the Hampton Inn Bloomington Property and the Springhill Suites Bloomington property. The Minneapolis hotel market contains 9,783 rooms and the addition of 588 rooms represents a supply growth of approximately 6.0%.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	81.2%	81.0%	79.3%	79.2%	79.2%
ADR	$142.97	$141.71	$142.35	$140.35	$140.35
RevPAR	$116.12	$114.77	$112.94	$111.20	$111.20

Room Revenue	$34,620,199	$34,140,615	$33,597,301	$33,079,509	$33,079,509	$40,588	96.5%
Food & Beverage Revenue	502,791	428,569	402,358	417,639	417,639	512	1.2
Other Departmental Revenue(4)	651,609	736,724	813,646	785,472	785,472	964	2.3
Total Revenue	$35,774,599	$35,305,907	$34,813,305	$34,282,620	$34,282,620	$42,065	100.0%

Room Expenses	$7,904,209	$8,306,108	$8,601,823	$8,598,203	$8,598,203	$10,550	26.0%
Food and Beverage Expenses	294,942	283,608	280,683	281,363	281,363	345	67.4
Other Departmental Expenses	198,423	174,543	174,099	170,415	170,415	209	21.7
Departmental Expenses	$8,397,573	$8,764,259	$9,056,605	$9,049,982	$9,049,982	$11,104	26.4%
Undistributed Expenses	$11,040,107	$10,822,067	$10,550,200	$10,366,943	$10,833,384	$13,292	31.6%
Fixed Expenses	2,224,264	2,227,474	2,298,497	2,295,493	2,354,611	2,889	6.9
Total Expenses	$21,661,944	$21,813,800	$21,905,301	$21,712,418	$22,237,977	$27,286	64.9%

Net Operating Income	$14,112,655	$13,492,108	$12,908,005	$12,570,203	$12,044,646	$14,779	35.1%
FF&E	1,430,984	1,412,236	1,392,532	1,371,305	1,371,305	1,683	4.0
Net Cash Flow	$12,681,670	$12,079,873	$11,515,472	$11,198,898	$10,673,339	$13,096	31.1%
(1)	TTM column represents the trailing 12-month period ending on February 28, 2019.

(2)	Per Room values are based on 815 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items.

(4)	Other Departmental Revenue includes guest laundry income, telephone, meeting rooms, parking, vending and other miscellaneous revenue.

Property Management. The Arbor Hotel Portfolio Properties are managed by ALM SLC, LLC, ALM Goleta, LLC, ALM Bloomington, LLC, ALM Norwood, LLC and ALM Arlington, LLC, all of which are affiliates of the borrower sponsors, pursuant to a management agreement.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

Escrows and Reserves. At loan origination, the borrowers deposited $217,898 for real estate taxes and $95,607 for immediate repairs. In lieu of depositing cash into the PIP reserve account, the PIP deposit was satisfied by the borrowers on the origination date of the Arbor Hotel Portfolio Whole Loan by delivering to the lender a letter of credit (the “PIP Letter of Credit”) in the amount of $18,086,700 (representing 110% of the outstanding estimated PIP costs). Upon the completion of the applicable PIP work, the face amount of the PIP Letter of Credit may be reduced by an amount equal to the amount that the borrowers would be entitled to receive as a disbursement from the PIP reserve account. Only the lender or the lender’s designee will be entitled to draw on the PIP Letter of Credit, and the PIP Letter of Credit constitutes additional security for the payment of the Arbor Hotel Portfolio Whole Loan. During the existence of an event of default, the lender will have the right, at its option, to draw on the PIP Letter of Credit and to apply all or any part thereof to the payment of the items for which the PIP Letter of Credit was established or, during the existence of an event of default, to apply the PIP Letter of Credit to payment of the Arbor Hotel Portfolio Whole Loan.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $217,898.

Insurance Escrows – The requirement for the borrowers to make monthly deposits to the insurance escrow is waived provided that the borrowers provide the lender with reasonably satisfactory evidence that the property is insured pursuant to a blanket insurance policy meeting the requirements specified in the loan agreement.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow a reserve for FF&E (the “Monthly FF&E Reserve Deposit”) equal to the greater of (a) the amount of the deposit required by the applicable franchisor on account of FF&E under the franchise agreement, and (b) an amount equal to one-twelfth of (i) for the monthly payment dates occurring in June 2019 through May 2020, 2.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio Properties during the preceding calendar year and (B) the approved annual budget for the current year, (ii) for the monthly payment dates occurring in June 2020 through May 2021, 3.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio Properties during the preceding calendar year and (B) the approved annual budget for the then current year, and (iii) for the monthly payment date occurring in June 2021 and for each monthly payment date occurring thereafter, 4.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio Properties during the preceding calendar year and (B) the approved annual budget for the then current year. The initial Monthly FF&E Reserve Deposit is estimated at $114,243.

Lockbox / Cash Management. The Arbor Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to each existing tenant at the Arbor Hotel Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox account. The borrowers are required to deliver letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrowers are required to (and are required to cause the property manager to) deposit all revenue generated by the Arbor Hotel Portfolio Properties into the lender-controlled lockbox account. The borrowers are also required to deliver such letters to each future commercial tenant and credit card company. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless an Arbor Hotel Portfolio Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of an Arbor Hotel Portfolio Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Arbor Hotel Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arbor Hotel Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Arbor Hotel Portfolio Whole Loan.

An “Arbor Hotel Portfolio Trigger Period” will (a) commence upon the earliest of (i) the occurrence and continuance of an event of default under the Arbor Hotel Portfolio Whole Loan documents, (ii) the debt yield (a) falling below 8.0% at any time that PIP work is required and the borrowers are diligently performing PIP work and (b) at any time that PIP work is not required or the borrowers are not diligently performing PIP work, being less than 8.50%, (iii) the occurrence of an Arbor Hotel Portfolio Franchise Agreement Trigger Period (as defined below) and (iv) any bankruptcy or insolvency proceedings in which the manager is a debtor and (b) expire upon (1) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (ii)(a) above, the debt yield being equal to or greater than 8.25% for two consecutive calendar quarters, and with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (ii)(b) above, the debt yield being equal to or greater than 8.75% for two consecutive calendar quarters, (3) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (iii) above, such Arbor Hotel Portfolio Franchise Agreement Trigger Period ceasing to exist in accordance with the Arbor Hotel Portfolio Whole Loan documents, and (4) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (iv) above, the replacement of the manager by the borrowers pursuant to the Arbor Hotel Portfolio Whole Loan documents.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

An “Arbor Hotel Portfolio Franchise Agreement Trigger Period” means a period (a) commencing on the first to occur of: (i) a borrower being in default under the franchise agreement beyond any applicable notice and cure periods as a result of which the franchisor has the right to terminate the franchise agreement, (ii) a borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of a franchisor, (v) the Arbor Hotel Portfolio Properties failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any material permit required by the applicable franchise agreement ceasing to be in full force in effect; and (b) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to the lender) of: (i) the satisfaction of the franchise agreement cure conditions under the Arbor Hotel Portfolio Whole Loan documents, (ii) the branding, flagging and operation of the Arbor Hotel Portfolio Properties pursuant to a replacement franchise agreement entered into in accordance with the terms of the Arbor Hotel Portfolio Whole Loan agreement and the other loan documents (and such replacement franchise agreement being in full force and effect with no defaults thereunder); and (iii) to the extent a new PIP is required in connection with the foregoing, the deposit of the corresponding PIP reserve funds into the PIP reserve account in accordance with the Arbor Hotel Portfolio Whole Loan agreement.

Property Release or Substitution. Provided no event of default shall have occurred and be continuing, the borrowers will have the right at any time after the earlier of (x) July 17, 2019 and (y) the date of the last securitization of a note comprising part of the Arbor Hotel Portfolio Whole Loan and prior to May 6, 2024 to obtain the release of any one or more individual properties upon the borrowers satisfying certain conditions including (a) adequate notice as defined in the Arbor Hotel Portfolio Whole Loan documents, (b) payment of the applicable release price (including any interest shortfall and yield maintenance premium), (c) the debt yield at the time of release is required to be (i) for the first three released properties in connection a partial release, greater than 10.75% and (ii) for any subsequent released property or released properties in connection with a partial release, equal to or greater than the greater of (1) the debt yield of all individual properties encumbered by the security instrument immediately prior to the partial release notice date or the consummation of the partial release (as applicable) and (2) 10.75%, (d) the loan-to-value ratio at the time of release is required to be (x) for the first three released properties in connection a partial release, no greater than 64.5% and (y) for any subsequent released property or released properties in connection with a partial release, equal to or less than the lesser of (1) the loan to value ratio of all individual properties encumbered by the security instrument immediately prior to the partial release notice date or the consummation of the partial release (as applicable) and (2) 64.5% and (e) satisfying REMIC requirements and providing a REMIC opinion.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	584,386
Loan Purpose:	Refinance	Location:	Reading, PA
Borrower:	Green Hills Realty Associates LP	Year Built / Renovated:	1970-1992 / N/A
Sponsor:	Jacob Weinreb	Occupancy:	100.0%
Interest Rate:	4.35000%	Occupancy Date:	4/30/2019
Note Date:	4/30/2019	Number of Tenants:	3
Maturity Date:	5/6/2029	2016 NOI:	$7,284,736
Interest-only Period:	120 months	2017 NOI:	$7,318,610
Original Term:	120 months	2018 NOI:	$6,962,013
Original Amortization:	None	TTM NOI (as of 3/2019):	$6,851,599
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(25),Def(91),O(4)	UW Revenues:	$11,600,672
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$4,812,650
Additional Debt:	Yes	UW NOI:	$6,788,021
Additional Debt Balance(1):	$11,500,000	UW NCF:	$6,177,573
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$97,000,000 / $166
		Appraisal Date:	3/15/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$768,606	$139,747	N/A	Maturity Date Loan / SF:	$105
Insurance:	$30,068	$10,023	N/A	Cut-off Date LTV:	63.4%
Replacement Reserves:	$0	$9,842	N/A	Maturity Date LTV:	63.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.28x
Other:	$1,911,661	$221,347	$14,839,440	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,500,000	99.9%	Loan Payoff	$58,070,335	94.3%
Sponsor Equity	80,000	0.1	Upfront Reserves	2,710,335	4.4
			Closing Costs	799,330	1.3
Total Sources	$61,580,000	100.0%	Total Uses	$61,580,000	100.0%
(1)	The Green Hills Corporate Center Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $61.5 million. The Financial Information presented in the chart above reflects the $61.5 million aggregate Cut-off Date balance of the Green Hills Corporate Center Whole Loan (as defined below).

(2)	The Green Hills Corporate Center Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $61.5 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

The Loan. The Green Hills Corporate Center mortgage loan (the “Green Hills Corporate Center Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 584,386 square foot office campus comprised of five buildings (the “Green Hills Corporate Center Property”) located in Reading, Pennsylvania. The Green Hills Corporate Center Loan is part of a whole loan that is comprised of two pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $61.5 million (the “Green Hills Corporate Center Whole Loan”). The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2019-B11 Trust. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $11.5 million is expected to be contributed one or more future securitization transactions. The Green Hills Corporate Center Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior financing of the Green Hills Corporate

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

Center Property was included in the MSBAM 2014-C16 securitization transaction. The relationship between the holders of the Green Hills Corporate Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B11	Yes
A-2	11,500,000	11,500,000	CREFI	No
Total	$61,500,000	$61,500,000

The Borrower. The borrowing entity for the Green Hills Corporate Center Whole Loan is Green Hills Realty Associates LP, a Pennsylvania limited partnership and special purpose entity with one independent director in its organizational structure.

The Loan Sponsors. The loan sponsor and nonrecourse carve-out guarantor is Jacob Weinreb of Weinreb Management LLC. Weinreb Management LLC was founded in 1956 and currently manages a portfolio of approximately 20 multifamily buildings in New York City as well as a national commercial real estate portfolio comprised of more than 2.0 million square feet of commercial space. The borrower sponsor acquired the Green Hills Corporate Center Property in 2007 for $78.0 million and has consistently made routine capital expenditure upgrades at the Green Hills Corporate Center Property such as parking lot upgrades, window replacements and other minor interior upgrades.

The Property. The Green Hills Corporate Center Property is comprised of a five-building office campus totaling 584,386 square feet located in Reading, Pennsylvania. The Green Hills Corporate Center Property is currently 100.0% occupied by two office tenants and one cafeteria tenant: Penske Truck Leasing Co., L.P. (“Penske”), as its corporate headquarters and WorleyParsons Group, Inc. (“Worley Parsons”). Penske occupies 73.0% of the net rentable area and accounts for 69.7% of the underwritten base rent and Worley Parsons accounts for 25.8% of net rentable area and 30.3% of underwritten base rent. The remaining net rentable area (6,984 square feet located in Phase I (as defined below)) consists of a non-revenue generating management office, non-revenue generating storage space and 1,519 square feet of cafeteria space which contributes $3,600 of annual underwritten base rent. The Green Hills Corporate Center Property is comprised of two components: Green Hills Corporate Center (“Phase I”) which totals 454,426 square feet of Class B office space across three, interconnected buildings and Green Hills Corporate Center II (“Phase II”) which totals 129,960 square feet of Class A office space across two, interconnected buildings. Phase I is occupied by Penske (296,774 square feet), Worley Parsons (150,668 square feet) and the management office, storage and cafeteria space (6,984 square feet) and Phase II is 100.0% occupied by Penske. A portion of the space leased to Worley Parsons in Phase II (58,867 square feet) is sublet to Penske, as discussed below.

The Green Hills Corporate Center Property has averaged approximately 99.8% occupancy since 2015. The largest tenant is Penske, comprising 426,734 square feet across Phase I and Phase II and rated Baa2/BBB/BBB+ by Moody’s/S&P/Fitch. Penske is a partnership of Penske Corporation, Penske Automotive Group and Mitsui & Co. Ltd. Penske is a transportation services company whose subsidiaries operate in a variety of industry segments, including retail automotive, truck leasing, transportation logistics and professional motorsports. Penske operates and maintains a fleet of over 270,000 vehicles and employs more than 50,000 people worldwide across more than 3,300 locations. As of May 8, 2019, Penske had a total market capitalization of approximately $3.85 billion. Penske has been located at the Green Hills Corporate Center Property, within both Phase I and Phase II, since 1985 as this location serves at Penske’s global corporate headquarters with approximately 1,700 employees at the Green Hills Corporate Center Property. Penske has amended its lease several times in order to expand or extend the lease term at the Green Hills Corporate Center Property. The most recent lease amendment, which occurred in July 2018, extended the term of the lease by 10 years with a new lease expiration of December 2030 for all 426,734 square feet of space occupied by Penske. The amendment also obligates Penske to take over the 150,668 square feet of space currently occupied by Worley Parsons (the “Penske Expansion Space”) upon the earlier of (i) expiration of Worley Parsons’ lease in March 2022 and (ii) Worley Parsons vacating all or a portion of its space prior to March 2022. The lease expansion would be co-terminus with the existing Penske lease expiration in December 2030.

The Penske lease provides that, so long as the Penske lease is in full force and effect, without default by Penske beyond any applicable notice or cure period, and Penske is in actual physical occupancy of at least 50% of the premises as then constituted, if the borrower offers the Green Hills Corporate Center Property for sale to an unrelated third party, the borrower is required to provide notice to Penske of the proposed sales price and other essential terms and conditions of the proposed sale that the borrower is willing to accept (the “Offer Terms”), and Penske shall have 30 days after receipt of notice of the Offer Terms to elect to purchase the Green Hills Corporate Center Property for the Offer Terms, with closing within 90 days thereafter. Penske’s right of first offer was made subordinate to the Green Hills Corporate Center Loan pursuant to a subordination, non-disturbance and attornment agreement among the lender,

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Green Hills Corporate Center

Penske and the borrower, which further provided that a foreclosure or deed-in-lieu thereof or similar transaction would not constitute a sale giving rise to the right of first offer (but the right would survive as an obligation of the purchaser at such foreclosure or deed-in-lieu).

As part of Penske’s latest lease amendment, the borrower is required to conduct approximately $9.61 million of HVAC work and to provide Penske with tenant allowances of approximately $5.23 million (of which $160,500 may only be demanded beginning in 2020, and an additional $4,266,440 of which may only be demanded beginning in 2021) to reimburse Penske for expenses incurred by Penske for tangible improvements to the leased premises. The HVAC work is expected to be a comprehensive upgrade including new air handling units, cooling towers, variable air volume boxes, direct digital control systems and pumps. The Green Hills Corporate Center Whole Loan will begin sweeping excess cash flow on the first monthly payment date until the funds necessary to conduct the HVAC work and pay the tenant allowance have been accrued. See “Escrows and Reserves” below.

Penske currently pays $19.11 per square foot in annual underwritten base rent on a modified gross lease with staggered rent increases every two years through lease expiration in December 2030. Upon the earlier of Worley Parsons vacating its space or March 2022, Penske will begin paying on the 150,668 square feet of Penske Expansion Space. The base rent per square foot for the Penske Expansion Space will be $17.00 per square foot if the Penske Expansion Space is delivered in 2019 or 2020 or $17.50 if the Penske Expansion Space is delivered in 2021 or 2022, followed by rent steps of $0.25 per square foot every two years through December 2030. In addition to Penske’s total occupied square footage of 426,734 square feet through its direct lease, Penske subleases 58,867 square feet directly from Worley Parsons through March 2022 in Phase I and effectively occupies 83.1% of the net rentable area at the Green Hills Corporate Center Property. Penske pays a blended rent of $13.74 per square foot to Worley Parsons via the sublease and has the option to terminate the sublease effective on December 31, 2020 with 90 days’ notice and a termination fee of $810,939. Penske’s lease has two, five-year extension options with 24 months’ notice required and no termination options.

The second largest tenant at the Green Hills Corporate Center Property is Worley Parsons, a publicly traded Australian engineering company, which leases 150,668 square feet of office space and pays underwritten base rent of $23.50 per square foot on a lease that expires in March 2022. The tenant has occupied its leased space at the Green Hills Corporate Center Property since 1995 and has no renewal options remaining on their lease with no termination options. Additionally, Worley Parsons currently subleases approximately 58,867 square feet of its space to Penske and although Worley Parson’s lease expires in March 2022, the 18th amendment to the Penske lease represents an agreement between the borrower sponsor and Penske that the 150,668 square feet will be absorbed by Penske.

The Green Hills Corporate Center Property is located in Reading, Pennsylvania, which is a northwest suburb of Philadelphia and part of Berks County. According to the appraisal, the Green Hills Corporate Center Property resides in an area that is viewed as rural with a small suburban bedroom community that surrounds the Green Hills Corporate Center Property’s immediate area. The Green Hills Corporate Center Property is located less than a half mile from Interstate 176 which provides immediate access to several regional thoroughfares including, the Pennsylvania Turnpike (Interstate 76), Interstate 80, Interstate 81 and Interstate 95. According to the appraisal, Reading’s manufacturing industry is keeping the local economy and job growth above that for the State of Pennsylvania and on par with the United States employment rate as a whole. According to the appraisal, the Reading market had an unemployment rate of 4.2% as of year-end 2018. The five largest employers in the area include East Penn Manufacturing Co., Inc., Tower Health, Carpenter Technology Corp., Supportive Concepts for Families and Wal-Mart Stores, Inc. Additionally, government and healthcare employers such as Tower Health, County of Berks and the Reading School District provide the local population with steady jobs.

According to the appraisal, significant land uses nearby extending north from the Green Hills Corporate Center Property include a Wells Fargo Bank, a gas station, a Subway restaurant, a self-storage property and a small commercial strip with Interstate 176 just beyond. To the north resides the Flying Hills Golf Course, the largest land use in the surrounding area and on the west side is a small, two-story office building, a freestanding pharmacy and some vacant land. Per the appraisal, the 2018 population within a one-, three- and five-mile radius of the Green Hills Corporate Center Property, was 1,622, 12,389 and 88,172, respectively. The average household income within a one-, three- and five-mile radius of the Green Hills Corporate Center Property was $108,814, $109,969 and $77,545, respectively.

According to a third party report, the Green Hills Corporate Center Property is located in the 3-4 Star Reading office market, which as of the fourth quarter of 2018 had a total inventory of 11.9 million square feet with a 5.7% vacancy rate and average asking rents of $13.73 per square foot. The Green Hills Corporate Center Property resides in the 3-4 Star Reading office submarket which totals 3.4 million square feet with a 3.3% vacancy rate and average asking rents of $16.82 per square foot. The office market within a three-mile radius of the Green Hills Corporate Center Property totals 2.8 million square feet with a 0.6% vacancy rate and average asking rents of $12.00 per square foot. For the 24-month period ending in December 2018, there was no new supply within a three-mile radius of the Green Hills Corporate Center Property and a total increase of only 42,576 square feet (0.36%) for the Reading office market as a whole. According to the appraisal, new construction would not commence without significant pre-leasing or a build-to-suit opportunity. The

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Green Hills Corporate Center

appraisal provided lease comparables ranging from $12.75 per square foot to $21.80 per square foot with an average of $16.33 per square foot, which, after adjustments ranged from $20.44 per square foot to $21.72 per square foot with an average of $21.01 per square foot. For Phase II, the appraiser noted that Penske’s recent lease amendment at $20.50 per square foot was significant in determining the market rent of $21.00 per square foot for a 10-year lease term. The appraisal’s concluded market rent for the Phase I office space was $18.00 per square foot.

Comparable Leases(1)
Property	Location	Tenant Name	NRA	Base Rent PSF	Lease Type
Green Hills Corporate Center(2)	Reading, PA	Penske/Worley Parsons	570,949(3)	$20.37(3)	Full Service
1991 State Hill Road	Wyomissing, PA	Waddell & Reed	5,165	$21.80	Full Service
801 Hill Avenue	Wyomissing, PA	Tower Health	53,000	$15.48	Triple Net
801 Hill Avenue	Wyomissing, PA	UGI Energy Services	146,324	$18.13	Triple Net
3970 Perkiomen Avenue	Reading, PA	St. Joseph Regional Health	25,396	$12.75	Triple Net
1125 Berkshire Boulevard	Wyomissing, PA	Confidential	3,200	$13.50	Triple Net
(1)	Source: Appraisal

(2)	Information for the Green Hills Corporate Center Property is based on the underwritten rent roll dated April 30, 2019.

(3)	NRA and Base Rent PSF for the Green Hills Corporate Center Property is based on the two office leases for Penske and Worley Parsons and excludes 6,453 square feet of Penske storage space with a weighted average underwritten annual base rent of $10.04 per square feet, as well as the cafeteria and non-revenue generating space. Base Rent PSF includes $500,412 related to the present value of all rent steps for Penske through the loan term.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
99.1%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as on December 31 for each respective year.
(2)	Current Occupancy is as of April 30, 2019.

Tenant Summary(1)(2)
Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Penske(5)(6)	Baa2 / BBB / BBB+	426,734	73.0%	$19.11	69.7%	12/31/2030
Worley Parsons(5)	NR / NR / NR	150,668	25.8%	$23.50	30.3%	3/31/2022
Compass Group	NR / NR / NR	1,519	0.3%	$2.37	0.0%	8/31/2019
(1)	Based on the underwritten rent roll dated April 30, 2019.

(2)	The Tenant Summary chart excludes the non-revenue generating management office (3,461 square feet) and storage space (2,004 square feet) located in Phase I.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	Base Rent PSF includes $500,412 related to the present value of all rent steps for Penske through the loan term.

(5)	Penske currently subleases 58,867 square feet directly from Worley Parsons through March 2022 located in Phase I. Penske pays a blended rent of $13.74 per square foot to Worley Parsons via the sublease and has the option to terminate the sublease effective on December 31, 2020 with 90 days’ notice and a termination fee of $810,939.

(6)	Penske has two, five-year renewal options remaining with no termination options.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM(3)	1	6,984	1.2	$3,600	0.0%	6,984	1.2%	$3,600	0.0%
2020	0	0	0.0	0	0.0%	6,984	1.2%	$3,600	0.0%
2021	0	0	0.0	0	0.0%	6,984	1.2%	$3,600	0.0%
2022(4)	1	150,668	25.8	3,540,698	30.3%	157,652	27.0%	$3,544,298	30.3%
2023	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2024	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2025	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2026	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2027	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2028	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2029	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2030 & Beyond	1	426,734	73.0	8,153,139	69.7%	584,386	100.0%	$11,697,437	100.0%
Total	3	584,386	100.0%	$11,697,437	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $500,412 related to the present value of all rent steps for Penske through the loan term.

(3)	2019 & MTM includes a cafeteria tenant (1,519 square feet) which contributes $3,600 of underwritten annual base rent, a non-revenue generating management office (3,461 square feet) and storage space (2,004 square feet) located in Phase I.

(4)	Pursuant to the 18th amendment to Penske’s lease, Penske has agreed to absorb the 150,668 square feet currently occupied by Worley Parsons upon the earlier of (i) Worley Parsons vacating their space via an early termination or (ii) Worley Parsons’ lease expiration of March 31, 2022.

Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,429,349	$11,591,839	$11,198,195	$11,103,060	$11,697,437	$20.02	95.9%
Total Reimbursements	584,274	435,112	580,395	584,606	496,554	0.85	4.1
Net Rental Income	$12,013,623	$12,026,951	$11,778,590	$11,687,666	$12,193,991	$20.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(609,700)	(1.04)	(5.0)
Other Income	59,854	141,535	61,808	43,622	16,380	0.03	0.1
Effective Gross Income	$12,073,477	$12,168,486	$11,840,397	$11,731,288	$11,600,672	$19.85	95.1%

Total Expenses	$4,788,740	$4,849,877	$4,878,385	$4,879,690	$4,812,650	$8.24	41.5%

Net Operating Income	$7,284,736	$7,318,610	$6,962,013	$6,851,599	$6,788,021	$11.62	58.5%

Total TI/LC, Capex/RR	0	0	0	0	610,449	1.04	5.3%
Net Cash Flow	$7,284,736	$7,318,610	$6,962,013	$6,851,599	$6,177,573	$10.57	53.3%
(1)	TTM represents the trailing 12-month period ending March 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $500,412 related to the present value of all rent steps for Penske through the loan term.

Property Management. The Green Hills Corporate Center Property is managed by Weinreb Management KC LLC, an affiliate of the borrower, which has sub-contracted certain management obligations to US Asset Services LLC.

Escrows and Reserves. At loan origination, the borrower deposited $768,606 for real estate taxes, $30,068 for insurance, $802,500 into a Penske TI/LC reserve account and $1,109,161 into an HVAC reserve account.

Tax Escrows – On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account (initially estimated at $139,747).

Insurance Escrows – On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve account (initially estimated at $10,023).

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Green Hills Corporate Center

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,842 for replacement reserves. The reserve is not subject to a cap.

Penske Deferred Tenant Allowance – On a monthly basis during (i) a Penske Deferred Tenant Allowance Payment Trigger Period (as defined below) while an HVAC Payment Trigger Period (as defined below) is continuing, the borrower is required to deposit an amount equal to $221,347, (ii) a Penske Deferred Tenant Allowance Payment Trigger Period when no HVAC Payment Trigger Period (as defined below) is continuing, the borrower is required to deposit all excess cash flow and (iii) on or before January 15, 2021, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the Penske Deferred Tenant Allowance account to equal $5,229,440.

HVAC Reserve – On a monthly basis while an HVAC Payment Trigger Period is continuing, the borrower is required to deposit all excess cash flow (if applicable, after payment of the deposit to the Penske Deferred Tenant Allowance reserve) into a reserve for the costs of the required HVAC work. In the event the borrower has not satisfied the HVAC Payment Trigger Period on or before March 31, 2022, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the HVAC account to equal $9,610,000 (as such amount may be adjusted based on the actual contract signed by the borrower to perform the HVAC work).

Lockbox / Cash Management. The Green Hills Corporate Center Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Green Hills Corporate Center Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Green Hills Corporate Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Green Hills Corporate Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Green Hills Corporate Center Whole Loan. If such Trigger Period has been cured, the excess cash flow funds are required to be returned to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield falling below 8.0%, (iii) a Specified Tenant Trigger Period (as defined below), (iv) the continuation of a Penske Deferred Tenant Allowance Payment Trigger Period and an HVAC Payment Trigger Period and (v) a period beginning 24 months prior to the maturity date, unless on or prior to such date, there has been an approved Penske lease extension or Penske has exercised the renewal option set forth in the Penske lease and (B) expiring upon (1) if the Trigger Period is caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, if applicable; (2) if the Trigger Period is caused solely by clause (ii) above, the debt yield being equal to or greater than 8.0% for two consecutive calendar quarters; (3) with respect to a Trigger Period caused by (iii) above, the lender’s receipt of reasonably acceptable evidence demonstrating the cure of the applicable event giving rise to the Specified Tenant Trigger Period; (4) with respect to a Trigger Period caused by (iv) above, both of a Penske Deferred Tenant Allowance Payment Trigger Period and an HVAC Payment Trigger Period ceasing to exist and (5) with respect to a Trigger Period caused by (v) above, the repayment or defeasance in full of the Green Hills Corporate Center Whole Loan.

A “Penske Deferred Tenant Allowance Payment Trigger Period” means the period of time beginning on April 30, 2019 and ending on the date when the aggregate amount of deposits to the Penske Deferred Tenant Allowance reserve account are equal to or exceed $5,229,440, or such earlier date upon which Penske has delivered an estoppel certificate reasonably satisfactory to Lender certifying that all tenant allowances due under the Penske lease (including, without limitation, those only available to Penske only beginning in 2021) have been paid in full.

A “HVAC Payment Trigger Period” means the period of time beginning on April 30, 2019 and ending on the date when the amount deposited into the HVAC reserve account is equal to or exceeds $9,610,000 (as such amount may be adjusted based on the actual contract signed by the borrower to perform the HVAC work).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a monetary default, or material non-monetary default, by the Specified Tenant (as defined below) under the Specified Tenant lease beyond applicable notice and cure periods, (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof, which for a lease of substantially all of the premises, shall constitute 80% of the premises), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of the Specified Tenant lease and/or the Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, (vi) Specified Tenant failing to extend or renew the Specified Tenant lease on the earlier to occur of 12 months prior to its termination or the renewal notice period specified in such Specified Tenant lease, and (vii) notice to the borrower that the Specified Tenant failed to maintain a long-term unsecured debt rating from each rating agency that rates the Certificates of at least

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

“BBB-” from S&P (or the equivalent rating from each other rating agency), and (B) expiring upon (t) if the Specified Tenant Trigger Period is caused solely by clause (i) above, the lender’s receipt of satisfactory evidence that any event of default by the Specified Tenant has been cured; (u) if the Specified Tenant Trigger Period is caused solely by clause (ii) above, the Specified Tenant space (or applicable portion thereof) has been re-leased pursuant to one or more acceptable replacement leases and the tenant(s) are in actual physical occupancy of their space and paying full unabated rent, (v) with respect to a Specified Tenant Trigger Period caused by (iii) above, the Specified Tenant has revoked or rescinded all termination or cancellation notices and has re-affirmed the Specified Tenant lease as being in full force or effect, (w) if the Specified Tenant Trigger Period is caused solely by clause (iv) above, the applicable Specified Tenant lease has been renewed or extended in accordance with the loan documents, and the tenant is paying unabated rent (or the borrower has reserved any free rent or “gap” rent), (x) if the Specified Tenant Trigger Period is caused solely by clause (v) above, the Specified Tenant no longer being subject to any bankruptcy or similar insolvency proceedings, (y) if the Specified Tenant Trigger Period is caused solely by clause (vi) above, the applicable Specified Tenant lease has been renewed or replaced and the replacement tenant is paying full, unabated rent under an acceptable replacement lease, and (z) if the Specified Tenant Trigger Period is caused solely by clause (vii) above, the Specified Tenant maintains a long-term unsecured debt rating from each rating agency meeting the above requirement for at least two (2) consecutive calendar quarters.

A “Specified Tenant” means (a) Penske or (b) any replacement tenant of Penske approved in accordance with the Green Hills Corporate Center Whole Loan documents that accounts for 15.0% or more of the total rental income at the Green Hills Corporate Center Property or demises at least 86,600 square feet.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,350,000	Title:	Fee
Cut-off Date Principal Balance:	$48,350,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	290,183
Loan Purpose:	Acquisition	Location:	Cary, NC
Borrowers:	BRI 1879 Weston I, LLC, BRI	Year Built / Renovated:	1988, 2008 / N/A
	1879 Weston II, LLC	Occupancy:	83.9%
Sponsors:	Dalet Investment Properties (US),	Occupancy Date:	4/1/2019
	LLLP, Dalet Investment Properties,	Number of Tenants:	21
	LLLP	2016 NOI(2):	$3,665,153
Interest Rate:	5.74230%	2017 NOI(2):	$4,346,564
Note Date(1):	12/21/2018	2018 NOI(2):	$4,478,667
Maturity Date:	1/1/2029	TTM NOI (as of 2/2019):	$4,720,546
Interest-only Period(1):	120 months	UW Economic Occupancy:	83.3%
Original Term(1):	120 months	UW Revenues:	$6,613,852
Original Amortization:	None	UW Expenses:	$2,179,876
Amortization Type:	Interest Only	UW NOI:	$4,433,976
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NCF:	$4,304,060
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(3):	$76,275,000 / $263
Additional Debt(1):	N/A	Appraisal Date:	11/5/2018
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$167
Taxes:	$0	$39,676	N/A	Maturity Date Loan / SF:		$167
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):		63.4%
Replacement Reserves:	$4,836	$4,836	$116,064	Maturity Date LTV(3):		63.4%
TI/LC:	$2,800,000	Springing	$1,000,000	UW NCF DSCR:		1.53x
Other:	$2,060,875	$0	N/A	UW NOI Debt Yield:		9.2%

Sources and Uses(1)
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Mortgage Loan(1)	$48,350,000	61.7%		Purchase Price	$72,500,000	92.5%
Sponsor Equity	30,021,470	38.3%		Upfront Reserves	4,865,711	6.2%
				Closing Costs	1,005,759	1.3%
Total Sources	$78,371,470	100.0%		Total Uses	$78,371,470	100.0%

(1)	The loan sponsor purchased the Weston I & II property for $72,500,000 in December 2018. At the time of acquisition, JPMCB provided a $43,800,000 mortgage loan and a $9,125,000 mezzanine loan intended as a short term bridge to equity. On March 29, 2019, the borrowers paid down a portion of the mezzanine loan and amended and restated the Weston I & II mortgage loan, increasing the mortgage loan to $48,350,000 by reallocating the remaining mezzanine loan balance to the Weston I & II mortgage loan. Sources and Uses presented above reflects the loan sponsor’s net equity contribution, post-pay down of the mezzanine loan.

(2)	The increase in Net Operating Income from 2016 through 2018 is primarily attributable to 47,758 square feet in new leases signed over the course of 2016 and 17,601 square feet in new leases in 2018.

(3)	Cut-off Date LTV and Maturity Date LTV are calculated based on the “As If Funded” appraised value, which assumes all commissions, tenant inducements and tenant improvements allowances are funded as of the date of valuation. At loan origination, approximately $2.1 million was reserved for outstanding free rent and tenant improvement obligations were reserved. The “As-Is” appraised value as of November 5, 2018 is $73,800,000, which results in a Cut-off Date LTV and Maturity Date LTV of 65.5%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

The Loan. The Weston I & II loan has an outstanding principal balance as of the Cut-off Date of $48.35 million and is secured by a first mortgage lien on the borrowers’ fee interest in two Class A office buildings encompassing a total of 290,183 rentable square feet located in Cary, North Carolina. The Weston I & II loan has a 10-year term and will be interest-only for the entire loan term.

The Borrowers. The borrowers are BRI 1879 Weston I, LLC and BRI 1879 Weston II, LLC, each a Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Dalet Investment Properties (US), LLLP and Dalet Investment Properties, LLLP, each a Florida limited liability limited partnership. The indirect owner of 100.0% of the equity interests in the borrowers is JV BRI 1879 Weston, LLC, a subsidiary of Accesso Partners Weston, LLC and an affiliate of Accesso Partners LLC (“Accesso”). Accesso is a commercial real estate investment manager, owner and operator that focuses on acquiring Class A and B+ commercial properties in high-growth cities and submarkets across the United States. Accesso’s portfolio exceeds $3.0 billion in assets and 15.0 million square feet of office space across 44 properties, 21 major cities and eight states. Accesso is headquartered in Hallandale Beach, Florida and has offices in Houston, Chicago, Dallas, Minneapolis and Atlanta.

The Property. The Weston I & II property, located at 1001 Winstead Drive and 5020 Weston Parkway in Cary, North Carolina, is comprised of two Class A office buildings encompassing a total of 290,183 rentable square feet. The Weston I & II property is situated approximately 12.7 miles southeast of downtown Durham, North Carolina, on approximately 15.5 acres. Weston I was completed in 1988 and is a five-story building consisting of 212,441 rentable square feet and a three-level parking deck. Weston I has undergone recent capital improvements totaling approximately $451,000, including a complete renovation of all restrooms, new lobby art and outdoor lighting upgrades. Weston II was completed in 2008 and is a four-story building consisting of 77,742 rentable square feet and a two-level parking deck. Amenities at the Weston I & II property include showers and lockers, executive balconies with views of Lake Crabtree and outdoor green space with direct access to the Umstead State Park walking trails. Additionally, the Weston I & II property has two parking garages which offer 1,111 parking spaces, resulting in a parking ratio of approximately 3.83 spaces per 1,000 square feet.

As of April 1, 2019, the Weston I & II property was approximately 83.9% leased to 21 tenants. The Weston I & II property has demonstrated long term historical occupancy equal to or greater than 84.5% since 2010 with recent leasing at rents in line with the market. The largest tenant, Ply Gem Industries, Inc. (“Ply Gem”), is headquartered at the Weston I & II property and leases 77,742 square feet (26.8% of the net rentable area) through April 2029. Ply Gem has been a tenant at the Weston I & II property since 2008. Ply Gem has executed expansion and renewal leases at the Weston I & II property totaling approximately 39,682 square feet. Founded in 1943, Ply Gem is a leading manufacturer in North America of exterior building products, with more than 8,500 employees. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and moldings, vinyl fencing and railing, stone veneer and gutterware used in both new construction and home repair and remodeling in the United States and Canada. In November 2018, Ply Gem merged with NCI Building Systems Inc., resulting in an equity valuation of approximately $2.6 billion. Ply Gem accounts for approximately 33.4% of the underwritten base rent at the Weston I & II property and its lease contains two five-year renewal options. The second largest tenant, Geomagic, Inc. (“Geomagic”), leases 21,839 square feet (7.5% of the net rentable area) through June 2020 and has been a tenant at the Weston I & II property since 2014. Geomagic is a subsidiary of 3D Systems (NYSE: DDD) and a leading global provider of 3D authoring solutions including design, sculpt and scan software tools that are used to create 3D content and inspect products throughout the entire design and manufacturing process. Geomagic accounts for approximately 8.3% of the underwritten base rent at the Weston I & II property and its lease contains two five-year renewal options. The third largest tenant, MedThink, Inc (“MedThink”), leases 21,132 square feet (7.3% of the net rentable area) through March 2023 and has been a tenant at the Weston I & II property since 2017. MedThink is a full-service marketing agency providing services to healthcare and pharmaceutical clients with experience working with more than 300 brands across fifteen different therapeutic conditions. MedThink accounts for approximately 8.8% of the underwritten base rent at the Weston I & II property and its lease contains one five-year renewal option.

The Weston I & II property is located in the Weston Corridor, a master-planned mixed-use park located in the Cary Office submarket within the Raleigh-Durham metropolitan statistical area. The Weston I & II property benefits from access via Interstate 40 as well as several primary thoroughfares including Cary Parkway, Highway 55, Maynard Road and Chapel Hill Road. The Weston Corridor is a 900-plus acre mixed-use development with more than 120 owners and tenants, and more than 7,000 employees. The Weston Corridor is home to two of Wake County’s top 25 employers (Verizon and First Citizens), as well as other companies and organizations including North Carolina Bar Association, North Carolina Hospital Association, Diosynth, Kellogg’s Oxford University Press, Intel Americas, King Pharmaceuticals, Pharmanet and Arysta Lifescience. The Weston Corridor is located approximately 5 minutes from Raleigh-Durham International Airport, 10 minutes from Raleigh and Research Triangle Park and 15 minutes from Durham and Chapel Hill. According to the appraisal, the 2018 estimated population within a one- three- and five-mile radius of the Weston I & II property was 4,109, 33,470,

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

and 155,483, respectively, and the average household income within a one-, three- and five-mile radius of the Weston I & II property was $91,919, $81,208 and $77,223, respectively.

According to the appraisal, the Weston I & II property is located in the Cary Office submarket of the greater Raleigh-Durham market. According to a third party research report, the Class A Cary Office submarket consisted of approximately 5.1 million square feet of office space with an overall vacancy rate of 6.0% and average asking rents of $26.94 per square foot. The appraisal identified five properties with comparable leases to the Weston I & II property ranging in size from approximately 93,130 square feet to 245,352 square feet. Asking rents for the comparable leases ranged from $27.00 per square foot to $30.50 per square foot, with an adjusted weighted average rental rate of $28.31 per square foot on a gross basis. The weighted average underwritten base rent for office space at the Weston I & II property is $26.58 per square foot, which is in-line with the appraisal’s concluded weighted average office rent of $27.75 per square foot for the Weston I & II property.

Historical Occupancy(1)

	2016	2017	2018(2)	Current(3)
Occupancy	84.5%	88.4%	97.3%	83.9%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	As of December 11, 2018.

(3)	Current Occupancy is based on the April 1, 2019 rent roll, including recently executed leases.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Ply Gem	NR / NR / NR	77,742	26.8%	$27.81	33.4%	4/14/2029
Geomagic	NR / NR / NR	21,839	7.5%	$24.50	8.3%	6/30/2020
MedThink	NR / NR / NR	21,132	7.3%	$26.80	8.8%	3/31/2023
SBM Life Science Corp.	NR / NR / NR	19,264	6.6%	$26.38	7.9%	10/31/2022
Verdesian Life Sciences, LLC	NR / CCC+ / NR	15,543	5.4%	$27.30	6.6%	1/31/2022
Texas Instruments, Inc.	A1 / A+ / A+	14,681	5.1%	$26.34	6.0%	6/30/2021
Veloxis Pharmaceuticals, Inc.	NR / NR / NR	10,946	3.8%	$27.31	4.6%	2/28/2022
Connected Development	NR / NR / NR	9,197	3.2%	$26.32	3.7%	12/31/2024
Lawyers Mutual Liability Insurance Co.	NR / NR / NR	8,800	3.0%	$26.50	3.6%	5/31/2026
Mentor Graphics Corporation	NR / NR / NR	7,471	2.6%	$25.89	3.0%	2/29/2020
Top 10 Total / Wtd. Average		206,615	71.2%	$26.86	85.8%
Other Tenants		36,794	12.7%	$24.97	14.2%
Total Occupied Space		243,409	83.9%	$26.58	100.0%
Vacant		46,774	16.1%
Total		290,183	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent includes rent steps through June 2020 and straightlined average rents for investment grade-rated credit tenants through the end of the lease term or the term of the loan, whichever is shorter.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	46,774	16.1%	NAP	NAP	46,774	16.1%	NAP	NAP%
2019	1	6,221	2.1%	$171,264	2.6%	52,995	18.3%	$171,264	2.6%
2020	2	29,310	10.1%	728,467	11.3%	82,305	28.4%	$899,731	13.9%
2021	3	18,382	6.3%	464,853	7.2%	100,687	34.7%	$1,364,584	21.1%
2022	5	53,769	18.5%	1,439,509	22.3%	154,456	53.2%	$2,804,093	43.3%
2023	1	21,132	7.3%	566,338	8.8%	175,588	60.5%	$3,370,431	52.1%
2024	6	26,482	9.1%	703,363	10.9%	202,070	69.6%	$4,073,794	63.0%
2025	0	0	0.0%	0	0.0%	202,070	69.6%	$4,073,794	63.0%
2026	1	8,800	3.0%	233,200	3.6%	210,870	72.7%	$4,306,994	66.6%
2027	0	0	0.0%	0	0.0%	210,870	72.7%	$4,306,994	66.6%
2028	0	0	0.0%	0	0.0%	210,870	72.7%	$4,306,994	66.6%
2029	1	77,742	26.8%	2,162,005	33.4%	288,612	99.5%	$6,468,999	100.0%
2030 & Beyond	1	1,571	0.5%	0	0.0%	290,183	100.0%	$6,468,999	100.0%
Total	21	290,183	100.0%	$6,468,999	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,240,826	$7,375,687	$7,357,020	$7,354,582	$6,468,999	$22.29	81.6%
Vacant Income	0	0	0	0	1,297,979	4.47	16.4%
Gross Potential Rent	$7,240,826	$7,375,687	$7,357,020	$7,354,582	$7,766,978	$26.77	98.0%
Total Reimbursements	104,008	83,827	144,608	125,743	156,493	0.54	2.0%
Net Rental Income	$7,344,834	$7,459,514	$7,501,628	$7,480,326	$7,923,471	$27.31	100.0%
(Vacancy/Credit Loss)	(1,306,889)	(729,303)	(623,534)	(496,956)	(1,324,131)	(4.56)	(16.7))
Other Income	14,629	20,048	22,668	21,899	14,512	0.05	0.2%
Effective Gross Income	$6,052,574	$6,750,259	$6,900,762	$7,005,269	$6,613,852	$22.79	83.5%
Total Operating Expenses	1,865,265	1,956,515	1,924,330	1,780,417	1,645,643	5.67	24.9
Total Expenses	$2,387,421	$2,403,695	$2,422,095	$2,284,723	$2,179,876	$7.51	33.0%

Net Operating Income(4)	$3,665,153	$4,346,564	$4,478,667	$4,720,546	$4,433,976	$15.28	67.0%

Total TI/LC, Capex/RR(5)	0	0	0	0	129,916	0.45	2.0
Net Cash Flow	$3,665,153	$4,346,564	$4,478,667	$4,720,546	$4,304,060	$14.83	65.1%

(1)	TTM column represents the trailing 12-month period ending on February 28, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rents in Place includes rent steps through June 2020 and straightlined average rents for investment grade-rated credit tenants through the end of the lease term or the term of the loan, whichever is shorter.

(4)	The increase in Net Operating Income from 2016 through 2018 is primarily attributable to 47,758 square feet in new leases signed over the course of 2016 and 17,601 square feet of new leasing in 2018.

(5)	Total TI/LC, Capex/RR includes a credit for the $2.8 million upfront TI/LC reserve.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At loan origination, the borrowers deposited $2,800,000 for future tenant improvements and leasing commissions, approximately $1,187,486 for outstanding tenant improvements in connection with five tenants, $873,389 for outstanding free rent in connection with seven tenants and $4,836 for upfront replacement reserves.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Tax Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $39,676.

Insurance Escrows – Insurance escrows are waived so long as no event of default is continuing and Weston I & II property is covered by an acceptable blanket policy (which is currently maintained). If the deposits are no longer waived, on a monthly basis, the borrowers will be required to deposit an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to $4,836 for replacement reserves (or approximately $0.20 per square foot annually), subject to a cap of $116,064.

TI/LC Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to approximately $24,182 for tenant improvements and leasing commissions (or $1.00 per square foot annually), subject to a cap of $1,000,000. The borrowers are also required to deposit any lease termination fees into the reserve within two business days of receipt (which amounts do not count toward the reserve cap).

Lockbox / Cash Management. The Weston I & II loan is structured with a hard lockbox and springing cash management. The borrowers were required on or before January 3, 2019 to deliver tenant direction letters, instructing all tenants to deposit all rents and payments directly into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the Weston I & II loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Weston I & II loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers or property manager or (iii) the date the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is less than 1.30x.

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which the lender is not obligated to accept and may reject or accept in its sole discretion), (b) with respect to clause (ii) above, solely with respect to the property manager, if the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of such filing, (c) with respect to clause (ii) above, solely with respect to any involuntary bankruptcy filing, to the extent not consented to or colluded in by the borrowers, guarantors or any of their affiliates (with respect to a filing by the borrowers) or the property manager or its affiliates (with respect to a filing by the property manager), such filing is discharged, stayed or dismissed within 60 days without any adverse consequences to the Weston I & II loan or Weston I & II property, or (d) with respect to clause (iii) above, the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is at least 1.35x for two consecutive quarters. The borrowers may cure a Cash Sweep Period caused by clauses (i) and (ii) above no more than two times in aggregate during the term of the loan.

Partial Release. The borrowers have the right to obtain the release of the Weston II property, on or after the date that is one business day after February 1, 2021, provided, among other terms and conditions: (i) the borrowers pay a release price equal to approximately $20,863,356 for the Weston II property, plus the payment of a yield maintenance premium, if applicable; (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the loan documents) for the Weston I property based on the trailing 12 month period is equal to or greater than the greater of (1) the debt service coverage ratio for all of the Weston I & II property immediately prior to giving effect to the release based on the trailing 12 month period or (2) 1.75x; and (iii) after giving effect to such release, the loan-to-value ratio for the Weston I property then remaining subject to the lien of the security instrument is equal to or less than 60.0%. The borrowers are permitted to prepay a portion of the loan in accordance with the loan documents in order to satisfy the foregoing debt service coverage ratio and loan-to-value ratio requirements.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Permitted Mezzanine Debt. In connection with a bona fide sale of the Weston I & II property to a third party, owners of the transferee are permitted to obtain a mezzanine loan secured by the membership interests in the borrower upon satisfaction of certain terms and conditions, including, among others, (i) the combined loan-to-value ratio (calculated pursuant to the loan documents) does not exceed 60.0%, (ii) the combined debt service coverage ratio (calculated pursuant to the loan documents) is not less than 1.75x and (iii) the mezzanine lender enters into an intercreditor agreement acceptable to the mortgage lender in its sole discretion and (vi) delivery of a rating agency confirmation.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$42,500,000	Title:	Fee
Cut-off Date Principal Balance(2):	$42,500,000	Property Type - Subtype:	Office - CBD
		Net Rentable Area (SF):	350,633
		Location:	Sunnyvale, CA
% of Pool by IPB:	3.9%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Refinance	Occupancy(5):	100.0%
Borrower:	MT2 B5 LLC	Occupancy Date:	6/6/2019
Sponsor:	Joseph K. Paul	Number of Tenants:	1
Interest Rate(3):	4.025882353%	2016 NOI(6):	N/A
Note Date:	3/8/2019	2017 NOI(6):	N/A
Anticipated Repayment Date(3):	4/6/2029	2018 NOI(6):	N/A
Final Maturity Date(3):	6/6/2034	TTM NOI(6):	N/A
Interest-only Period:	120 months	UW Economic Occupancy:	98.0%
Original Term(3):	120 months	UW Revenues:	$26,462,375
Original Amortization:	None	UW Expenses:	$3,386,315
Amortization Type(3):	ARD-Interest Only	UW NOI:	$23,076,059
Call Protection(4):	L(24),Grtr1%orYM(2),DeforGrtr1%	UW NCF:	$23,003,547
	orYM(87),O(7)	Appraised Value / Per SF(7):	$400,000,000 / $1,141
Lockbox / Cash Management:	Hard / In Place	Appraisal Date:	9/1/2019
Additional Debt:	Yes
Additional Debt Balance(2):	$127,500,000 / $125,000,000
Additional Debt Type(2):	Pari Passu / Subordinate Debt

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	$87,587	N/A	Cut-off Date Loan / SF:	$485	$841
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(3):	$485	$841
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(7):	42.5%	73.8%
TI/LC:	$29,997,618	$0	N/A	Maturity Date LTV(3)(7):	42.5%	73.8%
Other:	$0	$0	N/A	UW NCF DSCR:	3.32x	1.60x
				U/W NOI Debt Yield:	13.6%	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$170,000,000	57.6%	Payoff Existing Debt	$237,781,592	80.6%
Subordinate Notes	125,000,000	42.4%	Upfront Reserves	29,997,618	10.2
			Closing Costs	12,529,674	4.2
			Return of Equity	14,691,116	5.0
Total Sources	$295,000,000	100.0%	Total Uses	$295,000,000	100.0%

(1)	Moffett Towers II - Building V Whole Loan (as defined below) was co-originated by DBNY and GSBI (as defined below).

(2)	The Moffett Towers II - Building V Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million and four subordinate notes with an aggregate outstanding principal balance of $125.0 million.

(3)	The Moffett Towers II - Building V Whole Loan has an anticipated repayment date of April 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of June 6, 2034. From and after the Anticipated Repayment Date, the Moffett Towers II - Building V Whole Loan accrues interest as described in “The Loan” below. The Maturity Date Loan / SF and Maturity Date LTV are based on the maturity balance as of the ARD.

(4)	The borrower is permitted to prepay the Moffett Towers II - Building V Whole Loan on or after the payment date in May 2021 with a payment of a yield maintenance premium. The defeasance lockout period will be at least 26 payments beginning with and including the first payment date of May 6, 2019. Defeasance of the full $295.0 million Moffett Towers II - Building V Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) March 8, 2022. The assumed defeasance lockout period of 26 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

 A-3-87

Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

(5)	Facebook, Inc. has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II - Building V Whole Loan. See “Escrows & Reserves” below.

(6)	Constructed in 2019, the Moffett Towers II - Building V Property was delivered to Facebook, Inc. on February 1, 2019. As such, historical NOI is not available.

(7)	The Appraised Value / Per SF reflects a “prospective stabilized” appraised value which assumes contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. At loan origination, the borrower deposited upfront reserves totaling $29,997,618 for such contractual TI/LC obligations and free rent. Based on the “As-Stabilized” appraised value and the Moffett Towers II - Building V Whole Loan balance of $295.0 million, the Cut-off Date LTV and Maturity Date LTV is 73.8% and 73.8%, respectively. The “As-Is” appraised value is $365.0 million as of February 1, 2019 equating to a Cut-off Date LTV and Maturity Date LTV of 46.6% and 46.6%, respectively, based on the Moffett Towers II - Building V Loan balance of $170.0 million, and a Cut-off Date LTV and Maturity Date LTV of 80.8% and 80.8%, respectively, based on the Moffett Towers II - Building V Whole Loan balance of $295.0 million. In addition, the appraiser concluded an “As Dark” appraised value of $307.0 million as of February 1, 2019, equating to a Cut-off Date LTV and Maturity Date LTV of 55.4% and 55.4%, respectively, based on the Moffett Towers II - Building V Loan and a Cut-off Date LTV and Maturity Date LTV of 96.1% and 96.1%, respectively, for the Moffett Towers II - Building V Whole Loan. See “The Loan” herein.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows & Reserves” and “Lockbox / Cash Management” herein.

The Loan. The Moffett Towers II - Building V loan (the “Moffett Towers II - Building V Loan”) is a fixed rate loan secured by the borrower’s fee interest in a Class A office building leased to Facebook, Inc. (“Facebook”) located in Sunnyvale, California (the “Moffett Towers II - Building V Property”). The Moffett Towers II - Building V Loan is part of a whole loan (the “Moffett Towers II - Building V Whole Loan”) with an aggregate Original Principal and Cut-off Date Balance of $295.0 million, evidenced by four senior pari passu notes, with an aggregate Original Principal and Cut-off Date Balance of $170.0 million (the “Moffett Towers II - Building V Senior Loans”), and four subordinate notes, with an aggregate Original Principal and Cut-off Date Balance of $125.0 million (the “Moffett Towers II - Building V Subordinate Loans”). The Moffett Towers II - Building V Loan is evidenced by the non-controlling Note A-1, with an Original Balance and Cut-off Date Balance of $42.5 million. Only the Moffett Towers II - Building V Loan will be contributed to the Benchmark 2019-B11 Trust. The remaining notes are described in the “Whole Loan Summary” chart below.

The Moffett Towers II - Building V Whole Loan proceeds of $295.0 million were used to (i) refinance the existing debt in an amount of approximately $237.8 million, (ii) fund upfront reserves of approximately $30.0 million, (iii) pay closing costs of approximately $12.5 million and (iv) return equity of approximately $14.7 million.

The Moffett Towers II - Building V Whole Loan was co-originated by DBNY and Goldman Sachs Bank USA (“GSBI”). The Moffett Towers II - Building V Loan has a per annum interest rate equal to (i) prior to the ARD, 4.025882353%, and (ii) following the ARD, the sum of (a) 4.025882353% plus (b) the positive difference between (y) the Moffett Towers II - Building V Adjusted Blended Interest Rate (defined below) and (z) 4.82%. The Moffett Towers II-Building V Senior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 5.66%, and (ii) following the ARD, the sum of (a) 5.66% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. The Moffett Towers II Building V Junior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 6.41%, and (ii) following the ARD, the sum of (a) 6.41% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. All interest in excess of the initial rate will be deferred and not be payable until the aggregate outstanding principal balance of the Moffett Towers II - Building V Senior Loans has been paid in full.

The “Moffett Towers II - Building V Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (i) 6.32% and (ii) the rate for U.S. dollar swaps with a ten-year maturity, as of two business days prior to the ARD, plus 1.50%.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,500,000	$42,500,000	Benchmark 2019-B11	No
A-2	65,000,000	65,000,000	GSBI(1)	No(4)
A-3	50,000,000	50,000,000	GSBI(2)	No
A-4	12,500,000	12,500,000	GSBI(2)	No
Senior Notes	$170,000,000	$170,000,000
B-1	63,750,000	63,750,000	(3)	No
B-2	21,250,000	21,250,000	(3)	No
C-1	30,000,000	30,000,000	(3)	Yes(4)
C-2	10,000,000	10,000,000	(3)	Yes(4)
Whole Loan	$295,000,000	$295,000,000

(1)	Currently held by GBSI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

(2)	Note A-3 and Note A-4 are currently held by GSBI and are expected to be contributed to one or more future securitization trusts.

(3)	The subordinate notes B-1, B-2, C-1 and C-2 were sold to an unrelated third party.

(4)	The initial controlling noteholder is the holder or holders of a majority of the Moffett Towers II - Building V Junior Subordinate Notes (by principal balance). The loan will be serviced pursuant to the GSMS 2019-GC39 pooling and servicing agreement.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

The relationship between the holders of the Moffett Towers II - Building V Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

The Borrower. The borrower of the Moffett Towers II - Building V Whole Loan is MT2 B5 LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

The Loan Sponsor. The borrower sponsor is Joseph K. Paul, founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million square feet of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place. Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveouts under the Moffett Towers II - Building V Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. (Jay) Paul is trustee and grantor.

The Property. The Moffett Towers II - Building V Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. Constructed in 2019, the Moffett Towers II - Building V Property was delivered to Facebook, Inc. (“Facebook”) on February 1, 2019. The Moffett Towers II - Building V Property is 100.0% leased to Facebook on a triple net basis through May 31, 2034, with two, seven-year extension options and no early termination options. As of February 1, 2019, Facebook has taken possession of the Moffett Towers II - Building V Property and commenced the build out of its space.

Facebook has a right of first refusal to purchase the Moffett Towers II - Building V Property if the borrower is willing and able to accept an offer to sell the Moffett Towers II - Building V Property to one of Facebook’s competitors (currently defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation) that remains active so long as Facebook has not assigned its lease to an unaffiliated third party and is not in material monetary default under its lease.

The Moffett Towers II - Building V Property comprises a portion of the second phase of the approximately 1.8 million square foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. The first phase of the Moffett Towers II Campus development included Moffett Towers II Building I, Moffett Towers II Building II, an enclosed parking structure, an adjacent surface parking lot, and a 59,648 square foot fitness/amenities building. The second phase of the Moffett Towers II Campus development consists of the Moffett Towers II - Building V Property, Moffett Towers II Building IV (expected completion in May 2019), Moffett Towers II Building III (expected completion in June 2019), and an additional parking structure (expected completion in 2019). The Moffett Towers II - Building V Property will feature access to the fitness/amenities building and the enclosed parking structure pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement. There are 1,068 total parking spaces dedicated to Facebook pursuant to the lease, resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
NAV	NAV	NAV	100%
(1)	As provided by the borrower. The Moffett Towers II - Building V Property was constructed in 2019 and has been fully leased since the lease commenced on February 1, 2019.

(2)	Current occupancy is as of June 6, 2019.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Base Rent	Lease Expiration Date

Facebook(3)	NR / NR / NR	350,633	100.0%	$53.77	100.0%	5/31/2034
Total / Wtd. Avg. Occupied		350,633	100.0%	$53.77	100.0%
Vacant		0	0%
Total		350,633	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2019.

(2)	Base Rent PSF reflects contractual rent steps through May 31, 2020, and includes the contractual base rent for the office portion (approximately $18,854,238), which consists of 350,633 square feet, as well as the tenant’s pro rata share of the amenity facility (approximately $641,500), which consists of 11,930 square feet. Facebook is currently in a free rent period and will begin paying annual base rent of $52.20 per square foot in September 2019.

(3)	Facebook has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II - Building V Whole Loan. See “Escrows & Reserves” below.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of U/W Base Rent
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030 & Beyond	1	350,633	100.0%	19,495,738	100.0%	350,633	100.0%	$19,495,738	100.0%
Total / Wtd. Avg.	1	350,633	100.0%	$19,495,738	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2019.

(2)	Base Rent Expiring and Cumulative Base Rent Expiring reflect the contractual base rent for the office portion as of February 1, 2019 as well as the tenant’s pro rata share of the amenity facility (approximately $641,500) and contractual rent steps through May 31, 2020. Facebook is currently in a free rent period and will be required to pay annual base rent of $52.20 per square foot in September 2019.

The Moffett Towers II - Building V Property is located in Moffett Park, in the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Amazon.com, Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building V Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Towers II - Building V Property is located in the Moffett Park office submarket of Silicon Valley. The appraisal notes that at the end of 2018, this submarket contained about 9.98 million square feet of office inventory, or about 11.5% of the entire Silicon Valley office inventory of 86.8 million square feet. The appraisal concluded an overall vacancy in the Moffett Park office submarket was 0.0% as of the fourth quarter of 2018. The appraisal notes that there are four class A office developments under construction in the City of Sunnyvale, all of which are 100% pre-leased. The appraisal concludes that the overall average asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $5.98 per square foot per month, fully-serviced, or between about $4.65 to $4.90 per square foot per month, on triple-net terms.

 A-3-90

Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

The appraisal identified five office lease comparables in the Sunnyvale and Mountain View area with comparable buildings built between 2000 and 2019, and ranging in size from 76,000 square feet to 242,550 square feet. Recently executed leases at the comparable properties ranged in rent between $49.20 and $61.80 per square foot with a weighted average of approximately $56.01 per square foot. The Moffett Towers II - Building V Property has a weighted average rent of $53.77 per square foot based on the office square footage of 350,633, approximately 10.4% lower than the appraisal’s concluded market rent of $60.00 per square foot.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(2)
Base Rent(1)	$19,495,738	$55.60	72.2%
Contractual Rent Steps(3)	4,120,370	11.75	15.3%
Gross Potential Rent	$23,616,108	$67.35	87.5%
Total Recoveries	3,386,315	9.66	12.5%
Net Rental Income	$27,002,423	$77.01	100.0%
Less: Vacancy(4)	(540,048)	(1.54)	(2.0)%
Effective Gross Income	$26,462,375	$75.47	98.0%
Total Operating Expenses	3,386,315	9.66	12.8%
Net Operating Income	$23,076,059	$65.81	87.2%
Total TI/LC, Capex/RR	72,513	0.21	0.3%
Net Cash Flow	$23,003,547	$65.61	86.9%

(1)	Underwritten Base Rent reflects contractual rent steps through May 31, 2020, and includes the contractual base rent for the office portion (approximately $18,854,238), which consists of 350,633 square feet, as well as the tenant’s pro rata share of the amenity facility (approximately $641,500), which consists of 11,930 square feet. Facebook is currently in a free rent period and will be required to pay annual base rent of $52.20 per square foot in September 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Represents straight-lined rent through the maturity date of the Moffett Towers II - Building V Whole Loan.

(4)	Vacancy underwritten based on 2.0% of Net Rental Income. The Moffett Towers II - Building V is 100.0% leased as of June 6, 2019.

Property Management. The Moffett Towers II - Building V Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor.

Escrows & Reserves. At origination, the borrower deposited $21,037,980 for outstanding tenant improvements and leasing commissions relating to the Facebook space and $8,959,638 for outstanding rent concessions due under the Facebook lease. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019.

Tax Escrows. On each monthly payment date, the borrower will be required to make deposits in an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve.

Insurance Escrows. If the Moffett Towers II - Building V Property is no longer covered by an acceptable blanket policy (which is currently maintained), the borrower will be required to fund an insurance reserve on each monthly payment date equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves. On each monthly payment date during the continuance of a Trigger Period (as defined below), the borrower will be required to make deposits in an amount equal to approximately $7,305 into a capital expenditure reserve.

Lease Sweep Reserve. On each monthly payment date during the continuance of a Lease Sweep Period, the borrower will be required to deposit an amount equal to approximately $511,400 and any excess cash as described under “Lockbox and Cash Management” below (subject to a lease sweep reserve cap equal to the applicable Lease Sweep Reserve Threshold (as defined below), in which case any amounts exceeding such cap will be used to fund a debt service reserve, unless the amount on reserve in either such account equals the reserved amount described in the definition of “Lease Sweep Period” below).

A “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $10,518,990 or (b) with respect to a Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30 per rentable square foot of dark space and/or terminated space, as applicable.

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Moffett Towers II - Building V

A “Trigger Period” means each period (i) during the continuance of an event of default under the Moffett Towers II - Building V Whole Loan, (ii) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any fiscal quarter, is less than 1.40x (unless the entire Moffett Towers II - Building V Property is leased to Facebook or a subsequent investment grade tenant), and ending when either (a) the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any fiscal quarter, is at least 1.40x, or (b) at least $17,531,650 is reserved as excess collateral, (iii) during the continuance of a Lease Sweep Period, or (iv) from and after the ARD.

A “Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease and (2) the debt service coverage ratio (as calculated under the loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per square foot for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per square foot for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per square foot for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and is subsequently downgraded below investment grade and ending when (a) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent) is restored as an investment grade entity or (c) $50.00 per square foot for the terminated space has been reserved.

Lockbox / Cash Management. The Moffett Towers II - Building V Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at loan origination to deliver letters requiring all tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Moffett Towers II - Building V Property into such lockbox account within one business day of receipt. On each business day, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

On each due date for so long as no Trigger Period or event of default under the Moffett Towers II - Building V Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender under the Moffett Towers II - Building V Whole Loan on such due date are required to be distributed (i) first, to the property manager, any amounts owed to the property manager, and (ii) then, to the borrower, any remaining amounts.  During the continuance of a Trigger Period, all amounts in the cash management account are required to be applied to the payment of debt service on the Moffett Towers II - Building V Whole Loan and operating expenses and the funding of required reserves, with any remaining amounts to be applied as follows:

(i)	prior to the ARD, (a) during the continuance of a Lease Sweep Period, to the lease sweep account (subject to a cap equal to the applicable Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, until (except in the case of an insolvency proceeding involving Facebook) the aggregate amount on reserve in such accounts equals the applicable reserved amount described in the definition of “Lease Sweep Period”) and (b) any remaining amounts, (1) if there is no other Trigger Period in effect, (A) first, to the property manager, any amounts owed to the property manager, and (B) then, to the borrower, any remaining amounts, or (2) if there is another Trigger Period in effect, to an excess cash flow reserve to be held as additional collateral for the Moffett Towers II - Building V Whole Loan (in the case of a Trigger Period described in clause (ii) of the definition thereof, subject to a cap of $17,531,650, with any excess amounts disbursed to the property manager and the borrower as described in clause (b)(1)(A) and (B) above); and

(ii)	from and after the ARD, applied to the outstanding principal and accrued excess interest under the Moffett Towers II - Building V Whole Loan (a) first, to the Moffett Towers II - Building V Senior Loans, on a pro rata basis, until such amounts are reduced to zero, (b) second, to the senior Moffett Towers II - Building V Subordinate Loan, in the amount of $255.0 million, on a pro rata basis, until such amounts are reduced to zero, and (c) third to the junior Moffett Towers II - Building V Subordinate Loan, in the amount of $295.0 million, on a pro rata basis, until such amounts are reduced to zero.

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Newport Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office – Suburban
Original Principal Balance(2):	$40,200,000	Net Rentable Area (SF):	998,284
Cut-off Date Principal Balance(2):	$40,200,000	Location:	Bellevue, WA
% of Pool by IPB:	3.7%	Year Built / Renovated:	1988-2010 / 2019
Loan Purpose:	Acquisition	Occupancy:	99.3%
Borrower:	Preylock Bellevue, LLC	Occupancy Date:	3/25/2019
Sponsors:	Farshid Steve Shokouhi, Brett	Number of Tenants:	6
	Michael Lipman	2016 NOI:	$23,819,604
Interest Rate(3):	3.54323171%	2017 NOI:	$24,641,331
Note Date:	4/10/2019	2018 NOI(5):	$23,749,358
Anticipated Repayment Date(3):	5/6/2029	UW Economic Occupancy:	95.3%
Final Maturity Date(3):	10/6/2030	UW Revenues:	$39,917,673
Interest-only Period:	120 months	UW Expenses:	$6,775,774
Original Term(3):	120 months	UW NOI(5):	$33,141,899
Original Amortization:	None	UW NCF:	$33,141,899
Amortization Type(3):	ARD – Interest Only	Appraised Value / Per SF:	$476,000,000 / $477
Call Protection(4):	L(25),Def(88),O(7)	Appraisal Date:	3/14/2019
Lockbox / Cash Management:	Hard / Springing
Additional Debt:	Yes
Additional Debt Balance(2):	$123,800,000; $148,000,000
Additional Debt Type(2):	Pari Passu; Subordinate Debt

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$164	$313
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$164	$313
Replacement Reserves:	$1,675,000	$12,479	$149,743	Cut-off Date LTV:	34.5%	65.5%
TI/LC:	$60,072,224	$0	N/A	Maturity Date LTV:	34.5%	65.5%
Other:	$27,164,693	$0	N/A	UW NCF DSCR:	5.63x	2.34x
				UW NOI Debt Yield:	20.2%	10.6%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan		$312,000,000	65.1%	Purchase Price(7)	$380,263,083	79.4%
Sponsor Equity		166,947,914	34.9	Reserves	88,911,917	18.6
				Closing Costs	9,772,914	2.0
Total Sources		$478,947,914	100.0%	Total Uses	$478,947,914	100.0%
(1)	The Newport Corporate Center Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Wells Fargo Bank, National Association (“WFB”).

(2)	The Newport Corporate Center Loan is part of a whole loan comprised of (i) six senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $164.0 million and (ii) 10 subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $148.0 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Newport Corporate Center Whole Loan. See “The Loan” herein.

(3)	The Newport Corporate Center Whole Loan has an anticipated repayment date of May 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of October 6, 2030. The Interest Rate field reflects the interest rate before the ARD. See “The Loan” herein.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $312.0 million Newport Corporate Center Whole Loan is permitted after the date that is the earlier to occur of (i) three years after the note date or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.
(5)	The increase in UW NOI is a result of T-Mobile’s recently signed leases, credit rent steps and T-Mobile’s assumption of utility expenses at the Newport Corporate Center Property.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The Purchase Price is net of seller credits equal to approximately $87.2 million related to outstanding tenant improvement costs, capital work, rent abatements and miscellaneous items, which was reserved upfront at loan closing. The gross purchase price is equal to $467.5 million.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

The Loan. The Newport Corporate Center loan (the “Newport Corporate Center Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $312.0 million (the “Newport Corporate Center Whole Loan”), and is secured by a first mortgage lien on the borrower’s fee interest in an approximately 998,284 square feet office campus in Bellevue, Washington (the “Newport Corporate Center Property”). The Newport Corporate Center Whole Loan is comprised of (i) six pari passu notes with an aggregate principal balance as of the Cut-off Date of $164.0 million, two of which (Notes A-1-B and A-1-C with an outstanding principal balance as of the Cut-off Date of $40.2 million) are being contributed to the Benchmark 2019-B11 Trust and constitute the Newport Corporate Center Loan, and the remainder of which have been or are expected to be contributed to other securitization trusts and (ii) ten subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $148.0 million (collectively, the “Newport Corporate Center Subordinate Notes”), each as described below. The relationship between the holders of the Newport Corporate Center Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Newport Corporate Center Whole Loan” in the Preliminary Prospectus. The Newport Corporate Center Whole Loan has a 10-year term prior to the Anticipated Repayment Date and a final maturity date of October 6, 2030 and will be interest-only prior to the Anticipated Repayment Date.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-B, A-1-C	$40,200,000	$40,200,000	Benchmark 2019-B11	No
A-1-A	50,000,000	50,000,000	DBNY	No
A-2-A, A-2-B, A-2-C	73,800,000	73,800,000	BANK 2019-BNK18	No
Senior Notes	$164,000,000	$164,000,000
B-1-A, B-1-B, B-2-A, B-2-B	18,000,000	18,000,000	DBNY/WFB	No
C-1-A, C-1-B, C-2-A, C-2-B	74,000,000	74,000,000	DBNY/WFB	No
D-1, D-2	56,000,000	56,000,000	DBNY/WFB	Yes(1)
Whole Loan	$312,000,000	$312,000,000
(1)	The holder of the majority of the Newport Corporate Center Subordinate Companion Loan D-1 and D-2 Notes will have the right to appoint the special servicer of the Newport Corporate Center Whole Loan and to direct certain decisions with respect to the Newport Corporate Center Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Newport Corporate Center Subordinate Companion Loan, the holder of the Newport Corporate Center Note A-2-A (or the directing certificate holder for the securitization trust that holds Note A-2-A) will have such rights.

The Newport Corporate Center Whole Loan is structured with an Anticipated Repayment Date of May 6, 2029, a final maturity date of October 6, 2030 and will be interest-only prior to the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Newport Corporate Center Loan accrues interest at a fixed rate that is equal to the sum of (i) 2.50000000% plus (ii) the greater of (a) the initial interest rate applicable to such note and (b) the sum of (1) the 10 year yield for the United States Treasury Note as displayed on Reuters Capital Markets 19901 as of the Anticipated Repayment Date (or the preceding business day if the Anticipated Repayment Date is not a business day), plus (2) (A) with respect to each A Note, 1.04323171%, (B) with respect to each B Note, 2.12500000%, (C), with respect to each C Note, 2.45000000% and (D) with respect to each D note, 4.00000000%.

The Borrower. The borrowing entity for the Newport Corporate Center Whole Loan is Preylock Bellevue, LLC (“Newport Corporate Center Borrower”), a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors of the Newport Corporate Center Whole Loan are Farshid Steve Shokouhi and Brett Michael Lipman.

Farshid Steve Shokouhi and Brett Michael Lipman are both managing partners at Preylock Real Estate Holdings, LLC (“Preylock”) and oversee all aspects of the business. Founded in 2016, Preylock is an owner, operator and developer of commercial and residential real estate primarily located on the west coast of the United States. Preylock focuses on acquisitions of value-add and core plus office buildings and utilizes a relative value approach to real estate investing by identifying unique investment opportunities in highly targeted, supply constrained markets. Preylock has approximately $1.25 billion of assets under management and has a portfolio of approximately three million square feet of office properties located in Southern California and Silicon Valley.

The Property. The Newport Corporate Center Property is a five-building, separately parceled, Class A office campus situated on approximately 15.5 acres. The Newport Corporate Center Property was built between 1988 and 2010 and is currently undergoing a major capital improvement plan, with an expected cost of over $165.8 million. Renovations will include elevator modernization, exterior

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Newport Corporate Center

improvements, roof repair replacements, HVAC repairs/replacements, new sky bridges/walkways, new amenities – including an amphitheater, collaborative patio spaces, bocce courts, fitness centers and general tenant improvement work.

The Newport Corporate Center Property offers natural light and views of the Olympic Mountains, Mt. Baker, and both the Downtown Seattle and Bellevue skylines with most floors offering panoramic views. The five buildings range from 151,414 square feet to 226,615 square feet and five to ten floors. The average floor plate size for the buildings is 28,700 square feet providing flexible and open floor plans for existing and prospective tenant space requirements. Each building has a dedicated parking garage that ranges from three to nine levels, along with additional surface parking. The Newport Corporate Center Property consists of 3,630 total parking spaces, which equates to approximately 3.6 spaces per 1,000 square feet.

The Newport Corporate Center Property is the global headquarters of T-Mobile, which has been a tenant at the Newport Corporate Center Property for over 18 years and recently extended its lease through 2030. Since 2000, the Newport Corporate Center Property has maintained a 95% average occupancy rate and been institutionally owned and maintained. T-Mobile USA, Inc. (rated BB+/Ba2/BB+ by Fitch/Moody’s/S&P) is the guarantor of the T-Mobile leases. T-Mobile’s parent company, Deutsche Telekom AG has a credit rating of BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P. As of March 25, 2019, the Newport Corporate Center Property was 99.3% occupied by six tenants, with T-Mobile occupying 92.1% of the net rentable area.

T-Mobile is the nation’s 3rd largest wireless telecommunications services provider. The company was founded in 1994 and is a subsidiary of Deutsche Telekom AG. The company offers voice, messaging, and data services to over 77 million of customers in the postpaid, prepaid, and wholesale markets in the U.S., Puerto Rico, and the U. S. Virgin Islands. T-Mobile also provides wireless devices, including smartphones, tablets, and other mobile communication devices, as well as accessories that are manufactured by various suppliers. In addition, the company offers services, devices, and accessories under the T-Mobile and Metro by T-Mobile brands through its owned and operated retail stores, third-party distributors, and its websites. For the fiscal year ended December 31, 2018, T-Mobile had total revenues of approximately $43.3 billion, which was up approximately 7% from 2017, and had a net income of approximately $2.9 billion. T-Mobile recorded 7.0 million total net additions to its customer base and approximately 1.4 million branded postpaid net additions in the fourth quarter of 2018.

T-Mobile utilizes the Newport Corporate Center Property as its global headquarters, and has been a tenant since 2000. As part of the tenant’s long-term lease renewal, T-Mobile plans to invest approximately $80.0 million ($80 per square foot) towards improving the interior tenant build outs, building systems, and interconnectivity of the campus. T-Mobile has phased construction building-by-building with a three year timeline and is projected to be completed in mid-2021. T-Mobile’s investment is in addition to approximately $88.9 million ($89 per square foot) reserved at closing for tenant improvements and capital expenditures. At loan origination, the Newport Corporate Center Borrower deposited (1) $47,357,383 for T-Mobile Improvements, $8,155,044 for a T-Mobile connectivity allowance, $4,482,115 for T-Mobile restroom improvements and $77,683 for T-Mobile elevator cab repair; (2) $21,807,139 in free rent funds for T-Mobile; (3) $5,357,554 for capital expenditures required to be performed by the Newport Corporate Center Borrower under the T-Mobile leases; and (4) $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions. The Borrower Sponsor expects the landlord’s capital work to be completed by the end of 2019, excluding the bridge/connectivity project. The connectivity project is anticipated to be completed by the end of 2020.

The Market. The Newport Corporate Center Property is strategically situated at the intersection of Interstate 90 and Interstate 405 and is within walking distance to five bus stops offering services on nine routes. The Newport Corporate Center Property’s direct access to multiple major highways and transportation options provides tenants with convenient access to the Seattle metropolitan area. In addition, the Newport Corporate Center Property is less 4.0 miles from the Bellevue central business district, less than 9.5 miles from the Seattle central business district and approximately 15 miles from the Seattle-Tacoma International airport. The Market Place at Factoria, a regional shopping center with over 500,000 square feet of retail space offering over 60 shops and services and numerous restaurants is located adjacent to the Newport Corporate Center Property. The shopping center is anchored by tenants such as Nordstrom Rack, Target, Big 5 Sporting Goods, Old Navy, Petco, Safeway and Rite Aid, among others.

The Newport Corporate Center Property is located in the Puget Sound area within the Eastside market. The Eastside market is comprised of nine submarkets with the Newport Corporate Center Property located in the I-90 Corridor submarket. According to a market research report, as of the fourth quarter of 2018, the total office inventory in the Eastside market was approximately 50.5 million square feet with the Class A inventory comprising approximately 21.4 million. Over the same period, the total Eastside market vacancy was 4.6% with an average asking rent of $37.18 per square foot. The Class A market vacancy was 5.4% with an average asking rent of $43.62 per square foot.

The Eastside market, which includes the I-90 Corridor, is located in the Seattle/Puget Sound office market. In 2018, Amazon signed a lease for 413,100 square feet in Downtown Bellevue, bringing its total footprint in the submarket to over one million square feet of office

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Newport Corporate Center

space. Amazon has 2,000 employees in Bellevue and plans to add capacity for another 2,500 by the year 2020. Furthermore, Facebook has signed three leases across three buildings, totaling approximately 423,000 square feet, in Downtown Bellevue. Existing tenants in the Eastside office market include Microsoft, T-Mobile, Nintendo, REI, Google, Facebook, Oculus, Costco, AT&T and Boeing.

The I-90 Corridor submarket has a total office inventory approximately 6.2 million square feet with the Class A inventory comprising approximately 3.1 million square feet. According to a market research report, as of the fourth quarter of 2018, the total I-90 Corridor submarket vacancy was 10.1% with an average asking rent of $35.22 per square foot. Over the same period, the Class A submarket vacancy was 15.0% with an average asking rent of $36.01 per square foot.

Seattle/Puget Sound – Class A Office Market Statistics(1)
	Total Inventory (SF)	Under Construction (SF)	Vacancy Rate	YTD Absorption (SF)	Direct Asking Rent (PSF)

Eastside	21,379,542	767,570	5.4%	175,164	$43.62
Downtown Seattle	47,337,872	5,065,295	5.7%	1,941,391	$48.49
Northend	2,171,256	0	5.8%	131,060	$29.80
Southend	2,286,694	991,752	25.0%	(246,106)	$38.24
Tacoma	1,959,294	0	16.3%	(45,684)	$27.41
Total	75,134,658	6,824,617	6.5%	1,955,825	$42.64
(1)	Based on a third party market research report.

The following chart summarizes comparable office leases. Initial base rent per square foot ranges from $25.50 per square foot to $31.50 per square foot, with a weighted average initial rent of $27.64 per square foot.

Summary of Comparable Office Leases(1)
Property Name	Year Built	Occupancy	Distance from Property	NRA	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs.)	Base Rent

Newport Corporate Center	1988-2010	99.3%	NAP	998,284	T-Mobile	919,001	Various	Various	$26.68
Advanta	2008	100%	1.7 Miles	601,081	Microsoft	601,081	Jul-18	5.0	$26.00
90 North	1983	100%	1.6 Miles	246,703	T-Mobile	70,170	Jun-19	10.5	$28.00
Sunset Corporate Campus	1992	72%	0.4 Miles	307,715	T-Mobile	89,571	Oct-18	5.5	$28.00
Sunset North - Bldgs 3, 4 & 5	1999	70%	0.6 Miles	464,062	Confidential	32,331	Feb-19	7.0	$29.00
3600 136th Place SE	1986	100%	0.5 Miles	79,905	Extraslice	16,994	May-19	10.5	$27.00
Lincoln Executive Center	1984	99%	0.9 Miles	280,899	Air Reps	14,873	May-19	9.4	$25.50
Bravern Office Towers and Garage	2009	100%	3.0 Miles	749,694	Microsoft	255,171	Feb-18	7.0	$31.50
Redmond Town Centre Office	1997	100%	7.0 Miles	582,373	Microsoft	396,228	Jan-19	8.0	$27.50
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
94.4%	92.2%	96.3%	99.3%	99.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of March 25, 2019.

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Newport Corporate Center

Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
T-Mobile(2)(3)	BB+ / Ba2 / BB+	919,001	92.1%	$26.68	94.2%	10/31/2030
KLSY/KIXI	NA / NA / NA	21,175	2.1	$24.66	2.0%	3/31/2026
LifeCenter Northwest	NA / NA / NA	20,713	2.1	$22.35	1.8%	8/31/2025
Protingent, Inc.	NA / NA / NA	11,314	1.1	$24.00	1.0%	4/30/2021
Mobica US Inc.	NA / NA / NA	5,763	0.6	$26.50	0.6%	5/31/2021
PrivacyStar	NA / NA / NA	3,486	0.3	$25.00	0.3%	3/31/2020
Subtotal / Weighted Average		981,452	98.3%	$26.51	100.0%
Other(4)		9,878	1.0%	NAP	NAP
Occupied Subtotal / Weighted Average		991,330	99.3%	$26.51	100.0%
Vacant		6,954	0.7%
Total		998,284	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	T-Mobile USA Inc. is the guarantor of the T-Mobile leases. T-Mobile’s parent company, Deutsche Telekom AG has a credit rating of BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P.

(3)	T-Mobile does not have any termination or contraction options during its lease terms. T-Mobile has two, seven-year lease renewal options.

(4)	Other includes non-revenue generated space for the fitness center, conference center and engineering shop.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,954	0.70%	NAP	NAP	6,954	0.7%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	6,954	0.7%	$0	0.0%
2020	1	3,486	0.3	87,150	0.3	10,440	1.0%	$87,150	0.3%
2021	2	17,077	1.7	424,256	1.6	27,517	2.8%	$511,406	2.0%
2022	0	0	0.0	0	0.0	27,517	2.8%	$511,406	2.0%
2023	0	0	0.0	0	0.0	27,517	2.8%	$511,406	2.0%
2024	0	0	0.0	0	0.0	27,517	2.8%	$511,406	2.0%
2025	1	20,713	2.1	462,893	1.8	48,230	4.8%	$974,298	3.7%
2026	1	21,175	2.1	522,131	2.0	69,405	7.0%	$1,496,429	5.8%
2027	0	0	0.0	0	0.0	69,405	7.0%	$1,496,429	5.8%
2028	0	0	0.0	0	0.0	69,405	7.0%	$1,496,429	5.8%
2029	0	0	0.0	0	0.0	69,405	7.0%	$1,496,429	5.8%
2030 & Beyond(2)	1	928,879	93.0	24,521,626	94.2	998,284	100.0%	$26,018,055	100.0%
Total	6	998,284	100.0%	$26,018,055	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	2030 & Beyond includes non-revenue generated space for the fitness center, conference center and engineering shop.

 A-3-101

Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	Underwritten(4)	Per Square Foot	%(1)
Rents in Place	$21,396,135	$21,656,883	$21,408,105	$26,018,055	$26.06	66.4%
Credit Tenant Rent Steps(2)	0	0	0	6,227,773	$6.24	15.9%
Vacant Income	0	0	0	169,285	$0.17	0.4%
Gross Potential Rent	21,396,135	21,656,883	21,408,105	32,415,113	$32.47	82.7%
Total Reimbursements	10,261,307	10,661,491	8,616,154	6,774,943	$6.79	17.3%
Net Rental Income	31,657,442	32,318,374	30,024,259	39,190,056	$39.26	100.0%
Other Income	2,622,463	2,400,144	2,816,656	2,687,120	$2.69	6.9%
(Vacancy)	0	0	0	(1,959,503)	(1.96)	(5.0)
Effective Gross Income	34,279,904	34,718,517	32,840,915	39,917,673	$39.99	101.9%

Total Expenses(3)	10,460,300	10,077,187	9,091,557	6,775,774	$6.79	17.0%

Net Operating Income(4)	23,819,604	24,641,331	23,749,358	33,141,899	$33.20	83.0%

Total TI/LC, Capex/RR(5)	0	0	0	0	$0.00	0.0%

Net Cash Flow	23,819,604	24,641,331	23,749,358	$33,141,899	$33.20	83.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Credit Tenant Rent Steps includes straight line rent credit through the loan term for T-Mobile.

(3)	Total expenses at the Newport Corporate Center Property have reduced as a result of, for the single-tenant buildings (excluding Newport Tower), T-Mobile assuming responsibility and contracts directly for janitorial, landscaping, parking area and sidewalk maintenance, parking control, HVAC maintenance, elevator maintenance, building maintenance, security, pest control, alarm service, access control, window cleaning, sky bridge maintenance, loading docks and directional and traffic control signage.

(4)	The increase in Net Operating Income from 2018 is a result of T-Mobile’s recently signed leases, credit rent steps and T-Mobile’s assumption of utility expenses at the Newport Corporate Center Property.

(5)	At closing, the Newport Corporate Center Borrower deposited $1.675 million into a general capital expenditures or TI/LC reserve, and as a result, TI/LC, Capex/RR were not underwritten.

Property Management. The Newport Corporate Center is managed by Preylock Real Estate Holdings, LLC, an affiliate of the Newport Corporate Center Borrower.

Escrows and Reserves. At loan origination, the Newport Corporate Center Borrower deposited (i) $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions related to the T-Mobile lease (ii) $60,072,224 for certain tenant improvement and leasing obligations, (iii) $21,807,139 for certain outstanding free rent obligations and (iv) $5,357,554 for outstanding capital expenditures related to the T-Mobile lease, as detailed in “The Property” section.

Tax and Insurance Reserves - On each monthly payment date during the continuance of a Trigger Period (as defined below), the Newport Corporate Center Borrower is required to deposit an amount equal to 1/12 of the estimated annual taxes. On each monthly payment date, the Newport Corporate Center Borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums (waived if blanket policy in place and there is no event of default continuing).

Replacement Reserve - On each monthly payment date, the Newport Corporate Center Borrower is required to deposit an amount equal to approximately $12,478.55, subject to a cap of $149,742.60.

Lockbox / Cash Management. The Newport Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The Newport Corporate Center Borrower is required to direct all existing tenants of the Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period exists, the funds in the clearing account will be swept on each business day into the Newport Corporate Center Borrower’s operating account and, if a Trigger Period exists, such funds will be swept on each business day into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account will be applied and disbursed in accordance with the Newport Corporate Center Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the Newport Corporate Center Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the waterfall described in the Newport Corporate Center Whole Loan documents will be reserved as additional collateral for the Newport Corporate Center Whole Loan. Under certain circumstances and for limited purposes described in the Newport Corporate Center Whole Loan documents, the Newport Corporate Center Borrower may request disbursements of such excess cash flow.

 A-3-102

Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

A “Trigger Period” occurs on the date that any of the following have occurred: (i) an event of default, (ii) the date that the debt service coverage ratio, as calculated in the Newport Corporate Center Whole Loan documents at the end of each calendar quarter, falls below 1.15x, (iii) the commencement of a Lease Sweep Period (as defined below) or (iv) the Anticipated Repayment Date. A Trigger Period may be cured upon (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii), upon the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters, (c) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the Newport Corporate Center Whole Loan documents and no other Lease Sweep Period is then continuing and (d) with respect to clause (iv), the Newport Corporate Center Whole Loan and all other obligations have been indefeasibly paid in full.

A “Lease Sweep Period” commences upon the earlier of (a) (i) October 6, 2028 or (ii) the date by which the Lease Sweep Tenant (as defined below) is required under the Lease Sweep Lease to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) the early termination, early cancellation or early surrender of a Lease Sweep Lease or the Newport Corporate Center Borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease, (c) a Lease Sweep Tenant ceasing to operate its business at the Newport Corporate Center Property (i.e., “going dark”) or giving notice that it intends to cease to operate its business in all or substantially all of its space, (d) a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, (e) upon an insolvency proceeding of a Lease Sweep Tenant or its parent if such parent provides a guaranty or similar credit support for such tenant’s obligations, and their respective successors and assigns or (f) upon a decline in the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease, its parent entity or any of their respective successors below “CCC+” or equivalent by any rating agency.

A Lease Sweep Period will end, (i) with respect to clauses (a), (b) and (c) above, upon some or all of the lease sweep space being leased pursuant to one or more qualified leases to achieve a debt yield of not less than 8.0% based on the Newport Corporate Center Whole Loan (excluding from underwritten net cash flow rent from each Lease Sweep Lease which is the subject of a Lease Sweep Period), (ii) with respect to clause (a) above, on the date on which the Lease Sweep Tenant exercises its renewal or extension option with respect to all of its lease sweep space, (iii) with respect to clause (d) above, on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of two (2) consecutive months following such cure, (iv) with respect to clause (e) above, upon either the applicable insolvency proceeding having terminated or the Lease Sweep Lease having been assumed, affirmed or assigned to a third party in a manner reasonably satisfactory to the lender (provided, however, the Lease Sweep Period shall automatically end if the applicable Lease Sweep Lease that was the subject of an applicable insolvency proceeding is affirmed in bankruptcy), or (v) with respect to clause (f), if the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least “CCC+” or equivalent by the relevant rating agencies.

A “Lease Sweep Lease” means the lease with T-Mobile or any replacement lease covering 50% of the space currently demised under such lease.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

Additional Debt. The Newport Corporate Center Whole Loan includes the Newport Corporate Center Subordinate Notes with an aggregate original principal balance of $148.0 million. The Newport Corporate Center Subordinate Notes include (i) Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $18.0 million (the “B-Notes”), which accrue interest an initial interest rate of 4.62500% per annum, (ii) Note C-1-A, Note C-1-B, Note C-2-A and Note C-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $74.0 million (the “C-Notes”), which accrue interest at an initial interest rate of 4.95000% per annum and (iii) Note D-1 and Note D-2, with an aggregate outstanding principal balance as of the Cut-off Date of $56.0 million (the “D Notes”), which accrue interest an initial interest rate of 6.5000% per annum. The Subordinate Companion Notes are expected to be sold to a third-party purchaser. The Senior Notes are generally senior in right of payment to the B-Notes, the B-Notes are generally senior in right of payment of the C-Notes and the C-Notes are generally senior in right of payment of the D-Notes. Based on the total combined debt of $312.0 million, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are 65.5%, 65.5%, 2.34x and 10.6%, respectively.

 A-3-103

Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

Preferred Equity – Square Mile Bellevue Preferred LLC (“Square Mile Bellevue”) has made a $96,000,000 preferred equity investment in the borrower’s sole member, which equates to an indirect 56.74% preferred equity interest in the borrower.  The initial interest rate of the preferred equity is 10.25% per annum.  The rights of Square Mile Bellevue are governed by a certain Recognition Agreement, dated as of April 10, 2019 by and among DBNY, Wells Fargo Bank, National Association, Square Mile Bellevue, Square Mile PE Partners LP and Square Mile PE Partners A LP, which includes, among other things, (i) notice and cure rights; (ii) the ability to provide a replacement guaranty upon a change of control of the borrower from an entity with (x) $100 million in net worth ($80 million in the case of Square Mile or its affiliates)  and (y) $10 million in liquidity; (iii) the option to purchase the Whole Loan in the event of an acceleration of the Whole Loan following an event of default and (iv) transferability rights to a qualified transferee.  The preferred equity return is required to be paid currently on a monthly basis, and it is a default and trigger event under the operating agreement of the Newport Corporate Center Joint Venture (the “Holdco Organizational Agreement”) if payments are not made currently.  However, in the event that property revenue less property expenses (including debt service) is insufficient to make a monthly payment on the preferred return, any such unpaid monthly payment on the preferred return will accrue and will be deemed added to the preferred equity investment.  It will be a default and trigger event under the Holdco Organizational Agreement if the aggregate accrued and unpaid monthly payments on the preferred return exceed $10,000,000.  Square Mile Bellevue will be entitled to distributions from available cash as further described in “Description of the Mortgaged Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

 A-3-104

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	290,175
Loan Purpose:	Acquisition	Location:	Fremont, CA
Borrower:	AGNL Wafer, L.L.C.	Year Built / Renovated:	1984, 1992 / 2008-2012
Sponsors:	AG Net Lease III Corp., AG Net	Occupancy:	100.0%
	Lease III (SO) Corp.	Occupancy Date:	6/6/2019
Interest Rate:	4.41000%	Number of Tenants:	1
Note Date:	4/29/2019	2016 NOI(3):	N/A
Maturity Date:	5/6/2029	2017 NOI(3):	N/A
Interest-only Period:	120 months	2018 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,432,757
Call Protection(2):	L(25),DeforGrtr1%orYM(89),O(6)	UW Expenses:	$2,002,341
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,430,416
Additional Debt:	Yes	UW NCF:	$6,082,314
Additional Debt Balance(1):	$37,895,000	Appraised Value / Per SF:	$117,090,000 / $404
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/4/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$262
Taxes(4):	$0	Springing	N/A	Maturity Date Loan / SF:	$262
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV:	64.8%
Replacement Reserves(6):	$0	Springing	N/A	Maturity Date LTV:	64.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.79x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,895,000	64.5%	Purchase Price	$117,088,158	99.5%
Sponsor Equity	41,791,008	35.5	Closing Costs	597,850	0.5
Total Sources	$117,686,008	100.0%	Total Uses	$117,686,008	100.0%
(1)	The Western Digital R&D Campus Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of approximately $75.9 million. The Financial Information presented in the chart above reflects the approximately $75.9 million aggregate Cut-off Date balance of the Western Digital R&D Campus Whole Loan (as defined below).

(2)	The Western Digital R&D Campus Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $75.895 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date (the “Western Digital R&D Campus Release Date”). The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer. The borrower is also permitted to prepay the Western Digital R&D Campus Whole Loan after the Western Digital R&D Campus Release Date with a payment of a yield maintenance premium.

(3)	The borrower sponsors were not provided with any historical financial information prior to the purchase date of the Western Digital R&D Campus Property (as defined below).

(4)	The requirement to make monthly deposits for tax reserves is provisionally waived so long as the borrower delivers evidence to the lender that (i) no Trigger Period (as defined in the Western Digital R&D Campus Whole Loan documents) has occurred and is continuing and (ii) either the borrower or Western Digital (as defined below) has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account.

(5)	The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that (i) no Trigger Period has occurred and is continuing and (ii) either the borrower or Western Digital has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied and the borrower does not maintain a blanket policy meeting the requirements of the Western Digital R&D Campus Whole Loan documents, the borrower is required to deposit an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

(6)	On a monthly basis, during the continuance of (i) a Trigger Period and (ii) in the event neither the borrower nor Western Digital have diligently made the required replacements, the borrower is required to escrow approximately $7,013 for replacement reserves. The reserve is not subject to a cap.

 A-3-105

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

The Loan. The Western Digital R&D Campus mortgage loan (the “Western Digital R&D Campus Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 290,175 square foot industrial campus comprised of two buildings located in Fremont, California (the “Western Digital R&D Campus Property”) which house Western Digital’s research, development and production facilities. The Western Digital R&D Campus Loan is part of a whole loan evidenced by two pari passu notes which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $75.9 million (the “Western Digital R&D Campus Whole Loan”). The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $38.0 million, is being contributed to the Benchmark 2019-B11 Trust. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $37.895 million is expected to be contributed one or more future securitization transactions. The Western Digital R&D Campus Whole Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior financing of the Western Digital R&D Campus Property was not included in a securitization transaction. The relationship between the holders of the Western Digital R&D Campus Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,000,000	$38,000,000	Benchmark 2019-B11	Yes
A-2	37,895,000	37,895,000	CREFI	No
Total	$75,895,000	$75,895,000

The Borrower. The borrowing entity for the Western Digital R&D Campus Whole Loan is AGNL Wafer, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., each a subsidiary of Angelo Gordon’s AG Net Lease Realty Fund III, L.P. Angelo Gordon, founded in 1988, is a privately held alternative investment firm which manages approximately $32.0 billion across a range of credit and real estate strategies. Angelo Gordon currently has over 480 employees in offices across the United States, Europe and Asia.

The Property. The Western Digital R&D Campus Property is a 290,175 square foot single-tenant industrial property located in Fremont, California. The Western Digital R&D Campus Property, which consists of approximately 47.0% cleanroom industrial space, 30.5% flex-office space, 21.0% industrial lab and manufacturing space and 1.5% shipping and receiving space, is comprised of two buildings located on an approximately 14.8 acre site. The Western Digital R&D Campus Property was partially built in 1984 and was fit out as a full semiconductor wafer fabrication plant in 1992 by Read Rite Corporation. In 2003, the sole tenant at the Western Digital R&D Campus Property (“Western Digital”) acquired all of Read Rite Corporation’s assets for $156.0 million, which included the subject property. The production of Western Digital’s complex components requires a sterile environment, and the facility is specialized to meet specific cleanroom and space requirements for its production process. Western Digital has invested approximately $1.0 billion into the facility, including over $260.0 million related to infrastructure, and approximately $750.0 million towards equipment.

The sole tenant, Western Digital (rated Baa3/BB+/BB+ by Moody’s/S&P/Fitch), leases 100.0% of the space at the Western Digital R&D Campus Property through April 2034 with no termination options under its absolute net lease. Western Digital is a developer, manufacturer, and provider of data storage devices and solutions and currently utilizes the Western Digital R&D Campus Property for the research, development and production of actuator heads, which are the part of HDDs (as defined below) that are responsible for reading data from, and writing data to, the disk. As of year-end 2018, Western Digital had the second ranked market share in hard disk drives (“HDDs”) and, as of the second quarter of 2018, had the second ranked market share in solid state drives, each determined by number of shipments, and has a patent portfolio with more than 14,000 patents awarded worldwide. Western Digital’s products are sold through distribution, retail and direct channels. Distributors include a broad range of dealers and small consumer electronics manufacturers while retail channels include major retailers, computer super stores and warehouse clubs. Lastly, direct business is comprised of contract manufactures and includes data center operators and cloud infrastructure companies. Western Digital’s primary contract customers are Amazon, Facebook, IBM, Lenovo, Best Buy, Oracle, Dell and Dropbox and, as of May 6, 2019, Western Digital had a total market capitalization of approximately $14.4 billion.

Western Digital has grown both organically and through acquisitions, most notably through its $4.8 billion acquisition of Hitachi Global Storage Technologies in 2012 and its $19.0 billion acquisition of SanDisk in 2016. Western Digital products can be found in computers, smartphones, data centers, consumer electronics and other devices. In 2017, Western Digital moved their corporate headquarters from Irvine to nearby San Jose, approximately 22.0 miles from the Western Digital R&D Campus Property. Western Digital has three, five-year renewal options and one four-year, 350-day renewal option for the fourth renewal term under its absolute net lease.

 A-3-106

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

The Western Digital R&D Campus Property is located in Fremont, California within the San Francisco Bay Area metropolitan statistical area. According to the appraisal, Fremont is located along the southeast edge of the San Francisco Bay, approximately 23.0 miles south of the Oakland International Airport and 38.0 miles south of downtown San Francisco. According to the appraisal, as of year-end 2018, Fremont had a population of 230,734 and a median age of 39. Also as of year-end 2018, Fremont had a 3.2% unemployment rate with the top three employment industries being Prof/Scientific/Tech Services, Manufacturing and Healthcare/Social Assistance, which collectively represent approximately 49.0% of the Fremont employment population. Primary access to the Western Digital R&D Campus Property is provided by Interstates 880 and 680.

According to a third party report, the 2018 estimated population within a one-, three- and five-mile radius of the Western Digital R&D Campus Property was 10,081, 87,533 and 190,448, respectively. According to a third party report, the 2018 average household income within a one-, three- and five-mile radius of the Western Digital R&D Campus Property was $187,375, $156,150 and $142,648, respectively. According to a third party report, the Western Digital R&D Campus Property is located in Fremont, California within the Silicon Valley research & development market (the “Silicon Valley R&D Market”). As of the fourth quarter of 2018, the Silicon Valley R&D Market had an inventory of approximately 146.6 million square feet with a 7.0% vacancy rate and had positive net absorption of approximately 2.2 million square feet. Also according to the appraisal, the Western Digital R&D Campus Property is located within the Fremont/Newark submarket. As of the fourth quarter of 2018, the Fremont/Newark submarket had an inventory of approximately 23.7 million square feet with a 4.3% vacancy rate. As of the fourth quarter of 2018, the Fremont/Newark submarket had positive net absorption of 710,172 square feet. The appraisal, which concluded to a market rent for the Western Digital R&D Campus Property of $23.00 per square foot, noted six comparable research & development leases within 10.0 miles from the Western Digital R&D Campus Property with base rents ranging from $14.40 per square foot to $31.80 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Western Digital(4)	Baa3 / BB+ / BB+	290,175	100.0%	$23.69	100.0%	4/30/2034
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $200,221 of contractual rent steps through April 2020.

(4)	Tenant has three, five-year renewal options and one four-year, 350-day renewal option remaining for the fourth renewal term under the terms of its lease with no termination options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 & Beyond	1	290,175	100.0	6,874,246	100.0	290,175	100.0%	$6,874,246	100.0%
Total	1	290,175	100.0%	$6,874,246	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $200,221 of contractual rent steps through April 2020.

 A-3-107

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,874,246	$23.69	77.4%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$6,874,246	$23.69	77.4%
Total Reimbursements	2,002,341	6.90	22.6
Net Rental Income	$8,876,586	$30.59	100.0%
(Vacancy/Credit Loss)	(443,829)	(1.53)	(5.0)
Effective Gross Income	$8,432,757	$29.06	95.0%

Total Expenses	$2,002,341	$6.90	23.7%

Net Operating Income	$6,430,416	$22.16	76.3%

Total TI/LC, Capex/RR	348,103	1.20	4.1
Net Cash Flow	$6,082,314	$20.96	72.1%
Occupancy(4)	100.0%

(1)	The borrower sponsors were not provided with any historical operating statements.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $200,221 of contractual rent steps through April 2020.
(4)	Underwritten Occupancy is as of June 6, 2019.

Property Management. The Western Digital R&D Campus Property is self-managed by Western Digital.

Permitted Mezzanine Debt. The borrower is permitted to incur mezzanine financing (the “Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided, that certain conditions set forth in the Western Digital R&D Campus Whole Loan documents are satisfied, which include (without limitation): (i) after giving effect to the Mezzanine Loan, (a) the debt yield of the Western Digital R&D Campus Whole Loan and the Mezzanine Loan combined is equal to or greater than 8.22%, (b) the combined loan-to-value ratio is equal to or less than 64.75% and (c) the combined DSCR is equal to or greater than 1.37x; (ii) the holder of the Mezzanine Loan enters into a mezzanine intercreditor and/or standstill agreement with the lender in form and substance reasonably acceptable to the lender; and (iii) if required by the lender, a rating agency confirmation is delivered in connection with the consummation of the Mezzanine Loan.

 A-3-108

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.2%	Net Rentable Area (Units):	568
Loan Purpose:	Acquisition	Location:	Lisle, IL
Borrower:	Lakeside Apartments Associates	Year Built / Renovated:	1971 / 2009, 2013-2018
	LLC	Occupancy:	97.4%
Sponsors:	Andrew Hayman, Sheldon Yellen	Occupancy Date:	12/27/2018
Interest Rate:	4.93500%	Number of Tenants:	N/A
Note Date:	3/1/2019	2016 NOI:	$5,371,808
Maturity Date:	3/6/2029	2017 NOI:	$5,662,737
Interest-only Period:	120 months	2018 NOI:	$5,858,451
Original Term:	120 months	TTM NOI (as of 1/2019):	$5,853,780
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$9,233,639
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$3,388,744
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$5,844,895
Additional Debt:	Yes	UW NCF:	$5,702,895
Additional Debt Balance(1):	$35,000,000	Appraised Value / Per Unit:	$101,500,000 / $178,697
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/31/2018

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$123,239
Taxes:	$672,526	$84,066	N/A	Maturity Date Loan / Unit:	$123,239
Insurance:	$50,295	$12,574	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$265,824	$11,833	N/A	Maturity Date LTV:	69.0%
				UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$70,000,000	69.0%	Purchase Price	$100,000,000	98.6%
Sponsor Equity	31,080,315	30.7	Upfront Reserves	988,645	1.0
Other Sources(2)	306,099	0.3	Closing Costs	397,769	0.4
Total Sources	$101,386,414	100.0%	Total Uses	$101,386,414	100.0%
(1)	The Lakeside Apartments Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $70.0 million. The Financial Information presented in the chart above reflects the $70.0 million aggregate Cut-off Date balance of the Lakeside Apartments Whole Loan (as defined below).
(2)	Other Sources consists of various buyer credits and prorations in connection with the acquisition of the Lakeside Apartments Property (as defined below).

The Loan. The Lakeside Apartments mortgage loan (the “Lakeside Apartments Loan”) has an outstanding principal balance as of the Cut-off Date of $35.0 million and is secured by the borrower’s fee interest in a 568-unit, garden-style multifamily property located in Lisle, Illinois (the “Lakeside Apartments Property”). The Lakeside Apartments Loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million (the “Lakeside Apartments Whole Loan”), and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $35.0 million is currently held by CREFI and is being contributed to the Benchmark 2019-B11 Trust. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $35.0 million is expected to be contributed to the GSMS 2019-GC39 Trust upon closing of such transaction. The Lakeside Apartments Whole Loan has a 10 year term and is interest only for the entire term. The most recent prior financing of the Lakeside Apartments Property was included in the FREMF 2018-KP05 securitization transaction. The relationship between the holders of the Lakeside Apartments Whole Loan will be governed by a co-lender agreement as described

 A-3-109

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	CREFI(1)	Yes
A-2	35,000,000	35,000,000	Benchmark 2019-B11	No
Total	$70,000,000	$70,000,000
(1)	Currently held by CREFI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrower. The borrowing entity for the Lakeside Apartments Whole Loan is Lakeside Apartments Associates LLC, a Delaware limited liability company and a special purpose entity with at least one independent director in its organizational structure.

The Loan Sponsor. The loan sponsors and non-recourse carveout guarantors are Andrew Hayman and Sheldon Yellen. Andrew Hayman is the president of The Hayman Company, a real estate investment firm founded in 1963 and headquartered in Southfield, Michigan. It provides property management and commercial real estate brokerage services and acquires and operates real estate assets in the United States. Andrew Hayman has placed more than $1.0 billion in commercial real estate financing and has been responsible for the acquisition of over $2.0 billion of commercial property throughout 20 states. Sheldon Yellen is the CEO of BELFOR Holdings, Inc., a privately owned holding company that focuses on global disaster recovery and property restoration. BELFOR Holdings, Inc. currently has over 7,000 employees in over 300 offices spanning 21 countries.

The Property. The Lakeside Apartments Property is a 568-unit garden-style multifamily community located in Lisle, Illinois on an approximately 28.3-acre site. The Lakeside Apartments Property was constructed in 1971 and all 568 units have been renovated in phases from 2009 through November 2018. The Lakeside Apartments Property consists of 30 residential buildings (ranging from two to three stories), a two-story clubhouse and fitness center building, a single-story clubhouse building and a single-story leasing office. The Lakeside Apartments Property was 97.4% occupied as of the underwritten rent roll dated December 27, 2018 and has maintained an average occupancy of 96.4% since 2009. The unit mix consists of 238 one-bedroom/one-bathroom units (723 square foot average), 110 two-bedroom/one-bathroom units (830 square foot average), 165 two-bedroom/two-bathroom units (945 square foot average), and 55 three-bedroom/two-bathroom units (1,107 square foot average). Individual apartment amenities include walk-in closets, mini blinds, faux wood flooring, dishwashers, air conditioning, a private balcony or patio and stainless steel appliances (in the most recently renovated units). The Lakeside Apartments Property also offers community-level amenities which consist of two clubhouses, a 24-hour fitness center, two swimming pools with sundecks, a tennis court, a playground, additional storage and common laundry in each building (as well as one of the clubhouses). The Lakeside Apartments Property has an open surface parking with a total of 904 parking spaces which equates to approximately 1.59 spaces per unit.

Original construction of the Lakeside Apartments Property was completed in 1971 and all 568 units have since been renovated in phases, starting in 2009, as tenants vacated and units were taken offline. In-unit renovations from 2009 through November 2018 included new cabinets, counters, stainless steel appliances, lighting, and panel doors. Since 2013, the previous owner invested approximately $7.4 million in both interior and exterior capital expenditures at the Lakeside Apartments Property which include, but are not limited to roof replacements, parking lot and sidewalk improvements, and appliance and flooring upgrades. As part of the acquisition, the borrower sponsors plan on investing approximately $5.3 million for planned renovations which are expected to be completed over a three-year span. The planned renovations consist of approximately $3.2 million for an exterior capital expenditure budget which is expected to include the addition of an outdoor kitchen, updates to both swimming pools, major renovations for the clubhouses and fitness center, a dog park addition, improvements to lighting, HVAC and hot water heaters, upgrades to the parking lots and sidewalks and landscaping improvements. The remaining estimated $2.2 million of planned renovations will focus on the interior of the units. The borrower sponsors plan to upgrade the interior of approximately 75.0% of the units by January 1, 2022 and such planned improvements consist of installing granite countertops in kitchens and bathrooms, replacing all non-panel doors with luxury two-panel doors, upgraded LED lighting packages, new finishes in the bathrooms, new blinds and ceiling fans in the bedrooms and new USB electrical outlets.

 A-3-110

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average UW Rent per Month
One-Bedroom / One-Bath	238	41.9%	233	97.9%	723	$1,179	$1,102
Two-Bedroom / One-Bath	110	19.4	106	96.4	830	$1,295	$1,219
Two-Bedroom / Two-Bath	165	29.0	161	97.6	945	$1,380	$1,303
Three-Bedroom / Two-Bath	55	9.7	53	96.4	1,107	$1,640	$1,561
Total / Wtd. Avg.	568	100.0%	553	97.4%	845	$1,304	$1,227
(1)	Based on the underwritten rent roll dated December 27, 2018.

(2)	Source: Appraisal.

The Lakeside Apartments Property is a multifamily community located in Lisle, Illinois, approximately 28.7 miles west of downtown Chicago. Lisle, Illinois is located within DuPage County and the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”). According to the appraisal, the Chicago MSA had an unemployment rate of 4.0% as of October 2018 and a median family income of $84,600 for 2018 (compared to $77,900 for the state of Illinois). Major employers within the Chicago MSA include the U.S. Government, Chicago Public Schools, City of Chicago, Jewel-Osco, UPS, Wal-Mart, J.P. Morgan Chase and United Airlines.

Access to the Lakeside Apartments Property is provided primarily by Interstate 88 (also known as the East West Tollway), which passes approximately 0.5 miles north of the Lakeside Apartments Property and is accessible via Naperville Road. The Lakeside Apartments Property is also located in close proximity to both major airports that serve the Chicago MSA (approximately 24.9 miles southwest of O’Hare International Airport and 29.5 miles west of Chicago Midway International Airport). The Metra commuter rail system, which stretches from Wisconsin to Indiana, has a station in Lisle, Illinois, located approximately 2.4 miles from the Lakeside Apartments Property. The Metra commuter trains offer service to Chicago within approximately 36 minutes via the express service or approximately one hour via the local service.

According to the appraisal, the Lakeside Apartments Property is located within the Chicago multifamily market. As of the third quarter of 2018, the Chicago multifamily market contained 348,225 units and had an overall vacancy of 6.2% with average in-place asking rents of $1,376 per unit per month. According to a third party market report, the Lakeside Apartments Property is located within the Woodridge/Lisle multifamily submarket which, as of the third quarter of 2018, contained 14,571 units and had an overall vacancy of 3.5% with average asking rents of $1,196. According to a separate third party market report, the Lakeside Apartments Property is located within the Naperville/Lisle multifamily submarket which, as of December 2018, contained 18,348 units and had an overall vacancy rate of 7.1% with average asking rents of $1,355.

The appraisal identified nine comparable multifamily properties proximate to the Lakeside Apartments Property which were built between 1972 and 1996. The Lakeside Apartments Property comparables range from 88 to 474 units and indicate a quoted rental range of $1,025 to $1,597 per month for one-bedroom units, $1,200 to $1,775 for two-bedroom units and $1,575 to $2,780 for three bed-room units. The comparable properties had occupancies ranging from 91.5% to 96.1% with a weighted average occupancy of 94.4%. The appraiser’s concluded market rent for each unit type at the Lakeside Apartments Property is shown in the “Multifamily Unit Mix” chart above.

 A-3-111

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$7,883,792	$8,115,679	$8,300,899	$8,314,274	$8,290,920	$14,597	97.3%
Vacant Income	0	0	0	0	234,012	412	2.7
Gross Potential Rent	$7,883,792	$8,115,679	$8,300,899	$8,314,274	$8,524,932	$15,009	100.0%
(Vacancy/Credit Loss)(4)	(355,430)	(316,103)	(277,735)	(284,646)	(495,304)	(872)	(5.8)
Other Income(5)	1,172,878	1,175,841	1,203,606	1,204,011	1,204,011	2,120	14.1
Effective Gross Income	$8,701,240	$8,975,417	$9,226,770	$9,233,639	$9,233,639	$16,256	108.3%

Total Expenses	$3,329,432	$3,312,680	$3,368,319	$3,379,859	$3,388,744	$5,966	36.7%

Net Operating Income	$5,371,808	$5,662,737	$5,858,451	$5,853,780	$5,844,895	$10,290	63.3%

Total TI/LC, CapEx/RR	0	0	0	0	142,000	250	1.5
Net Cash Flow	$5,371,808	$5,662,737	$5,858,451	$5,853,780	$5,702,895	$10,040	61.8%
Occupancy(6)	96.5%	97.3%	97.5%	97.4%
(1)	TTM column represents the trailing 12-month period ending on January 31, 2019.

(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents in Place was underwritten per the rent roll dated December 27, 2018.

(4)	Vacancy/Credit Loss has been underwritten to constrain Effective Gross Income to the TTM period. Vacancy/Credit Loss represents the actual reported figures for the historical periods shown above.

(5)	Other Income consists of utility reimbursement income, parking fees, late fees, application fees, pet fees, laundry, telephone, vending machine, cable, storage and other miscellaneous income.
(6)	Historical occupancies are as of December 31 of each respective year. TTM Occupancy is as of December 27, 2018.

Property Management. The Lakeside Apartments Property is managed by The Hayman Company, an affiliate of the borrower, pursuant to a management agreement.

 A-3-112

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$34,300,000	Title:	Fee
Cut-off Date Principal Balance(2):	$34,300,000	Property Type – Subtype:	Office – CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	164,848
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrowers:	703 Market Street (SF) Owner, LLC, 26 Third Street (SF) Owner, LLC	Year Built / Renovated:	1898, 1908 / 2017
Sponsor:	CIM SMA I Investments, LLC	Occupancy(4):	98.5%
Interest Rate:	4.06000%	Occupancy Date:	2/20/2019
Note Date:	4/26/2019	Number of Tenants:	18
Maturity Date:	5/6/2029	2016 NOI(5):	$539,194
Interest-only Period:	120 months	2017 NOI(5):	$5,199,935
Original Term:	120 months	2018 NOI(5):	$9,095,076
Original Amortization:	None	TTM NOI:	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(25),Def(88),O(7)	UW Revenues:	$14,270,330
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$4,213,489
Additional Debt:	Yes	UW NOI:	$10,056,841
Additional Debt Balance(2):	$63,700,000	UW NCF:	$9,377,667
Additional Debt Type(2):	Pari Passu	Appraised Value / Per SF:	$186,300,000 / $1,130
		Appraisal Date:	2/26/2019

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$594
Taxes(6):	$0	Springing	N/A	Maturity Date Loan / SF:	$594
Insurance(7):	$0	Springing	N/A	Cut-off Date LTV:	52.6%
Replacement Reserves(8):	$0	Springing	N/A	Maturity Date LTV:	52.6%
TI/LC(8):	$0	Springing	N/A	UW NCF DSCR:	2.32x
Other(9):	$753,839	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$98,000,000		100.0%	Payoff Existing Debt	$43,424,843	44.3%
				Upfront Reserves	753,839	0.8
				Closing Costs	566,878	0.6
				Return of Equity	53,254,440	54.3
Total Sources	$98,000,000		100.0%	Total Uses	$98,000,000	100.0%

(1)	The Central Tower Office Whole Loan (as defined below) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), an affiliate of MSMCH, and Deutsche Bank AG, acting through its New York Branch (“DBNY”) on April 26, 2019.

(2)	The Central Tower Office Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $98.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $98.0 million Central Tower Office Whole Loan, as defined in “The Loan” below.

(3)	The Central Tower Office Whole Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $98.0 million Central Tower Office Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the first payment date. The assumed lockout period of 25 payments is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(4)	Occupancy includes Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

(5)	The increase in NOI from 2016 to 2018 is due to 14 new leases totaling 143,713 square feet (87.2% NRA, 88.7% UW rent) with lease commencement dates ranging from June 2016 to November 2018.

(6)	The requirement to make monthly deposits for tax reserves is provisionally waived so long as (a) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the borrower provides the lender with evidence that all taxes then due and payable in connection therewith have been paid on or prior to their due date, within 10 business days after the date that such real estate taxes are due and payable.

(7)	The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Cash Sweep Event Period has occurred and is continuing, (ii) the liability and casualty policies maintained by the borrower covering the Central Tower Office Property are included in a blanket policy approved by the lender in its

 A-3-113

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

reasonable discretion, and (iii) the borrower provides the lender with evidence of (a) timely payment of the insurance premiums within 60 days after the beginning of the new policy year and (b) renewals of the insurance policies, no later than 10 days prior to the expiration of the current policies.

(8)	Upon the commencement and during the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits of (a) approximately $3,434 into a capital expenditure reserve and (b) $20,606 into a rollover reserve.

(9)	The Initial Other reserve consists of approximately $753,839 for existing tenant improvements and leasing commissions.

The Loan. The Central Tower Office loan (the “Central Tower Office Loan”) is secured by a first mortgage lien on the borrowers’ fee simple interest in two adjacent office buildings located in San Francisco, California, totaling 164,848 square feet of office space (the “Central Tower Office Properties”). The loan is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $98.0 million (the “Central Tower Office Whole Loan”) and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $34.3 million, will be contributed to the Benchmark 2019-B11 securitization. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $63.7 million, is expected to be contributed to the BANK 2019-BNK18 securitization. The Central Tower Office Whole Loan has a ten-year term and is interest only for the full term.

The Borrowers. The borrowers are 703 Market Street (SF) Owner, LLC and 26 Third Street (SF) Owner, LLC (collectively, the “Central Tower Borrowers”), each a recycled, single-purpose Delaware limited liability company that is 100% owned by CIM SMA I Investments, LLC.

The Loan Sponsor. CIM SMA I Investments, LLC is the borrower sponsor and nonrecourse carve-out guarantor for the Central Tower Office Whole Loan, and is controlled by CIM Group, LLC (“CIM”). Founded in 1994, CIM is a Los Angeles based real estate investment firm and private equity fund that focuses on property management, leasing, asset management, development and infrastructure investment. CIM’s portfolio of real estate assets is made up of residential, retail, mixed use, industrial and office properties. CIM employs over 925 people and has offices in Los Angeles, Phoenix, Bethesda, Chicago, Dallas, Oakland and New York. The Arizona State Retirement System owns a 95.238% interest in the non-recourse carveout guarantor.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$34,300,000	$34,300,000	Benchmark 2019-B11	No
A-1	63,700,000	63,700,000	MSBNA(1)	Yes
Total	$98,000,000	$98,000,000
(1)	Currently held by MSBNA and expected to be contributed to the BANK 2019-BNK18 securitization transaction upon closing of such transaction.

The Property. The Central Tower Office Property is a Class A office property consisting of two office buildings, totaling 164,848 square feet situated on a 0.3-acre site in San Francisco, California. The first building is a concrete encapsulated steel 21-story tower located at 701, 703, 705 Market Street (“The Tower”), totaling 106,072 square feet of net rentable area and the second building includes an adjacent 5-story office building located on 30, 32, 34 Third Street (“The Annex”), totaling 58,776 square feet of net rentable area. The Tower was built in 1898 and the Annex was built in 1908. The sponsor acquired the Central Tower Property in 2013 for a purchase price of approximately $50.0 million, at which point the Central Tower Property was approximately 87% leased to 91 office tenants and 3 retail tenants. Since 2017, the Tower underwent approximately $29.1 million in renovations, including a lobby repositioning, elevator upgrades to all four elevators, and renovation of 20 floors, and The Annex underwent approximately $16.6 million in renovations, including the renovation of the interiors, exterior paint and spalling repairs and the creation of a rooftop amenity deck. As of February 20, 2019, the Central Tower Office Property was 98.5% leased to 18 tenants. Additionally, the Central Tower Office Property includes approximately 2,552 square feet of ground floor retail space that is currently vacant but being marketed.

The Market. The Central Tower Office Property is located in the San Francisco central business district that is at the center of the San Francisco Bay Area. The Central Tower Office Property has access to various highways, the BART, the Muni bus system and is approximately a 30 minute drive to the San Francisco International Airport. The Central Tower Office Property is located in the Yerba Buena submarket of the San Francisco MSA market. The San Francisco MSA market is made up of 87,200,762 square feet and the Yerba Buena submarket is made up of 3,685,685 square feet. As of the fourth quarter of 2018, the vacancy rate in the San Francisco MSA market was 5.8% and the vacancy rate in the Yerba Buena submarket was 1.9%. As of the fourth quarter of 2018, the average monthly asking rents in the San Francisco MSA market and the Yerba Buena submarket was $60.71 per square foot and $63.96 per square foot, respectively.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Central Tower Office Property is 133,829, 425,372 and 698,650, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Central Tower Office Property is $104,630, $135,405 and $134,719, respectively.

 A-3-114

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

The appraisal identified five office lease comparables in the San Francisco area with comparable buildings built between 1904 and 1988, and ranging in size from 47,733 square feet to 485,000 square feet. Recently executed leases at the comparable properties ranged in rent between $77.00 and $84.00 per square foot with a weighted average of approximately $78.67 per square foot. Based on the recent leasing activity at the Central Tower Office Property and the lease comparables, the appraiser concluded to the following market rents: $78.00 per square foot for tower floors 2-7, $80.00 per square foot for tower floors 8-17, $82.00 per square foot for tower floors 18-21, $150 per square foot for corner retail, $95.00 per square foot for market street retail, $60.00 per square foot for Third Street office and $65.00 per square foot for Third Street retail. This equates to an average blended market rent of $73.83 per square foot in comparison to the average blended in place rent of $73.13 per square foot, excluding vacant space.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Unity Technologies(4)	NA / NA / NA	85,783	52.0%	$69.33	49.3%	8/31/2025
Maru Group, LLC(5)	NA / NA / NA	5,338	3.2%	$82.16	3.6%	3/15/2021
Seven Cities PTE, Ltd. (6)	NA / NA / NA	5,338	3.2%	$82.16	3.6%	MTM
Pivot Interiors, Inc. (7)	NA / NA / NA	5,337	3.2%	$77.45	3.4%	1/31/2022
Google Inc.(8)	Aa2 / AA+ / NR	5,334	3.2%	$78.68	3.5%	9/30/2021
Buoyant, Inc.(9)	NA / NA / NA	5,334	3.2%	$77.45	3.4%	9/30/2022
AlphaSights, Inc	NA / NA / NA	5,334	3.2%	$76.38	3.4%	7/31/2020
Token, Inc.	NA / NA / NA	5,334	3.2%	$76.38	3.4%	6/30/2020
LightStep, Inc. (10)	NA / NA / NA	5,291	3.2%	$78.51	3.4%	7/31/2022
Comet Labs, LLC(11)	NA / NA / NA	4,658	2.8%	$81.95	3.2%	6/30/2022
(1)	Based on the underwritten rent roll as of February 20, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent includes $401,502 of contractual rent steps through April 2020.

(4)	Unity Technologies has one, five-year renewal option remaining under the terms of its lease.

(5)	Maru Group, LLC subleases its space to Vision Critical Communications at $83.50 per square foot. Maru Group, LLC has one, five-year renewal option remaining under the terms of its lease.

(6)	Seven Cities PTE, Ltd. has one, three-year renewal option remaining under the terms of its lease.

(7)	Pivot Interiors, Inc. has one, three-year renewal option remaining under the terms of its lease.

(8)	Google subleases 5,334 square feet to Seven Cities PTE, Ltd. at $75.19 per square foot. The sublease is coterminous with the primary lease.

(9)	Bouyant, Inc. has one, five-year renewal option remaining under the terms of its lease.

(10)	Lightstep, Inc. subleases its space to Drift.com at $79.00 per square foot.

(11)	Comet Labs, LLC has one, five-year renewal option remaining under the terms of its lease.

 A-3-115

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	2,552	1.5%	NAP	NAP	2,552	1.5%	NAP	NAP
2019 & MTM	1	5,338	3.2%	$438,570	3.6%	7,890	4.8%	$438,570	3.6%
2020	2	10,668	6.5%	814,822	6.8%	18,558	11.3%	$1,253,392	10.4%
2021	4	19,441	11.8%	1,508,656	12.5%	37,999	23.1%	$2,762,048	22.9%
2022	5	25,274	15.3%	1,994,838	16.5%	63,273	38.4%	$4,756,886	39.5%
2023	3	12,524	7.6%	921,025	7.6%	75,797	46.0%	$5,677,911	47.1%
2024	0	0	0.0%	0	0.0%	75,797	46.0%	$5,677,911	47.1%
2025	1	85,783	52.0%	5,947,308	49.3%	161,580	98.0%	$11,625,219	96.4%
2026	0	0	0.0%	0	0.0%	161,580	98.0%	$11,625,219	96.4%
2027	0	0	0.0%	0	0.0%	161,580	98.0%	$11,625,219	96.4%
2028	1	2,000	1.2%	309,000	2.6%	163,580	99.2%	$11,934,219	99.0%
2029(4)	1	1,268	0.8%	120,460	1.0%	164,848	100.0%	$12,054,679	100.0%
2030 & Beyond	0	0	0.0%	0	0.0%	164,848	100.0%	$12,054,679	100.0%
Total	18	164,848	100.0%	$12,054,679	100.0%
(1)	Based on the underwritten rent roll as of February 20, 2019.

(2)	Certain tenants may have termination options or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Includes $401,052 of contractual rent steps through April 2020.

(4)	Includes Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

Underwritten Net Cash Flow(1)
	2016	2017	2018	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,661,644	$7,627,344	$10,978,467	$12,054,679	$73.13	80.3%
Rent Concessions	($1,427,109)	($1,165,656)	($236,716)	0	$0.00	0.0
Vacant Income	0	0	0	165,880	$1.01	1.1%
Gross Potential Rent	$2,234,535	$6,461,688	$10,741,751	$12,220,559	$74.13	81.4%
Reimbursements	$484,577	$1,244,640	$1,504,217	$2,800,841	$16.99	18.6%
Net Rental Income	$2,719,111	$7,706,328	$12,245,968	$15,021,400	$91.12	100.0%
(Vacancy/Credit Loss)	0	0	0	(751,070)	(4.56)	(5.0)
Other Income	125	683	5,115	0	0.00	0.0
Effective Gross Income	$2,719,236	$7,707,011	$12,251,083	$14,270,330	$86.57	95.0%
Total Expenses	$2,180,042	$2,507,075	$3,156,008	$4,213,489	$25.56	29.5%
Net Operating Income(4)(5)	$539,194	$5,199,935	$9,095,076	$10,056,841	$61.01	70.5%
Total TI/LC, Capex/RR	0	0	0	679,174	4.12	4.8%
Net Cash Flow	$539,194	$5,199,935	$9,095,076	$9,377,667	$56.89	65.7%
Occupancy(6)(7)	45.9%	90.8%	96.5%	98.5%
(1)	Underwritten cash flow information is based on the underwritten rent roll dated February 20, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rents in Place includes $401,052 of contractual rent steps through April 2020, and $120,460 in rent for Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

(4)	The Net Operating Income increased from 2016 to 2018 due to twelve new leases totaling 143,713 square feet (87.2% NRA, 88.7% UW rent) with lease commencement dates ranging from June 2016 to November 2018.

(5)	The difference between 2018 Net Operating Income and Underwritten Net Operating Income is primarily attributable to new leasing.

(6)	The increase in occupancy from 2016 to 2018 is due to 14 new leases totaling 143,713 square feet (87.2% NRA) with lease commencement dates ranging from June 2016 to November 2018.

(7)	Historical occupancies are as of December 31 of each respective year based on a third party data provider. Underwritten Occupancy is based on the underwritten rent roll dated February 20, 2019 and includes Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

Property Management. The Central Tower Office Properties are managed by CIM Management, Inc., an affiliate of the Central Tower Borrowers.

 A-3-116

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

Additional Debt. Provided that no event of default is continuing, the Central Tower Whole Loan documents permit the holder of 100% of the equity interests in the Central Tower Borrowers to obtain a single mezzanine loan (the “Central Tower Mezzanine Loan”) secured only by such person’s ownership interest in the Central Tower Borrowers, provided, that, among other things, (i) the aggregate loan-to-value ratio is equal to or less than 57.0%, (ii) the aggregate debt service coverage ratio is equal to 2.15x or greater, (iii) the aggregate debt yield is not less than 9.25%, (iv) the Central Tower Mezzanine Loan is at least co-terminous with the Central Tower Whole Loan, (v) the lender and mezzanine lender have entered into an intercreditor agreement acceptable to the lender in its sole discretion, and (vi) if requested by the lender, the lender has received a rating agency confirmation with respect to the Central Tower Mezzanine Loan.

 A-3-117

Structural and Collateral Term Sheet	Benchmark 2019-B11

Birch Landing Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	518
Loan Purpose:	Refinance	Location:	Austell, GA
Borrower:	Birch Landing Atlanta Apartments	Year Built / Renovated:	1989 / N/A
	LP	Occupancy:	95.9%
Sponsor:	Ronald Eisenberg	Occupancy Date:	3/31/2019
Interest Rate:	4.60000%	Number of Tenants:	N/A
Note Date:	5/2/2019	2016 NOI:	$2,413,730
Maturity Date:	5/6/2029	2017 NOI:	$2,621,537
Interest-only Period:	120 months	2018 NOI:	$3,134,471
Original Term:	120 months	TTM NOI (as of 3/2019):	$3,220,209
Original Amortization:	None	UW Economic Occupancy:	91.3%
Amortization Type:	Interest Only	UW Revenues:	$6,116,217
Call Protection:	L(25),Def(92),O(3)	UW Expenses:	$3,074,989
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,041,228
Additional Debt:	N/A	UW NCF:	$2,877,422
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$57,400,000 / $110,811
Additional Debt Type:	N/A	Appraisal Date:	3/8/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$63,707
Taxes:	$330,926	$47,275	N/A	Maturity Date Loan / Unit:	$63,707
Insurance:	$107,063	$21,413	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves:	$0	$13,651	N/A	Maturity Date LTV:	57.5%
Litigation Reserve(1):	$6,000,000	$0	N/A	UW NCF DSCR:	1.87x
TI/LC Reserve:	$0	$0	N/A	UW NOI Debt Yield:	9.2%
Other(2):	$400,993	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Payoff Existing Debt	$20,245,886	61.4%
			Upfront Reserves	6,838,982	20.7
			Return of Equity	5,497,611	16.7
			Closing Costs	417,521	1.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	On the origination date of the Birch Landing Apartments Loan (as defined below), the borrower deposited $6.0 million upfront into a litigation reserve. The borrower and property manager are each defendants in a pending tort lawsuit, that was ongoing as of the date of origination, arising out of an alleged criminal act at the mortgaged property. The plaintiffs are seeking damages for current and foreseeable medical expenses as well as punitive damages for alleged willful misconduct. Based on information received from counsel to the borrower’s insurer, the range of potential damages is estimated to be between $2.0 million and $6.0 million. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(2)	Initial Other Escrows and Reserves are comprised of $213,055 for the first monthly payment of debt service, $184,938 for immediate repairs and $3,000 which represents 150% of the cost associated with environmental inspections that the borrower is required to perform within 120 days of the origination date of the Birch Landing Apartments Loan.

 A-3-118

Structural and Collateral Term Sheet	Benchmark 2019-B11

Birch Landing Apartments

The Loan. The Birch Landing Apartments mortgage loan (the “Birch Landing Apartments Loan”) has an outstanding principal balance as of the Cut-off Date of $33.0 million and is secured by the borrower’s fee interest in a 518-unit, garden-style multifamily property located in Austell, Georgia (the “Birch Landing Apartments Property”). The Birch Landing Apartments Loan has a ten-year term and is interest only for the entire term. The most recent prior financing of the Birch Landing Apartments Property was included in the FNA 2015-M13 securitization.

The Borrower. The borrowing entity for the Birch Landing Apartments Loan is Birch Landing Atlanta Apartments LP, a Florida limited partnership and special purpose entity with one independent director in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Ronald Eisenberg. Ronald Eisenberg is the owner and founder of the Ventron Group of Companies and has been in the commercial real estate industry for 35 years. Ventron Realty Corp., which is one of the companies under the Ventron Group of Companies’ umbrella, was established in 1993 and started out specializing in the leasing and sales of retail properties, eventually shifting to the brokerage of multifamily properties.

The Property. The Birch Landing Apartments Property is a 518-unit Class B garden-style multifamily community located in Austell, Georgia. The community consists of 48 individual apartment buildings and one clubhouse which were constructed in 1989 and are situated on an approximately 53.3 acre site. The unit mix is comprised of 264 one-bedroom/one-bathroom units, 80 two-bedroom/two bathroom units and 174 two-bedroom/two and one-half bathroom units (24 of which are townhouses). The Birch Landing Apartments Property offers community-wide amenities such as an indoor and outdoor pool, a clubhouse, fitness center, business center, controlled access gate, laundry center, playground equipment and tennis courts. Individual unit amenities include stone fireplaces, balcony or patio options, skylights, garden tubs, white or black appliances, laminate counters and walk-in closets. The Birch Landing Apartments Property also offers a surface parking lot which offers 1,112 spaces, which equates to 2.15 spaces per unit. As of the underwritten rent roll dated March 31, 2019, the Birch Landing Apartments Property was 95.9% occupied and has averaged 94.6% occupancy since 2016.

The borrower sponsor acquired the asset in 2008 and has invested approximately $3.4 million in the Birch Landing Apartments Property since 2013. Recent renovations at the Birch Landing Apartments Property include resurfacing the pool, renovating the clubhouse and fitness center, exterior painting, landscaping, performing a water retrofit to reduce water and sewage expenses and sealing and striping the parking lot. The borrower sponsor has also made recent upgrades to flooring in individual units and plans to continue doing so as more units become available.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Market Rent per Month	In-Place Average UW Rent per Month
1 BR / 1 BA (555 SF)	40	7.7%	38	95.0%	$825	$781
1 BR / 1 BA (650 SF)	116	22.4	108	93.1	$850	$802
1 BR / 1 BA (910 SF)	108	20.8	104	96.3	$900	$852
2 BR / 2 BA (1,250 SF)	80	15.4	76	95.0	$1,075	$1,033
2 BR / 2.5 BA (1,050 SF)	110	21.2	109	99.1	$1,100	$995
2 BR / 2.5 BA (1,350 SF)	40	7.7	38	95.0	$1,150	$987
2 BR / 2.5 BA (1,380 SF)	24	4.6	24	100.0	$1,150	$994
Total / Wtd. Avg.	518	100.0%	497	95.9%	$982	$912

(1)	Based on the underwritten rent roll dated March 31, 2019.

 A-3-119

Structural and Collateral Term Sheet	Benchmark 2019-B11

Birch Landing Apartments

The Market. The Birch Landing Apartments Property is located in Austell, Georgia within Cobb County. Austell is located approximately 13.0 miles west of downtown Atlanta and, according to the appraisal, is part of the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). The Atlanta MSA, as of year-end 2018, had a population of approximately 6.0 million, an unemployment rate of 3.9% and median household income of approximately $64,900. According to the appraisal, the top five employers in the Atlanta MSA consist of Delta Air Lines Inc., Wal-Mart Stores Inc., The Home Depot Inc., Emory University and WellStar Health System Inc. Also according to the appraisal, the Atlanta MSA is a leader in job growth in the southern United States with professional services leading the way.

According to the appraisal, the Austell neighborhood is growing at a steady pace and offers a diverse mix of commercial, industrial and residential uses. Primary access to the Austell neighborhood is provided by Interstates 285 and 20, as well as by several primary thoroughfares such as Thornton Road, Maxham Road and Veterans Memorial Highway. The Birch Landing Apartments Property is located approximately 17.8 miles from the Hartsfield-Jackson Atlanta International Airport which was utilized by more than 104 million passengers in 2017 and supported approximately 63,000 jobs. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Birch Landing Apartments Property is 7,250, 47,280 and 114,638, respectively. Additionally, per the appraisal, the estimated average household income for the same period, within a one-, three- and five-mile radius is $53,698, $60,447 and $68,051, respectively.

According to the appraisal, the Birch Landing Apartments Property is part of the Cumberland/Galleria multifamily submarket which is included in the greater Atlanta multifamily market. As of year-end 2018, the overall Atlanta multifamily market had an inventory of 432,905 units and average vacancy was 8.4% with average asking rents of $1,229 per unit. During the same period, the Cumberland/Galleria submarket had an inventory of 50,353 units, a vacancy rate of 7.1% and an average asking rent of $1,195 per unit. The appraisal identified four comparable multifamily properties proximate to the Birch Landing Apartments Property which were built between 1987 and 1992. The Birch Landing Apartments Property comparables range from 156 to 466 units and indicate a quoted rental range of $850 to $1,223 per month, with an average market rent of $940 per month for one-bedroom units and $1,092 per month for two-bedroom units, which is approximately 14.7% and 8.6% above the Birch Landing Apartments Property’s weighted average in-place rents for those unit types, respectively. The comparable properties had occupancies ranging from 84.0% to 97.0%.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$4,881,696	$5,333,337	$5,549,581	$5,607,704	$5,438,599	$10,499	95.8%
Vacant Income	0	0	0	0	237,900	459	4.2
Gross Potential Rent	$4,881,696	$5,333,337	$5,549,581	$5,607,704	$5,676,499	$10,958	100.0%
(Vacancy/Credit Loss)(4)	(522,194)	(554,786)	(450,509)	(423,012)	(491,807)	(949)	(8.7)
Other Income(5)	697,855	774,496	935,889	931,525	931,525	1,798	16.4
Effective Gross Income	$5,057,357	$5,553,046	$6,034,961	$6,116,217	$6,116,217	$11,807	107.7%

Total Expenses	$2,643,627	$2,931,509	$2,900,490	$2,896,008	$3,074,989	$5,936	50.3%

Net Operating Income	$2,413,730	$2,621,537	$3,134,471	$3,220,209	$3,041,228	$5,871	49.7%

Total TI/LC, CapEx/RR	0	0	0	0	163,806	316	2.7
Net Cash Flow	$2,413,730	$2,621,537	$3,134,471	$3,220,209	$2,877,422	$5,555	47.0%
Occupancy(6)	94.3%	93.9%	95.3%	95.9%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2019.

(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents in Place was underwritten per the rent roll dated March 31, 2019.

(4)	Vacancy/Credit Loss was underwritten to constrain underwritten Effective Gross Income to the TTM period.

(5)	Other Income is comprised of collection fees, damage fees, utility fees, application fees and other miscellaneous fees.
(6)	Historical occupancies are as of December 31 of each respective year. TTM Occupancy is based on the underwritten rent roll dated March 31, 2019.

Property Management. The Birch Landing Apartments Property is managed by Ventron Management, LLC, an affiliate of the borrower.

 A-3-120

Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	227,045
Loan Purpose:	Refinance	Location:	Howell, NJ
Borrowers(2):	Various	Year Built / Renovated:	2014-2017 / N/A
Sponsors:	Avy Azeroual, Zev Schick,	Occupancy(3):	100.0%
	AA USA Holdings LLC	Occupancy Date:	2/7/2019
Interest Rate:	5.10000%	Number of Tenants:	11
Note Date:	4/18/2019	2016 NOI(4):	N/A
Maturity Date:	5/1/2029	2017 NOI(4):	N/A
Interest-only Period:	24 months	2018 NOI(5):	$3,164,758
Original Term:	120 months	TTM NOI:	N/A
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,967,499
Call Protection:	L(37),Grtr1%orYM(79),O(4)	UW Expenses:	$1,107,903
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$3,859,596
Additional Debt:	Yes	UW NCF:	$3,621,199
Additional Debt Balance(1):	$20,000,000	Appraised Value / Per SF(6):	$66,900,000 / $295
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	2/8/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$205
Taxes:	$191,462	$47,866	N/A	Maturity Date Loan / SF:	$178
Insurance:	$675	$675	N/A	Cut-off Date LTV(6):	69.5%
Replacement Reserves:	$2,838	$2,838	N/A	Maturity Date LTV(6):	60.3%
TI/LC:	$17,028	$17,028	$600,000	UW NCF DSCR:	1.20x
Other(7):	$2,409,326	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,500,000	100.0%	Payoff Existing Debt	$42,183,254	90.7%
			Upfront Reserves	2,621,329	5.6
			Closing Costs	1,371,739	2.9
			Return of Equity	323,678	0.7
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)	The Greenleaf at Howell Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $46.5 million. Financial information presented in the chart above reflects the aggregate Cut-off Date Balance of the $46.5 million Greenleaf at Howell Whole Loan (as defined below).

(2)	The borrowers are AA Cardiff I LLC, AA Martel Howell I, LLC, Howell Partners I LLC, ZS Investor NJ I LLC, ZS Mill I LLC and Mill Club, LLC.

(3)	Five Star Climbzone USA LLC (“Climbzone”), Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the Greenleaf at Howell Property (as defined below). The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At loan origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for build-out of Starbucks’ space. The loan sponsors delivered a completion guaranty for the construction of the Starbucks improvements.

(4)	2016 and 2017 financials are not available as the loan sponsors constructed the Greenleaf at Howell Property in phases between 2014 and 2017.

(5)	The increase in UW NOI from 2018 NOI is primarily attributable to new leases signed with Climbzone and Starbucks, totaling 26,370 square feet and 10.2% of underwritten base rent.

(6)	Appraised Value / Per SF, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As-Is” appraised value, which assumes that remaining build-out costs, tenant improvements, leasing commissions and rent abatements for Climbzone and Starbucks are funded. At loan origination, approximately $1.8 million was reserved to cover these costs for these and other tenants. An additional $632,500 was reserved for the build-out of Starbucks’ space. Based on the “As-Is” appraised value of $63,600,000, as of February 8, 2019, the Cut-off Date LTV and Maturity Date LTV are equal to 73.1% and 63.4%, respectively.

(7)	Initial Other Escrows and Reserves consist of (i) an initial deposit of $1,776,826 into the outstanding tenant obligation reserve associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children, which is inclusive of outstanding tenant improvements, landlord work, bridge rent and free rent and (ii) an initial deposit of $632,500 into a reserve associated with the build-out of Starbucks’ space.

 A-3-121

Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

The Loan. The Greenleaf at Howell loan (the “Greenleaf at Howell Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a 227,045 square foot anchored retail property located in Howell, New Jersey (the “Greenleaf at Howell Property”). The Greenleaf at Howell loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $46.5 million (the “Greenleaf at Howell Whole Loan”) and is comprised of two pari passu notes, each as described below. The controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $26.5 million, will be contributed to the Benchmark 2019-B11 Trust. The non-controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is expected to be contributed to a future securitization trust. The relationship between the holders of the Greenleaf at Howell Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Greenleaf at Howell Whole Loan has a 10-year term and following a two-year interest only period, will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$26,500,000	$26,500,000	Benchmark 2019-B11	Yes
A-1	20,000,000	20,000,000	JPMCB	No
Total	$46,500,000	$46,500,000

The Borrowers. The borrowing entities are AA Cardiff I LLC, AA Martel Howell I, LLC, Howell Partners I LLC, ZS Investor NJ I LLC and ZS Mill I LLC, each a Delaware limited liability company (all five of which own portions of the collateral as tenants-in-common), and Mill Club, LLC, a New Jersey limited liability. Each borrowing entity is structured to be a special purpose entity with one independent manager in its organizational structure. A portion of the Greenleaf at Howell Property includes two condominium units that are owned by five of the borrowers as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Condominium and Other Shared Interests” in the Preliminary Prospectus for additional information. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Greenleaf at Howell Whole Loan.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Avy Azeroual, Zev Schick and AA USA Holdings LLC, a New York limited liability company that is wholly owned by the Azeroual family. The Azeroual family has 60 years of experience in the real estate industry and currently controls over 12 million square feet of office, apartment and retail space globally. Avy Azeroual and Zev Schick are the founders and key principals of Sun Equity Partners, a real estate investment and development firm founded in 2010 with a commercial real estate portfolio exceeding 10 million square feet across the United States. Sun Equity Partners specializes in the acquisition, expansion, renovation and operation of office, retail, shopping centers and residential properties. The loan sponsors have delivered a completion guaranty for the construction of the Starbucks improvements, as described in “The Property” below.

The Property. The Greenleaf at Howell Property is a 227,045 square foot retail center located in Howell, New Jersey that is anchored by BJ’s Wholesale Club, Xscape Cinemas and LA Fitness. The loan sponsors acquired the approximately 50.6 acre site in May 2013 for approximately $8.6 million and have since constructed various retail and restaurant buildings at the site. One building, to be occupied by Climbzone, is in the final phases of a build-out and expected to open in May 2019. Another building, to be occupied by Starbucks, is currently being built and expected to be completed in September 2019. Over the next 12 to 18 months, the loan sponsors plan to build an additional 104,907 of rentable square footage for retail tenants on neighboring parcels that will be owned by an affiliate of the borrowers which will not serve as collateral for the Greenleaf at Howell Whole Loan. According to the loan sponsors, they do not plan to begin construction on any additional parcels without an executed lease for the space. The loan sponsors plan to target additional food and beverage tenants in order to draw additional traffic to the Greenleaf at Howell Property and complement the current tenancy. The Greenleaf at Howell Whole Loan is structured with anti-poaching provisions, which prohibit the loan sponsors, or their affiliates, from leasing any space at the adjacent parcels within the shopping center to any current or prospective tenant at the Greenleaf at Howell Property. The loan sponsors have spent approximately $49.7 million ($219.07 per square foot) on capital expenditures for a total cost basis of approximately $58.3 million ($256.91 per square foot).

As of February 7, 2019, the Greenleaf at Howell Property was 100.0% leased to 11 tenants with a weighted average remaining lease term of approximately 12.8 years. The lease rollover profile is limited with only 7.2% of leased net rentable area scheduled to expire within the Greenleaf at Howell Whole Loan term. The Greenleaf at Howell Property benefits from a nationally recognized, long-term tenant base which includes BJ’s Wholesale Club, Xscape Cinemas, LA Fitness, Climbzone, Sleepy’s, T-Mobile and Starbucks, which collectively comprise 95.7% of net rentable area. The largest tenant, BJ’s Wholesale Club (90,588 square feet; 39.9% of net rentable area; 28.1% of underwritten base rent), is an operator of membership warehouse clubs in the eastern United States, with over 215 locations in 16 states and over 25,000 employees. The BJ’s Wholesale Club lease expires in January 2035 and has five, five-year extension options remaining. The second largest tenant, Xscape Cinemas (56,639 square feet; 24.9% of net rentable area; 35.3% of

 A-3-122

Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

underwritten base rent), is a movie theater chain with seven locations in Texas, Florida, New Jersey, Kentucky, Ohio and Maryland. Xscape Cinemas’ location at the Greenleaf at Howell Property features 14 screens, leather electric recliners, 70 foot screens, reserved seating and 3D and 4K digital projection. The Xscape Cinemas lease expires in April 2031 and has four, five-year extension options remaining. The third largest tenant, LA Fitness (37,000 square feet; 16.3% of net rentable area; 13.6% of underwritten base rent), is a monthly membership gym chain with over 675 locations in the United States and Canada. The LA Fitness lease expires in May 2030 and has four, five-year extension options remaining and a termination option exercisable on August 31, 2027.

The Market. The Greenleaf at Howell Property is located in Monmouth County along Route 9, a retail corridor occupied by national retailers including Lowes, Walmart, Target, TJ Maxx, Panera Bread, Barnes & Noble, Walgreens and Chase with an average traffic count of approximately 40,000 vehicles per day. The Greenleaf at Howell Property is located within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (“New York MSA”) and regional access to the Greenleaf at Howell Property is provided by Garden State Parkway and Interstate 195.

The Greenleaf at Howell Property is located in the West Monmouth retail submarket, which, as of year-end 2018, has a total retail inventory of approximately 1.8 million square feet, a vacancy rate of 10.2% and an average effective rent of $18.00 per square foot. Average effective rent for the West Monmouth retail submarket has increased approximately 3.2% since 2013. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Greenleaf at Howell Property is 15,763, 103,265 and 188,902, respectively. Additionally, the 2018 median household income within a one-, three- and five-mile radius of the Greenleaf at Howell Property is $43,963, $59,092 and $67,382, respectively. The 2018 median household income for Monmouth County and New Jersey is $95,478 and $78,126, respectively.

Market Rent Summary
	New York MSA Comparable Properties(1)			Greenleaf at Howell Property(2)
Space Type	Square Feet	Base Rent PSF	Average Market Rent PSF	Avg. Square Feet	Wtd. Avg. Base Rent PSF
Big Box	47,891 - 87,788	$8.79 - $17.00	$12.53	87,588	$13.00
Junior Box	13,988 - 49,757	$11.00 - $16.80	$15.28	30,585	$15.41
In-Line	1,080 - 4,850	$25.00 - $44.07	$34.73	2,741	$34.74
Pad Site	2,030 - 4,000	$36.00 - $66.50	$50.80	2,600	$48.27
Cinema	29,900 - 60,000	$15.16 - $32.00	$25.52	56,639	$28.00
Total / Wtd. Avg.			$18.03		$19.78
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll dated February 7, 2019.

Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration(3)	% of Total Base Rent	Most Recent Sales PSF(4)	Occupancy Cost(4)
BJ’s Wholesale Club	NR / NR / B+	90,588	39.9%	$13.95	1/31/2035	28.1%	NAV	NAV
Xscape Cinemas(5)(6)	NR / NR / NR	56,639	24.9%	$28.00	4/30/2031	35.3%	$344,066	32.9%
LA Fitness	NR / NR / B+	37,000	16.3%	$16.50	5/31/2030	13.6%	NAV	NAV
Five Star Climbzone USA LLC(6)	NR / NR / NR	24,170	10.6%	$13.75	9/16/2029	7.4%	NAV	NAV
Sleepy’s	NR / NR / NR	4,050	1.8%	$33.00	11/30/2026	3.0%	NAV	NAV
NJ Dentistry for Children(6)	NR / NR / NR	3,976	1.8%	$33.00	12/31/2028	2.9%	NAV	NAV
Protein House(6)	NR / NR / NR	3,072	1.4%	$36.00	9/30/2028	2.5%	NAV	NAV
T Mobile	BBB+ / Baa1 / BBB+	2,700	1.2%	$36.75	7/31/2026	2.2%	NAV	NAV
Starbucks(6)	BBB+ / Baa1 / BBB+	2,200	1.0%	$57.27	7/31/2029	2.8%	NAV	NAV
Creative Hairdressers, Inc	NR / NR / NR	1,350	0.6%	$38.00	7/31/2026	1.1%	NAV	NAV
Subtotal / Wtd. Avg.		225,745	99.4%	$19.69		99.0%
Remaining Tenants		1,300	0.6%	$35.00		1.0%
Total / Wtd. Avg.		227,045	100.0%	$19.78		100.0%
(1)	Based on the underwritten rent roll dated February 7, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	LA Fitness, Sleepy’s, T Mobile and Creative Hairdressers, Inc have termination options which become exercisable on August 31, 2027, November 30, 2023, July 31, 2021 and July 31, 2021, respectively.

(4)	Not all tenants at the Greenleaf at Howell Property are required to report sales. Occupancy Cost is inclusive of underwritten base rent and total reimbursements.

(5)	Xscape Cinemas’ Most Recent Sales PSF represents sales per screen and is based on 14 screens. Xscape Cinemas reported 2018 sales of $4,816,925.

(6)	Climbzone, Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the Greenleaf at Howell Property. The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At loan origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for the build-out of Starbucks space. The loan sponsors delivered a completion guaranty for the construction of the Starbucks improvements.

 A-3-123

Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP%	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	3	8,100	3.6%	284,175	6.3%	8,100	3.6%	$284,175	6.3%
2027	0	0	0.0%	0	0.0%	8,100	3.6%	$284,175	6.3%
2028	3	8,348	3.7%	287,300	6.4%	16,448	7.2%	$571,475	12.7%
2029	2	26,370	11.6%	458,338	10.2%	42,818	18.9%	$1,029,813	22.9%
2030 & Beyond	3	184,227	81.1%	3,460,046	77.1%	227,045	100.0%	$4,489,859	100.0%
Total	11	227,045	100.0%	$4,489,859	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2018	Underwritten	Per Square Foot	%(2)
Rents In Place	$3,802,745	$4,489,859	$19.78	85.9%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$3,802,745	$4,489,859	$19.78	85.9%
Total Reimbursements	506,832	739,088	3.26	14.1
Net Rental Income	$4,309,577	$5,228,946	$23.03	100.0%
(Vacancy)	0	(261,447)	(1.15)	(5.0)
Effective Gross Income	$4,309,577	$4,967,499	$21.88	95.0%
Total Expenses	$1,144,819	$1,107,903	$4.88	22.3%
Net Operating Income(3)	$3,164,758	$3,859,596	$17.00	77.7%
Total TI/LC, Capex/RR	0	238,397	1.05	4.8
Net Cash Flow	$3,164,758	$3,621,199	$15.95	72.9%
Occupancy(4)	100.0%	95.0%
(1)	2016 and 2017 financials are not available as the loan sponsors constructed the Greenleaf at Howell Property in phases between 2014 and 2017.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to new leases signed with Climbzone and Starbucks, totaling 26,370 square feet and 10.2% of underwritten base rent.

(4)	2018 occupancy is as of December 31, 2018. Underwritten occupancy reflects economic occupancy. Climbzone, Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the Greenleaf at Howell Property. The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At loan origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent primarily associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for build-out of Starbucks’ space. The loan sponsors have delivered a completion guaranty for the construction of the Starbucks improvements.

Property Management. The Greenleaf at Howell Property is managed by Sun Equity Partners, LLC, a New York limited liability company and a borrower affiliate.

 A-3-124

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE LEFT INTENTIONALLY BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue 8th Floor New York, NY 10179 Contact: General Information Number Phone Number: (212) 834-3813	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Rialto Capital Advisors, LLC 790 NW 107th Avenue 4th Floor, Suite 300 Miami, FL 33172 Contact: Niral.Shah@rialtocapital.com	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy
Directing Holder:
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums and Yield Maintenance Charges.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
			Fees:
Interest:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Deferred Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
ARD Interest	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Default Interest and Late Payment Charges	0.00		Surveillance LLC
Net Prepayment Interest Shortfall	0.00		EU Reporting Administrator Fee - Deutsche Bank AG, New York	0.00
Net Prepayment Interest Excess	0.00		Branch
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2019-B11 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/17/19
		Record Date:	6/28/19
		Determination Date:	7/11/19

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

Pursuant to the PSA, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com>, specifically under the “EU Risk Retention” tab for the Benchmark 2019-B11 Mortgage Trust transaction, certain information provided to the Certificate Administrator regarding the Retaining Sponsor’s compliance with the EU Retention Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2019 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer.
Transaction: Benchmark 2019-B11 Mortgage Trust, Benchmark 2019-B11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B11
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF III Debt AIV, LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service Specially Serviced Loans identified in this report in accordance with the Servicing Standard. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Specially Serviced Loans. [The Operating Advisor believes that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATIONS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List applicable mortgage loans].

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the item listed below.

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations (if calculated by the Special Servicer) and non-discretionary portions of net present value calculations:

a.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount calculations or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

b.	The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMCB will in its MLPA, with respect to each JPMCB Mortgage Loan, represent and warrant generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted

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thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since May 8, 2019.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee

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(or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the

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Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)       Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)       Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)       Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal

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property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)       Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)       No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a

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replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)       No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)       No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)       REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a

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taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)       Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)       Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not

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materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)       Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the

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JPMCB Mortgage Loan or JPMCB Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien on the real property that is in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)       Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within

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the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)       Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)       Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including (A) the entire remaining principal balance on (x) the maturity date or (y) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (B) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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(35)       Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

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(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38) ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

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(39)        Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)       No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Annex D-2. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)        Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)        Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)        Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of

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the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA“) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule D-1 to this Annex D-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-1 to this Annex D-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental

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Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)       Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)       Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)       Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)       Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the JPMCB Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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SCHEDULE D-1 TO ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

None.

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ANNEX D-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	SWVP Portfolio (Loan No. 5)	A portion of the Mortgaged Property consists of a leasehold interest in a commercial space located in a third-party owned building that is adjacent to the Mortgaged Property. The fee interest in the adjacent building does not constitute collateral for the subject Mortgage Loan. This commercial space is leased by the related borrower for use as 120 parking spaces. The third-party owner of the adjacent building has encumbered the fee estate underlying the adjacent building with a mortgage. The title insurance policy obtained at origination does not include an exception to coverage for such fee mortgage.
(7) Lien; Valid Assignment	ILPT Hawaii Portfolio (Loan No. 2), SWVP Portfolio (Loan No. 5), Greenleaf at Howell (Loan No. 15)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(9) Junior Liens	Weston I & II (Loan No. 8)	In connection with a bona fide sale of the Mortgaged Property to a third party in accordance with the Mortgage Loan documents, the owners of the related transferee (“Transferee”) will be permitted to obtain a mezzanine loan (the “New Mezzanine Loan”) secured by the ownership interests in such Transferee upon satisfaction of certain requirements set forth in the Mortgage Loan documents, including, without limitation, the following: (i) the combined loan to value ratio does not exceed 60.0%; (ii) the debt service coverage ratio (taking into account the New Mezzanine Loan) is no less than 1.75x; and (iii) the lender of the New Mezzanine Loan enters into an intercreditor agreement in form and substance acceptable to the lender in its sole discretion.
(9) Junior Liens	Hilton Melbourne (Loan No. 17)

The sole member of the Mortgagor has incurred a mezzanine loan in the original principal amount of $5,740,000, which is held by a third party investor and is coterminous with the Mortgage Loan. In connection

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
with the mezzanine loan, the Mortgage Loan Seller and mezzanine lender have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.

In addition, the Mortgage Loan documents permit the Mortgagor to obtain one (1) or more PACE loan(s), which is made or otherwise provided by, whether directly or indirectly through a financial intermediary, any governmental authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments on or of the Mortgaged Property, subject to satisfaction of certain terms and conditions including, without limitation (i) the total amount of the PACE loan(s) (including principal and interest accruing thereon) may not exceed $1,500,000 and amortizes over a period of not less than 30 years and (ii) assuming the full amount of the PACE loan(s) is advanced, the lender has determined that (A) the combined debt service coverage ratio (based on the trailing 12 month period), will not be less than 2.0x, (B) the combined debt yield (based on the trailing 12 month period) will not be less than 10.9% and (C) the combined loan-to-value ratio will not be greater than 80.0%.

(10) Assignment of Leases and Rents	ILPT Hawaii Portfolio (Loan No. 2), SWVP Portfolio (Loan No. 5), Greenleaf at Howell (Loan No. 15)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(18) Insurance	ILPT Hawaii Portfolio (Loan No. 2)

The all-risk property insurance may contain a deductible of up to $100,000. The commercial general liability insurance may contain a deductible of up to $250,000.

The Mortgage Loan documents permit insurance through a syndicate of insurers through which (A) if four (4) or fewer insurance companies issue the policies for all of the Mortgaged Properties, then at least 75% of the required coverage must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the insurance companies, and “A” or better by Fitch, to the extent Fitch rates the Securities and rates the insurance companies, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities and rates the insurance

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
companies, and "BBB" or better by Fitch, to the extent Fitch rates the securities and rates the insurance companies, or (B) if five (5) or more insurance companies issue the policies for all of the Mortgaged Properties, then at least 60% of the required coverage must be provided by insurance companies with a rating of "A" or better by S&P and "A2" or better by Moody's, to the extent Moody's rates the securities and rates the insurance companies, and "A" or better by Fitch, to the extent Fitch rates the securities and rates the insurance companies, with no remaining carrier below "BBB" by S&P and "Baa2" or better by Moody's, to the extent Moody's rates the Securities and rates the insurance companies, and "BBB" or better by Fitch, to the extent Fitch rates the Securities and rates the insurance companies. Notwithstanding the foregoing, the Mortgagors may continue to use Hamilton Re, Ltd. (Bermuda), rated "A- XIV" with AM Best, in its current position and participation amounts within the syndicate of the property program, provided that (x) the rating of Hamilton Re, Ltd. (Bermuda) is not withdrawn or downgraded below the Mortgage Loan origination date and (y) at renewal of the current policy term on June 30, 2019, the Mortgagors replace Hamilton Re, Ltd. (Bermuda) with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.
(18) Insurance	SWVP Portfolio (Loan No. 5)

The Mortgage Loan documents require property insurance in an amount equal to 100% of the full replacement cost of the improvements without deduction for depreciation.

The Mortgage Loan documents permit insurance through a syndicate of insurers through which (A) if four (4) or fewer insurance companies issue the policies for all of the Mortgaged Properties, then at least 75% of the required coverage must be provided by insurance companies with a rating of “A-” or better by S&P (and the equivalent by any other Rating Agency), with no remaining carrier below “BBB” by S&P (and the equivalent by any other Rating Agency), or (B) if five (5) or more insurance companies issue the policies for all of the Mortgaged Properties, then at least 60% of the required coverage must be provided by insurance companies with a rating of “A-” or better by S&P (and the equivalent by any other Rating Agency), with no remaining carrier below “BBB” by S&P (and the equivalent by any other Rating Agency).

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Greenleaf at Howell (Loan No. 15)	The Mortgage Loan documents permit the Mortgagor not to maintain insurance policies as required under the Mortgage Loan Agreement with respect to the portion of the Mortgaged Property leased by BJ’s Wholesale Club, the largest tenant at the Mortgaged Property, so long as (i) the related lease is in full force and effect; (ii) no default beyond the applicable notice and cure period has occurred and is continuing under the lease; and (iii) the tenant maintains coverage that is acceptable to lender in its sole and absolute discretion. If BJ’s Wholesale Club fails to provide coverage acceptable to the lender, then the Mortgagor will be required to obtain, at the Mortgagor’s sole cost and expense, all insurance as required under the Mortgage Loan documents which meets the requirements thereof providing coverage that will pay proceeds in an amount sufficient to restore the portion of the Mortgaged Property leased to BJ’s Wholesale Club to the extent such proceeds are not paid or otherwise made available under the insurance policies carried by BJ’s Wholesale Club.
(18) Insurance	Hilton Melbourne (Loan No. 17)	The Mortgage Loan documents permit insurance through a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates such insurance companies), and all remaining insurers are required to have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (to the extent Moody’s rates such insurance companies). The Mortgage Loan documents permit the Mortgagor to continue to use Starr Indemnity & Liability Company, rated A XV with AM Best, provided that (1) the rating of Starr Indemnity & Liability Company is not withdrawn or downgraded below the origination date and (2) at renewal of the current policy term, Mortgagor replaces Starr Indemnity & Liability Company with an insurance company meeting the rating requirements above.
(19) Separate Tax Parcels	Greenleaf at Howell (Loan No. 15)	A portion of the Mortgaged Property is made up of two condominium units. Because the Township of Howell did not assign separate tax parcels to the condominium units as of the origination date of the mortgage, but instead, assessed the entire condominium on a bulk basis, the Mortgagors and the owners of the other condominium units entered into a Tax Escrow Agreement, pursuant to which, a reserve was established for paying real estate taxes estimated or

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
assessed by the Township of Howell with respect to the units in the condominium other than the two condominium units included in the Mortgaged Property, on a bulk basis, and to replenish said Bulk Tax Escrow until the Township of Howell commences assessment and billing of real estate taxes on a per-unit rather than on a bulk basis. In addition, the Mortgagors were required to separately establish a reserve pursuant to the Loan Agreement for paying real estate taxes with respect to the two condominium units included in the Mortgaged Property.
(26) Local Law Compliance	ILPT Hawaii Portfolio (Loan No. 2)	Certain of the individual Mortgaged Properties have various outstanding non-compliance or non-conformities, including, without limitation, the lack of a valid certificate of occupancy for the occupancy or use of such Mortgaged Property as currently operated and any building, use, zoning, or fire code violations. The Mortgage Loan documents provide for a non-recourse carveout for any losses associated with any such non-compliance or non-conformities.
(26) Local Law Compliance	SWVP Portfolio (Loan No. 5)	The zoning report obtained at origination for the DoubleTree Charlotte Mortgaged Property provides that the Mortgaged Property is legal non-conforming as to the use of the Mortgaged Property as a hotel. The zoning ordinance provides that the Mortgaged Property may be rebuilt to its current non-conformity following a casualty, provided that a building permit is issued for the Mortgaged Property within 12 months of the date of damage. Laws and ordinances coverage was obtained, and the Mortgage Loan documents include a nonrecourse carve-out for losses from any breach of the related representation in the Mortgage Loan documents or the result of any cure of non-compliance with any zoning regulation.
(28) Recourse Obligations	ILPT Hawaii Portfolio (Loan No. 2)

The obligations and liabilities of the Mortgagor and the guarantor under the environmental indemnity agreement will terminate and be of no further force and effect, on the date that is two (2) years from the earlier of (i) the date on which the Mortgage Loan has been paid in full or (ii) the date on which Mortgagor or guarantor delivers to lender a Phase I environmental report with respect to the related individual Mortgaged Property, which is addressed to lender and concludes that the related individual Mortgaged Property does not contain any hazardous substances, in violation of environmental laws and is not subject to imminent risk of contamination from any off site hazardous substances, provided that Mortgagor and guarantor

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

will remain liable to the extent any such liability results from the acts or negligence of Mortgagor or guarantor or any of their affiliates. In addition to the foregoing, the liabilities and obligations of Mortgagor and guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to an individual Mortgaged Property to the extent that such liabilities arose solely from hazardous substances that (a) were not present on or a threat to such property prior to the date that Mortgagor acquired title and (b) were not the result of any act or negligence of Mortgagor or guarantor, or their respective affiliates, agents or contractors.

Transfer in violation of the Mortgage Loan documents constitutes only a loss carveout.

Loss carveout for material physical waste is limited to material physical waste of any individual Mortgaged Property caused by intentional acts or intentional omissions of the Mortgagor, the related guarantor or any affiliates thereof, other than waste (or alleged waste) to such Mortgaged Property resulting from (A) the insufficiency of cash flow from all of the Mortgaged Properties as a whole to prevent such waste and such insufficiency is not a result of misappropriation of rents by any Mortgagor or its affiliates or (B) the lender’s failure to make cash flow received by the lender available to the Mortgagor in order to prevent such waste.

Full recourse carveouts are capped at 15% of the outstanding principal balance of the Mortgage Loan.

(28) Recourse Obligations	SWVP Portfolio (Loan No. 5)

The non-recourse carveout for losses for material physical waste is limited to intentional physical waste of the Mortgaged Property.

The loss carveout for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to misappropriation or conversion by or on behalf of any borrower (including failure to turn over to the lender on demand following an event of default) of any gross revenues.

The following transfers made in violation of the Mortgage Loan documents will trigger nonrecourse liability for losses, rather than full recourse liability under the Mortgage Loan: a transfer made without the consent of the lender as and to the extent required by the Mortgage Loan agreement consisting solely of (A) a lease not entered into in accordance with the terms and conditions of the Mortgage Loan agreement (other than a lease of all or substantially all of the Mortgaged

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Property), (B) any non-consensual lien, (C) any transfer which would otherwise be a permitted transfer under the Mortgage Loan documents solely but for Mortgagor’s failure to give the lender any notice required, or (D) the granting or modification of any utility easement or right of way to any utility company or governmental authority that could not reasonably be expected to be adverse to the use, operation or value of the Mortgaged Property.
(28) Recourse Obligations	Weston I & II (Loan No. 8)	The Mortgagors and the related guarantors will have no liability for any losses caused solely by, or arising solely from actions or conditions or events occurring more than two (2) years after the date of repayment of the Mortgage Loan in full and performance in full of all other obligations of the Mortgagors and the related guarantors under the Mortgage Loan documents (the “Release Date”); provided that neither the Mortgagors nor the guarantors will be released from any such losses until such time, on or after the Release Date, as the Mortgagors or the guarantors, at their sole cost and expense, deliver to the indemnitee an acceptable Phase I or Phase II environmental report in form and substance reasonably satisfactory to the indemnitee and dated within ninety (90) days of the Release Date, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement other than hazardous substances or environmental conditions disclosed in the environmental report delivered to the lender in connection with the origination of the Mortgage Loan.
(28) Recourse Obligations	Greenleaf at Howell (Loan No. 15)

The obligations and liabilities of the Mortgagors and the guarantors under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is two (2) years after the Mortgage Loan has been paid in full, and all of the following conditions are satisfied in full: (i) the Mortgage Loan has been paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the Indemnified Parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee has received, at the expense of the

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgagors or the guarantors, an updated Phase I environmental report provided by the indemnitor upon or after such full and indefeasible repayment showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

The non-recourse carveout for losses for material physical waste is limited to intentional material physical waste of the Mortgaged Property; provided, however, the borrower will have no such liability if sufficient cash flow from the Mortgaged Property is not available to prevent such waste.

(28) Recourse Obligations	Hilton Melbourne (Loan No. 17)

The obligations and liabilities of the Mortgagor and the guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is 24 months from the date on which the Mortgage Loan has been paid in full and upon full satisfaction of the following conditions: (i) the Mortgage Loan is paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property and (ii) the indemnitee receives, at the expense of the Mortgagor or the guarantor, an updated Phase I environmental report reasonably acceptable to the indemnitee dated within 60 days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

The Mortgage Loan documents provide that the Mortgagor will not be liable for consequential, punitive or special damages or diminution in value) resulting from a breach or violation of the nonrecourse carve-out provisions for losses.

The carve-out for intentional misrepresentation is limited to intentional material misrepresentations.

The carve-out for waste is limited to intentional material physical waste of the Mortgaged Property (but only to the extent (a) sufficient funds are generated from the operation of the Mortgaged Property after the payment of debt service and operating expenses to do so, (b) such funds are within the control of Mortgagor, and (c) it is not the obligation of another unrelated person (e.g., a tenant) to repair or prevent the same (and such person fails to take the required action following enforcement, to the extent commercially reasonable, of

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the applicable lease or contract by Mortgagor.

The carve-out for misapplication, misappropriation or conversion of revenues excludes such amounts that (i) are applied to the payment of debt service and operating expenses, (2) are used for the repair or replacement of the Mortgaged Property as a result of a casualty or condemnation in accordance with the terms of the Mortgage Loan documents, or (3) Mortgagor did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such amounts.

The carve-out for failure to deliver security deposits upon a foreclosure excludes such deposits for which Mortgagor did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such amounts.

The full recourse carve-out for transfers in violation of the Mortgage Loan documents is limited to the following: (i) any voluntary granting of a mortgage or other similar lien upon the Mortgaged Property (other than encumbrances permitted by the Mortgage Loan documents) or the membership interests in Mortgagor owned directly or indirectly by the guarantor or any other controlling membership interests in Mortgagor (other than in connection with the related mezzanine loan), or (ii) any voluntary transfer which results in a failure of the guarantor to control Mortgagor and own, directly or indirectly, at least a 10% ownership interest in Mortgagor (in the aggregate), provided, however, Mortgagor will not have any liability pursuant to this provision as a result of (A) a mezzanine lender’s acquisition of the equity interests in Mortgagor through foreclosure or transfer in lieu of foreclosure, (B) any lease of less than all or substantially all of the Mortgaged Property entered into in accordance with the terms of the Mortgage Loan documents and in the ordinary course of operating the Mortgaged Property, (C) any condemnation or taking in respect of all or any part of the Mortgaged Property or (D) any liens arising from the failure to pay taxes. There is also a nonrecourse carve-out for any losses resulting from a transfer made without the lender’s consent when such consent is required pursuant to the Mortgage Loan documents.

The full recourse carve-out for involuntary bankruptcy filings excepts out any filings for the sole purpose of maintaining standing to request release or relief from such proceeding. The Mortgage Loan agreement provides that any failure to contest an involuntary bankruptcy petition due to the inability to contest a

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
petition without violating the applicable rules of ethics or judicial procedure will not be deemed to be “acquiescence” with an involuntary bankruptcy filing.
(28) Recourse Obligations	Park Central Plaza I & II (Loan No. 18)

Transfer in violation of the terms of the Mortgage Loan documents is not fully recourse to the Mortgagor solely as a result of such transfer if the lender accepts a cure by the Mortgagor of such a transfer (which the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), but the Mortgagor will remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by the lender (including attorneys’ fees and expenses reasonably incurred) arising out of or in connection with such transfer.

The obligations and liabilities of the Mortgagor and the related guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on and after the date that is two (2) years after the date on which the Mortgage Loan has been paid in full when all of the following conditions are satisfied in full: (i) the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the origination date of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee will have received, at expense of the Mortgagor or the guarantor, an updated Phase I environmental report provided by the Mortgagor or the guarantor upon or after such full and indefeasible repayment showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

(30) Financial Reporting and Rent Rolls	SWVP Portfolio (Loan No. 5)	The Mortgage Loan documents do not require the Mortgagors to deliver financial reports on a combined basis.
(31) Acts of Terrorism Exclusion	Weston I & II (Loan No. 8)	If TRIPRA is no longer in effect, then provided that terrorism insurance is commercially available, the Mortgagors are required to carry terrorism insurance throughout the term of the Mortgage Loan pursuant to the Mortgage Loan documents, but in such event the

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagors are not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagors are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(36) Ground Lease	SWVP Portfolio (Loan No. 5)	A portion of the Mortgaged Property consists of a leasehold interest in a commercial space located in a third-party owned building that is adjacent to the Mortgaged Property, which space is currently used by the Mortgagor for 120 parking spaces. The related lease is a space lease that expires in June 2056 and does not contain typical provisions required for a financeable ground lease. The lease is not necessary for compliance with zoning requirements.
(43) Environmental Conditions	ILPT Hawaii Portfolio (Loan No. 2)	The related Phase I Environmental Site Assessments identified 14 recognized environmental conditions (“RECs”) and five controlled RECs at the Mortgaged Properties related to current or past uses and operations which utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and such cost was estimated to be between $1,565,000 and $2,365,000. At loan origination, the borrowers obtained an environmental insurance policy issued by Beazley (Lloyd’s of London Syndicates 623-2623) (rated A+ by S&P and AXV by A.M. Best Company) in the name of the borrowers, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029.
(47) Cross-Collateralization	ILPT Hawaii Portfolio (Loan No. 2), SWVP Portfolio (Loan No. 5), Greenleaf at Howell (Loan No. 15)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

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ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GACC will in its MLPA make, with respect to each GACC mortgage loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GACC Mortgage Loan that is part of a Whole Loan, each GACC Mortgage Loan is a whole loan and not a participation interest in a GACC Mortgage Loan. Each GACC Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each GACC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GACC Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each GACC Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such GACC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such GACC Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such GACC Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i)

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above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the GACC Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each GACC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the GACC Mortgage Loan. With respect to each GACC Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such GACC Mortgage Loan consented to by the Mortgage Loan Seller on or after May 8, 2019.

(5)       Hospitality Provisions. The Loan Documents for each GACC Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each GACC Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related

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Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such GACC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the MLPA to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GACC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such GACC Mortgage Loan (or with respect to a GACC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related GACC Mortgage Loan is cross-collateralized and cross-defaulted with another GACC Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each, a “Crossed Mortgage Loan”), the lien of the Mortgage for such other GACC Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the GACC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GACC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan,

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there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule E-1 to this Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a GACC Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the GACC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the GACC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)       Condition of Property. The Mortgage Loan Seller or the originator of the GACC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the GACC Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GACC Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GACC Mortgage Loan.

(12)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments

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thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related GACC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each GACC Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)       No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the GACC Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GACC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the GACC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate

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Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GACC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related GACC Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal

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balance of such GACC Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the GACC Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a GACC Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related GACC Mortgage Loan obligates the related Borrower to maintain, or cause to be maintained, all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the GACC Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)       No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GACC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GACC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)       No Contingent Interest or Equity Participation. No GACC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)       REMIC. The GACC Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GACC Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the GACC Mortgage Loan and (B) either: (a) such GACC Mortgage Loan is secured by an interest in real property

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(including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GACC Mortgage Loan (or related Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GACC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GACC Mortgage Loan; or (b) substantially all of the proceeds of such GACC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GACC Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the GACC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GACC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GACC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GACC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)       Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such GACC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GACC Mortgage Loan by the Trust.

(24)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a GACC Mortgage Loan as of the date of origination of such GACC Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the GACC

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Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)       Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The GACC Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)       Recourse Obligations. The Loan Documents for each GACC Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the GACC Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)       Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the GACC Mortgage Loan, (b) upon payment in full of such GACC Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GACC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GACC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GACC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GACC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any GACC Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the GACC Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the

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Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GACC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable).

No GACC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)       Financial Reporting and Rent Rolls. Each GACC Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)       Acts of Terrorism Exclusion. With respect to each GACC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GACC Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GACC Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GACC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each GACC Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GACC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GACC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the

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related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex E-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related GACC Mortgage Loan as set forth on Schedule E-1 to this Annex E-1, or future permitted mezzanine debt as set forth on Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)       Single-Purpose Entity. Each GACC Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the GACC Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the GACC Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GACC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)       Defeasance. With respect to any GACC Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the GACC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GACC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the GACC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the GACC Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the GACC Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the GACC Mortgage Loan secured by defeasance collateral is required to be

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assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)       Fixed Interest Rates. Each GACC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GACC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GACC Mortgage Loan where the GACC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the GACC Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related GACC Mortgage Loan, or 10 years past the stated maturity if such GACC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GACC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GACC Mortgage

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Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the GACC Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each GACC

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Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GACC Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GACC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(38)       No Material Default; Payment Record. No GACC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no GACC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related GACC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the GACC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such GACC Mortgage Loan may declare any event of default under the GACC Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)       Bankruptcy. As of the date of origination of the related GACC Mortgage Loan and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no related Borrower, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)       Organization of Borrower. With respect to each GACC Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such GACC Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GACC Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GACC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such GACC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition

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affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)       Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GACC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the GACC Mortgage Loan.

(43)       Mortgage Loan Schedule. The information pertaining to each GACC Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)       Cross-Collateralization. No GACC Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any GACC Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)       Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the GACC Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a GACC Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)       Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GACC Mortgage Loan, the failure to comply with which would have a material adverse effect on the GACC Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in GACC’s MLPA, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GACC Mortgage Loans regarding the matters expressly set forth in GACC’s MLPA.

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SCHEDULE E-1 TO ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE E-2 TO ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan

4	101 California

13	Central Tower Office

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SCHEDULE E-3 TO ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

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ANNEX E-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

FOR GERMAN AMERICAN CAPITAL CORPORATION

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(1) Whole Loan; Ownership of Mortgage Loans	Central Tower Office (Loan No. 13)	The related Whole Loan prohibits transfer of the Whole Loan or any portion of it to certain specified competitors of the Borrowers identified in the loan agreement, and further provides that such specified competitors may not serve as the controlling holder or operating advisor or in a similar capacity with respect to the Whole Loan or a securitization in which all or a portion of such Whole Loan is securitized.
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance (8) Junior Liens	Infinity Park Apartments (Loan No. 19)

The City of Detroit made a development loan to an unaffiliated predecessor of the Borrower secured by the Mortgaged Property on or about August 22, 2012 to provide assistance in developing a portion of the Mortgaged Property as affordable rental housing under Detroit’s Home Investor Rehabilitation/New Construction Program (the “Home Funds Development Financing”). As of February 1, 2019 the outstanding principal balance of the Home Development Financing was $1,974,942.83.

The Home Funds Development Financing (and related mortgage) remains in place, but is subordinated to the Mortgage Loan and the Mortgage pursuant to a subordination and standstill agreement between the lender and the City of Detroit. The Mortgage Loan documents permit the Home Funds Development Financing.

(7) Permitted Liens; Title Insurance	3 Columbus Circle (Loan No. 1)	JPMorgan Chase Bank (“JPMCB”) occupies a condominium unit as a tenant at the Mortgaged Property, and has the right to purchase such condominium unit if the Borrower, as the landlord, seeks to sell such condominium unit to a third party. JPMCB, as the tenant, has executed a subordination, non-disturbance and attornment agreement in connection with the Mortgage Loan origination, subordinating the lease to the Mortgage Loan.
(7) Permitted Liens; Title Insurance	Heartland Dental Medical Office Portfolio (Loan No. 21)	Heartland Dental, LLC, the sole tenant with respect to 104 of the 169 Mortgaged Properties, has a right of first refusal with respect to the 507 North Hershey Road, 826 West Lincoln Avenue, 692 Essington Road, 7310 North Villa Lake Drive, 242 Southwoods Center, 1429 Chester Boulevard, 103 Farabee Drive North, 2362 West Boulevard Street, 1025 Ashley Street and 3608 Jeffco Boulevard Mortgaged

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Properties, in the event of a proposed sale of each such Mortgaged Property to a third party. Pursuant to subordination, non-disturbance and attornment agreement with respect to each of the related leases, Heartland Dental, LLC subordinated its rights of first refusal to the Mortgage Loan and waived such rights of first refusal with respect to the lender or any successor in interest to the lender.
(7) Permitted Liens; Title Insurance	Arctic Glacier Portfolio (Loan No. 16)

The sole tenant, Arctic Glacier, had the right a right of first offer with respect to the Mortgaged Property in the event that the Borrower desires to sell the Mortgaged Property to any third party. The right of first refusal does not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, or to a subsequent transfer.

Additionally, the lease with Arctic Glacier prohibits the Borrower from transferring any Mortgaged Property to a competitor of Arctic Glacier.

(7) Permitted Liens; Title Insurance	Moffett Towers II – Building V (Loan No. 9)	The sole tenant, Facebook, has the right to purchase the Mortgaged Property if a prospective purchaser that the Borrower or an affiliate intends to sell the Mortgaged Property to is a “Facebook Competitor”, which is currently defined as Alphabet, Amazon, Apple or Microsoft (subject to tenant updates). The right will not apply if Facebook (i) is in material monetary default under its lease or (ii) has assigned the lease to a non-affiliate. The right of first refusal does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, but does apply to any subsequent transfer.
(11) Condition of Property	59 Maiden Lane (Loan No. 3)	The Mortgage Loan documents require the Borrower to complete and pay for certain (i) façade restoration work by October 1, 2020 and (ii) sprinkler work by April 1, 2020. The Borrower was not required to reserve any funds at origination of the Mortgage Loan for such repair work; provided, however, the Borrower is required to post a cash reserve or a letter of credit with respect to such repair work upon an event of default. It is an event of default under the Mortgage Loan documents if the Borrower does not complete such required repairs at the mortgaged property by the required deadlines set forth in the Mortgage Loan documents. The engineering report estimated the cost of the sprinkler work to be $363,625 and the cost of the façade restoration to be $10,000,000.
(17) Insurance	Moffett Towers II Building V	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 9)	and restoration in respect of a property loss, is 1.25% of the original principal balance.
(17) Insurance	Heartland Dental Medical Office Portfolio – 1200 Network Centre Drive, – 2202 Althoff Drive, – 242 Southwoods Center and – 1490 North Green Mount Road (Loan No. 21)	Each Mortgaged Property is located in seismic zone 3, but no seismic report was obtained, nor was seismic insurance required.
(25) Local Law Compliance	59 Maiden Lane (Loan No. 3)	Certain façade restoration work and sprinkler work is required to be performed at the mortgaged property to comply with local law. The Mortgage Loan documents require the Borrower to complete and pay for the (i) façade restoration work by October 1, 2020 and (ii) sprinkler work by April 1, 2020. The Borrower was not required to reserve any funds at origination of the Mortgage Loan for such repair work; provided, however, the Borrower is required to post a cash reserve or a letter of credit with respect to such repair work upon an event of default. It is an event of default under the Mortgage Loan documents if the Borrower does not complete such required repairs at the Mortgaged Property by the required deadlines set forth in the Mortgage Loan documents. The engineering report estimated the cost of the sprinkler work to be $363,625 and the cost of the façade restoration to be $10,000,000.
(25) Local Law Compliance	Central Tower Office (Loan No. 13)

The Mortgaged Property is legal non-conforming as to height, maximum floor area ratio, and use. In the event of casualty or condemnation, the Mortgaged Property is permitted to be restored to its prior structure and use only if restoration is commenced within 18 months.

(25) Local Law Compliance	Heartland Dental Medical Office Portfolio (Loan No. 21)	The use of the 1202 South Broad Street Mortgaged Property as medical offices is legal non-conforming as to use as such use is no longer permitted under the current zoning code. If any non-conforming structure is damaged or destroyed in excess of 50%, such structure may only be restored in accordance with the current zoning code.
(27) Recourse Obligations	3 Columbus Circle (Loan No. 1)	In the event that the Borrower obtains and maintains an environmental insurance policy naming the lender (together with its successors and assigns) as an additional named insured (the “Environmental

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Insurance”), then the lender is required to first seek recovery under such Environmental Insurance before seeking indemnity, reimbursement or recovery from the Borrower or the guarantor for losses within the scope of the indemnity under the environmental indemnity agreement that are within the scope of coverage and are not specifically excluded from the terms of the Environmental Insurance.
(27) Recourse Obligations	59 Maiden Lane (Loan No. 3)	The loss carveout with respect to insurance proceeds, condemnation awards, or rents following an event of default, is limited to misappropriation or conversion and does not include misapplication.
(27) Recourse Obligations	101 California (Loan No. 4)

There is no separate non-recourse carveout guarantor, and the Borrower is the sole party liable for breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents or the environmental indemnity.

The loss carveout for waste is limited to any intentional and material physical waste committed or permitted by the Borrower or any affiliate of the Borrower (except to the extent that such physical waste is due to (x) ordinary wear and tear, (y) the failure of the lender to make excess cash held in the cash management account after payment of debt service, other amounts due under the Mortgage Loan documents and reserves available for maintenance and repair purposes that would have otherwise prevented such physical waste, or (z) the Borrower not having control of the Mortgaged Property as the result of the exercise of rights or remedies by the lender).

The loss carveout for misapplication or misappropriation of rents, insurance proceeds or condemnation awards is limited to any misappropriation by Mortgagor, the Mortgagor sponsor or any of their respective affiliates of any funds in violation of the Mortgage Loan documents (including misappropriation of revenues, security deposits and/or proceeds/awards).

(27) Recourse Obligations	Central Tower Office (Loan No. 13)	The loss recourse carve-out for (1) misapplication and misappropriation is limited to intentional misapplication and misappropriation of rents (if after an event of default of which the Borrower has received written notice), insurance proceeds or condemnation awards; (2) intentional material physical waste is limited to intentional material physical waste that is caused by the intentional acts or intentional omissions of the Borrower or the guarantor; and (3) breaches of the environmental

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
covenants is limited to material breaches by the Borrower or the guarantor.
(40) Organization of Borrower	Arctic Glacier Portfolio (Loan No. 16)	One of the Borrowers, NM Glacier II Canada Corp., is organized in Canada.

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ANNEX F-1

CITI REAL ESTATE FUNDING INC.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

CREFI will in its MLPA, make, with respect to each CREFI Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the CREFI Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the CREFI Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a CREFI Mortgage Loan that is part of a Whole Loan, each CREFI Mortgage Loan is a whole loan and not a participation interest in a CREFI Mortgage Loan. Each CREFI Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each CREFI Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such CREFI Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each CREFI Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such CREFI Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such CREFI Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such CREFI Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal

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benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the CREFI Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each CREFI Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the CREFI Mortgage Loan. With respect to each CREFI Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such CREFI Mortgage Loan consented to by the Mortgage Loan Seller on or after May 8, 2019.

(5)       Hospitality Provisions. The Mortgage Loan documents for each CREFI Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the CREFI Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each CREFI Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the

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related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such CREFI Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex F-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a CREFI Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a CREFI Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such CREFI Mortgage Loan (or with respect to a CREFI Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a CREFI Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related CREFI Mortgage Loan is cross-collateralized and cross-defaulted with another CREFI Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other CREFI Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the CREFI Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

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(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a CREFI Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule F-1 to this Annex F-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a CREFI Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the CREFI Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the CREFI Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)     Condition of Property. The Mortgage Loan Seller or the originator of the CREFI Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the CREFI Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each CREFI Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the CREFI Mortgage Loan.

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(12)     Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related CREFI Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)     Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each CREFI Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)     No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the CREFI Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the CREFI Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(17)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the CREFI Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

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“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each CREFI Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the CREFI Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to

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all property losses in excess of 5% of the then outstanding principal amount of the related CREFI Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such CREFI Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the CREFI Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a CREFI Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related CREFI Mortgage Loan obligates the related Borrower to maintain or cause to be maintained all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the CREFI Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each CREFI Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such CREFI Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)     No Contingent Interest or Equity Participation. No CREFI Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)     REMIC. The CREFI Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective

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mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the CREFI Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the CREFI Mortgage Loan and (B) either: (a) such CREFI Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the CREFI Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the CREFI Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the CREFI Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the CREFI Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the CREFI Mortgage Loan; or (b) substantially all of the proceeds of such CREFI Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such CREFI Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the CREFI Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such CREFI Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the CREFI Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the CREFI Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)     Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such CREFI Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such CREFI Mortgage Loan by the Trust.

(24)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a CREFI Mortgage Loan as of the date of origination of such CREFI Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the

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Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the CREFI Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)     Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The CREFI Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)     Recourse Obligations. The Loan Documents for each CREFI Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the CREFI Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the CREFI Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)     Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the CREFI Mortgage Loan, (b) upon payment in full of such CREFI Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the CREFI Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject CREFI Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject CREFI Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the CREFI Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the CREFI Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the CREFI Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any CREFI Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the CREFI Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the CREFI Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the CREFI Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the CREFI Mortgage Loan (or Whole Loan, as applicable).

No CREFI Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)     Financial Reporting and Rent Rolls. Each CREFI Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)     Acts of Terrorism Exclusion. With respect to each CREFI Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA“), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other CREFI Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the CREFI Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each CREFI Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex F-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each CREFI Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each CREFI Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such CREFI Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the

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security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this Annex F-1 or the exceptions thereto set forth in Annex F-2 or (vii) by reason of any mezzanine debt that existed at the origination of the related CREFI Mortgage Loan as set forth in Schedule F-1 to this Annex F-1 or future permitted mezzanine debt as set forth in Schedule F-2 to this Annex F-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified in this prospectus as set forth in Schedule G-3 to this Annex F-1 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)     Single-Purpose Entity. Each CREFI Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the CREFI Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each CREFI Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each CREFI Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the CREFI Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the CREFI Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)     Defeasance. With respect to any CREFI Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the CREFI Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the CREFI Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the CREFI Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium),

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and if the CREFI Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the CREFI Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the CREFI Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)     Fixed Interest Rates. Each CREFI Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such CREFI Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)     Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any CREFI Mortgage Loan where the CREFI Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the CREFI Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related CREFI Mortgage Loan, or 10 years past the stated maturity if such CREFI Mortgage Loan fully amortizes by the stated maturity (or with respect to a CREFI Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

F-1-12

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the CREFI Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the CREFI Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)        Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the CREFI Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the CREFI Mortgage Loan, together with any accrued interest; and

(l)        Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the CREFI Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

F-1-13

(37)     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each CREFI Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such CREFI Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such CREFI Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F-1.

(38)     No Material Default; Payment Record. No CREFI Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no CREFI Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related CREFI Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the CREFI Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such CREFI Mortgage Loan may declare any event of default under the CREFI Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)     Bankruptcy. As of the date of origination of the related CREFI Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no related Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)     Organization of Borrower. With respect to each CREFI Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such CREFI Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no CREFI Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another CREFI Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain CREFI Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such CREFI Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that

F-1-14

can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)     Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the CREFI Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the CREFI Mortgage Loan.

(43)     Mortgage Loan Schedule. The information pertaining to each CREFI Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)     Cross-Collateralization. No CREFI Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any CREFI Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such CREFI Mortgage Loan or with a Whole Loan of which such CREFI Mortgage Loan is a part.

(45)     Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the CREFI Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a CREFI Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the CREFI Mortgage Loan, the failure to comply with which would have a material adverse effect on the CREFI Mortgage Loan.

F-1-15

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this Annex F-1, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this Annex F-1.

F-1-16

SCHEDULE F-1 TO ANNEX F-1

CITI REAL ESTATE FUNDING INC.

LOANS WITH EXISTING MEZZANINE DEBT

None.

F-1-17

SCHEDULE F-2 TO ANNEX F-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
11	Western Digital R&D Campus

12	Lakeside Apartments

F-1-18

SCHEDULE F-3 TO ANNEX F-1

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

F-1-19

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX F-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR CITI REAL ESTATE FUNDING INC.

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Magnolia Hotel St. Louis (Loan No. 24)	A portion of the mortgaged property consists of a leasehold interest in a commercial space located in a third-party owned building that is adjacent to the mortgaged property, which adjacent building does not constitute collateral for the subject Mortgage Loan. This commercial space is leased by the related borrower for use as a ballroom. The third-party owner of the adjacent building has encumbered the fee estate underlying the adjacent building with a mortgage and such mortgage is superior to the borrower’s leasehold interest (subject to the terms of a subordination non-disturbance and attornment agreement with the holder of said mortgage) and the lien of the mortgage, to the extent of the leasehold interest.
(7) Permitted Liens; Title Insurance	ILPT Hawaii Portfolio (Loan No. 2)	A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal and/or right of first offer to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with any foreclosure sale or deed in lieu of foreclosure, or the initial sale thereafter or (ii) the related Mortgaged Properties with one or more other properties.
(7) Permitted Liens; Title Insurance	Arbor Hotel Portfolio (Loan No. 6)	The related franchisor at each of the Residence Inn Salt Lake City and Springhill Suites Bloomington mortgaged properties, Marriott International, Inc., has a right of first refusal to purchase each such mortgaged property (or, at its option, terminate the respective franchise agreement) in the event of a proposed transfer of (i) the respective mortgaged property, or (ii) an ownership interest in the related borrower or in an affiliate of the borrower that controls the borrower, in each case, to a “competitor” of the franchisor as defined in the respective franchise agreement.

F-2-1

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Green Hills Corporate Center (Loan No. 7)	The largest tenant, Penske Truck Leasing Co., L.P., has a right of first offer which applies to any landlord election to sell the property to an unrelated third party provided the lease is not in default.
(7) Permitted Liens; Title Insurance	Residence Inn - Lynchburg (Loan No. 27)	The franchisor at Residence Inn Lynchburg, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property (or, at its option, terminate the franchise agreement) in the event of a proposed transfer of (i) the Mortgaged Property, or (ii) an ownership interest in the borrower or in an affiliate of the borrower that controls the borrower, in each case, to a “competitor” of the franchisor as defined in the franchise agreement.
(14) Actions Concerning Mortgage Loan	Birch Landing (Loan No. 14)	Birch Landing Atlanta Apartments, LP (formerly, Birch Landing Atlanta Apartments LLLP), the borrower under the Birch Landing Mortgage Loan, together with the related property manager, are co-defendants to a pending tort lawsuit (Quiowa Chambers et al v. Ventron Management, LLC, et al.) in the State Court of Fulton County, Georgia. The lawsuit involves a wrongful death action, related estate-based claims, and a negligent infliction of emotional distress claim against the defendants.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
(25) Local Law Compliance	ILPT Hawaii Portfolio (Loan No. 2)	Certain of the individual Mortgaged Properties have various outstanding non-compliance or non-conformities, including open fire code violations.
(26) Licenses and Permits	57 East 11th Street (Loan No. 20)	The borrower has a permanent certificate of occupancy; however, WeWork, the single tenant, intends to use two floors of the mortgaged property for commercial uses which are inconsistent with the permitted residential uses set forth on the permanent certificate of occupancy. The borrower is required to use commercially reasonable efforts to obtain a new certificate of occupancy for the mortgaged property that remedies the non-conformity.
(27) Recourse	57 East 11th Street (Loan No. 20)	The loss carveout with respect to insurance proceeds, condemnation awards, or rents following

F-2-2

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Obligations		an event of default, is limited to misappropriation or conversion and does not include misapplication.
(27) Recourse Obligations	ILPT Hawaii Portfolio (Loan No. 2)

The obligations and liabilities of the borrower and the guarantor under the environmental indemnity agreement will terminate and be of no further force and effect on the date that is two (2) years from the earlier of (i) the date on which the Mortgage Loan has been paid in full or (ii) the date on which borrower or guarantor delivers to lender a Phase I environmental report with respect to the related individual Mortgaged Property, which is addressed to lender and concludes that the related individual Mortgaged Property does not contain any hazardous substances in violation of environmental laws and is not subject to imminent risk of contamination from any off site hazardous substances, provided that borrower and guarantor will remain liable to the extent any such liability results from the acts or negligence of borrower or guarantor or any of their affiliates. In addition to the foregoing, the liabilities and obligations of borrower and guarantor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to an individual Mortgaged Property to the extent that such liabilities arose solely from hazardous substances that (a) were not present on or a threat to such property prior to the date that borrower acquired title and (b) were not the result of any act or negligence of borrower or guarantor, or their respective affiliates, agents or contractors.

Loss carveout for material physical waste is limited to material physical waste of any individual Mortgaged Property caused by intentional acts or intentional omissions of the borrower, the related guarantor or any affiliates thereof, other than waste (or alleged waste) to such Mortgaged Property resulting from (A) the insufficiency of cash flow from all of the Mortgaged Properties as a whole to prevent such waste and such insufficiency is not a result of misappropriation of rents by any borrower or its affiliates or (B) the lender’s failure to make cash flow received by the lender available to the borrower in order to prevent such waste.

Full recourse carveouts are capped at 15% of the outstanding principal balance of the Mortgage Loan.

(27) Recourse	Arbor Hotel Portfolio	The loss carveout with respect to insurance

F-2-3

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Obligations	(Loan No. 6)	proceeds, condemnation awards, or rents following an event of default, is limited to misappropriation or conversion and does not include misapplication.
(28) Mortgage Releases	ILPT Hawaii Portfolio (Loan No. 2)	With respect to a taking of a portion of any Mortgaged Property by a state or any political subdivision or authority thereof, the principal balance of the related Mortgage Loan is not required to be paid down in an amount at least equal to the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions, if the holder of such Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the Trust will not fail to maintain its status as a Trust REMIC.
(29) Financial Reporting and Rent Rolls	Magnolia Hotel St. Louis (Loan No. 24)	The related borrower is required to provide monthly and annual operating statements, but not quarterly operating statements.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
(35) Ground Leases	Magnolia Hotel St. Louis (Loan No. 24)	A portion of the mortgaged property consists of a leasehold interest in a commercial space located in a third-party owned building that is adjacent to the mortgaged property, which space is currently used by the borrower as a ballroom. The related lease does not contain typical provisions required for a financeable ground lease (including those provisions set forth in representation number 35).
(41) Environmental Conditions	ILPT Hawaii Portfolio (Loan No. 2)	The related Phase I Environmental Site Assessments identified 14 recognized environmental conditions (“RECs”) and five controlled RECs at the Mortgaged Properties related to current or past uses and operations which utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and such cost was estimated to be between $1,565,000 and $2,365,000. At loan origination, the borrowers obtained an environmental insurance policy issued by Beazley (Lloyd’s of London Syndicates 623-2623) (rated A+ by S&P and AXV by A.M. Best Company) in the name of the borrowers, with the lender as additional named

F-2-4

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029.

F-2-5

ANNEX G

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
7/15/2019	18,615,000.00
8/15/2019	18,615,000.00
9/15/2019	18,615,000.00
10/15/2019	18,615,000.00
11/15/2019	18,615,000.00
12/15/2019	18,615,000.00
1/15/2020	18,615,000.00
2/15/2020	18,615,000.00
3/15/2020	18,615,000.00
4/15/2020	18,615,000.00
5/15/2020	18,615,000.00
6/15/2020	18,615,000.00
7/15/2020	18,615,000.00
8/15/2020	18,615,000.00
9/15/2020	18,615,000.00
10/15/2020	18,615,000.00
11/15/2020	18,615,000.00
12/15/2020	18,615,000.00
1/15/2021	18,615,000.00
2/15/2021	18,615,000.00
3/15/2021	18,615,000.00
4/15/2021	18,615,000.00
5/15/2021	18,615,000.00
6/15/2021	18,615,000.00
7/15/2021	18,615,000.00
8/15/2021	18,615,000.00
9/15/2021	18,615,000.00
10/15/2021	18,615,000.00
11/15/2021	18,615,000.00
12/15/2021	18,615,000.00
1/15/2022	18,615,000.00
2/15/2022	18,615,000.00
3/15/2022	18,615,000.00
4/15/2022	18,615,000.00
5/15/2022	18,615,000.00
6/15/2022	18,615,000.00
7/15/2022	18,615,000.00
8/15/2022	18,615,000.00
9/15/2022	18,615,000.00
10/15/2022	18,615,000.00
11/15/2022	18,615,000.00
12/15/2022	18,615,000.00
1/15/2023	18,615,000.00
2/15/2023	18,615,000.00
3/15/2023	18,615,000.00
4/15/2023	18,615,000.00
5/15/2023	18,615,000.00
6/15/2023	18,615,000.00
7/15/2023	18,615,000.00
8/15/2023	18,615,000.00
9/15/2023	18,615,000.00
10/15/2023	18,615,000.00
11/15/2023	18,615,000.00
12/15/2023	18,615,000.00
1/15/2024	18,615,000.00
2/15/2024	18,615,000.00
3/15/2024	18,615,000.00
Distribution Date	Balance($)
4/15/2024	18,615,000.00
5/15/2024	18,615,000.00
6/15/2024	18,615,000.00
7/15/2024	18,273,340.47
8/15/2024	17,954,763.94
9/15/2024	17,634,830.23
10/15/2024	17,283,744.74
11/15/2024	16,960,951.53
12/15/2024	16,607,086.96
1/15/2025	16,281,410.16
2/15/2025	15,954,345.84
3/15/2025	15,537,214.68
4/15/2025	15,206,977.33
5/15/2025	14,845,877.96
6/15/2025	14,512,694.27
7/15/2025	14,148,731.41
8/15/2025	13,812,576.56
9/15/2025	13,474,989.37
10/15/2025	13,106,746.85
11/15/2025	12,766,151.38
12/15/2025	12,394,985.16
1/15/2026	12,051,356.03
2/15/2026	11,706,262.64
3/15/2026	11,272,777.56
4/15/2026	10,924,364.17
5/15/2026	10,549,002.33
6/15/2026	10,231,395.94
7/15/2026	9,886,497.72
8/15/2026	9,566,067.38
9/15/2026	9,244,271.50
10/15/2026	8,895,301.59
11/15/2026	8,570,646.41
12/15/2026	8,218,897.62
1/15/2027	7,891,359.04
2/15/2027	7,562,424.53
3/15/2027	7,155,373.94
4/15/2027	6,823,300.53
5/15/2027	6,464,342.08
6/15/2027	6,129,322.69
7/15/2027	5,767,501.09
8/15/2027	5,429,510.87
9/15/2027	5,090,080.01
10/15/2027	4,723,970.99
11/15/2027	4,381,532.10
12/15/2027	4,012,499.64
1/15/2028	3,667,027.35
2/15/2028	3,320,082.42
3/15/2028	2,921,682.68
4/15/2028	2,571,559.13
5/15/2028	2,195,058.08
6/15/2028	1,841,836.30
7/15/2028	1,462,324.14
8/15/2028	1,105,977.99
9/15/2028	748,112.68
10/15/2028	364,087.55
11/15/2028 and thereafter	0.00

G-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	21
Risk Factors	57
Description of the Mortgage Pool	133
Transaction Parties	234
U.S. Credit Risk Retention	273
EU Securitization Regulation Requirements	276
Description of the Certificates	279
Description of the Mortgage Loan Purchase Agreements	315
Pooling and Servicing Agreement	324
Certain Legal Aspects of Mortgage Loans	426
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	441
Pending Legal Proceedings Involving Transaction Parties	443
Use of Proceeds	444
Yield and Maturity Considerations	444
Material Federal Income Tax Considerations	458
Certain State and Local Tax Considerations	470
Method of Distribution (Underwriter)	470
Incorporation of Certain Information by Reference	472
Where You Can Find More Information	473
Financial Information	473
Certain ERISA Considerations	473
Legal Investment	477
Legal Matters	478
Ratings	478
Index of Defined Terms	482

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$939,691,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

Benchmark 2019-B11
Mortgage Trust

Issuing Entity

Benchmark 2019-B11 Mortgage Trust,
Commercial Mortgage Pass-Through
Certificates, Series 2019-B11

Class A-1	$14,700,000
Class A-2	$81,700,000
Class A-3	$20,600,000
Class A-4	$75,000,000	- $280,000,000
Class A-5	$315,255,000	- $520,255,000
Class A-SB	$18,615,000
Class X-A	$856,162,000
Class X-B	$83,529,000
Class A-S	$125,292,000
Class B	$43,070,000
Class C	$40,459,000

PROSPECTUS

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton

Co-Manager

Academy Securities

Co-Manager

May     , 2019